As filed with the Securities and Exchange Commission on May 31, 2005

Registration No. 333- 124934

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________

Amendment No. 1 to

Form S-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

___________

AEGIS ASSET BACKED SECURITIES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	43-1964014 (I.R.S. Employer Identification No.)

3250 Briarpark, Suite 400

Houston, Texas 77042
(713) 787-0100

(Address, including zip code, and telephone number, including area code,

of registrant's principal executive offices)

D. Richard Thompson
Chairman
Aegis Asset Backed Securities Corporation
3250 Briarpark, Suite 400

Houston, Texas 77042
(713) 787-0100

 (Name, address, including zip code and telephone number,

including area code, of agent for service)

Copies to:

Edward E. Gainor, Esq. McKee Nelson LLP 1919 M Street Washington, D.C. 20036 (202) 775-4137

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this Registration Statement.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box.   X

CALCULATION OF REGISTRATION FEE

Title of Securities Being Registered	Amount Being Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Asset-Backed Certificates and Asset-Backed Notes	$6,500,000,000.00	100%	$6,500,000,000.00	$765,050.00(3)

(1)

Estimated solely for the purpose of calculating the registration fee.

(2)

Calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

(3)

$117.70 previously paid.

Pursuant to Rule 429 under the Securities Act of 1933, as amended, the prospectus which is part of this Registration Statement is a combined prospectus and includes all the information currently required in a prospectus relating to securities covered by Registration Statement No. 333-118695 previously filed by the Registrant.

_________________________________________

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS          Subject to Completion, [          ], 2005

Aegis Asset Backed Securities Corporation

Depositor

Mortgage and Asset Backed Securities
(Issuable in Series)

The Trusts:

Each trust will be established to hold assets in its trust fund transferred to it by Aegis Asset Backed Securities Corporation. The assets in each trust fund will be specified in the prospectus supplement for the particular trust and will generally consist of the following types of residential mortgage loans, together with certain other assets as described in the accompanying prospectus supplement:

·

first and/or subordinate lien mortgage loans secured by one- to four-family residential properties,

·

private mortgage-backed securities backed by first and/or subordinate lien mortgage loans secured by one- to four-family residential properties or

·

closed-end and/or revolving home equity loans, secured in whole or in part by first and/or subordinate liens on one- to four-family residential properties.

The Securities:

The securities of a series will consist of certificates which evidence beneficial ownership of a trust established by the depositor, and/or notes secured by the assets of a trust or trust fund. The securities will be offered for sale pursuant to a prospectus supplement. The securities will be grouped into one or more series, each having its own distinct designation. Each series of securities will be issued in one or more classes and each class will evidence the right to receive a specified portion of future payments on the assets in the trust fund that the series relates to. A prospectus supplement for a series will specify all the terms of the series and each of the classes in the series.

Offers of Securities:

The securities may be offered to the public through several different methods, including offerings through underwriters.

You should carefully consider the risk factors beginning on page 4 of this prospectus.

The SEC and state securities regulators have not approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

[          ], 2005

IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT

Information about each series of securities is contained in two separate documents:

·

this prospectus, which provides general information, some of which may not apply to a particular series; and

·

the accompanying prospectus supplement for a particular series, which describes the specific terms of the securities of that series.

The prospectus supplement will contain information about a particular series that supplements the information contained in this prospectus, and you should rely on that supplementary information in the prospectus supplement.

You should rely only on the information in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement.

_________________________

If you require additional information, the mailing address of the depositor’s principal executive offices is Investor Relations Department, Aegis Asset Backed Securities Corporation, 3250 Briarpark, Suite 400, Houston, Texas 77042 and the telephone number is (713) 787-0100. For other means of acquiring additional information about us or a series of securities, see “Incorporation of Certain Documents by Reference” beginning on page 23.

Page

Risk Factors

4

The Trust Fund

16

General

16

The Loans

17

Private Mortgage-Backed Securities

21

Substitution of Trust Fund Assets

22

Available Information

22

Incorporation of Certain Documents by Reference

23

Reports to Securityholders

23

Use of Proceeds

23

The Depositor

24

Loan Program

24

Underwriting Standards

24

Qualifications of Unaffiliated Sellers

28

Representations by Sellers; Repurchases

28

Description of the Securities

30

General

30

Distributions on Securities

32

Securities Subject to Purchase

34

Advances

34

Reports to Securityholders

35

Categories of Classes of Securities

36

Indices Applicable to Floating Rate and Inverse Floating Rate Classes

39

Book-entry Registration of Securities

42

Credit Enhancement

47

General

47

Subordination

47

Letter of Credit

48

Insurance Policies, Surety Bonds and Guaranties

48

Over-collateralization

49

Reserve Accounts

49

Pool Insurance Policies

51

Special Hazard Insurance Policies

52

Bankruptcy Bonds

53

Cross Support

53

Financial Instruments

54

Yield and Prepayment Considerations

54

The Agreements

56

Assignment of the Trust Fund Assets

56

Payments on Loans; Deposits to Security Account

59

Pre-Funding Account

61

Subservicing by Sellers

62

Collection Procedures

62

Hazard Insurance

63

Realization upon Defaulted Loans

65

Servicing and Other Compensation and Payment of Expenses

65

Evidence as to Compliance

65

Certain Matters Regarding the Servicers and the Depositor

66

Events of Default; Rights upon Event of Default

67

Amendment

69

Termination; Optional Termination

70

The Trustee

71

The Master Servicer

71

Legal Aspects of the Loans

71

General

72

Foreclosure

73

Environmental Risks

75

Rights of Redemption

76

Anti-deficiency Legislation and Other Limitations on Lenders

76

Due-on-sale Clauses

77

Enforceability of Prepayment and Late Payment Fees

78

Applicability of Usury Laws

78

Servicemembers Civil Relief Act

79

Junior Mortgages and Rights of Senior Mortgagees

79

Consumer Protection Laws

80

Home Ownership and Equity Protection Act of 1994

80

Material Federal Income Tax Considerations

81

Types of Securities

82

Taxation of Securities Treated as Debt Instruments

84

REMIC Residual Certificates

90

Grantor Trusts Certificates

96

Partner Certificates

99

Special Tax Attributes

101

Backup Withholding

102

Reportable Transactions

103

State and Local Tax Considerations

103

ERISA Considerations

103

General

103

Legal Investment

109

Method of Distribution

110

Legal Matters

111

Financial Information

111

Ratings

111

ANNEX I  Global Clearance, Settlement and Tax Documentation Procedures

113

INDEX OF DEFINED TERMS

118

Risk Factors

You should carefully consider the following information since it identifies known material sources of risk associated with an investment in the securities.

Limited Source of Payments — No Recourse To Sellers, Depositor or Servicer

The applicable prospectus supplement may provide that securities will be payable from other trust funds in addition to their associated trust fund, but if it does not, they will be payable solely from their associated trust fund. If the trust fund does not have sufficient assets to distribute the full amount due to you as a securityholder, your yield will be impaired, and perhaps even the return of your principal may be impaired, without your having recourse to anyone else.

Furthermore, at the times specified in the applicable prospectus supplement, some assets of the trust fund may be released and paid out to other people, such as the depositor, a servicer, a credit enhancement provider, or any other person entitled to payments from the trust fund. Those assets will no longer be available to make payments to you. Those payments are generally made after other specified payments that may be set forth in the applicable prospectus supplement have been made.

You will not have any recourse against the depositor or any servicer if you do not receive a required distribution on the securities. Nor will you have recourse against the assets of the trust fund of any other series of securities.

The securities will not represent an interest in the depositor, any servicer, any seller to the depositor, or anyone else except the trust fund. The only obligation of the depositor to a trust fund comes from certain representations and warranties made by it about assets transferred to the trust fund. If these representations and warranties turn out to be untrue, the depositor may be required to repurchase some of the transferred assets. Aegis Asset Backed Securities Corporation, which is the depositor, does not have significant assets and is unlikely to have significant assets in the future. Therefore, if the depositor were required to repurchase a loan because of a breach of a representation, its only sources of funds for the repurchase would be funds obtained from enforcing a corresponding obligation from the seller or originator of the loan.

The only obligations of the master servicer to a trust fund (other than its master servicing obligations) come from certain representations and warranties made by it in connection with its loan servicing activities.

The only obligations to a trust fund of a seller of loans to the depositor comes from certain representations and warranties made by it in connection with its sale of the loans and certain document delivery requirements. If these representations and warranties turn out to be untrue, or the seller fails to deliver required documents, it may be required to repurchase or substitute for some of the loans. However, the seller may not have the financial ability to make the required repurchase or substitution.

Credit Enhancement May Not Be Sufficient To Protect You from Losses

Credit enhancement is intended to reduce the effect of loan losses. But credit enhancements may benefit only some classes of a series of securities and the amount of any credit enhancement will be limited as described in the applicable prospectus supplement.

Furthermore, the amount of a credit enhancement may decline over time pursuant to a schedule or formula or otherwise, and could be depleted from payments or for other reasons before the securities covered by the credit enhancement are paid in full. In addition, a credit enhancement may not cover all potential sources of loss. For example, a credit enhancement may or may not cover fraud or negligence by a loan originator or other parties. Also, the trustee may be permitted to reduce, substitute for, or even eliminate all or a portion of a credit enhancement so long as the rating agencies that have rated the securities at the request of the depositor indicate that the reduction would not cause them to change adversely their rating of the securities. Consequently, securityholders may suffer losses even though a credit enhancement exists and its provider does not default.

Junior Status of Liens Securing Some Home Equity Loans Could Adversely Affect You

A portion of the mortgages and deeds of trust may include junior liens subordinate to the rights of the mortgagee under the related senior mortgage(s) or deed(s) of trust. Accordingly, the proceeds from any liquidation, insurance or condemnation will be available to satisfy the outstanding balance of the junior lien only to the extent that the claims of the related senior mortgagees have been satisfied in full, including any related foreclosure costs. In addition, if a junior mortgagee forecloses on the property securing a junior mortgage, it forecloses subject to any senior mortgage and must take one of the following steps to protect its interest in the property:

· pay the senior mortgage in full at or prior to the foreclosure sale; or
· assume the payments on the senior mortgage in the event the mortgagor is in default under the senior mortgage.
The trust fund may effectively be prevented from foreclosing on the related property since it will have no funds to satisfy any senior mortgages or make payments due to any senior mortgagees.

Some states have imposed legal limits on the remedies of a secured lender in the event that the proceeds of any sale under a deed of trust or other foreclosure proceedings are insufficient to pay amounts owed to that secured lender. In some states, including California, if a lender simultaneously originates a loan secured by a senior lien on a particular property and a loan secured by a junior lien on the same property, that lender as the holder of the junior lien may be precluded from obtaining a deficiency judgment with respect to the excess of:

· the aggregate amount owed under both the senior and junior loans over
· the proceeds of any sale under a deed of trust or other foreclosure proceedings.
See “Legal Aspects of the Loans — Anti-Deficiency Legislation and Other Limitations on Lenders.”
Declines in Property Values May Adversely Affect You	The value of the properties underlying the loans held in the trust fund may decline over time. Among the factors that could adversely affect the value of the properties are:
· an overall decline in the residential real estate market in the areas in which they are located;
· a decline in their general condition from the failure of borrowers to maintain their property adequately; and
· natural disasters that are not covered by insurance, such as earthquakes and floods.
In the case of home equity loans, declining property values could diminish or extinguish the value of a junior mortgage before reducing the value of a senior mortgage on the same property.

If property values decline, the actual rates of delinquencies, foreclosures, and losses on all underlying loans could be higher than those currently experienced in the mortgage lending industry in general. These losses, to the extent not otherwise covered by a credit enhancement, will be borne by the holder of one or more classes of securities.

Delays In Liquidation May Adversely Affect You

Even if the properties underlying the loans held in the trust fund provide adequate security for the loans, substantial delays could occur before defaulted loans are liquidated and their proceeds are forwarded to investors. Property foreclosure actions are regulated by state statutes and rules and are subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are made, sometimes requiring several years to complete. Furthermore, in some states if the proceeds of the foreclosure are insufficient to repay the loan, the borrower is not liable for the deficit. Thus, if a borrower defaults, these restrictions may impede the trust’s ability to dispose of the property and obtain sufficient proceeds to repay the loan in full.

In addition, the servicer will be entitled to deduct from liquidation proceeds all expenses reasonably incurred in attempting to recover on the defaulted loan, including legal fees and costs, real estate taxes, and property maintenance and preservation expenses.

Disproportionate Effect of Liquidation Expenses May Adversely Affect You

Liquidation expenses of defaulted loans generally do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, if a servicer takes the same steps for a defaulted loan having a small remaining principal balance as it does for a defaulted loan having a large remaining principal balance, the amount realized after expenses is smaller as a percentage of the outstanding principal balance of the small loan than it is for the defaulted loan having a large remaining principal balance.

Consumer Protection Laws May Adversely Affect You

Because the mortgage loans are originated nationwide, the originator of the loans in the trust fund must also comply with the laws and regulations, as well as judicial and administrative decisions, of all relevant state and local jurisdictions. State laws generally regulate interest rates and other charges, require specific disclosures, and require licensing of mortgage loan originators and servicers. In addition, most states have other laws and public policies for the protection of consumers that prohibit unfair and deceptive practices in the origination, servicing, and collection of mortgage loans. The volume of new or modified laws and regulations has increased in recent years, and, in addition, individual cities and counties have begun to enact laws that restrict loan origination activities, and in some cases loan servicing activities, in those cities and counties. The laws and regulations of each of these jurisdictions are different, complex and, in some cases, may be in direct conflict with each other.

The loans held in the trust fund may also be subject to certain federal laws, including:
· the Federal Truth in Lending Act and its regulations, which require disclosures to the borrowers regarding the terms of any mortgage loan;

·

the Equal Credit Opportunity Act and its regulations, which prohibit discrimination in the extension of credit on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance, or the exercise of any right under the Consumer Credit Protection Act; and

· the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower’s credit experience.

Home Equity Loan Consumer Protection Act. The Home Equity Loan Consumer Protection Act of 1988, which requires additional application disclosures, limits changes that may be made to the loan documents without the borrower’s consent and restricts a lender’s ability to declare a default or to suspend or reduce a borrower’s credit limit to certain enumerated events.

The Riegle Act. Certain mortgage loans may be subject to the Riegle Community Development and Regulatory Improvement Act of 1994, known as the Riegle Act, which incorporates the Home Ownership and Equity Protection Act of 1994. These provisions impose additional disclosure and other requirements on creditors with respect to non-purchase money mortgage loans with high interest rates or high up-front fees and charges. The provisions of the Riegle Act apply on a mandatory basis to all mortgage loans originated on or after October 1, 1995. These provisions can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the related loans. In addition, any assignee of the creditor, including the trust fund, would generally be subject to all claims and defenses that the consumer could assert against the creditor, including the right to rescind the mortgage loan.

Failure by the originator or servicer to comply with these federal, state and local laws can in some circumstances give rise to legal defenses to loan enforceability; potential refunds to borrowers; loss of state licenses or other approved servicer status; class action lawsuits; administrative enforcement actions that may delay or otherwise materially and adversely affect the servicer’s ability to collect or enforce mortgage loans; and claims against the trust fund. Losses on loans from the application of those laws that are not otherwise covered by a credit enhancement will be borne by the holders of one or more classes of securities.

Losses on Balloon Payment Mortgages Are Borne by You

Some of the mortgage loans held in the trust fund may not be fully amortizing over their terms to maturity and, thus, will require substantial principal payments (that is, balloon payments) at their stated maturity. Loans with balloon payments involve a greater degree of risk than fully amortizing loans because typically the borrower must be able to refinance the loan or sell the property to make the balloon payment at maturity. The ability of a borrower to do this will depend on factors such as mortgage rates at the time of sale or refinancing, the borrower’s equity in the property, the relative strength of the local housing market, the financial condition of the borrower, and tax laws. Losses on these loans that are not otherwise covered by a credit enhancement will be borne by the holders of one or more classes of certificates.

Modification of Mortgage Loans May Delay or Reduce Certificate Payments

With respect to a mortgage loan on which a material default has occurred or a payment default is imminent, the servicer may enter into a forbearance or modification agreement with the borrower. The terms of any forbearance or modification agreement may affect the amount and timing of payment on the mortgage loan and, consequently, the amount and timing of payment on one or more classes of the related series of certificates. For example, a modification agreement that results in a lower mortgage interest rate would lower the pass through rate of any related class of certificates that accrues interest at a rate based on the weighted average net rate of the mortgage loans.

Your Risk of Loss May Be Higher than You Expect If Your Securities Are Backed by Loans that Were Underwritten to Standards which do not Conform to the Standards of Freddie Mac or Fannie Mae

Substantially all of the loans in the trust fund will have been originated under standards that were less stringent than the standards generally acceptable to Freddie Mac and Fannie Mae with regard to the borrower’s credit standing and repayment ability. The related borrowers may have payment histories and debt-to-income ratios which would not satisfy Freddie Mac and Fannie Mae underwriting guidelines and may have a record of major derogatory credit items such as outstanding judgments or prior bankruptcies. In addition, on a case by case basis, the related seller may determine that, based upon compensating factors, a prospective borrower not strictly qualifying under its applicable underwriting risk category guidelines warrants an underwriting exception. These exceptions would represent a further departure from the Freddie Mac and Fannie Mae standards.

As a result of the application of less stringent underwriting standards, certain mortgage loans in a mortgage pool may experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in a more traditional manner. Furthermore, changes in the values of the related mortgaged properties may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of these mortgage loans than on mortgage loans originated in a more traditional manner. No assurance can be given that the values of the related mortgaged properties have remained or will remain at the levels in effect on the dates of origination of the related mortgage loans.

Your Risk of Loss May Be Higher than You Expect If Your Securities Are Backed by Partially Unsecured Home Equity Loans

The trust fund may also include home equity loans that were originated with loan-to-value ratios or combined loan-to-value ratios in excess of the value of the related mortgaged property. Under these circumstances, the trust fund could be treated as a general unsecured creditor as to any unsecured portion of any related loan. In the event of a default under a loan that is unsecured in part, the trust fund will have recourse only against the borrower’s assets generally for the unsecured portion of the loan, along with all other general unsecured creditors of the borrower.

The Prepayment Rate on Home Equity Loans is Uncertain

Generally, if prevailing interest rates fall below the coupon rates on the loans, the loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the coupon rates on the loans. Conversely, if prevailing interest rates rise above the coupon rate on the home equity loans, the rate of prepayments may decrease. The average life of your securities and, if purchased at other than par, the yields realized by you will be sensitive to levels of payment (including prepayments) on the loans.

In general, if you purchase a security at a premium to the outstanding principal amount of the security, the yield on your security may be adversely affected by a higher than anticipated level of prepayments of the loans. Conversely, if you purchase a security at a discount to the outstanding principal balance of the security, the yield on your security may be adversely affected by a lower than anticipated level of prepayments.

You May be Unable to Reinvest Distributions in Comparable Investments

Asset-backed securities usually produce more returns of principal to investors when market interest rates fall below the interest rates on the loans and produce less returns on principal when market interest rates rise above the interest rates on the loans. If borrowers refinance their loans as a result of lower interest rates, you will receive an unanticipated payment of principal. As a result, you are likely to receive more money to reinvest at a time when other investments generally are producing a lower yield than that on the securities, and you are likely to receive less money to reinvest when other investments generally are producing a higher yield than that on the securities. You will bear the risk that the timing and amount of distributions on your securities will prevent you from obtaining your desired yield.

You Could Be Adversely Affected by Violations of Environmental Laws

Federal, state and local laws and regulations impose a wide range of requirements on activities that may affect the environment, health and safety. In some circumstances, these laws and regulations impose obligations on owners or operators of residential properties such as those that secure the loans held in the trust fund. Failure to comply with these laws and regulations can result in fines and penalties that could be assessed against the trust as owner of the related property.

In some states, a lien on the property due to contamination has priority over the lien of an existing mortgage.
Ratings of the Securities Do Not Assure Their Payment; Ratings May be Lowered or Withdrawn at Any Time

Any class of securities issued under this prospectus and the accompanying prospectus supplement may be rated by one or more nationally recognized rating agencies. A rating is based on the adequacy of the value of the trust assets and any credit enhancement for that class, and reflects the rating agency’s assessment of how likely it is that holders of the class of securities will receive the payments to which they are entitled. A rating does not constitute an assessment of how likely it is that principal prepayments on the underlying loans will be made, the degree to which the rate of prepayments might differ from that originally anticipated, or the likelihood that the securities will be redeemed early. A rating is not a recommendation to purchase, hold, or sell securities because it does not address the market price of the securities or the suitability of the securities for any particular investor.

A rating may not remain in effect for any predetermined period of time and the rating agency could lower or withdraw the rating entirely in the future. For example, the rating agency could lower or withdraw its rating due to:

· a decrease in the adequacy of the value of the trust assets or any related credit enhancement;
· an adverse change in the financial or other condition of a credit enhancement provider; or
· a change in the rating of the credit enhancement provider’s long-term debt.

The amount, type, and nature of credit enhancement established for a class of securities will be determined on the basis of criteria established by each rating agency rating classes of the securities. These criteria are sometimes based upon an actuarial analysis of the behavior of similar loans in a larger group. That analysis is often the basis upon which each rating agency determines the amount of credit enhancement required for a class. The historical data supporting any actuarial analysis may not accurately reflect future experience, and the data derived from a large pool of similar loans may not accurately predict the delinquency, foreclosure, or loss experience of any particular pool of mortgage loans. Mortgaged properties may not retain their values. If residential real estate markets experience an overall decline in property values such that the outstanding principal balances of the loans held in a particular trust fund and any secondary financing on the related mortgaged properties become equal to or greater than the value of the mortgaged properties (or in the case that the differential is increased where the loan to value was greater than 100%), the rates of delinquencies, foreclosures, and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions may affect timely payment by mortgagors on their loans whether or not the conditions affect real property values and, accordingly, the rates of delinquencies, foreclosures, and losses in any trust fund. Losses from this that are not otherwise covered by a credit enhancement will be borne, by the holders of one or more classes of securities.

You May Have Difficulty Reselling Your Securities Due to a Lack of a Secondary Market, Fluctuating Market Values or Periods of Illiquidity

No market for any of the securities will exist before they are issued. We cannot assure you that a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your securities readily or at prices that will enable you to realize your desired return or yield to maturity. The market values of the securities are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you. The secondary markets for mortgage and asset backed securities have experienced periods of illiquidity and can be expected to do so in the future.

Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk. Illiquidity can also have an adverse effect on the price of securities that have been structured to support other classes of certificates or that have been structured to meet the investment requirements of limited categories of investors. For example, a particular investor may require a security with a specified maturity date, a call protection feature, or a specific type of amortization feature. The unique nature of the security may inhibit its marketability to other investors.

Book-entry Registration Limited Liquidity	Securities issued in book-entry form may have only limited liquidity in the resale market, since investors may be unwilling to purchase securities for which they cannot obtain physical instruments.
Limit on Ability to Transfer or Pledge

Transactions in book-entry securities can be effected only through The Depository Trust Company, its participating organizations, its indirect participants and some banks. Therefore, your ability to transfer or pledge securities issued in book-entry form may be limited.

Delays in Distributions

You may experience some delay in the receipt of distributions on book-entry securities since the distributions will be forwarded by the trustee to The Depository Trust Company for it to credit the accounts of its participants. In turn, these participants will then credit the distributions to your account either directly or indirectly through indirect participants.

Bankruptcy or Insolvency May Affect the Timing and Amount of Distributions on the Securities

The seller and the depositor intend that the transfers of assets to the depositor and, in turn, to the related trust constitute sales under applicable law rather than pledges to secure indebtedness for insolvency purposes. If the seller becomes bankrupt, its bankruptcy trustee or one of its creditors may attempt to recharacterize the sale of the loans as a borrowing by the seller, secured by a pledge of the loans. Presenting this position to a bankruptcy court could prevent timely payments on the securities and even reduce the payments on the securities.  Similarly, if the characterizations of the transfers as sales are correct, then if the depositor were to become bankrupt, the loans would not be part of the depositor’s bankruptcy estate and would not be available to the depositor’s creditors. On the other hand, if the depositor becomes bankrupt, its bankruptcy trustee or one of its creditors may attempt to recharacterize the sale of the loans as a borrowing by the depositor, secured by a pledge of the loans. Presenting this position to a bankruptcy court could prevent timely payments on the securities and even reduce the payments on the securities.

If the master servicer becomes bankrupt, the bankruptcy trustee may have the power to prevent the appointment of a successor master servicer. The period during which cash collections may be commingled with the master servicer’s own funds before each distribution date for securities will be specified in the applicable prospectus supplement. If the master servicer becomes bankrupt and cash collections have been commingled with the master servicer’s own funds for at least ten days, the trust fund will likely not have a perfected interest in those collections. In this case the trust might be an unsecured creditor of the master servicer as to the commingled funds and could recover only its share as a general creditor, which might be nothing. Collections commingled less than ten days but still in an account of the master servicer might also be included in the bankruptcy estate of the master servicer even though the trust may have a perfected security interest in them. Their inclusion in the bankruptcy estate of the master servicer may result in delays in payment and failure to pay amounts due on the securities.

Federal and state statutory provisions affording protection or relief to distressed borrowers may affect the ability of the secured mortgage lender to realize upon its security in other situations as well. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. And in some instances a bankruptcy court may allow a borrower to reduce the monthly payments, change the rate of interest, and alter the mortgage loan repayment schedule for under-collateralized mortgage loans. The effect of these types of proceedings can be to cause delays in receiving payments on the loans underlying securities and even to reduce the aggregate amount of payments on the loans underlying securities.

The Principal Amount of Securities May Exceed the Market Value of the Trust Fund Assets

The market value of the assets relating to a series of securities at any time may be less than the principal amount of the securities of that series then outstanding, plus accrued interest. After an event of default and a sale of the assets relating to a series of securities, the trustee, the master servicer, the credit enhancer, if any, and any other service provider specified in the related prospectus supplement generally will be entitled to receive the proceeds of that sale to the extent of unpaid fees and other amounts owing to them under the related transaction document prior to distributions to securityholders.  Upon any such sale, the proceeds may be insufficient to pay in full the principal of and interest on the securities of the related series.

Some capitalized terms are used in this prospectus to assist you in understanding the terms of the securities. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index of Defined Terms” beginning on page 119.

The Trust Fund

General

The securities of each series will represent interests in the assets of the related trust fund, and the notes of each series will be secured by the pledge of the assets of the related trust fund. The trust fund for each series will be held by the trustee for the benefit of the related securityholders. Each trust fund will consist of the trust fund assets (the “Trust Fund Assets”) consisting of a pool comprised of loans as specified in the related prospectus supplement, together with payments relating to those loans as specified in the related prospectus supplement.1  The pool will be created on the first day of the month of the issuance of the related series of securities or another date as may be specified in the related prospectus supplement. The securities will be entitled to payment from the assets of the related trust fund or funds or other assets pledged for the benefit of the securityholders, as specified in the related prospectus supplement and will not be entitled to payments in respect of the assets of any other trust fund established by the depositor.

The Trust Fund Assets will be acquired by the depositor, either directly or through affiliates, from originators or sellers which may be affiliates of the depositor (the “Sellers”), and conveyed without recourse by the depositor to the related trust fund. Loans acquired by the depositor will have been originated in accordance with the underwriting criteria specified below under “Loan Program — Underwriting Standards” and in the related prospectus supplement. In addition to loans acquired on the closing date, the trust fund may acquire loans during a subsequent funding period specified in the related Agreement. See “The Agreements—Assignment of Trust Fund Assets —Conveyance of Subsequent Loans.”

The depositor will cause the Trust Fund Assets to be assigned to the trustee named in the related prospectus supplement for the benefit of the holders of the securities of the related series. The servicer(s) named in the related prospectus supplement will service the Trust Fund Assets, either directly or through other servicing institutions called subservicers, pursuant to a pooling and servicing agreement (each, a “Pooling and Servicing Agreement”) among parties including the depositor, a master servicer (if applicable), the servicer(s) and the trustee with respect to a series consisting of certificates, or either a transfer and servicing agreement or a sale and servicing agreement (each, a “Transfer and Servicing Agreement” or a “Sale and Servicing Agreement,” as applicable), among parties including the trustee, the seller, the issuer, the depositor, a master servicer (if applicable) and the servicer(s) with respect to a series consisting of certificates and notes, and will receive a fee for those services. See “Loan Program” and “The Agreements.” With respect to loans serviced by a servicer through a subservicer, the servicer will remain liable for its servicing obligations under the related Agreement as if such servicer alone were servicing the loans.

1.

Whenever the terms “pool,” “certificates,” “notes” and “securities” are used in this prospectus, those terms will be considered to apply, unless the context indicates otherwise, to one specific pool and the securities of one series including the certificates representing undivided interests in, and/or notes secured by the assets of, a single trust fund consisting primarily of the loans in that pool. Similarly, the term “Pass-Through Rate” will refer to the pass- through rate borne by the certificates and the term “interest rate” will refer to the interest rate borne by the notes of one specific series, as applicable, and the term “trust fund” will refer to one specific trust fund.

As used in this prospectus, “Agreement” means, with respect to a series consisting of certificates, the Pooling and Servicing Agreement, and with respect to a series consisting of certificates and notes, the Trust Agreement, the Indenture and the Transfer and Servicing Agreement or the Sale and Servicing Agreement, as the context requires.

If so specified in the related prospectus supplement, a trust fund relating to a series of securities may be a business trust formed under the laws of the state specified in the related prospectus supplement pursuant to a trust agreement (each, a “Trust Agreement”) between the depositor and the trustee of the trust fund.

With respect to each trust fund, prior to the initial offering of the related series of securities, the trust fund will have no assets or liabilities. No trust fund is expected to engage in any activities other than acquiring, managing and holding of the related Trust Fund Assets and other assets contemplated in this prospectus and in the related prospectus supplement and the proceeds thereof, issuing securities and making payments and distributions thereon and certain related activities. No trust fund is expected to have any source of capital other than its assets and any related credit enhancement.

Unless otherwise stated in the applicable prospectus supplement, the only obligations of the depositor with respect to a series of securities will be to obtain certain representations and warranties from the sellers and to assign to the trustee for that series of securities the depositor’s rights with respect to those representations and warranties. See “The Agreements — Assignment of the Trust Fund Assets.” The obligations of a master servicer or servicer with respect to the loans will consist principally of its contractual servicing obligations under the related Agreement (including its obligation to enforce the obligations of the subservicers or sellers, or both, as more fully described in this prospectus under “Loan Program — Representations by Sellers; Repurchases” and “The Agreements — Subservicing By Sellers” and “ — Assignment of the Trust Fund Assets”) and its obligation, if any, to make certain cash advances in the event of delinquencies in payments on or with respect to the loans in the amounts described in this prospectus under “Description of the Securities — Advances.” The obligations of a master servicer to make advances may be subject to limitations, to the extent provided in this prospectus and in the related prospectus supplement.

The following is a brief description of the assets expected to be included in the trust funds. If specific information respecting the Trust Fund Assets is not known at the time the related series of securities initially is offered, more general information of the nature described below will be provided in the related prospectus supplement, and specific information will be set forth in a report on Form  8-K to be filed with the Securities and Exchange Commission after the initial issuance of the securities (the “Detailed Description”). A schedule of the loans relating to the series will be attached to the Agreement delivered to the trustee upon delivery of the securities. No more than 5% of the loans relative to the pool principal balance as of the related cut-off date will deviate from the loan characteristics described in the related prospectus supplement.

The Loans

General. Loans will consist of single family mortgage loans or home equity loans. For purposes hereof, “home equity loans” includes closed-end loans and revolving credit line loans. If so specified, the loans may include cooperative apartment loans (“cooperative loans”) secured by security interests in shares issued by private, non-profit, cooperative housing corporations (“cooperatives”) and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives’ buildings. Substantially all of the loans will have been underwritten to standards that are less stringent than the standards generally acceptable to Freddie Mac and Fannie Mae with regard to the borrower’s credit standing and repayment ability because the standards focus more on the value of the mortgaged property.

The applicable prospectus supplement may specify the day on which monthly payments on the loans in a pool will be due, but if it does not, all of the mortgage loans in a pool will have monthly payments due on the first day of each month. The payment terms of the loans to be included in a trust fund will be described in the related prospectus supplement and may include any of the following features or combination thereof or other features described in the related prospectus supplement:

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Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index (which will be specified in the related prospectus supplement), a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of the limitations. Accrued interest may be deferred and added to the principal of a loan for the periods and under the circumstances as may be specified in the related prospectus supplement. Loans may provide for the payment of interest at a rate lower than the specified interest rate borne by the loan (the “Loan Rate”) for a period of time or for the life of the loan, and the amount of any difference may be contributed from funds supplied by the seller of the Property or another source.

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Principal may be payable on a level debt service basis to fully amortize the loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the Loan Rate or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity, called balloon payments. Principal may include interest that has been deferred and added to the principal balance of the loan.

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Monthly payments of principal and interest may be fixed for the life of the loan, may increase over a specified period of time or may change from period to period. The terms of a loan may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

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The loans generally may be prepaid at any time. Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the loan or may decline over time, and may be prohibited for the life of the loan or for certain periods, which are called lockout periods. Some loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any subsequent prepayment. Other loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include “due-on-sale” clauses that permit the mortgagee to demand payment of the entire loan in connection with the sale or certain transfers of the related Property. Other loans may be assumable by persons meeting the then applicable underwriting standards of the seller.

A trust fund may contain buydown loans that include provisions whereby a third party partially subsidizes the monthly payments of the obligors on the loans during the early years of the loans, the difference to be made up from a buydown fund contributed by the third party at the time of origination of the loan. A buydown fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. Thereafter, buydown funds are applied to the applicable loan upon receipt by the master servicer of the mortgagor’s portion of the monthly payment on the loan. The master servicer administers the buydown fund to ensure that the monthly allocation from the buydown fund combined with the monthly payment received from the mortgagor equals the scheduled monthly payment on the applicable loan. The underlying assumption of buydown plans is that the income of the mortgagor will increase during the buydown period as a result of normal increases in compensation and inflation, so that the mortgagor will be able to meet the full mortgage payments at the end of the buydown period. To the extent that this assumption as to increased income is not fulfilled, the possibility of defaults on buydown loans is increased. The related prospectus supplement will contain information with respect to any buydown loan concerning limitations on the interest rate paid by the mortgagor initially, on annual increases in the interest rate and on the length of the buydown period.

The loans will be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a mortgaged property. In the case of mortgage loans and if specified in the related prospectus supplement, the mortgage loans may be secured by security instruments creating a lien on borrowers’ leasehold interests in real property, if the depositor determines the mortgage loans are commonly acceptable to institutional mortgage investors. A mortgage loan secured by a leasehold interest in real property is secured not by a fee simple interest in the mortgaged property but rather by a leasehold interest under which the mortgagor has the right, for a specified term, to use the related real estate and the residential dwelling or dwellings located on the real estate. Generally, a mortgage loan will be secured by a leasehold interest only if the use of leasehold estates as security for mortgage loans is customary in the area, the lease is not subject to any prior lien that could result in termination of the lease, and the term of the lease ends at least five years beyond the maturity date of the Mortgage Loan. In the case of home equity loans, the liens generally will be subordinated to one or more senior liens on the related mortgaged properties as described in the related prospectus supplement. If so specified in the related prospectus supplement, the home equity loans may include loans (primarily for home improvement or debt consolidation purposes) that are in amounts in excess of the value of the related mortgaged properties at the time of origination. The mortgaged properties and the home improvements are collectively referred to in this prospectus as the “Properties.” The Properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States.

Loans with certain Loan-to-Value Ratios and/or certain principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies (each, a “Primary Mortgage Insurance Policy”). The existence, extent and duration of coverage under a Primary Mortgage Insurance Policy will be described in the applicable prospectus supplement.

The aggregate principal balance of loans secured by Properties that are owner-occupied will be disclosed in the related prospectus supplement. The applicable prospectus supplement may provide for the basis for representations relating to Single Family Properties, but if it does not, the sole basis for a representation that a given percentage of the loans is secured by Single Family Properties that are owner-occupied will be either (i) the making of a representation by the borrower at origination of the loan either that the underlying Property will be used by the borrower for a period of at least six months every year or that the borrower intends to use the Property as a primary residence or (ii) a finding that the address of the underlying Property is the borrower’s mailing address.

Single Family Loans. The mortgaged properties relating to single family loans will consist of detached or semi-detached one- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments, manufactured housing that is permanently affixed and treated as real property under local law, and certain other dwelling units (“Single Family Properties”). Single Family Properties may include vacation and second homes, investment properties and leasehold interests. In the case of leasehold interests, the applicable prospectus supplement may provide for the leasehold term, but if it does not, the term of the leasehold will exceed the scheduled maturity of the loan by at least five years.

Home Equity Loans. The mortgaged properties relating to home equity loans will consist of Single Family Properties. As more fully described in the related prospectus supplement, interest on each revolving credit line loan, excluding introductory rates offered from time to time during promotional periods, is computed and payable monthly on the average daily outstanding principal balance of the loan. Principal amounts on a revolving credit line loan may be drawn down (up to a maximum amount as set forth in the related prospectus supplement) or repaid under each revolving credit line loan from time to time, but may be subject to a minimum periodic payment. Except to the extent provided in the related prospectus supplement, the trust fund will not include any amounts borrowed under a revolving credit line loan after the cut-off date. The full amount of a closed-end loan is advanced at the inception of the loan and generally is repayable in equal (or substantially equal) installments of an amount to fully amortize the loan at its stated maturity. Except to the extent provided in the related prospectus supplement, the original terms to stated maturity of closed-end loans will not exceed 360 months. Under some circumstances, under either a revolving credit line loan or a closed-end loan, a borrower may choose an interest only payment option and is obligated to pay only the amount of interest which accrues on the loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

Additional Information. Each prospectus supplement will contain information, as of the date of the prospectus supplement and to the extent then specifically known to the depositor, with respect to the loans contained in the related pool, including:

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the aggregate outstanding principal balance and the average outstanding principal balance of the loans as of the first day of the month of issuance of the related series of certificates or another date specified in the related prospectus supplement called a cut-off date;

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the type of property securing the loans (e.g., single-family residences, individual units in condominium apartment buildings or in buildings owned by cooperatives, other real property or home improvements);

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the original terms to maturity of the loans;

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the Loan-to-Value Ratios or Combined Loan-to-Value Ratios, as applicable, of the loans;

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the Loan Rates or annual percentage rates (“APR”) or range of Loan Rates or APR’s borne by the loans;

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the maximum and minimum per annum Loan Rates; and

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the geographical distribution of the loans.

If specific information respecting the loans is not known to the depositor at the time the related securities are initially offered, more general information of the nature described above will be provided in the Detailed Description.

The “Loan-to-Value Ratio” of a loan at any given time is the fraction, expressed as a percentage, the numerator of which is the original principal balance of the related loan and the denominator of which is the Collateral Value of the related Property. The “Combined Loan-to-Value Ratio” of a loan at any given time is the ratio, expressed as a percentage, of (i) the sum of (a) the original principal balance of the loan (or, in the case of a revolving credit line loan, the maximum amount thereof available) and (b) the outstanding principal balance at the date of origination of the loan of any senior mortgage loan(s) or, in the case of any open-ended senior mortgage loan, the maximum available line of credit with respect to the mortgage loan, regardless of any lesser amount actually outstanding at the date of origination of the loan, to (ii) the Collateral Value of the related Property. The “Collateral Value” of the Property, other than for loans the proceeds of which were used to refinance an existing mortgage loan (each, a “Refinance Loan”), is the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of the loan and (b) the sales price for the Property. In the case of Refinance Loans, the “Collateral Value” of the related Property is generally the appraised value thereof determined in an appraisal obtained at the time of refinancing.

No assurance can be given that values of the Properties have remained or will remain at their levels on the dates of origination of the related loans. If the residential real estate market should experience an overall decline in property values such that the outstanding principal balances of the loans, and any secondary financing on the Properties, in a particular pool become equal to or greater than the value of the Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal and interest on the loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any pool. To the extent that the losses are not covered by subordination provisions or alternative arrangements, the losses will be borne, at least in part, by the holders of the securities of the related series.

Private Mortgage-Backed Securities

Private mortgage-backed securities may consist of mortgage pass-through certificates or participation certificates evidencing an undivided interest in a pool of mortgage loans or collateralized mortgage obligations secured by mortgage loans. Private mortgage-backed securities may include stripped mortgage-backed securities representing an undivided interest in all or a part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions) or in some specified portion of the principal and interest distributions (but not all the distributions) on some mortgage loans. Private mortgage-backed securities will have been issued pursuant to a pooling and servicing agreement, an indenture or similar agreement. The private trustee or its agent, or a custodian, will possess the mortgage loans underlying the private mortgage-backed security. Mortgage loans underlying a private mortgage-backed security will be serviced by a private servicer directly or by one or more subservicers who may be subject to the supervision of the private servicer.

The issuer of the private mortgage-backed securities will be a financial institution or other entity engaged generally in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government, or a limited purpose corporation organized for the purpose of establishing trusts and acquiring and selling housing loans to the trusts and selling beneficial interests in the trusts. If so specified in the related prospectus supplement, the issuer of private mortgage-backed securities may be an affiliate of the depositor. The obligations of the issuer of private mortgage-backed securities will generally be limited to its representations and warranties with respect to the assets conveyed by it to the related trust fund. The issuer of private mortgage-backed securities will not have guaranteed any of the assets conveyed to the related trust fund or any of the private mortgage-backed securities issued under the pooling and servicing agreement or similar agreement. Additionally, although the mortgage loans underlying the private mortgage-backed securities may be guaranteed by an agency or instrumentality of the United States, the private mortgage-backed securities themselves will not be so guaranteed.

Distributions of principal and interest will be made on the private mortgage-backed securities on the dates specified in the related prospectus supplement. The private mortgage-backed securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the private mortgage-backed securities by the private trustee or the private servicer. The issuer of private mortgage-backed securities or the private servicer may have the right to repurchase assets underlying the private mortgage-backed securities after a specific date or under other circumstances specified in the related prospectus supplement.

The mortgage loans underlying the private mortgage-backed securities may consist of fixed rate, level payment, fully amortizing loans or graduated payment mortgage loans, buydown loans, adjustable rate mortgage loans or loans having balloon or other special payment features. The mortgage loans may be secured by single family property or by an assignment of the proprietary lease or occupancy agreement relating to a specific dwelling within a cooperative and the related shares issued by the cooperative.

The prospectus supplement for a series for which the trust fund includes private mortgage-backed securities will specify the aggregate approximate principal amount and type of the private mortgage-backed securities to be included in the trust fund and specific characteristics of the mortgage loans that comprise the underlying assets for the private mortgage-backed securities, including:

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the payment features of the mortgage loans;

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the approximate aggregate principal balance, if known, of underlying mortgage loans insured or guaranteed by a governmental entity;

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the minimum and maximum stated maturities of the underlying mortgage loans at origination;

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the weighted average term-to stated maturity of the private mortgage-backed securities;

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the pass-through or certificate rate of the private mortgage-backed securities;

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the weighted average pass-through or certificate rate of the private mortgage-backed securities;

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the issuer, the servicer and the trustee of the private mortgage-backed securities;

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certain characteristics of credit support, if any, such as reserve funds, insurance policies, surety bonds, letters of credit or guaranties relating to the mortgage loans underlying the private mortgage-backed securities or to the private mortgage-backed securities themselves;

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the terms on which the underlying mortgage loans for the private mortgage-backed securities may, or are required to, be purchased before their stated maturity or the stated maturity of the private mortgage-backed securities; and

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the terms on which mortgage loans may be substituted for those originally underlying the private mortgage-backed securities.

Private mortgage-backed securities included in the trust fund for a series of securities that were issued by an issuer of private mortgage-backed securities that is not affiliated with the depositor must be acquired from one or more entities unaffiliated with the depositor in one or more bona fide secondary market transactions and they must either have been previously registered under the Securities Act of 1933, as amended (the “Securities Act”) or have been held for at least the holding period required to be eligible for sale under Rule 144(k) under the Securities Act. Private mortgaged-backed securities included in the trust fund for a series of securities that were issued by the depositor or an affiliate of the depositor must be registered under the Securities Act concurrently with the offering of the securities under the related prospectus supplement.

Substitution of Trust Fund Assets

Substitution of Trust Fund Assets will be permitted in the event of breaches of representations and warranties with respect to any original Trust Fund Asset or in the event the documentation with respect to any Trust Fund Asset is determined by the trustee to be incomplete. The period during which substitution will be permitted generally will be indicated in the related prospectus supplement.

Available Information

The depositor has filed with the SEC a Registration Statement under the Securities Act covering the securities. This prospectus, which forms a part of the Registration Statement, and the prospectus supplement relating to each series of certificates contain summaries of the material terms of the documents referred to in this prospectus and in the prospectus supplement, but do not contain all of the information in the Registration Statement pursuant to the rules and regulations of the SEC. For further information, reference is made to the Registration Statement and its exhibits. The Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Chicago Regional Office, 500 West Madison Street, Chicago, Illinois 60661; and Northeast Regional Office, 233 Broadway, New York, New York 10279. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet Web site that contains reports, information statements and other information regarding the registrants that file electronically with the SEC, including the depositor. The address of that Internet Web site is http://www.sec.gov.

This prospectus and any applicable prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered by this prospectus and the prospectus supplement nor an offer of the securities to any person in any state or other jurisdiction in which the offer would be unlawful.

Incorporation of Certain Documents by Reference

All documents filed under the name of Aegis Asset Backed Securities Corporation and/or the name of the trust referred to in the accompanying prospectus supplement after the date of this prospectus and before the end of the related offering with the SEC pursuant to Section  13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, are incorporated by reference in this prospectus and are a part of this prospectus from the date of their filing. Any statement contained in a document incorporated by reference in this prospectus is modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the accompanying prospectus supplement) or in any other subsequently filed document that also is incorporated by reference differs from that statement. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus. Neither the depositor nor the master servicer intends to file with the Securities and Exchange Commission periodic reports with respect to the trust fund following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Securities Exchange Act of 1934.

The trustee on behalf of any trust fund will provide without charge to each person to whom this prospectus is delivered, on the person’s written or oral request, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Requests should be directed to the corporate trust office of the trustee specified in the accompanying prospectus supplement.

Reports to Securityholders

Periodic and annual reports concerning the trust fund will be forwarded to securityholders. However, these reports will neither be examined nor reported on by an independent public accountant. See “Description of the Securities — Reports to Securityholders.”

Use of Proceeds

The net proceeds to be received from the sale of the securities will be applied by the depositor to acquire the related Trust Fund Assets and for other general corporate purposes consistent with the limitations set forth in its charter documents. See “The Depositor.” The depositor expects to sell securities in series from time to time, but the timing and amount of offerings of securities will depend on a number of factors, including the volume of Trust Fund Assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

The Depositor

Aegis Asset Backed Securities Corporation, a Delaware corporation, the depositor, was incorporated on June  3, 2002, for the limited purpose of acquiring, owning and transferring mortgage collateral and selling interests in mortgage collateral or bonds secured by mortgage collateral. The depositor is a wholly owned limited purpose finance subsidiary of Aegis Mortgage Corporation, a Delaware corporation (“Aegis”). The depositor maintains its principal office at 3250 Briarpark, Suite 400, Houston, Texas 77042. Its telephone number is (713) 787-0100.

Neither the depositor nor any of the depositor’s affiliates will insure or guarantee distributions on the securities of any series.

Loan Program

The loans will have been purchased by the depositor, either directly or through affiliates, from sellers, that may include unaffiliated parties. The applicable prospectus supplement may provide for the underwriting criteria used in originating the loans, but if it does not, the loans so acquired by the depositor will have been originated in accordance with the underwriting criteria specified below under “Underwriting Standards.”

Underwriting Standards

General Standards for First Lien Mortgage Loans. Aegis’s underwriting standards with respect to first lien mortgage loans will generally conform to those published in the guide for Aegis’s alternative documentation programs for first lien mortgage loans (the “Guide”). The underwriting standards as set forth in the Guide are continuously revised based on opportunities and prevailing conditions in the residential mortgage market and the market for the depositor’s securities. If an affiliate of the depositor originates the loan directly, the underwriting standards described below will apply to the affiliate’s origination process. If a non-affiliated loan broker or correspondent originates the loan, the underwriting standards described below will apply collectively to the originator’s and Aegis’s origination processes. If groups of loans are acquired by Aegis or an affiliate of Aegis in bulk, the mortgage loans may be reunderwritten by Aegis or by a designated third party on Aegis’s behalf. See “ — Qualifications of Unaffiliated Sellers.” In such bulk acquisitions, Aegis may perform only sample quality assurance reviews to determine whether the mortgage loans in any mortgage pool were underwritten in accordance with applicable standards.

Aegis’s underwriting standards, as well as any other underwriting standards that may be applicable to any first lien mortgage loans, generally include a set of specific criteria pursuant to which the underwriting evaluation is made. However, the application of those underwriting standards does not imply that each specific criterion was satisfied individually. Rather, a mortgage loan will be considered to be originated in accordance with a given set of underwriting standards if, based on an overall qualitative evaluation, the loan substantially complies with the underwriting standards. For example, a mortgage loan may be considered to comply with a set of underwriting standards, even if one or more specific criteria included in the underwriting standards were not satisfied, if other factors compensated for the criteria that were not satisfied or if the mortgage loan is considered to be in substantial compliance with the underwriting standards.

The level of review by Aegis, if any, of any mortgage loan acquired in bulk for conformity with the applicable underwriting standards will vary depending on any one of a number of factors, including:

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factors relating to the experience and status of the seller;

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characteristics of the specific mortgage loan, including the principal balance, the loan-to-value ratio, the loan type or loan program; and

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the applicable credit score of the related mortgagor used in connection with the origination of the mortgage loan, as determined based on a credit scoring model acceptable to Aegis.

Generally, credit scoring models provide a means for evaluating the information about a prospective borrower that is available from a credit reporting agency. The underwriting criteria applicable to any program under which the mortgage loans may be originated and reviewed may provide that qualification for the loan, or the availability of specific loan features, such as maximum loan amount, maximum loan-to-value ratio, property type and use, and documentation level, may depend on the borrower’s credit score.

Aegis’s underwriting standards for first lien mortgage loans are generally intended to provide an underwriter with information to evaluate the borrower’s repayment ability and the adequacy of the Property as collateral. Due to the variety of underwriting standards and review procedures that may be applicable to the mortgage loans included in any mortgage pool, the related prospectus supplement generally will not distinguish among the various underwriting standards applicable to the mortgage loans nor describe any review for compliance with applicable underwriting standards performed by Aegis. Moreover, there can be no assurance that every mortgage loan was originated in conformity with the applicable underwriting standards in all material respects, or that the quality or performance of mortgage loans underwritten pursuant to varying standards as described above will be equivalent under all circumstances.

Guide Standards. The following is a brief description of the underwriting standards set forth in the Guide. Initially, a prospective borrower is required to fill out a detailed application providing pertinent credit information. As part of the application, the borrower is required to provide a current balance sheet describing assets and liabilities and a statement of income and expenses, as well as an authorization for the lender to obtain for a credit report which summarizes the borrower’s credit history with merchants and lenders and any record of bankruptcy. Salaried prospective borrowers generally are required to submit pay stubs covering a consecutive 30-day period and their W-2 form for the most recent year. In addition, Aegis generally requires a verbal verification of employment from the prospective borrower’s employer. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns or provide bank statements.

In determining the adequacy of the Property as collateral, an appraisal is made of each Property considered for financing. The appraiser is required to verify that the Property is in good condition and that construction, if new, has been completed. The appraisal is based on various factors, including the market value of comparable homes and the cost of replacing the improvements.

Information with respect to the credit scores for the mortgage loans underlying a series of certificates may be supplied in the related prospectus supplement. Credit scores are obtained by many mortgage lenders in connection with mortgage loan applications to help assess a borrower’s credit-worthiness. In addition, credit scores may be obtained by Aegis after the origination of a mortgage loan if the seller does not provide a credit score to Aegis. Credit scores are obtained from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies.

The credit score is designed to assess a borrower’s credit history at a single point in time, using objective information currently on file for the borrower at a particular credit reporting organization. Information utilized to create a credit score may include, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores range from approximately 350 to approximately 840, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender. For example, a borrower with a higher credit score is statistically expected to be less likely to default in payment than a borrower with a lower credit score. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower’s past credit history. Therefore, a credit score does not take into consideration the differences between mortgage loans and consumer loans generally, or the specific characteristics of the related mortgage loan, such as the loan-to-value ratio, the collateral for the mortgage loan, or the debt to income ratio. There can be no assurance that the credit scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans or that any mortgagor’s credit score would not be lower if obtained as of the date of the related prospectus supplement.

Once all applicable employment, credit and Property information is received, a determination is made as to whether the prospective borrower has sufficient monthly income available to meet their monthly obligations on the proposed mortgage loan and other expenses related to the home, including property taxes and hazard insurance, and their other financial obligations and monthly living expenses. Aegis will generally underwrite adjustable rate mortgage loans, buy-down mortgage loans, graduated payment mortgage loans and certain other mortgage loans on the basis of the borrower’s ability to make monthly payments as determined by reference to the mortgage rates in effect at origination or the reduced initial monthly payments, as the case may be, and on the basis of an assumption that the borrowers will likely be able to pay the higher monthly payments that may result from later increases in the mortgage rates or from later increases in the monthly payments, as the case may be, at the time of the increase, even though the borrowers may not be able to make the higher payments at the time of origination.  The mortgage rate in effect from the origination date of an adjustable rate mortgage loan or certain other types of loans to the first adjustment date generally will be lower, and may be significantly lower, than the sum of the then applicable index and note margin. Similarly, the amount of the monthly payment on buy-down mortgage loans and graduated payment mortgage loans will increase periodically. If the borrowers’ incomes do not increase in an amount commensurate with the increases in monthly payments, the likelihood of default will increase. In addition, in the case of either adjustable rate mortgage loans or graduated payment mortgage loans that are subject to negative amortization, due to the addition of deferred interest to the principal balances of the mortgage loans are more likely to equal or exceed the value of the underlying mortgaged properties, thereby increasing the likelihood of defaults and losses. With respect to balloon loans, payment of the balloon amount will generally depend on the borrower’s ability to obtain refinancing or to sell the Property before the maturity of the balloon loan, and there can be no assurance that the borrower will be able to refinance or sell the Property before the balloon loan matures.

If so specified in the related prospectus supplement, a mortgage pool may include mortgage loans that have been underwritten pursuant to a streamlined documentation refinancing program, as set forth in the Guide. These programs permit certain mortgage loans to be refinanced with only limited verification or updating of the underwriting information that was obtained at the time that the original mortgage loan was originated. For example, a new appraisal of the Property may not be required if the refinanced mortgage loan was originated up to approximately 24 months before the refinancing. In addition, the mortgagor’s income may not be verified, although continued employment is required to be verified. In certain circumstances, the mortgagor may be permitted to borrow up to 107% of the outstanding principal amount of the original mortgage loan. Each mortgage loan underwritten pursuant to this program will be treated as having been underwritten pursuant to the same underwriting documentation program as the mortgage loan that it refinanced, including for purposes of the disclosure in the related prospectus supplement.

The underwriting standards set forth in the Guide will be varied in appropriate cases, including limited or reduced documentation programs. Certain limited documentation programs, for example, do not require income, employment or asset verifications. Generally, in order to be eligible for a limited documentation program, the loan-to-value ratio must meet applicable guidelines, the borrower must have a good credit history and the borrower’s eligibility for this type of program may be determined by use of a credit scoring model.

In its evaluation of mortgage loans which have more than twelve months of payment experience, Aegis generally places greater weight on payment history and may take into account market and other economic trends while placing less weight on underwriting factors generally applied to newly originated mortgage loans. Mortgage loans seasoned for over twelve months may be underwritten for purchase by Aegis based on the borrower’s credit score and payment history, with no current income verification, and under an alternative property valuation method.

The mortgaged properties may be located in states where, in general, a lender providing credit on a single-family property may not seek a deficiency judgment against the mortgagor but rather must look solely to the Property for repayment in the event of foreclosure. See “Certain Legal Aspects of the Mortgage Loans — Anti-Deficiency Legislation and Other Limitations on Lenders.” Aegis’s underwriting standards applicable to all states, including anti-deficiency states, require that the value of the Property being financed, as indicated by the appraisal, currently supports and is anticipated to support in the future the outstanding loan balance, although there can be no assurance that the value of the Property will continue to support the loan balance in the future.

General Standards for Home Equity Loans. The applicable prospectus supplement may provide for the seller’s representations and warranties relating to the home equity loans, but if it does not, each seller will represent and warrant that all home equity loans originated and/or sold by it to the depositor or one of its affiliates will have been underwritten in accordance with standards consistent with those utilized by home equity lenders generally during the period of origination for similar types of loans.

Underwriting standards are applied by or on behalf of a lender to evaluate the borrower’s credit standing and repayment ability, and the value and adequacy of the related Property as collateral. In general, a prospective borrower applying for a home equity loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information, including the principal balance and payment history with respect to any senior mortgage, if any. The applicable prospectus supplement may specify whether that credit information will be verified by the seller, but if it does not, the credit information supplied by the borrower will be verified by the related seller. As part of the description of the borrower’s financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower’s credit history with local merchants and lenders and any record of bankruptcy. In most cases, an employment verification is obtained from an independent source (typically the borrower’s employer) which verification reports, among other things, the length of employment with that organization and the borrower’s current salary. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

In determining the adequacy of the Property to be used as collateral, an appraisal will generally be made of each Property considered for financing. The appraiser is generally required to inspect the Property, issue a report on its condition and, if applicable, verify construction, if new, has been completed. The appraisal is generally based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home. The value of the Property being financed, as indicated by the appraisal, must be such that it currently supports, and is anticipated to support in the future, the outstanding loan balance.

The maximum loan amount will vary depending upon a borrower’s credit grade and loan program but will not generally exceed $150,000. Variations in maximum loan amount limits will be permitted based on compensating factors. Compensating factors may generally include, to the extent specified in the related prospectus supplement, low loan-to-value ratio, low debt-to-income ratio, stable employment, favorable credit history and the nature of the underlying first mortgage loan, if applicable.

Each seller’s underwriting standards will generally permit home equity with loan-to-value ratios at origination of up to 125% depending on the loan program, type and use of the Property, creditworthiness of the borrower and debt-to-income ratio. If so specified in the related prospectus supplement, a seller’s underwriting criteria may permit home equity loans with loan-to-value ratios at origination in excess of 125%, such as for debt consolidation or home improvement purposes.

After obtaining all applicable employment, credit and Property information, the related seller will use a debt-to-income ratio to assist in determining whether the prospective borrower has sufficient monthly income available to support the payments of principal and interest on the mortgage loan in addition to other monthly credit obligations. The “debt-to-income ratio” is the ratio of the borrower’s total monthly payments to the borrower’s gross monthly income. The maximum monthly debt-to-income ratio will vary depending upon a borrower’s credit grade and loan program but will not generally exceed 55%. Variations in the monthly debt-to-income ratio limit will be permitted based on compensating factors to the extent specified in the related prospectus supplement.

In the case of a home equity loan secured by a leasehold interest in Property, the title to which is held by a third party lessor, the applicable prospectus supplement may provide for the related representations and warranties of the seller, but if it does not, the related seller will represent and warrant, among other things, that the remaining term of the lease and any sublease is at least five years longer than the remaining term on the home equity loan.

Certain of the types of home equity loans that may be included in a trust fund are recently developed and may involve additional uncertainties not present in traditional types of loans. For example, certain of the loans may provide for escalating or variable payments by the borrower. These types of home equity loans are underwritten on the basis of a judgment that the borrowers have the ability to make the monthly payments required initially. In some instances, a borrower’s income may not be sufficient to permit continued loan payments as those payments increase. These types of loans may also be underwritten primarily upon the basis of loan-to-value ratios or other favorable credit factors.

Qualifications of Unaffiliated Sellers

Each seller that is not an affiliate of the depositor will be required to satisfy the following qualifications. Each such seller must be an institution experienced in originating and servicing loans of the type contained in the related pool in accordance with accepted practices and prudent guidelines, and must maintain satisfactory facilities to originate and service those loans. Each such seller must be a mortgagee approved by the FHA or an institution the deposit accounts of which are insured by the Federal Deposit Insurance Corporation (“FDIC”).

Representations by Sellers; Repurchases

Each seller will have made representations and warranties in respect of the loans sold by that seller and evidenced by all, or a part, of a series of securities. These representations and warranties may include, among other things:

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that title insurance (or in the case of Properties located in areas where title insurance policies are generally not available, an attorney’s certificate of title) and any required hazard insurance policy were effective at origination of each loan, other than cooperative loans and certain home equity loans, and that each policy (or certificate of title as applicable) remained in effect on the date of purchase of the loan from the seller by or on behalf of the depositor;

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that the seller had good title to each loan and the loan was subject to no offsets, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement may forgive certain indebtedness of a borrower;

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that each loan constituted a valid lien on, or a perfected security interest with respect to, the Property (subject only to permissible liens disclosed, if applicable, title insurance exceptions, if applicable, and certain other exceptions described in the Agreement) and that the Property was free from damage and was in acceptable condition;

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that there were no delinquent tax or assessment liens against the Property;

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that no required payment on a loan was delinquent more than the number of days specified in the related prospectus supplement; and

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that each loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws and regulations in all material respects.

In addition, if any required payment on a mortgage loan was more than 31 days delinquent at any time during the twelve months before the cut-off date, the related prospectus supplement shall so indicate.

If so specified in the related prospectus supplement, the representations and warranties of a seller in respect of a loan will be made not as of the cut-off date but as of the date on which the seller sold the loan to the depositor or one of its affiliates. Under those circumstances, a substantial period of time may have elapsed between the sale date and the date of initial issuance of the series of securities evidencing an interest in the loan. Since the representations and warranties of a seller do not address events that may occur following the sale of a loan by the seller, its repurchase obligation described below will not arise if the relevant event that would otherwise have given rise to such an obligation with respect to a loan occurs after the date of sale of the loan by the seller to the depositor or its affiliates or after the origination of the mortgage loan, as the case may be. In addition, certain representations, including the condition of the related Property, will be limited to the extent the seller has knowledge and the seller will be under no obligation to investigate the substance of the representation. However, the depositor will not include any loan in the trust fund for any series of securities if anything has come to the depositor’s attention that would cause it to believe that the representations and warranties of a seller will not be accurate and complete in all material respects in respect of the loan as of the date of initial issuance of the related series of securities.

The trustee will promptly notify the relevant seller of any breach of any representation or warranty made by it in respect of a loan which materially and adversely affects the interests of the securityholders in the loan. If the seller cannot cure the breach within 90 days following notice from the trustee the applicable prospectus supplement may provide for the seller’s obligations under those circumstances, but if it does not, then the seller will be obligated either

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to repurchase the loan from the trust fund at a price (the “Purchase Price”) equal to 100% of the unpaid principal balance thereof as of the date of the repurchase plus accrued interest thereon to the first day of the month following the month of repurchase at the Loan Rate or

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substitute for the loan a replacement loan that satisfies the criteria specified in the related prospectus supplement.

The trustee will be required under the applicable Agreement to enforce this obligation for the benefit of the holders of the securities, following the practices it would employ in its good faith business judgment were it the owner of the loan. This repurchase or substitution obligation will constitute the sole remedy available to holders of securities or the trustee for a breach of representation by a seller.

Neither the depositor nor the servicer will be obligated to purchase or substitute a loan if a seller defaults on its obligation to do so, and no assurance can be given that sellers will carry out their respective repurchase or substitution obligations with respect to loans.

Description of the Securities

Each series of certificates will be issued pursuant to a Pooling and Servicing Agreement or a Trust Agreement among parties including the depositor, a master servicer (if applicable), the servicer(s) and the trustee. A form of such agreements has been filed as an exhibit to the Registration Statement of which this prospectus forms a part. Each series of notes will be issued pursuant to an indenture (the “Indenture”) among parties including the related trust and the entity named in the related prospectus supplement as trustee with respect to the series, and the related loans will be serviced pursuant to the terms of a Transfer and Servicing Agreement or a Sale and Servicing Agreement. A form of such agreements has been filed as an exhibit to the Registration Statement of which this prospectus forms a part. A series of securities may consist of both notes and certificates. Each Agreement, dated as of the related cut-off date, will be among parties including the depositor, a master servicer (if applicable), the servicer(s) and the trustee for the benefit of the holders of the securities of the series. The provisions of each Agreement will vary depending upon the nature of the securities to be issued thereunder and the nature of the related trust fund. The following are descriptions of the material provisions which may appear in each Agreement. The depositor will provide a copy of the Agreement (without exhibits) relating to any series without charge upon written request of a holder of record of a security of the series addressed to Aegis Asset Backed Securities Corporation, 3250 Briarpark, Suite 400, Houston, Texas 77042, Attention: Investor Relations.

General

The securities of each series will be issued in book-entry or fully registered form, in the authorized denominations specified in the related prospectus supplement, will, in the case of certificates, evidence specified beneficial ownership interests in, and in the case of notes, be secured by, the assets of the related trust fund created pursuant to each Agreement and will not be entitled to payments in respect of the assets included in any other trust fund established by the depositor. The applicable prospectus supplement may provide for guarantees or insurance obtained from a governmental entity or other person, but if it does not, the Trust Fund Assets will not be guaranteed or insured by any governmental entity or other person. Each trust fund will consist of, to the extent provided in the related Agreement:

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the Trust Fund Assets, as from time to time are subject to the related Agreement (exclusive of any amounts specified in the related prospectus supplement (“Retained Interest”)), including all payments of interest and principal received with respect to the loans after the cut-off date (to the extent not applied in computing the principal balance of the loans as of the cut-off date (the “Cut-off Date Principal Balance”));

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the assets required to be deposited in the related Security Account from time to time; and

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property which secured a loan and which is acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure and any insurance policies or other forms of credit enhancement required to be maintained pursuant to the related Agreement.

If so specified in the related prospectus supplement, a trust fund may also include one or more of the following: reinvestment income on payments received on the Trust Fund Assets, a reserve fund, a mortgage pool insurance policy, a special hazard insurance policy, a bankruptcy bond, one or more letters of credit, a surety bond, guaranties or similar instruments.

Each series of securities will be issued in one or more classes. Each class of certificates of a series evidence beneficial ownership of future interest and/or principal payments on, and each class of notes of a series will be secured by, the related Trust Fund Assets. A series of securities may include one or more classes that are senior in right to payment to one or more other classes of securities of the series. Certain series or classes of securities may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described under “Credit Enhancement” in this prospectus and in the related prospectus supplement. One or more classes of securities of a series may be entitled to receive distributions of principal, interest or any combination thereof. Distributions on one or more classes of a series of securities may be made prior to one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula or on the basis of collections from designated portions of the related Trust Fund Assets, in each case as specified in the related prospectus supplement. The timing and amounts of distributions may vary among classes or over time as specified in the related prospectus supplement.

Distributions of principal and interest (or, where applicable, of principal only or interest only) on the related securities will be made by the trustee on each distribution date (i.e., monthly, quarterly, semi-annually or at such other intervals and on the dates as are specified in the related prospectus supplement) amounts determined as described in the related prospectus supplement. Distributions will be made to the persons in whose names the securities are registered at the close of business on the dates specified in the related prospectus supplement (each, a “Record Date”). Distributions will be made in the manner specified in the related prospectus supplement to the persons entitled thereto at the address appearing in the register maintained for holders of securities (the “Security Register”); provided, however, that the final distribution in retirement of the securities will be made only upon presentation and surrender of the securities at the office or agency of the trustee or other person specified in the notice to securityholders of the final distribution.

The securities will be freely transferable and exchangeable at the Corporate Trust Office of the trustee as set forth in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of securities of any series, but the trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

The purchase, holding or disposition of the securities employee benefit plan or other retirement arrangement (including individual retirement accounts and annuities, Keogh plans and collective investment funds in which the plans, accounts or arrangements are invested) subject to provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or the Internal Revenue Code of 1986, as amended (the “Code”), may result in prohibited transactions, within the meaning of ERISA and the Code. The applicable prospectus supplement will provide for the conditions for transferring a class of securities to an employee benefits plan or other retirement arrangement. See “ERISA Considerations.”

As to each series, an election may be made to treat the related trust fund or designated portions thereof as a “real estate mortgage investment conduit” or “REMIC” as defined in the Code. The related prospectus supplement will specify whether a REMIC election is to be made. Alternatively, the Agreement for a series may provide that a REMIC election may be made at the discretion of the depositor or the trustee and may only be made if certain conditions are satisfied. As to any series for which a REMIC election will be made, the terms and provisions applicable to the making of the REMIC election will be set forth in the related prospectus supplement. If a REMIC election is made with respect to a series, one of the classes will be designated as evidencing the sole class of “residual interests” in the related REMIC, as defined in the Code. All other classes of securities in the series will constitute “regular interests” in the related REMIC, as defined in the Code. As to each series with respect to which a REMIC election is to be made, the trustee or a holder of the related residual certificate will be obligated to take all actions required in order to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes. The trustee, unless otherwise provided in the related prospectus supplement, will be entitled to reimbursement for these payments from the assets of the trust fund or from any holder of the related residual certificate.

Distributions on Securities

General. In general, the method of determining the amount of distributions on a particular series of securities will depend on the type of credit support, if any, that is used with respect to the series. See “Credit Enhancement.” Set forth below are descriptions of various methods that may be used to determine the amount of distributions on the securities of a particular series. The prospectus supplement for each series of securities will describe the method to be used in determining the amount of distributions on the securities of the series.

Distributions allocable to principal and interest on the securities will be made by the trustee out of, and only to the extent of, funds in the related Security Account, including any funds transferred from any reserve fund. As between securities of different classes and as between distributions of principal (and, if applicable, between distributions of Principal Prepayments, as defined below, and scheduled payments of principal) and interest, distributions made on any distribution date will be applied as specified in the related prospectus supplement.

Available Funds. All distributions on the securities of each series on each distribution date will be made from the Available Funds described below, in accordance with the terms described in the related prospectus supplement and specified in the Agreement. “Available Funds” for each distribution date will generally equal the amount on deposit in the related Security Account on the distribution date (net of related fees and expenses payable by the related trust fund) other than amounts to be held in the Security Account for distribution on future distribution dates.

Distributions of Interest. Interest will accrue on the aggregate principal balance of the securities (or, in the case of securities entitled only to distributions allocable to interest, the aggregate notional amount) of each class of securities (the “Class  Security Balance”) entitled to interest from the date, at the Pass-Through Rate or interest rate, as applicable (which in either case may be a fixed rate or rate adjustable as specified in the prospectus supplement), and for the periods specified in the prospectus supplement. To the extent funds are available therefor, interest accrued during each specified period on each class of securities entitled to interest (other than a class of securities that provides for interest that accrues, but is not currently payable) will be distributable on the distribution dates specified in the related prospectus supplement until the aggregate Class Security Balance of the securities of the class has been distributed in full or, in the case of securities entitled only to distributions allocable to interest, until the aggregate notional amount of the securities is reduced to zero or for the period of time designated in the related prospectus supplement. The original Class Security Balance of each security will equal the aggregate distributions allocable to principal to which the security is entitled. Distributions allocable to interest on each security that is not entitled to distributions allocable to principal will be calculated based on the notional amount of the security. The notional amount of a security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

Interest payable on the securities of a series on a distribution date will include all interest accrued during the period specified in the related prospectus supplement. In the event interest accrues over a period ending two or more days prior to a distribution date, the effective yield to securityholders will be reduced from the yield that would otherwise be obtainable if interest payable on the security were to accrue through the day immediately preceding the distribution date, and the effective yield (at par) to securityholders will be less than the indicated coupon rate.

With respect to any class of accrual securities, if specified in the related prospectus supplement, any interest that has accrued but is not paid on a given distribution date will be added to the aggregate Class  Security Balance of the class of securities on that distribution date. Distributions of interest on any class of accrual securities will commence only after the occurrence of the events specified in the prospectus supplement. Prior to that time, the beneficial ownership interest in the trust fund or the principal balance, as applicable, of the class of accrual securities, as reflected in the aggregate Class  Security Balance of the class of accrual securities, will increase on each distribution date by the amount of interest that accrued on the class of accrual securities during the preceding interest accrual period but that was not required to be distributed to that class on the distribution date. The class of accrual securities will thereafter accrue interest on its outstanding Class  Security Balance as so adjusted.

Distributions of Principal. The related prospectus supplement will specify the method by which the amount of principal to be distributed on the securities on each distribution date will be calculated and the manner in which the amount will be allocated among the classes of securities entitled to distributions of principal. The aggregate Class  Security Balance of any class of securities entitled to distributions of principal generally will be the aggregate original Class  Security Balance of the class of securities specified in the prospectus supplement, reduced by all distributions paid to such class of holders of the securities as allocable to principal and,

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in the case of accrual securities, in general, increased by all interest accrued but not then distributable on the accrual securities; and

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in the case of adjustable rate securities, subject to the effect of negative amortization, if applicable.

If so provided in the related prospectus supplement, one or more classes of securities will be entitled to receive all or a disproportionate percentage of the payments of principal including payments of principal which are received from borrowers in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of the payments (“Principal Prepayments”) in the percentages and under the circumstances or for the periods specified in the prospectus supplement. The allocation of disproportional amounts of principal to a class or classes of securities will have the effect of accelerating the amortization of those securities while increasing the interests evidenced by one or more other classes of securities in the trust fund. Increasing the interests of the other classes of securities relative to that of certain securities is intended to preserve the availability of the subordination provided by the other securities. See “Credit Enhancement — Subordination.”

Unscheduled Distributions. If specified in the related prospectus supplement, the securities will be subject to distributions of principal before the next scheduled distribution date under the circumstances and in the manner described below and in the prospectus supplement. If applicable, the trustee will be required to make unscheduled distributions on the day and in the amount specified in the related prospectus supplement if, due to substantial payments of principal (including Principal Prepayments) on the Trust Fund Assets, the trustee determines that the funds available or anticipated to be available from the Security Account and, if applicable, any reserve fund, may be insufficient to make required distributions on the securities on that distribution date. The applicable prospectus supplement may provide for limits on the amount of an unscheduled distribution, but if it does not, the amount of any unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the securities on the next distribution date. The applicable prospectus supplement may specify whether the unscheduled distribution will include interest, but if it does not, the unscheduled distributions will include interest at the applicable Pass-Through Rate (if any) or interest rate (if any) on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in the prospectus supplement.

Securities Subject to Purchase

The prospectus supplement may provide that one or more classes of securities of a series may be (i) purchased, in whole or in part, at the option of the depositor, the servicer, the holder of another class of securities of the same series or another designated entity, at specified times and purchase prices, and under particular circumstances, or (ii) subject to redemption, in whole or in part, at the request of the holders of that class, or may be subject to mandatory purchase by the depositor, the servicer or another designated entity.  The material terms and conditions of any such optional purchase, redemption or mandatory purchase will be described in the prospectus supplement.

Advances

To the extent provided in the related prospectus supplement, the servicer(s) will be required to advance on or before each distribution date (from its own funds, funds advanced by subservicers or funds held in the Security Account for future distributions to the holders of securities of the related series), an amount equal to the aggregate of payments of interest and/or principal that were delinquent on the related Determination Date (as that term is defined in the related prospectus supplement) and were not advanced by any subservicer, subject to the servicer’s determination that those advances may be recoverable out of late payments by borrowers, Liquidation Proceeds, Insurance Proceeds or otherwise. In the case of cooperative loans, the servicer(s) also may be required to advance any unpaid maintenance fees and other charges under the related proprietary leases as specified in the related prospectus supplement.

In making advances, the servicer(s) will endeavor to maintain a regular flow of scheduled interest and principal payments to holders of the securities, rather than to guarantee or insure against losses. If advances are made by the servicer from cash being held for future distribution to securityholders, the servicer will replace those funds on or before any future distribution date to the extent that funds in the applicable Security Account on the future distribution date would be less than the amount required to be available for distributions to securityholders on that distribution date. Any servicer funds advanced will be reimbursable to the servicer out of recoveries on the specific loans with respect to which those advances were made (e.g., late payments made by the related borrower, any related Insurance Proceeds, Liquidation Proceeds or proceeds of any loan purchased by the depositor, a subservicer or a seller pursuant to the related Agreement). Advances by the servicer (and any advances by a subservicer) also will be reimbursable to the servicer (or subservicer) from cash otherwise distributable to securityholders (including the holders of Senior Securities) to the extent that the servicer determines that the advances previously made are not ultimately recoverable as described above. To the extent provided in the related prospectus supplement, the servicer also will be obligated to make advances, to the extent recoverable out of Insurance Proceeds, Liquidation Proceeds or otherwise, in respect of certain taxes and insurance premiums not paid by borrowers on a timely basis. Funds so advanced are reimbursable to the servicer to the extent permitted by the related Agreement. The obligations of the servicer to make advances may be supported by a cash advance reserve fund, a surety bond or other arrangement of the type described in this prospectus under “Credit Enhancement,” in each case as described in the related prospectus supplement.

In the event the servicer or a subservicer fails to make a required advance, the applicable prospectus supplement may specify whether another party will have advancing obligations, but if it does not, the master servicer will be obligated to make the advance in its capacity as successor servicer. If the master servicer makes an advance, it will be entitled to be reimbursed for the advance to the same extent and degree as the servicer or a subservicer is entitled to be reimbursed for advances. See “Description of the Securities — Distributions on Securities.”

Reports to Securityholders

Prior to or concurrently with each distribution on a distribution date the trustee will furnish to each securityholder of record of the related series a statement setting forth, to the extent applicable to the related series of securities, among other things:

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the amount of the distribution allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and if so specified in the related prospectus supplement, any applicable prepayment penalties included in the distribution;

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the amount of the distribution allocable to interest;

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the amount of any advance;

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the aggregate amount (a) otherwise allocable to the Subordinated Securityholders on the distribution date, and (b) withdrawn from the reserve fund, if any, that is included in the amounts distributed to the Senior Securityholders;

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the outstanding principal balance or notional amount of each class of the related series after giving effect to the distribution of principal on the distribution date;

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the related amount of the servicing compensation retained or withdrawn from the Security Account by the master servicer, and the amount of additional servicing compensation received by the master servicer attributable to penalties, fees, excess Liquidation Proceeds and other similar charges and items;

·

the number and aggregate principal balances of loans (A) delinquent (exclusive of loans in foreclosure) 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 or more days and (B) in foreclosure and delinquent 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 or more days, as of the close of business on the last day of the calendar month preceding the distribution date;

·

the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

·

if applicable, the amount remaining in any reserve fund at the close of business on the distribution date;

·

if applicable, the amount of the Pre-Funding Amount deployed by the trustee to purchase Subsequent Loans during the preceding collection period;

·

the Pass-Through Rate or interest rate, as applicable, as of the day prior to the immediately preceding distribution date;

·

any amounts remaining under letters of credit, pool policies or other forms of credit enhancement; and

·

the servicing fee payable to the and any subservicer, if applicable.

Where applicable, any amount set forth above may be expressed as a dollar amount per $1,000 security of the relevant class having the percentage interest specified in the related prospectus supplement. The report to securityholders for any series of securities may include additional or other information of a similar nature to that specified above.

In addition, within a reasonable period of time after the end of each calendar year, the master servicer or the trustee will mail to each securityholder of record at any time during that calendar year a report as to (a) the aggregate of amounts reported pursuant to the first two items above for that calendar year or, in the event the person was a securityholder of record during a portion of that calendar year, for the applicable portion of that calendar year and (b) such other customary information as may be deemed necessary or desirable for securityholders to prepare their tax returns.

Categories of Classes of Securities

The securities of any series may be comprised of one or more classes. These classes, in general, fall into different categories. The following chart identifies and generally defines certain of the more typical categories. The prospectus supplement for a series of securities may identify the classes that comprise the series by reference to the following categories.

CATEGORIES OF CLASSES	DEFINITION
Principal Types
Accretion Directed

A class that receives principal payments from the accreted interest from specified Accrual classes. An accretion directed class also may receive principal payments from principal paid on the underlying Trust Fund Assets for the related series.

Component Securities

A class consisting of “components.” The components of a class of component securities may have different principal and/or interest payment characteristics but together constitute a single class. Each component of a class of component securities may be identified as falling into one or more of the categories in this chart.

Notional Amount Securities	A class having no principal balance and bearing interest on the related notional amount. The notional amount is used for purposes of the determination of interest distributions.
Planned Principal Class or PACs

A class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming two constant prepayment rates for the underlying Trust Fund Assets. These two rates are the endpoints for the “structuring range” for the planned principal class. The planned principal classes in any series of certificates may be subdivided into different categories (e.g., primary planned principal classes, secondary planned principal classes and so forth) having different effective structuring ranges and different principal payment priorities. The structuring range for the secondary planned principal class of a series of certificates will be narrower than that for the primary planned principal class of the series.

Scheduled Principal Class

A class that is designed to receive principal payments using a predetermined principal balance schedule but is not designated as a Planned Principal Class  or Targeted Principal class. In many cases, the schedule is derived by assuming two constant prepayment rates for the underlying Trust Fund Assets. These two rates are the endpoints for the “structuring range” for the scheduled principal class.

Sequential Pay

Classes that receive principal payments in a prescribed sequence, that do not have predetermined principal balance schedules and that under all circumstances receive payments of principal continuously from the first distribution date on which they receive principal until they are retired. A single class that receives principal payments before or after all other classes in the same series of securities may be identified as a sequential pay class.

Strip	A class that receives a constant proportion, or “strip,” of the principal payments on the underlying Trust Fund Assets.
Support Class (also sometimes referred to as “companion classes”)

A class that receives principal payments on any distribution date only if scheduled payments have been made on specified planned principal classes, targeted principal classes and/or Scheduled Principal Classes.

Targeted Principal Class or TACs	A class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming a single constant prepayment rate for the underlying Trust Fund Assets.
Interest Types
Fixed Rate	A class with an interest rate that is fixed throughout the life of the class.
Floating Rate	A class with an interest rate that resets periodically based upon a designated index and that varies directly with changes in the index.
Inverse Floating Rate	A class with an interest rate that resets periodically based upon a designated index and that varies inversely with changes in the index.
Variable Rate

A class with an interest rate that resets periodically and is calculated by reference to the rate or rates of interest applicable to specified assets or instruments (e.g., the Loan Rates borne by the underlying loans).

Interest Only

A class that receives some or all of the interest payments made on the underlying Trust Fund Assets and little or no principal. Interest Only classes have either a nominal principal balance or a notional amount. A nominal principal balance represents actual principal that will be paid on the class. It is referred to as nominal since it is extremely small compared to other classes. A notional amount is the amount used as a reference to calculate the amount of interest due on an Interest Only class that is not entitled to any distributions in respect of principal.

Principal Only	A class that does not bear interest and is entitled to receive only distributions in respect of principal.
Partial Accrual

A class that accretes a portion of the amount of accrued interest thereon, which amount will be added to the principal balance of that class on each applicable distribution date, with the remainder of the accrued interest to be distributed currently as interest on that class. This accretion may continue until a specified event has occurred or until the Partial Accrual class is retired.

Accrual

A class that accretes the amount of accrued interest otherwise distributable on that class, which amount will be added as principal to the principal balance of that class on each applicable distribution date. The accretion may continue until some specified event has occurred or until the Accrual class is retired.

Indices Applicable to Floating Rate and Inverse Floating Rate Classes

LIBOR

The applicable prospectus supplement may specify some other basis for determining LIBOR, but if it does not, on the LIBOR determination date (as defined in the related prospectus supplement) for each class of certificates of a series for which the applicable interest rate is determined by reference to an index denominated as LIBOR, the person designated in the related pooling and servicing agreement or similar agreement as the calculation agent will determine LIBOR in accordance with one of the two methods described below (which method will be specified in the related prospectus supplement):

LIBO Method

If using this method to calculate LIBOR, the calculation agent will determine LIBOR by reference to the quotations, as set forth on the Reuters Screen LIBO Page, offered by the principal London office of each of the designated reference banks meeting the criteria set forth in this prospectus for making one-month United States dollar deposits in leading banks in the London Interbank market, as of 11:00 a.m. (London time) on the LIBOR determination date. In lieu of relying on the quotations for those reference banks that appear at the time on the Reuters Screen LIBO Page, the calculation agent will request each of the reference banks to provide the offered quotations at the time.

Under this method LIBOR will be established by the calculation agent on each LIBOR determination date as follows:

(a)

If on any LIBOR determination date two or more reference banks provide offered quotations, LIBOR for the next interest accrual period shall be the arithmetic mean of the offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/32%).

(b)

If on any LIBOR determination date only one or none of the reference banks provides offered quotations, LIBOR for the next interest accrual period shall be whichever is the higher of:

·

LIBOR as determined on the previous LIBOR determination date, or

·

the reserve interest rate.  The reserve interest rate shall be the rate per annum which the calculation agent determines to be either

·

the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 1/32%) of the one-month United States dollar lending rates that New York City banks selected by the calculation agent are quoting, on the relevant LIBOR determination date, to the principal London offices of at least two of the reference banks to which the quotations are, in the opinion of the calculation agent being so made, or

·

if the calculation agent cannot determine the arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the calculation agent are quoting on the LIBOR determination date to leading European banks.

(c)

If on any LIBOR determination date for a class specified in the related prospectus supplement, the calculation agent is required but is unable to determine the reserve interest rate in the manner provided in paragraph (b) above, LIBOR for the next interest accrual period shall be LIBOR as determined on the preceding LIBOR determination date, or, in the case of the first LIBOR determination date, LIBOR shall be considered to be the per annum rate specified as such in the related prospectus supplement.

Each reference bank shall be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market; shall not control, be controlled by, or be under common control with the calculation agent; and shall have an established place of business in London. If a reference bank should be unwilling or unable to act as such or if appointment of a reference bank is terminated, another leading bank meeting the criteria specified above will be appointed.

BBA Method

If using this method of determining LIBOR, the calculation agent will determine LIBOR on the basis of the British Bankers’ Association “Interest Settlement Rate” for one-month deposits in United States dollars as found on Telerate page 3750 as of 11:00 a.m. London time on each LIBOR determination date. Interest Settlement Rates currently are based on rates quoted by eight British Bankers’ Association designated banks as being, in the view of the banks, the offered rate at which deposits are being quoted to prime banks in the London interbank market. The Interest Settlement Rates are calculated by eliminating the two highest rates and the two lowest rates, averaging the four remaining rates, carrying the result (expressed as a percentage) out to six decimal places, and rounding to five decimal places.

If on any LIBOR determination date, the calculation agent is unable to calculate LIBOR in accordance with the method set forth in the immediately preceding paragraph, LIBOR for the next interest accrual period shall be calculated in accordance with the LIBOR method described under “LIBO Method.”

The establishment of LIBOR on each LIBOR determination date by the calculation agent and its calculation of the rate of interest for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

COFI

The Eleventh District Cost of Funds Index is designed to represent the monthly weighted average cost of funds for savings institutions in Arizona, California and Nevada that are member institutions of the Eleventh Federal Home Loan Bank District (the “Eleventh District”). The Eleventh District Cost of Funds Index for a particular month reflects the interest costs paid on all types of funds held by Eleventh District member institutions and is calculated by dividing the cost of funds by the average of the total amount of those funds outstanding at the end of that month and of the prior month and annualizing and adjusting the result to reflect the actual number of days in the particular month. If necessary, before these calculations are made, the component figures are adjusted by the Federal Home Loan Bank of San Francisco (“FHLBSF”) to neutralize the effect of events such as member institutions leaving the Eleventh District or acquiring institutions outside the Eleventh District. The Eleventh District Cost of Funds Index is weighted to reflect the relative amount of each type of funds held at the end of the relevant month. The major components of funds of Eleventh District member institutions are: savings deposits, time deposits, FHLBSF advances, repurchase agreements and all other borrowings. Because the component funds represent a variety of maturities whose costs may react in different ways to changing conditions, the Eleventh District Cost of Funds Index does not necessarily reflect current market rates.

A number of factors affect the performance of the Eleventh District Cost of Funds Index, which may cause it to move in a manner different from indices tied to specific interest rates, such as United States Treasury bills or LIBOR. Because the liabilities upon which the Eleventh District Cost of Funds Index is based were issued at various times under various market conditions and with various maturities, the Eleventh District Cost of Funds Index may not necessarily reflect the prevailing market interest rates on new liabilities of similar maturities. Moreover, as stated above, the Eleventh District Cost of Funds Index is designed to represent the average cost of funds for Eleventh District savings institutions for the month prior to the month in which it its due to be published. Additionally, the Eleventh District Cost of Funds Index may not necessarily move in the same direction as market interest rates at all times, since as longer term deposits or borrowings mature and are renewed at prevailing market interest rates, the Eleventh District Cost of Funds Index is influenced by the differential between the prior and the new rates on those deposits or borrowings. In addition, movements of the Eleventh District Cost of Funds Index, as compared to other indices tied to specific interest rates, may be affected by changes instituted by the FHLBSF in the method used to calculate the Eleventh District Cost of Funds Index.

The FHLBSF publishes the Eleventh District Cost of Funds Index in its monthly Information Bulletin. Any individual may request regular receipt by mail of Information Bulletins by writing the Federal Home Loan Bank of San Francisco, P.O. Box 7948, 600 California Street, San Francisco, California 94120, or by calling (415) 616-1000. The Eleventh District Cost of Funds Index may also be obtained by calling the FHLBSF at (415) 616-2600.

The FHLBSF has stated in its Information Bulletin that the Eleventh District Cost of Funds Index for a month “will be announced on or near the last working day” of the following month and also has stated that it “cannot guarantee the announcement” of the index on an exact date. So long as the index for a month is announced on or before the tenth day of the second following month, the interest rate for each class of securities of a series as to which the applicable interest rate is determined by reference to an index denominated as COFI (each, a class of “COFI securities”) for the Interest Accrual Period commencing in the second following month will be based on the Eleventh District Cost of Funds Index for the second preceding month. If publication is delayed beyond the tenth day, the interest rate will be based on the Eleventh District Cost of Funds Index for the third preceding month.

The applicable prospectus supplement may specify some other basis for determining COFI, but if it does not, then if on the tenth day of the month in which any interest accrual period commences for a class of COFI certificates the most recently published Eleventh District Cost of Funds Index relates to a month before the third preceding month, the index for the current interest accrual period and for each succeeding interest accrual period will, except as described in the next to last sentence of this paragraph, be based on the National Monthly Median Cost of Funds Ratio to SAIF-Insured Institutions (the “National Cost of Funds Index”) published by the Office of Thrift Supervision (the “OTS”) for the third preceding month (or the fourth preceding month if the National Cost of Funds Index for the third preceding month has not been published on the tenth day of an interest accrual period). Information on the National Cost of Funds Index may be obtained by writing the OTS at 1700 G Street, N.W., Washington, D.C. 20552 or calling (202) 906-6677, and the current National Cost of Funds Index may be obtained by calling (202) 906-6988. If on the tenth day of the month in which an interest accrual period commences the most recently published National Cost of Funds Index relates to a month before the fourth preceding month, the applicable index for the interest accrual period and each succeeding interest accrual period will be based on LIBOR, as determined by the calculation agent in accordance with the Agreement relating to the series of certificates. A change of index from the Eleventh District Cost of Funds Index to an alternative index will result in a change in the index level and could increase its volatility, particularly if LIBOR is the alternative index.

The establishment of COFI by the calculation agent and its calculation of the rates of interest for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

Treasury Index

The applicable prospectus supplement may specify some other basis for determining and defining the Treasury index, but if it does not, on the Treasury index determination date for each class of securities of a series for which the applicable interest rate is determined by reference to an index denominated as a Treasury index, the calculation agent will ascertain the Treasury index for Treasury securities of the maturity and for the period (or, if applicable, date) specified in the related prospectus supplement. The Treasury index for any period means the average of the yield for each business day during the specified period (and for any date means the yield for the date), expressed as a per annum percentage rate, on U.S. Treasury securities adjusted to the “constant maturity” specified in the prospectus supplement or if no “constant maturity” is so specified, U.S. Treasury securities trading on the secondary market having the maturity specified in the prospectus supplement, in each case as published by the Federal Reserve Board in its Statistical Release No.  H.15 (519). Statistical Release No.  H.15 (519) is published on Monday or Tuesday of each week and may be obtained by writing or calling the Publications Department at the Board of Governors of the Federal Reserve System, 21st and C Streets, Washington, D.C. 20551 (202) 452-3244. If the calculation agent has not yet received Statistical Release No.  H.15 (519) for a week, then it will use the Statistical Release from the preceding week.

Yields on U.S. Treasury securities at “constant maturity” are derived from the U.S. Treasury’s daily yield curve. This curve, which relates the yield on a security to its time to maturity, is based on the closing market bid yields on actively traded Treasury securities in the over-the-counter market. These market yields are calculated from composites of quotations reported by five leading U.S. Government securities dealers to the Federal Reserve Bank of New York. This method provides a yield for a given maturity even if no security with that exact maturity is outstanding. In the event that the Treasury Index is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the Agreement relating to the particular series of securities. The Calculation Agent’s determination of the Treasury Index, and its calculation of the rates of interest for the applicable classes for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding.

Prime Rate

The applicable prospectus supplement may specify the party responsible for determining the Prime Rate, but if it does not, on the Prime Rate determination date (as that term is defined in the related prospectus supplement) for each class of securities of a series as to which the applicable interest rate is determined by reference to an index denominated as the Prime Rate, the calculation agent will ascertain the Prime Rate for the related interest accrual period. The applicable prospectus supplement may provide for the means of determining the Prime Rate, but if it does not, the Prime Rate for an interest accrual period will be the “Prime Rate” as published in the “Money Rates” section of The Wall Street Journal (or if not so published, the “Prime Rate” as published in a newspaper of general circulation selected by the calculation agent in its sole discretion) on the related Prime Rate Determination Date. If a prime rate range is given, then the average of the range will be used. In the event that the Prime Rate is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the Agreement relating to the particular series of securities. The calculation agent’s determination of the Prime Rate and its calculation of the rates of interest for the related interest accrual period shall (in the absence of manifest error) be final and binding.

Book-entry Registration of Securities

As described in the related prospectus supplement, if not issued in fully registered form, each class of securities will be registered as book-entry securities. Persons acquiring beneficial ownership interests in the securities (“Security Owners”) will hold their securities through the Depository Trust Company (“DTC”) in the United States, or Clearstream Luxembourg or Euroclear (in Europe) if they are participants of those systems, or indirectly through organizations which are participants in those systems (each such participating organization, a “DTC Participant,” “Clearstream Luxembourg Participant” or “Euroclear Participant,” as applicable). The book-entry securities will be issued in one or more certificates which equal the aggregate principal balance of the securities and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream Luxembourg’s and Euroclear’s names on the books of their respective depositories which in turn will hold those positions in customers’ securities accounts in the depositories’ names on the books of DTC. Citibank, N.A., will act as depositary for Clearstream Luxembourg and The Chase Manhattan Bank will act as depositary for Euroclear (in those capacities, individually the “Relevant Depositary” and collectively the “European Depositories”). Except as described below, no person acquiring a book-entry security (each, a “beneficial owner”) will be entitled to receive a physical certificate representing the security (a “Definitive Security”). Unless and until Definitive Securities are issued, it is anticipated that the only “securityholders” of the securities will be Cede & Co., as nominee of DTC. Security Owners are only permitted to exercise their rights indirectly through the participating organizations that use the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations and DTC.

A Security Owner’s ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a “Financial Intermediary”) that maintains the beneficial owner’s account for that purpose. In turn, the Financial Intermediary’s ownership of the book-entry security will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner’s Financial Intermediary is not a DTC Participant, and on the records of Clearstream Luxembourg or Euroclear, as appropriate).

Security Owners will receive all distributions of principal of, and interest on, the securities from the applicable trustee through DTC and DTC Participants. While the securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC must make book-entry transfers among participants on whose behalf it acts with respect to the securities and is required to receive and transmit distributions of principal of, and interest on, the securities. Participants and organizations that have indirect access to the DTC system, such as banks, brokers, dealers, trust companies and other indirect participants that clear through or maintain a custodial relationship with a participant, with whom Security Owners have accounts for securities are similarly required to make book-entry transfers and receive and transmit those distributions on behalf of their respective Security Owners. Accordingly, although Security Owners will not possess physical certificates, the Rules provide a mechanism by which Security Owners will receive distributions and will be able to transfer their interest.

Security Owners will not receive or be entitled to receive certificates representing their respective interests in the book-entry securities, except under the limited circumstances described below. Unless and until Definitive Securities are issued, Security Owners who are not participants may transfer ownership of securities only through participants and indirect participants by instructing them to transfer securities, by book-entry transfer, through DTC for the account of the purchasers of the securities, which account is maintained with their respective participants. Under the Rules and in accordance with DTC’s normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Security Owners.

Because of time zone differences, credits of securities received in Clearstream Luxembourg or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Those credits or any transactions in those securities will be reported to the relevant Euroclear or Clearstream Luxembourg Participants on the business day following the DTC settlement date. Cash received in Clearstream Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream Luxembourg Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Notes, see “Material Federal Income Tax Considerations — Tax Treatment of Foreign Investors” and “ — Tax Consequences to Holders of the Notes — Backup Withholding” in this prospectus and “Global Clearance, Settlement And Tax Documentation Procedures — Certain U.S. Federal Income Tax Documentation Requirements” in Annex I attached to this prospectus.

Transfers between participants will occur in accordance with DTC rules. Transfers between Clearstream Luxembourg Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary. However, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European Depositories.

DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the book-entry securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry securities will be subject to the rules, regulations and procedures governing DTC and DTC Participants as in effect from time to time.

Clearstream Banking, société anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg (“Clearstream Luxembourg”), was incorporated in 1970 as “Cedel S.A,” a company with limited liability under Luxembourg law (a “société anonyme”). Cedel S.A. subsequently changed its name to Cedelbank. On January  10, 2000, Cedelbank’s parent company, Cedel International, société anonyme merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG. The merger involved the transfer by Cedel International of substantially all of its assets and liabilities to a new Luxembourg company, New Cedel International, société anonyme, which is 50% owned by Cedel International and 50% owned by Deutsche Borse Clearing AG’s parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Cedel International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Cedel International’s stock.

Further to the merger, the Board of Directors of New Cedel International decided to re-name the companies in the group to give them a cohesive brand name. The new brand name that was chosen is “Clearstream.” With effect from January  14, 2000 New Cedel International has been renamed “Clearstream International, société anonyme.” On January  18, 2000, Cedelbank was renamed “Clearstream Banking, société anonyme,” and Cedel Global Services was renamed “Clearstream Services, société anonyme.”

On 17 January 2000 Deutsche Borse Clearing AG was renamed “Clearstream Banking AG.” This means that there are now two entities in the corporate group headed by Clearstream International which share the name “Clearstream Banking,” the entity previously named “Cedelbank” and the entity previously named “Deutsche Borse Clearing AG.”

Clearstream Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream Luxembourg Participants through electronic book-entry changes in accounts of Clearstream Luxembourg Participants, thereby eliminating the need for physical movement of securities. Transactions may be settled in Clearstream Luxembourg in any of 36 currencies, including United States dollars. Clearstream Luxembourg provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream Luxembourg’s participants are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream Luxembourg’s U.S. participants are limited to securities brokers and dealers and banks. Currently, Clearstream Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada and the United States. Indirect access to Clearstream Luxembourg is also available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream Luxembourg. Clearstream Luxembourg has established an electronic bridge with Morgan Guaranty Trust Company of New York as the operator of the Euroclear System (“MGT/EOC”) in Brussels to facilitate settlement of trades between Clearstream Luxembourg and MGT/EOC.

Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and deals with domestic securities markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by MGT/EOC under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. All operations are conducted by MGT/EOC, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear Clearance Systems, S.C. Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

MGT/EOC is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

Securities clearance accounts and cash accounts with MGT/EOC are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. MGT/EOC acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

Under a book-entry format, beneficial owners of the book-entry securities may experience some delay in their receipt of payments, since those payments will be forwarded by the trustee to Cede & Co., as nominee of DTC. Distributions with respect to securities held through Clearstream Luxembourg or Euroclear will be credited to the cash accounts of Clearstream Luxembourg Participants or Euroclear Participants in accordance with the relevant system’s rules and procedures, to the extent received by the Relevant Depositary. Those distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See “Material Federal Income Tax Considerations — Taxation of Securities Treated as Debt Instruments — Foreign Persons” and “ —Backup Withholding” in this prospectus and “Global Clearance, Settlement And Tax Documentation Procedures — Certain U.S. Federal Income Tax Documentation Requirements” in Annex I attached to this prospectus. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Security Owner to pledge book-entry securities to persons or entities that do not participate in the depository system may be limited due to the lack of physical certificates for the book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of those securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

Monthly and annual reports on the Trust will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to Security Owners upon request, in accordance with the Rules, and to the Financial Intermediaries to whose DTC accounts the book-entry securities of those Security Owners are credited.

DTC has advised the depositor and the trustee that, unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the applicable Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the book-entry securities are credited, to the extent that the actions are taken on behalf of Financial Intermediaries whose holdings include the book-entry securities. Clearstream Luxembourg or MGT/EOC, as the case may be, will take any other action permitted to be taken by a securityholder under the Agreement on behalf of a Clearstream Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect the actions on its behalf through DTC. DTC may take actions, at the direction of the related participants, with respect to some securities which conflict with actions taken with respect to other securities.

The applicable prospectus supplement may specify when and for what reasons Definitive Securities may be issued, but if it does not, Definitive Securities will be issued to Security Owners or their nominees, rather than to DTC, only if:

·

DTC or the depositor advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry securities and the depositor or the trustee is unable to locate a qualified successor; or

·

after the occurrence of an event of default under the applicable Agreement, beneficial owners of securities representing not less than 51% of the aggregate percentage interests evidenced by each class of securities of the related series issued as book-entry securities advise the trustee and DTC through the financial intermediaries in writing that the continuation of a book-entry system through DTC, or a successor to it, is no longer in the best interests of the beneficial owners.

Upon the availability of Definitive Securities, the applicable trustee will be required to notify all Security Owners of the occurrence of the event resulting in their availability and the availability through DTC of Definitive Securities. Upon surrender by DTC of the global certificate or certificates representing the book-entry securities and instructions for re-registration, the applicable trustee will issue Definitive Securities, and thereafter the applicable trustee will recognize the holders of Definitive Securities as securityholders under the applicable Agreement.

Although DTC, Clearstream Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream Luxembourg and Euroclear, they are under no obligation to perform or continue to perform those procedures and those procedures may be discontinued at any time.

The foregoing information with respect to DTC, Clearstream Luxembourg and Euroclear has been provided for informational purposes only and is not a representation, warranty or contract modification of any kind by DTC, Clearstream Luxembourg or Euroclear.

None of the master servicer, the depositor or the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee of DTC, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

Credit Enhancement

General

Credit enhancement may be provided with respect to one or more classes of a series of securities or with respect to the related Trust Fund Assets. Credit enhancement may be in the form of a limited financial guaranty policy issued by an entity named in the related prospectus supplement, the subordination of one or more classes of the securities of the series, the establishment of one or more reserve funds, the use of a cross-collateralization feature, use of a mortgage pool insurance policy, bankruptcy bond, special hazard insurance policy, surety bond, letter of credit, guaranteed investment contract, overcollateralization, or another method of credit enhancement contemplated in this prospectus or described in the related prospectus supplement, or any combination of the foregoing. See “The Agreements — Realization upon Defaulted Loans — Insurance Policies, Surety Bonds and Guaranties” for a description of guaranteed investment contracts. The applicable prospectus supplement may provide for credit enhancement which covers all the classes of securities, or only certain classes and such credit enhancement may not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the securities and interest thereon. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, securityholders will bear their allocable share of any deficiencies.

Subordination

If so specified in the related prospectus supplement, protection afforded to holders of one or more classes of securities of a series by means of the subordination feature may be accomplished by the preferential right of holders (“Senior Securityholders”) of one or more other classes of the series (the “Senior Securities”) to distributions in respect of scheduled principal, Principal Prepayments, interest or any combination thereof that otherwise would have been payable to holders (“Subordinated Securityholders”) of subordinated securities (the “Subordinated Securities”) under the circumstances and to the extent specified in the related prospectus supplement. Protection may also be afforded to the holders of Senior Securities of a series by: (i) reducing the ownership interest (if applicable) of the related Subordinated Securities; (ii) a combination of the immediately preceding sentence and clause  (i) above; or (iii) as otherwise described in the related prospectus supplement. If so specified in the related prospectus supplement, delays in receipt of scheduled payments on the loans and losses on defaulted loans may be borne first by the various classes of subordinated securities and thereafter by the various classes of Senior Securities, in each case under the circumstances and subject to the limitations specified in the prospectus supplement. The aggregate distributions in respect of delinquent payments on the loans over the lives of the securities or at any time, the aggregate losses in respect of defaulted loans which must be borne by the Subordinated Securities by virtue of subordination and the amount of the distributions otherwise distributable to the Subordinated Securityholders that will be distributable to Senior Securityholders on any distribution date may be limited as specified in the related prospectus supplement. In the event that delinquent payments on the loans or aggregate losses in respect of the loans were to exceed an amount specified in the related prospectus supplement, holders of Senior Securities would experience losses or delays in payments on the securities.

In addition to or in lieu of the foregoing, if so specified in the related prospectus supplement, all or any portion of distributions otherwise payable to holders of Subordinated Securities on any distribution date may instead be deposited into one or more reserve funds established with the trustee or distributed to holders of Senior Securities. Those deposits may be made on each distribution date, for specified periods or until the balance in the reserve fund has reached a specified amount and, following payments from the reserve fund to holders of Senior Securities or otherwise, thereafter to the extent necessary to restore the balance in the reserve fund to required levels, in each case as specified in the related prospectus supplement. Amounts on deposit in the reserve fund may be released to the holders of certain classes of securities at the times and under the circumstances specified in the prospectus supplement.

If specified in the related prospectus supplement, various classes of Senior Securities and Subordinated Securities may themselves be subordinate in their right to receive certain distributions to other classes of Senior and Subordinated Securities, respectively, through a cross-collateralization mechanism or otherwise.

As between classes of Senior Securities and as between classes of Subordinated Securities, distributions may be allocated among those classes (i) in the order of their scheduled final distribution dates, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events, or (iv) otherwise, in each case as specified in the related prospectus supplement. As between classes of Subordinated Securities, payments to holders of Senior Securities on account of delinquencies or losses and payments to any reserve fund will be allocated as specified in the related prospectus supplement.

Letter of Credit

The letter of credit, if any, with respect to a series of securities will be issued by the bank or financial institution specified in the related prospectus supplement (the “L/C Bank”). Under the letter of credit, the L/C Bank will be obligated to honor drawings thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage specified in the related prospectus supplement of the aggregate principal balance of the loans on the related cut-off date or of one or more Classes of securities (the “L/C Percentage”). If so specified in the related prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the federal Bankruptcy Code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a loan. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder. The obligations of the L/C Bank under the letter of credit for each series of securities will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. See “The Agreements — Termination: Optional Termination.”

Insurance Policies, Surety Bonds and Guaranties

If so provided in the prospectus supplement for a series of securities, deficiencies in amounts otherwise payable on the securities or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of securities of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. In addition, if specified in the related prospectus supplement, a trust fund may also include bankruptcy bonds, special hazard insurance policies, other insurance or guaranties (including guaranteed investment contracts) for the purpose of (i) maintaining timely payments or providing additional protection against losses on the assets included in the trust fund, (ii) paying administrative expenses or (iii) establishing a minimum reinvestment rate on the payments made in respect of those assets or a principal payment rate on those assets. These arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in the prospectus supplement.

Over-collateralization

If so provided in the prospectus supplement for a series of securities, a portion of the interest payment on each loan may be applied as an additional distribution in respect of principal to reduce the principal balance of a certain class or classes of securities and, thus, accelerate the rate of payment of principal on that class or those classes of securities. Reducing the principal balance of the securities without a corresponding reduction in the principal balance of the underlying Trust Fund Assets will result in over-collateralization.

Reserve Accounts

If specified in the related prospectus supplement, credit support with respect to a series of securities will be provided by the establishment and maintenance with the trustee for the series of securities, in trust, of one or more reserve funds for the series. The related prospectus supplement will specify whether or not any reserve funds will be included in the trust fund for a series.

The reserve fund for a series will be funded (i) by the deposit of cash, United States Treasury securities, instruments evidencing ownership of principal or interest payments thereon, letters of credit, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the related prospectus supplement, (ii) by the deposit from time to time of certain amounts, as specified in the related prospectus supplement to which the Subordinated Securityholders, if any, would otherwise be entitled or (iii) in such other manner as may be specified in the related prospectus supplement.

Any amounts on deposit in the reserve fund and the proceeds of any other instrument upon maturity will be held in cash or will be invested in “Permitted Investments” which may include:

(i)

obligations of the United States or any agency thereof, provided those obligations are backed by the full faith and credit of the United States;

(ii)

general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency rating the related series of securities, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the securities by each Rating Agency;

(iii)

commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the securities by each Rating Agency;

(iv)

certificates of deposit, demand or time deposits, or bankers’ acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or long term unsecured debt obligations of the depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of such holding company, but only if Moody’s Investors Service, Inc. (“Moody’s”) is not a Rating Agency) are then rated one of the two highest long-term and the highest short-term ratings of each Rating Agency for the securities, or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to the securities by any Rating Agency;

(v)

demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that the deposits are fully insured by the FDIC;

(vi)

guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of the agreements, terms and conditions that will not result in the downgrading or withdrawal of the rating then assigned to the securities by any Rating Agency;

(vii)

repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause  (iv) above;

(viii)

securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of the investment, have one of the two highest ratings of each Rating Agency (except if the Rating Agency is Moody’s, such rating shall be the highest commercial paper rating of Moody’s for any such securities), or such lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the securities by any Rating Agency, as evidenced by a signed writing delivered by each Rating Agency;

(ix)

short term investment funds sponsored by any trust company or national banking association incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each Rating Agency in their respective highest applicable rating category or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the securities by each Rating Agency;

(x)

securities issued or guaranteed by GNMA, Fannie Mae or Freddie Mac; and

(xi)

other investments having a specified stated maturity and bearing interest or sold at a discount acceptable to each Rating Agency that will not result in the downgrading or withdrawal of the rating then assigned to the securities by any Rating Agency, as evidenced by a signed writing delivered by each Rating Agency; provided that no instrument shall be a Permitted Investment if the instrument evidences the right to receive interest only payments with respect to the obligations underlying the instrument; and provided, further, that no investment specified in clause  (ix) or clause  (x) above shall be a Permitted Investment for any pre-funding account or any related Capitalized Interest Account.

If a letter of credit is deposited with the trustee, that letter of credit will be irrevocable and will name the trustee, in its capacity as trustee for the holders of the securities, as beneficiary and will be issued by an entity acceptable to each Rating Agency that rates the securities of the related series. Additional information with respect to the instruments deposited in the reserve funds will be set forth in the related prospectus supplement.

Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the reserve fund for distribution to the holders of securities of the related series for the purposes, in the manner and at the times specified in the related prospectus supplement.

Pool Insurance Policies

If specified in the related prospectus supplement, a separate pool insurance policy (“Pool Insurance Policy”) will be obtained for the pool and issued by the insurer (the “Pool Insurer”) named in the prospectus supplement. Each Pool Insurance Policy will, subject to the limitations described below, cover loss by reason of default in payment on loans in the pool in an amount equal to a percentage specified in the prospectus supplement of the aggregate principal balance of the loans on the cut-off date which are not covered as to their entire outstanding principal balances by Primary Mortgage Insurance Policies. As more fully described below, the master servicer will present claims thereunder to the Pool Insurer on behalf of itself, the trustee and the holders of the securities of the related series. The Pool Insurance Policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted loans and only upon satisfaction of certain conditions precedent described below. The applicable prospectus supplement may provide for the extent of coverage provided by the related Pool Insurance Policy, but if it does not, the Pool Insurance Policies will not cover losses due to a failure to pay or denial of a claim under a Primary Mortgage Insurance Policy.

The applicable prospectus supplement may provide for the conditions for the presentation of claims under a Pool Insurance Policy, but if it does not, the Pool Insurance Policy will provide that no claims may be validly presented unless (i) any required Primary Mortgage Insurance Policy is in effect for the defaulted loan and a claim thereunder has been submitted and settled; (ii) hazard insurance on the related Property has been kept in force and real estate taxes and other protection and preservation expenses have been paid; (iii) if there has been physical loss or damage to the Property, it has been restored to its physical condition (reasonable wear and tear excepted) at the time of issuance of the policy; and (iv) the insured has acquired good and merchantable title to the Property free and clear of liens except certain permitted encumbrances. Upon satisfaction of these conditions, the Pool Insurer will have the option either (a) to purchase the Property securing the defaulted loan at a price equal to the principal balance thereof plus accrued and unpaid interest at the Loan Rate to the date of purchase and certain expenses incurred by the master servicer on behalf of the trustee and securityholders, or (b) to pay the amount by which the sum of the principal balance of the defaulted loan plus accrued and unpaid interest at the Loan Rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the Property, in either case net of certain amounts paid or assumed to have been paid under the related Primary Mortgage Insurance Policy. If any Property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy or the applicable special hazard insurance policy are insufficient to restore the damaged Property to a condition sufficient to permit recovery under the Pool Insurance Policy, the master servicer will not be required to expend its own funds to restore the damaged Property unless it determines that (i) the restoration will increase the proceeds to securityholders on liquidation of the loan after reimbursement of the master servicer for its expenses and (ii) the expenses will be recoverable by it through proceeds of the sale of the Property or proceeds of the related Pool Insurance Policy or any related Primary Mortgage Insurance Policy.

The applicable prospectus supplement may provide for a Pool Insurance Policy covering losses resulting from defaults. Primary Mortgage Insurance Policies generally do not insure against loss sustained by reason of a default arising from, among other things,

·

fraud or negligence in the origination or servicing of a loan, including misrepresentation by the borrower, the originator or persons involved in the origination thereof, or

·

failure to construct a Property in accordance with plans and specifications.

A failure of coverage attributable to one of the foregoing events might result in a breach of the related seller’s representations described above and might give rise to an obligation on the part of the related seller to repurchase the defaulted loan if the breach cannot be cured by the related seller. No Pool Insurance Policy will cover (and many Primary Mortgage Insurance Policies do not cover) a claim in respect of a defaulted loan occurring when the servicer of the loan, at the time of default or thereafter, was not approved by the applicable insurer.

The applicable prospectus supplement may provide for a Pool Insurance Policy featuring a fixed amount of coverage over the life of the policy, but if it does not, the original amount of coverage under each Pool Insurance Policy will be reduced over the life of the related securities by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the Pool Insurer upon disposition of all foreclosed properties. The applicable prospectus supplement may provide for the exclusion of specified expenses from the coverage of the Pool Insurance Policy, but if it does not, the amount of claims paid will include certain expenses incurred by the master servicer as well as accrued interest on delinquent loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any Pool Insurance Policy reach the original policy limit, coverage under that Pool Insurance Policy will be exhausted and any further losses will be borne by the related securityholders.

Special Hazard Insurance Policies

If specified in the related prospectus supplement, a separate special hazard insurance policy will be obtained for the mortgage pool and will be issued by the insurer named in the prospectus supplement. Each special hazard insurance policy will, subject to policy limitations, protect holders of the related securities from loss caused by the application of the coinsurance clause contained in hazard insurance policies and loss from damage to mortgaged properties caused by certain hazards not insured against under the standard form of hazard insurance policy in the states where the mortgaged properties are located or under a flood insurance policy if the Property is located in a federally designated flood area. Some of the losses covered include earthquakes and, to a limited extent, tidal waves and related water damage and other losses that may be specified in the related prospectus supplement. See “The Agreements — Hazard Insurance.” No special hazard insurance policy will cover losses from fraud or conversion by the trustee or master servicer, war, insurrection, civil war, certain governmental action, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear or chemical reaction, flood (if the Property is located in a federally designated flood area), nuclear or chemical contamination and certain other risks. The amount of coverage under any special hazard insurance policy will be specified in the related prospectus supplement. Each special hazard insurance policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the Property securing the mortgage loan have been kept in force and other protection and preservation expenses have been paid.

The applicable prospectus supplement may provide for other payment coverage, but if it does not, each special hazard policy will insure against damage to mortgaged properties caused by special hazard losses in an amount equal to the lesser of:

·

the cost of repair to or replacement of the damaged Property, or

·

upon transfer of the Property to the special hazard insurer, the unpaid principal balance of the mortgage loan at the time of acquisition of the Property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the servicer with respect to the Property.

If the unpaid principal balance of a mortgage loan, plus accrued interest and expenses, is paid by the special hazard insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the Property. In addition, any amount paid to repair or replace the Property will further reduce special hazard coverage by that amount.

No special hazard policy will insure against damage that is covered by a hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the servicer.

So long as a mortgage pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related mortgage loan plus accrued interest and certain expenses will not affect the total insurance proceeds paid to certificateholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy and mortgage pool insurance policy.

To the extent specified in the prospectus supplement, the master servicer may deposit cash, an irrevocable letter of credit, or any other instrument acceptable to each rating agency rating the securities of the related series at the request of the depositor in a special trust account to provide protection in lieu of or in addition to that provided by a special hazard insurance policy. The amount of any special hazard insurance policy or of the deposit to the special trust account relating to the securities may be reduced so long as the reduction will not result in a downgrading of the rating of the securities by a rating agency rating securities at the request of the depositor.

Bankruptcy Bonds

If specified in the related prospectus supplement, a bankruptcy bond to cover losses resulting from proceedings under the federal Bankruptcy Code with respect to a mortgage loan will be issued by an insurer named in the prospectus supplement. Each bankruptcy bond will cover, to the extent specified in the related prospectus supplement, certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a mortgage loan or a reduction by the court of the principal amount of a mortgage loan and will cover certain unpaid interest on the amount of a principal reduction from the date of the filing of a bankruptcy petition. The required amount of coverage under each bankruptcy bond will be set forth in the related prospectus supplement. Coverage under a bankruptcy bond may be canceled or reduced by the master servicer if the cancellation or reduction would not adversely affect the then current rating or ratings of the related securities. See “Legal Aspects of the Mortgage Loans — Anti-deficiency Legislation and Other Limitations on Lenders.”

To the extent specified in the prospectus supplement, the master servicer may deposit cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency rating the certificates of the related series at the request of the depositor in a special trust account to provide protection in lieu of or in addition to that provided by a bankruptcy bond. The amount of any bankruptcy bond or of the deposit to the special trust account relating to the certificates may be reduced so long as the reduction will not result in a downgrading of the rating of the certificates by a rating agency rating certificates at the request of the depositor.

Cross Support

If specified in the related prospectus supplement, the beneficial ownership of separate groups of assets included in a trust fund may be evidenced by separate classes of the related series of securities. In that case, credit support may be provided by a cross support feature that requires that distributions be made on securities evidencing a beneficial ownership interest in other asset groups within the same trust fund. The related prospectus supplement for a series that includes a cross support feature will describe the manner and conditions for applying the cross support feature.

If specified in the related prospectus supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more related trust funds. If applicable, the related prospectus supplement will identify the trust funds to which the credit support relates and the manner of determining the amount of the coverage provided by it and of the application of the coverage to the identified trust funds.

Financial Instruments

If specified in the related prospectus supplement, the trust fund may include one or more swap arrangements or other financial instruments that are intended to meet the following goals:

·

to convert the payments on some or all of the mortgage loans, private securities or agency securities from fixed to floating payments, or from floating to fixed, or from floating based on a particular index to floating based on another index;

·

to provide payments in the event that any index rises above or falls below specified levels; or

·

to provide protection against interest rate changes, certain type of losses, including reduced market value, or other payment shortfalls to one or more classes of the related series.

If a trust fund includes financial instruments of this type, the instruments may be structured to be exempt from the registration requirements of the Securities Act.

Yield and Prepayment Considerations

The yields to maturity and weighted average lives of the securities will be affected primarily by the amount and timing of principal payments received on or in respect of the Trust Fund Assets included in the related trust fund. The original terms to maturity of the loans in a given pool will vary depending upon the type of loans included the pool. Each prospectus supplement will contain information with respect to the type and maturities of the loans in the related pool. The related prospectus supplement will specify the circumstances, if any, under which the related loans will be subject to prepayment penalties. The prepayment experience on the loans in a pool will affect the weighted average life of the related series of securities.

The rate of prepayment on the loans cannot be predicted. Generally, home equity loans are not viewed by borrowers as permanent financing. Accordingly, home equity loans may experience a higher rate of prepayment than traditional first mortgage loans. On the other hand, because home equity loans such as the revolving credit line loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause rates of principal payments lower than, or similar to, those of traditional fully-amortizing first mortgage loans. The prepayment experience of the related trust fund may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing, homeowner mobility and the frequency and amount of any future draws on any revolving credit line loans. Other factors that might be expected to affect the prepayment rate of a pool of junior lien home equity loans include the amounts of, and interest rates on, the underlying senior mortgage loans, and the use of first mortgage loans as long-term financing for home purchase and subordinate mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles. Accordingly, these loans may experience a higher rate of prepayment than traditional fixed-rate mortgage loans. In addition, any future limitations on the right of borrowers to deduct interest payments on home equity loans for federal income tax purposes may further increase the rate of prepayments of the loans. The enforcement of a “due-on-sale” provision (as described below) will have the same effect as a prepayment of the related loan. See “Legal Aspects of the Loans — Due-on-Sale Clauses.” The yield to an investor who purchases securities in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the loans is actually different than the rate anticipated by the investor at the time the securities were purchased.

Collections on revolving credit line loans may vary because, among other things, borrowers may (i) make payments during any month as low as the minimum monthly payment for that month or, during the interest-only period for certain revolving credit line loans and, in more limited circumstances, closed-end loans, with respect to which an interest-only payment option has been selected, the interest and the fees and charges for that month or (ii) make payments as high as the entire outstanding principal balance plus accrued interest and the fees and charges thereon. It is possible that borrowers may fail to make the required periodic payments. In addition, collections on the loans may vary due to seasonal purchasing and the payment habits of borrowers.

Generally, all conventional loans will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the loan upon sale or certain transfers by the borrower of the related Property. The master servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the Property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the master servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See “The Agreements — Collection Procedures” and “Legal Aspects of the Loans” for a description of certain provisions of each Agreement and certain legal developments that may affect the prepayment experience on the loans.

The rate of prepayments with respect to conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing rates fall significantly below the Loan Rates borne by the loans, the loans are more likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the Loan Rates. Conversely, if prevailing interest rates rise appreciably above the Loan Rates borne by the loans, the loans are more likely to experience a lower prepayment rate than if prevailing rates remain at or below the Loan Rates. However, there can be no assurance that this will be the case.

When a full prepayment is made on a loan, the borrower is charged interest on the principal amount of the loan so prepaid only for the number of days in the month actually elapsed up to the date of the prepayment, rather than for a full month. The effect of prepayments in full will be to reduce the amount of interest passed through or paid in the following month to holders of securities because interest on the principal amount of any loan so prepaid will generally be paid only to the date of prepayment. Partial prepayments in a given month may be applied to the outstanding principal balances of the loans so prepaid on the first day of the month of receipt or in the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through or paid in the month of receipt. The applicable prospectus supplement may specify when prepayments are passed through to securityholders, but if it does not, neither full nor partial prepayments will be passed through or paid until the month following receipt.

Even assuming that the Properties provide adequate security for the loans, substantial delays could be encountered in connection with the liquidation of defaulted loans and corresponding delays in the receipt of related proceeds by securityholders could occur. An action to foreclose on a Property securing a loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a Property. In the event of a default by a borrower, these restrictions among other things, may impede the ability of the master servicer to foreclose on or sell the Property or to obtain liquidation proceeds sufficient to repay all amounts due on the related loan. In addition, the master servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted loans and not yet repaid, including payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

Liquidation expenses with respect to defaulted mortgage loans generally do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the remaining principal balance of the small mortgage loan than would be the case with the other defaulted mortgage loan having a large remaining principal balance.

Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of certain originators and servicers of loans. In addition, most have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the servicer to collect all or part of the principal of or interest on the loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the servicer to damages and administrative sanctions.

If the rate at which interest is passed through or paid to the holders of securities of a series is calculated on a loan-by-loan basis, disproportionate principal prepayments among loans with different Loan Rates will affect the yield on those securities. In most cases, the effective yield to securityholders will be lower than the yield otherwise produced by the applicable Pass-Through Rate or interest rate and purchase price, because while interest will generally accrue on each loan from the first day of the month, the distribution of the interest will not be made earlier than the month following the month of accrual.

Under certain circumstances, the holders of the residual interests in a REMIC or any person specified in the related prospectus supplement may have the option to purchase the assets of a trust fund upon the occurrence of a specific trigger event, such as the reduction of the principal amount of the loans to a specified percentage of the original balance of the loans, thereby effecting earlier retirement of the related series of securities. See “The Agreements — Termination; Optional Termination.”

The relative contribution of the various factors affecting prepayment may vary from time to time. There can be no assurance as to the rate of payment of principal of the Trust Fund Assets at any time or over the lives of the securities.

The prospectus supplement relating to a series of securities will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments), delinquencies and losses on the yield, weighted average lives and maturities of the securities.

The Agreements

Set forth below is a description of the material provisions of each Agreement which are not described elsewhere in this prospectus. Where particular provisions or terms used in the Agreements are referred to, the provisions or terms are as specified in the Agreements.

Assignment of the Trust Fund Assets

Assignment of the Loans. At the time of issuance of the securities of a series, the depositor will cause the loans comprising the related trust fund to be assigned to the trustee, without recourse, together with all principal and interest received by or on behalf of the depositor on or with respect to the loans after the cut-off date, other than principal and interest due on or before the cut-off date and other than any Retained Interest specified in the related prospectus supplement. The trustee will, concurrently with the assignment, deliver the securities to the depositor in exchange for the loans. Each loan will be identified in a schedule appearing as an exhibit to the related Agreement. This schedule will include information as to the outstanding principal balance of each loan after application of payments due on or before the cut-off date, as well as information regarding the Loan Rate or APR, the maturity of the loan, the Loan-to-Value Ratios or Combined Loan-to-Value Ratios, as applicable, at origination and certain other information.

In addition, the depositor will also deliver or cause to be delivered to the trustee (or to the custodian) for each single family loan or home equity loan; in general:

·

the mortgage note or contract endorsed without recourse in blank or to the order of the trustee, except that the depositor may deliver or cause to be delivered a lost note affidavit in lieu of any original mortgage note that has been lost;

·

the mortgage, deed of trust or similar instrument (a “Mortgage”) with evidence of recording indicated thereon, except for any Mortgage not returned from the public recording office, in which case the depositor will deliver or cause to be delivered a copy of the Mortgage together with a certificate that the original of the Mortgage was delivered to the recording office, and except that such Mortgages may be registered electronically through Mortgage Electronic Registration Systems, Inc. (“MERS”), and for mortgage loans registered through the MERS system, MERS will serve as mortgagee of record solely as a nominee in an administrative capacity on behalf of the trustee and will not have any interest in any of the mortgage loans); and

·

an assignment of the Mortgage in blank, which assignment (except in the case of a Mortgage registered with MERS) will be in recordable form in the case of a Mortgage assignment, and any other security documents, including those relating to any senior liens on the Property, as may be specified in the related prospectus supplement or the related Agreement.

Unless otherwise stated in the applicable prospectus supplement, the depositor will (except in the case of a Mortgage registered with MERS) promptly cause the assignments of the related loans to be recorded in the appropriate public office for real property records, except in those states designated by the Rating Agencies where recording is not required to protect the trustee’s interest in those loans against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the related loans.

With respect to any loans that are cooperative loans, the depositor will cause to be delivered to the trustee (or to the custodian) for each cooperative loan:

·

the related original cooperative note endorsed without recourse in blank or to the order of the trustee or, to the extent the related Agreement so provides, a lost note affidavit;

·

the original security agreement;

·

the proprietary lease or occupancy agreement;

·

the recognition agreement;

·

an executed financing agreement and the relevant stock certificate, together with the related blank stock powers; and

·

any other document specified in the related prospectus supplement.

The depositor will cause to be filed in the appropriate office an assignment and a financing statement evidencing the trustee’s security interest in each cooperative loan.

The trustee (or the custodian) will review the loan documents within the time period specified in the related prospectus supplement after receipt thereof, and the trustee will hold the loan documents in trust for the benefit of the related securityholders. Generally, if the document is found to be missing or defective in any material respect, the trustee (or the custodian) will notify the depositor, and the depositor will notify the related seller. If the seller cannot cure the omission or defect within the time period specified in the related prospectus supplement after receipt of notice, the seller will be obligated to either purchase the related loan from the trust fund at the Purchase Price or if so specified in the related prospectus supplement, remove the loan from the trust fund and substitute in its place one or more other loans that meets certain requirements set forth in the related prospectus supplement. There can be no assurance that a seller will fulfill this purchase or substitution obligation. Although the trustee may be obligated to enforce the obligation to the extent described above under “Loan Program — Representations by Sellers; Repurchases,” neither the trustee nor the depositor will be obligated to purchase or replace a loan if the seller defaults on its obligation, unless the breach also constitutes a breach of the representations or warranties of the depositor. The applicable prospectus supplement may provide other remedies, but if it does not, this obligation to cure, purchase or substitute constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document.

The trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the loans as agent of the trustee.

Assignment of Private Mortgage-Backed Securities. The depositor will cause the private mortgage-backed securities to be registered in the name of the trustee. The trustee or the custodian will have possession of any certificated private mortgage-backed securities. Generally, the trustee will not be in possession of or be assignee of record of any underlying assets for a private mortgage-backed security. See “The Trust Fund — Private Mortgage-Backed Securities.” Each private mortgage-backed security will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement or similar agreement which will specify the original principal amount, outstanding principal balance as of the cut-off date, annual pass-through rate or interest rate and maturity date and other specified pertinent information for each private mortgage-backed security conveyed to the trustee.

Conveyance of Subsequent Loans. With respect to a series of securities for which a Pre-Funding Arrangement is provided, in connection with any conveyance of Subsequent loans to the trust fund after the issuance of the related securities, the related Agreement will require the seller and the depositor to satisfy the conditions specified in the applicable prospectus supplement, which may include, among others:

·

each Subsequent loan purchased after the applicable closing date must satisfy the representations and warranties contained in the subsequent transfer agreement to be entered into by the depositor, the seller and the trustee and in the related Agreement;

·

the seller will not select the Subsequent loans in a manner that it believes is adverse to the interests of the securityholders;

·

as of the related cut-off date, all of the loans in the loan pool at that time, including the Subsequent loans purchased after the closing date, will satisfy the criteria set forth in the related Agreement;

·

the Subsequent loans will have been approved by any third party provider of credit enhancement, if applicable; and

·

before the purchase of each Subsequent loan the trustee will perform an initial review of certain related loan file documentation for the loan and issue an initial certification for which the required documentation in the loan file has been received with respect to each Subsequent loan.

The Subsequent loans, on an aggregate basis, will have characteristics similar to the characteristics of the initial pool of loans as described in the related prospectus supplement. Each acquisition of any Subsequent loans will be subject to the review of the aggregate statistical characteristics of the related loan pool for compliance with the applicable statistical criteria set forth in the related Agreement, which will be conducted by any third party provider of credit enhancement, if applicable, the rating agencies and the seller’s accountants.

Notwithstanding the foregoing provisions, with respect to a trust fund for which a REMIC election is to be made, no purchase or substitution of a loan will be made if the purchase or substitution would result in a prohibited transaction tax under the Code.

Payments on Loans; Deposits to Security Account

The master servicer will establish and maintain or cause to be established and maintained with respect to the related trust fund a separate account or accounts for the collection of payments on the related Trust Fund Assets in the trust fund (the “Security Account”). The applicable prospectus supplement may provide for other requirements for the Security Account, but if it does not, the Security Account must be either (i) maintained with a depository institution the debt obligations of which (or in the case of a depository institution that is the principal subsidiary of a holding company, the obligations of which) are rated in one of the two highest rating categories by the Rating Agency or Rating Agencies that rated one or more classes of the related series of securities, (ii) an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund (the “BIF”) of the FDIC or the Savings Association Insurance Fund (as successor to the Federal Savings and Loan Insurance Corporation (“SAIF”)), and the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, the securityholders have a claim with respect to the funds in the security account or a perfected first priority security interest against any collateral securing those funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the Security Account is maintained, or (iii) an account or accounts otherwise acceptable to each Rating Agency. The collateral eligible to secure amounts in the Security Account is limited to Permitted Investments. A Security Account may be maintained as an interest bearing account or the funds held in a Security Account may be invested pending each succeeding distribution date in Permitted Investments. To the extent provided in the related prospectus supplement, the trustee will be entitled to receive any interest or other income earned on funds in the Security Account as additional compensation and will be obligated to deposit in the Security Account the amount of any loss immediately as realized. The Security Account may be maintained with the trustee or with a depository institution that is an affiliate of the trustee, provided it meets the standards set forth above.

The master servicer will deposit or cause to be deposited in the Security Account for each trust fund, to the extent applicable and unless otherwise specified in the Agreement, the following payments and collections received or advances made by or on behalf of it subsequent to the cut-off date (other than payments due on or before the cut-off date and exclusive of any amounts representing Retained Interest):

·

all payments on account of principal, including Principal Prepayments and, if specified in the related prospectus supplement, any applicable prepayment penalties, on the loans;

·

all payments on account of interest on the loans, net of applicable servicing compensation;

·

all proceeds (net of unreimbursed payments of property taxes, insurance premiums and similar items (“Insured Expenses”) incurred, and unreimbursed advances made, by the master servicer, if any) of the hazard insurance policies and any Primary Mortgage Insurance Policies, to the extent those proceeds are not applied to the restoration of the Property or released to the Mortgagor in accordance with the servicer’s normal servicing procedures (collectively, “Insurance Proceeds”) and all other cash amounts (net of unreimbursed expenses incurred in connection with liquidation or foreclosure (“Liquidation Expenses”) and unreimbursed advances made, by the servicer, if any) received and retained in connection with the liquidation of defaulted loans, by foreclosure or otherwise (“Liquidation Proceeds”), together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure;

·

all proceeds of any loan or Property in respect thereof purchased by the servicer, the depositor or any seller as described under “Loan Program — Representations by Sellers; Repurchases” or “  —  Assignment of Trust Fund Assets” above and all proceeds of any loan repurchased as described under “  — Termination; Optional Termination” below;

·

all payments required to be deposited in the Security Account with respect to any deductible clause in any blanket insurance policy described under “ — Hazard Insurance” below;

·

any amount required to be deposited by the servicer in connection with losses realized on investments for the benefit of the servicer of funds held in the Security Account and, to the extent specified in the related prospectus supplement, any payments required to be made by the servicer in connection with prepayment interest shortfalls; and

·

all other amounts required to be deposited in the Security Account pursuant to the Agreement.

The servicer (or the depositor, as applicable) may from time to time direct the institution that maintains the Security Account to withdraw funds from the Security Account for the following purposes or as otherwise specified in the Agreement:

·

to pay to the servicer the servicing fees described in the related prospectus supplement, the master servicing fees (subject to reduction) and, as additional servicing compensation, earnings on or investment income with respect to funds in the amounts in the Security Account credited thereto;

·

to reimburse the servicer for advances, this right of reimbursement with respect to any loan being limited to amounts received that represent late recoveries of payments of principal and/or interest on the loan (or Insurance Proceeds or Liquidation Proceeds with respect thereto) with respect to which the advance was made;

·

to reimburse the servicer for any advances previously made which the master servicer has determined to be nonrecoverable;

·

to reimburse the servicer from Insurance Proceeds for expenses incurred by the servicer and covered by the related insurance policies;

·

to reimburse the servicer for unpaid servicing fees and unreimbursed out-of-pocket costs and expenses incurred by the servicer in the performance of its servicing obligations, this right of reimbursement being limited to amounts received representing late recoveries of the payments for which the advances were made;

·

to pay to the servicer, with respect to each loan or Property acquired in respect thereof that has been purchased by the servicer pursuant to the Agreement, all amounts received thereon and not taken into account in determining the principal balance of the repurchased loan;

·

to reimburse the servicer or the depositor for expenses incurred and reimbursable pursuant to the Agreement;

·

to withdraw any amount deposited in the Security Account and not required to be deposited therein; and

·

to clear and terminate the Security Account upon termination of the Agreement.

In addition, the Agreement will generally provide that, on or prior to the business day immediately preceding each distribution date, the master servicer shall withdraw from the Security Account the amount of Available Funds, to the extent on deposit, for deposit in an account maintained by the trustee for the related series of securities.

Pre-Funding Account

If so provided in the related prospectus supplement, the trustee will establish and maintain an account (the “Pre-Funding Account”), in the name of the related trustee on behalf of the related securityholders, into which the depositor will deposit cash in an amount specified in the prospectus supplement (the “Pre-Funded Amount”) on the related Closing Date. The Pre-Funding Account will be with the trustee for the related series of securities and is designed solely to hold funds to be applied by the trustee during the period from the closing date to a date not more than a year after the closing date (the “Funding Period”) to pay to the depositor the purchase price for loans purchased during the Funding Period (the “Subsequent Loans”). Monies on deposit in the Pre-Funding Account will not be available to cover losses on or in respect of the related loans. The Pre-Funded Amount will not exceed 50% of the initial aggregate principal amount of the certificates and notes of the related series. Monies on deposit in the Pre-Funding Account may be invested in Permitted Investments under the circumstances and in the manner described in the related Agreement. See “Credit Enhancement — Reserve Accounts” for a description of the types of investments which may constitute “Permitted Investments.” Earnings on investment of funds in the Pre-Funding Account will be deposited into the related Security Account or such other trust account as is specified in the related prospectus supplement and losses will be charged against the funds on deposit in the Pre-Funding Account. Any amounts remaining in the Pre-Funding Account at the end of the Funding Period will be distributed to the related securityholders in the manner and priority specified in the related prospectus supplement, as a prepayment of principal of the related securities. Prior to or concurrently with each distribution on a distribution date within the Funding Period, the trustee will furnish to each securityholder of record of the related series of securities a statement setting forth the amounts of the Pre-Funding Amount deployed by the trustee to purchase Subsequent Loans during the preceding collection period. The depositor will file or cause such statement to be filed with the SEC as an exhibit to a Current Report on Form  8-K within 15 days after the related distribution date. See “Description of the Securities — Reports to Securityholders.” The underwriting standards for the Subsequent Loans will not materially differ from the underwriting standards for the mortgage loans initially included in the trust fund.

In addition, if so provided in the related prospectus supplement, on the related Closing Date the depositor will deposit in an account (the “Capitalized Interest Account”) cash in such amount as is necessary to cover shortfalls in interest on the related series of securities that may arise as a result of the Pre-Funding feature as described above. The Capitalized Interest Account shall be maintained with the trustee for the related series of securities and is designed solely to cover the above-mentioned interest shortfalls. Monies on deposit in the Capitalized Interest Account will not be available to cover losses on or in respect of the related loans. To the extent that the entire amount on deposit in the Capitalized Interest Account has not been applied to cover shortfalls in interest on the related series of securities by the end of the Funding Period, any amounts remaining in the Capitalized Interest Account will be paid to the depositor.

Subservicing by Sellers

Each seller of a loan or any other servicing entity may act as the subservicer for the loan pursuant to a subservicing agreement, which will not contain any terms inconsistent with the related Agreement. While each subservicing agreement will be a contract solely between the servicer and the subservicer, the Agreement pursuant to which a series of securities is issued will provide that, if for any reason the master servicer for the series of securities is no longer the servicer of the related loans, the trustee or any successor servicer must recognize the subservicer’s rights and obligations under the subservicing agreement. Notwithstanding any subservicing arrangement, unless otherwise provided in the related prospectus supplement, the servicer will remain liable for its servicing duties and obligations under the Sale and Servicing Agreement as if the servicer alone were servicing the loans.

Collection Procedures

The servicer, directly or through one or more subservicers, will make reasonable efforts to collect all payments called for under the loans and will, consistent with each Agreement and any Pool Insurance Policy, Primary Mortgage Insurance Policy, bankruptcy bond or alternative arrangements, follow those collection procedures as are customary with respect to loans that are comparable to the loans. Consistent with the above, the servicer may, in its discretion, waive any assumption fee, late payment or other charge in connection with a loan and to the extent not inconsistent with the coverage of the loan by a Pool Insurance Policy, Primary Mortgage Insurance Policy, bankruptcy bond or alternative arrangements, if applicable, arrange with a borrower a schedule for the liquidation of delinquencies running for no more than 125 days after the applicable due date for each payment.

Unless otherwise provided in the Agreement, in any case in which Property securing a loan has been, or is about to be, conveyed by the mortgagor or obligor, the servicer will, to the extent it has knowledge of the conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of the loan under any due-on-sale clause applicable thereto, but only if the exercise of those rights is permitted by applicable law and will not impair or threaten to impair any recovery under any Primary Mortgage Insurance Policy. If these conditions are not met or if the servicer reasonably believes it is unable under applicable law to enforce the due-on-sale clause, the servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom the Property has been or is about to be conveyed, pursuant to which the person becomes liable for repayment of the loan and, to the extent permitted by applicable law, the mortgagor remains liable thereon. Any fee collected by or on behalf of the servicer for entering into an assumption agreement will be retained by or on behalf of the servicer as additional servicing compensation. See “Legal Aspects of the Loans — Due-on-Sale Clauses.” In connection with the assumption of any loan, the terms of the related loan may not be changed.

With respect to cooperative loans, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. See “Legal Aspects of the Loans.” This approval is usually based on the purchaser’s income and net worth and numerous other factors. Although the cooperative’s approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring the approval could limit the number of potential purchasers for those shares and otherwise limit the trust fund’s ability to sell and realize the value of those shares.

Hazard Insurance

In general, the servicer will require the mortgagor or obligor on each loan to maintain a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of Property in the state in which the Property is located. This coverage will be in an amount that is at least equal to:

·

the lesser of the maximum insurable value of the improvements securing the loan; or

·

the greater of the outstanding principal balance of the loan and an amount such that the proceeds of the policy shall be sufficient to prevent the mortgagor and/or the mortgagee from becoming a co-insurer.

All amounts collected by the servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the Property or released to the mortgagor or obligor in accordance with the servicer’s normal servicing procedures) will be deposited in the related Security Account. In the event that the servicer maintains a blanket policy insuring against hazard losses on all the loans comprising part of a trust fund, it will conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance. This blanket policy may contain a deductible clause, in which case the servicer will be required to deposit from its own funds into the related Security Account the amounts which would have been deposited in the Security Account but for that clause.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements securing a loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most of those policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism and hurricanes. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive. If the Property securing a loan is located in a federally designated special flood area at the time of origination, the servicer will require the mortgagor or obligor to obtain and maintain flood insurance.

The hazard insurance policies covering properties securing the loans typically contain a clause which in effect requires the insured at all time to carry insurance of a specified percentage of a specified percentage (generally 80% to 90%) of the full replacement value of the insured Property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, then the insurer’s liability in the event of partial loss will not exceed the larger of:

·

the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed; or

·

such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

Because the amount of hazard insurance the servicer may cause to be maintained on the improvements securing the loans declines as the principal balances owing thereon decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged Property. If specified in the related prospectus supplement, a special hazard insurance policy will be obtained to insure against certain of the uninsured risks described above. See “Credit Enhancement.”

The servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any cooperative loan. Generally, the cooperative itself is responsible for maintenance of hazard insurance for the Property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a cooperative and the related borrower on a cooperative loan do not maintain hazard insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged Property, any damage to the borrower’s cooperative dwelling or the cooperative’s building could significantly reduce the value of the collateral securing the related cooperative loan to the extent not covered by other credit support.

If the Property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged Property, the servicer is not required to expend its own funds to restore the damaged Property unless it determines (i) that restoration will increase the proceeds to securityholders on liquidation of the loan after reimbursement of the servicer for its expenses and (ii) that the related expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

If recovery on a defaulted loan under any related Insurance Policy is not available or if the defaulted loan is not covered by an Insurance Policy, the servicer will be obligated to follow or cause to be followed those normal practices and procedures as it deems necessary or advisable to realize upon the defaulted loan. If the proceeds of any liquidation of the Property securing the defaulted loan are less than the principal balance of the related loan plus interest accrued thereon that is payable to securityholders, the trust fund will realize a loss in the amount of the difference plus the aggregate of expenses incurred by the servicer in connection with the liquidation proceedings and which are reimbursable under the Agreement. In the unlikely event that any liquidation proceedings result in a total recovery which is, after reimbursement to the servicer of its expenses, in excess of the principal balance of the loan plus interest accrued thereon that is payable to securityholders, the servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation with respect to the loan and amounts representing the balance of the excess, exclusive of any amount required by law to be forwarded to the related borrower, as additional servicing compensation.

If the servicer or its designee recovers Insurance Proceeds which, when added to any related Liquidation Proceeds and after deduction of certain expenses reimbursable to the servicer, exceed the principal balance of the loan plus interest accrued thereon that is payable to securityholders, the servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation with respect to the loan. In the event that the servicer has expended its own funds to restore the damaged Property and those funds have not been reimbursed under the related hazard insurance policy, it will be entitled to withdraw from the Security Account out of related Liquidation Proceeds or Insurance Proceeds an amount equal to those expenses incurred by it, in which event the trust fund may realize a loss up to the amount so charged. Since Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the servicer, no such payment or recovery will result in a recovery to the trust fund which exceeds the principal balance of the defaulted loan together with accrued interest thereon. See “Credit Enhancement.”

The proceeds from any liquidation of a loan will generally be applied in the following order of priority:  first, to reimburse the servicer for any unreimbursed expenses incurred by it to restore the related Property and any unreimbursed servicing compensation payable to the servicer with respect to the loan; second, to reimburse the servicer for any unreimbursed advances with respect to the loan; third, to accrued and unpaid interest (to the extent no advance has been made for that amount) on the loan; and fourth, as a recovery of principal of the loan.

Realization upon Defaulted Loans

Primary Mortgage Insurance Policies. If so specified in the related prospectus supplement, the servicer will maintain or cause to be maintained, as the case may be, in full force and effect, a Primary Mortgage Insurance Policy with regard to each loan for which this type of coverage is required. Primary Mortgage Insurance Policies reimburse certain losses sustained by reason of defaults in payments by borrowers. The servicer will not cancel or refuse to renew any Primary Mortgage Insurance Policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable Agreement unless the replacement Primary Mortgage Insurance Policy for the cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of securities of the series that have been rated.

Servicing and Other Compensation and Payment of Expenses

The principal servicing compensation to be paid to the servicer in respect of its servicing activities for each series of securities will, unless otherwise described in the applicable prospectus supplement, be equal to the percentage per annum described in the related prospectus supplement (which may vary under certain circumstances) of the outstanding principal balance of each loan, and this compensation will be retained by it from collections of interest on the loan in the related trust fund (the “Servicing Fee”). As compensation for its servicing duties, a subservicer will be entitled to a monthly subservicing fee as described in the related prospectus supplement. In addition, generally, the servicer or subservicer will retain all prepayment charges, assumption fees and late payment charges, to the extent collected from borrowers, and any benefit that may accrue as a result of the investment of funds in the applicable Security Account.

The servicer will pay or cause to be paid certain ongoing expenses associated with each trust fund and incurred by it in connection with its responsibilities under the related Agreement, including, without limitation, payment of any fee or other amount payable in respect of any credit enhancement arrangements, payment of the fees and disbursements of the trustee, any custodian appointed by the trustee, the certificate registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of subservicers and sellers. The servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of subservicers and sellers under certain limited circumstances. In addition, the servicer will be entitled to reimbursement for certain expenses incurred by it in connection with any defaulted mortgage loan as to which it has determined that all recoverable liquidation proceeds and insurance proceeds have been received, and in connection with the restoration of mortgaged properties, the right of reimbursement being before the rights of certificateholders to receive any related liquidation proceeds, including insurance proceeds.

Evidence as to Compliance

Each Agreement will provide, generally, that on or before a specified date in each year, a firm of independent public accountants will furnish a statement to the trustee to the effect that, on the basis of the examination by that firm conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the servicer of mortgage loans or private asset backed securities, or under pooling and servicing agreements or similar agreements substantially similar to each other (including the related Agreement) was conducted in compliance with those agreements except for any significant exceptions or errors in records that, in the opinion of the firm, the Audit Program for Mortgages serviced for FHLMC, or the Uniform Single Attestation Program for Mortgage Bankers, it is required to report. In rendering its statement the firm may rely, as to matters relating to the direct servicing of loans by subservicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC (rendered within one year of the statement) of firms of independent public accountants with respect to the related subservicer.

Each Agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by two officers of the servicer to the effect that the servicer has fulfilled its obligations under the Agreement throughout the preceding year.

Copies of the annual accountants’ statement and the statement of officers of the servicer may be obtained by securityholders of the related series without charge upon written request to the servicer at the address set forth in the related prospectus supplement.

Certain Matters Regarding the Servicers and the Depositor

The servicer(s) will be identified in the related Prospectus Supplement. The entity(ies) acting as servicer under a Pooling and Servicing Agreement, Transfer and Servicing Agreement or Sale and Servicing Agreement, as applicable, may be an affiliate(s) of the depositor and may have normal business relationships with the depositor or the depositor’s affiliates. If there is no master servicer named in the related Prospectus Supplement, certain references in this prospectus to the master servicer may relate to obligations that will be required to be performed by the servicer.

The Agreements will generally provide that the servicer may not resign from its obligations and duties under the Agreement except upon a determination that its duties thereunder are no longer permissible under applicable law. The servicer may, however, be removed from its obligations and duties as set forth in the Agreement. No resignation by the servicer will become effective until the trustee or a successor servicer has assumed the servicer’s obligations and duties under the Agreement.

Each Agreement will, in general, further provide that neither the servicer, the depositor nor any director, officer, employee or agent of the servicer or the depositor will be under any liability to the related trust fund or securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the servicer, the depositor nor any director, officer, employee or agent of the servicer or the depositor will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Each Agreement will, in general, further provide that the servicer, the depositor and any director, officer, employee or agent of the servicer or the depositor will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the securities, other than any loss, liability or expense related to any specific loan or loans (except for any loss, liability or expense otherwise reimbursable pursuant to the Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each Agreement will provide that neither the servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. The servicer or the depositor may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the securityholders thereunder. In this event, the legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs and liabilities of the trust fund and the servicer or the depositor, as the case may be, will be entitled to be reimbursed therefor out of funds otherwise distributable to securityholders.

In general, any person into which the servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the servicer is a party, or any person succeeding to the business of the servicer, will be the successor of the servicer under each Agreement, provided that:

·

that person is qualified to sell mortgage loans to, and service mortgage loans on behalf of, Fannie Mae or Freddie Mac; and

·

the related merger, consolidation or succession does not adversely affect the then current rating or ratings of the class or classes of securities of the related series that have been rated.

Events of Default; Rights upon Event of Default

Pooling and Servicing Agreement; Transfer and Servicing Agreement, Sale and Servicing Agreement. The applicable Agreement may provide for other events of default under any Pooling and Servicing Agreement, Transfer and Servicing Agreement or Sale and Servicing Agreement, but if it does not, the “Events of Default” will generally consist of:

·

any failure by the Servicer to deposit in the Security Account or remit to the Trustee any payment required to be made under the terms of the Agreement, which failure shall continue unremedied for one day after the date upon which written notice of such failure shall have been given to the Servicer by the Trustee or the Depositor or to the Master Servicer and the Trustee by the Holders of Certificates having not less than 51% of the Voting Rights evidenced by the Certificates; or

·

any failure by the Servicer to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer contained in the Agreement, which failure materially affects the rights of Certificateholders, which failure continues unremedied for a period of 60 days after the date on which written notice of such failure shall have been given to the Servicer by the Trustee, the Master Servicer, or the Depositor, or to the Servicer and the Trustee by the Holders of Certificates evidencing not less than 51% of the Voting Rights evidenced by the Certificates; provided, however, that the 60-day cure period shall not apply to the initial delivery of the Mortgage File for Delay Delivery Mortgage Loans nor the failure to substitute or repurchase in lieu thereof; or

·

a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 consecutive days; or

·

the Servicer shall consent to the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or all or substantially all of the property of the Servicer; or

·

the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of, or commence a voluntary case under, any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations.

The applicable Agreement will provide for steps required to be taken if an Event of Default remains unremedied.  Generally, so long as an Event of Default under an Agreement remains unremedied, the depositor, the trustee or all of the holders of the class of certificates designated in the prospectus supplement may, and at the direction of holders of securities of any class evidencing not less than 25% of the aggregate percentage interests constituting the class and under such other circumstances as may be specified in the Agreement, the trustee shall terminate all of the rights and obligations of the servicer under the Agreement relating to the trust fund and in and to the related Trust Fund Assets, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the servicer under the Agreement, including, if specified in the related prospectus supplement, the obligation to make advances, and will be entitled to similar compensation arrangements. In the event that the trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution with a net worth of at least $10,000,000 to act as successor to the servicer under the Agreement. Pending that appointment, the trustee is obligated to act in that capacity. The trustee and any successor to the servicer may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the servicer under the Agreement.

Unless otherwise provided in the related prospectus supplement, no securityholder, solely by virtue of the holder’s status as a securityholder, will have any right under any Agreement to institute any proceeding with respect to the Agreement, unless the holder previously has given to the trustee written notice of default and unless the holders of securities of any class of the series evidencing not less than 25% of the aggregate percentage interests constituting the class have made written request upon the trustee to institute the proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute the proceeding.

Indenture. The applicable Agreement may provide for other Events of Default, but if it does not, the Events of Default under each Indenture will generally consist of:

·

a default in the payment of any principal of or interest on any note of the series which continues unremedied for five days after the giving of written notice of the default is given as specified in the related prospectus supplement;

·

failure to perform in any material respect any other covenant of the depositor or the trust fund in the Indenture which continues for a period of thirty (30) days after notice thereof is given in accordance with the procedures described in the related prospectus supplement;

·

certain events of bankruptcy, insolvency, receivership or liquidation of the depositor or the trust fund; or

·

any other Event of Default provided with respect to notes of that series including but not limited to certain defaults on the part of the issuer, if any, of a credit enhancement instrument supporting the notes.

If an Event of Default with respect to the notes of any series at the time outstanding occurs and is continuing, either the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of the series may declare the principal amount (or, if the notes of the series affected thereby, or such other class of notes specified in the applicable prospectus supplement, have an interest rate of 0%, that portion of the principal amount as may be specified in the terms of the series, as provided in the related prospectus supplement) of all the notes of the series to be due and payable immediately. This declaration may, under certain circumstances, be rescinded and annulled by the holders of more than 50% of the percentage interests of the notes of the series.

If, following an Event of Default with respect to any series of notes, the notes of the series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding the acceleration, elect to maintain possession of the collateral securing the notes of the series and to continue to apply distributions on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of the series as they would have become due if there had not been a declaration of acceleration. In addition, unless otherwise provided in the Agreement, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an Event of Default, unless:

·

the holders of 100% of the percentage interests of the notes of the series consent to the sale;

·

the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of the series at the date of the sale; or

·

the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the notes had not been declared due and payable, and the trustee obtains the consent of the holders of more than 50% of the percentage interests of the notes of the series.

In the event the principal of the notes of a series is declared due and payable, as described above, the holders of any notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of the discount which is unamortized.

Subject to the provisions of the Indenture relating to the duties of the trustee, in case an Event of Default shall occur and be continuing with respect to a series of notes, the trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of notes of the series, unless the holders offered to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with the request or direction. Subject to the provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority of the then aggregate outstanding amount of the notes of the series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes of the series, and the holders of a majority of the then aggregate outstanding amount of the notes of the series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes of the series affected thereby.

Amendment

The applicable Agreement may specify other amendment provisions, but if it does not, each Agreement may be amended by the depositor and the trustee, without the consent of any of the securityholders, generally:

(a)

to cure any ambiguity;

(b)

to correct any defective provision in the Agreement or to supplement any provision in the Agreement that may be inconsistent with any other provision in it;

(c)

to make any other revisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions in it;

(d)

to add to the duties of any party thereto; or

(e)

to modify, alter, amend, add to or rescind any of the terms or provisions contained in the Agreement,

provided that the action taken pursuant to clause (e) will not adversely affect in any material respect the interests of any securityholder. An amendment will be deemed not to adversely affect in any material respect the interests of the securityholders if the person requesting the amendment obtains (a) an opinion of counsel to such effect, or (b) a letter from each Rating Agency requested to rate the class or classes of securities of the series stating that the amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to the securities.

In addition, to the extent provided in the related Agreement, an Agreement may be amended without the consent of any of the securityholders, to change the manner in which the Security Account is maintained, provided that any change does not adversely affect the then current rating on the class or classes of securities of the series that have been rated. Moreover, the related Agreement may be amended to modify, eliminate or add to any of its provisions to the extent necessary to maintain the qualification of the related trust fund as a REMIC or to avoid or minimize the risk of imposition of any tax on the REMIC, if a REMIC election is made with respect to the trust fund, or to comply with any other requirements of the Code, if the trustee has received an opinion of counsel to the effect that the action is necessary or helpful to maintain the qualification, avoid or minimize that risk or comply with those requirements, as applicable.

The applicable Agreement may specify other amendment provisions, but if it does not, each Agreement may also be amended by the depositor and the trustee with consent of holders of securities of the series evidencing not less than 66% of the aggregate percentage interests of each class affected thereby or of all classes, if all classes are so affected for the purpose of adding any provisions to or changing in an manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the holders of the related securities; provided, however, that no amendment may:

·

reduce in any manner the amount of or delay the timing of, payments received on loans which are required to be distributed on any security without the consent of the holder of the security, or

·

reduce the aforesaid percentage of securities of any class the holders of which are required to consent to any such amendment,

in each case without the consent of the holders of all securities of the class covered by the Agreement then outstanding.

If a REMIC election is made with respect to a trust fund, the trustee will not be entitled to consent to an amendment to the related Agreement without having first received an opinion of counsel to the effect that the amendment will not cause the trust fund to fail to qualify as a REMIC.

Termination; Optional Termination

Pooling and Servicing Agreement; Transfer and Servicing Agreement, Trust Agreement. The applicable prospectus supplement may provide for the timing by which the Agreement terminates, but if it does not, the obligations created by each Pooling and Servicing Agreement, Transfer and Servicing Agreement and Trust Agreement for each series of securities will terminate upon the payment to the related securityholders of all amounts held in the Security Account or by the trustee and required to be paid to them pursuant to the Agreement following the later of:

(i)

the final payment of or other liquidation of the last of the Trust Fund Assets subject thereto or the disposition of all Property acquired upon foreclosure of any Trust Fund Assets remaining in the trust fund; and

(ii)

the purchase by the servicer or, if REMIC treatment has been elected and if specified in the related prospectus supplement, by the holder of the residual interest in the REMIC (see “Federal Income Tax Consequences” below), or other person specified in the related prospectus supplement from the related trust fund of all of the remaining Trust Fund Assets and all Property acquired in respect of the Trust Fund Assets.

Any purchase of Trust Fund Assets and Property acquired in respect of Trust Fund Assets for a series of securities will be made at the option of the servicer, or the party specified in the related prospectus supplement, including the holder of the REMIC residual interest, at a price specified in the related prospectus supplement. The exercise of this right will effect early retirement of the securities of that series, but the right of the servicer, or the other party or, if applicable, the holder of the REMIC residual interest, to so purchase is subject to the principal balance of the related Trust Fund Assets being less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the Trust Fund Assets at the cut-off date for the series. The foregoing is subject to the provision that if a REMIC election is made with respect to a trust fund, any repurchase pursuant to clause  (ii) above will be made only in connection with a “qualified liquidation” of the REMIC within the meaning of Section  860F(g)(4) of the Code.

Indenture. The Indenture will be discharged with respect to a series of notes (except with respect to certain continuing rights specified in the Indenture) upon the delivery to the trustee for cancellation of all the notes of the series or, with certain limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the notes of the series.

In addition to the discharge with certain limitations, the Indenture will provide that, if so specified with respect to the notes of any series, the related trust fund will be discharged from any and all obligations in respect of the notes of the series (except for certain obligations relating to temporary notes and exchange of notes, to register the transfer of or exchange notes of the series, to replace stolen, lost or mutilated notes of the series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes of the series on the last scheduled distribution date for the notes and any installment of interest on the notes in accordance with the terms of the Indenture and the notes of the series. In the event of any defeasance and discharge of notes of a series, holders of notes of the series would be able to look only to this money and/or direct obligations for payment of principal and interest, if any, on their notes until maturity.

The Trustee

The trustee under each Agreement will be named in the related Prospectus Supplement. The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor, the master servicer, the servicer(s) and any of their respective affiliates. If there is no master servicer named in the related Prospectus Supplement, certain references in this prospectus to the master servicer may relate to obligations that will be required to be performed by the trustee.

The Master Servicer

The master servicer under each Agreement will be named in the related Prospectus Supplement. The entity acting as master servicer under each Agreement may be an affiliate of the depositor, the trustee, the servicer and any of their respective affiliates. If the related Prospectus Supplement does not name a master servicer, references in this prospectus to master servicer may relate to obligations that will be required to be performed by the servicer or the trustee.

Legal Aspects of the Loans

The following discussion contains summaries, which are general in nature, of certain legal matters relating to the loans. Because the legal aspects are governed primarily by applicable state law (which laws may differ substantially), the descriptions do not, except as expressly provided below, reflect the laws of any particular state, nor encompass the laws of all states in which the security for the loans is situated. The descriptions are qualified in their entirety by reference to the applicable federal laws and the appropriate laws of the states in which loans may be originated.

General

Mortgages. The loans for a series may be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the Property subject to the loan is located. Deeds of trust are used almost exclusively in California and other jurisdictions instead of mortgages. A mortgage creates a lien upon the Property encumbered by the mortgage, which lien is generally not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the Property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the Property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject Property to the grantee until the underlying debt is repaid. The trustee’s authority under a deed of trust, the mortgagee’s authority under a mortgage and the grantee’s authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

Cooperatives. Certain of the loans may be cooperative loans. The cooperative owns all the Property that comprises the project, including the land, separate dwelling units and all common areas. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the cooperative and/or underlying land, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with the construction or purchase of the cooperative’s apartment building. The interest of the occupant under proprietary leases or occupancy agreements to which that cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of a trust fund including cooperative loans, the collateral securing the cooperative loans.

The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing the tenant-stockholder’s pro rata share of the cooperative’s payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying rights is financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender’s interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

Foreclosure

Deed of Trust. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the Property at public auction upon any default by the borrower under the terms of the note or deed of trust. In certain states, the foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In addition to any notice requirements contained in a deed of trust, in some states (including California), the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any notice of default and notice of sale, to any successor in interest to the borrower-trustor, to the beneficiary of any junior deed of trust and to certain other persons. In some states (including California), the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee’s sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney’s fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states (including California), published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the Property and sent to all parties having an interest of record in the Property. In California, the entire process from recording a notice of default to a non-judicial sale usually takes four to five months.

Mortgages. Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the Property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the parties. When the mortgagee’s right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the Property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage.

Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender’s lien because of the difficulty of determining the exact status of title to the Property, the possible deterioration of the Property during the foreclosure proceedings and a requirement that the purchaser pay for the Property in cash or by cashier’s check. Thus the foreclosing lender often purchases the Property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure in which event the mortgagor’s debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where the judgment is available. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burden of ownership, including obtaining hazard insurance and making the repairs at its own expense as are necessary to render the Property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale of the Property. Depending upon market conditions, the ultimate proceeds of the sale of the Property may not equal the lender’s investment in the Property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower’s defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

When the beneficiary under a junior mortgage or deed of trust cures the default and reinstates or redeems by paying the full amount of the senior mortgage or deed of trust, the amount paid by the beneficiary so to cure or redeem becomes a part of the indebtedness secured by the junior mortgage or deed of trust. See “Junior Mortgages; Rights of Senior Mortgagees” below.

Cooperative Loans. The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative’s certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics’ liens against the cooperative apartment building incurred by the tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate the lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate the lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender’s lien against proceeds form the sale of the cooperative apartment, subject, however, to the cooperative’s right to sums due under the proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the “UCC”) and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner. Whether a foreclosure sale has been conducted in a “commercially reasonable” manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. The recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See “Anti-Deficiency Legislation and Other Limitations on Lenders” below.

In the case of foreclosure on a building which was converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the Property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

Environmental Risks

Property pledged as security to a lender may be subject to unforeseen environmental risks. Under the laws of certain states, contamination of a Property may give rise to a lien on the Property to assure the payment of the costs of clean-up. In several states this type of lien has priority over the lien of an existing mortgage against the Property. In addition, under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”), the EPA may impose a lien on Property where EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

Under the laws of some states, and under CERCLA, it is conceivable that a secured lender may be held liable as an “owner” or “operator” for the costs of addressing releases or threatened releases of hazardous substances at a Property, even though the environmental damage or threat was caused by a prior or current owner or operator. CERCLA imposes liability for those costs on any and all “responsible parties,” including owners or operators. However, CERCLA excludes from the definition of “owner or operator” a secured creditor who holds indicia of ownership primarily to protect its security interest (the “secured creditor exclusion”) but without “participating in the management” of the Property. Thus, if a lender’s activities begin to encroach on the actual management of a contaminated facility or Property, the lender may incur liability as an “owner or operator” under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or Property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it holds the facility or Property as an investment (including leasing the facility or Property to third party), or fails to market the Property in a timely fashion.

Whether actions taken by a lender would constitute participation in the management of a Property, or the business of a borrower, so as to render the secured creditor exemption unavailable to a lender has been a matter of judicial interpretation of the statutory language, and court decisions have been inconsistent. In 1990, the Court of Appeals for the Eleventh Circuit suggested that the mere capacity of the lender to influence a borrower’s decisions regarding disposal of hazardous substances was sufficient participation in the management of the borrower’s business to deny the protection of the secured creditor exemption to the lender.

This ambiguity appears to have been resolved by the enactment of the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996, which was signed into law by President Clinton on September  30, 1996. This legislation provides that in order to be deemed to have participated in the management of a Property, a lender must actually participate in the operational affairs of the Property or the borrower. The legislation also provides that participation in the management of the Property does not include “merely having the capacity to influence, or unexercised right to control” operations. Rather, a lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the Property.

If a lender is or becomes liable, it can bring an action for contribution against any other “responsible parties,” including a previous owner or operator, who created the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment proof. The costs associated with environmental cleanup may be substantial. It is conceivable that the costs arising from the circumstances set forth above would result in a loss to certificateholders.

CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act (“RCRA”), which regulates underground petroleum storage tanks (except heating oil tanks). The EPA has adopted a lender liability rule for underground storage tanks under Subtitle I of RCRA. Under that rule, a holder of a security interest in an underground storage tank or real property containing an underground storage tank is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. Moreover, under the Asset Conservation Act, the protections accorded to lenders under CERCLA are also accorded to holders of security interests in underground petroleum storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

In general, at the time the loans were originated no environmental assessment, or a very limited environmental assessment, of the Properties was conducted.

Rights of Redemption

In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the Property from the foreclosure sale. In certain other states (including California), this right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed Property. The exercise of a right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the Property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem Property after a trustee’s sale under a deed of trust.

Anti-deficiency Legislation and Other Limitations on Lenders

Certain states have imposed statutory and judicial restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, including California, statutes and case law limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or certain other foreclosure proceedings. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the Property at the time of the foreclosure sale. In certain states, including California, if a lender simultaneously originates a loan secured by a senior lien on a particular Property and a loan secured by a junior lien on the same Property, the lender, as the holder of the junior lien, may be precluded from obtaining a deficiency judgment with respect to the excess of the aggregate amount owed under both loans over the proceeds of any sale under a deed of trust or other foreclosure proceedings. As a result of these prohibitions, it is anticipated that in most instances the master servicer will utilize the non-judicial foreclosure remedy and will not seek deficiency judgments against defaulting borrowers.

Some state statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender’s security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the Property. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the Property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a cooperative loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a Property without the permission of the bankruptcy court. The rehabilitation plan proposed by the debtor may provide, if the Property is not the debtor’s principal residence and the court determines that the value of the Property is less than the principal balance of the mortgage loan, for the reduction of the secured indebtedness to the value of the Property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under the mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of these types of proceedings under the federal Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the loans underlying a series of securities and possible reductions in the aggregate amount of the payments.

The federal tax laws provide priority to certain tax liens over the lien of a mortgage or secured party.

Due-on-sale Clauses

Generally, each conventional loan will contain a due-on-sale clause which will generally provide that if the mortgagor or obligor sells, transfers or conveys the Property, the loan or contract may be accelerated by the mortgagee or secured party. Court decisions and legislative actions have placed substantial restriction on the right of lenders to enforce due-on-sale clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 (the “Garn-St Germain Act”), subject to certain exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of those clauses with respect to mortgage loans that were (i) originated or assumed during the “window period” under the Garn-St Germain Act which ended in all cases not later than October  15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. FHLMC has taken the position in its published mortgage servicing standards that, out of a total of eleven “window period states,” five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St Germain Act does “encourage” lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

As to loans secured by an owner-occupied residence, the Garn-St Germain Act sets forth nine specific instances in which a mortgagee covered by the Act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the Property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related Property to an uncreditworthy person, which could increase the likelihood of default or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the loans and the number of loans which may extend to maturity.

In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from the bankruptcy proceeding.

Enforceability of Prepayment and Late Payment Fees

Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Under certain state laws, prepayment charges may not be imposed after a certain period of time following the origination of mortgage loans with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties. Since many of the Properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the loans. The absence of a prepayment penalty, particularly with respect to fixed rate loans having higher Loan Rates, may increase the likelihood of refinancing or other early retirement of the those loans or contracts. Late charges and prepayment penalties are typically retained by servicers as additional servicing compensation.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 (“Title V”) provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March  31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April  1, 1983, a law or constitutional provision which expressly rejects an application of the federal law. Fifteen states adopted these laws prior to the April  1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Servicemembers Civil Relief Act

Generally, under the terms of the Servicemembers Civil Relief Act (the “Relief Act”), a borrower who enters military service after the origination of the borrower’s loan (including a borrower who is a draftee or who is a member of the National Guard or is in a reserve status at the time of the origination of the loan and is later called to active duty) is entitled to have interest rates reduced and capped at 6% per annum (and all interest in excess of 6% per annum forgiven), on obligations (including mortgage loans and manufactured home loans) incurred prior to the commencement of military service for the duration of active duty status, unless a court orders otherwise upon application of the lender. It is possible that the interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the master servicer to collect full amounts of interest on certain of the loans. Unless otherwise provided in the related prospectus supplement, any shortfall in interest collections resulting from the application of the Relief Act could result in losses to securityholders. The Relief Act also imposes limitations which would impair the ability of the master servicer to foreclose on an affected loan during the borrower’s period of active duty status. Moreover, the Relief Act permits the extension of a loan’s maturity and the re-adjustment of its payment schedule beyond the completion of military service. Thus, in the event that a loan that is subject to the Relief Act goes into default, there may be delays and losses occasioned by the inability to realize upon the Property in a timely fashion.

Junior Mortgages and Rights of Senior Mortgagees

To the extent that the loans comprising the trust fund for a series are secured by mortgages which are junior to other mortgages held by other lenders or institutional investors, the rights of the trust fund (and therefore the securityholders), as mortgagee under the junior mortgage, are subordinate to those of any mortgagee under any senior mortgage. The senior mortgagee has the right to receive hazard insurance and condemnation proceeds and to cause the Property securing the loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee’s lien unless the junior mortgagee asserts its subordinate interest in the Property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure a default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply these proceeds and awards to any indebtedness secured by the mortgage, in the order determined by the mortgagee. Thus, in the event improvements on the Property are damaged or destroyed by fire or other casualty, or in the event the Property is taken by condemnation, the mortgagee or beneficiary under senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the Property and, when due, all encumbrances, charges and liens on the Property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the Property, to maintain and repair the Property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the Property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

The form of credit line trust deed or mortgage generally used by most institutional lenders which make revolving credit line loans typically contains a “future advance” clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. Any amounts so advanced after the cut-off date with respect to any Mortgage will not be included in the trust fund. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is called and recorded as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of the intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing mortgage loans of the type which includes home equity credit lines applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the home equity credit line does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

Consumer Protection Laws

Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and enforcement of loans secured by Single Family Properties. These laws include the federal Truth-in-Lending Act and Regulation Z promulgated thereunder, Real Estate Settlement Procedures Act and Regulation B promulgated thereunder, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. In particular, Regulation Z, requires certain disclosures to the borrowers regarding the terms of the loans; the Equal Credit Opportunity Act and Regulation B promulgated thereunder prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; the Fair Credit Reporting Act regulates the use and reporting of information related to the borrower’s credit experience. Certain provisions of these laws impose specific statutory liabilities upon lenders who fail to comply therewith. In addition, violations of these laws may limit the ability of the sellers to collect all or part of the principal of or interest on the loans and could subject the sellers and in some cases their assignees to damages and administrative enforcement.

Home Ownership and Equity Protection Act of 1994

Some loans and contracts, known as “High Cost Loans,” may be subject to special rules, disclosure requirements and other provisions that were added to the federal Truth-in-Lending Act by the Home Ownership and Equity Protection Act of 1994, or “Homeownership Act,” if such trust assets were originated on or after October  1, 1995, are not loans made to finance the purchase of the mortgaged property and have interest rates or origination costs in excess of certain prescribed levels. The Homeownership Act requires certain additional disclosures, specifies the timing of those disclosures and limits or prohibits inclusion of certain provisions in mortgages subject to the Homeownership Act. Purchasers or assignees of any High Cost Loan, including any trust fund, could be liable under federal law for all claims and subject to all defenses that the borrower could assert against the originator of the High Cost Loan, under the federal Truth-in-Lending Act or any other law, unless the purchaser or assignee did not know and could not with reasonable diligence have determined that the loan was subject to the provisions of the Homeownership Act. Remedies available to the borrower include monetary penalties, as well as rescission rights if appropriate disclosures were not given as required or if the particular mortgage includes provisions prohibited by law. The maximum damages that may be recovered under these provisions from an assignee, including the trust fund, is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the home loan.

In addition to the Homeownership Act, a number of legislative proposals have been introduced at both the federal and state level that are designed to discourage predatory lending practices. Some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in home loans that have interest rates or origination costs in excess of consummation of the home loans. In some cases, state law may impose requirements and restrictions greater than those in the Homeownership Act. An originators’ failure to comply with these laws could subject the trust fund, and other assignees of the home loans, to monetary penalties and could result in the borrowers rescinding the home loans against either the trust fund or subsequent holders of the home loans.

Lawsuits have been brought in various states making claims against assignees of High Cost Loans for violations of state law allegedly committed by the originator. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

Material Federal Income Tax Considerations

The following is a general discussion of certain anticipated material federal income tax considerations of the purchase, ownership and disposition of the securities. This discussion has been prepared with the advice of McKee Nelson LLP, as special counsel to the depositor. This discussion is based on authorities that are subject to change or differing interpretations. Any such change or differing interpretation could be applied retroactively. No rulings have been or will be sought from the Internal Revenue Service (the “IRS”) with respect to any of the matters discussed below, and no assurance can be given that the views of the IRS with respect to those matters will not differ from that described below.

This discussion is directed solely to Security Owners that purchase securities at issuance and hold them as “capital assets” within the meaning of Section  1221 of the Code. The discussion does not purport to cover all federal income tax consequences applicable to particular investors, some of which may be subject to special rules. Investors subject to such special rules include dealers in securities, certain traders in securities, financial institutions, tax-exempt organizations, insurance companies, persons who hold securities as part of a hedging transaction or as a position in a straddle or conversion transaction, persons whose functional currency is not the U.S. dollar, or persons who elect to treat gain recognized on the disposition of a security as investment income under Section  163(d)(4)(B)(iii) of the Code.

In addition, this discussion does not address the state, local or other tax consequences of the purchase, ownership, and disposition of securities. We recommend that you consult your own tax advisor in determining the state, local and other tax consequences of the purchase, ownership, and disposition of securities. Moreover, this discussion may be supplemented by a discussion in the applicable prospectus supplement.

In this discussion, when we use the term:

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“Security Owner,” we mean any person holding a beneficial ownership interest in securities;

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“Code,” we mean the Internal Revenue Code of 1986, as amended;

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“IRS,” we mean the Internal Revenue Service;

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“AFR,” we mean the applicable federal rate, which is an average of current yields for U.S. Treasury securities with specified ranges of maturities and which is computed and published monthly by the IRS for use in various tax calculations;

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“Foreign Person,” we mean any person other than a U.S. Person; and

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“U.S. Person,” we mean (i) a citizen or resident of the United States; (ii) a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia; (iii) a partnership (or entity treated as a partnership for tax purposes) organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia (unless provided otherwise by future Treasury regulations); (iv) an estate whose income is includible in gross income for United States income tax purposes regardless of its source; or (v) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding clause, to the extent provided in Treasury regulations, certain trusts that were in existence on August 20, 1996, that were treated as U.S. Persons prior to such date, and that elect to continue to be treated as U.S. Persons, also are U.S. Persons.

Types of Securities

This discussion addresses the following four types of securities:

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REMIC certificates;

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notes issued by a trust, including a trust for which a REIT election has been made; and

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trust certificates issued by trusts for which a REMIC election is not made.

The prospectus supplement for each series of securities will indicate the tax characterization of each security issued pursuant to that supplement. Set forth below is a general description of each type of tax characterization, with references to more detailed discussions regarding particular securities. The discussions under “— Special Tax Attributes” and “— Backup Withholding” below address all types of securities.

REMIC Certificates Generally. With respect to each series of REMIC certificates, McKee Nelson LLP (“Company Counsel”) will deliver its opinion that, assuming compliance with all provisions of the related trust agreement, the related trust will comprise one or more “REMICs” within the meaning of Section 860D of the Code and the classes of interests offered will be considered to be “regular interests” or “residual interests” in a REMIC within the meaning set out in Section 860G(a) of the Code. The prospectus supplement for REMIC certificates will identify the regular interests and residual interest in the REMIC.

A REMIC may issue one or more classes of regular interests and must issue one and only one class of residual interest. We refer to a REMIC certificate representing a regular interest in a REMIC as a “REMIC regular certificate.” REMIC regular certificates generally will be treated for federal income tax purposes as debt instruments issued by the REMIC. The tax treatment of securities treated as debt instruments, including REMIC regular certificates, is discussed under “—  Taxation of Securities Treated as Debt Instruments” below. You should be aware, however, that although you normally would take interest income on a debt instrument into account under your regular method of accounting, you must include interest accrued on a REMIC regular certificate in income under the accrual method of accounting regardless of the method of accounting you otherwise use for tax purposes.

We refer to a REMIC certificate representing a residual interest in a REMIC as a “REMIC residual certificate” and the owner of a beneficial interest in a REMIC residual certificate as a “Residual Owner.” The tax treatment of REMIC residual certificates is discussed under “—  REMIC Residual Certificates” below.

A REMIC is subject to tax at a rate of 100 percent on the net income the REMIC derives from prohibited transactions. In general, a “prohibited transaction” means the disposition of a qualified mortgage other than pursuant to certain specified exceptions, the receipt of income from a source other than a qualified mortgage or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the qualified mortgages for temporary investment pending distribution on the REMIC certificates. The Code also imposes a 100 percent tax on the value of any contribution of assets to the REMIC after the closing date other than pursuant to specified exceptions, and subjects “net income from foreclosure property” to tax at the highest corporate rate. We do not anticipate that any REMIC in which we will offer certificates will engage in any such transactions or receive any such income.

If an entity elects to be treated as a REMIC but fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the entity will not qualify as a REMIC for such year and thereafter. In this event, the entity may be subject to taxation as a separate corporation, and the certificates issued by the entity may not be accorded the status described under “— Special Tax Attributes” below. In the case of an inadvertent termination of REMIC status, the Treasury Department has authority to issue regulations providing relief; however, sanctions, such as the imposition of a corporate tax on all or a portion of the entity’s income for the period during which the requirements for REMIC status are not satisfied, may accompany any such relief.

To the extent provided in the applicable prospectus supplement, a certificate may represent not only the ownership of a REMIC regular interest but also an interest in a notional principal contract. This can occur, for instance, if the applicable trust agreement provides that the rate of interest payable by the REMIC on the regular interest is subject to a cap based on the weighted average of the net interest rates payable on the qualified mortgages held by the REMIC. In these instances, the trust agreement may provide for a reserve fund that will be held as part of the trust fund but not as an asset of any REMIC created pursuant to the trust agreement (an “outside reserve fund”). The outside reserve fund would typically be funded from monthly excess cashflow. If the interest payments on a regular interest were limited due to the above-described cap, payments of any interest shortfall due to application of that cap would be made to the regular interest holder to the extent of funds on deposit in the outside reserve fund. For federal income tax purposes, payments from the outside reserve fund will be treated as payments under a notional principal contract written by the owner of the outside reserve fund in favor of the regular interest holders.

Issuance of Notes Generally. For each issuance of notes by a trust (which does not make a REMIC election), Company Counsel will deliver its opinion that, assuming compliance with the trust agreement and the indenture, the notes will constitute debt instruments for federal income tax purposes. No regulations, published rulings, or judicial decisions may exist that discuss the characterization for federal income tax purposes of securities with terms substantially the same as the notes. The depositor and the trustee will agree, and the beneficial owners of notes will agree by their purchase of the notes, to treat the notes as debt for all tax purposes. The tax treatment of securities treated as debt instruments is discussed under “—  Taxation of Securities Treated as Debt Instruments” below. If, contrary to the opinion of Company Counsel, the IRS successfully asserted that the notes were not debt instruments for federal income tax purposes, the notes might be treated as equity interests in the trust, and the timing and amount of income allocable to beneficial owners of those notes might be different than as described under “—  Taxation of Securities Treated as Debt Instruments.”

With respect to certain trusts that issue notes, an election may be made to treat the trust as a “real estate investment trust” within the meaning of Section 856(a) of the Code (a “REIT”). In general, a REIT receives certain tax benefits, provided the REIT complies with requirements relating to its assets, its income and its operations, all as further provided in the Code. The classification of the trust issuing notes as a REIT generally will not have any tax consequences for a beneficial owner of a note.

Classification of Trust Certificates Generally. With respect to each series of trust certificates for which no REMIC election is made, Company Counsel will deliver its opinion (unless otherwise limited by the related prospectus supplement) that, assuming compliance with the trust agreement, either: (1) the trust will be classified as a trust under applicable Treasury regulations and will not be taxable as a corporation and that each beneficial owner of a certificate will be an owner of the trust under the provisions of subpart E, part I, of subchapter J of the Code (we refer to such a trust herein as a “Grantor Trust” and to the certificates issued by the trust as “Grantor Trust Certificates”); or (2) the trust will be classified as a partnership for federal income tax purposes that is not taxable as a corporation under the taxable mortgage pool rules of Section 7701(i) of the Code or the publicly traded partnership rules of Section 7704 of the Code and that each beneficial owner of a certificate issued by the trust will be a partner in that partnership (we refer to such certificates as “Partner Certificates”). The depositor and the trustee will agree, and the beneficial owners of Grantor Trust Certificates or Partner Certificates will agree by their purchase of such securities, to treat the trust and the related securities consistent with the manner provided in the related supplement for all tax purposes. The proper characterization of the arrangement involving Grantor Trust Certificates or Partner Certificates may not be clear, because there may be no authority on closely comparable transactions. For a discussion of the tax treatment of Grantor Trust Certificates, see “—  Grantor Trust Certificates” below, and for a discussion of the tax treatment of Partner Certificates, see “Partner Certificates” below.

Taxation of Securities Treated as Debt Instruments

When we refer to “Debt Securities” in the discussion that follows, we mean (i) REMIC regular certificates and (ii) notes issued by a trust that does not make a REMIC election. This discussion is based in part on the regulations applicable to original issue discount (the “OID Regulations”) and in part on the provisions of the Tax Reform Act of 1986 (the “1986 Act”). Prospective investors should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt Securities. To the extent that those issues are not addressed in the OID Regulations, the trustee intends to apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result because of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Prospective investors are advised to consult their own tax advisors as to the discussion therein and the appropriate method for reporting interest and original issue discount (“OID”) with respect to Debt Securities.

Interest Income and OID. Debt Securities may be treated as having been issued with OID. A debt instrument is issued with OID to the extent its stated redemption price at maturity exceeds its issue price by more than a de minimis amount. Although not clear, the de minimis amount for a class of Debt Securities would appear to equal the product of (1) 0.25 percent, (2) the stated redemption price at maturity of the class and (3) the weighted average maturity of the class, computed by taking into account the prepayment assumption discussed below. A beneficial owner of a Debt Security generally must report de minimis OID with respect to that Debt Security pro rata as principal payments are received, and that income will be capital gain if the Debt Security is held as a capital asset.

For OID purposes, the issue price of a Debt Security generally is the first price at which a substantial amount of that class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, it is anticipated that the trustee will treat the issue price of a Debt Security as to which there is no substantial sale as of the issue date, or that is retained by the depositor, as the fair market value of the class as of the issue date. The issue price of a Debt Security also includes any amount paid by an beneficial owner of that Debt Security for accrued interest that relates to a period before the issue date of the Debt Security, unless the Security Owner elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date.

The stated redemption price at maturity of a debt instrument includes all payments, other than interest unconditionally payable at fixed intervals of one year or less at either a fixed rate or a variable rate (“Qualified Stated Interest”). Interest is unconditionally payable only if either (1) reasonable legal remedies exist to compel the timely payment of interest or (2) the terms or conditions under which the debt instrument is issued make the late payment or nonpayment of interest a remote likelihood. Because a portion of the interest payable on the Debt Securities may be deferred, it is possible that some or all of such interest may not be treated as unconditionally payable. Nevertheless, for tax information reporting purposes, unless disclosed otherwise in the applicable prospectus supplement, the trustee or other person responsible for tax information reporting will treat all stated interest on each class of Debt Securities as Qualified Stated Interest, provided that class is not an interest-only class, a class the interest on which is not payable currently in all accrual periods (an “accrual class”), or a class the interest on which is substantially disproportionate to its principal amount (a “super-premium class”).

To the extent stated interest payable on a class of Debt Securities, other than a class of REMIC regular certificates, is Qualified Stated Interest, such interest will be taxable as ordinary income to a Security Owner in accordance with such Security Owner’s method of tax accounting. If, however, all or a portion of the stated interest payable on the class of Debt Securities is not Qualified Stated Interest, then the stated interest, or portion thereof, would be included in the Debt Security’s stated redemption price at maturity. Qualified Stated Interest payable on a REMIC regular certificate must be included in the income of the Security Owner under an accrual method of accounting, regardless of the method otherwise used by the Security Owner.

If a Debt Security is issued with OID, a Security Owner will be required to include in income, as ordinary income, the daily portion of such OID attributable to each day it holds such Debt Security. This requirement generally will result in the accrual of income before the receipt of cash attributable to that income.

The daily portion of such OID will be determined on a constant yield to maturity basis in accordance with Section 1272(a)(6) of the Code (the “PAC Method”). Under the PAC Method, the amount of OID allocable to any accrual period for a class of Debt Securities will equal (1) the sum of (i) the adjusted issue price of that class of Debt Securities at the end of the accrual period and (ii) any payments made on that class of Debt Securities during the accrual period of amounts included in the stated redemption price at maturity of that class of Debt Securities, minus (2) the adjusted issue price of that class of Debt Securities at the beginning of the accrual period. The OID so determined is allocated ratably among the days in the accrual period to determine the daily portion for each such day. The trustee will treat the monthly period (or shorter period from the date of original issue) ending on the day before each Distribution Date as the accrual period.

The adjusted issue price of a class of Debt Securities at the beginning of its first accrual period will be its issue price. The adjusted issue price at the end of any accrual period (and, therefore, at the beginning of the subsequent accrual period) is determined by discounting the remaining payments due on that class of Debt Securities at their yield to maturity. The remaining payments due are determined based on the prepayment assumption made in pricing the Debt Securities, but are adjusted to take into account the effect of payments actually made on the trust’s assets.

For this purpose, the yield to maturity of a class of Debt Securities is determined by projecting payments due on that class of Debt Securities based on a prepayment assumption made with respect to the trust’s assets. The yield to maturity of a class of Debt Securities is the discount rate that, when applied to the stream of payments projected to be made on that class of Debt Securities as of its issue date, produces a present value equal to the issue price of that class of Debt Securities. The Code requires that the prepayment assumption be determined in the manner prescribed in Treasury Department regulations. To date, no such regulations have been issued. The legislative history of this Code provision indicates that the regulations will provide that the assumed prepayment rate must be the rate used by the parties in pricing the particular transaction. The prospectus supplement related to each series will describe the prepayment assumption to be used for tax reporting purposes. No representation, however, is made as to the rate at which principal payments or recoveries on the trust’s assets actually will occur.

Under the PAC Method, accruals of OID will increase or decrease (but never below zero) to reflect the fact that payments on the trust’s assets are occurring at a rate that is faster or slower than that assumed under the prepayment assumption. If the OID accruing on a class of Debt Securities is negative for any period, a beneficial owner of a Debt Security of that class will be entitled to offset such negative accruals only against future positive OID accruals on that Debt Security.

Variable Rate Securities. Debt Securities may provide for interest based on a variable rate. The amount of OID for a Debt Security bearing a variable rate of interest will accrue in the manner described under “—Interest Income and OID” above, with the yield to maturity and future payments on that Debt Security generally to be determined by assuming that interest will be payable for the life of the Debt Security based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for that Debt Security. It is anticipated that the trustee will treat interest payable at a variable rate as Qualified Stated Interest, other than variable interest on an interest-only class, super-premium class or accrual class. OID reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

Acquisition Premium. If a Security Owner purchases a Debt Security for a price that is greater that its adjusted issue price but less than its stated redemption price at maturity, the Security Owner will have acquired the Debt Security at an “acquisition premium” as that term is defined in Section 1272(a)(7) of the Code. The Security Owner must reduce future accruals of OID on the Debt Security by the amount of the acquisition premium. Specifically, a Security Owner must reduce each future accrual of OID on the Debt Security by an amount equal to the product of the OID accrual and a fixed fraction, the numerator of which is the amount of the acquisition premium and the denominator of which is the OID remaining to be accrued on the Debt Security at the time the Security Owner purchased the Debt Security. Security Owners should be aware that this fixed fraction methodology will not always produce the appropriate recovery of acquisition premium in situations where stated interest on a Debt Security is included in the Debt Security’s stated redemption price at maturity because the total amount of OID remaining to be accrued on such a Debt Security at the time of purchase is not fixed.

Market Discount. If a purchaser acquires a Debt Security at a discount from its outstanding principal amount (or, if the Debt Security is issued with OID, its adjusted issue price), the purchaser will acquire the Debt Security with market discount (a “market discount bond”). If the market discount is less than a statutorily defined de minimis amount (presumably equal to the product of (i) 0.25 percent, (ii) the stated redemption price at maturity of the Debt Security and (iii) the remaining weighted average maturity of the Debt Security), the market discount will be considered to be zero. It appears that de minimis market discount would be reported in a manner similar to de minimis OID. See “—Interest Income and OID” above.

Treasury regulations interpreting the market discount rules have not yet been issued; therefore, we recommend that prospective investors consult their own tax advisors regarding the application of those rules and the advisability of making any of the elections described below.

Unless the beneficial owner of a market discount bond elects under Section  1278(b) of the Code to include market discount in income as it accrues, any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of the market discount bond will be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. If the beneficial owner makes the election under Section 1278(b) of the Code, the election will apply to all market discount bonds acquired by the beneficial owner at the beginning of the first taxable year to which the election applies and all market discount bonds thereafter acquired by it. The election may be revoked only with the consent of the IRS.

The Code grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, such as the Debt Securities, the principal of which is payable in more than one installment, but no regulations have been issued. The relevant legislative history provides that, until such regulations are issued, the beneficial owner of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to a pro rata method described in the legislative history. Under that method, the amount of market discount that accrues in any accrual period in the case of a Debt Security issued with OID equals the product of (i) the market discount that remains to be accrued as of the beginning of the accrual period and (ii) a fraction, the numerator of which is the OID accrued during the accrual period and the denominator of which is the sum of the OID accrued during the accrual period and the amount of OID remaining to be accrued as of the end of the accrual period. In the case of a Debt Security that was issued without OID, the amount of market discount that accrues in any accrual period will equal the product of (i) the market discount that remains to be accrued as of the beginning of the accrual period and (ii) a fraction, the numerator of which is the amount of stated interest accrued during the accrual period and the denominator of which is the total amount of stated interest remaining to be accrued at the beginning of the accrual period. For purposes of determining the amount of OID or interest remaining to be accrued with respect to a class of Debt Securities, the prepayment assumption applicable to calculating the accrual of OID on such Debt Securities applies.

If a beneficial owner of a Debt Security incurred or continues indebtedness to purchase or hold Debt Securities with market discount, the beneficial owner may be required to defer a portion of its interest deductions for the taxable year attributable to any such indebtedness. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such beneficial owner elects to include market discount in income currently as it accrues under Section 1278(b) of the Code, the interest deferral rule will not apply.

Amortizable Bond Premium. A purchaser of a Debt Security that purchases the Debt Security for an amount (net of accrued interest) greater than its stated redemption price at maturity will have premium with respect to that Debt Security in the amount of the excess. Such a purchaser need not include in income any remaining OID with respect to that Debt Security and may elect to amortize the premium under Section 171 of the Code. If a Security Owner makes this election, the amount of any interest payment that must be included in the Security Owner’s income for each period will be reduced by a portion of the premium allocable to the period based on a constant yield method. In addition, the relevant legislative history states that premium should be amortized in the same manner as market discount. The election under Section 171 of the Code also will apply to all debt instruments (the interest on which is not excludable from gross income) held by the Security Owner at the beginning of the first taxable year to which the election applies and to all such taxable debt instruments thereafter acquired by it. The election may be revoked only with the consent of the IRS.

Non-Pro Rata Securities. A Debt Security may provide for certain amounts of principal to be distributed upon the request of a Security Owner or by random lot (a “non-pro rata security”). In the case of a non-pro rata security, it is anticipated that the trustee will determine the yield to maturity based upon the anticipated payment characteristics of the class as a whole under the prepayment assumption. In general, the OID accruing on each non-pro rata security in an accrual period would be its allocable share of the OID for the entire class, as determined in accordance with the discussion of OID above. However, in the case of a distribution in retirement of the entire unpaid principal balance of any non-pro rata security (or portion of the unpaid principal balance), (a) the remaining unaccrued OID allocable to the security (or to that portion) will accrue at the time of the distribution, and (b) the accrual of OID allocable to each remaining security of that class will be adjusted by reducing the present value of the remaining payments on that class and the adjusted issue price of that class to the extent attributable to the portion of the unpaid principal balance thereof that was distributed. The depositor believes that the foregoing treatment is consistent with the “pro rata prepayment” rules of the OID Regulations, but with the rate of accrual of OID determined based on the prepayment assumption for the class as a whole. Prospective investors are advised to consult their tax advisors as to this treatment.

Election to Treat All Interest as OID. The OID Regulations permit a beneficial owner of a Debt Security to elect to accrue all interest, discount (including de minimis OID and de minimis market discount), and premium in income as interest, based on a constant yield method (a “constant yield election”). It is unclear whether, for this purpose, the initial prepayment assumption would continue to apply or if a new prepayment assumption as of the date of the Security Owner’s acquisition would apply. If such an election were to be made and the Debt Securities were acquired at a premium, such a Security Owner would be deemed to have made an election to amortize bond premium under Section 171 of the Code, which is described above. Similarly, if the Security Owner had acquired the Debt Securities with market discount, the Security Owner would be considered to have made the election in Section 1278(b) of the Code, which is described above. A constant yield election may be revoked only with the consent of the IRS.

Treatment of Losses. Security Owners that own REMIC regular certificates, or in the case of Debt Securities for which a REMIC election is not made, Security Owners that use the accrual method of accounting, will be required to report income with respect to such Debt Securities on the accrual method without giving effect to delays and reductions in distributions attributable to defaults or delinquencies on any of the trust’s assets, except possibly, in the case of income that constitutes Qualified Stated Interest, to the extent that it can be established that such amounts are uncollectible. In addition, potential investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that OID must continue to be accrued in spite of its uncollectibility until the Debt Security is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Section 166 of the Code. As a result, the amount of income required to be reported by a Security Owner in any period could exceed the amount of cash distributed to such Security Owner in that period.

Although not entirely clear, it appears that: (a) a Security Owner who holds a Debt Security in the course of a trade or business or a Security Owner that is a corporation generally should be allowed to deduct as an ordinary loss any loss sustained on account of the Debt Security’s partial or complete worthlessness and (b) a noncorporate Security Owner who does not hold the Debt Security in the course of a trade or business generally should be allowed to deduct as a short-term capital loss any loss sustained on account of the Debt Security’s complete worthlessness. Security Owners should consult their own tax advisors regarding the appropriate timing, character and amount of any loss sustained with respect to a Debt Security, particularly subordinated Debt Securities.

Sale or Other Disposition. If a beneficial owner of a Debt Security sells, exchanges or otherwise disposes of the Debt Security, or the Debt Security is redeemed, the beneficial owner will recognize gain or loss in an amount equal to the difference between the amount realized by the beneficial owner upon the sale, exchange, redemption or other disposition and the beneficial owner’s adjusted tax basis in the Debt Security. The adjusted tax basis of a Debt Security to a particular beneficial owner generally will equal the beneficial owner’s cost for the Debt Security, increased by any market discount and OID previously included by such beneficial owner in income with respect to the Debt Security and decreased by the amount of bond premium, if any, previously amortized and by the amount of payments that are part of the Debt Security’s stated redemption price at maturity previously received by such beneficial owner. Any such gain or loss will be capital gain or loss if the Debt Security was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

Gain from the sale of a REMIC regular certificate that might otherwise be treated as capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess of (1) the amount that would have been includible in the Security Owner’s income had the income accrued at a rate equal to 110 percent of the AFR as of the date of purchase, over (2) the amount actually includible in such Security Owner’s income.

Foreign Persons. Interest (including OID) paid to or accrued by a beneficial owner of a Debt Security who is a Foreign Person generally will be considered “portfolio interest” and generally will not be subject to United States federal income tax or withholding tax, provided the interest is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person and the Foreign Person (i) is not actually or constructively a 10 percent shareholder of the issuer of the Debt Securities or a controlled foreign corporation with respect to which the issuer of the Debt Securities is a related person (all within the meaning of the Code) and (ii) provides the trustee or other person who is otherwise required to withhold U.S. tax with respect to the Debt Securities (the “withholding agent”) with an appropriate statement on Form  W-8 BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If a Debt Security is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form  W-8BEN provided by the Foreign Person that owns the Debt Security. If the information shown on Form  W-8BEN changes, a new Form  W-8BEN must be filed. If the foregoing requirements are not met, then interest (including OID) on the Debt Securities will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

Under Treasury regulations relating to withholding obligations, a payment to a foreign partnership is treated, with some exceptions, as a payment directly to the partners, so that the partners are required to provide any required certifications. We recommend that Foreign Persons that intend to hold a Debt Security through a partnership or other pass-through entity consult their own tax advisors regarding the application of those Treasury regulations to an investment in a Debt Security.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Debt Security by a Foreign Person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (ii) in the case of a Foreign Person who is an individual, the Foreign Person is not present in the United States for 183 days or more in the taxable year.

Information Reporting. Payments of interest (including OID, if any) on a Debt Security held by a U.S. Person other than a corporation or other exempt holder are required to be reported to the IRS. Moreover, each trust is required to make available to Security Owners that hold beneficial interests in Debt Securities issued by that trust information concerning the amount of OID and Qualified Stated Interest accrued for each accrual period for which the Debt Securities are outstanding, the adjusted issue price of the Debt Securities as of the end of each accrual period, and information to enable a Security Owner to compute accruals of market discount or bond premium using the pro rata method described under “— Market Discount” above.

Payments of interest (including OID, if any) on a Debt Security held by a Foreign Person (other than payments of interest that is effectively connected with the Foreign Person’s conduct of a United States trade or business) are required to be reported annually on IRS Form 1042-S, which the withholding agent must file with the IRS and furnish to the recipient of the income.

REMIC Residual Certificates

If you are a Residual Owner, you will be required to report the daily portion of the taxable income or, subject to the limitation described under “—  Basis Rules and Distributions” below, the net loss of the REMIC for each day during a calendar quarter that you are a Residual Owner. The requirement that Residual Owners report their pro rata share of taxable income or net loss of the REMIC will continue until there are no certificates of any class of the related series outstanding. For this purpose, the daily portion will be determined by allocating to each day in the calendar quarter a ratable portion of the taxable income or net loss of the REMIC for the quarter. The daily portions then will be allocated among the Residual Owners in accordance with their percentage of ownership on each day. Any amount included in the gross income of, or allowed as a loss to, any Residual Owner will be treated as ordinary income or loss.

Taxable Income or Net Loss of the REMIC.  Generally, a REMIC determines its taxable income or net loss for a given calendar quarter in the same manner as would an individual having the calendar year as his taxable year and using the accrual method of accounting. There are, however, certain modifications. First, a deduction is allowed for accruals of interest and OID on the REMIC regular certificates issued by the REMIC. Second, market discount will be included in income as it accrues, based on a constant yield to maturity method. Third, no item of income, gain, loss or deduction allocable to a prohibited transaction is taken into account. Fourth, the REMIC generally may deduct only items that would be allowed in calculating the taxable income of a partnership under Section 703(a) of the Code. Fifth, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code does not apply at the REMIC level to investment expenses such as trustee fees or servicing fees. See, however, “— Pass Through of Certain Expenses” below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter. For purposes of determining the income or loss of a REMIC, the regulations applicable to REMICs provide that a REMIC has a tax basis in its assets equal to the total of the issue prices of all regular and residual interests in the REMIC.

Pass Through of Certain Expenses.  A Residual Owner who is an individual, estate, or trust will be required to include in income a share of the expenses of the related REMIC and may deduct those expenses subject to the limitations of Sections 67 and 68 of the Code. See “—  Grantor Trust Certificates  — Trust Expenses” below for a discussion of the limitations of Sections  67 and 68 of the Code. Those expenses may include the servicing fees and all administrative and other expenses relating to the REMIC. In addition, those expenses are not deductible for purposes of computing the alternative minimum tax, and may cause those investors to be subject to significant additional tax liability. Similar rules apply to individuals, estates and trusts holding a REMIC residual certificate through certain pass-through entities.

Excess Inclusions.  Excess inclusions with respect to a REMIC residual certificate are subject to special tax rules. For any Residual Owner, the excess inclusion for any calendar quarter will generally equal the excess of the sum of the daily portions of the REMIC’s taxable income allocated to the Residual Owner over the amount of income that the Residual Owner would have accrued if the REMIC residual certificate were a debt instrument having a yield to maturity equal to 120 percent of the long-term AFR in effect at the time of issuance of the REMIC residual certificate. If the issue price of a REMIC residual certificate is zero, which would be the case if the REMIC residual certificate had no economic value at issuance, then all of the daily portions of income allocated to the Residual Owner will be excess inclusions. The issue price of a REMIC residual certificate issued for cash generally will equal the price paid by the first buyer, and if the REMIC residual certificate is issued for property, the issue price will be its fair market value at issuance.

For Residual Owners, an excess inclusion may not be offset by deductions, losses, or loss carryovers. Thus, a Residual Owner that has losses in excess of income for a taxable year would, nevertheless, be required to pay tax on excess inclusions. For Residual Owners that are subject to tax on unrelated business taxable income (as defined in Section 511 of the Code), an excess inclusion is treated as unrelated business taxable income. For Residual Owners that are nonresident alien individuals or foreign corporations generally subject to United States withholding tax, even if interest paid to such Residual Owners is generally eligible for exemptions from such tax, an excess inclusion will be subject to such tax and no tax treaty rate reduction or exemption may be claimed with respect thereto.

Alternative minimum taxable income for a Residual Owner is determined without regard to the special rule that taxable income may not be less than the sum of the Residual Owner’s excess inclusions for the year. Alternative minimum taxable income cannot, however, be less than the sum of a Residual Owner’s excess inclusions for the year. Also, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

Finally, if a REIT or a regulated investment company owns a REMIC residual certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the REIT or regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

Taxable Income May Exceed Distributions.  In light of the tax consequences to a Residual Owner, the taxable income from a REMIC residual certificate may exceed cash distributions with respect thereto in any taxable year. The taxable income recognized by a Residual Owner in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest, OID or market discount income or amortization of premium for the mortgage loans, on the one hand, and the timing of deductions for interest (including OID) or income from amortization of issue premium on the regular interests, on the other hand. If an interest in the mortgage loans is acquired by the REMIC at a discount, and one or more of these mortgage loans is prepaid, the proceeds of the prepayment may be used in whole or in part to make distributions in reduction of principal on the regular interests, and (2) the discount on the mortgage loans that is includible in income may exceed the deduction allowed upon those distributions on those regular interests on account of any unaccrued OID relating to those regular interests. When there is more than one class of regular interests that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the regular interests when distributions in reduction of principal are being made in respect of earlier classes of regular interests to the extent that those classes are not issued with substantial discount or are issued at a premium. If taxable income attributable to that mismatching is realized, in general, losses would be allowed in later years as distributions on the later maturing classes of regular interests are made.

Taxable income also may be greater in earlier years that in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of that series of regular interests, may increase over time as distributions in reduction of principal are made on the lower yielding classes of regular interests, whereas, to the extent the REMIC consists of fixed rate mortgage loans, interest income for any particular mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Owners must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of that mismatching or unrelated deductions against which to offset that income, subject to the discussion of excess inclusions under “—  Excess Inclusions” above. The timing of mismatching of income and deductions described in this paragraph, if present for a series of REMIC certificates, may have a significant adverse effect upon a Residual Owner’s after-tax rate of return.

Basis Rules and Distributions.  A Residual Owner’s adjusted basis in a REMIC residual certificate will equal the amount paid for the REMIC residual certificate, increased by the sum of the daily portions of REMIC income taken into account by the Residual Owner, and decreased by the sum of (i) the daily portions of REMIC net loss taken into account by the Residual Owner and (ii) distributions made by the REMIC to the Residual Owner.

A distribution by a REMIC to a Residual Owner will not be includible in gross income by the Residual Owner if the distribution does not exceed the Residual Owner’s adjusted basis in the REMIC residual certificate immediately before the distribution. The distribution will reduce the Residual Owner’s adjusted basis of such interest, but not below zero. To the extent a distribution exceeds the Residual Owner’s adjusted basis in the REMIC residual certificate, the excess will be treated as gain from the sale of the REMIC residual certificate. See “— Sales of REMIC Residual Certificates” below.

A Residual Owner is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such Residual Owner’s adjusted basis in its REMIC residual certificate as of the close of such calendar quarter, determined without regard to such net loss. Any loss disallowed by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used by that Residual Owner to offset income from the REMIC residual certificate.

The effect of these basis and distribution rules is that a Residual Owner may not amortize its basis in a REMIC residual certificate but may only recover its basis through distributions, through the deduction of any net losses of the REMIC, or upon the sale of its REMIC residual certificate. See “—  Sales of REMIC Residual Certificates.”

Sales of REMIC Residual Certificates.  If a Residual Owner sells a REMIC residual certificate, the Residual Owner will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate. If a Residual Owner sells a REMIC residual certificate at a loss, the loss will not be recognized if, within six months before or after the sale of the REMIC residual certificate, the Residual Owner purchases another residual interest in any REMIC or any interest in a taxable mortgage pool (as defined in Section 7701(i) of the Code) comparable to a residual interest in a REMIC. Such disallowed loss will be allowed upon the sale of the other residual interest (or comparable interest) if the rule referred to in the preceding sentence does not apply to that sale.

Inducement Fees.  The IRS has issued final regulations addressing the tax treatment of payments made by a transferor of a non-economic REMIC residual interest to induce the transferee to acquire that residual interest (“inducement fees”).  The regulations (i) require the transferee to recognize an inducement fee as income over the expected remaining life of the REMIC in a manner that reasonably reflects the after-tax costs and benefits of holding that residual interest and (ii) specify that inducement fees constitute income from sources within the United States.  Prospective purchasers of the REMIC residual certificates should consult their own tax advisors regarding the tax consequences of receiving any inducement fee.

Disqualified Organizations.  If a Residual Owner were to transfer a REMIC residual certificate to a disqualified organization, the Residual Owner would be subject to a tax in an amount equal to the maximum corporate tax rate applied to the present value (using a discount rate equal to the applicable AFR) of the total anticipated excess inclusions with respect to such residual interest for the periods after the transfer. For this purpose, disqualified organizations include the United States, any state or political subdivision of a state, any foreign government or international organization or any agency or instrumentality of any of the foregoing; any tax-exempt entity (other than a Section 521 cooperative) which is not subject to the tax on unrelated business income; and any rural electrical or telephone cooperative. However, a transferor of a REMIC residual certificate would in no event be liable for the tax for a transfer if the transferee furnished to the transferor an affidavit stating that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on events that have occurred up to the time of such transfer, the prepayment assumption (see “—  Taxation of Securities Treated as Debt Instruments  — Interest Income and OID,” for a discussion of the prepayment assumption), and any required or permitted clean up calls or required liquidation provided for in the trust agreement. The tax generally is imposed on the transferor of the REMIC residual certificate, except that it is imposed on an agent for a disqualified organization if the transfer occurs through such agent. The trust agreement for each series of REMIC certificates will require, as a prerequisite to any transfer of a REMIC residual certificate, the delivery to the trustee of an affidavit of the transferee to the effect that it is not a disqualified organization and will contain other provisions designed to render any attempted transfer of a REMIC residual certificate to a disqualified organization void.

In addition, if a pass through entity includes in income excess inclusions with respect to a REMIC residual certificate, and a disqualified organization is the record holder of an interest in such entity at any time during any taxable year of such entity, then a tax will be imposed on the entity equal to the product of (1) the amount of excess inclusions on the REMIC residual certificate for such taxable year that are allocable to the interest in the pass through entity held by such disqualified organization and (2) the highest marginal federal income tax rate imposed on corporations. A pass through entity will not be subject to this tax for any period with respect to an interest in such entity, however, if the record holder of such interest furnishes to such entity (1) such holder’s social security number and a statement under penalties of perjury that such social security number is that of the record holder or (2) a statement under penalties of perjury that such record holder is not a disqualified organization. For these purposes, a “pass through entity” means any regulated investment company, REIT, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass through entity as a nominee for another person shall, with respect to such interest, be treated as a pass through entity. Moreover, in the case of any “electing large partnership,” within the meaning of Section 775 of the Code, all record holders are considered to be disqualified organizations so that the partnership itself will be subject to tax on the excess inclusions and such excess inclusions will be excluded in determining partnership income. Finally, an exception to this tax, otherwise available to a pass through entity that is furnished certain affidavits by record holders of interests in the entity and that does not know those affidavits are false, is not available to an electing large partnership.

Noneconomic REMIC Residual Certificates.  A transfer of a “noneconomic” REMIC residual certificate will be disregarded for all federal income tax purposes if a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax. If such transfer is disregarded, the purported transferor will continue to be treated as the Residual Owner and will, therefore, be liable for any taxes due with respect to the daily portions of income allocable to such noneconomic REMIC residual certificate.

A REMIC residual certificate is noneconomic for this purpose unless, at the time of its transfer, (1) the present value of the expected future distributions on the REMIC residual certificate at least equals the product of the present value of the anticipated excess inclusions and the highest tax rate applicable to corporations for the year of the transfer and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The present value computations are based on a discount rate equal to the applicable AFR and a prepayment assumption used in computing income on the mortgage loans held by the trust. See “—  Taxation of Securities Treated as Debt Instruments  — Interest Income and OID,” for a discussion concerning prepayment assumptions.

All transfers of REMIC residual certificates will be subject to certain restrictions under the terms of the related trust agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee.

Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC residual certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules, which would result in the retention of tax liability by such purchaser. The applicable prospectus supplement will disclose whether offered REMIC residual certificates may be considered noneconomic residual interests; provided, however, that any disclosure that a REMIC residual certificate will or will not be considered noneconomic will be based upon certain assumptions, and the depositor will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules or that a Residual Owner will receive distributions calculated pursuant to such assumptions.

Treasury regulations contain a safe harbor under which a transfer of a noneconomic residual is presumed to be a valid transfer that will be respected for federal income tax purposes. To qualify under the safe harbor:

(i)

the transferor must perform a reasonable investigation of the financial status of the transferee and determine that the transferee has historically paid its debts as they come due and find no significant evidence to indicate that the transferee will not continue to pay its debts as they come due;

(ii)

the transferor must obtain a representation from the transferee to the effect that the transferee understands that as the holder of the residual interest the transferee will recognize taxable income in excess of cash flow and that the transferee intends to pay taxes on the income as those taxes become due;

(iii)

the transferee must represent that it will not cause income from the residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer; and

(iv)

either (i) the present value (computed based upon a statutory discount rate) of the anticipated tax liabilities associated with holding the residual interest must be no greater than the present value of the sum of any consideration given to the transferee to acquire the interest, the anticipated distributions on the interest and the anticipated tax savings associated with holding the interest, or (ii) the transferee must be a domestic taxable C corporation that meets certain asset tests and that agrees that any subsequent transfer of the interest will satisfy the same safe harbor provision and be to a domestic taxable C corporation.

Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. The final regulations contain additional detail regarding their application, and you should consult your own tax advisor regarding the application of the safe harbor to a transfer of a REMIC residual certificate before acquiring one.

Restrictions on Transfers of Residual Certificates to Foreign Persons.  Transfers to a Foreign Person of REMIC residual certificates that have tax avoidance potential are disregarded for all federal income tax purposes. If such a transfer is disregarded, the purported transferor of the REMIC residual certificate to the Foreign Person continues to remain liable for any taxes due with respect to the income on such REMIC residual certificate. A transfer of a REMIC residual certificate has tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects (1) that the REMIC will distribute to the transferee of the REMIC residual certificate amounts that will equal at least 30 percent of each excess inclusion and (2) that such amounts will be distributed at or after the time at which the excess inclusion accrues and not later than the close of the calendar year following the calendar year of accrual. This rule does not apply to transfers if the income from the REMIC residual certificate is taxed in the hands of the transferee as income effectively connected with the conduct of a U.S. trade or business. Moreover, if a Foreign Person transfers a REMIC residual certificate to a U.S. Person (or to a Foreign Person in whose hands income from the REMIC residual certificate would be effectively connected income) and the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, that transfer is disregarded for all federal income tax purposes and the purported Foreign Person transferor continues to be treated as the owner of the REMIC residual certificate. The trust agreement for each series will preclude the transfer of a REMIC residual certificate to a Foreign Person, other than a Foreign Person in whose hands the income from the REMIC residual certificate would be effectively connected with a U.S. trade or business.

Foreign Persons.  The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Owners who are Foreign Persons generally should be treated as interest for purposes of the 30 percent (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Owners may qualify as “portfolio interest,” subject to the conditions described in “—  Taxation of Securities Treated as Debt Instruments  — Foreign Persons” above, but only to the extent that (i) the mortgage loans were issued after July 18, 1984, and (ii) the trust fund to which the REMIC residual certificate relates consists of obligations issued in “registered form” within the meaning of Section 163 (f)(1) of the Code. Generally, mortgage loans will not be, but regular interests in another REMIC will be, considered obligations issued in registered form. Furthermore, Residual Owners will not be entitled to any exemption from the 30 percent withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an “excess inclusion.” See “—  Excess Inclusions” above. If the amounts paid to Residual Owners who are Foreign Persons are effectively connected with the conduct of a trade or business within the United States by those Foreign Persons, the 30 percent (or lower treaty rate) withholding will not apply. Instead, the amounts paid to those Foreign Persons will be subject to United States federal income tax at regular rates. If the 30 percent (or lower treaty rate) withholding is applicable, those amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the REMIC residual certificate is disposed of ) under rules similar to withholding upon disposition of Debt Securities that have OID. See “—  Restrictions on Transfers of Residual Certificates to Foreign Investors” above concerning the disregard of certain transfers having “tax avoidance potential.” Potential investors who are Foreign Persons should consult their own tax advisors regarding the specific tax consequences to them of owning REMIC residual certificates.

Administrative Provisions.  The REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for the income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The trustee will be required to sign the REMIC’s returns. Treasury regulations provide that, except where there is a single Residual Owner for an entire taxable year, the REMIC will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss deduction, or credit in a unified administrative proceeding. The master servicer will be obligated to act as “tax matters person,” as defined in applicable Treasury regulations, for the REMIC as agent of the Residual Owners holding the largest percentage interest in the REMIC’s residual interest. If the Code or applicable Treasury regulations do not permit the master servicer to act as tax matters person in its capacity as agent of the Residual Owner, the Residual Owner or any other person specified pursuant to Treasury regulations will be required to act as tax matters person. The tax mattes person generally has responsibility for overseeing and providing notice to the other Residual Owner of certain administrative and judicial proceedings regarding the REMIC’s tax affairs, although other holders of the REMIC residual certificates of the same series would be able to participate in those proceedings in appropriate circumstances.

Treasury regulations provide that a Residual Owner is not required to treat items on its return consistently with their treatment on the REMIC’s return if the holder owns 100 percent of the REMIC residual certificates for the entire calendar year. Otherwise, each Residual Owner is required to treat items on its returns for the entire calendar year. Otherwise, each Residual Owner is required to treat items on its returns consistently with their treatment on the REMIC’s return, unless the holder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may access a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish the related REMIC, in a manner to be provided in Treasury regulations, with the name and address of that person and other specified information.

The IRS Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC taxable Income or Net Loss Allocation. Treasury regulations require that a Schedule Q be furnished by the REMIC Pool to each Residual Owner by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC is in existence. Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Owners and filed annually with the IRS concerning Section  67 of the Code expenses (see “—  Pass Through of Certain Expenses” above) allocable to those holders. Furthermore, under those regulations, information must be furnished quarterly to Residual Owners and filed annually with the IRS concerning the percentage of the REMIC’s assets meeting the qualified asset tests described under “—  Special Tax Attributes  — REMIC Certificates” below.

Mark-to-Market Rules.  Section 475 of the Code generally requires that securities dealers include securities in inventory at their fair market value, recognizing gain or loss as if the securities were sold at the end of each tax year. The Treasury regulations provide that a REMIC residual certificate is not treated as a security for purposes of the mark-to-market rules and thus may not be marked to market.

Grantor Trusts Certificates

For purposes of this discussion, we refer to two types of certificates issued by a Grantor Trust: “Standard Certificates” and “Stripped Certificates.” Each certificate issued by a Grantor Trust that is not a Stripped Certificate is a Standard Certificate.

Classification of Stripped Certificates. There generally are three situations in which a Grantor Trust Certificate will be classified as a Stripped Certificate. First, if the trust holds assets that pay principal and interest but issues interest-only or principal-only certificates, all the certificates of that trust likely will be Stripped Certificates. Second, if the seller, depositor, or some other person retains the right to receive a portion of the interest payments on assets held in the trust, all the certificates issued by the trust could be Stripped Certificates. Finally, if a portion of a servicing or guarantee fee were recharacterized under rules established by the IRS as ownership interests in stripped coupons, all the certificates of the trust could be Stripped Certificates.

Taxation of Stripped Certificates. Stripped Certificates will be treated under rules contained in Section 1286 of the Code (the “Stripped Bond Rules”). Pursuant to the Stripped Bond Rules, the separation of ownership of some or all of the interest payments on a debt instrument from ownership of some or all of the principal payments results in the creation of “stripped bonds” with respect to principal payments and “stripped coupons” with respect to interest payments. A beneficial owner of a Stripped Certificate will be treated as owning “stripped bonds” to the extent of its share of principal payments and “stripped coupons” to the extent of its share of interest payments.

Generally, if a taxpayer acquires an interest in “stripped coupons” or “stripped bonds,” the taxpayer will be treated as having purchased a newly issued debt instrument on the date of purchase for an issue price equal to the purchase price paid. As a result, a beneficial owner of a Stripped Certificate would be taxed as holding a newly issued debt instrument. The tax consequences of holding a debt instrument are discussed generally under “—  Taxation of Securities Treated as Debt Instruments” above.

Although a Stripped Certificate may represent a beneficial ownership interest in stripped coupons from all or several of the assets held in the trust, for information reporting purposes, the trustee will aggregate all such interests and treat each class of Stripped Certificates as a single issue of debt instruments. Moreover, the trustee will apply the PAC Method to compute accruals of any OID on the Stripped Certificates, as described herein under “—  Taxation of Securities Treated as Debt Instruments  — Interest Income and OID,” and will comply with any tax information reporting obligations with respect to Stripped Certificates in the manner described under “—  Taxation of Securities Treated as Debt Instruments  — Information Reporting.” Whether aggregation of stripped coupons from several assets acquired in a single purchase is appropriate, and whether the PAC Method should apply to compute OID accruals on Stripped Certificates are not free from doubt. We recommend, therefore, that a prospective investor in Stripped Certificates consult their tax advisor concerning the application of these rules to Stripped Certificates.

For this purpose, the tax information will include the amount of OID accrued on Stripped Certificates. However, the amount required to be reported by the trustee may not be equal to the proper amount of OID required to be reported as taxable income by a Security Owner, other than an original Security Owner who purchased at the issue price. In particular, in the case of Stripped Securities, the reporting will be based upon a representative initial offering price of each class of Stripped Securities, except as set forth in the prospectus supplement. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of an owner other than a Security Owner that acquires its Stripped Certificate at original issue should be the prepayment assumption or a new rate based on the circumstances at the date of subsequent purchase.

A beneficial owner of a Stripped Certificate, particularly any Stripped Certificate that is subordinate to another class, may deduct losses incurred for the Stripped Certificate as described under “—  Taxation of Standard Certificates” below. In addition, if the mortgage loans prepay at a rate either faster or slower than that under the prepayment assumption, a Security Owner’s recognition of OID either will be accelerated or decelerated and the amount of that OID either will be increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by that Security Owner’s Stripped Certificate. While the matter is not free from doubt, the beneficial owner of a Stripped Certificate should be entitled to recognize a loss (which may be a capital loss) in the year that it becomes certain (assuming no further prepayments) that the Security Owner will not recover a portion of its adjusted basis in the Stripped Certificate, such loss being equal to that portion of unrecoverable basis.

In addition, each beneficial owner of a Stripped Certificate will be required to include in income its share of the expenses of the trust, including the servicing fees with respect to any assets held by the trust. Although not free from doubt, for purposes of reporting to Security Owners of Stripped Certificates, the trust expenses will be allocated to the classes of Stripped Certificates in proportion to the distributions to those classes for the related period. The beneficial owner of a Stripped Certificate generally will be entitled to a deduction in respect of the trust expenses, as described under “—  Trust Expenses” below, subject to the limitation described therein.

Purchase of More Than One Class  of Stripped Certificates. When an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes those classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

Taxation of Standard Certificates. For federal income tax purposes, a Standard Certificate will represent an undivided beneficial ownership interest in the assets of the Grantor Trust. As a result, each Security Owner holding an interest in a Standard Certificate must include in income its proportionate share of the entire income from the assets represented by its Standard Certificate. Thus, for example, in the case of a Standard Certificate representing ownership of mortgage loans, a beneficial owner of the certificate would be required to include in income interest at the coupon rate on the mortgage loans, OID (if any), and market discount (if any), and any prepayment fees, assumption fees, and late payment charges received by the servicer, in accordance with the beneficial owner’s method of accounting. In addition, beneficial owners of Standard Certificates, particularly any class of a series that is subordinate to other classes, may incur losses of interest or principal with respect to the trust’s assets. Those losses would be deductible generally only as described under “—  Taxation of Securities Treated as Debt Instruments  — Treatment of Losses” above.

For information reporting purposes, although not free from doubt, the trustee will report information concerning income accruals and principal payments on the assets of the trust in the aggregate.

Trust Expenses. Each Security Owner that holds an interest in a Grantor Trust Certificate must include in income its share of the trust’s expenses, as described above. Each Security Owner may deduct its share of those expenses at the same time, to the same extent, and in the same manner as such items would have been reported and deducted had it held directly interests in the trust’s assets and paid directly its share of the servicing and related fees and expenses. Investors who are individuals, estates or trusts who own Grantor Trust Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitations for certain itemized deductions described in Section 67 of the Code, including deductions for the servicing fees and all administrative and other expenses of the trust. In general, such an investor can deduct those expenses only to the extent that those expenses, in total, exceed 2 percent of the investor’s adjusted gross income. In addition, Section 68 of the Code provides that itemized deductions otherwise allowable for a taxable year will be reduced by the lesser of (i) 3 percent of the excess, if any, of adjusted gross income over $100,000 ($50,000 in the case of a married individual filing a separate return) (in each case, as adjusted for post-1991 inflation), and (ii) 80 percent of the amount of itemized deductions otherwise allowable for that year. This reduction is currently scheduled to be phased-out over a five year period beginning 2006. As a result of the limitations set forth in Sections 67 and 68 of the Code, those investors holding Grantor Trust Certificates, directly or indirectly through a pass-through entity, may have total taxable income in excess of the total amount of cash received on the Grantor Trust Certificates. In addition, those investors cannot deduct the expenses of the trust for purposes of computing the alternative minimum tax, and thus those investors may be subject to significant additional tax liability.

Sales of Grantor Trust Certificates. If a Grantor Trust Certificate is sold, gain or loss will be recognized by the Security Owner in an amount equal to the difference between the amount realized on the sale and the Security Owner’s adjusted tax basis in the Grantor Trust Certificate. Such tax basis will equal the Security Owner’s cost for the Grantor Trust Certificate, increased by any OID or market discount previously included in income and decreased by any premium previously taken into account and by the amount of payments, other than payments of Qualified Stated Interest, previously received with respect to such Grantor Trust Certificate. The portion of any such gain attributable to accrued market discount not previously included in income will be ordinary income. See “—  Taxation of Securities Treated as Debt Instruments  — Sale or Other Disposition.” Any remaining gain or any loss will be capital gain or loss. Capital losses generally may be used only to offset capital gains.

Trust Reporting. Each registered holder of a Grantor Trust Certificate will be furnished with each distribution a statement setting forth the allocation of such distribution to principal and interest. In addition, within a reasonable time after the end of each calendar year each registered holder of a Grantor Trust Certificate at any time during such year will be furnished with information regarding the amount of servicing compensation and other trust expenses to enable beneficial owners of Grantor Trust Certificates to prepare their tax returns. The trustee also will file any required tax information with the IRS, to the extent and in the manner required by the Code.

Foreign Persons. The tax and withholding rules that apply to Foreign Persons who acquire an interest in Grantor Trust Certificates generally are the same as those that apply to a Foreign Person who acquires an interest in Debt Securities. See the discussion of the tax and withholding rules under “—  Taxation of Securities Treated as Debt Instruments  — Foreign Persons.”

Partner Certificates

If a trust is classified as a partnership for federal income tax purposes, the trust will not be subject to an entity level federal income tax. Instead, pursuant to the terms of the trust agreement, the trustee will compute taxable income for each taxable year for the trust and will allocate the income so computed among the Security Owners owning Partner Certificates. Each such Security Owner must take into account in computing its taxable income for federal income tax purposes its allocable share of the trust’s income for the taxable year of the trust that ends with or within the Security Owner’s taxable year. The trust will adopt the calendar year as its taxable year unless otherwise specified in the applicable prospectus supplement.

Security Owner’s Distributive Share. The trust will compute taxable income for each taxable year in the same manner as would an individual, except that certain deductions specified in Section 703(a)(2) of the Code are not allowed. The trustee will allocate that taxable income among the Partner Certificates. The method of allocation will be described in the applicable prospectus supplement.

A share of expenses of the partnership (including fees of the master servicer but not interest expense) allocable to a beneficial owner who is an individual, estate or trust would constitute miscellaneous itemized deductions subject to the limitations described under “– Grantor Trust Certificates – Trust Expenses” above. Accordingly, those deductions might be disallowed to the individual in whole or in part and might result in that holder being taxed on an amount of income that exceeds the amount of cash actually distributed to that holder over the life of the partnership.

Distributions. A distribution of cash to a Security Owner owning a Partner Certificate will not be taxable to the Security Owner to the extent that the amount distributed does not exceed the Security Owner’s adjusted basis in the Partner Certificate. If the amount of cash distributed exceeds a Security Owner’s basis in a Partner Certificate, the excess will be treated as though it were gain from the sale of the Partner Certificate. If, upon receipt of a cash distribution in liquidation of a Security Owner’s interest in the trust, the Security Owner’s adjusted basis exceeds the amount distributed, the excess will be treated as though it were a loss from the sale of the Partner Certificate.

A Security Owner’s adjusted basis in a Partner Certificate at any time will equal the purchase price paid by the Security Owner for the Partner Certificate, increased by allocations of income made to the Security Owner by the trust, and decreased by distributions previously made by the trust on the Partner Certificate and any losses allocated by the trust to the Security Owner with respect to the Partner Certificate.

If a trust distributes its assets in-kind to a Security Owner in liquidation of the trust, neither the trust nor the Security Owner will recognize gain or loss on the distribution. The Security Owner would be required to allocate its adjusted basis in its Partner Certificate among the assets it received in the liquidating distribution.

Sale or Exchange of a Partner Certificate. If a Security Owner sells a Partner Certificate, the Security Owner will recognize gain or loss equal to the difference between the amount realized on the sale and the Security Owner’s adjusted basis in the Partner Certificate at the time of sale. Generally, except to the extent provided otherwise in the applicable prospectus supplement, any gain or loss will be capital gain or loss.

Section 708 Terminations. Under Section 708 of the Code, the trust will be deemed to have terminated for federal income tax purpose if 50 percent of the capital and profits interests in the trust are sold or exchanged within a 12-month period. If a termination were to occur, it would result in the deemed contribution by the trust of its assets to a newly formed trust in exchange for interests in such newly formed trust, which the terminated trust would be deemed to distribute to the Security Owners. The series of deemed transactions would not result in recognition of gain or loss to the trust or to the Security Owners. If the Partner Certificates are Book Entry Certificates, the trust most likely will not be able to comply with the termination provisions of Section  708 of the Code due to lack of information concerning the transfer of interests in the trust.

Section 754 Election. If a Security Owner were to sell its Partner Certificate at a profit (loss), the purchaser would have a higher (lower) adjusted basis in the Certificate than did the seller. The trust’s adjusted basis in its assets would not be adjusted to reflect this difference unless the trust made an election under Section  754 of the Code. To avoid the administrative complexities that would be involved if such an election were to be made, a trust that is classified as a partnership will not make an election under Section  754 of the Code unless otherwise provided in the applicable prospectus supplement. As a result, a beneficial owner of a Partner Certificate might be allocated a greater or lesser amount of partnership income than would be appropriate based on its own purchase price for its Partner Certificate.

The American Jobs Creation Act of 2004 added a provision to the Code that would require a partnership with a “substantial built-in loss” immediately after a transfer of a partner’s interest in such partnership to make the types of basis adjustments that would be required if an election under Section 754 of the Code were in effect.  This new provision does not apply to a “securitization partnership.”  The applicable prospectus supplement will address whether any partnership in which a Partner Certificate represents an interest will constitute a securitization partnership for this purpose.

Foreign Persons. Unless otherwise provided in the applicable prospectus supplement, income allocated and distributions made by the trust to a Security Owner who is a Foreign Person will be subject to United States federal income tax and withholding tax, if the income attributable to a security is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a beneficial interest in a Partner Certificate by a Foreign Person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (ii) in the case of an individual, the individual is not present in the United States for 183 days or more in the taxable year.

Information Reporting. Each trust classified as a partnership will file a partnership tax return on IRS Form 1065 with the IRS for each taxable year of the trust. The trust will report each Security Owner’s allocable share of the trust’s items of income and expense to the Security Owner and to the IRS on Schedules K-1. The trust will provide the Schedules K-1 to nominees that fail to provide the trust with the information statement described below and the nominees then will be required to forward that information to the beneficial owners of the Partner Certificates. Generally, a Security Owner must file tax returns that are consistent with the information reported on the Schedule K-1 or be subject to penalties, unless the Security Owner notifies the IRS of the inconsistencies.

Under Section 6031 of the Code, any person that holds a Partner Certificate as a nominee at any time during a calendar year is required to furnish to the trust a statement containing certain information concerning the nominee and the beneficial owner of the Partner Certificates. In addition, brokers and financial institutions that hold Partner Certificates through a nominee are required to furnish directly to the trust information as to the beneficial ownership of the Partner Certificates. The information referred to above for any calendar year is to be provided to the trust by January 31 of the following year. Brokers and nominees who fail to provide the information may be subject to penalties. However, a clearing agency registered under Section 17A of the Securities Exchange Act of 1934 is not required to furnish that information statement to the trust.

Administrative Matters. Unless another designation is made, the depositor will be designated as the tax matters partner in the trust agreement and, as the tax matters partner, will be responsible for representing the beneficial owners of Partner Certificates in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire until three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the partnership by the appropriate taxing authorities could result in an adjustment of the returns of the beneficial owners of Partner Certificates, and, under certain circumstances, a beneficial owner may be precluded from separately litigating a proposed adjustment to the items of the partnership. An adjustment also could result in an audit of a beneficial owner’s returns and adjustments of items not related to the income and losses of the partnership.

Special Tax Attributes

In certain cases, securities are afforded special tax attributes under particular sections of the Code, as discussed below.

REMIC Certificates. REMIC certificates held by a domestic building and loan association will constitute “regular or residual interests in a REMIC” within the meaning of Section 7701(a)(19)(C)(xi) of the Code in proportion to the assets of the REMIC that are described in Section  7701(a)(19)(C)(i) through (x). If, however, at least 95 percent of the assets of the REMIC are described in Section 7701(a)(19)(C)(i) through (x), the entire REMIC certificates in that REMIC will so qualify.

In addition, REMIC certificates held by a REIT will constitute “real estate assets” within the meaning of Section 856(c)(5)(B) of the Code. If at any time during a calendar year less than 95 percent of the assets of a REMIC consist of “real estate assets,” then the portion of the REMIC certificates that are real estate assets under Section 856(c)(5)(B) during the calendar year will be limited to the portion of the assets of the REMIC that are real estate assets. Similarly, income on the REMIC certificates will be treated as “interest on obligations secured by mortgages on real property” within the meaning of Section 856(c)(3)(B) of the Code, subject to the same limitation as set forth in the preceding sentence.

REMIC regular certificates also will be “qualified mortgages” within the meaning of Section 860G(a)(3) of the Code with respect to other REMICs, provided they are transferred to the other REMIC within the periods required by the Code.

The determination as to the percentage of the REMIC’s assets that constitute assets described in the foregoing sections of the Code will be made for each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The REMIC will report those determinations in the manner and at the times required by applicable Treasury regulations. The Small Business Job Protection Act of 1996 (the “SBJPA of 1996”) repealed the reserve method for bad debts of domestic building and loan associations and mutual savings banks, and thus has eliminated the asset category of “qualifying real property loans” in former Section 593(d) of the Code for taxable years beginning after December  31, 1995. The requirements in the SBJPA of 1996 that these institutions must “recapture” a portion of their existing bad debt reserves is suspended if a certain portion of their assets are maintained in “residential loans” under Section 7701(a)(19)(C)(v) of the Code, but only if those loans were made to acquire, construct or improve the related real property and not for the purpose of refinancing. However, no effort will be made to identify the portion of the mortgage loans of any series meeting this requirement, and no representation is made in this regard.

The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether those assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections. Under the regulations applicable to REITs, however, mortgage loan payments held by a REMIC pending distribution are real estate assets for purposes of Section 856(c)(5)(B) of the Code. Furthermore, foreclosure property generally will qualify as real estate assets under Section 856(c)(5)(B) of the Code.

For some series of REMIC certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs (“Tiered REMICs”) for federal income tax purposes. Solely for purposes of determining whether the REMIC certificates will be “real estate assets” within the meaning of Section 856(c)(5)(B) of the Code and “loans secured by an interest in real property” under Section  7701(a)(19)(C) of the Code, and whether the income on those Securities is interest described in Section  856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.

As described above, certain REMIC regular certificates will evidence ownership of a REMIC regular interest and a notional principal contract, as further described in the accompanying supplement. See “Types of Securities  — REMIC Certificates Generally” above. Any such notional principal contract (and any income therefrom) will not be afforded any of the special tax attributes described in this section.

Non-REMIC Debt Securities. Debt Securities that are not REMIC regular certificates and that are owned by domestic building and loan associations and other thrift institutions will not be considered “loans secured by an interest in real property” or “qualifying real property loans.” Moreover, such Debt Securities owned by a REIT will not be treated as “real estate assets” nor will interest on the Debt Securities be considered “interest on obligations secured by mortgages on real property.” In addition, such Debt Securities will not be “qualified mortgages” for REMICs.

Grantor Trust Certificates. Standard Certificates held by a domestic building and loan association will constitute “loans secured by interests in real property” within the meaning of Section 7701(a)(19)(C)(v) of the Code; Standard Certificates held by a REIT will constitute “real estate assets” within the meaning of Section  856(c)(5)(B) of the Code; amounts includible in gross income with respect to Standard Certificates held by a REIT will be considered “interest on obligations secured by mortgages on real property” within the meaning of Section  856(c)(3)(B) of the Code; and Standard Certificates transferred to a REMIC within the prescribed time periods will qualify as “qualified mortgage” within the meaning of Section  860G(a)(3) of the Code; provided in each case that the related assets of the trust (or income therefrom, as applicable) would so qualify.

Although there appears to be no policy reason not to accord to Stripped Certificates the treatment described above for Standard Certificates, there is no authority addressing such characterization for instruments similar to Stripped Certificates. We recommend that prospective investors in Stripped Certificates consult their own tax advisers regarding the characterization of Stripped Certificates, and the income therefrom, if the characterization of the Stripped Certificates under the above-referenced rules is relevant.

Partner Certificates. For federal income tax purposes, Partner Certificates held by a domestic building and loan association will not constitute “loans secured by an interest in real property” within the meaning of Code Section 7701(a)(19)(C)(v), but, for purposes of the provisions applicable to REITs, a REIT holding a Partnership Certificate will be deemed to hold its proportionate share of each of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to such share, based in each case on the capital accounts.

Backup Withholding

Distributions on securities, as well as payment of proceeds from the sale of securities, may be subject to the backup withholding tax under Section 3406 of the Code if recipients fail to furnish certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a recipient would be allowed as a credit against such recipient’s federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient that is required to supply information but that does not do so in the manner required.

Reportable Transactions

Pursuant to recently enacted legislation, a penalty in the amount of $10,000 in the case of a natural person and $50,000 in any other case is imposed on any taxpayer that fails to file timely an information return with the IRS with respect to a “reportable transaction” (as defined in Section 6011 of the Code).  The rules defining “reportable transactions” are complex.  In general, they include transactions that result in certain losses that exceed threshold amounts and transactions that result in certain differences between the taxpayer’s tax treatment of an item and book treatment of that same item.  Prospective investors are advised to consult their own tax advisers regarding any possible disclosure obligations in light of their particular circumstances.

State and Local Tax Considerations

In addition to the federal income tax consequences described above, potential investors should consider the state and local income tax consequences of the acquisition, ownership and disposition of securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

For example, a REMIC or Non-REMIC trust may be characterized as a corporation, a partnership, or some other entity for purposes of state income tax law. Such characterization could result in entity level income or franchise taxation of the trust. We recommend that potential investors consult their own tax advisors with respect to the various state and local tax consequences of an investment in securities.

ERISA Considerations

General

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Code impose certain requirements in connection with the investment of plan assets on employee benefit plans and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which these plans, accounts or arrangements are invested, that are subject to Title I of ERISA or to Section 4975 of the Code (“Plans”) and on persons who are fiduciaries for those Plans. Some employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section  3(33) of ERISA), are not subject to ERISA requirements. Therefore, assets of these plans may be invested in securities without regard to the ERISA considerations described below, subject to the provisions of other applicable federal, state and local law. Any of these plans that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section  503 of the Code.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest”) who have certain specified relationships to the Plan unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Sections 406 and 407 of ERISA and Section  4975 of the Code.

A Plan’s investment in securities may cause the assets included in a related trust fund to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor (“DOL”) provides that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by “benefit plan investors¨ (i.e., Plans, employee benefit plans not subject to ERISA, and entities whose underlying assets include plan assets by reason of a Plan’s investment in the entity) is not “significant,” both as defined therein. For this purpose, in general, equity participation by benefit plan investors will be “significant” on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. To the extent the securities are treated as equity interests for purposes of DOL regulations Section 2510.3-101, equity participation in a trust fund will be significant on any date if immediately after the most recent acquisition of any security, 25% or more of any class of securities is held by benefit plan investors.

Any person who has discretionary authority or control respecting the management or disposition of assets of a Plan, and any person who provides investment advice for those assets for a fee, is a fiduciary of the Plan. If the assets included in a trust fund constitute plan assets of an investing Plan, then any party exercising management or discretionary control regarding those assets, such as the servicer or master servicer, may be deemed to be a “fiduciary” of the Plan and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code with respect to the investing Plan. In addition, if the assets included in a trust fund constitute plan assets, the purchase of securities by a Party in Interest of the Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA and the Code.

The DOL has issued individual exemptions to various underwriters as indicated in the related prospectus supplement (the “Exemption”) that generally exempt from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed on those prohibited transactions pursuant to Section  4975(a) and (b) of the Code, certain transactions relating to the servicing and operation of mortgage pools and the purchase, sale and holding of securities underwritten by an underwriter, as defined below, that (1) represent a beneficial ownership interest in the assets of an issuer which is a trust and entitle the holder to pass-through payments of principal, interest and/or other payments made with respect to the assets of the trust fund or (2) are denominated as a debt instrument and represent an interest in the issuer, provided that certain conditions set forth in the Exemption are satisfied.

For purposes of this Section  “ERISA Considerations,” the term “underwriter” will include (a) the underwriter specified in the related prospectus supplement, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with that underwriter, and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager for a class of securities.

Among the general conditions that must be satisfied for a transaction involving the purchase, sale and holding of securities to be eligible for exemptive relief under the Exemption are:

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The acquisition of securities by a Plan must be on terms (including the price for the securities) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party;

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If the investment pool contains only fully secured mortgage loans or obligations, the Exemption will apply to securities evidencing rights and interests that are subordinated to the rights and interests evidenced by the other securities of the issuer;

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One-to-four family residential and home equity loans may have loan-to-value ratios in excess of 100% (but not in excess of 125%), provided the securities are not subordinated and are rated in one of the two highest generic rating categories by a Rating Agency;

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The securities at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories (four, in a “Designated Transaction”) by Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc. (“S&P”), Moody’s Investors Service, Inc. (“Moody’s”) or Fitch, Inc. (“Fitch”) (each, a “Rating Agency”);

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The trustee may not be an affiliate of any other member of the Restricted Group, as defined below other than the underwriter;

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The sum of all payments made to and retained by the underwriter(s) must represent not more than reasonable compensation for underwriting the securities; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the issuer must represent not more than the fair market value of those obligations; and the sum of all payments made to and retained by the master servicer and any other servicer must represent not more than reasonable compensation for that person’s services under the related agreement and reimbursement of that person’s reasonable expenses in connection therewith;

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The Plan investing in the securities must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act, as amended;

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Where the issuer is an owner trust, the documents establishing the issuer and governing the transaction must contain provisions intended to protect the assets of the issuer from creditors of the seller; and

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Assets of the type included as assets of the trust fund have been included in other investment pools; and securities evidencing interests in those other pools have been both: (i) rated in one of the three (or in the case of a Designated Transaction, four) highest generic rating categories by a Rating Agency and (ii) purchased by investors other than Plans for at least one year prior to a Plan’s acquisition of the securities in reliance upon the Exemption.

Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may arise under Sections 406(b)(1) and 406(b)(2) of ERISA (as well as from the excise taxes imposed by Sections 4975(a) and 4975(b) of the Code, by reason of Section 4975(c)(1)(E) of the Code) when a fiduciary causes a Plan to invest in an issuer that holds obligations on which the fiduciary (or its affiliate) is an obligor only if, among other requirements: (1) the fiduciary (or its affiliate) is an obligor with respect to no more than five percent of the fair market value of the obligations contained in the trust fund; (2) the Plan’s investment in each class of securities does not exceed twenty-five percent of all of the securities of that class outstanding at the time of the acquisition and (3) immediately after the acquisition, no more than twenty-five percent of the assets of any Plan for which the fiduciary serves as a fiduciary are invested in securities representing an interest in one or more trusts containing assets sold or serviced by the same entity; (4) in the case of an acquisition of securities in connection with their initial issuance, at least 50% of each class of securities in which Plans have invested and at least 50% of the aggregate interest in the issuer is acquired by persons independent of the Restricted Group; and (5) the Plan is not an Excluded Plan. An “Excluded Plan” is one that is sponsored by a member of the Restricted Group, which consists of the trustee, each underwriter, any insurer of the issuer, the sponsor, each servicer, any obligor with respect to obligations included in the issuer constituting more than 5 percent of the aggregate unamortized principal balance of the assets of the issuer on the date of the initial issuance of securities, each counterparty in any eligible swap transactions and any affiliate of any such persons.

A fiduciary of a Plan contemplating purchasing a security must make its own determination that the general conditions set forth above will be satisfied for that security.

The rating of a security may change. If the rating of a security declines below the lowest permitted rating, the security will no longer be eligible for relief under the Exemption, (although a Plan that had purchased the security when the security had a permitted rating would not be required by the Exemption to dispose of it). Consequently, a security may not be purchased by or sold to a Plan in such circumstances other than to an insurance company general account pursuant to Prohibited Transaction Class Exemption (“PTCE”) 95-60.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections  4975(a) and (b) of the Code by reason of Sections  4975(c) (1)(A) through (D) of the Code) in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of securities by Plans. However, no exemption is provided from the restrictions of Sections  406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a security on behalf of an Excluded Plan by any person who has discretionary authority or renders investment advice with respect to the assets of that Excluded Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the trust fund. The depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied for the securities so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code) for transactions in connection with the servicing, management and operation of the mortgage pools, provided that the general conditions of the Exemption are satisfied.

The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if those restrictions are deemed to otherwise apply merely because a person is deemed to be a “party in interest” (within the meaning of Section 3(14) of ERISA) or a “disqualified person” (within the meaning of Section  4975(e)(2) of the Code) with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to that person) solely as a result of the Plan’s ownership of securities.

The Exemption extends exemptive relief to certain mortgage-backed and asset-backed securities transactions that use pre-funding accounts and that otherwise meet the requirements of the exemption relating to pre-funding accounts. Generally, obligations in an investment pool supporting payments to securityholders, and having a value equal to no more than 25% of the total initial principal balance of the related securities, may be transferred to the trust fund within the pre-funding period, which must end no later than the later of three months or 90 days after the closing date, instead of being required to be either identified or transferred on or before the closing date.

The Exemption permits interest-rate swaps and yield supplement agreements to be assets of a trust fund if certain conditions are satisfied. An interest-rate swap (or if purchased by or on behalf of the trust) an interest-rate cap contract (collectively, a “Swap” or “Swap Agreement”) is a permitted trust fund asset if it: (a) is an “eligible Swap;” (b) is with an “eligible counterparty;” (c) is purchased by a “qualified plan investor;” (d) meets certain additional specific conditions which depend on whether the Swap is a “ratings dependent Swap” or a “non-ratings dependent Swap” and (e) permits the trust to make termination payments to the Swap counterparty (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer, depositor or seller.

An “eligible Swap” is one which: (a) is denominated in U.S. dollars; (b) pursuant to which the trust pays or receives, on or immediately prior to the respective payment or distribution date for the class of securities to which the Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve’s Cost of Funds Index (COFI)), with the trust receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted (“Allowable Interest Rate”); (c) has a notional amount that does not exceed either: (i) the principal balance of the class of securities to which the Swap relates, or (ii) the portion of the principal balance of such class represented by obligations (“Allowable Notional Amount”); (d) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) (“Leveraged”); (e) has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of securities are fully repaid and (f) does not incorporate any provision which could cause a unilateral alteration in the interest rate requirements described above or the prohibition against leveraging.

An “eligible counterparty” means a bank or other financial institution which has a rating at the date of issuance of the securities, which is in one of the three highest long-term credit rating categories or one of the two highest short-term credit rating categories, utilized by at least one of the Rating Agencies rating the securities; provided that, if a counterparty is relying on its short-term rating to establish eligibility hereunder, such counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable Rating Agency.

A “qualified plan investor” is a Plan where the decision to buy such class of securities is made on behalf of the Plan by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the securities and such fiduciary is either (a) a “qualified professional asset manager” (“QPAM”) under PTCE 84-14, (b) an “in-house asset manager” under PTCE 96-23 or (c) has total assets (both Plan and non-Plan) under management of at least $100 million at the time the securities are acquired by the Plan.

In “ratings dependent Swaps” (where the rating of a class of securities is dependent on the terms and conditions of the Swap), the Swap Agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any Rating Agency below a level specified by the Rating Agency, the servicer must, within the period specified under the Pooling and Servicing Agreement or similar agreement: (a) obtain a replacement Swap Agreement with an eligible counterparty which is acceptable to the Rating Agency and the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); or (b) cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the Rating Agency such that the then current rating by the Rating Agency of the particular class of securities will not be withdrawn or reduced (and the terms of the Swap Agreement must specifically obligate the counterparty to perform these duties for any class of securities with a term of more than one year). In the event that the servicer fails to meet these obligations, holders of the securities that are employee benefit plans or other retirement arrangements must be notified in the immediately following periodic report which is provided to the holders of the securities but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the Exemption will prospectively cease to be applicable to any class of securities held by an employee benefit plan or other retirement arrangement which involves such ratings dependent Swap.

“Non-ratings dependent Swaps” (those where the rating of the securities does not depend on the terms and conditions of the Swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction: (a) obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); (b) cause the counterparty to post collateral with the trust in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or (c) terminate the Swap Agreement in accordance with its terms.

An “eligible yield supplement agreement” is any yield supplement agreement or similar arrangement (or if purchased by or on behalf of the trust) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust fund (“EYS Agreement”). If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. (ISDA) form, the EYS Agreement may only be held as an asset of the trust fund if it meets the following conditions: (a) it is denominated in U.S. dollars; (b) it pays an Allowable Interest Rate; (c) it is not Leveraged; (d) it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee; (e) it is entered into between the trust and an eligible counterparty and (f) it has an Allowable Notional Amount.

To the extent the securities are notes treated as equity interests for purposes of DOL regulations Section 2510.3-101, a Plan’s investment in those securities (“Non-Equity Securities”) would not cause the assets included in a related trust fund to be deemed Plan assets. However, without regard to whether or not the Non-Equity Securities are treated as equity, the acquisition or holding of Non-Equity Securities by or on behalf of a Plan could still give rise to a prohibited transaction if the trust or any of its affiliates is or becomes a party in interest or disqualified person with respect to such Plan, or in the event that a Non-Equity Security is purchased in the secondary market and such purchase constitutes a sale or exchange between a Plan and a party in interest or disqualified person with respect to such Plan. Also, any holder of securities, because of its activities or the activities of its respective affiliates, may be deemed to be a Party in Interest with respect to certain Plans, including but not limited to Plans sponsored by that holder. In either case, the acquisition or holding of Non-Equity Securities by or on behalf of that Plan could be considered to give rise to an indirect prohibited transaction within the meaning of ERISA and the Code, unless it is subject to one or more statutory, regulatory or administrative exemptions such as PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a “qualified professional asset manager,” PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts, PTCE 91-38, which exempts certain transactions involving bank collective investment funds, PTCE 95-60, which exempts certain transactions involving insurance company general accounts, or PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by certain “in-house” asset managers. It should be noted, however, that even if the conditions specified in one or more of these exemptions are met, the scope of relief provided by these exemptions may not necessarily cover all acts that might be construed as prohibited transactions.

The depositor, the master servicer, the servicer, the trustee, or underwriter may be the sponsor of or investment advisor with respect to one or more Plans. Because these parties may receive certain benefits in connection with the sale of Non-Equity Securities, the purchase of Non-Equity Securities using Plan assets over which any of these parties has investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA and the Code for which no exemption may be available. Accordingly, Non-Equity Securities may not purchased using the assets of any Plan if any of the depositor, the master servicer, the servicer, the trustee, or underwriter has investment authority for those assets, or is an employer maintaining or contributing to the Plan unless a prohibited transaction exemption is applicable to this type of transaction.

Any Plan fiduciary that proposes to cause a Plan to purchase securities should consult with its counsel with respect to the potential applicability of ERISA and the Code to that investment, the availability of the exemptive relief provided in the Exemption and the potential applicability of any other prohibited transaction exemption in connection therewith. In particular, a Plan fiduciary that proposes to cause a Plan to purchase securities representing a beneficial ownership interest in a pool of single-family residential first mortgage loans should consider the applicability of PTCE 83-1, which provides exemptive relief for certain transactions involving mortgage pool investment trusts. The prospectus supplement for a series of securities may contain additional information regarding the application of the Exemption, PTCE 83-1 or any other exemption, with respect to the securities offered thereby. In addition, any Plan fiduciary that proposes to cause a Plan to purchase certain types of securities should consider the federal income tax consequences of that investment.

Any Plan fiduciary considering whether to purchase a security on behalf of a Plan should consult with its counsel regarding the application of the DOL regulations Section 2510.3-101 and the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to that investment.

The sale of securities to a Plan is in no respect a representation by the depositor or the underwriter that the investment meets all relevant legal requirements for investments by Plans generally or any particular Plan, or that the investment is appropriate for Plans generally or any particular Plan.

Legal Investment

The prospectus supplement for each series of securities will specify which, if any, of the classes of securities offered thereby constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”). Classes of securities that qualify as “mortgage related securities” will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulations to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of those entities. Under SMMEA, if a state enacted legislation prior to October 4, 1991 specifically limiting the legal investment authority of any of those entities with respect to “mortgage related securities,” securities will constitute legal investments for entities subject to the legislation only to the extent provided in the legislation. Approximately twenty-one states adopted this legislation prior to the October  4, 1991 deadline. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in securities, or require the sale or other disposition of securities, so long as the contractual commitment was made or the securities were acquired prior to the enactment of the legislation.

SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in securities without limitations as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration (“NCUA”) Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No.  108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities and the NCUA’s regulation “Investment and Deposit Activities” (12 C.F.R. Part 703), which sets forth certain restrictions on investment by federal credit unions in mortgage related securities (in each case whether or not the class of securities under consideration for purchase constituted a “mortgage related security”). The NCUA issued final regulations effective December  2, 1991 that restrict and in some instances prohibit the investment by Federal Credit Unions in certain types of mortgage related securities.

All depository institutions considering an investment in the securities (whether or not the class of securities under consideration for purchase constitutes a “mortgage related security”) should review the Federal Financial Institutions Examination Council’s Supervisory Policy Statement on the Securities Activities (to the extent adopted by their respective regulators) (the “Policy Statement”) setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution’s investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including “mortgage related securities,” which are “high-risk mortgage securities” as defined in the Policy Statement. According to the Policy Statement, such “high-risk mortgage securities” include securities such as securities not entitled to distributions allocated to principal or interest, or Subordinated Securities. Under the Policy Statement, it is the responsibility of each depository institution to determine, prior to purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a “high-risk mortgage security,” and whether the purchase (or retention) of such a product would be consistent with the Policy Statement.

The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders guidelines or agreements generally governing investments made by a particular investor, including, but not limited to “prudent investor” provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not “interest bearing” or “income paying,” or in securities which are issued in book-entry form.

There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase securities or to purchase securities representing more than a specified percentage of the investor’s assets. Investors should consult their own legal advisors in determining whether and to what extent the securities constitute legal investments for them.

Method of Distribution

Securities are being offered hereby in series from time to time (each series evidencing or relating to a separate trust fund) through any of the following methods:

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by negotiated firm commitment underwriting and public reoffering by underwriters;

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by agency placements through one or more placement agents primarily with institutional investors and dealers; and

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by placement directly by the depositor with institutional investors.

A prospectus supplement will be prepared for each series which will describe the method of offering being used for that series and will set forth the identity of any underwriters thereof and either the price at which that series is being offered, the nature and amount of any underwriting discounts or additional compensation to the underwriters and the proceeds of the offering to the depositor, or the method by which the price at which the underwriters will sell the securities will be determined. Each prospectus supplement for an underwritten offering will also contain information regarding the nature of the underwriters’ obligations, any material relationship between the depositor and any underwriter and, where appropriate, information regarding any discounts or concessions to be allowed or reallowed to dealers or others and any arrangements to stabilize the market for the securities so offered. In firm commitment underwritten offerings, the underwriters will be obligated to purchase all of the securities of the series if any securities are purchased. Securities may be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

It is anticipated that the underwriting agreement pertaining to the sale of offered securities of any series will provide that the obligations of the underwriters will be subject to conditions precedent, that the underwriters will be obligated to purchase all the securities if any are purchased, other than in connection with an underwriting on a best efforts basis, and that, in limited circumstances, the depositor will indemnify the several underwriters and the underwriters will indemnify the depositor against certain civil liabilities, including liabilities under the Securities Act or will contribute to payments required to be made in respect thereof.

Underwriters and agents may be entitled under agreements entered into with the depositor to indemnification by the depositor against certain civil liabilities, including liabilities under the Securities Act or to contribution with respect to payments which those underwriters or agents may be required to make in respect thereof.

If a series is offered other than through underwriters, the prospectus supplement relating thereto will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of securities of the series.

Legal Matters

The validity of the securities of each series, including certain federal income tax consequences with respect thereto, will be passed upon for the depositor by McKee Nelson LLP, 1919 M Street, N.W., Washington, D.C. 20036.

Financial Information

A new trust fund will be formed with respect to each series of securities and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of securities. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

Ratings

It is a condition to the issuance of the securities of each series offered hereby and by the prospectus supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies (each, a “Rating Agency”) specified in the related prospectus supplement.

A rating is based on, among other things, the adequacy of the value of the Trust Fund Assets and any credit enhancement with respect to a class of securities and will reflect the Rating Agency’s assessment solely of the likelihood that holders of that class of securities will receive payments to which the holders are entitled under the related Agreement. A rating will not constitute an assessment of the likelihood that principal prepayments on the related loans will be made, the degree to which the rate of those prepayments might differ from that originally anticipated or the likelihood of early optional termination of the series of securities. A rating should not be deemed a recommendation to purchase, hold or sell securities, inasmuch as it does not address market price or suitability for a particular investor. Each security rating should be evaluated independently of any other security rating. A rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause the investor to experience a lower than anticipated yield or that an investor purchasing a security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

There is also no assurance that any rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the Rating Agency in the future if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Trust Fund Assets or any credit enhancement with respect to a series, a rating might also be lowered or withdrawn among other reasons, because of an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of the credit enhancement provider’s long term debt.

The amount, type and nature of credit enhancement, if any, established with respect to a series of securities will be determined on the basis of criteria established by each Rating Agency rating classes of such series. These criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. This analysis is often the basis upon which each Rating Agency determines the amount of credit enhancement required with respect to each class of securities. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of loans. No assurance can be given that values of any Properties have remained or will remain at their levels on the respective dates of origination of the related loans. If the residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the loans in a particular trust fund and any secondary financing on the related Properties become equal to or greater than the value of the Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In additional, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any trust fund. To the extent that those losses are not covered by credit enhancement, they will be borne, at least in part, by the holders of one or more classes of the securities of the related series.

ANNEX I

Global Clearance, Settlement and Tax

Documentation Procedures

Except in certain limited circumstances, the globally offered mortgage loan asset backed securities (the “Global Securities”) will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream Luxembourg or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Clearstream Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage loan asset backed securities issues.

Secondary cross-market trading between Clearstream Luxembourg or Euroclear and DTC Participants holding Global Securities will be effected on a delivery-against-payment basis through the respective depositaries of Clearstream Luxembourg and Euroclear (in such capacity) and as DTC Participants.

A holder that is not a United States person (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holder meets certain requirements and delivers appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Relevant Depositaries, which in turn will hold such positions in accounts as DTC Participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage loan asset backed securities issues. Investors’ securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no lock-up or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading Between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset backed securities issues in same-day funds.

Trading Between Clearstream Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading Between DTC Seller and Clearstream Luxembourg or Euroclear Purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream Luxembourg or Euroclear will instruct the respective Relevant Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Relevant Depositary of the DTC Participant’s account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system, and by the clearing system, in accordance with its usual procedures, to the Clearstream Luxembourg Participant’s or Euroclear Participant’s account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream Luxembourg or Euroclear has extended a line of credit to them, Clearstream Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Luxembourg Participant’s or Euroclear Participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading Between Clearstream Luxembourg or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Relevant Depositary, to a DTC Participant. The seller will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream Luxembourg or Euroclear will instruct the respective Relevant Depositary, as appropriate, to deliver the Global Securities to the DTC Participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Luxembourg Participant’s or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Luxembourg Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

(a)

borrowing through Clearstream Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream Luxembourg or Euroclear accounts) in accordance with the clearing system’s customary procedures;

(b)

borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to the settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream Luxembourg or Euroclear account in order to settle the sale side of the trade; or

(c)

staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Luxembourg or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

A holder that is not a United States person within the meaning of Section 7701(a)(30) of the Code holding a book-entry security through Clearstream Luxembourg, Euroclear or DTC may be subject to U.S. withholding tax at a rate of 30% unless such holder provides certain documentation to the trustee or to the U.S. entity required to withhold tax (the “U.S. Withholding Agent”) establishing an exemption from withholding. A holder that is not a United States person may be subject to 30% withholding unless:

I.

the trustee or the U.S. Withholding Agent receives a statement—

(a)

from the holder on IRS Form W-8BEN (or any successor form) that—

(i)

is signed by the securityholder under penalties of perjury,

(ii)

certifies that such owner is not a United States person, and

(iii)

provides the name and address of the securityholder, or

(b)

from a securities clearing organization, a bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business that—

(i)

is signed under penalties of perjury by an authorized representative of the financial institution,

(ii)

states that the financial institution has received an IRS Form W-8BEN (or any successor form) from the securityholder or that another financial institution acting on behalf of the securityholder has received such IRS Form W-8BEN (or any successor form),

(iii)

provides the name and address of the securityholder, and

(iv)

attaches the IRS Form W-8BEN (or any successor form) provided by the securityholder;

II.

the holder claims an exemption or reduced rate based on a treaty and provides a properly executed IRS Form W-8BEN (or any successor form) to the trustee or the U.S. Withholding Agent;

III.

the holder claims an exemption stating that the income is effectively connected to a U.S. trade or business and provides a properly executed IRS Form W-8ECI (or any successor form) to the trustee or the U.S. Withholding Agent; or

IV.

the holder is a nonwithholding partnership and provides a properly executed IRS Form W-8IMY (or any successor form) with all necessary attachments to the trustee or the U.S. Withholding Agent. Certain pass-through entities that have entered into agreements with the Internal Revenue Service (for example qualified intermediaries) may be subject to different documentation requirements; it is recommended that such holders consult with their tax advisors when purchasing the Global Securities.

A holder holding book-entry securities through Clearstream Luxembourg or Euroclear provides the forms and statements referred to above by submitting them to the person through which he holds an interest in the book-entry securities, which is the clearing agency, in the case of persons holding directly on the books of the clearing agency. Under certain circumstances a Form W-8BEN, if furnished with a taxpayer identification number (a “TIN”), will remain in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect. A Form W-8BEN, if furnished without a TIN, and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.

In addition, all holders holding book-entry securities through Clearstream Luxembourg, Euroclear or DTC may be subject to backup withholding at a rate of up to 31% unless the holder:

I.

provides a properly executed IRS Form W-8BEN, Form W-8ECI or Form W-8IMY (or any successor forms) if that person is not a United States person;

II.

provides a properly executed IRS Form W-9 (or any substitute form) if that person is a United States person; or

III.

is a corporation, within the meaning of Section 7701(a) of the Code, or otherwise establishes that it is a recipient exempt from United States backup withholding.

This summary does not deal with all aspects of federal income tax withholding or backup withholding that may be relevant to investors that are not United States persons within the meaning of Section 7701(a)(30) of the Code. Such investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the book-entry securities.

The term “United States person” means (1) a citizen or resident of the United States, (2) a corporation or partnership organized in or under the laws of the United States or any state or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust, and (5)to the extent provided in regulations, certain trusts in existence on August 20, 1996, that are treated as United States persons prior to such date and that elect to continue to be treated as United States persons.

INDEX OF DEFINED TERMS

Defined Term

Page

1986 Act

85

accrual class

86

Aegis`

24

Agreement

16

Allowable Interest Rate

108

Allowable Notional Amount

108

APR

20

Available Funds

32

beneficial owner

44

benefit plan investors

105

BIF

60

Capitalized Interest Account

63

CERCLA

76

Class Security Balance

32

Clearstream Luxembourg

45

Clearstream Luxembourg Participant

44

Code

31

COFI securities

42

Collateral Value

20

Combined Loan-to-Value Ratio

20

Company Counsel

83

constant yield election

89

cooperative loans

17

cooperatives

17

Cut-off Date Principal Balance

31

Debt Securities

85

debt-to-income ratio

28

Definitive Security

44

Designated Transaction

106

Detailed Description

17

DOL

105

DTC

43

DTC Participant

44

Eleventh District

41

ERISA

31

Euroclear Participant

44

European Depositories

44

Events of Default

68

Exemption

106

EYS Agreement

109

FDIC

28

FHLBSF

41

fiduciary

105

Financial Intermediary

44

Fitch

106

Funding Period

62

Garn-St Germain Act

79

Global Securities

115

Grantor Trust

85

Grantor Trust Certificates

85

Guide

24

High Cost Loans

82

home equity loans

17

Homeownership Act

82

Indenture

30

inducement fees

93

Insurance Proceeds

61

Insured Expenses

61

IRS

82

L/C Bank

49

L/C Percentage

49

Leveraged

108

Liquidation Expenses

61

Liquidation Proceeds

61

Loan Rate

18

Loan-to-Value Ratio

20

market discount bond

88

MERS

58

MGT/EOC

46

Moody’s

51

Mortgage

58

National Cost of Funds Index

42

NCUA

111

Non-Equity Securities

109

non-pro rata security

89

OID

86

OID Regulations

85

OTS

42

outside reserve fund

84

PAC Method

87

Parties in Interest

105

Partner Certificates

85

Pass-Through Rate

16

Permitted Investments

50

Plans

105

Policy Statement

111

Pool Insurance Policy

52

Pool Insurer

52

Pooling and Servicing Agreement

16

Pre-Funded Amount

62

Pre-Funding Account

62

Primary Mortgage Insurance Policy

19

Prime Rate

43

Principal Prepayments

33

Properties

19

PTCE

107

Purchase Price

30

QPAM

109

Qualified Stated Interest

86

Rating Agency

113

RCRA

77

Record Date

31

Refinance Loan

20

regular interests

32

REIT

85

Relevant Depositary

44

Relief Act

80

REMIC

32

residual interests

32

Retained Interest

31

Rules

44

S&P

106

SAIF

60

Sale and Servicing Agreement

16

SBJPA of 1996

103

secured creditor exclusion

76

Securities Act

22

Security Account

60

Security Owners

43

Security Register

31

Sellers

16

Senior Securities

48

Senior Securityholders

48

Servicing Fee

66

significant

105

Single Family Properties

19

SMMEA

111

Stripped Bond Rules

98

Subordinated Securities

48

Subordinated Securityholders

48

Subsequent Loans

62

super-premium class

86

Swap

108

Swap Agreement

108

Terms and Conditions

46

Tiered REMICs

103

TIN

119

Title V

80

Transfer and Servicing Agreement

16

Trust Agreement

17

Trust Fund Assets

16

U.S. Withholding Agent

118

UCC

76

underwriter

106

United States person

119

withholding agent

90

Prospectus Supplement dated [________], (To Prospectus Dated [_________])

The information in this Prospectus Supplement is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This Prospectus Supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

$[          ]

AEGIS ASSET BACKED SECURITIES TRUST 200[_]-[_]

Mortgage Backed Notes

[AEGIS LOGO],

Aegis Mortgage Corporation,	Aegis Asset Backed Securities Corporation,
Sponsor	Depositor
[ ] [Servicer] [Master Servicer] _____________________

The trust will issue:

l

[         ] classes of senior notes; and

l

[         ] classes of subordinated notes.

For a description of the notes offered by this prospectus supplement, see “Offered Notes” in this prospectus supplement.  Principal and interest on each class of offered notes will be payable monthly beginning in [     ].  Credit enhancement for the offered notes will include [excess interest], [overcollateralization], [subordination] and [limited cross-collateralization] features.  [Amounts payable under an interest rate swap agreement provided by [     ] will be applied to pay certain interest shortfalls, maintain overcollateralization and cover certain losses.]

________________

The assets of the trust will include [         ] groups of mortgage loans secured by one-to-four family residential properties.  [One group will consist of first and second lien, fixed rate mortgage loans. The [         ] group will consist of first lien, adjustable rate mortgage loans.]  [The trust will also hold cash for the purchase of subsequent mortgage loans on or before [           ] [   ], 200[  ].]

The mortgage loans were or will be originated or acquired in accordance with underwriting guidelines that are not as restrictive as federal agency guidelines.  As a result, the mortgage loans may experience higher rates of delinquency, foreclosure and bankruptcy than if they had been underwritten in accordance with more restrictive standards.

________________

An investment in the offered notes involves significant risks.  You should carefully consider the risk factors beginning on page S-[  ] of this prospectus supplement and page [   ] of the prospectus.

________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus supplement or prospectus.  Any representation to the contrary is a criminal offense.

The underwriters will offer the notes offered by this prospectus supplement from time to time at varying prices to be determined at the time of sale.  The notes will be available for delivery to investors in book-entry form through the facilities of The Depository Trust Company, or upon request through Clearstream and the Euroclear System on or about [           ] [   ], 200[  ].

[Underwriters]

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED
IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS

The offered notes are described in two separate documents that progressively provide more detail:  (1) the accompanying prospectus, which provides general information, some of which may not apply to a particular series of your notes, and (2) this prospectus supplement, which describes the specific terms of your notes.  Investors can find a glossary of certain significant defined terms at the end of this prospectus supplement.

This prospectus supplement does not contain complete information about the offering of these securities.  We suggest that you read both this prospectus supplement and the prospectus in full.  We cannot sell these securities to you unless you have received both this prospectus supplement and the prospectus.

If information varies between this prospectus supplement and the prospectus, you should rely on the information in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus.  No one has been authorized to provide you with different information.

We are not offering the notes in any state where the offer is not permitted.  We do not claim the accuracy of the information in this prospectus supplement and the accompanying prospectus as of any date other than the dates stated on their cover pages.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the notes and with respect to their unsold allotments or subscriptions.  In addition, all dealers selling the offered notes, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until 90 days after the date of the prospectus supplement.

This prospectus supplement and the accompanying prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933.  Specifically, forward-looking statements, together with related qualifying language and assumptions, are found in the materials, including tables, under the headings “Risk Factors” and “Prepayment and Yield Considerations.”  Forward-looking statements are also found in other places throughout this prospectus supplement and the prospectus, and may be identified by accompanying language, including “expects,” “intends,” “anticipates,” “estimates” or analogous expressions, or by qualifying language or assumptions.  These statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results or performance to differ materially from the forward-looking statements.  These risks, uncertainties and other factors include, among others, general economic and business conditions, competition, changes in political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, customer preference and various other matters, many of which are beyond the depositor’s control.  These forward-looking statements speak only as of the date of this prospectus supplement.  The depositor expressly disclaims any obligation or undertaking to distribute any updates or revisions to any forward-looking statements to reflect changes in the depositor’s expectations with regard to those statements or any change in events, conditions or circumstances on which any forward-looking statement is based.

Prospectus Supplement

OFFERED NOTES

S-1

SUMMARY OF TERMS

S-2

RISK FACTORS

S-10

RECENT DEVELOPMENTS

S-15

THE MORTGAGE LOAN POOL

S-15

[THE ORIGINATORS

S-20

PREPAYMENT AND YIELD CONSIDERATIONS

S-24

DESCRIPTION OF THE OFFERED NOTES

S-34

THE NOTE INSURANCE POLICY

S-40

THE AGREEMENTS

S-43

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

S-50

ERISA CONSIDERATIONS

S-50

RATINGS

S-51

LEGAL INVESTMENT CONSIDERATIONS

S-51

USE OF PROCEEDS

S-52

LEGAL MATTERS

S-52

UNDERWRITING

S-52

GLOSSARY

S-54

Appendix A: Pool Information

S-1

Prospectus

Important Notice About Information Presented in

this Prospectus and the Prospectus Supplement

2

Risk Factors

5

The Trust Fund

22

Description of the Securities

39

Credit Enhancement

60

Yield and Prepayment Considerations

68

The Agreements

71

Legal Aspects of the Loans

90

Material Federal Income Tax Considerations

101

State and Local Tax Considerations

122

ERISA Considerations

123

Legal Investment

129

Method of Distribution

130

Legal Matters

131

Financial Information

131

Rating

132

OFFERED NOTES

The trust will issue the following classes of notes that are being offered by this prospectus supplement and the accompanying prospectus.

Class	Initial Principal Balance	Interest Rate(1)	Ratings Moody’s/S&P(2)	Final Scheduled Distribution Date(3)	Type
[ (	$	%			]

______________________________________

(1)

These interest rates are subject to a cap.

(2)

A rating reflects the rating agency's assessment of the likelihood that timely payments will be made on the notes.  Ratings do not address the likelihood or expected rate of prepayments, or the possibility that investors in the notes might suffer a lower than anticipated yield due to prepayments.

(3)

Calculated as described herein under “Prepayment and Yield Considerations.”  The actual final Distribution Date of the offered notes may be substantially earlier or later than the final scheduled Distribution Date.]

SUMMARY OF TERMS

This summary highlights selected information from this document.  It does not contain all the information that you need to consider in making your investment decision.  To understand the terms of the offered notes and the characteristics of the underlying mortgage loans, read carefully the entire prospectus supplement and the accompanying prospectus.

l

This summary provides an overview of structural provisions, calculations, cash flows and other information to aid your understanding and is qualified by the full description of the structural provisions, calculations, cash flows and other information in this prospectus supplement and the accompanying prospectus.

Parties

Sponsor

Aegis Mortgage Corporation.

Originators

[Aegis Funding Corporation, Aegis Lending Corporation and various other banks, savings and loans and other mortgage lending institutions] originated the mortgage loans to be included in the trust estate.

Seller

[Aegis REIT Corporation][Aegis Mortgage Corporation].

Depositor

Aegis Asset Backed Securities Corporation.

Issuer

The issuer of the notes is Aegis Asset Backed Securities Trust 200[  ]-[   ].  The trust was created for the sole purpose of issuing the notes.  The notes represent obligations of the trust and are not the obligation of any other entity.  Neither the notes nor the mortgage loans will be insured by any governmental agency or instrumentality.

Master Servicer

[                            ].

Servicer

[                            ].

Trustee and Calculation Agent

[                            ].

Cut Off Date

As of the close of business on [         ] 1, 200[  ] for the mortgage loans to be sold to the trust on the closing date.

Closing Date

On or about [____] [   ], 200[  ].

Offered Notes

As described in this prospectus supplement, the trust will be divided into [____] groups, group [_] and group [_], respectively.  [The mortgage loans in group [_] bear interest at fixed rates; the mortgage loans in group [_] bear interest at adjustable rates.  [In general, the trust will distribute collections on the mortgage loans in group [_] to the group [_] senior notes and collections on mortgage loans in group [_] to the group [_] senior notes.]

[The Class [_] Notes will be entitled to distributions from group [_] and group [_].]

[The subordinate notes and the Class [_] and Class [_] Notes will be entitled to distributions from all mortgage loan groups.

Distribution Date

The trust will make distributions on the 25th day of each month, or if that day is not a business day, the next business day.  The first Distribution Date will be [____] 25, 200[  ].

Interest Rates

The interest rates on the group [_] senior notes (other than the Class [____] Notes), and on the Class [____]Notes are fixed as described herein and are shown on page S-[_].  The Class [____] Notes have a stepped rate, as further described in this prospectus supplement.  [The interest rates for the group [_] senior notes will be capped as described in this prospectus supplement.]

[The interest rates on the group [_] senior notes and the Class [____], Class [____], Class [____], Class [____] and Class [____] Notes adjust on each Distribution Date, based on the value of one month LIBOR.  The interest rates for the group [_] senior notes and the Class [____], Class [____], Class [____] and Class [_] Notes will be subject to a cap described in this prospectus supplement.]

[Whenever an interest rate for a note is capped, any shortfall in interest on that note resulting from the application of the cap will be on such Distribution Date or on future Distribution Dates, to the extent available, carried over to subsequent Distribution Dates and, to the extent available, will be paid from excess interest as more fully described in this prospectus supplement.]

[The Class [____] and Class [____] Notes will not be entitled to distributions of any kind after the [____] and [____] Distribution Dates, respectively.]

Interest on the Class [____] Notes will be subordinate to the payment of other amounts as described in this prospectus supplement.]

Interest Distributions

On each Distribution Date, the trust will distribute interest, to the extent collected, in the following order:

·

[out of collections from the related loan group,] all interest due on the related senior notes (including the allocable portion of such interest due the Class [____] and Class [____] Notes);

·

[in combination with such remaining amounts from the other mortgage loan group,] to the payment of the subordinate notes (including the allocable portion of such interest due the Class [____] Notes) in the order of priority described in this prospectus supplement; and

·

any remaining amounts will be applied as described under “Excess Interest” below.

[Excess Interest and Pledged Prepayment Penalty Cashflow

On each Distribution Date, the trust generally will apply a specified percentage of prepayment penalties collected from a group (“pledged prepayment penalties”) to pay any interest shortfall resulting from application of a cap on the interest  rate of the related notes.]

[Additionally,] on each Distribution Date, the trust will distribute [any remaining pledged prepayment penalties and] any excess interest in the following order:

·

[for the first [____] Distribution Dates only, to the notes, in order of seniority, any interest shortfall resulting from application of a cap;]

·

to the notes, as an extra principal distribution, but only to the limited extent described in this prospectus supplement;

·

to the subordinate notes, in order of seniority, the amount of unpaid interest for prior Distribution Dates (excluding any shortfall resulting from application of a cap) and amounts in repayment of any realized losses previously allocated to those notes;

·

[to the notes, in order of seniority, any interest shortfall resulting from application of a cap;]

·

to specified classes of notes to the extent of any remaining losses allocated thereto; and

·

to the Class [____] and Class [____] Notes, any remainder.]

Principal Distributions

On each Distribution Date, the trust will distribute principal collected [for a group] to the [related] notes as described under “Description of the Offered Notes —Distributions” herein.

The manner of allocating payments of principal on the mortgage loans will differ, as described in this prospectus supplement, depending upon the occurrence of several different events or triggers, including:

·

[whether a payment date occurs before, or on or after the “stepdown date,” which is the later of (1) the payment date in [  ] and (2) the first payment date on which the ratio of (a) the total principal balance of the subordinate notes plus any overcollateralization amount to (b) the total principal balance of the mortgage loans in the trust equals or exceeds the percentage specified in this prospectus supplement;]

·

[whether a “cumulative loss trigger event” occurs when cumulative losses on the mortgage loans are higher than certain levels specified in this prospectus supplement;]

·

[whether a “delinquency event” occurs when the delinquency and loss performance of the mortgage loans over any three-month period is worse than certain levels set by the rating agencies as specified in this prospectus supplement; and]

·

[      ]

[Credit Enhancement

Credit enhancement refers to various mechanisms that are intended to protect owners of classes of notes against losses due to defaults on the mortgage loans.

The notes have the benefit of the following types of credit enhancement:

·

the use of excess interest (including available pledged prepayment penalties) to distribute principal to a limited extent to create over-collateralization, to pay interest shortfalls due notes and to reimburse notes for losses;

·

the subordination of distributions on the subordinate notes to the required distributions on more senior notes; and

·

the allocation of realized losses on the mortgage loans first to the subordinate notes.

[The Class [____] Notes [will/will not] be insured by a financial guaranty insurance policy.]

Fees and Expenses

Before payments are made on the notes, the servicer will be paid a monthly fee calculated as [_]% annually on the total principal balance of the mortgage loans (subject to reduction as described in this prospectus supplement).

[The [   ] will also receive certain fees, but these fees will be paid from investment income on funds held in the [   ] account. The [   ] will be entitled to the investment income on certain accounts maintained by it.]

[The servicer, [the master servicer], [the trustee], the [   ] and the [   ] will also be entitled to reimbursement of certain expenses from the trust before payments on the notes are made.]

Mortgage Loans

On the closing date, [in addition to amounts on deposit in the pre-funding account,] the assets of the trust will consist of mortgage loans with an aggregate principal balance as of the cut off date of approximately $[_________].  The mortgage loans in the trust were or will be originated or acquired in accordance with the seller’s program for non-conforming credits.  We refer you to “Risk Factors – Non-conforming underwriting standards” in this prospectus supplement for additional information.

[The mortgage loans in the trust have been separated into [____] groups, each containing mortgage loans secured by one-to-four family residential properties:

·

Group [____] consists of first and second lien, fixed rate mortgage loans.

·

Group [____] consists of first lien, adjustable rate mortgage loans.]

[Pre-Funding Feature

The trust may purchase additional mortgage loans on or before [____] [_], 200[  ] for inclusion in any group of loans.  At the closing, the trustee will hold in trust, from the proceeds of the sale of the offered notes, approximately $[_________], which may be applied to the purchase of subsequent fixed rate mortgage loans for inclusion in group [_] and approximately $[________], which may be applied to the purchase of subsequent adjustable rate mortgage loans for inclusion in group [_].  Pre-funding account funds allocated to one group may not be used to purchase mortgage loans in another group.  If those funds are not completely used by [____] [_], 200[  ], any remaining pre-funding amounts will be distributed as principal prepayments on the group [____] notes, to the extent the remaining funds had been allocated for the purchase of group [____] fixed rate mortgage loans, on the group [____] notes, to the extent the remaining funds had been allocated to the purchase of group [____] adjustable rate mortgage loans.  This distribution will be made on the Distribution Date immediately following the end of the pre-funding period.]

Optional Termination

The [____________] has the right to exercise a clean-up call on any Distribution Date on which the sum of the aggregate principal balance of the mortgage loans has declined to less than [____]% of the sum of the aggregate principal balance of the mortgage loans as of the cut off date [and the amount initially deposited in the pre-funding account.]  Exercise of this clean-up call will result in the early payment of your notes.

[Realized Losses

If (1) the trust disposes of a mortgage loan for less than its scheduled principal balance plus accrued interest, reimbursement of liquidation expenses, and servicer advances, or (2) the servicer determines that a delinquent mortgage loan constitutes a “nonrecoverable mortgage loan” as described herein, the trust will incur a realized loss.

If on any Distribution Date, the aggregate principal balance of the notes exceeds the aggregate principal balance of the mortgage loans, the trust will generally reduce the principal balances of the subordinate notes in reverse order of seniority, beginning with the Class [____] Notes, then the Class [____] Notes, then the Class [____] Notes, except that the principal balances of the Class [____] Notes will not be reduced on account of realized losses.  After a reduction, the holders of any of these notes will generally only be entitled to distributions of both principal and interest on the reduced principal balance of their notes.]

Private Notes

The Class [____], Class [____] and Class [____] Notes are not being offered by this prospectus supplement or the accompanying prospectus.  The Class [____] and Class [____] Notes represent the most junior obligations of the trust.

Denominations

The trust will issue the offered notes in book-entry form in minimum denominations of $[_______], in the case of the Class [____] Notes, and $[_______], in the case of the Class [____], Class [____] and Class [____] Notes, in original principal amount and integral multiples of $1,000 in excess thereof.

Tax Status

[REMIC, FASIT or grantor trust status to be  described as applicable.]

ERISA Considerations

[To be provided as applicable.]

ERISA generally applies to investments made by employee benefit plans and transactions involving the assets of these plans.  Because of the complexity of regulations that govern these plans, you should consult with your advisor regarding the consequences under ERISA of acquiring, holding and disposing of any notes.

Legal Investment Considerations

[The notes will [not] constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.]

Other legal restrictions apply to the ability of some types of investors to purchase the notes.  Prospective investors should consider these restrictions.

[Statistical Mortgage Loan Data

As of the date of this prospectus supplement, information relating to only a portion of the mortgage loans to be included in the trust as of the closing date was available.  Accordingly, information presented with respect to the mortgage loans in this prospectus supplement is derived solely from those identified mortgage loans. Additional mortgage loans will be included in the pool of mortgage loans to be conveyed to the trust on the closing date.  After the closing date subsequent mortgage loans may, because of the application of funds in the pre-funding account, be conveyed to the trust until [_______], 200[  ].  The characteristics of the mortgage loans to be conveyed to the trust on the closing date will vary from the characteristics of the identified mortgage loans and from the subsequent mortgage loans to be conveyed to the trust after the closing date.]

It is expected that the mortgage loans in the trust will have the following approximate characteristics as of the cut-off date:

Summary of Certain Characteristics of the Mortgage Loans

	Range or Total	Weighted Average	Total Percentage
Number of Mortgage Loans		—	—
Number of Fixed Rate Mortgage Loans		—
Number of Adjustable Rate Mortgage Loans		—
Total Scheduled Principal Balance		—	—
Scheduled Principal Balances		(1)	—
Mortgage Rates			—
Original Terms to Maturity (in months)			—
Remaining Terms to Maturity (in months)			—
Original Loan-to-Value Ratios(2)			—
Number of Second Lien Mortgage Loans		—
Number of Interest-Only Mortgage Loans		—
Number of Balloon Mortgage Loans		—
Geographic Distribution in Excess of 10.00% of the Total Scheduled Principal Balance:
Number of Mortgage Loans in California		—
Number of Mortgage Loans in the Maximum Single Zip Code Concentration		—
Credit Scores			—
Number of Mortgage Loans with Prepayment Penalties at Origination
Gross Margins		(3)	—
Maximum Mortgage Rates		(3)	—
Minimum Mortgage Rates		(3)	—
Months to Next Mortgage Rate Adjustment		(3)	—
Initial Caps		(3)	—
Periodic Caps		(3)	—

______________________________________

(1)

Arithmetic average.

(2)

Reflects loan-to-value ratios for first lien mortgage loans and combined loan-to-value ratios for junior lien mortgage loans.

(3)

The weighted average is based only on the adjustable rate mortgage loans.

Detailed tabular information regarding the mortgage loans identified to be included in the trust is set forth in Appendix A hereto.  See “Risk Factors — Loan characteristics of the mortgage pool may vary from the characteristics of the mortgage loans disclosed in this prospectus supplement” and “The Mortgage Loan Pool — Characteristics of the Mortgage Loans” herein.

Ratings of the Notes

Each class of offered notes will initially have the following ratings from [   ], [   ] and [   ].

Class	[ ] Rating	[ ] Rating	[ ] Rating

These ratings are not recommendations to buy, sell or hold these notes. A rating may be changed or withdrawn at any time by the assigning rating agency.

The ratings do not address the possibility that, as a result of principal prepayments, the yield on your notes may be lower than anticipated.

The ratings do not address the payment of any basis risk shortfalls with respect to the offered notes.

See “Ratings” in this prospectus supplement for a more complete discussion of the note ratings.

____________________________________

RISK FACTORS

You should consider the following risk factors and the information set forth under “Risk Factors” in the accompanying prospectus before you purchase any of the offered notes.  Statistical information with respect to the mortgage loans set forth in this “Risk Factors” section is given as of the statistical cut off date, unless otherwise specified.

[Mortgage interest rates may limit interest rates of certain classes

Generally, the interest rates on the Class [____] Notes, the group [____] senior notes and the subordinate notes adjust monthly based upon one month LIBOR.  However, the group [____] mortgage interest rates adjust periodically based upon various indices beginning at a specified period after origination, and the group [____] mortgage loans have fixed rates.

•

In a rising interest rate environment, the interest rates on the Class [____] Notes, the group [____] senior notes and the subordinate notes may rise before the interest rates on the related adjustable rate mortgage loans, and may rise above the fixed rates on the related fixed rate mortgage loans, as applicable.

•

One month LIBOR may respond to economic and market factors that differ from those affecting the other indices.  It could rise while the other indices are stable or are falling.  Even if they move in the same direction, one month LIBOR may rise more rapidly than the other indices in a rising interest rate environment or fall less rapidly in a declining interest rate environment.

In any of these interest rate environments, the interest rates on the Class [____] Notes, the group [____] senior notes and the subordinate notes may be limited by application of the Net WAC Cap.  The Net WAC Cap is described in this prospectus supplement and is calculated on the basis of the mortgage loans in all mortgage loan groups.  As a result, the composition of the net mortgage rates in group [____]and group [____] will determine the Net WAC Cap.  If, on any Distribution Date, the interest rate on the Class [____] Notes, the group [____] senior notes or any subordinate note is so limited, a “Cap Carryover Amount” will result.  This amount will generally equal the excess of interest that would have been distributable absent application of the cap over interest calculated at the capped rate.  On any Distribution Date, the trust will repay any Cap Carryover Amounts to the extent of amounts in the Basis Risk Reserve Fund available for such purpose.  There can be no assurance that such amounts will be sufficient to repay such Cap Carryover Amounts.  The ratings on the notes do not represent an assessment of the likelihood of the distribution of any Cap Carryover Amount.

•

The otherwise fixed interest rates of the remaining group [____] senior notes are similarly capped at the Net WAC Cap, which as described above is calculated based on the net mortgage rates of the mortgage loans in all groups.  To the extent mortgage loans bearing net interest rates above the interest rates of those classes prepay (or are the subject of defaults), the Net WAC Cap will be reduced and the interest rates of those classes of notes may be capped.  On any Distribution Date, the trust will repay any Cap Carryover Amounts to the extent of amounts in the Basis Risk Reserve Fund available for such purpose.  There can be no assurance that such amounts will be sufficient to repay such Cap Carryover Amounts.  The ratings on the notes do not represent an assessment of the likelihood of the distribution of any amounts that might be carried over.]

Mechanics of the trust place risk of loss primarily on subordinate notes

Under the interest distribution mechanics of the trust:

·

Class [____] Notes receive distributions only after required distributions to the Class [____] Notes;

·

Class [____] Notes receive distributions only after required distributions to the Class [____] and Class [____] Notes; and

·

Class [____] Notes receive distributions only after required distributions to the Class [____], Class [____] and Class [____] Notes.

If the trust does not have sufficient funds to distribute interest to all classes of notes, the shortfall will be borne by the notes in reverse order of seniority.

If the trust disposes of a mortgage loan at a loss or the servicer determines a mortgage loan to be nonrecoverable, the aggregate principal balances of the notes may exceed the aggregate principal balance of the mortgage loans.  In that event, the trust will generally reduce the principal balances of the Class [____] Notes, and then the remaining classes in reverse order of seniority, provided that the principal balances of the senior notes will not be so reduced.

Investors in the subordinate notes are urged to consider that the performance of such notes will be affected by the payment experience of all mortgage loan groups, since distributions on such notes are determined on the basis of all loan groups.

You should fully consider the subordination risks associated with an investment in the Class [____], Class [____] or Class [____] Notes.  These include the possibility that you may not fully recover your initial investment as a result of losses on the mortgage loans.

[Changes in LIBOR may reduce the yield on the Class [____] Notes

The amount of interest distributable on the Class [____] Notes is calculated by reference to the excess of a specified rate over one month LIBOR.  If LIBOR equals or exceeds [____]% (approximately the current value of LIBOR), the interest rate on this class will be zero.  See “Prepayment and Yield Considerations — The Class [____], Class [____] and Class [____] Notes.”  Currently, LIBOR is at an historically low level.  There can be no assurance that LIBOR will continue at its current level or decline.]

[Loan characteristics of the final mortgage pool may vary from the characteristics of the identified mortgage loans disclosed in this prospectus supplement

This prospectus supplement describes only a portion of the mortgage loans to be sold to the trust on the closing date. The additional mortgage loans to be delivered on the closing date may have characteristics that differ somewhat from the identified mortgage loans described in this prospectus supplement.  In addition, subsequent mortgage loans to be purchased by the trust after the closing date with amounts on deposit in the pre-funding account may have characteristics that differ from the identified mortgage loans described in this prospectus supplement.  However, each of the subsequent mortgage loans must satisfy the criteria described under “The Mortgage Loan Pool — Conveyance of Subsequent Mortgage Loans” herein.  The trust will file a current report on Form 8-K after the termination of the pre-funding period following the final purchase of additional and subsequent mortgage loans by the trust.  The current report on Form 8-K will include the same type of information regarding the additional and subsequent mortgage loans that is included in this prospectus supplement with respect to the identified mortgage loans.]

[There is a risk of early prepayment of principal associated with the pre-funding account

The seller anticipates that the trust will use substantially all of the funds in the pre-funding account to purchase subsequent mortgage loans for the trust.  However, if the principal amount of eligible subsequent mortgage loans available during the pre-funding period is less than the full pre-funded amount, the seller will not have sufficient subsequent mortgage loans to sell to the trust.  This could result in a prepayment of principal to holders of notes as described in this prospectus supplement, which could adversely affect the yield of such notes to the extent they were purchased at a premium.  The seller does not expect that a material amount of principal prepayment will occur due to insufficient amounts of subsequent mortgage loans.]

Effect of Performance of Mortgage Loans on Ratings of the Notes

The rating assigned to your class of notes will depend on the performance of the mortgage loans in all pools.  Therefore, since the subordinate notes provide credit support for the group [____] and group [____] senior notes, the poor performance of one pool may affect the rating assigned to your class notwithstanding the better performance of the remaining pools.

The following characteristics of the mortgage loans may increase risk of loss:
Non-conforming underwriting standards

As a general matter, the seller originated or purchased or will originate or purchase the mortgage loans in accordance with its mortgage loan program for non-conforming credits — a mortgage loan which is ineligible for purchase by Fannie Mae or Freddie Mac due to credit characteristics that do not meet Fannie Mae or Freddie Mac guidelines.

The mortgage loans are expected to experience rates of delinquency, bankruptcy and loss that are higher, perhaps significantly, than mortgage loans originated under Fannie Mae or Freddie Mac guidelines.

Geographic concentration

The mortgaged premises for approximately [____]% of the identified group [____] mortgage loans and approximately [____]% of the identified group [____] mortgage loans are located in [_________].  An overall decline in the residential real estate market, or the occurrence of a natural disaster such as an earthquake, in [_________] could adversely affect the values of the mortgaged premises located in [_________] and increase the risk of loss on the related mortgage loans.

[Second liens

Approximately [____]% of the aggregate scheduled principal balance of the identified group [____] mortgage loans are secured by second liens subordinate to the rights of the mortgagee under the related first mortgage.  The trust will have no source of funds to satisfy the first mortgage or make payments due to the first mortgagee and, accordingly, its ability to realize on its second lien may be limited.]

[Balloon loans

Approximately [____]% of the aggregate scheduled principal balance of the identified group [____] mortgage loans and approximately [____]% of the aggregate scheduled principal balance of the identified group [____] mortgage loans are “balloon loans” that provide for the payment of the unamortized principal balance in a single payment at maturity.  If the borrower is unable to repay the loan at maturity or refinance the amount owed, you may suffer a loss if the collateral for the loan is insufficient and the other forms of credit enhancement are insufficient or unavailable to cover the loss.]

[Greater Risk Involving Certain Property Types

Mortgage loans secured by multifamily property, manufactured homes or cooperative dwellings may result in higher losses as a result of delinquency, foreclosure or repossession than loans secured by single-family property.  If these losses are greater than expected, and credit support is not available to absorb the losses, investors in the notes could suffer a loss on their investment.]

[High loan-to-value ratios increase risk of loss

Mortgage loans with high loan-to-value ratios may present a greater risk of loss than mortgages with loan-to-value ratios of 80% or below.  Approximately [____]% of the identified group [____] mortgage loans and [____]% of the identified group [____] mortgage loans based on aggregate cut off date principal balances had original loan-to-value ratios or original combined loan-to-value ratios in the case of second lien mortgages in excess of 80%.]

Other legal considerations

Federal and state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices:

l

regulate interest rates and other charges on mortgage loans;

l

require certain disclosures to borrowers;

l

require licensing of the seller and the other originators; and

l

regulate generally the origination, servicing and collection process for the mortgage loans.

•

Violations of these laws:

l

may limit the ability of the trust to collect on the mortgage loans;

l

may entitle a borrower to rescind the loan and/or obtain a refund of amounts previously paid; and

l

could result in liability for damages and administrative enforcement against the originator or the servicer of the mortgage loans.

The seller has represented that all applicable federal and state laws were or will be complied with in connection with the origination of the mortgage loans that are or will be part of the trust.  If there is a material and adverse breach of this representation, the seller must repurchase any affected mortgage loan or substitute a new complying mortgage loan.

Limitations on hazard insurance

Standard hazard insurance policies do not insure against physical damage arising from earth movement, including earthquakes, landslides and mudflows.  The occurrence of natural disasters may result in increased losses on mortgage loans relating to mortgaged property affected by such natural disasters.

Insolvency of seller could cause payment delays

The seller believes that the transfers of the mortgage loans by the seller to the depositor and by the depositor to the trust constitute sales by the seller to the depositor and by the depositor to the trust and that, accordingly, the mortgage loans will not be part of the assets of the seller or the depositor in the event of an insolvency proceeding.  Nevertheless, a bankruptcy trustee or a creditor may argue that the transfers were pledges in connection with a borrowing rather than true sales.  Even if this argument proves unsuccessful, delays in distributions could result.

The trustee, the depositor and the rating agencies rating the offered notes will receive an opinion of McKee Nelson LLP, counsel to the depositor, with respect to the true sale of the mortgage loans, in form and substance satisfactory to the rating agencies.

RECENT DEVELOPMENTS

[Recent Attacks and Possible Military Action

The effects that the recent attacks in the United States, possible future attacks and other incidents and related military action may have on the performance of the mortgage loans or on the values of the mortgaged properties cannot be determined at this time.  Investors should consider the possible effects on delinquency, default and prepayment experience of the mortgage loans.  Federal agencies and non-government lenders have and may continue to defer, reduce or forgive payments and delay foreclosure proceedings in respect of loans to borrowers affected in some way by recent and possible future events.  In addition, activation of a substantial number of U.S. military reservists or members of the National Guard may significantly increase the proportion of loans whose interest rates are reduced by application of the Servicemembers Civil Relief Act.  Interest payable to the holders of the related senior notes and subordinate notes will be reduced on a pro rata basis by any reductions in the amount of interest collectible as a result of application of the Servicemembers Civil Relief Act.  Legislation granting similar loan payment relief to certain persons not covered by the Servicemembers Civil Relief Act has been proposed in California and may be enacted in California or other states.  See “Material Legal Aspects of Mortgage Loans – Servicemembers Civil Relief Act” in the Prospectus.]

THE MORTGAGE LOAN POOL

General

On the closing date, [in addition to amounts on deposit in the pre-funding account], the assets of the trust will consist of mortgage loans with an aggregate principal balance as of the cut off date of approximately $ [________].  The seller originated or acquired or will originate or acquire all the mortgage loans to be included in the trust in accordance with its mortgage loan program as described in this prospectus supplement and in the accompanying prospectus.  As a general matter, the seller’s mortgage loan program consists of the origination, or purchase, and packaging of mortgage loans relating to non-conforming credits.  A non-conforming credit is a mortgage loan which is ineligible for purchase by Fannie Mae or Freddie Mac due to credit characteristics that do not meet Fannie Mae or Freddie Mac guidelines.  Mortgage loans originated or purchased under the seller’s mortgage loan program are likely to experience rates of delinquency, bankruptcy and loss that are higher than mortgage loans originated under Fannie Mae or Freddie Mac guidelines.

Characteristics of the Mortgage Loans

The mortgaged premises consist of residential properties which may be detached or attached:

·

one-to-four family dwellings;

·

condominium units;

·

townhouses;

·

manufactured housing; and

·

units in a planned unit development.

The mortgaged premises may be owner-occupied or non-owner-occupied investment properties.  Owner-occupied properties include second and vacation homes.  The mortgage loans are or will be secured by first [and, in the case of the group [____] mortgage loans, second] mortgages on the mortgaged premises.

This prospectus supplement contains statistical information with respect to only a portion of the mortgage loans to be sold to the trust on the closing date.  Accordingly, except where otherwise specifically indicated, statistical information presented with respect to the mortgage loans included in this prospectus supplement is derived solely from the identified mortgage loans as of [____] 1, 200[  ], the statistical cut off date; no information is included, therefore, with respect to additional mortgage loans to be conveyed to the trust on the closing date or subsequent mortgage loans to be purchased by the trust after the closing date.  Whenever reference is made to the characteristics of the identified mortgage loans or to a percentage of the identified mortgage loans, the reference is based on the scheduled principal balances of those mortgage loans. The trust may purchase subsequent mortgage loans after the closing date until [_______], 200[  ].  See “–Conveyance of Subsequent Mortgage Loans” herein.  The characteristics of the mortgage loans as a whole will change at the closing date and upon the acquisition of subsequent mortgage loans.  See “–Additional Information” herein.

The identified mortgage loans satisfy certain criteria including:

·

a remaining term to stated maturity of no more than 360 months; and

·

a mortgage interest rate of at least [____]% and [____]% with respect to group [____]and group [____], respectively.

[None of the identified mortgage loans had an original loan-to-value ratio or, in the case of second lien mortgage loans, combined loan-to-value ratio in excess of 100.00%.]  In addition, substantially all of the identified mortgage loans were originated less than six months prior to the statistical cut off date.  [Each mortgage loan in the trust will be assigned to one of the [____] groups comprising fixed rate mortgage loans, in the case of group [____] and adjustable rate mortgage loans, in the case of group [____].  [Additional mortgage loans to be delivered on the closing date and subsequent mortgage loans to be purchased after the closing date will be included in group [____] and group [____] and will be selected using generally the same criteria used to select the identified mortgage loans.  In addition, generally the same representations and warranties will be made with respect to those additional and subsequent mortgage loans.]

Of the identified mortgage loans as of the statistical cut off date, [____] mortgage loans representing approximately [____]% of the aggregate principal balance of the mortgage loans in group [____] and [____] mortgage loans representing approximately [____]% of the aggregate principal balance of the mortgage loans in group [____] provide for the payment of prepayment penalties.  Prepayment penalties provide that if the borrower were to prepay the mortgage loan in excess of a specified amount at any time from the origination of the mortgage loan to a date set forth in the related note (the “Prepayment Penalty Period”), the borrower would also have to pay a fee in addition to the amount necessary to repay the mortgage loan.  The Prepayment Penalty Period for the mortgage loans varies from one to five years, depending on the terms set forth in the related mortgage note.  In some instances, applicable state laws limit the amount of the prepayment penalty that a lender may charge.  The specific Prepayment Penalty Periods and the amounts of the prepayment penalties applicable to the mortgage loans are set forth in more detail in the tables entitled “Prepayment Penalty” in Appendix A hereto.  A specified percentage of prepayment penalties owed by borrowers will be distributed to holders of the offered notes to the extent and in the manner described under “Description of the Offered Notes — Distribution of Interest.”

[All the identified mortgage loans in group [____] as of the statistical cut off date, and certain identified mortgage loans in group [____] as of the statistical cut off date, are subject to:

·

periodic interest rate adjustment caps;

·

lifetime interest rate ceilings; and

·

lifetime interest rate floors.

Substantially all of the identified mortgage loans in group [____], and approximately [____]% of the identified mortgage loans in group [____] representing substantially all of the identified adjustable rate mortgage loans in group [____], had interest rates which were not fully indexed as of the statistical cut off date.  This means the mortgage interest rates did not equal the sum of the gross margin and the applicable index as of that date.  The group [____] mortgage loans, and certain of the group [____] mortgage loans, have interest rate factors that fall into the following categories:

·

Six month LIBOR mortgage loans bear interest at a rate that adjusts semiannually based on the London interbank offered rate for six month United States Dollar deposits in the London market based on quotations of major banks as published in The Wall Street Journal;

·

2/28 LIBOR mortgage loans, 3/27 LIBOR mortgage loans and 5/25 LIBOR mortgage loans bear interest initially at a rate fixed at origination for two, three and five years, respectively, and thereafter at a rate that adjusts semiannually based on six month LIBOR; and

·

One Year CMT mortgage loans bear interest at a rate that adjusts annually based on the weekly average yield on United States Treasury Securities adjusted to a constant maturity of one year as made available by the Federal Reserve Board.

It is expected that the additional and subsequent mortgage loans included in group [____] and the additional and subsequent adjustable rate mortgage loans in group [____] will not have materially different interest rate features.]

Detailed information on the mortgage loans is included in Appendix A hereto.  Such information is approximate and is based solely on the aggregate scheduled  principal balance of the identified mortgage loans as of the statistical cut off date.  This information does not include information about additional mortgage loans that are expected to be delivered on the closing date or subsequent mortgage loans to be purchased after the closing date.  Totals may not add completely to 100% because of rounding.  Each of the calculations represents a percentage of the given group.  Unless otherwise specified, all weighted averages are based upon certain characteristics of the mortgage loans as of the statistical cut off date.

[Conveyance of Additional and Subsequent Mortgage Loans

The depositor will deliver additional mortgage loans on the closing date that are not included in the mortgage loan pool on which the statistical information in this prospectus supplement was based.  In addition, the trust may acquire with amounts on deposit in the pre-funding account after the closing date approximately $ [_________] in aggregate scheduled principal balance of mortgage loans for addition to group [____] and approximately $ [________] in aggregate scheduled principal balance for addition to group [____].  Accordingly, the initial characteristics of the mortgage loan pool as a whole and of group [____] and group [____] will change after the acquisition by the trust of the additional and subsequent mortgage loans. The depositor has agreed to include additional mortgage loans on the closing date and to deliver subsequent mortgage loans for inclusion in the trust that will not materially change the initial characteristics of the group [____] or group [____] mortgage loans.

The inclusion of additional mortgage loans on the closing date and the delivery of subsequent mortgage loans will be subject to the following requirements:

·

no such mortgage loan will be selected in a manner adverse to the interests of noteholders;

·

the addition of such mortgage loans will not result in the reduction, qualification or withdrawal of the then current ratings of the notes;

·

each such mortgage loan will have been underwritten in accordance with the seller’s underwriting guidelines;

·

no such mortgage loan may have a remaining term to maturity exceeding 360 months;

·

no such mortgage loan may have a loan-to-value ratio greater than 100%;

·

no such mortgage loan added to group [____] or group [____] may be a junior mortgage loan;

·

each such mortgage loan included in group [____] and group [____] will conform with agency loan balance requirements; and

·

each such mortgage loan added to group [____] must be a fixed rate mortgage loan and each such mortgage loan added to group [____] must be an adjustable rate mortgage loan.

Following the inclusion of additional mortgage loans on the closing date and the purchase of all of the subsequent mortgage loans by the trust, the pool of mortgage loans in the trust will have the following characteristics as of their respective cut off dates:

·

a weighted average mortgage interest rate of at least [____]% for group [____] and at least [____]% for group [____];

·

a weighted average original combined loan-to-value ratio of not more than [____]% for group [____];

·

a weighted average original loan-to-value ratio of not more than [____]% for group [____];

·

no more than [____]% of the principal balance of mortgage loans for group [____] will be cash out refinancing loans;

·

in the case of group [____], at least [____]% of the mortgage loans (based on principal balance) will have credit grades of A- or better, in the case of group [____], at least 67.00% of the mortgage loans (based on principal balance) will have credit grades of A- or better;

·

at least [____]% of the mortgage loans (based on principal balance) in group [____] will have been originated pursuant to a full documentation program; and

·

the weighted average credit score will be no less than [____] for mortgage loans in group [____] and no less than 570 for mortgage loans in group [____].]

Additional Information

[The description in this prospectus supplement of the mortgage loans and the mortgaged premises is based upon the pool of identified mortgage loans, as constituted at the close of business on the statistical cut off date, except where otherwise specifically indicated.  The pool of mortgage loans will include additional loans to be delivered on the closing date and subsequent mortgage loans to be acquired during the pre-funding period.]  In addition, the depositor may remove mortgage loans included in the statistical pool prior to closing:

·

as a result of incomplete documentation or non-compliance with representations and warranties or

·

if the depositor believes that removal is necessary or appropriate.

The depositor may substitute other mortgage loans subject to specified terms and conditions set forth in the agreement creating the trust.  The seller believes that the information set forth in this prospectus supplement with respect to group [____] and group [____] is representative of the characteristics of the respective group as it will be constituted at the closing date.

The depositor will file a current report on Form 8-K with the Commission, together with the agreements, within fifteen days after the initial issuance of the offered notes.  The depositor will note the effect of any changes in the pool in the current report on Form 8-K as a result of adding or removing any mortgage loans.  The depositor also intends to file additional yield tables and other computational materials with the Commission in a current report on Form 8-K.  The underwriters of the offered notes prepared the yield tables and computational materials at the request of prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors.  Those tables and assumptions may be based on assumptions that differ from the modeling assumptions used in preparing tables set forth under the heading “Prepayment and Yield Considerations” herein.  Accordingly, those tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

[THE ORIGINATORS

The information in this section has been provided by [the Originators].  None of the Depositor, the Trustee, [the Master Servicer], the Servicer, [the Insurer], the Underwriter or any of their respective affiliates has made or will make any representation as to the accuracy or completeness of this information.

General

[Description of the Originators.]

Lending Activities and Loan Sales

[_________________________] originates real estate loans through its network of offices and loan origination centers.  [_________________________] also participates in secondary market activities by originating and selling mortgage loans while continuing to service the majority of the loans sold.  In other cases [_______]’s whole loan sale agreements provide for the transfer of servicing rights.

[_________________________]’s primary lending activity is funding loans to enable borrowers to purchase or refinance residential real property, which loans are secured by first or second liens on the related real property.  [_________________________]’s single-family real estate loans are predominantly “conventional” mortgage loans, meaning that they are not insured by the Federal Housing Administration or partially guaranteed by the U.S. Department of Veterans Affairs.

The following table summarizes [_________________________]’s one-to four-family residential mortgage loan origination and sales activity for the periods shown below.  Sales activity may include sales of mortgage loans purchased by [________] from other loan originators.

	Year Ended December 31 (dollars in thousands)						Three Months Ended
Originated and purchased	$	$	$	$	$	$
Sales	$	$	$	$	$	$

Underwriting Guidelines

The Mortgage Loans were originated generally in accordance with guidelines (the “Underwriting Guidelines”) established by [_________________________].  The Underwriting Guidelines are primarily intended to evaluate the value and adequacy of the mortgaged property as collateral and are also intended to consider the borrower’s credit standing and repayment ability.  On a case-by-case basis and only with the approval of two or more senior lending officers, [_________________________] may determine that, based upon compensating factors, a prospective borrower not strictly qualifying under the underwriting risk category guidelines described below warrants an underwriting exception.  Compensating factors may include, but are not limited to, low loan-to-value ratio, low debt-to-income ratio, good credit history, stable employment and time in residence at the applicant’s current address.  It is expected that a substantial number of the Mortgage Loans will have been originated under underwriting exceptions.]

[Describe each Originator’s underwriting guidelines.]

Servicing of the Mortgage Loans

General.  [_________________________] will service the mortgage loans.  The principal offices of the servicer are located in [_____________].  The servicer is a HUD-approved originator.  The servicer will provide customary servicing functions with respect to the mortgage loans.  Among other things, the servicer is obligated under some circumstances to advance delinquent payments of principal and interest with respect to the mortgage loans and to pay month end interest with respect to mortgage loans serviced by it.  The servicer must obtain approval of the master servicer with respect to some of its servicing activities.  In managing the liquidation of defaulted mortgage loans, the servicer will have sole discretion to take such action in maximizing recoveries to the noteholders including, without limitation, selling defaulted mortgage loans and REO properties.  See “Servicing of Mortgage Loans” in the prospectus.

As of [____] [_], 200[  ], the servicer serviced a portfolio of approximately [____] one-to-four family conventional residential mortgage loans totaling approximately $[____] billion.  The following table sets forth certain unaudited information concerning the delinquency experience, including loans in foreclosure, and mortgage loans foreclosed with respect to the servicer’s conventional loan servicing portfolio as of the end of the indicated periods.  The indicated periods of delinquency are based on the number of days past due on a contractual basis.  No mortgage loan is considered delinquent for these purposes until it is 31 days past due on a contractual basis.

Percentage of Total Portfolio
	[____], 200[ ]		December 31, 200[ ]		December 31, 200[ ]		December 31, 200[ ]		December 31, 200[ ]
	By No. of Loans	By Dollar Amount	By No. of Loans	By Dollar Amount	By No. of Loans	By Dollar Amount	By No. of Loans	By Dollar Amount	By No. of Loans	By Dollar Amount
Period of Delinquency	%	%	%	%	%	%	%	%	%	%
31-60 days	%	%	%	%	%	%	%	%	%	%
61-90 days	%	%	%	%	%	%	%	%	%	%
91 days or more	%	%	%	%	%	%	%	%	%	%
Total Delinquency(1)%		%	%	%	%	%	%	%	%	%
Loans in foreclosure	%	%	%	%	%	%	%	%	%	%

_________________________________________________

(1)Totals may not sum due to rounding.

These statistics represent the recent experience of the servicer.  There can be no assurance that the delinquency and foreclosure experience of the mortgage loans in the trust will be comparable.  In addition, these statistics are based on all of the one-to-four family residential mortgage loans in the servicer’s servicing portfolio, including mortgage loans with a variety of payment and other characteristics, including geographic locations and underwriting standards.  Not all the mortgage loans in the servicer’s servicing portfolio constitute non-conforming credits.  Accordingly, there can be no assurance that the delinquency and foreclosure experience of the trust’s mortgage loans in the future will correspond to the future delinquency and foreclosure experience of the servicer’s one-to-four family conventional residential mortgage loan servicing portfolio.  The actual delinquency and foreclosure experience of the mortgage loans will depend, among other things, upon:

·

the value of real estate securing the mortgage loans; and

·

the ability of borrowers to make required payments.

Servicing and Other Compensation and Payment of Expenses; Repurchases

The servicing fee rate applicable to each mortgage loan equals one-twelfth of a fixed percentage per annum of the scheduled principal balance of the mortgage loan on the first day of the due period with respect to each Distribution Date.  A due period is the period from and including the second day of a month to and including the first day of the following month.  In addition, late payment fees with respect to the mortgage loans, revenue from miscellaneous servicing administration fees, and any interest or other income earned on collections with respect to the mortgage loans pending remittance, will be paid to or retained by the servicer as additional servicing compensation.  The servicer must pay certain insurance premiums and ongoing expenses.  The servicer may, with the consent of the master servicer, transfer its servicing to successor servicers that meet the criteria for servicers approved by the rating agencies.

The servicer and/or the depositor will have the right, but not the obligation, to repurchase from the trust any mortgage loan delinquent as to three consecutive scheduled payments, at a price equal to the unpaid principal balance thereof plus accrued interest on that balance or, in the case of a Nonrecoverable Mortgage Loan, at a price equal to the Nonrecoverable Mortgage Loan Purchase Price, which is based on the servicer’s determination of the projected net liquidation proceeds for the Nonrecoverable Mortgage Loan.

Advances and Payment of Compensating Interest

Before each Distribution Date, the servicer and any successor servicer must advance its own funds with respect to delinquent payments of principal of and interest on the mortgage loans, net of the servicing fees with respect to any mortgage loan for which it is making an advance, unless the servicer reasonably determines that the advance is non-recoverable.  Advances of principal and interest on a mortgage loan will be considered non-recoverable only to the extent those amounts are not reimbursable from:

·

late collections in respect of such loan;

·

insurance proceeds in respect of such loan; and

·

net liquidation proceeds in respect of such loan.

The servicer’s obligation to advance delinquent payments of principal of and interest on any mortgage loan as to which the servicer has entered into a modification or forbearance agreement will be based upon the terms of that mortgage loan as so modified.  In addition, if the servicer determines that the expenses associated with the foreclosure and liquidation of a delinquent loan will exceed the projected liquidation proceeds, the servicer’s obligation to make advances in respect of such loan will terminate at the time of such determination.

Any failure by the servicer to make any required advance will constitute an event of default under the servicing agreement.  If the servicer fails to make a required advance of principal and interest, the master servicer will be obligated to make the advance.  The total advance obligations of the master servicer may be subject to a dollar limitation that is acceptable to the rating agencies as set forth in the agreements for the trust.  If so specified in the agreements, the servicer may be terminated upon the occurrence of one or more specified events (including performance of the mortgage loans).  See “Servicing of Mortgage Loans — Advances” in the prospectus.

In addition, in the event of a prepayment in full received by the servicer during the period from the 18th day of a month to the end of that month, the servicer must deposit in the distribution account on or before the Distribution Date in the immediately succeeding month an amount equal to any resulting Prepayment Interest Shortfall, but only to the extent of the aggregate servicing fee payable with respect to such Distribution Date (such payment, “Compensating Interest”).  If the servicer fails to deposit an amount equal to any Compensating Interest, as required, the master servicer will be obligated to deposit the amount that the servicer was required to have deposited.

[The Master Servicer

[_________________], will act as master servicer of the mortgage loans.  The master servicer has limited experience master servicing mortgage loans.  The master servicer will:

·

supervise the servicing of the mortgage loans;

·

provide or cause to be provided specified reports to the trustee regarding the mortgage loans;

·

make advances to the extent described in this prospectus supplement with respect to the mortgage loans if the servicer fails to make a required advance; and

·

appoint a successor servicer if a servicer is terminated.

The master servicer is entitled to a master servicing fee, payable on each Distribution Date, in the amount equal to one-twelfth of the master servicing fee rate multiplied by the scheduled principal balance of the mortgage loans as of the first day of the month immediately preceding the month of such Distribution Date.  The master servicer will pay the trustee its monthly fees out of the master servicing fee.]

PREPAYMENT AND YIELD CONSIDERATIONS

General

The weighted average life of, and, if purchased at other than par, the yield to maturity on, each class of the offered notes will be directly related to the rate of payment of principal of the mortgage loans in the related group, including:

·

payments in full prior to stated maturity;

·

liquidations due to defaults;

·

casualties and condemnations; and

·

repurchases of mortgage loans by the depositor.

If the actual rate of principal payments on the mortgage loans in a group is slower than the rate anticipated by an investor who purchases an offered note at a discount, the actual yield to the investor will be lower than that investor’s anticipated yield.  If the actual rate of principal payments on the mortgage loans in a group is faster than the rate anticipated by an investor who purchases an offered note at a premium [(and, in particular, the Class [____], Class [____] and Class [____] Notes)], the actual yield to that investor will be lower than such investor’s anticipated yield.

The actual rate of principal prepayments on pools of mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years.  In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular pool, including, among other things:

·

the age of the mortgage loans;

·

the geographic locations of the properties securing the loans;

·

the extent of the mortgagors’ equity in the properties;

·

changes in the mortgagors’ housing needs, job or employment status; and

·

the credit quality of the mortgage loans.

The timing of changes in the rate of prepayments may significantly affect the actual yield to investors who purchase the offered notes at prices other than par, even if the average rate of principal prepayments is consistent with the expectations of investors.  In general, the earlier the payment of principal of the mortgage loans the greater the effect on an investor’s yield to maturity.  As a result, the effect on an investor’s yield of principal prepayments occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of the offered notes may not be offset by a subsequent like reduction or increase in the rate of principal prepayments.  Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase any of the offered notes.  The depositor does not make any representations or warranties as to the rate of prepayment or the factors to be considered in connection with an investor’s determination.

The calculation of a Realized Loss on a Nonrecoverable Mortgage Loan will be calculated prior to the actual liquidation of such a loan.  As a result of such earlier determination, the yield to investors may be adversely affected.  Similarly, the purchase by the master servicer of any Nonrecoverable Mortgage Loan (in exercise of its option to purchase a delinquent loan or as part of an optional termination) may result in reduced yields on the notes, and in particular, subordinate classes.  The determination that a mortgage loan is a Nonrecoverable Mortgage Loan will be made by the servicer[, an affiliate of the initial holder of the Class [____] Note.  As a result of any such determination, a benefit may accrue to such initial holder under certain circumstances.]

The term weighted average life refers to the average amount of time that will elapse from the date of issuance of a note until each dollar of principal of that note will be distributed to the investor.  The weighted average life and yield to maturity, if purchased at a price other than par, of each class of the offered notes will be influenced by the rate at which principal payments on the mortgage loans in the related group are paid.  These payments may be in the form of scheduled amortization or prepayments which include prepayments and liquidations due to default or early termination of the trust.

[As described herein, Excess Interest will be applied, to the extent available, as an additional payment of principal on the related offered notes to build and maintain limited overcollateralization at levels required as set forth in the Agreements.  See “Description of the Offered Notes — Excess Interest” herein.  The level of Excess Interest available on any Distribution Date will be influenced by, among other things:

·

The overcollateralization level of the mortgage loans.  This means the extent to which interest on the mortgage loans is accruing on a higher principal balance than the principal balances of the notes;

·

The loss experience of the mortgage loans.  For example, Excess Interest will be reduced as a result of realized losses on the mortgage loans;

·

The extent to which the Weighted Average Net Rate of the loans in all groups exceeds the weighted average of the interest rates of the offered notes; and

·

The amount of prepayment penalties due and paid by borrowers during the related due period.

No assurances can be given as to the amount of Excess Interest distributable at any time or in the aggregate.]

[Mandatory Prepayment

Amounts, other than interest or investment earnings, remaining in the pre-funding account on the first Distribution Date after the end of the pre-funding period will be applied as a payment of principal on the notes as described in this prospectus supplement under the heading “Description of the Offered Note — Distributions” herein.  The seller believes that almost all of the original pre-funded amount will be used by the trust to purchase subsequent mortgage loans.  It is unlikely, however, that the aggregate amount of subsequent mortgage loans purchased will be identical to the original pre-funded amount.  Consequently, noteholders will receive some prepayment of principal.  See “Description of the Offered Notes — Pre-Funding Account.”]

Prepayments and Yields for Offered Notes

[All of the mortgage loans in group [____], and a portion of the mortgage loans in group [____] are or will be fixed rate mortgage loans.  The rate of prepayments with respect to conventional fixed rate mortgage loans has fluctuated significantly in recent years.  In general, if prevailing interest rates fall significantly below the interest rates on fixed rate mortgage loans, those mortgage loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on the mortgage loans.  Conversely, if prevailing interest rates rise appreciably above the interest rates on fixed rate mortgage loans, those mortgage loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below the interest rates on such mortgage loans.]

[All of the mortgage loans in group [____], and a portion of the mortgage loans in group [____] are or will be adjustable rate mortgage loans.  As is the case with conventional fixed rate mortgage loans, adjustable rate mortgage loans may be subject to a greater rate of principal prepayments in a declining interest rate environment.  For example, if prevailing interest rates fall significantly, adjustable rate mortgage loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed rate mortgage loans at lower interest rates may encourage mortgagors to refinance their adjustable rate mortgage loans to a lower fixed interest rate.  Nevertheless, no assurance can be given as to the level of prepayments that the mortgage loans will experience.  The Class [____] Notes will generally reflect the prepayment experience of the group II mortgage loans and the Class [____] Notes will generally reflect the prepayment experience of the group [____] mortgage loans.]

The final scheduled Distribution Date for the Class [____] Notes is the date on which the principal balance thereof would be reduced to zero assuming, among other things, that no prepayments are received on the mortgage loans in the related group or groups and that scheduled monthly payments of principal of and interest on each of such mortgage loans are timely received and that no excess interest is applied to build overcollateralization.  The final scheduled Distribution Date for the Class [____] Notes is the [____] Distribution Date following the closing date.  The final scheduled Distribution Date for the Class [____] Notes is the [____] Distribution Date following the closing date.

The actual final Distribution Date with respect to each class of offered notes could occur significantly earlier than its final scheduled Distribution Date because:

·

excess interest will be applied to build overcollateralization,

·

prepayments are likely to occur which will be distributed in reduction of the related principal balance, and

·

the master servicer will have the right to purchase all of the mortgage loans on any Distribution Date when the aggregate principal balance of the mortgage loans has declined to less than [____]% of the sum of:

·

the aggregate principal balance of the initial mortgage loans as of the cut off date, and

·

[any amounts initially deposited in the pre-funding account.]

The actual final Distribution Date with respect to each class of the offered notes will also be affected by the default and recovery experience of the mortgage loans.  The actual final Distribution Date of the offered notes may be earlier or later than the final scheduled Distribution Date.

Prepayments on mortgage loans are commonly measured relative to a prepayment model or standard, called the prepayment assumption.  A separate prepayment assumption has been calculated for the fixed and the adjustable rate mortgage loans.  Both prepayment assumptions represent an assumed rate of constant prepayment relative to the then outstanding principal balance of a pool of mortgage loans for a specified period.  With respect to the fixed rate mortgage loans, 100% of the prepayment assumption (Scenario [____] for group [____] and for the fixed rate mortgage loans in group [____]) assumes prepayment rates of [____]% per annum of the then outstanding principal balance of the related mortgage loans in the first month of the life of those mortgage loans and an additional approximately [____]% per annum in each month thereafter up to and including the tenth month.  Beginning in the [____] month and in each month thereafter during the life of those mortgage loans, 100% of the prepayment assumption for the fixed rate mortgage loans assumes a constant prepayment rate of [____]% per annum.  With respect to the adjustable rate mortgage loans, 100% of the prepayment assumption (Scenario [____] for group [____] and for the adjustable rate mortgage loans in group [____]) assumes prepayment rates of [____]% per annum of the then outstanding principal balance of the related mortgage loans in the first month of the life of those mortgage loans and an additional approximately [____]% per annum in each month thereafter up to and including the twenty-second month.  Beginning in the twenty-second month and in each month thereafter during the life of those mortgage loans, 100% of the prepayment assumption for the adjustable rate mortgage loans assumes a constant prepayment rate of [____]% per annum.  As used in the tables below, 0% prepayment assumption (Scenario [____] for each group below) assumes prepayment rates equal to 0% of the prepayment assumption.  No prepayment assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the related mortgage loans.

The following tables have been prepared on the basis of the following assumptions known as modeling assumptions:

·

the mortgage loans of the related group or groups prepay at the indicated percentage of the related prepayment assumption;

·

distributions on the offered notes are received, in cash, on the 25th day of each month, commencing in [____] 200[  ], in accordance with the payment priorities set forth in this prospectus supplement;

·

no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the mortgagors of principal and interest on the mortgage loans occur;

·

scheduled payments on the mortgage loans are assumed to be received on the last day of each due period commencing in [____] 200[  ], and prepayments represent payment in full of individual mortgage loans and are assumed to be received on the last day of each prepayment period, commencing in [____] 200[  ], and include 30 days’ interest thereon;

·

[six month LIBOR remains constant at [____]%;

·

one year CMT remains constant at [____]%;

·

one month LIBOR is equal to [____]%;]

·

the closing date for the offered notes is [____] [_], 200[  ];

·

the master servicer’s fee is [____]%;

·

there is zero reinvestment income on all amounts in the distribution account;

·

[interest from amounts on deposit in the pre-funding account is equal to $[____] and is not available as Extra Principal Distribution Amounts;]

·

[subsequent mortgage loans are acquired during the month indicated in the following mortgage loan characteristics tables;]

·

the prepayment penalty has been calculated as [____]% of the indicated number of months interest on the prepaid amount for prepayments which occur before the expiration of the prepayment penalty term as indicated in the loan tables below;

·

[the mortgage interest rate for each adjustable rate mortgage loan is adjusted on its next reset date and on subsequent reset dates, if necessary, to equal the sum, subject to the applicable periodic adjustment caps and floors, of:

·

the assumed level of the applicable index and

·

the respective gross margin;]

·

for purposes of the “Weighted Average Life — Optional Termination” in the tables, the offered notes are redeemed on the initial Clean-Up Call Date;

·

credit enhancement percentages for each group were derived from the principal balances of the offered notes set forth in this prospectus supplement; and

·

each group consists of mortgage loans having the approximate characteristics set forth in the following tables.

The actual amount on deposit in the pre-funding account as of the closing date may vary from the assumed amount of pre-funding proceeds used in preparing the following tables.

Initial Group [____] Mortgage Loan Characteristics
Amortization Methodology	Current Balance ($)	Gross WAC (%)	Original Term to Maturity (months)	Remaining Term to Maturity (months)	Original Amortization Term to Maturity (months)	Servicing Fee (%)	Remaining Prepayment Penalty Term (months)	Prepayment Months of Interest
[Level

Balloon]

[Subsequent Group [____] Mortgage Loan Characteristics

Amortization Methodology	Current Balance ($)	Gross WAC (%)	Original Term to Maturity (months)	Remaining Term to Maturity (months)	Original Amortization Term to Maturity (months)	Servicing Fee (%)	Remaining Prepayment Penalty Term (months)	Prepayment Months of Interest	Pre-Funding Month*
[Level

Balloon]

*Indicates the 30-day period during the pre-funding period in which such mortgage loan is acquired.]

[Initial Group [____] Adjustable Rate Mortgage Loan Characteristics
Current Balance ($)	Gross WAC (%)	Original Term to Maturity (months)	Remaining Term to Maturity (months)	Original Amortization Term to Maturity (months)	Servicing Fee (%)	Gross Margin (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%)	Next Reset (months)	Reset Frequency (months)	Initial Periodic Rate Cap (%)	Periodic Rate Cap (%)	Remaining Prepayment Penalty Term (months)	Prepayment Months of Interest

Subsequent Group [____] Adjustable Rate Mortgage Loan Characteristics
Current Balance ($)	Gross WAC (%)	Original Term to Maturity (months)	Remaining Term to Maturity (months)	Original Amortization Term to Maturity (months)	Servicing Fee (%)	Gross Margin (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%)	Next Reset (months)	Reset Frequency (months)	Initial Periodic Rate Cap (%)	Periodic Rate Cap (%)	Remaining Prepayment Penalty Term (months)	Prepayment Months of Interest	Pre-Funding Month*

*Indicates the 30-day period during the funding period in which such mortgage loan is acquired.]

PREPAYMENT SCENARIOS

	Scenario [_]	Scenario [_]	Scenario [_]	Scenario [_]	Scenario [_]	Scenario [_]	Scenario [_]

Group [_] Prepayment Assumption:	0%
Group [_] Prepayment Assumption:	0%

The following tables set forth the approximate percentages of the initial principal amount of the offered notes that would be outstanding after each of the dates shown assuming the clean-up call is not exercised, and the approximate weighted average life in years of the offered notes, based on prepayment scenarios described in the table entitled “Prepayment Scenarios.”  The percentages have been rounded to the nearest 1%.

PERCENTAGE OF INITIAL PRINCIPAL BALANCE

	Class [ ] Scenario								Class [ ] Scenario
	I	II	III	IV	V	VI	VII		I	II	III	IV	V	VI	VII
Initial Percent	100%	100%	100%	100%	100%	100%	100%	Initial Percent	100%	100%	100%	100%	100%	100%	100%
__/25/2006								__/25/2006
__/25/2007								__/25/2007
__/25/2008								__/25/2008
__/25/2009								__/25/2009
__/25/2010								__/25/2010
__/25/2011								__/25/2011
__/25/2012								__/25/2012
__/25/2013								__/25/2013
__/25/2014								__/25/2014
__/25/2015								__/25/2015
__/25/2016								__/25/2016
__/25/2017								__/25/2017
__/25/2018								__/25/2018
__/25/2019								__/25/2019
__/25/2020								__/25/2020
__/25/2021								__/25/2021
__/25/2022								__/25/2022
__/25/2023								__/25/2023
__/25/2024								__/25/2024
__/25/2025								__/25/2025
__/25/2026								__/25/2026
__/25/2027								__/25/2027
__/25/2028								__/25/2028
__/25/2029								__/25/2029
__/25/2030								__/25/2030
__/25/2031								__/25/2031
__/25/2032								__/25/2032
__/25/2033								__/25/2033
__/25/2034								__/25/2034
__/25/2035								__/25/2035
Weighted Average Life(1) to								Weighted Average Life(1) to
Maturity (Yrs.)								Maturity (Yrs.)
Optional Termination (Yrs.)								Optional Termination (Yrs.)

	Class [ ] Scenario								Class [ ] Scenario
	I	II	III	IV	V	VI	VII		I	II	III	IV	V	VI	VII
Initial Percent	100%	100%	100%	100%	100%	100%	100%	Initial Percent	100%	100%	100%	100%	100%	100%	100%
__/25/2006								__/25/2006
__/25/2007								__/25/2007
__/25/2008								__/25/2008
__/25/2009								__/25/2009
__/25/2010								__/25/2010
__/25/2011								__/25/2011
__/25/2012								__/25/2012
__/25/2013								__/25/2013
__/25/2014								__/25/2014
__/25/2015								__/25/2015
__/25/2016								__/25/2016
__/25/2017								__/25/2017
__/25/2018								__/25/2018
__/25/2019								__/25/2019
__/25/2020								__/25/2020
__/25/2021								__/25/2021
__/25/2022								__/25/2022
__/25/2023								__/25/2023
__/25/2024								__/25/2024
__/25/2025								__/25/2025
__/25/2026								__/25/2026
__/25/2027								__/25/2027
__/25/2028								__/25/2028
__/25/2029								__/25/2029
__/25/2030								__/25/2030
__/25/2031								__/25/2031
__/25/2032								__/25/2032
__/25/2033								__/25/2033
__/25/2034								__/25/2034
__/25/2035								__/25/2035
Weighted Average Life(1) to								Weighted Average Life(1) to
Maturity (Yrs.)								Maturity (Yrs.)
Optional Termination (Yrs.)								Optional Termination (Yrs.)

(1)  The weighted average life is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial principal balance for the applicable class.

DESCRIPTION OF THE OFFERED NOTES

General

The notes to be issued by the trust will consist of:

·

the following group [____] senior notes, all of which are offered by this prospectus supplement:

·

Class [____], Class [____], Class [____], Class [____], Class [____] and Class [____] Notes;

·

the following group [____] senior notes, all of which are offered by this prospectus supplement:

·

Class [____] Notes;

·

[the following interest only notes, which are offered by this prospectus supplement:

·

Class [____] Notes;

·

the following subordinate notes, all of which are offered by this prospectus supplement:

·

the Class [____] Notes;

·

the Class [____], Class [____] and Class [____] Notes, which are not offered hereby.

The Class [____] Notes are subordinate in right of payment to the Class [____] and Class [____] Notes; the Class [____] Notes are subordinate in right of payment to the Class [____], Class [____] and Class [____] Notes; and the Class [____] Notes are subordinate in right of payment to the Class [____], Class [____], Class [____] and Class [____] Notes, in each case to the extent described herein.  The Class [____] Notes are subordinate in right of payment of interest to the extent described herein.  See “—Distributions — Distributions of Principal.”

Significant defined terms that are necessary to develop an understanding of the manner in which distributions will be made on the offered notes appear in the Glossary at the end of this prospectus supplement.

Persons in whose names notes are registered in the note register maintained by the trustee are the holders of the notes.  For as long as the offered notes are in book-entry form with DTC, the only holder of the offered notes (as the term holder is used in the agreements) for the trust will be Cede & Co., a nominee of DTC.  No investor will be entitled to receive a definitive note representing the investor's obligation from the trust, except in the event that physical notes are issued under limited circumstances set forth in the agreements.  All references in this prospectus supplement and the accompanying prospectus to the holders of offered notes shall mean and include the rights of holders as such rights may be exercised through DTC and its participating organizations, except as otherwise specified in the agreements.  See “Description of the Offered Notes — Book-entry Registration of the Offered Notes” herein.

[As described under  “The Mortgage Loan Pool,” the mortgage loan pool is divided into group [____], which contains mortgage loans having fixed interest rates and group [____], which contains mortgage loans having adjustable interest rates.]

The agreements require that the trustee create a distribution account.  All funds in that account must be invested and reinvested, as directed by the master servicer, in permitted investments.  See “The Agreements — Administration of Accounts” in the prospectus.

One day prior to the related Distribution Date or, if that day is not a business day, the immediately preceding business day, the master servicer is required to withdraw from the master servicer custodial account and remit to the distribution account an amount equal to the interest funds and principal funds (less the master servicing fee for that Distribution Date) with respect to each group for that Distribution Date.

Distributions

General.  Distributions on the offered notes (other than the Class [____] Notes) will be made on each Distribution Date to holders of record as of the last business day of the month immediately preceding the calendar month in which the Distribution Date occurs, or the closing date in the case of the first Distribution Date, in an amount equal to the product of the holder’s percentage interest and the amount to be distributed to that class on the Distribution Date.  Distributions on the Class [____] Notes will be made on each Distribution Date to holders of record as of the business day immediately preceding that Distribution Date in an amount equal to the product of the holder’s percentage interest and the amount to be distributed to that class on the Distribution Date.  The percentage interest represented by any note will be equal to the percentage obtained by dividing the principal balance of the note by the principal balance of all notes of the same class.

Distributions of Interest.  On each Distribution Date, the amount of interest distributable with respect to the group I senior notes [(other than the Class [____] Notes)] and the Class [____] and Class [____] Notes is the interest which has accrued on those notes at the related interest rate during the calendar month immediately preceding the calendar month in which the Distribution Date occurs.  On each Distribution Date, interest distributable with respect to the Class [____] Notes, the group [____] senior notes, the group [____] senior notes, the Class [____] Notes and the subordinate notes is the interest which has accrued on those notes at the then applicable interest rate from and including the preceding Distribution Date (or from the closing date in the case of the first Distribution Date) to and including the day prior to the current Distribution Date.  Each period referred to in the prior sentence relating to the accrual of interest is an accrual period for the related Distribution Date.

All calculations of interest on the group [____] senior notes (other than the Class [____] Notes), the Class [____] and Class [____] Notes will be made on the basis of a 360-day year assumed to consist of twelve 30-day months (30/360).  All calculations of interest on the Class [____], group [____] senior notes, the group [____] senior notes, Class [____], Class [____], Class [____] and Class [____] Notes will be made on the basis of the actual number of days in each monthly accrual period and a year of 360 days (actual/360).

On each Distribution Date, the Interest Funds with respect to each group will be distributed in the following order of priority:

·

first, from interest collections on each mortgage loan group, to each related class of senior notes and the Class [____] and Class [____] Notes, the Current Interest and any Interest Carry Forward Amount for such class  (or, in the case of the Class [____] and Class [____] Notes, the related Allocable Portion thereof) on that Distribution Date; provided, however, that, in the case of each group, any related shortfall in available amounts will be applied on a pro rata basis among such classes;

·

second, the remaining amount for each mortgage loan group will be combined and applied in the following order of priority:

·

to the Class [____] Notes, the Current Interest for that class and Distribution Date;

·

to the Class [____] Notes, the Current Interest for that class and Distribution Date;

·

to the Class [____] Notes, the Current Interest for that class and Distribution Date;

·

to the Class [____] Notes, the Current Interest for that class and Distribution Date; and

·

any remainder will be treated as Excess Interest and distributed as described below under the subheading “— Excess Interest” herein.

[The interest rate for the Class [____] Notes will be equal to the lesser of (i) the Formula Rate, and (ii) the Net WAC Cap.

·

The Formula Rate for each such class is the lesser of (i) one month LIBOR plus the applicable margin set forth on page S-[__], and (ii) the Maximum Cap Rate.

The interest rate of the Class [____] Notes is the lesser of (i) the per annum rate for such class set forth on page S-[__], and (ii) the Net WAC Cap.]

[After the Clean-Up Call Date, the interest rates on the Class [____] and Class [____] Notes will increase by [____]% and the spread over one month LIBOR for the Class [____] and Class [____] Notes will increase to [____]% and [____]%, respectively.

[The interest rate of the Class [____] Notes is [____]% per annum.  The per annum interest rate of the Class [____] Notes is the lesser of (i) up to and including the Distribution Date in [____] 200[_], [____]% per annum, beginning in [____] 200[_] and thereafter 0.10% per annum, and (ii) the excess of (a) the Net WAC Cap over (b) the weighted average of the Interest Rates of the offered notes other than the Class [____], Class [____] and Class [____] Notes.  The per annum interest rate of the Class [____] Notes is the greater of (i) 1.85% minus one month LIBOR and (ii) 0.00%.

Distributions of Principal.  On each Distribution Date, the Principal Distribution Amount for that Distribution Date with respect to each group is required to be distributed as follows:

·

The Class A Principal Distribution Amount for Group [____] will be distributed as follows:

·

first to the Class [____] Notes in an amount up to the Class [____] Distribution Amount for such date, until the note principal balance thereof has been reduced to zero; and second sequentially to the Class [____], Class [____], Class [____], Class [____], Class [____] and Class [____] Notes, in that order, until the principal balance of such notes has been reduced to zero; provided, however, that on and after any Distribution Date on which the principal balance of the subordinate notes has been reduced to zero, such amounts will be distributed on a pro rata basis, and not sequentially, among such classes.

·

The Class A Principal Distribution Amount for Group [____] will be distributed to the Class [____] Notes until the principal balance thereof has been reduced to zero.

·

In the event the principal balance of one or more of (A) the group [__] I senior notes or (B) the group [____] senior notes has been reduced to zero, on each Distribution Date thereafter principal distributions otherwise distributable to such retired notes will be applied to the remaining senior notes related to the other mortgage loan groups, pro rata, on the basis of their group principal balances (after giving effect to the distributions described above).  Any such distributions in respect of the group [____] senior notes will be made in the order of priority described above.

·

The combined Principal Distribution Amount of all groups remaining after distributions to the senior notes described above will be distributed in the following order of priority:

·

to the Class [____] Notes, the Class [____] Principal Distribution Amount until the principal balance thereof has been reduced to zero;

·

to the Class [____] Notes, the Class [____] Principal Distribution Amount until the principal balance thereof has been reduced to zero; and

·

to the Class [____] Notes, the Class [____] Principal Distribution Amount until the principal balance thereof has been reduced to zero.

Notwithstanding the foregoing, before the Stepdown Date, or while a Trigger Event exists, the Principal Distribution Amount for each group will be distributed in the following order of priority:

·

exclusively to the related Class [____] Notes (in the case of Group [____], in the manner described above) until the principal balance of the Class [____] Notes has been reduced to zero;

·

after the principal balance of the Class [____] Notes has been reduced to zero, exclusively to the Class [____] Notes until the principal balance of the Class [____] Notes has been reduced to zero;

·

after the principal balance of the Class [____] Notes has been reduced to zero, exclusively to the Class [____] Notes until the principal balance of the Class [____] Notes has been reduced to zero; and

·

after the principal balance of the Class [____] Notes has been reduced to zero, exclusively to the Class [____] Notes until the principal balance of the Class [____] Notes has been reduced to zero.

On each Distribution Date, the Released Principal Amount, if any, will be distributed to the holder of the Class [____] Notes.

[Excess Interest and Pledged Prepayment Penalty Cashflow

The notes of each group will have the benefit of a portion of prepayment penalties paid on mortgage loans in the related group.  [The prepayment penalties not allocated to the offered notes will be paid to the holders of the Class [____] Notes.]  On each Distribution Date, Pledged Prepayment Penalties with respect to each group will be applied to pay any shortfall in interest on notes in the related group resulting from the application of a cap.

On each Distribution Date, Interest Funds from each group not otherwise required to be distributed as described under the heading “—Distributions—Distributions of Interest” and Net Pledged Prepayment Penalties will be distributed in the following order of priority:

·

on each of the first three Distribution Dates only, to the Basis Risk Reserve Fund, any Basis Risk Payment for such date;

·

on each of the first three Distribution Dates only, from amounts on deposit in the Basis Risk Reserve Fund, to the Class [____] Notes on a pro rata basis, any Cap Carryover Amount applicable to the Class [____] Notes;

·

on each of the first three Distribution Dates only, from amounts on deposit in the Basis Risk Reserve Fund, sequentially, to the Class [____], Class [____] and Class [____] Notes, in that order, any Cap Carryover Amount applicable to the Class [____], Class [____] and Class [____] Notes;

·

the Principal Percentage for Group [____] of the Extra Principal Distribution Amount will be added to the Principal Distribution Amount for Group [____]; and the Principal Percentage for Group [____] of the Extra Principal Distribution Amount will be added to the Principal Distribution Amount for Group [____];

·

to the Class [____] Notes, any Interest Carry Forward Amount for that class;

·

to the Class [____] Notes, any Interest Carry Forward Amount for that class;

·

to the Class [____] Notes, any Unpaid Realized Loss Amount for that class;

·

to the Class [____] Notes, any Interest Carry Forward Amount for that class;

·

to the Class [____] Notes, any Unpaid Realized Loss Amount for that class;

·

to the Class [____] Notes, any Interest Carry Forward Amount for that class;

·

to the Class [____] Notes, any Unpaid Realized Loss Amount for that class;

·

to the Basis Risk Reserve Fund, any Basis Risk Payment for such date;

·

from amounts in the Basis Risk Reserve Fund, to the Class [____] Notes on a pro rata basis, any Cap Carryover Amount applicable to the Class [____] Notes;

·

from amounts in the Basis Risk Reserve Fund, sequentially, to the Class [____], Class [____] and Class [____] Notes, in that order, any Cap Carryover Amount applicable to the Class [____], Class [____] and Class [____] Notes; and

·

to the other notes to the extent of any remaining Unpaid Realized Loss Amount;

·

to the Class [____] and Class [____] Notes, the remaining amount.

The level of Excess Interest will depend on, among other things:

·

the rate at which prepayment penalties are collected;

·

the overcollateralization level of the mortgage loans;

·

the loss experience of the mortgage loans;

·

the level of one month LIBOR and the indices for the adjustable rate mortgage loans; and

·

the extent to which the weighted average of the net rates of the loans in all loan groups exceeds the weighted average of the pass through rates of the offered notes.

No assurance can be given as to the levels of Excess Interest at any time.  For a more detailed description of the factors affecting the levels of Excess Interest and prepayment penalties see “Prepayment and Yield Considerations—General.”]

[Realized Losses

Prior to each Distribution Date, the servicer will determine whether any Realized Losses have occurred on the mortgage loans.  As to any liquidated mortgage loan (i.e., a loan that the servicer has determined that all amounts recoverable on such loan have been received), a Realized Loss is calculated at final liquidation and is generally equal to the amount by which the unpaid principal balance thereof exceeds the related net liquidation proceeds.  As to any Nonrecoverable Mortgage Loan (i.e., a defaulted loan as to which the servicer has determined that estimated liquidation expenses will exceed expected liquidation proceeds), a Realized Loss is calculated by the servicer at the time of such determination and is generally equal to the amount by which the unpaid principal balance thereof exceeds the estimated net liquidation proceeds of the loan.

If, on any Distribution Date, the aggregate principal balance of the notes (after giving effect to all distributions to be made on that Distribution Date) exceeds the aggregate principal balance of the mortgage loans (plus any amounts on deposit in the pre-funding account), the principal balance of the subordinate notes (but not the Class A Notes) will be reduced by an amount equal to that excess, which is an Applied Realized Loss Amount, in inverse order of seniority:

·

first, to the Class [____] Notes, until the principal balance of that class has been reduced to zero;

·

second, to the Class [____] Notes, until the principal balance of that class has been reduced to zero; and

·

third, to the Class [____] Notes, until the principal balance of that class has been reduced to zero.

If the principal balance of a class of subordinate notes is reduced, that class thereafter will be entitled to distributions of interest and principal only with respect to the principal balance so reduced.  The earlier the reduction of the principal balance of a class of subordinate notes (e.g., as a result of a Nonrecoverable Mortgage Loan), the greater the effect on the accrual of interest on such class.  On subsequent Distribution Dates, however, as described above, Excess Interest, if any, will be applied to reduce Unpaid Realized Loss Amounts in direct order of seniority.

Since a Realized Loss on a Nonrecoverable Mortgage Loan is calculated before the liquidation of such loan by estimating net liquidation proceeds, the effect to noteholders (i.e., a reduction in available overcollateralization or, after such overcollateralization has been reduced to zero, a reduction of the principal balance of the subordinate notes) will be experienced by noteholders in advance of the time that would have been the case if such Realized Loss had been determined at the time of liquidation.  In the event that the servicer ultimately recovers an amount in respect of a Nonrecoverable Mortgage Loan in excess of the Realized Loss previously calculated for such loan (“Subsequent Recoveries”), such amounts will be applied

·

first, to the most senior class of subordinate notes then outstanding in reduction of any Applied Realized Loss Amount previously allocated to such class (which amount will not further reduce the principal balance of such class); and

·

second, to increase Interest Funds for the related group on such date.

Notwithstanding any application of a Subsequent Recovery to a class of subordinate notes to reduce any Unpaid Realized Loss Amount outstanding to such class, no payment will be made in respect of the amount of interest that would have accrued on such class of notes had such Unpaid Realized Loss Amount not been allocated thereto.

Although the principal balance of Class [____] Notes will not be reduced on account of Realized Losses even if the principal balances of all the subordinate notes have been reduced to zero, under certain loss scenarios, the amount available to be distributed to the Class [____] Notes as principal may be less than the principal balances of the Class [____] Notes.

THE NOTE INSURANCE POLICY

The following information has been supplied by [                                   ] (the “Insurer”) for inclusion in this Prospectus Supplement.  Accordingly, the Depositor, the Servicer and the Underwriter do not make any representation as to the accuracy and completeness of this information.

The Insurer does not accept any responsibility for the accuracy or completeness of this Prospectus Supplement or any information or disclosure contained herein, or omitted herefrom, other than with respect to the accuracy of the information regarding the Note Guaranty Insurance Policy (the “Insurance Policy”) and the Insurer set forth below under this heading “The Insurance Policy.”  Additionally, the Insurer makes no representation regarding the Notes or the advisability of investing in the Notes.

The Insurer

[To be provided if applicable.]

Insurer Financial Information

[To be provided if applicable.]

Where You Can Obtain Additional Information About The Insurer

[To be provided if applicable.]

Financial Strength Ratings of the Insurer

[To be provided if applicable.]

The Insurance Policy

[To be provided if applicable.]

[Pre-Funding Account

On the closing date, the seller will deposit approximately $[_________] into a separate pre-funding account to be maintained in the name of the trustee for the benefit of the holders of the group [____] notes and group [____] notes, as applicable.  Approximately $[________] of the original pre-funded amount will be used to acquire group [____] subsequent mortgage loans, approximately $[________] of the original pre-funded amount will be used to acquire group II subsequent mortgage loans and approximately $[________] of the original pre-funded amount will be used to acquire group [____] subsequent mortgage loans, in each case during the period beginning on the closing date and generally terminating on the earlier to occur of:

·

the date on which the amount on deposit in the pre-funding account, excluding any interest or other investment earnings, is less than $100,000; and

·

[____], 200[  ].

The original pre-funded amount will be reduced during the pre-funding period by the amount used to purchase subsequent mortgage loans in accordance with the agreements for the trust.  Any pre-funded amount, excluding any interest or other investment earnings, remaining at the end of the pre-funding period will be included as part of principal funds and will be distributed to holders of the group [____] notes, group [____] notes and group [____] notes, respectively, then entitled to distributions of principal on the first Distribution Date thereafter as a prepayment of principal in reduction of the related principal balances.  This will result in an unscheduled distribution of principal in respect of the related notes on that date.

Amounts on deposit in the pre-funding account will be invested in permitted investments.  All interest and any other investment earnings on amounts on deposit in the pre-funding account will be paid to the seller.  The pre-funding account will not be an asset of any REMIC established under the agreements for the trust.  For federal income tax purposes, the pre-funding account will be owned by, and all interest and other investment earnings on amounts in the pre-funding account will be taxable to, the seller.]

Calculation Agent

The master servicer has appointed [_____________________________] to serve as calculation agent for the trust.  As calculation agent, [_____________________________] will be responsible for calculating and distributing to holders of notes all amounts of principal and interest due on each Distribution Date.

[Calculation of One Month LIBOR

On each interest determination date, which is the second business day preceding each Distribution Date (or, in the case of the first accrual period, [__________], 200[  ]), the calculation agent, as agent of the master servicer, will determine one month LIBOR.

One month LIBOR means, as of any interest determination date, the rate for one-month U.S. dollar deposits which appears on the Telerate Page 3750, as of 11:00 a.m., London time, on that interest determination date.  If that rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in United States dollars are offered by the reference banks at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a period equal to the relevant accrual period (commencing on the first day of that accrual period).  The calculation agent, as agent for the master servicer, will request the principal London office of each of the reference banks to provide a quotation of its rate.  If at least two such quotations are provided, the rate for that day will be the arithmetic mean of the quotations.  If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the master servicer, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a period equal to the relevant accrual period (commencing on the first day of that accrual period).

Telerate Page 3750 means the display page currently so designated on the Bridge Telerate Market Report (or another page that may replace that page on that service for the purpose of displaying comparable rates or prices) and reference banks means leading banks selected by the master servicer and engaged in transactions in Eurodollar deposits in the international Eurocurrency market.]

Book-Entry Registration of the Offered Notes

The offered notes will be book-entry notes.  Noteholders may elect to hold their book-entry notes directly through DTC in the United States or upon request Clearstream Banking, société anonyme (formerly Cedelbank), or Euroclear in Europe if they are participants of those systems or indirectly through organizations which are participants.  The book-entry notes will be issued in one or more notes per class of offered notes which in the aggregate equal the principal balance of the offered notes and will initially be registered in the name of Cede & Co., the nominee of DTC.  See “Description of the Notes — Book-Entry Procedures” and “— Global Clearance, Settlement and Tax Documentation Procedures” in the prospectus.

THE AGREEMENTS

Aegis Asset Backed Securities Trust 200[_]-[_] (the “Trust” or the “Issuer”) will be a statutory trust formed under the laws of the State of Delaware pursuant to a trust agreement dated as of [___] (the “Trust Agreement”), among Aegis Asset Backed Securities Corporation, as depositor (the “Depositor”), [___], as owner trustee (the “Owner Trustee”) [, and [___], as administrator (in such capacity, the “Administrator”)]. The Trust will not engage in any activity other than acquiring, holding and managing the Mortgage Loans (as defined herein) and the other assets of the Trust and proceeds therefrom (such Mortgage Loans, assets and proceeds, collectively, the “Trust Estate”), issuing the Securities (as defined herein), making payments on the Securities, and related activities.

On or about [___] (the “Closing Date”), the Trust will purchase the Mortgage Loans from the Depositor pursuant to the [Transfer and Servicing Agreement (as defined herein)].

On the Closing Date, the Issuer will pledge the Trust Estate to the Indenture Trustee (as defined herein) as security for the issuance of the Aegis Asset Backed Securities Trust 200[_]-[_] Mortgage Backed Notes (the “Notes”), with the class designations specified under “Description of the Offered Notes—General,” pursuant to an indenture dated as of the Cut-off Date (as defined herein) (the “Indenture”) among the Issuer, [___], as indenture trustee (the “Indenture Trustee”) [and the Administrator]. The Depositor will sell the Notes to the Underwriters (as defined herein) and apply the net proceeds of such sale to the purchase of the Mortgage Loans.

Other than the Trust Estate pledged as collateral for the Notes, the Trust will not have any significant assets available for payment of the Notes.

The Trust’s principal offices are located in [___].

Formation of the Trust

On the closing date, the depositor will create and establish the trust under the agreements and will sell without recourse the initial mortgage loans to the trust, and the trust will issue the notes under the terms of the agreements.  During the pre-funding period, the depositor may sell without recourse subsequent mortgage loans to the trust.  The prospectus contains important additional information regarding the terms and conditions of the notes.  The depositor will provide to any prospective or actual holder of offered notes, upon written request, a copy of the agreements without exhibits.  Requests should be addressed to Aegis Asset Backed Securities Corporation, [_____________________________________________], Attention: Secretary.

The trust will consist of:

·

the mortgage loans;

·

prepayment penalties to the extent described in this prospectus supplement;

·

those assets that are held in any account held for the benefit of the noteholders;

·

any mortgaged premises acquired on behalf of the noteholders by foreclosure or by deed in lieu of foreclosure;

·

the rights of the trustee to receive the proceeds of applicable insurance policies and funds, if any, required to be maintained under the terms of the agreements; and

·

certain rights of the depositor to the enforcement of representations and warranties made by the seller relating to the mortgage loans.

The offered notes will not represent an interest in or an obligation of, nor will the mortgage loans be guaranteed by, the seller, the depositor, the servicer, the master servicer or the trustee.

Certain Matters under the Agreements

Duties of the [Trustee] .[If no event of default under the Indenture (each, an “Indenture Default”) has occurred, the [Trustee] will be required to perform only those duties specifically required of it under the Indenture and the [   ].  As described under “—Administration” below, the [   ] will perform on behalf of the [Trustee] certain administrative functions required under the Indenture and the Agreements.]

[Upon receipt of the various certificates, statements and opinions required to be furnished to it, the [Trustee] will be required to examine them to determine whether they are in the form required by the Indenture; however, the [Trustee] will not be responsible for the accuracy or content of any certificates, statements or opinions furnished to it by the Issuer, the Depositor, the [   ] or any other party and, in the absence of bad faith on its part, may conclusively rely on such certificates, statements and opinions.]

[The [Trustee] may be held liable for its own negligent action or failure to act, or for its own willful misconduct; provided, however, that the [Trustee] will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Noteholders in an Indenture Default, and the [Trustee] will not be deemed to have notice of any Indenture Default unless an officer of the [Trustee] has actual knowledge of the Indenture Default or written notice of an Indenture Default is received by the [Trustee] at its Corporate Trust Office. See “—Events of Default under the Indenture” below. The [Trustee] is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Indenture, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against risk or liability is not reasonably assured to it.]

Events of Default under the Indenture .[An Indenture Default will generally consist of: (i) a default for one month or more in the payment of any Accrued Note Interest due on any Class of Notes then outstanding; (ii) a default in the payment of the entire principal of any Note when the same becomes due and payable under the Indenture or on the applicable Maturity Date; (iii) a default in the observance or performance of any covenant or agreement of the Issuer made in the Indenture and the continuation of any such default for a period of 30 days after notice thereof is given to the Owner Trustee as provided in the Indenture; (iv) any representation or warranty made by the Issuer in the Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect when made, and such breach not having been cured within 30 days after notice thereof is given to the Owner Trustee as provided in the Indenture; (v) the receipt of notice from the Residual Holder to the [Trustee] of such holder’s failure to qualify as a REIT or a qualified REIT subsidiary; or (vi) certain events of bankruptcy, insolvency, receivership or liquidation of the Issuer.]

[If an Indenture Default occurs and is continuing, the [Trustee] or holders of a majority by Class Principal Amount of the Priority Class or Priority Classes of Notes then outstanding may declare the principal of the Notes to be immediately due and payable. Such declaration may, under certain circumstances, be rescinded by the holders of a majority by Class Principal Amount of such Priority Class or Priority Classes of Notes. The Priority Class is the Class or Classes of Notes then outstanding having the highest priority of payment of interest.]

[If the Notes are declared immediately due and payable following an Indenture Default, the [Trustee] may, as directed, institute proceedings to collect amounts due or foreclose on collateral pledged to secure the Notes, exercise remedies as a secured party, sell the assets of the Trust Estate pledged to secure the Notes, or elect to maintain possession of such assets and continue to apply collections on such assets as if there had been no declaration of acceleration. However, the [Trustee] is prohibited from selling the assets of the Trust Estate following an Indenture Default, other than a default in the payment of any principal of or a default for one month or more in the payment of any interest on any Class of Notes, unless (i) the holders of all outstanding Notes consent to such sale, (ii) the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on such outstanding Notes at the date of such sale or (iii) the [Trustee] determines, based on information provided by the Administrator, that the proceeds of the Trust Estate and the other property of the Trust would not be sufficient on an ongoing basis to make all payments on the Notes as such payments would have become due if such obligations had not been declared due and payable, and the [Trustee] obtains the consent of the holders of 66 2/3% of the aggregate outstanding amount of the Notes.]

[If the collateral securing the Notes is sold following an Indenture Default, proceeds of such sale, after deduction of the expenses of such sale, will be applied in the order of priority provided in the Indenture.]

[If an Indenture Default occurs and is continuing, the [Trustee] will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of the Notes, if the [Trustee] reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities that might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the [Trustee], and the holders of a majority in principal amount of the Notes then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes.]

[Except as described above in the case of an Indenture Default, no Noteholder will have the right to institute any proceeding with respect to the Indenture, unless (i) such holder previously has given to the [Trustee] written notice of a continuing Indenture Default, (ii) the holders of not less than 25% in principal amount of the outstanding Notes have made written request to the [Trustee] to institute such proceeding in its own name as the [Trustee], (iii) such holder or holders have offered the [Trustee] reasonable indemnity, (iv) the [Trustee] has, for 60 days after receipt of such notice, request and offer of indemnity, failed to institute such proceeding and (v) no direction inconsistent with such written request has been given to the [Trustee] during such 60-day period by the holders of a majority in principal amount of such outstanding Notes.]

[In addition, the [Trustee] and the Noteholders, by accepting the Notes, will covenant that they will not at any time institute against the Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.]

[None of the [Trustee], the Master Servicer, the [   ] or the [   ] in their respective individual capacities, or the Residual Holder, or any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will be personally liable for the payment of the principal of or interest on the Notes or for the agreements of the Trust contained in the Indenture. See also “The Agreements—Events of Default; Rights upon Event of Default—Indenture” in the prospectus.]

Expenses and Indemnities of the [Trustee] .[The [Trustee] will be entitled to reimbursement of all reasonable expenses incurred by it and any disbursements or advances made by it in accordance with the Indenture or the Transfer and Servicing Agreement, except for expenses incurred or any disbursements and advances made by it in the routine administration of its duties under the Indenture and the Transfer and Servicing Agreement and except for any expenses arising from its negligence, bad faith or willful misconduct. The [Trustee] will also be entitled to indemnification from the Trust for any claim, loss, liability or expense incurred by it in connection with the administration of the Trust and the performance of its duties under the Indenture, the Transfer and Servicing Agreement or any other document or agreement to which the [Trustee] is a party.]

[The [Trustee] will be entitled to reimbursement for its expenses and indemnification amounts as described above from amounts allocable to interest and principal on the Mortgage Loans, prior to payment of any amounts to Noteholders, provided that such reimbursable amounts will not exceed $200,000 in the aggregate per year from the Closing Date to the first anniversary of the Closing Date and for each subsequent anniversary year thereafter. The [Trustee] will be entitled to reimbursement for its expenses and indemnification amounts in excess of $200,000 in each anniversary year from any Interest Remittance Amount remaining after application thereof as described in this prospectus supplement.]

Resignation or Removal of [Trustee] .[The [Trustee] may, upon 90 days’ advance written notice to the Depositor, the Issuer, each Noteholder and each Rating Agency, resign at any time, in which event the Issuer will appoint a successor [Trustee] that satisfies the eligibility requirements provided in the Indenture. The [Trustee] may also be removed at any time by the Issuer if (a) the [Trustee] ceases to be eligible to continue to act as [Trustee] under the Indenture; (b) the [Trustee] is adjudged bankrupt or insolvent; (c) a receiver or other public officer takes charge of the [Trustee] or its property; or (d) the [Trustee] otherwise becomes incapable of acting. If the [Trustee] is removed the Issuer will promptly appoint a successor [Trustee]. If a successor [Trustee] does not take office within 30 days after the retiring [Trustee] resigns or is removed, the retiring [Trustee], the Issuer or the holders of more than 50% of the aggregate Class Principal Amount of the outstanding Notes may petition any court of competent jurisdiction for appointment of a successor [Trustee].]

[Any resignation or removal of the [Trustee] and appointment of a successor [Trustee] will not become effective until acceptance of the appointment by the successor [Trustee], whereupon the successor [Trustee] will mail notice of its succession to all Noteholders. The predecessor [Trustee] will be required to transfer all property held by it as [Trustee] to the successor [Trustee].]

[Any fees and expenses owed to the retiring [Trustee] in connection with such resignation or removal will be paid as described above under Expenses and Indemnities of the [Trustee].]

Redemption .[The Notes are subject to redemption under the circumstances described in this prospectus supplement.]

[The Indenture will be discharged upon the delivery to the Administrator for cancellation of all Notes or, with certain limitations, upon deposit with the Administrator of funds sufficient for the payment in full of all the Notes. Upon the payment in full of all outstanding Notes and the discharge of the Indenture, the Owner Trustee will succeed to all the rights of the [Trustee], the Master Servicer and the Administrator, and the Residual Holder will succeed to all the rights of the Noteholders pursuant to the Transfer and Servicing Agreement.]

[Administration

The [   ] or the Depositor will agree, to the extent provided in the Agreements and the [Administration Agreement], to provide certain notices and to perform certain other administrative obligations required to be performed by the Issuer, the [Trustee] and the [   ] under the Agreements, the Indenture and the [   ]. Neither the [   ] nor the Depositor will receive additional compensation for their services under the Administration Agreement.]

Amendment

[Generally, the Agreements are subject to amendment by the parties thereto under conditions similar to those described under “The Agreements—Amendment” in the prospectus. Any amendment of the provisions of the Indenture will take the form of a supplemental indenture. In addition to the purposes described under “The Agreements—Amendment” in the prospectus, the Trust and the [Trustee] may enter into supplemental [indentures], without obtaining the consent of the Noteholders, for the purpose of correcting or amplifying the description of the Trust Estate subject to the Indenture, evidencing the succession of a successor to the Trust, adding to the covenants of the Trust or surrendering any power conferred upon the Trust under the Indenture, or conveying or pledging any property to the [Trustee].]

Reports to Noteholders

On each Distribution Date, the master servicer will report or cause to be reported to each holder of an offered note, by posting to the trustee’s website [(______________________)] or other means of reporting described in the agreements:

·

with respect to each class of offered notes based on a note in the original principal amount of $1,000:

·

the amount of the aggregate distribution on such Distribution Date;

·

the amount of the distribution allocable to interest;

·

the amount of the distribution allocable to principal, separately identifying the aggregate amount of any prepayments, substitution shortfalls, repurchase amounts or other recoveries of principal included therein, any Extra Principal Distribution Amount and any Applied Realized Loss Amount with respect to, and any Unpaid Realized Loss Amount at, the Distribution Date;

·

the principal balance after giving effect to any distribution allocable to principal; and

·

[any Interest Carry Forward Amount;]

·

[any Cap Carryover Amount;]

·

the weighted average of the mortgage interest rates on the mortgage loans in each group less the servicing and master servicing fee rates;

·

the Realized Losses for each group for the related period and cumulatively since the cut off date;

·

the largest mortgage loan balance outstanding in each group;

·

the prepayment penalties due from borrowers, collected by the servicer or the master servicer and transferred to the trust, in each case for the related prepayment period;

·

the servicing fees and master servicing fees allocable to each group;

·

[one month LIBOR on the most recent interest determination date;]

·

the interest rates for each class (and whether such rates have been capped); and

·

[for each Distribution Date during the pre-funding period, the amount, if any, on deposit in the pre-funding account.]

Noteholders may obtain assistance in operating the trustee’s website by calling the trustee’s investor relations department at [(___) ___-____].

Delivery and Substitution of Mortgage Loans

The depositor must repurchase any mortgage loan for which the required documentation is not delivered on the closing date (or subsequent closing date in the case of subsequent mortgage loans) or reasonably promptly thereafter.  Under the limited circumstances specified in the agreements, the depositor may substitute substantially similar mortgage loans for mortgage loans initially delivered.  It is anticipated that any permitted substitution will not materially change the characteristics of the mortgage pools, as set forth above.  See “The Trusts — The Mortgage Loans — General,” and “— Substitution of Mortgage Loans” in the prospectus.

The Trustee

[_________________ will act as trustee of the trust.  The mailing address of the trustee’s Corporate Trust Office is c/o _________________________, __________________, __________, __________ _______, Attention: Aegis 200[  ]-__ (______), and its telephone number is (___) ___-_____.]

Voting Rights

The voting rights of the trust will be allocated as follows:

·

[__]% to the Class [___] Notes;

·

[__]% to the Class [___] Notes;

·

[__]% to the Class [__] Notes;

·

[__]% to the Class [__] Notes;

·

[__]% to the classes of offered notes (other than the Class [___], Class [__] and Class [___] Notes) in proportion to their respective outstanding principal balances; and

·

[__]% to each of the Class [__] and Class [___] Notes.

Termination

The trust will terminate upon the payment to the holders of all notes of all amounts required to be paid to the holders and upon the last to occur of:

·

the final payment or other liquidation, or any related advance, of the last mortgage loan; and

·

the disposition of all property acquired in respect of any mortgage loan remaining in the trust.

By the [_________].  At its option, the [__________] may, on any Distribution Date when the aggregate principal balance of the mortgage loans is less than [__]% of the sum of:

·

the aggregate principal balances of the initial mortgage loans as of the cut off date; and

·

any amounts initially deposited in the pre-funding account,

purchase from the trust all remaining mortgage loans, in whole only, and other property acquired by foreclosure, deed in lieu of foreclosure or otherwise then constituting the trust at a price generally equal to 100% of the aggregate principal balance of the mortgage loans (or, in the case of Nonrecoverable Mortgage Loan, at the Nonrecoverable Mortgage Loan Purchase Price) plus one month’s interest computed as provided in the agreements.  The date on which this optional repurchase is made is known as the Clean-Up Call Date.

Sale of Mortgage Loans

In connection with the sale of mortgage loans, the depositor will be required to deliver a file with respect to each mortgage loan consisting of:

·

the original note endorsed in blank or to the order of the trustee or a custodian acting on behalf of the trustee, or a lost note affidavit in lieu thereof, with all prior and intervening endorsements (the seller, in some instances, having instructed the party selling a mortgage loan to the seller to have required the originator to endorse the original note directly to such custodian);

·

the original recorded security instrument or a certified copy, naming the originator of the related servicer, trustee or custodian as mortgagee, or if the original security instrument has been submitted for recordation but has not been returned by the applicable public recording office, a photocopy certified by an officer of the related servicer, title company, closing/settlement-escrow agent or closing attorney;

·

each original recorded intervening assignment of the security instrument as may be necessary to show a complete chain of title to the related servicer, trustee or custodian (the seller, in some instances, having instructed the party selling a mortgage loan to the seller to record an assignment directly from the originator to the custodian) or if any assignment has been submitted for recordation but has not been returned from the applicable public recording office or is otherwise not available, a copy certified by an officer of the related servicer;

·

if an assignment of the security instrument to the related servicer has been recorded or sent for recordation, an original assignment of the security instrument from the servicer in blank or to the trustee or custodian in recordable form;

·

except as to any second lien mortgage loan with a balance of less than $50,000, an original title insurance policy, certificate of title insurance or written commitment or a copy certified as true and correct by the insurer; and

·

if indicated on the applicable schedule, the original or certified copies of each assumption agreement, modification agreement, written assurance or substitution agreement, if any.

The custodian is required to review each mortgage loan note and provide certification regarding the existence of such mortgage loan notes on or before the closing date and the custodian is required to review the remainder of the mortgage loan file within a specified number of days after the closing date and provide a final certification on the entire mortgage loan file prior to the first anniversary of the closing date.

On the closing date, the depositor will also assign to the trustee all the depositor’s right, title and interest in the sales agreement between the seller and the depositor insofar as it relates to the representations and warranties made therein by the seller in respect of the origination of the mortgage loans and the remedies provided for breach of such representations and warranties.  Such representations and warranties include, among others, in the case of the mortgage loans in group [_] and group [__], that (i) no such mortgage loan was subject to Home Ownership and Equity Protection Act of 1994 or any comparable state law, (ii) no proceeds from any such mortgage loan were used to finance single-premium credit insurance policies, (iii) the servicer will accurately and fully report for each such mortgage loan its borrower credit files to all three credit repositories in a timely manner and (iv) no prepayment penalty is payable on any such mortgage loan for a period in excess of five years following origination.  Upon discovery by the trustee or the master servicer of a breach of any representation, warranty or covenant which materially and adversely affects the interests of the holders of the notes, the discovering party will promptly notify the depositor and the seller.  The seller will have 60 days from its discovery or its receipt of a notice to cure the breach or, if required, to repurchase the mortgage loan or, subject to the conditions in the agreements, to substitute a qualified substitute mortgage loan.  See “Origination of Mortgage Loans –Representations and Warranties” in the prospectus.

Events of Default

The master servicer will have the right to direct the termination of the servicer if the servicer is in breach under the agreements.  In the event of a termination, the master servicer must appoint a successor servicer to assume the obligations of the servicer under the agreements, including the obligation to make advances.  See “The Mortgage Loan Pool –Advances and Compensating Interest” herein.  If the master servicer is unable to appoint a successor servicer, the master servicer will be obligated to service the mortgage loans.  Any successor servicer will be entitled to compensation arrangements similar to, but no greater than, those provided to the predecessor servicer.  See “Servicing of Mortgage Loans” in the prospectus.

Governing Law

The agreements and each note will be construed in accordance with and governed by the laws of the State of New York applicable to agreements made and to be performed therein.

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

General

[The Trust Agreement provides that the Trustee will elect to treat the Trust Fund as a [REMIC] [grantor trust] [FASIT].  Upon the issuance of the Offered Notes, McKee Nelson LLP (“Tax Counsel”) will deliver its opinion to the effect that, assuming compliance with the Pooling and Servicing Agreement, for federal income tax purposes, [the Trust Fund will qualify as a REMIC within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the “Code”), and that the Offered Notes will represent the ownership of regular interests in the REMIC.]  [Offered Notes will be treated as debt and the trust will not be characterized as an association, a publicly traded partnership taxable as a corporation, or a taxable mortgage pool.]  [The trust will qualify as a FASIT.]

Tax Treatment of the Offered Notes

[To be provided as applicable.]

ERISA CONSIDERATIONS

ERISA Consideration

The offered notes are eligible for relief under an individual exemption issued to [_________________], Inc. on [____________, _____] (Prohibited Transaction Exemption [__-__]) (the “Exemption”), and may be purchased by an employee benefit plan or other retirement arrangement that is subject to the Employment Retirement Income Security Act of 1974, as amended (“ERISA”) or to Section 4975 of the Internal Revenue Code of 1986, as amended (collectively, a “Plan”) and that is an “accredited investor” within the meaning of Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, or by a person investing on behalf of or with plan assets of such a plan or arrangement.  A fiduciary of any employee benefit plan or other retirement arrangement subject to ERISA, or the Code, should carefully review with its legal advisors whether the purchase or holding of offered notes could give rise to a transaction prohibited or not otherwise permissible under ERISA or the Code.  The Exemption has been amended by Prohibited Transaction Exemption 97-34, 62 Fed. Reg. 39021 (July 21, 1997) and Prohibited Transaction Exemption 2000-58, 65 Fed. Reg. 67765 (Nov. 13, 2000).  See “ERISA Considerations” in the accompanying Prospectus for a description of the requirements for relief under the Exemption.

The rating of an offered note may change.  If a class of offered notes no longer has a rating of at least BBB- or Baa3 (the lowest permitted rating), notes of that class will no longer be eligible for relief under the Exemption, and consequently may not be purchased by or sold to a Plan (although a Plan that had purchased a note of that class when the class had a permitted rating would not be required by the Exemption to dispose of it).

RATINGS

It is a condition of the issuance of the offered notes that they receive ratings as set forth on page S-2.

The ratings do not represent any assessment of the likelihood or rate of principal prepayments [or the likelihood that any Cap Carryover Amount will be paid].

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.  The security rating assigned to the offered notes should be evaluated independently of similar security ratings assigned to other kinds of securities.

The ratings assigned by S&P and Moody’s to the notes address the likelihood of the receipt by noteholders of all distributions to which noteholders are entitled.  S&P’s and Moody’s ratings address the structural and legal aspects associated with the notes, including the nature of the underlying mortgage loans.  S&P’s and Moody’s ratings on the notes do not represent any assessment of the likelihood or rate of principal prepayments.

The initial ratings assigned to the offered notes do not address the possibility that holders of the offered notes might suffer a lower than anticipated yield in the event of principal payments on the offered notes resulting from rapid prepayments of the mortgage loans or the application of the Extra Principal Distribution Amount as described herein, or in the event that the trust fund is terminated before the expected final Distribution Dates of the offered notes.  The ratings on the offered notes do not address the ability of the trust to acquire subsequent mortgage loans, any potential redemption with respect thereto or the effect on yield resulting therefrom.

LEGAL INVESTMENT CONSIDERATIONS

[Upon the termination of the pre-funding period,] the Class [___] and Class [___] Notes [will/will not ]constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 [for so long as they are rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations.]  [As such, they will be legal investments for particular entities to the extent provided in SMMEA, subject to state laws overriding SMMEA.]  In addition, institutions whose investment activities are subject to review by federal or state regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by such regulatory authorities, on the investment by such institutions in certain forms of mortgage related securities.  [Furthermore, some states have enacted legislation overriding the legal investment provisions of SMMEA.]
USE OF PROCEEDS

The depositor will sell the initial mortgage loans to the trust concurrently with the delivery of the offered notes.  Net proceeds from the sale of the offered notes less the original pre-funded amount will represent, together with the private notes, certain of which may be retained by the depositor or its affiliates, the purchase price to be paid by the trust to the depositor for the initial mortgage loans.

LEGAL MATTERS

Legal matters relating to the validity of the issuance of the notes will be passed upon for the depositor and the seller by McKee Nelson LLP.  Legal matters relating to the validity of the offered notes will be passed upon for the underwriters by [______________]

UNDERWRITING

Under the terms and subject to the conditions contained in the underwriting agreement dated [___________], the depositor has agreed to cause the trust to sell to the underwriters named below the following principal amounts of offered notes.

Class	Underwriter	Underwriter	Underwriter	Underwriter
[	$	$	$	$]

[The depositor intends initially to retain the Class [__] and Class [____] Notes and a portion of the Class [_____] Notes but may offer such notes for sale from time to time in the future.]

The underwriting agreement provides that the underwriters are obligated to purchase all of the offered notes if any are purchased.  The underwriting agreement also provides that if an underwriter defaults the purchase commitments of non-defaulting underwriters may be increased or the offering of the offered notes may be terminated.

The underwriters will offer the offered notes for sale from time to time in one or more transactions (which may include block transactions), in negotiated transactions or otherwise, or a combination of those methods of sale, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.  The underwriters may do so by selling the offered notes to or through broker/dealers, who may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters and/or the purchasers of the offered notes for whom they may act as agents.  In connection with the sale of the offered notes, the underwriters may be deemed to have received compensation from the trust in the form of underwriting discounts, and the underwriters may also receive commissions from the purchasers of the offered notes for whom they may act as agent.  The underwriters and any broker/dealers that participate with the underwriters in the distribution of the offered notes may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of the offered notes by them may be deemed to be underwriting discounts or commissions under the Securities Act of 1933.

The depositor expects to receive net proceeds (including accrued interest) of approximately $[___________] before deducting expenses payable by it of approximately $[_______].

The depositor and the seller have agreed to indemnify the underwriters against certain liabilities including liabilities under the Securities Act of 1933, or contribute to payments that the underwriters may be required to make in that respect.

There is currently no secondary market for the offered notes.  Each underwriter intends to make a secondary market in the offered notes offered by that underwriter but has no obligation to do so.  There can be no assurance that a secondary market for the offered notes will develop or, if it does develop, that it will continue.

Some of the mortgage loans may have been the subject of financing provided by affiliates of the underwriters.

GLOSSARY

“Accrual period” means, with respect to any Distribution Date, for the Class [____], Class [____], Class [____], Class [__], Class [____], Class [____], and Class [____] Notes, the period from the preceding Distribution Date (or from the closing date in the case of the first Distribution Date) to and including the day prior to the current Distribution Date.  An “accrual period” means, with respect to any Distribution Date, for the Class [____], Class [____], Class [____], Class [____], Class [____], Class [____] and Class [____] Notes, the calendar month immediately preceding the month of such Distribution Date.

“Agreement” means the pooling and servicing agreement, dated as of the cut off date, among the depositor, the servicer and the master servicer.

[“Allocable Portion” for each group, Distribution Date and each of the Class [____] and Class [____] Notes is equal to a fraction, expressed as a percentage, the numerator of which is (i) the Interest Funds for such date and such group; and the denominator of which is (ii) the Interest Funds for such date and all groups related to such class of notes.]

“Applied Realized Loss Amount” with respect to any class of subordinate notes and as to any Distribution Date, the sum of Realized Losses with respect to mortgage loans which have been applied in reduction of the principal balance of the class of notes (less any Excess Interest previously distributed in repayment thereof).

“Assumed Principal Balance” as of any Distribution Date is the aggregate scheduled principal balance of the mortgage loans [plus applicable amounts on deposit in the pre-funding account,] in each case as of the related determination date [(or, in the case of any calculation made as of the cut off date, amounts on deposit in the pre-funding account on the closing date).]

[“Basis Risk Payment” means, for any Distribution Date, an amount to be deposited into the Basis Risk Reserve Fund equal to the sum of (i) the Cap Carryover Amounts for such Distribution Date and (ii) any Required Reserve Fund Deposit for such Distribution Date, provided however, the amount of the Basis Risk Payment for any Distribution Date cannot exceed the amount of Excess Interest for such date.]

“Basis Risk Reserve Fund” means a fund created under the agreements and held as part of the trust, but not as part of any REMIC created under the agreements, to provide a source for payments of Cap Carryover Amounts.  The Basis Risk Reserve Fund will initially be funded with a deposit of $[_____].

[“Cap Carryover Amount” means with respect to any Distribution Date and any class of offered notes, other than the Class [____], Class [____] and Class [____] Notes, the sum of (i) the excess of the interest calculated at the interest rate applicable to such class for such date determined without regard to the Net WAC Cap over the amount of interest calculated at the Net WAC Cap, and (ii) the unpaid portion of the excess described in clause (i) for prior Distribution Dates together with accrued interest thereon at the applicable interest rate determined without regard to the Net WAC Cap.  The Cap Carryover Amount for any class will be reduced by any amounts repaid to such class in respect of such Cap Carryover Amount.]

“Class [____] Principal Distribution Amount” for each group on any Distribution Date is the Principal Percentage for such group of the Senior Principal Distribution Amount on such date.

[“Class ___ Distribution Amount” for any Distribution Date, is the product of:

·

a fraction, the numerator of which is the principal balance of the Class [____] Notes and the denominator of which are the principal balances of the Class [____], Class[____], Class [____], Class [____], Class [____] and Class [____] Notes, in each case immediately prior to the Distribution Date,

·

the Class [____] Principal Distribution Amount with respect to group [____] or such Distribution Date and

·

the applicable percentage for such Distribution Date set forth in the following table:

Distribution Date	Percentage
____ 200[ ] - ____ 200[ ]	0%
____ 200[ ] - ____ 200[ ]	45%
____ 200[ ] - ____ 200[ ]	80%
____ 200[ ] - ____ 200[ ]	100%
____ 200[ ] and thereafter	300%]

 “Class [__] Principal Distribution Amount” with respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, is the excess of

·

the sum of

·

the Class [__] principal balance (after giving effect to distributions on that date),

·

the Class [__] principal balance (after giving effect to distributions on that date),

·

the Class [__] principal balance (after giving effect to distributions on that date),  and

·

the Class [__] principal balance immediately prior to the Distribution Date over

·

the lesser of

·

[______]% of the Assumed Principal Balance on the preceding determination date and

·

the Assumed Principal Balance on the preceding determination date less [____]% of the Assumed Principal Balance as of the cut off date (but in no event less than zero).

“Class [___] Principal Distribution Amount” with respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, is the excess of

·

the sum of

·

the Class [___] principal balance (after giving effect to distributions on that date) and

·

the Class [___] principal balance immediately prior to the Distribution Date over

·

the lesser of

·

[_____]% of the Assumed Principal Balance on the preceding determination date and

·

the Assumed Principal Balance on the preceding determination date less [___]% of the Assumed Principal Balance as of the cut off date (but in no event less than zero).

“Class [___] Principal Distribution Amount” with respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, is the excess of

·

the sum of

·

the Class [___] principal balance (after giving effect to distributions on that date),

·

the Class [___] principal balance (after giving effect to distributions on that date), and

·

the Class [___] principal balance immediately prior to the Distribution Date over

·

the lesser of

·

[_____]% of the Assumed Principal Balance on the preceding determination date and

·

the Assumed Principal Balance on the preceding determination date less [___]% of the Assumed Principal Balance as of the cut off date (but in no event less than zero).

“Clean-Up Call Date” is any Distribution Date when the Assumed Principal Balance is less than [___]% of the Assumed Principal Balance on the cut off date.

The “collection account” is an account maintained by the servicer into which collections on the mortgage loans are deposited.

“Compensating Interest” means an amount, as of any Distribution Date, payable by the servicer, equal to the lesser of

·

prepayment interest shortfalls for such date in respect of any prepayments in full, and

·

the servicing fee for such date.

“CPR” is a constant prepayment standard or model commonly used to measure prepayments on mortgage loans.  The model represents an assumed constant rate of prepayment each month relative to the then outstanding principal balance of the mortgage loans for the life of such mortgage loans.  CPR does not purport to be either a historical description of the prepayment experience of the mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the mortgage loans to be included in the trust.

“Current Interest,” with respect to each class of the notes and each Distribution Date, is the interest accrued on the principal balance of the class immediately prior to the Distribution Date during the applicable accrual period at the applicable interest rate as reduced, on a pro rata basis, by any related Net Prepayment Interest Shortfalls and Relief Act Shortfalls for such date.

“Cut off date” is [_____] 1, 200[  ] in respect of the mortgage loans to be sold to the trust on the closing date.

“Depositor” under the agreements is Aegis Asset Backed Securities Corporation, a Delaware corporation.

“Determination date” for each Distribution Date is the seventeenth day of the month, or if such day is not a business day, the immediately preceding business day.

“Distribution account” is an account maintained by the trustee from which distributions are made on the notes.

“Due period” is the period from and including the second day of a month to and including the first day of the following month.

“Excess Interest” for any Distribution Date means, interest funds remaining after the payment of all related interest distributions as described under “Distributions –– Distributions of Interest” in this prospectus supplement, [plus Net Pledged Prepayment Penalties].

“Extra Principal Distribution Amount” with respect to any Distribution Date is the lesser of (i) Excess Interest, if any, and (ii) the excess of (A) the Required Overcollateralization Amount over (B) the Overcollateralization Amount (assuming for this purpose that all Principal Funds are distributed as principal on the notes on such date).

“Group [__] senior notes” are the Class [___], Class [___], Class [___], Class [___], Class [___] and Class [___] Notes.

“Group [___] senior notes” are the Class [____] Notes.

“Interest Carry Forward Amount” with respect to each class of the notes and each Distribution Date, is the sum of

·

the excess of

·

Current Interest for the class with respect to prior Distribution Dates (excluding any Cap Carryover Amount) over

·

the amount actually distributed to the class with respect to Current Interest on those prior Distribution Dates and

·

interest on the excess at the applicable interest rate.

“Interest Funds” with respect to each master servicer remittance date, to the extent actually deposited in the master servicer custodial account, are equal to the sum, without duplication of

·

all scheduled interest due during the related due period and collected by the servicer as of the related determination date less the related servicing fee and master servicing fee;

·

all advances relating to interest;

·

all Compensating Interest;

·

liquidation proceeds to the extent the liquidation proceeds relate to interest, less all non-recoverable advances relating to interest and certain expenses reimbursed during the related due period; and

·

any Subsequent Recoveries for such date.

“Master servicer” under the agreements is [_______________], a [______] corporation.

[“Maximum Cap Rate” as to any Distribution Date is a per annum rate that would equal the Net WAC Cap for such date if such Net WAC Cap were determined under the assumption that (i) each adjustable rate Mortgage Loan had an interest rate equal to the maximum rate permitted under the terms of the related mortgage note, and (ii) each fixed rate Mortgage Loan had an interest rate equal to its stated fixed rate.]

“Mortgage Loans” referred to in this prospectus are the mortgage loans to be conveyed by the depositor to the trust under the agreements

[“Net Pledged Prepayment Penalties” for each Distribution Date means the Pledged Prepayment Penalties remaining after payment of any Cap Carryover Amounts.]

“Net Prepayment Interest Shortfalls” for any Distribution Date refer to the excess of (a) any prepayment interest shortfalls, over (b) any Compensating Interest payments made by the servicer or master servicer.

“Nonrecoverable Mortgage Loan” is any defaulted loan as to which the servicer has determined under the agreements that the expenses associated with the liquidation and foreclosure thereof will exceed the proceeds expected to be recovered in any such proceeding.

“Nonrecoverable Mortgage Loan Purchase Price” means an amount determined under the agreements in respect of any Nonrecoverable Mortgage Loan generally equal to the sum of:

·

the projected net liquidation value thereof (i.e., the fair market value of the related mortgaged property less all expenses expected to be incurred in liquidation of such loan); and

·

interest accrued on such loan.

“Overcollateralization Amount” for each Distribution Date is the excess of the Assumed Principal Balance on that Distribution Date over the aggregate principal balance of the notes after giving effect to principal distributions on that Distribution Date.

[“Pledged Prepayment Penalties” for any Distribution Date and any group is an amount equal to the sum of (i) the lesser of (x) prepayment penalties collected for the group during the related Prepayment Period and (y) [__]% of the prepayment penalties owed and not waived by the servicer pursuant to the terms of the agreements for that group and the related Prepayment Period and (ii) the aggregate amount, if any, by which (i)(y) exceeded (i)(x) for prior Distribution Dates for that group.]

“Prepayment interest shortfall” means, as to each Distribution Date and any mortgage loan as to which a prepayment of principal was received during the period from the eighteenth day of the month preceding the month of such Distribution Date through the last day of such month, the amount, if any, by which one month’s interest at the related mortgage rate (less the servicing fee) on such prepayment exceeds the amount of interest actually paid by the mortgagor in connection with such prepayment.

“Prepayment Penalty Period” has the meaning set forth in this prospectus supplement under the heading “The Mortgage Loan Pool — Characteristics of the Mortgage Loans.”

“Prepayment Period” with respect to each Distribution Date is the period beginning on the 18th day of the month (or, if the immediately preceding Prepayment Period ended on a later day, that later day) immediately preceding the month in which such Distribution Date occurs (or, in the case of the first Distribution Date, the cut off date) and ending on the Determination Date of the month in which such Distribution Date occurs.

“Principal Balance” of each class of notes, as of any Distribution Date, is the aggregate principal amount of the notes of that class on the closing date as reduced by:

·

all amounts distributed on previous Distribution Dates in reduction of the principal balance of the Notes, and

·

in the case of a subordinate note, reductions in the principal balance of the note as a result of the application of Realized Losses.

Any amounts distributed to a class of subordinate notes in respect of any Unpaid Realized Loss Amount will not further reduce the principal balance of that class.

“Principal Distribution Amount” with respect to each group and Distribution Date, is the excess of

·

the sum of

·

the Principal Funds for that Distribution Date and group and

·

the related Principal Percentage of any Extra Principal Distribution Amount for that Distribution Date over

·

the related Principal Percentage of the Released Principal Amount for that Distribution Date.

“Principal Funds” with respect to each master servicer remittance date, to the extent actually deposited in the master servicer custodial account, are equal to the sum, without duplication of:

·

the scheduled principal collected by the servicer during the related due period or advanced on or before the master servicer remittance date;

·

prepayments of principal collected by the servicer in the applicable prepayment period;

·

the scheduled principal balance of each mortgage loan that was repurchased by the depositor;

·

any substitution shortfall, which is the amount, if any, by which the aggregate unpaid principal balance of any substitute mortgage loans is less than the aggregate unpaid principal balance of any deleted mortgage loans, delivered by the depositor in connection with a substitution of mortgage loans; and

·

all liquidation proceeds collected by the servicer during the related due period, to the extent the liquidation proceeds related to principal, less all non-recoverable advances relating to principal reimbursed during the related due period.

“Principal Percentage” for any Distribution Date and group is the percentage equivalent of a fraction, the numerator of which is the Principal Funds for such group and the denominator of which is the Principal Funds for all groups.

“Realized Loss” means as to any Distribution Date and any

·

liquidated mortgage loan (other than a Nonrecoverable Mortgage Loan), the amount by which the unpaid principal balance thereof exceeds the net liquidation proceeds received thereon; and

·

Nonrecoverable Mortgage Loan, the amount by which the unpaid principal balance thereof exceeds the projected net liquidation proceeds thereof (i.e., the amount expected to be recovered in liquidation of such loan, less estimated expenses) as determined at the time that the amount of Realized Loss for the related Nonrecoverable Mortgage Loan was calculated.

“Released Principal Amount” as to any Distribution Date will equal the amount by which the Overcollateralization Amount (assuming for this purpose that all Principal Funds for that date are distributed as principal on the notes) on that Distribution Date exceeds the Required Overcollateralization Amount for that Distribution Date.

[“Required Overcollateralization Amount” for each Distribution Date is

·

prior to the Stepdown Date, [___]% of the Assumed Principal Balance as of the cut off date and

·

on and after the Stepdown Date, if a Trigger Event is not in effect, the greater of

·

the lesser of

·

[___]% of the Assumed Principal Balance as of the cut off date and

·

[___]% of the Assumed Principal Balance on the preceding determination date and

·

[___]% of the Assumed Principal Balance as of the cut off date and

·

if a Trigger Event is in effect, the Overcollateralization Amount as of the preceding Distribution Date.]

[“Required Reserve Fund Deposit” means, for any Distribution Date on which the difference between (a) the excess of the Net WAC Cap over the rate payable on the Class [___] Notes for such date, and (b) the weighted average of the rates on the offered notes, other than the Class [___], Class [___] and Class [___] Notes, is less than [___]%, an amount that would cause the balance held in the Basis Risk Reserve Fund to equal [___]% of the Assumed Principal Balance for such date, and, for any other Distribution Date, the amount that would cause the balance held in the Basis Risk Reserve Fund to equal $[___].]

“Seller” of the mortgage loans to the trust is Aegis Mortgage Corporation, an Oklahoma Corporation.

“Senior Credit Enhancement Percentage” as of any Distribution Date is equal to a fraction, expressed as a percentage, the numerator of which is the sum of the aggregate principal balance of the subordinate notes for such Distribution Date and the Overcollateralization Amount for such Distribution Date, and the denominator of which is the Assumed Principal Balance of the mortgage loans as of such Distribution Date.

“Senior Principal Distribution Amount” is

·

with respect to any Distribution Date prior to the Stepdown Date or as to which a Trigger Event exists, 100% of the aggregate Principal Distribution Amount for the Distribution Date and

·

with respect to any Distribution Date on or after the Stepdown Date and as to which a Trigger Event is not in effect, the excess of

·

the Class [____] note principal balance immediately prior to the Distribution Date over

·

the lesser of

·

[_____]% of the Assumed Principal Balance on the preceding determination date and

·

the Assumed Principal Balance on the preceding determination date less [___]% of the Assumed Principal Balance as of the cut off date (but in no event less than zero).

“Servicer” of the mortgage loans is [_____________________], a [_______] corporation.

“Statistical cut off date” is [______] 1, 200[  ].

“Stepdown Date” is the earlier to occur of:

·

the later to occur of

·

the Distribution Date in [_____] 200[_] and

·

the first Distribution Date on which the principal balance of the senior notes is less than or equal to [_____]% of the Assumed Principal Balance on such date and

·

the Distribution Date after the note principal balance of the Class [__] Notes has been reduced to zero.

“Subsequent Recoveries” for any Nonrecoverable Mortgage Loan on any distribution means the amount by which net liquidation proceeds recovered on such loan exceed the previously estimated Realized Loss for such loan.

“Trigger Event,” with respect to each Distribution Date after the Stepdown Date, exists if either

·

the quotient, expressed as a percentage, of

·

the aggregate scheduled principal balance of all 60 or more day delinquent mortgage loans (including bankruptcy, foreclosure and REO loans) and

·

the Assumed Principal Balance as of the preceding determination date equals or exceeds [___]% of the Senior Credit Enhancement Percentage, or (ii) losses occurring since the closing date as a percentage of the Assumed Principal Balance as of the cut off date, for the related Distribution Dates, are greater than:

Distribution Date	Cumulative Loss Percentage
[37 to 48%
49 to 60%
61 and thereafter]	%

“Unpaid Realized Loss Amount” with respect to any class of subordinate notes and as to any Distribution Date, is the excess of

·

Applied Realized Loss Amounts with respect to the class over

·

the sum of all distributions in reduction of the Applied Realized Loss Amounts to the class on all previous Distribution Dates.

“Weighted Average Net Rate” is the weighted average of the mortgage interest rates of the mortgage loans less the sum of the servicing fee rate and master servicing fee rate, as applicable, multiplied, in the case of the first three Distribution Dates, by a fraction the numerator of which is the aggregate scheduled principal balance of the mortgage loans acquired on the closing date as of the statistical cut off date and the denominator of which is the Assumed Principal Balance as of the statistical cut off date.

Appendix A:
Pool Information

Group [__] Mortgage Loans

Total Scheduled Principal Balance:	$
Number of Loans:

	Average	Minimum	Maximum

Scheduled Principal Balance:	$	$	$

	Weighted Average	Minimum	Maximum

Mortgage Rate:	%	%	%
Servicing Fee:	%	%	%
Net Mortgage Rate:	%	%	%

Combined Original LTV:	%	%	%
Original LTV:	%	%	%
Credit Score:

Original Term (months):
Remaining Term (months):
Seasoning (months):		0
Remaining Amortization Term (months):

		Earliest	Latest

First Payment Date:
Maturity Date:

Current Scheduled Principal Balance

Current Scheduled Principal Balance ($)	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date

  [10,000.00  to    25,000.00

%

    25,000.01  to    50,000.00

    50,000.01  to    75,000.00

    75,000.01  to  100,000.00

  100,000.01  to  125,000.00

  125,000.01  to  150,000.00

  150,000.01  to  175,000.00

  175,000.01  to  200,000.00

  200,000.01  to  225,000.00

  225,000.01  to  250,000.00

  250,000.01  to  275,000.00

  275,000.01  to  300,000.00

                 Total

        $

100.00%

Current Mortgage Interest Rates

Current Mortgage Interest Rates (%)	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date

[6.250 to 6.250		$	%
6.251 to 6.500
6.501 to 6.750
6.751 to 7.000
7.001 to 7.250
7.251 to 7.500
7.501 to 7.750
7.751 to 8.000
8.001 to 8.250
8.251 to 8.500
8.501 to 8.750
8.751 to 9.000
9.001 to 9.250
9.251 to 9.500
9.501 to 9.750
9.751 to 10.000
10.001 to 10.250
10.251 to 10.500
10.501 to 10.750
10.751 to 11.000
11.001 to 11.250
11.251 to 11.500
11.501 to 11.750
11.751 to 12.000
12.001 to 12.250
12.251 to 12.500
12.501 to 12.750
12.751 to 13.000
13.001 to 13.250
13.251 to 13.500
13.501 to 13.750
13.751 to 14.000
14.001 to 14.250
14.251 to 14.500
14.501 to 14.750
14.751 to 15.000
15.001 to 15.250
16.001 to 16.250
16.501 to 16.625]
Total			$100.00%

Original Combined Loan-to-Value Ratio(1)

Original Combined Loan-to-Value Ratio (%)	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date

[12.07 to 15.00		$	%
15.01 to 20.00
20.01 to 25.00
25.01 to 30.00
30.01 to 35.00
35.01 to 40.00
40.01 to 45.00
45.01 to 50.00
50.01 to 55.00
55.01 to 60.00
60.01 to 65.00
65.01 to 70.00
70.01 to 75.00
75.01 to 80.00
80.01 to 85.00
85.01 to 90.00
90.01 to 95.00
95.01 to 100.00]
Total			100.00%

(1)

The combined loan-to-value ratio of a mortgage loan (including a second mortgage loan) is equal to the ratio (expressed as a percentage) of the original scheduled principal balance of the mortgage loan plus any senior lien balances and the fair market value of the mortgaged premises at the time of origination.  The fair market value is the lower of (i) the purchase price and (ii) the appraised value in the case of purchases and is the appraised value in all other cases.

Remaining Scheduled Term to Maturity

Remaining Term (Months)	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date

[58 to 60		$	%
109 to 120
133 to 144
157 to 168
169 to 180
229 to 240
289 to 300
337 to 348
349 to 360]
Total			100.00%

Remaining Amortization Term

Remaining Amortization Term (Months)	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date

[60 to 60		$	%
109 to 120
133 to 144
169 to 180
229 to 240
289 to 300
337 to 348
349 to 360]
Total			100.00%

Occupancy Type of Mortgaged Premises

Occupancy Type	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date

Primary Home		$
Investment
Second Home
Total			100.00%

Origination Program

Origination Program	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date

Full Documentation		$	%
Stated Documentation
Limited Documentation
No Ratio Documentation
Total			100.00%

Mortgage Loan Purpose

Mortgage Loan Purpose	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date

Cash Out Refinance		$	%
Purchase
Refinance
Total			100.00%

Property Type

Property	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date

Single Family Detached		$	%
Planned Unit Development
Two to Four Family
Condominium Low-Rise
Manufactured Housing
Single Family Attached
Townhouse
Condominium High-Rise
Deminimus PUD
Total			100.00%

Loan Type

Mortgage Loan Type	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date

[Balloon 15/30		$	%
Fixed Rate 5 Year
Fixed Rate 10 Year
Fixed Rate 12 Year
Fixed Rate 15 Year
Fixed Rate 20 Year
Fixed Rate 25 Year
Fixed Rate 30 Year]
Total			100.00%

Geographic Distribution of Mortgaged Premises

State	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date

[Alaska		$	%
Arizona
Arkansas
California
Colorado
Connecticut
Delaware
Florida
Georgia
Hawaii
Idaho
Illinois
Indiana
Iowa
Kansas
Kentucky
Louisiana
Maine
Maryland
Massachusetts
Michigan
Minnesota
Mississippi
Missouri
Montana
Nebraska
Nevada
New Hampshire
New Jersey
New Mexico
New York
North Carolina
North Dakota
Ohio
Oklahoma
Oregon
Pennsylvania
Rhode Island
South Carolina
South Dakota
Tennessee
Texas
Utah
Vermont
Virginia
Washington
West Virginia
Wisconsin
Wyoming]
Total			100.00%

No more than approximately 0.38% of the related mortgaged properties are located in any one postal zip code.

Credit Score

Credit Score	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date

Not Available		$	%
[449 to 450
451 to 500
501 to 550
551 to 600
601 to 650
651 to 700
701 to 750
751 to 800
801 to 809]
Total			100.00%

Credit Grade

Credit Grade	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date

[A+		$	%
A
A-
B
C
D]
Total			100.00%

Delinquency

Delinquency	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date

Current			%
30 Days
Total			100.00%

Amortization Type

Amortization Type	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date

Fully Amortizing		$	%
Balloon
Total			100.00%

Lien Position

Lien Position	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date

First Lien		$	%
Second Lien
Total			100.00%

Prepayment Penalty

Prepayment Penalty Type	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date

[1 Year-5% of Prepay amount		$	%
1 Year-6 months advance
1 Year-2% of Prepay amount
1.5 Year-6 months advance
2 Year-6 months advance
2.5 Year-1% of Prepay amount
3 Year-1% of Prepay amount
3 Year-2 months advance
3 Year-2% of Prepay amount
3 Year-3 months advance
3 Year 6 months advance
3.5 Year-2% of Prepay amount
4 Year-6 months advance
5 Year-1% of Prepay amount
5 Year-2% of Prepay amount
5 Year-5/4/3/2/1
5 Year-6 months advance
Miscellaneous Prepayment Penalties
No Prepayment Penalties]
Total			100.00%

Group [__] Mortgage Loans

Total Scheduled Principal Balance:	$
Number of Loans:

	Average	Minimum	Maximum

Scheduled Principal Balance:	$	$	$

	Weighted Average	Minimum	Maximum

Mortgage Rate:	%	%	%
Servicing Fee:	%	%	%
Net Mortgage Rate:	%	%	%

Gross Margin:	%	%	%
First Period Rate Cap:	%	%	%
Period Rate Cap:	%	%	%
Life Floor:	%	%	%
Life Cap:	%	%	%

Months to Roll (months):

Original LTV:	%	%	%
Credit Score:

Original Term (months):
Remaining Term (months):
Seasoning (months):
Remaining Amortization Term (months):

		Earliest	Latest

First Payment Date:
Maturity Date:

Current Scheduled Principal Balance

Current Scheduled Principal Balance ($)	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date

[20,000.00 to 25,000.00		$	%
25,000.01 to 50,000.00
50,000.01 to 75,000.00
75,000.01 to 100,000.00
100,000.01 to 125,000.00
125,000.01 to 150,000.00
150,000.01 to 175,000.00
175,000.01 to 200,000.00
200,000.01 to 225,000.00
225,000.01 to 250,000.00
250,000.01 to 275,000.00
275,000.01 to 300,000.00
300,000.01 to 325,000.00
350,000.01 to 375,000.00]
Total			100.00%

Current Mortgage Interest Rates

Current Mortgage Interest Rates (%)	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date

[6.625 to 6.750		$	%
6.751 to 7.000
7.001 to 7.250
7.251 to 7.500
7.501 to 7.750
7.751 to 8.000
8.001 to 8.250
8.251 to 8.500
8.501 to 8.750
8.751 to 9.000
9.001 to 9.250
9.251 to 9.500
9.501 to 9.750
9.751 to 10.000
10.001 to 10.250
10.251 to 10.500
10.501 to 10.750
10.751 to 11.000
11.001 to 11.250
11.251 to 11.500
11.501 to 11.750
11.751 to 12.000
12.001 to 12.250
12.251 to 12.500
12.501 to 12.750
12.751 to 13.000
13.001 to 13.250
13.251 to 13.380]
Total			100.00%

Original Loan-to-Value Ratio

Original Loan-to-Value Ratio (%)	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date

[10.64 to 15.00		$	%
15.01 to 20.00
20.01 to 25.00
25.01 to 30.00
30.01 to 35.00
35.01 to 40.00
40.01 to 45.00
45.01 to 50.00
50.01 to 55.00
55.01 to 60.00
60.01 to 65.00
65.01 to 70.00
70.01 to 75.00
75.01 to 80.00
80.01 to 85.00
85.01 to 90.00
90.01 to 95.00]
Total			100.00%

Remaining Scheduled Term to Maturity

Remaining Term (Months)	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date

[293 to 300		$	%
337 to 348
349 to 360]
Total			100.00%

Remaining Amortization Term

Remaining Amortization Term (Months)	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date

[344 to 348		$	%
349 to 360]
Total			100.00%

Gross Margin

Gross Margin (%)	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date

[3.125 to 3.250		$	%
3.251 to 3.500
3.501 to 3.750
3.751 to 4.000
4.001 to 4.250
4.251 to 4.500
4.501 to 4.750
4.751 to 5.000
5.001 to 5.250
5.251 to 5.500
5.501 to 5.750
5.751 to 6.000
6.001 to 6.250
6.251 to 6.500
6.501 to 6.750
6.751 to 7.000
7.001 to 7.250
7.251 to 7.500
7.501 to 7.750
7.751 to 8.000
8.001 to 8.250
8.251 to 8.500
8.501 to 8.750
8.751 to 9.000
9.001 to 9.250
9.251 to 9.500
9.751 to 10.000
10.001 to 10.250
10.251 to 10.500
10.501 to 10.750
11.001 to 11.200]
Total			100.00%

Maximum Lifetime Mortgage Interest Rates

Maximum Lifetime Mortgage Interest Rates (%)	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date

[12.625 to 12.750		$	%
12.751 to 13.000
13.001 to 13.250
13.251 to 13.500
13.501 to 13.750
13.751 to 14.000
14.001 to 14.250
14.251 to 14.500
14.501 to 14.750
14.751 to 15.000
15.001 to 15.250
15.251 to 15.500
15.501 to 15.750
15.751 to 16.000
16.001 to 16.250
16.251 to 16.500
16.501 to 16.750
16.751 to 17.000
17.001 to 17.250
17.251 to 17.500
17.501 to 17.750
17.751 to 18.000
18.001 to 18.250
18.251 to 18.500
18.501 to 18.750
18.751 to 19.000
19.001 to 19.250
19.251 to 19.500
19.501 to 19.750
19.751 to 20.000
20.001 to 20.250
20.251 to 20.380]
Total			100.00%

Minimum Lifetime Mortgage Interest Rates

Minimum Lifetime Mortgage Interest Rates (%)	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date

[4.125 to 4.250		$	%
4.251 to 4.500
4.501 to 4.750
4.751 to 5.000
5.001 to 5.250
5.251 to 5.500
5.501 to 5.750
5.751 to 6.000
6.001 to 6.250
6.251 to 6.500
6.501 to 6.750
6.751 to 7.000
7.001 to 7.250
7.251 to 7.500
7.501 to 7.750
7.751 to 8.000
8.001 to 8.250
8.251 to 8.500
8.501 to 8.750
8.751 to 9.000
9.001 to 9.250
9.251 to 9.500
9.501 to 9.750
9.751 to 10.000
10.001 to 10.250
10.251 to 10.500
10.501 to 10.750
10.751 to 11.000
11.001 to 11.250
11.251 to 11.500
11.501 to 11.750
11.751 to 12.000
12.001 to 12.250
12.251 to 12.500
12.501 to 12.750
12.751 to 13.000
13.001 to 13.250
13.251 to 13.380]
Total			100.00%

Next Interest Rate Adjustment Date

Next Interest Rate Adjustment Date	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date

[August 20[ ]		$	%
January 20[ ]
March 20[ ]
April 20[ ]
May 200[ ]
June 200[ ]
August 200[ ]
September 200[ ]
October 200[ ]
November 200[ ]
December 200[ ]
January 200[ ]
February 200[ ]
March 200[ ]
May 200[ ]
August 200[ ]
September 200[ ]
October 200[ ]
November 200[ ]
December 200[ ]
January 200[ ]
February 200[ ]
March 200[ ]
January 200[ ]
February 200[ ]
March 200[ ]]
Total			100.00%

Occupancy Type of Mortgaged Premises

Occupancy Type	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date

Primary Home		$	%
Investment
Second Home
Total			100.00%

Origination Program

Origination Program	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date

Full Documentation		$	%
Stated Documentation
Limited Documentation
No Ratio Documentation
Total			100.00%

Mortgage Loan Purpose

Mortgage Loan Purpose	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date

Cash Out Refinance		$	%
Purchase
Refinance
Total			100.00%

Property Type

Property Type	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date

Single Family Detached		$	%
Planned Unit Development
Two to Four Family
Condominium Low-Rise
Manufactured Housing
Single Family Attached
Townhouse
Condominium High Rise
Deminimus PUD
Total			100.00%

Loan Types

Loan Types	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date

[2/28 LIBOR ARM		$	%
3/27 LIBOR ARM
5/25 LIBOR ARM
One-Year Treasury ARM]
Total			100.00%

Credit Score

Credit Score	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date

[ Not Available		$	%
436 to 450
451 to 500
501 to 550
551 to 600
601 to 650
651 to 700
701 to 750
751 to 791]
Total			100.00%

Credit Grade

Credit Grade	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date

[A+		$	%
A
A-
B
C
D]
Total			100.00%

Delinquency

Delinquency	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date

Current		$	%
30 Days
Total			100.00%

Geographic Distribution of Mortgaged Premises

State	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date
[Alaska		$	%
Arizona
Arkansas
California
Colorado
Connecticut
Delaware
Florida
Georgia
Hawaii
Idaho
Illinois
Indiana
Iowa
Kansas
Kentucky
Louisiana
Maine
Maryland
Massachusetts
Michigan
Minnesota
Mississippi
Missouri
Montana
Nebraska
Nevada
New Hampshire
New Jersey
New Mexico
New York
North Carolina
North Dakota
Ohio
Oklahoma
Oregon

(table continued)

State	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date
Pennsylvania
Rhode Island
South Carolina
South Dakota
Tennessee
Texas
Utah
Vermont
Virginia
Washington
West Virginia
Wisconsin
Wyoming]
Total			100.00%

No more than approximately 0.40% of the related mortgaged properties are located in any one postal zip code.

Lien Position

Lien Position	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date

First Lien			%
Total			100.00%

Prepayment Penalty

Prepayment Penalty Type	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date

[1 Year-6 months advance		$	%
2 Year-6 months advance
2.5 Year-1% of Prepay amount
3 Year-1% of Prepay amount
3 Year-2 months advance
3 Year-2% of Prepay amount
3 Year-3 months advance
3 Year-3/2/1
3 Year-6 months advance
3.5 Year-2% of Prepay amount
5 Year – Waived each adjustment
5 Year-2% of Prepay amount
5 Year-6 months advance
Miscellaneous Prepayment Penalties
No prepayment penalties]
Total			100.00%

[LOGO]

Prospectus Supplement dated [________], (To Prospectus Dated [_________])

The information in this Prospectus Supplement is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This Prospectus Supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

$[          ] (Approximate)

AEGIS ASSET BACKED SECURITIES TRUST

Mortgage Pass-Through Certificates, Series 200[_]-[_]

[AEGIS LOGO]

Aegis Mortgage Corporation,	Aegis Asset Backed Securities Corporation,
Sponsor	Depositor
[ ], [Servicer] [Master Servicer] _____________________

The trust fund will issue:

l

[         ] classes of senior certificates; and

l

[         ] classes of subordinated certificates.

For a description of the certificates offered by this prospectus supplement, see “Offered Certificates” in this prospectus supplement.  Principal and interest on each class of offered certificates will be payable monthly beginning in [     ].  Credit enhancement for the offered certificates will include [excess interest], [overcollateralization], [subordination] and [limited cross-collateralization] features.  [Amounts payable under an interest rate swap agreement provided by [     ] will be applied to pay certain interest shortfalls, maintain overcollateralization and cover certain losses.]

________________

The assets of the trust will include [         ] groups of mortgage loans secured by one-to-four family residential properties.  [One group will consist of first and second lien, fixed rate mortgage loans. The [         ] group will consist of first lien, adjustable rate mortgage loans.]  [The trust will also hold cash for the purchase of subsequent mortgage loans on or before [           ] [   ], 200[  ].]

The mortgage loans were or will be originated or acquired in accordance with underwriting guidelines that are not as restrictive as federal agency guidelines.  As a result, the mortgage loans may experience higher rates of delinquency, foreclosure and bankruptcy than if they had been underwritten in accordance with more restrictive standards.

________________

An investment in the offered certificates involves significant risks.  You should carefully consider the risk factors beginning on page S-[  ] of this prospectus supplement and page [   ] of the prospectus.

________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus supplement or prospectus.  Any representation to the contrary is a criminal offense.

The underwriters will offer the certificates offered by this prospectus supplement from time to time at varying prices to be determined at the time of sale.  The certificates will be available for delivery to investors in book-entry form through the facilities of The Depository Trust Company, or upon request through Clearstream and the Euroclear System on or about [           ] [   ], 200[  ].

[Underwriters]

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED
IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS

The offered certificates are described in two separate documents that progressively provide more detail:  (1) the accompanying prospectus, which provides general information, some of which may not apply to a particular series of certificates, and (2) this prospectus supplement, which describes the specific terms of your certificates.  Investors can find a glossary of certain significant defined terms at the end of this prospectus supplement.

This prospectus supplement does not contain complete information about the offering of these securities.  We suggest that you read both this prospectus supplement and the prospectus in full.  We cannot sell these securities to you unless you have received both this prospectus supplement and the prospectus.

If information varies between this prospectus supplement and the prospectus, you should rely on the information in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus.  No one has been authorized to provide you with different information.

We are not offering the certificates in any state where the offer is not permitted.  We do not claim the accuracy of the information in this prospectus supplement and the accompanying prospectus as of any date other than the dates stated on their cover pages.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the certificates and with respect to their unsold allotments or subscriptions.  In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until 90 days after the date of the prospectus supplement.

This prospectus supplement and the accompanying prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933.  Specifically, forward-looking statements, together with related qualifying language and assumptions, are found in the materials, including tables, under the headings “Risk Factors” and “Prepayment and Yield Considerations.”  Forward-looking statements are also found in other places throughout this prospectus supplement and the prospectus, and may be identified by accompanying language, including “expects,” “intends,” “anticipates,” “estimates” or analogous expressions, or by qualifying language or assumptions.  These statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results or performance to differ materially from the forward-looking statements.  These risks, uncertainties and other factors include, among others, general economic and business conditions, competition, changes in political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, customer preference and various other matters, many of which are beyond the depositor’s control.  These forward-looking statements speak only as of the date of this prospectus supplement.  The depositor expressly disclaims any obligation or undertaking to distribute any updates or revisions to any forward-looking statements to reflect changes in the depositor’s expectations with regard to those statements or any change in events, conditions or circumstances on which any forward-looking statement is based.

Prospectus Supplement

Offered Certificates

S-__

Summary of Terms

S-__

Risk Factors

S-__

Recent Developments

S-__

The Mortgage Loan Pool

S-__

[The Originators

S-__

Prepayment and Yield
Considerations

S-__

Description of The Offered Certificates

S-__

The Certificate Insurance Policy

S-__

The Agreement

S-__

Material Federal Income Tax Considerations

S-__

Erisa Considerations

S-__

Ratings

S-__

Legal Investment Considerations

S-__

Use of Proceeds

S-__

Legal matters

S-__

Underwriting

S-__

Glossary

S-__

Appendix A: Pool Information

A-__

Prospectus

Important Notice About Information Presented in this

Prospectus and the Prospectus Supplement

2

Risk Factors

3

Description of the Certificates

9

Registration of the Offered

Securities

10

Maturity, Prepayment and Yield Considerations

23

The Trusts

25

Credit Enhancement

35

Origination of Mortgage Loans

42

Servicing of Mortgage Loans

44

The Agreement

54

Material Legal Aspects of
Mortgage Loans

58

The Depositor

69

Use of Proceeds

70

Material Federal Income Tax
Considerations

70

State and Local Tax Considerations

98

ERISA Considerations

98

Legal Investment Matters

105

Plan of Distribution

106

Available Information

107

Incorporation of Certain Documents by Reference

108

OFFERED CERTIFICATES

The trust will issue the following classes of certificates that are being offered by this prospectus supplement and the accompanying prospectus.

Class(1)	Initial Certificate Principal Balance	Coupon	Ratings Moody’s/S&P(5)	Final Scheduled Distribution Date(6)	Type
[ (2)	$ (3)%				]
(4)

______________________________________

(1)

These pass-through rates are subject to a cap.

(2)

These classes will not receive any principal payments.

(3)

The [         ] Certificates will accrue interest on their notional amount at the variable rate described in this prospectus supplement.

(4)

The [         ] Certificates will accrue interest on their notional amount at the stepped rate described in this prospectus supplement.

(5)

A rating reflects the rating agency's assessment of the likelihood that timely payments will be made on the certificates.  Ratings do not address the likelihood or expected rate of prepayments, or the possibility that investors in the certificates might suffer a lower than anticipated yield due to prepayments.

(6)

Calculated as described herein under “Prepayment and Yield Considerations.”  The actual final distribution date of the offered certificates may be substantially earlier or later than the final scheduled distribution date.]

SUMMARY OF TERMS

This summary highlights selected information from this document.  It does not contain all the information that you need to consider in making your investment decision.  To understand the terms of the offered certificates and the characteristics of the underlying mortgage loans, read carefully the entire prospectus supplement and the accompanying prospectus.

·

·

This summary provides an overview of structural provisions, calculations, cash flows and other information to aid your understanding and is qualified by the full description of the structural provisions, calculations, cash flows and other information in this prospectus supplement and the accompanying prospectus.

Parties

Sponsor

Aegis Mortgage Corporation.

Originators

[Aegis Funding Corporation, Aegis Lending Corporation and various other banks, savings and loans and other mortgage lending institutions] originated the mortgage loans to be included in the trust fund.

Seller

[Aegis REIT Corporation][Aegis Mortgage Corporation].

Depositor

Aegis Asset Backed Securities Corporation.

Issuing Entity

Aegis Asset Backed Securities Trust Mortgage Pass-Through Certificates, Series 200[_]-[_].

Master Servicer

[                            ].

Servicer

[                            ].

Trustee and Calculation Agent

[                            ].

Cut Off Date

As of the close of business on [         ] 1, 200[  ] for the mortgage loans to be sold to the trust on the closing date.

Closing Date

On or about [____] [   ], 200[  ].

Offered Certificates

As described in this prospectus supplement, the trust will be divided into [____] groups, group [_] and group [_], respectively.  [The mortgage loans in group [_] bear interest at fixed rates; the mortgage loans in group [_] bear interest at adjustable rates.  [In general, the trust will distribute collections on the mortgage loans in group [_] to the group [_] senior certificates and collections on mortgage loans in group [_] to the group [_] senior certificates.]

[The Class [_] Certificates will be entitled to distributions from group [_] and group [_].]

[The subordinate certificates and the Class [_] and Class [_] Certificates will be entitled to distributions from all mortgage loan groups.

Distribution Date

The trust will make distributions on the 25th day of each month, or if that day is not a business day, the next business day.  The first distribution date will be [____] 25, 200[  ].

Pass-Through Rates

The pass-through rates on the group [_] senior certificates (other than the Class [____] Certificates), and on the Class [____]Certificates are fixed as described herein and are shown on page S-[_].  The Class [____] Certificates have a stepped rate, as further described in this prospectus supplement.  [The pass-through rates for the group [_] senior certificates will be capped as described in this prospectus supplement.]

[The pass-through rates on the group [_] senior certificates and the Class [____], Class [____], Class [____], Class [____] and Class [____] Certificates adjust on each distribution date, based on the value of one month LIBOR.  The pass-through rates for the group [_] senior certificates and the Class [____], Class [____], Class [____] and Class [_] Certificates will be subject to a cap described in this prospectus supplement.]

[Whenever a pass-through rate for a certificate is capped, any shortfall in interest on that certificate resulting from the application of the cap will be on such distribution date or on future distribution dates, to the extent available, carried over to subsequent distribution dates and, to the extent available, will be paid from excess interest as more fully described in this prospectus supplement.]

[The Class [____] and Class [____] Certificates will not be entitled to distributions of any kind after the [____] and [____] distribution dates, respectively.]

[The Class [____], Class [____] and Class [____] Certificates will not receive any principal payments.  Interest on the Class [____] Certificates will be subordinate to the payment of other amounts as described in this prospectus supplement.]

Interest Distributions

On each distribution date, the trust will distribute interest, to the extent collected, in the following order:

·

[out of collections from the related loan group,] all interest due the related senior certificates (including the allocable portion of such interest due the Class [____] and Class [____] Certificates);

·

[in combination with such remaining amounts from the other mortgage loan group,] to the payment of the subordinate certificates (including the allocable portion of such interest due the Class [____] Certificates) in the order of priority described in this prospectus supplement; and

·

any remaining amounts will be applied as described under “Excess Interest” below.

[Excess Interest and Pledged Prepayment Penalty Cashflow

On each distribution date, the trust generally will apply a specified percentage of prepayment penalties collected from a group (“pledged prepayment penalties”) to pay any interest shortfall resulting from application of a cap on the pass-through rate of the related certificates.]

[Additionally,] on each distribution date, the trust will distribute [any remaining pledged prepayment penalties and] any excess interest in the following order:

·

[for the first [____] distribution dates only, to the certificates, in order of seniority, any interest shortfall resulting from application of a cap;]

·

to the certificates, as an extra principal distribution, but only to the limited extent described in this prospectus supplement;

·

to the subordinate certificates, in order of seniority, the amount of unpaid interest for prior distribution dates (excluding any shortfall resulting from application of a cap) and amounts in repayment of any realized losses previously allocated to those certificates;

·

[to the certificates, in order of seniority, any interest shortfall resulting from application of a cap;]

·

to specified classes of certificates to the extent of any remaining losses allocated thereto; and

·

to the Class [____] and Class [____] Certificates, any remainder.]

Principal Distributions

On each distribution date, the trust will distribute principal collected [for a group] to the [related] certificates as described under “Description of the Offered Certificates—Distributions” herein.

The manner of allocating distributions of principal on the mortgage loans will differ, as described in this prospectus supplement, depending upon the occurrence of several different events or triggers, including:

·

[whether a distribution date occurs before, or on or after the “stepdown date,” which is the later of (1) the payment date in [  ] and (2) the first payment date on which the ratio of (a) the total principal balance of the subordinate certificates plus any overcollateralization amount to (b) the total principal balance of the mortgage loans in the trust fund equals or exceeds the percentage specified in this prospectus supplement;]

·

[whether a “cumulative loss trigger event” occurs when cumulative losses on the mortgage loans are higher than certain levels specified in this prospectus supplement;]

·

[whether a “delinquency event” occurs when the delinquency and loss performance of the mortgage loans over any three-month period is worse than certain levels set by the rating agencies as specified in this prospectus supplement; and]

·

[      ]

[The Class [____], Class [____] and Class [____] Certificates are not entitled to distributions of principal.]

[Credit Enhancement

Credit enhancement refers to various mechanisms that are intended to protect owners of classes of certificates against losses due to defaults on the mortgage loans.

The certificates have the benefit of the following types of credit enhancement:

·

the use of excess interest (including available pledged prepayment penalties) to distribute principal to a limited extent to create over-collateralization, to pay interest shortfalls due certificates and to reimburse certificates for losses;

·

the subordination of distributions on the subordinate certificates to the required distributions on more senior certificates; and

·

the allocation of realized losses on the mortgage loans first to the subordinate certificates.

[The Class [____] Certificates [will/will not] be insured by a financial guaranty insurance policy.]

Fees and Expenses

Before distributions are made on the certificates, the servicer will be paid a monthly fee calculated as [_]% annually on the total principal balance of the mortgage loans (subject to reduction as described in this prospectus supplement).

[The [   ] will also receive certain fees, but these fees will be paid from investment income on funds held in the [   ] account. The [   ] will be entitled to the investment income on certain accounts maintained by it.]

[The servicer, [the master servicer], [the trustee], the [   ] and the [   ] will also be entitled to reimbursement of certain expenses from the trust fund before distributions on the certificates are made.]

Mortgage Loans

On the closing date, [in addition to amounts on deposit in the pre-funding account,] the assets of the trust will consist of mortgage loans with an aggregate principal balance as of the cut off date of approximately $[_________].  The mortgage loans in the trust were or will be originated or acquired in accordance with the seller’s program for non-conforming credits.  We refer you to “Risk Factors – Non-conforming underwriting standards” in this prospectus supplement for additional information.

[The mortgage loans in the trust have been separated into [____] groups, each containing mortgage loans secured by one-to-four family residential properties:

·

Group [____] consists of first and second lien, fixed rate mortgage loans.

·

Group [____] consists of first lien, adjustable rate mortgage loans.]

[Pre-Funding Feature

The trust may purchase additional mortgage loans on or before [____] [_], 200[  ] for inclusion in any group of loans.  At the closing, the trustee will hold in trust, from the proceeds of the sale of the offered certificates, approximately $[_________], which may be applied to the purchase of subsequent fixed rate mortgage loans for inclusion in group [_] and approximately $[________], which may be applied to the purchase of subsequent adjustable rate mortgage loans for inclusion in group [_].  Pre-funding account funds allocated to one group may not be used to purchase mortgage loans in another group.  If those funds are not completely used by [____] [_], 200[  ], any remaining pre-funding amounts will be distributed as principal prepayments on the group [____] certificates, to the extent the remaining funds had been allocated for the purchase of group [____] fixed rate mortgage loans, on the group [____] certificates, to the extent the remaining funds had been allocated to the purchase of group [____] adjustable rate mortgage loans.  This distribution will be made on the distribution date immediately following the end of the pre-funding period.]

Optional Termination

The [____________] has the right to exercise a clean-up call on any distribution date on which the sum of the aggregate principal balance of the mortgage loans has declined to less than [____]% of the sum of the aggregate principal balance of the mortgage loans as of the cut off date [and the amount initially deposited in the pre-funding account.]  Exercise of this clean-up call will result in the early retirement of your certificates.

[Realized Losses

If (1) the trust disposes of a mortgage loan for less than its scheduled principal balance plus accrued interest, reimbursement of liquidation expenses, and servicer advances, or (2) the servicer determines that a delinquent mortgage loan constitutes a “nonrecoverable mortgage loan” as described herein, the trust will incur a realized loss.

If on any distribution date, the aggregate certificate principal balance of the certificates exceeds the aggregate principal balance of the mortgage loans, the trust will generally reduce the certificate principal balances of the subordinate certificates in reverse order of seniority, beginning with the Class [____] Certificates, then the Class [____] Certificates, then the Class [____] Certificates, except that the certificate principal balances of the Class [____] Certificates will not be reduced on account of realized losses.  After a reduction, the holders of any of these certificates will generally only be entitled to distributions of both principal and interest on the reduced certificate principal balance of their certificates.]

Private Certificates

The Class [____], Class [____] and Class [____] certificates are not being offered by this prospectus supplement or the accompanying prospectus.  The Class [____] and Class [____] Certificates represent the most junior ownership interests in the assets of the trust.

Denominations

The trust will issue the offered certificates in book-entry form in minimum denominations of $[_______], in the case of the Class [____] Certificates, and $[_______], in the case of the Class [____], Class [____] and Class [____] Certificates, in original principal amount and integral multiples of $1,000 in excess thereof.  The trust will issue the Class [____], Class [____] and Class [____] Certificates in book-entry form in minimum denominations of $1,000,000, in original notional amount and integral multiples of $1,000 in excess thereof.

Tax Status

[REMIC, FASIT or grantor trust status to be  described as applicable.]

ERISA Considerations

[To be provided as applicable.]

ERISA generally applies to investments made by employee benefit plans and transactions involving the assets of these plans.  Because of the complexity of regulations that govern these plans, you should consult with your advisor regarding the consequences under ERISA of acquiring, holding and disposing of any certificates.

Legal Investment Considerations

[The certificates will [not] constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.]

Other legal restrictions apply to the ability of some types of investors to purchase the certificates.  Prospective investors should consider these restrictions.

[Statistical Mortgage Loan Data

As of the date of this prospectus supplement, information relating to only a portion of the mortgage loans to be included in the trust as of the closing date was available.  Accordingly, information presented with respect to the mortgage loans in this prospectus supplement is derived solely from those identified mortgage loans. Additional mortgage loans will be included in the pool of mortgage loans to be conveyed to the trust on the closing date.  After the closing date subsequent mortgage loans may, because of the application of funds in the pre-funding account, be conveyed to the trust until [_______], 200[  ].  The characteristics of the mortgage loans to be conveyed to the trust on the closing date will vary from the characteristics of the identified mortgage loans and from the subsequent mortgage loans to be conveyed to the trust after the closing date.]

It is expected that the mortgage loans in the trust will have the following approximate characteristics as of the cut-off date:

Summary of Certain Characteristics of the Mortgage Loans

	Range or Total	Weighted Average	Total Percentage
Number of Mortgage Loans		—	—
Number of Fixed Rate Mortgage Loans		—
Number of Adjustable Rate Mortgage Loans		—
Total Scheduled Principal Balance		—	—
Scheduled Principal Balances		(1)	—
Mortgage Rates			—
Original Terms to Maturity (in months)			—
Remaining Terms to Maturity (in months)			—
Original Loan-to-Value Ratios(2)			—
Number of Second Lien Mortgage Loans		—
Number of Interest-Only Mortgage Loans		—
Number of Balloon Mortgage Loans		—
Geographic Distribution in Excess of 10.00% of the Total Scheduled Principal Balance:
Number of Mortgage Loans in California		—
Number of Mortgage Loans in the Maximum Single Zip Code Concentration		—
Credit Scores			—
Number of Mortgage Loans with Prepayment Penalties at Origination
Gross Margins		(3)	—
Maximum Mortgage Rates		(3)	—
Minimum Mortgage Rates		(3)	—
Months to Next Mortgage Rate Adjustment		(3)	—
Initial Caps		(3)	—
Periodic Caps		(3)	—

______________________________________

(1)

Arithmetic average.

(2)

Reflects loan-to-value ratios for first lien mortgage loans and combined loan-to-value ratios for junior lien mortgage loans.

(3)

The weighted average is based only on the adjustable rate mortgage loans.

Detailed tabular information regarding the mortgage loans identified to be included in the trust is set forth in Appendix A hereto.  See “Risk Factors — Loan characteristics of the mortgage pool may vary from the characteristics of the mortgage loans disclosed in this prospectus supplement” and “The Mortgage Loan Pool — Characteristics of the Mortgage Loans” herein.

Ratings of the Certificates

Each class of offered certificates will initially have the following ratings from [   ], [   ] and [   ].

Class	[ ] Rating	[ ] Rating	[ ] Rating

Class	[ ] Rating	[ ] Rating	[ ] Rating

These ratings are not recommendations to buy, sell or hold these certificates. A rating may be changed or withdrawn at any time by the assigning rating agency.

The ratings do not address the possibility that, as a result of principal prepayments, the yield on your certificates may be lower than anticipated.

The ratings do not address the payment of any basis risk shortfalls with respect to the offered certificates.

See “Ratings” in this prospectus supplement for a more complete discussion of the certificate ratings.

RISK FACTORS

You should consider the following risk factors and the information set forth under “Risk Factors” in the accompanying prospectus before you purchase any of the offered certificates.  Statistical information with respect to the mortgage loans set forth in this “Risk Factors” section is given as of the statistical cut off date, unless otherwise specified.

[Mortgage interest rates may limit pass-through rates of certain classes

Generally, the pass-through rates on the Class [____] Certificates, the group [____] senior certificates and the subordinate certificates adjust monthly based upon one month LIBOR.  However, the group [____] mortgage interest rates adjust periodically based upon various indices beginning at a specified period after origination, and the group [____] mortgage loans have fixed rates.

•

In a rising interest rate environment, the pass-through rates on the Class [____] Certificates, the group [____] senior certificates and the subordinate certificates may rise before the interest rates on the related adjustable rate mortgage loans, and may rise above the fixed rates on the related fixed rate mortgage loans, as applicable.

•

One month LIBOR may respond to economic and market factors that differ from those affecting the other indices.  It could rise while the other indices are stable or are falling.  Even if they move in the same direction, one month LIBOR may rise more rapidly than the other indices in a rising interest rate environment or fall less rapidly in a declining interest rate environment.

In any of these interest rate environments, the pass-through rates on the Class [____] Certificates, the group [____] senior certificates and the subordinate certificates may be limited by application of the Net WAC Cap.  The Net WAC Cap is described in this prospectus supplement and is calculated on the basis of the mortgage loans in all mortgage loan groups.  As a result, the composition of the net mortgage rates in group [____]and group [____] will determine the Net WAC Cap.  If, on any distribution date, the pass-through rate on the Class [____] Certificates, the group [____] senior certificates or any subordinate certificate is so limited, a “Cap Carryover Amount” will result.  This amount will generally equal the excess of interest that would have been distributable absent application of the cap over interest calculated at the capped rate.  On any distribution date, the trust will repay any Cap Carryover Amounts to the extent of amounts in the Basis Risk Reserve Fund available for such purpose.  There can be no assurance that such amounts will be sufficient to repay such Cap Carryover Amounts.  The ratings on the certificates do not represent an assessment of the likelihood of the distribution of any Cap Carryover Amount.

•

The otherwise fixed pass-through rates of the remaining group [____] senior certificates are similarly capped at the Net WAC Cap, which as described above is calculated based on the net mortgage rates of the mortgage loans in all groups.  To the extent mortgage loans bearing net interest rates above the pass-through rates of those classes prepay (or are the subject of defaults), the Net WAC Cap will be reduced and the pass-through rates of those classes of certificates may be capped.  On any distribution date, the trust will repay any Cap Carryover Amounts to the extent of amounts in the Basis Risk Reserve Fund available for such purpose.  There can be no assurance that such amounts will be sufficient to repay such Cap Carryover Amounts.  The ratings on the certificates do not represent an assessment of the likelihood of the distribution of any amounts that might be carried over.]

Mechanics of the trust place risk of loss primarily on subordinate certificates

Under the interest distribution mechanics of the trust:

·

Class [____] Certificates receive distributions only after required distributions to the Class [____] Certificates;

·

Class [____] Certificates receive distributions only after required distributions to the Class [____] and Class [____] Certificates; and

·

Class [____] Certificates receive distributions only after required distributions to the Class [____], Class [____] and Class [____] Certificates.

If the trust does not have sufficient funds to distribute interest to all classes of certificates, the shortfall will be borne by the certificates in reverse order of seniority.

If the trust disposes of a mortgage loan at a loss or the servicer determines a mortgage loan to be nonrecoverable, the aggregate certificate principal balances of the certificates may exceed the aggregate principal balance of the mortgage loans.  In that event, the trust will generally reduce the certificate principal balances of the Class [____] Certificates, and then the remaining classes in reverse order of seniority, provided that the certificate principal balances of the senior certificates will not be so reduced.

Investors in the subordinate certificates are urged to consider that the performance of such certificates will be affected by the payment experience of all mortgage loan groups, since distributions on such certificates are determined on the basis of all loan groups.

You should fully consider the subordination risks associated with an investment in the Class [____], Class [____] or Class [____] Certificates.  These include the possibility that you may not fully recover your initial investment as a result of losses on the mortgage loans.

[Owners of Class [____], Class [____] and Class [____] Certificates may not recover their initial investments

The Class [____], Class [____] and Class [____] Certificates are entitled to distributions of interest only and are not entitled to distributions of principal.  In addition, interest is calculated on the Class [____] Certificates on the basis of a notional balance which is reduced to zero after the [________] distribution date after the closing date.  Following such date, the Class [____] Certificates will not be entitled to further distributions of interest.  Similarly, interest accrues on the Class [____] Certificates generally on the basis of a notional balance, which is reduced to zero following the [____]distribution date after the closing date.  Thereafter, the Class [____] Certificates will not be entitled to further distributions of interest.

The yield to investors in the Class [____], Class [____] and Class [____] Certificates will be sensitive in varying degrees to high rates of principal payments (including prepayments) on the mortgage loans in the related group or groups, which could affect the ability of investors in such classes to recover their initial investments.  See “Prepayment and Yield Considerations — The Class [____], Class [____] and Class [____] Certificates.”

[Changes in LIBOR may reduce the yield on the Class [____] Certificates

The amount of interest distributable on the Class [____] Certificates is calculated by reference to the excess of a specified rate over one month LIBOR.  If LIBOR equals or exceeds [____]% (approximately the current value of LIBOR), the pass-through rate on this class will be zero.  See “Prepayment and Yield Considerations — The Class [____], Class [____] and Class [____] Certificates.”  Currently, LIBOR is at an historically low level.  There can be no assurance that LIBOR will continue at its current level or decline.]

[Loan characteristics of the final mortgage pool may vary from the characteristics of the identified mortgage loans disclosed in this prospectus supplement

This prospectus supplement describes only a portion of the mortgage loans to be sold to the trust on the closing date. The additional mortgage loans to be delivered on the closing date may have characteristics that differ somewhat from the identified mortgage loans described in this prospectus supplement.  In addition, subsequent mortgage loans to be purchased by the trust after the closing date with amounts on deposit in the pre-funding account may have characteristics that differ from the identified mortgage loans described in this prospectus supplement.  However, each of the subsequent mortgage loans must satisfy the criteria described under “The Mortgage Loan Pool — Conveyance of Subsequent Mortgage Loans” herein.  The trust will file a current report on Form 8-K after the termination of the pre-funding period following the final purchase of additional and subsequent mortgage loans by the trust.  The current report on Form 8-K will include the same type of information regarding the additional and subsequent mortgage loans that is included in this prospectus supplement with respect to the identified mortgage loans.]

[There is a risk of early prepayment of principal associated with the pre-funding account

The seller anticipates that the trust will use substantially all of the funds in the pre-funding account to purchase subsequent mortgage loans for the trust.  However, if the principal amount of eligible subsequent mortgage loans available during the pre-funding period is less than the full pre-funded amount, the seller will not have sufficient subsequent mortgage loans to sell to the trust.  This could result in a prepayment of principal to holders of certificates as described in this prospectus supplement, which could adversely affect the yield of such certificates to the extent they were purchased at a premium.  The seller does not expect that a material amount of principal prepayment will occur due to insufficient amounts of subsequent mortgage loans.]

Effect of Performance of Mortgage Loans on Ratings of the Certificates

The rating assigned to your class of certificates will depend on the performance of the mortgage loans in all pools.  Therefore, since the subordinate certificates provide credit support for the group [____] and group [____] senior certificates, the poor performance of one pool may affect the rating assigned to your class notwithstanding the better performance of the remaining pools.

The following characteristics of the mortgage loans may increase risk of loss:
Non-conforming underwriting standards

As a general matter, the seller originated or purchased or will originate or purchase the mortgage loans in accordance with its mortgage loan program for non-conforming credits — a mortgage loan which is ineligible for purchase by Fannie Mae or Freddie Mac due to credit characteristics that do not meet Fannie Mae or Freddie Mac guidelines.

The mortgage loans are expected to experience rates of delinquency, bankruptcy and loss that are higher, perhaps significantly, than mortgage loans originated under Fannie Mae or Freddie Mac guidelines.

Geographic concentration

The mortgaged premises for approximately [____]% of the identified group [____] mortgage loans and approximately [____]% of the identified group [____] mortgage loans are located in [California].  An overall decline in the residential real estate market, or the occurrence of a natural disaster such as an earthquake, in [California] could adversely affect the values of the mortgaged premises located in [California] and increase the risk of loss on the related mortgage loans.

[Second liens

Approximately [____]% of the aggregate scheduled principal balance of the identified group [____] mortgage loans are secured by second liens subordinate to the rights of the mortgagee under the related first mortgage.  The trust will have no source of funds to satisfy the first mortgage or make payments due to the first mortgagee and, accordingly, its ability to realize on its second lien may be limited.]

[Balloon loans

Approximately [____]% of the aggregate scheduled principal balance of the identified group [____] mortgage loans and approximately [____]% of the aggregate scheduled principal balance of the identified group [____] mortgage loans are “balloon loans” that provide for the payment of the unamortized principal balance in a single payment at maturity.  If the borrower is unable to repay the loan at maturity or refinance the amount owed, you may suffer a loss if the collateral for the loan is insufficient and the other forms of credit enhancement are insufficient or unavailable to cover the loss.]

[Greater Risk Involving Certain Property Types

Mortgage loans secured by multifamily property, manufactured homes or cooperative dwellings may result in higher losses as a result of delinquency, foreclosure or repossession than loans secured by single-family property.  If these losses are greater than expected, and credit support is not available to absorb the losses, investors in the certificates could suffer a loss on their investment.]

[High loan-to-value ratios increase risk of loss

Mortgage loans with high loan-to-value ratios may present a greater risk of loss than mortgages with loan-to-value ratios of 80% or below.  Approximately [____]% of the identified group [____] mortgage loans and [____]% of the identified group [____] mortgage loans based on aggregate cut off date principal balances had original loan-to-value ratios or original combined loan-to-value ratios in the case of second lien mortgages in excess of 80%.]

Other legal considerations

Federal and state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices:

·

regulate interest rates and other charges on mortgage loans;

·

require certain disclosures to borrowers;

·

require licensing of the seller and the other originators; and

·

regulate generally the origination, servicing and collection process for the mortgage loans.

•

Violations of these laws:

·

may limit the ability of the trust to collect on the mortgage loans;

·

may entitle a borrower to rescind the loan and/or obtain a refund of amounts previously paid; and

·

could result in liability for damages and administrative enforcement against the originator or the servicer of the mortgage loans.

•

The seller has represented that all applicable federal and state laws were or will be complied with in connection with the origination of the mortgage loans that are or will be part of the trust.  If there is a material and adverse breach of this representation, the seller must repurchase any affected mortgage loan or substitute a new complying mortgage loan.

Limitations on hazard insurance

Standard hazard insurance policies do not insure against physical damage arising from earth movement, including earthquakes, landslides and mudflows.  The occurrence of natural disasters may result in increased losses on mortgage loans relating to mortgaged property affected by such natural disasters.

Insolvency of seller could cause payment delays

The seller believes that the transfers of the mortgage loans by the seller to the depositor and by the depositor to the trust constitute sales by the seller to the depositor and by the depositor to the trust and that, accordingly, the mortgage loans will not be part of the assets of the seller or the depositor in the event of an insolvency proceeding.  Nevertheless, a bankruptcy trustee or a creditor may argue that the transfers were pledges in connection with a borrowing rather than true sales.  Even if this argument proves unsuccessful, delays in distributions could result.

The trustee, the depositor and the rating agencies rating the offered certificates will receive an opinion of McKee Nelson LLP, counsel to the depositor, with respect to the true sale of the mortgage loans, in form and substance satisfactory to the rating agencies.

RECENT DEVELOPMENTS

[Recent Attacks and Possible Military Action

The effects that the recent attacks in the United States, possible future attacks and other incidents and related military action may have on the performance of the mortgage loans or on the values of the mortgaged properties cannot be determined at this time.  Investors should consider the possible effects on delinquency, default and prepayment experience of the mortgage loans.  Federal agencies and non-government lenders have and may continue to defer, reduce or forgive payments and delay foreclosure proceedings in respect of loans to borrowers affected in some way by recent and possible future events.  In addition, activation of a substantial number of U.S. military reservists or members of the National Guard may significantly increase the proportion of loans whose interest rates are reduced by application of the Servicemembers Civil Relief Act.  Interest payable to the holders of the related senior certificates and subordinate certificates will be reduced on a pro rata basis by any reductions in the amount of interest collectible as a result of application of the Servicemembers Civil Relief Act.  Legislation granting similar loan payment relief to certain persons not covered by the Servicemembers Civil Relief Act has been proposed in California and may be enacted in California or other states.  See “Material Legal Aspects of Mortgage Loans – Servicemembers Civil Relief Act” in the Prospectus.]

THE MORTGAGE LOAN POOL

General

On the closing date, [in addition to amounts on deposit in the pre-funding account], the assets of the trust will consist of mortgage loans with an aggregate principal balance as of the cut off date of approximately $ [________].  The seller originated or acquired or will originate or acquire all the mortgage loans to be included in the trust in accordance with its mortgage loan program as described in this prospectus supplement and in the accompanying prospectus.  As a general matter, the seller’s mortgage loan program consists of the origination, or purchase, and packaging of mortgage loans relating to non-conforming credits.  A non-conforming credit is a mortgage loan which is ineligible for purchase by Fannie Mae or Freddie Mac due to credit characteristics that do not meet Fannie Mae or Freddie Mac guidelines.  Mortgage loans originated or purchased under the seller’s mortgage loan program are likely to experience rates of delinquency, bankruptcy and loss that are higher than mortgage loans originated under Fannie Mae or Freddie Mac guidelines.

Characteristics of the Mortgage Loans

The mortgaged premises consist of residential properties which may be detached or attached:

·

one-to-four family dwellings;

·

condominium units;

·

townhouses;

·

manufactured housing; and

·

units in a planned unit development.

The mortgaged premises may be owner-occupied or non-owner-occupied investment properties.  Owner-occupied properties include second and vacation homes.  The mortgage loans are or will be secured by first [and, in the case of the group [____] mortgage loans, second] mortgages on the mortgaged premises.

This prospectus supplement contains statistical information with respect to only a portion of the mortgage loans to be sold to the trust on the closing date.  Accordingly, except where otherwise specifically indicated, statistical information presented with respect to the mortgage loans included in this prospectus supplement is derived solely from the identified mortgage loans as of [____] 1, 200[  ], the statistical cut off date; no information is included, therefore, with respect to additional mortgage loans to be conveyed to the trust on the closing date or subsequent mortgage loans to be purchased by the trust after the closing date.  Whenever reference is made to the characteristics of the identified mortgage loans or to a percentage of the identified mortgage loans, the reference is based on the scheduled principal balances of those mortgage loans. The trust may purchase subsequent mortgage loans after the closing date until [_______], 200[  ].  See “–Conveyance of Subsequent Mortgage Loans” herein.  The characteristics of the mortgage loans as a whole will change at the closing date and upon the acquisition of subsequent mortgage loans.  See “–Additional Information” herein.

The identified mortgage loans satisfy certain criteria including:

·

a remaining term to stated maturity of no more than 360 months; and

·

a mortgage interest rate of at least [____]% and [____]% with respect to group [____]and group [____], respectively.

[None of the identified mortgage loans had an original loan-to-value ratio or, in the case of second lien mortgage loans, combined loan-to-value ratio in excess of 100.00%.]  In addition, substantially all of the identified mortgage loans were originated less than six months prior to the statistical cut off date.  [Each mortgage loan in the trust will be assigned to one of the [____] groups comprising fixed rate mortgage loans, in the case of group [____] and adjustable rate mortgage loans, in the case of group [____].  [Additional mortgage loans to be delivered on the closing date and subsequent mortgage loans to be purchased after the closing date will be included in group [____] and group [____] and will be selected using generally the same criteria used to select the identified mortgage loans.  In addition, generally the same representations and warranties will be made with respect to those additional and subsequent mortgage loans.]

Of the identified mortgage loans as of the statistical cut off date, [____] mortgage loans representing approximately [____]% of the aggregate principal balance of the mortgage loans in group [____] and [____] mortgage loans representing approximately [____]% of the aggregate principal balance of the mortgage loans in group [____] provide for the payment of prepayment penalties.  Prepayment penalties provide that if the borrower were to prepay the mortgage loan in excess of a specified amount at any time from the origination of the mortgage loan to a date set forth in the related note (the “Prepayment Penalty Period”), the borrower would also have to pay a fee in addition to the amount necessary to repay the mortgage loan.  The Prepayment Penalty Period for the mortgage loans varies from one to five years, depending on the terms set forth in the related mortgage note.  In some instances, applicable state laws limit the amount of the prepayment penalty that a lender may charge.  The specific Prepayment Penalty Periods and the amounts of the prepayment penalties applicable to the mortgage loans are set forth in more detail in the tables entitled “Prepayment Penalty” in Appendix A hereto.  A specified percentage of prepayment penalties owed by borrowers will be distributed to holders of the offered certificates to the extent and in the manner described under “Description of the Offered Certificates — Distribution of Interest.”

[All the identified mortgage loans in group [____] as of the statistical cut off date, and certain identified mortgage loans in group [____] as of the statistical cut off date, are subject to:

·

periodic interest rate adjustment caps;

·

lifetime interest rate ceilings; and

·

lifetime interest rate floors.

Substantially all of the identified mortgage loans in group [____], and approximately [____]% of the identified mortgage loans in group [____] representing substantially all of the identified adjustable rate mortgage loans in group [____], had interest rates which were not fully indexed as of the statistical cut off date.  This means the mortgage interest rates did not equal the sum of the gross margin and the applicable index as of that date.  The group [____] mortgage loans, and certain of the group [____] mortgage loans, have interest rate factors that fall into the following categories:

·

Six month LIBOR mortgage loans bear interest at a rate that adjusts semiannually based on the London interbank offered rate for six month United States Dollar deposits in the London market based on quotations of major banks as published in The Wall Street Journal;

·

2/28 LIBOR mortgage loans, 3/27 LIBOR mortgage loans and 5/25 LIBOR mortgage loans bear interest initially at a rate fixed at origination for two, three and five years, respectively, and thereafter at a rate that adjusts semiannually based on six month LIBOR; and

·

One Year CMT mortgage loans bear interest at a rate that adjusts annually based on the weekly average yield on United States Treasury Securities adjusted to a constant maturity of one year as made available by the Federal Reserve Board.

It is expected that the additional and subsequent mortgage loans included in group [____] and the additional and subsequent adjustable rate mortgage loans in group [____] will not have materially different interest rate features.]

Detailed information on the mortgage loans is included in Appendix A hereto.  Such information is approximate and is based solely on the aggregate scheduled  principal balance of the identified mortgage loans as of the statistical cut off date.  This information does not include information about additional mortgage loans that are expected to be delivered on the closing date or subsequent mortgage loans to be purchased after the closing date.  Totals may not add completely to 100% because of rounding.  Each of the calculations represents a percentage of the given group.  Unless otherwise specified, all weighted averages are based upon certain characteristics of the mortgage loans as of the statistical cut off date.

[Conveyance of Additional and Subsequent Mortgage Loans

The depositor will deliver additional mortgage loans on the closing date that are not included in the mortgage loan pool on which the statistical information in this prospectus supplement was based.  In addition, the trust may acquire with amounts on deposit in the pre-funding account after the closing date approximately $ [_________] in aggregate scheduled principal balance of mortgage loans for addition to group [____] and approximately $ [________] in aggregate scheduled principal balance for addition to group [____].  Accordingly, the initial characteristics of the mortgage loan pool as a whole and of group [____] and group [____] will change after the acquisition by the trust of the additional and subsequent mortgage loans. The depositor has agreed to include additional mortgage loans on the closing date and to deliver subsequent mortgage loans for inclusion in the trust that will not materially change the initial characteristics of the group [____] or group [____] mortgage loans.

The inclusion of additional mortgage loans on the closing date and the delivery of subsequent mortgage loans will be subject to the following requirements:

·

no such mortgage loan will be selected in a manner adverse to the interests of certificateholders;

·

the addition of such mortgage loans will not result in the reduction, qualification or withdrawal of the then current ratings of the certificates;

·

each such mortgage loan will have been underwritten in accordance with the seller’s underwriting guidelines;

·

no such mortgage loan may have a remaining term to maturity exceeding 360 months;

·

no such mortgage loan may have a loan-to-value ratio greater than 100%;

·

no such mortgage loan added to group [____] or group [____] may be a junior mortgage loan;

·

each such mortgage loan included in group [____] and group [____] will conform with agency loan balance requirements; and

·

each such mortgage loan added to group [____] must be a fixed rate mortgage loan and each such mortgage loan added to group [____] must be an adjustable rate mortgage loan.

Following the inclusion of additional mortgage loans on the closing date and the purchase of all of the subsequent mortgage loans by the trust, the pool of mortgage loans in the trust will have the following characteristics as of their respective cut off dates:

·

a weighted average mortgage interest rate of at least [____]% for group [____] and at least [____]% for group [____];

·

a weighted average original combined loan-to-value ratio of not more than [____]% for group [____];

·

a weighted average original loan-to-value ratio of not more than [____]% for group [____];

·

no more than [____]% of the principal balance of mortgage loans for group [____] will be cash out refinancing loans;

·

in the case of group [____], at least [____]% of the mortgage loans (based on principal balance) will have credit grades of A- or better, in the case of group [____], at least 67.00% of the mortgage loans (based on principal balance) will have credit grades of A- or better;

·

at least [____]% of the mortgage loans (based on principal balance) in group [____] will have been originated pursuant to a full documentation program; and

·

the weighted average credit score will be no less than [____] for mortgage loans in group [____] and no less than 570 for mortgage loans in group [____].]

Additional Information

[The description in this prospectus supplement of the mortgage loans and the mortgaged premises is based upon the pool of identified mortgage loans, as constituted at the close of business on the statistical cut off date, except where otherwise specifically indicated.  The pool of mortgage loans will include additional loans to be delivered on the closing date and subsequent mortgage loans to be acquired during the pre-funding period.]  In addition, the depositor may remove mortgage loans included in the statistical pool prior to closing:

·

as a result of incomplete documentation or non-compliance with representations and warranties or

·

if the depositor believes that removal is necessary or appropriate.

The depositor may substitute other mortgage loans subject to specified terms and conditions set forth in the agreement creating the trust.  The seller believes that the information set forth in this prospectus supplement with respect to group [____] and group [____] is representative of the characteristics of the respective group as it will be constituted at the closing date.

The depositor will file a current report on Form 8-K with the Commission, together with the agreement, within fifteen days after the initial issuance of the offered certificates.  The depositor will note the effect of any changes in the pool in the current report on Form 8-K as a result of adding or removing any mortgage loans.  The depositor also intends to file additional yield tables and other computational materials with the Commission in a current report on Form 8-K.  The underwriters of the offered certificates prepared the yield tables and computational materials at the request of prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors.  Those tables and assumptions may be based on assumptions that differ from the modeling assumptions used in preparing tables set forth under the heading “Prepayment and Yield Considerations” herein.  Accordingly, those tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

[THE ORIGINATORS

The information in this section has been provided by [the Originators].  None of the Depositor, the Trustee, [the Master Servicer], the Servicer, [the Insurer], the Underwriter or any of their respective affiliates has made or will make any representation as to the accuracy or completeness of this information.

General

[Description of the Originators.]

Lending Activities and Loan Sales

[_________________________] originates real estate loans through its network of offices and loan origination centers.  [_________________________] also participates in secondary market activities by originating and selling mortgage loans while continuing to service the majority of the loans sold.  In other cases [_______]’s whole loan sale agreements provide for the transfer of servicing rights.

[_________________________]’s primary lending activity is funding loans to enable borrowers to purchase or refinance residential real property, which loans are secured by first or second liens on the related real property.  [_________________________]’s single-family real estate loans are predominantly “conventional” mortgage loans, meaning that they are not insured by the Federal Housing Administration or partially guaranteed by the U.S. Department of Veterans Affairs.

The following table summarizes [_________________________]’s one-to four-family residential mortgage loan origination and sales activity for the periods shown below.  Sales activity may include sales of mortgage loans purchased by [________] from other loan originators.

	Year Ended December 31 (dollars in thousands)						Three Months Ended
Originated and purchased	$	$	$	$	$	$
Sales	$	$	$	$	$	$

Underwriting Guidelines

The Mortgage Loans were originated generally in accordance with guidelines (the “Underwriting Guidelines”) established by [_________________________].  The Underwriting Guidelines are primarily intended to evaluate the value and adequacy of the mortgaged property as collateral and are also intended to consider the borrower’s credit standing and repayment ability.  On a case-by-case basis and only with the approval of two or more senior lending officers, [_________________________] may determine that, based upon compensating factors, a prospective borrower not strictly qualifying under the underwriting risk category guidelines described below warrants an underwriting exception.  Compensating factors may include, but are not limited to, low loan-to-value ratio, low debt-to-income ratio, good credit history, stable employment and time in residence at the applicant’s current address.  It is expected that a substantial number of the Mortgage Loans will have been originated under underwriting exceptions.]

[Describe each Originator’s underwriting guidelines.]

Servicing of the Mortgage Loans

General.  [_________________________] will service the mortgage loans.  The principal offices of the servicer are located in [_____________].  The servicer is a HUD-approved originator.  The servicer will provide customary servicing functions with respect to the mortgage loans.  Among other things, the servicer is obligated under some circumstances to advance delinquent payments of principal and interest with respect to the mortgage loans and to pay month end interest with respect to mortgage loans serviced by it.  The servicer must obtain approval of the master servicer with respect to some of its servicing activities.  In managing the liquidation of defaulted mortgage loans, the servicer will have sole discretion to take such action in maximizing recoveries to the certificateholders including, without limitation, selling defaulted mortgage loans and REO properties.  See “Servicing of Mortgage Loans” in the prospectus.

As of [____] [_], 200[  ], the servicer serviced a portfolio of approximately [____] one-to-four family conventional residential mortgage loans totaling approximately $[____] billion.  The following table sets forth certain unaudited information concerning the delinquency experience, including loans in foreclosure, and mortgage loans foreclosed with respect to the servicer’s conventional loan servicing portfolio as of the end of the indicated periods.  The indicated periods of delinquency are based on the number of days past due on a contractual basis.  No mortgage loan is considered delinquent for these purposes until it is 31 days past due on a contractual basis.

Percentage of Total Portfolio
	[____], 200[ ]		December 31, 200[ ]		December 31, 200[ ]		December 31, 200[ ]		December 31, 200[ ]
	By No. of Loans	By Dollar Amount	By No. of Loans	By Dollar Amount	By No. of Loans	By Dollar Amount	By No. of Loans	By Dollar Amount	By No. of Loans	By Dollar Amount
Period of Delinquency	%	%	%	%	%	%	%	%	%	%
31-60 days	%	%	%	%	%	%	%	%	%	%
61-90 days	%	%	%	%	%	%	%	%	%	%
91 days or more	%	%	%	%	%	%	%	%	%	%
Total Delinquency(1)%		%	%	%	%	%	%	%	%	%
Loans in foreclosure	%	%	%	%	%	%	%	%	%	%

_________________________________________________

(1)Totals may not sum due to rounding.

These statistics represent the recent experience of the servicer.  There can be no assurance that the delinquency and foreclosure experience of the mortgage loans in the trust will be comparable.  In addition, these statistics are based on all of the one-to-four family residential mortgage loans in the servicer’s servicing portfolio, including mortgage loans with a variety of payment and other characteristics, including geographic locations and underwriting standards.  Not all the mortgage loans in the servicer’s servicing portfolio constitute non-conforming credits.  Accordingly, there can be no assurance that the delinquency and foreclosure experience of the trust’s mortgage loans in the future will correspond to the future delinquency and foreclosure experience of the servicer’s one-to-four family conventional residential mortgage loan servicing portfolio.  The actual delinquency and foreclosure experience of the mortgage loans will depend, among other things, upon:

·

the value of real estate securing the mortgage loans; and

·

the ability of borrowers to make required payments.

Servicing and Other Compensation and Payment of Expenses; Repurchases

The servicing fee rate applicable to each mortgage loan equals one-twelfth of a fixed percentage per annum of the scheduled principal balance of the mortgage loan on the first day of the due period with respect to each distribution date.  A due period is the period from and including the second day of a month to and including the first day of the following month.  In addition, late payment fees with respect to the mortgage loans, revenue from miscellaneous servicing administration fees, and any interest or other income earned on collections with respect to the mortgage loans pending remittance, will be paid to or retained by the servicer as additional servicing compensation.  The servicer must pay certain insurance premiums and ongoing expenses.  The servicer may, with the consent of the master servicer, transfer its servicing to successor servicers that meet the criteria for servicers approved by the rating agencies.

The servicer and/or the depositor will have the right, but not the obligation, to repurchase from the trust any mortgage loan delinquent as to three consecutive scheduled payments, at a price equal to the unpaid principal balance thereof plus accrued interest on that balance or, in the case of a Nonrecoverable Mortgage Loan, at a price equal to the Nonrecoverable Mortgage Loan Purchase Price, which is based on the servicer’s determination of the projected net liquidation proceeds for the Nonrecoverable Mortgage Loan.

Advances and Payment of Compensating Interest

Before each distribution date, the servicer and any successor servicer must advance its own funds with respect to delinquent payments of principal of and interest on the mortgage loans, net of the servicing fees with respect to any mortgage loan for which it is making an advance, unless the servicer reasonably determines that the advance is non-recoverable.  Advances of principal and interest on a mortgage loan will be considered non-recoverable only to the extent those amounts are not reimbursable from:

·

late collections in respect of such loan;

·

insurance proceeds in respect of such loan; and

·

net liquidation proceeds in respect of such loan.

The servicer’s obligation to advance delinquent payments of principal of and interest on any mortgage loan as to which the servicer has entered into a modification or forbearance agreement will be based upon the terms of that mortgage loan as so modified.  In addition, if the servicer determines that the expenses associated with the foreclosure and liquidation of a delinquent loan will exceed the projected liquidation proceeds, the servicer’s obligation to make advances in respect of such loan will terminate at the time of such determination.

Any failure by the servicer to make any required advance will constitute an event of default under the servicing agreement.  If the servicer fails to make a required advance of principal and interest, the master servicer will be obligated to make the advance.  The total advance obligations of the master servicer may be subject to a dollar limitation that is acceptable to the rating agencies as set forth in the agreement for the trust.  If so specified in the agreement, the servicer may be terminated upon the occurrence of one or more specified events (including performance of the mortgage loans).  See “Servicing of Mortgage Loans — Advances” in the prospectus.

In addition, in the event of a prepayment in full received by the servicer during the period from the 18th day of a month to the end of that month, the servicer must deposit in the distribution account on or before the distribution date in the immediately succeeding month an amount equal to any resulting Prepayment Interest Shortfall, but only to the extent of the aggregate servicing fee payable with respect to such distribution date (such payment, “Compensating Interest”).  If the servicer fails to deposit an amount equal to any Compensating Interest, as required, the master servicer will be obligated to deposit the amount that the servicer was required to have deposited.

[The Master Servicer

[_________________], will act as master servicer of the mortgage loans.  The master servicer has limited experience master servicing mortgage loans.  The master servicer will:

·

supervise the servicing of the mortgage loans;

·

provide or cause to be provided specified reports to the trustee regarding the mortgage loans;

·

make advances to the extent described in this prospectus supplement with respect to the mortgage loans if the servicer fails to make a required advance; and

·

appoint a successor servicer if a servicer is terminated.

The master servicer is entitled to a master servicing fee, payable on each distribution date, in the amount equal to one-twelfth of the master servicing fee rate multiplied by the scheduled principal balance of the mortgage loans as of the first day of the month immediately preceding the month of such distribution date.  The master servicer will pay the trustee its monthly fees out of the master servicing fee.]

PREPAYMENT AND YIELD CONSIDERATIONS

General

The weighted average life of, and, if purchased at other than par, the yield to maturity on, each class of the offered certificates will be directly related to the rate of payment of principal of the mortgage loans in the related group, including:

·

payments in full prior to stated maturity;

·

liquidations due to defaults;

·

casualties and condemnations; and

·

repurchases of mortgage loans by the depositor.

If the actual rate of principal payments on the mortgage loans in a group is slower than the rate anticipated by an investor who purchases an offered certificate at a discount, the actual yield to the investor will be lower than that investor’s anticipated yield.  If the actual rate of principal payments on the mortgage loans in a group is faster than the rate anticipated by an investor who purchases an offered certificate at a premium [(and, in particular, the Class [____], Class [____] and Class [____] Certificates)], the actual yield to that investor will be lower than such investor’s anticipated yield.

The actual rate of principal prepayments on pools of mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years.  In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular pool, including, among other things:

·

the age of the mortgage loans;

·

the geographic locations of the properties securing the loans;

·

the extent of the mortgagors’ equity in the properties;

·

changes in the mortgagors’ housing needs, job or employment status; and

·

the credit quality of the mortgage loans.

The timing of changes in the rate of prepayments may significantly affect the actual yield to investors who purchase the offered certificates at prices other than par, even if the average rate of principal prepayments is consistent with the expectations of investors.  In general, the earlier the payment of principal of the mortgage loans the greater the effect on an investor’s yield to maturity.  As a result, the effect on an investor’s yield of principal prepayments occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of the offered certificates may not be offset by a subsequent like reduction or increase in the rate of principal prepayments.  Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase any of the offered certificates.  The depositor does not make any representations or warranties as to the rate of prepayment or the factors to be considered in connection with an investor’s determination.

The calculation of a Realized Loss on a Nonrecoverable Mortgage Loan will be calculated prior to the actual liquidation of such a loan.  As a result of such earlier determination, the yield to investors may be adversely affected.  Similarly, the purchase by the master servicer of any Nonrecoverable Mortgage Loan (in exercise of its option to purchase a delinquent loan or as part of an optional termination) may result in reduced yields on the certificates, and in particular, subordinate classes.  The determination that a mortgage loan is a Nonrecoverable Mortgage Loan will be made by the servicer[, an affiliate of the initial holder of the Class [____] Certificate.  As a result of any such determination, a benefit may accrue to such initial holder under certain circumstances.]

The term weighted average life refers to the average amount of time that will elapse from the date of issuance of a certificate until each dollar of principal of that certificate will be distributed to the investor.  The weighted average life and yield to maturity, if purchased at a price other than par, of each class of the offered certificates will be influenced by the rate at which principal payments on the mortgage loans in the related group are paid.  These payments may be in the form of scheduled amortization or prepayments which include prepayments and liquidations due to default or early termination of the trust.

[The Class [____] Certificates will not be entitled to distributions of principal, either scheduled or unscheduled, until the [____] 200[_] distribution date, except as otherwise described in this prospectus supplement.  On and after that date, the relative entitlement of the Class [____] Certificates to payments in respect of principal is subject to increase in accordance with the calculation of the Class [____] Distribution Amount.  See  “Description of the Offered Certificates – Distributions” herein.]

[As described herein, Excess Interest will be applied, to the extent available, as an additional payment of principal on the related offered certificates to build and maintain limited overcollateralization at levels required as set forth in the Agreement.  See “Description of the Offered Certificates — Excess Interest” herein.  The level of Excess Interest available on any distribution date will be influenced by, among other things:

·

The overcollateralization level of the mortgage loans.  This means the extent to which interest on the mortgage loans is accruing on a higher principal balance than the certificate principal balances of the certificates;

·

The loss experience of the mortgage loans.  For example, Excess Interest will be reduced as a result of realized losses on the mortgage loans;

·

The extent to which the Weighted Average Net Rate of the loans in all groups exceeds the weighted average of the pass-through rates of the offered certificates; and

·

The amount of prepayment penalties due and paid by borrowers during the related due period.

No assurances can be given as to the amount of Excess Interest distributable at any time or in the aggregate.]

[Mandatory Prepayment

Amounts, other than interest or investment earnings, remaining in the pre-funding account on the first distribution date after the end of the pre-funding period will be applied as a payment of principal on the certificates as described in this prospectus supplement under the heading “Description of the Offered Certificate — Distributions” herein.  The seller believes that almost all of the original pre-funded amount will be used by the trust to purchase subsequent mortgage loans.  It is unlikely, however, that the aggregate amount of subsequent mortgage loans purchased will be identical to the original pre-funded amount.  Consequently, certificateholders will receive some prepayment of principal.  See “Description of the Offered Certificates — Pre-Funding Account.”]

Prepayments and Yields for Offered Certificates

[All of the mortgage loans in group [____], and a portion of the mortgage loans in group [____] are or will be fixed rate mortgage loans.  The rate of prepayments with respect to conventional fixed rate mortgage loans has fluctuated significantly in recent years.  In general, if prevailing interest rates fall significantly below the interest rates on fixed rate mortgage loans, those mortgage loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on the mortgage loans.  Conversely, if prevailing interest rates rise appreciably above the interest rates on fixed rate mortgage loans, those mortgage loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below the interest rates on such mortgage loans.]

[All of the mortgage loans in group [____], and a portion of the mortgage loans in group [____] are or will be adjustable rate mortgage loans.  As is the case with conventional fixed rate mortgage loans, adjustable rate mortgage loans may be subject to a greater rate of principal prepayments in a declining interest rate environment.  For example, if prevailing interest rates fall significantly, adjustable rate mortgage loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed rate mortgage loans at lower interest rates may encourage mortgagors to refinance their adjustable rate mortgage loans to a lower fixed interest rate.  Nevertheless, no assurance can be given as to the level of prepayments that the mortgage loans will experience.  The Class [____] Certificates will generally reflect the prepayment experience of the group II mortgage loans and the Class [____] Certificates will generally reflect the prepayment experience of the group [____] mortgage loans.]

The final scheduled distribution date for the Class [____] Certificates is the date on which the certificate principal balance or notional balance thereof would be reduced to zero assuming, among other things, that no prepayments are received on the mortgage loans in the related group or groups and that scheduled monthly payments of principal of and interest on each of such mortgage loans are timely received and that no excess interest is applied to build overcollateralization.  The final scheduled distribution date for the Class [____] Certificates is the [____] distribution date following the closing date.  The final scheduled distribution date for the Class [____] Certificates is the [____] distribution date following the closing date.

The actual final distribution date with respect to each class of offered certificates could occur significantly earlier than its final scheduled distribution date because:

·

excess interest will be applied to build overcollateralization,

·

prepayments are likely to occur which will be distributed in reduction of the related certificate principal balances or notional principal balances, as applicable, and

·

the master servicer will have the right to purchase all of the mortgage loans on any distribution date when the aggregate principal balance of the mortgage loans has declined to less than [____]% of the sum of:

·

the aggregate principal balance of the initial mortgage loans as of the cut off date, and

·

[any amounts initially deposited in the pre-funding account.]

The actual final distribution date with respect to each class of the offered certificates will also be affected by the default and recovery experience of the mortgage loans.  The actual final distribution date of the offered certificates may be earlier or later than the final scheduled distribution date.

Prepayments on mortgage loans are commonly measured relative to a prepayment model or standard, called the prepayment assumption.  A separate prepayment assumption has been calculated for the fixed and the adjustable rate mortgage loans.  Both prepayment assumptions represent an assumed rate of constant prepayment relative to the then outstanding principal balance of a pool of mortgage loans for a specified period.  With respect to the fixed rate mortgage loans, 100% of the prepayment assumption (Scenario [____] for group [____] and for the fixed rate mortgage loans in group [____]) assumes prepayment rates of [____]% per annum of the then outstanding principal balance of the related mortgage loans in the first month of the life of those mortgage loans and an additional approximately [____]% per annum in each month thereafter up to and including the tenth month.  Beginning in the [____] month and in each month thereafter during the life of those mortgage loans, 100% of the prepayment assumption for the fixed rate mortgage loans assumes a constant prepayment rate of [____]% per annum.  With respect to the adjustable rate mortgage loans, 100% of the prepayment assumption (Scenario [____] for group [____] and for the adjustable rate mortgage loans in group [____]) assumes prepayment rates of [____]% per annum of the then outstanding principal balance of the related mortgage loans in the first month of the life of those mortgage loans and an additional approximately [____]% per annum in each month thereafter up to and including the twenty-second month.  Beginning in the twenty-second month and in each month thereafter during the life of those mortgage loans, 100% of the prepayment assumption for the adjustable rate mortgage loans assumes a constant prepayment rate of [____]% per annum.  As used in the tables below, 0% prepayment assumption (Scenario [____] for each group below) assumes prepayment rates equal to 0% of the prepayment assumption.  No prepayment assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the related mortgage loans.

The following tables have been prepared on the basis of the following assumptions known as modeling assumptions:

·

the mortgage loans of the related group or groups prepay at the indicated percentage of the related prepayment assumption;

·

distributions on the offered certificates are received, in cash, on the 25th day of each month, commencing in [____] 200[  ], in accordance with the payment priorities set forth in this prospectus supplement;

·

no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the mortgagors of principal and interest on the mortgage loans occur;

·

scheduled payments on the mortgage loans are assumed to be received on the last day of each due period commencing in [____] 200[  ], and prepayments represent payment in full of individual mortgage loans and are assumed to be received on the last day of each prepayment period, commencing in [____] 200[  ], and include 30 days’ interest thereon;

·

[six month LIBOR remains constant at [____]%;

·

one year CMT remains constant at [____]%;

·

one month LIBOR is equal to [____]%;]

·

the closing date for the offered certificates is [____] [_], 200[  ];

·

the master servicer’s fee is [____]%;

·

there is zero reinvestment income on all amounts in the distribution account;

·

[interest from amounts on deposit in the pre-funding account is equal to $[____] and is not available as Extra Principal Distribution Amounts;]

·

[subsequent mortgage loans are acquired during the month indicated in the following mortgage loan characteristics tables;]

·

the prepayment penalty has been calculated as [____]% of the indicated number of months interest on the prepaid amount for prepayments which occur before the expiration of the prepayment penalty term as indicated in the loan tables below;

·

[the mortgage interest rate for each adjustable rate mortgage loan is adjusted on its next reset date and on subsequent reset dates, if necessary, to equal the sum, subject to the applicable periodic adjustment caps and floors, of:

·

the assumed level of the applicable index and

·

the respective gross margin;]

·

for purposes of the “Weighted Average Life — Optional Termination” in the tables, the offered certificates are redeemed on the initial Clean-Up Call Date;

·

credit enhancement percentages for each group were derived from the certificate principal balances of the offered certificates set forth in this prospectus supplement; and

·

each group consists of mortgage loans having the approximate characteristics set forth in the following tables.

The actual amount on deposit in the pre-funding account as of the closing date may vary from the assumed amount of pre-funding proceeds used in preparing the following tables.

Initial Group [____] Mortgage Loan Characteristics
Amortization Methodology	Current Balance ($)	Gross WAC (%)	Original Term to Maturity (months)	Remaining Term to Maturity (months)	Original Amortization Term to Maturity (months)	Servicing Fee (%)	Remaining Prepayment Penalty Term (months)	Prepayment Months of Interest
[Level

Balloon]

[Subsequent Group [____] Mortgage Loan Characteristics

Amortization Methodology	Current Balance ($)	Gross WAC (%)	Original Term to Maturity (months)	Remaining Term to Maturity (months)	Original Amortization Term to Maturity (months)	Servicing Fee (%)	Remaining Prepayment Penalty Term (months)	Prepayment Months of Interest	Pre-Funding Month*
[Level

Balloon]

*Indicates the 30-day period during the pre-funding period in which such mortgage loan is acquired.]

[Initial Group [____] Adjustable Rate Mortgage Loan Characteristics
Current Balance ($)	Gross WAC (%)	Original Term to Maturity (months)	Remaining Term to Maturity (months)	Original Amortization Term to Maturity (months)	Servicing Fee (%)	Gross Margin (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%)	Next Reset (months)	Reset Frequency (months)	Initial Periodic Rate Cap (%)	Periodic Rate Cap (%)	Remaining Prepayment Penalty Term (months)	Prepayment Months of Interest

Subsequent Group [____] Adjustable Rate Mortgage Loan Characteristics

Current Balance ($)	Gross WAC (%)	Original Term to Maturity (months)	Remaining Term to Maturity (months)	Original Amortization Term to Maturity (months)	Servicing Fee (%)	Gross Margin (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%)	Next Reset (months)	Reset Frequency (months)	Initial Periodic Rate Cap (%)	Periodic Rate Cap (%)	Remaining Prepayment Penalty Term (months)	Prepayment Months of Interest	Pre-Funding Month*

*Indicates the 30-day period during the funding period in which such mortgage loan is acquired.]

PREPAYMENT SCENARIOS

	Scenario [_]	Scenario [_]	Scenario [_]	Scenario [_]	Scenario [_]	Scenario [_]	Scenario [_]

Group [_] Prepayment Assumption:	0%
Group [_] Prepayment Assumption:	0%

The following tables set forth the approximate percentages of the initial principal amount of the offered certificates that would be outstanding after each of the dates shown assuming the clean-up call is not exercised, and the approximate weighted average life in years of the offered certificates, based on prepayment scenarios described in the table entitled “Prepayment Scenarios.”  The percentages have been rounded to the nearest 1%.

PERCENTAGE OF INITIAL CERTIFICATE PRINCIPAL BALANCE

	Class [ ] Scenario								Class [ ] Scenario
	I	II	III	IV	V	VI	VII		I	II	III	IV	V	VI	VII
Initial Percent	100%	100%	100%	100%	100%	100%	100%	Initial Percent	100%	100%	100%	100%	100%	100%	100%
__/25/2006								__/25/2006
__/25/2007								__/25/2007
__/25/2008								__/25/2008
__/25/2009								__/25/2009
__/25/2010								__/25/2010
__/25/2011								__/25/2011
__/25/2012								__/25/2012
__/25/2013								__/25/2013
__/25/2014								__/25/2014
__/25/2015								__/25/2015
__/25/2016								__/25/2016
__/25/2017								__/25/2017
__/25/2018								__/25/2018
__/25/2019								__/25/2019
__/25/2020								__/25/2020
__/25/2021								__/25/2021
__/25/2022								__/25/2022
__/25/2023								__/25/2023
__/25/2024								__/25/2024
__/25/2025								__/25/2025
__/25/2026								__/25/2026
__/25/2027								__/25/2027
__/25/2028								__/25/2028
__/25/2029								__/25/2029
__/25/2030								__/25/2030
__/25/2031								__/25/2031
__/25/2032								__/25/2032
__/25/2033								__/25/2033
__/25/2034								__/25/2034
__/25/2035								__/25/2035
Weighted Average Life(1) to								Weighted Average Life(1) to
Maturity (Yrs.)								Maturity (Yrs.)
Optional Termination (Yrs.)								Optional Termination (Yrs.)

	Class [ ] Scenario								Class [ ] Scenario
	I	II	III	IV	V	VI	VII		I	II	III	IV	V	VI	VII
Initial Percent	100%	100%	100%	100%	100%	100%	100%	Initial Percent	100%	100%	100%	100%	100%	100%	100%
__/25/2006								__/25/2006
__/25/2007								__/25/2007
__/25/2008								__/25/2008
__/25/2009								__/25/2009
__/25/2010								__/25/2010
__/25/2011								__/25/2011
__/25/2012								__/25/2012
__/25/2013								__/25/2013
__/25/2014								__/25/2014
__/25/2015								__/25/2015
__/25/2016								__/25/2016
__/25/2017								__/25/2017
__/25/2018								__/25/2018
__/25/2019								__/25/2019
__/25/2020								__/25/2020
__/25/2021								__/25/2021
__/25/2022								__/25/2022
__/25/2023								__/25/2023
__/25/2024								__/25/2024
__/25/2025								__/25/2025
__/25/2026								__/25/2026
__/25/2027								__/25/2027
__/25/2028								__/25/2028
__/25/2029								__/25/2029
__/25/2030								__/25/2030
__/25/2031								__/25/2031
__/25/2032								__/25/2032
__/25/2033								__/25/2033
__/25/2034								__/25/2034
__/25/2035								__/25/2035
Weighted Average Life(1) to								Weighted Average Life(1) to
Maturity (Yrs.)								Maturity (Yrs.)
Optional Termination (Yrs.)								Optional Termination (Yrs.)

(1)  The weighted average life is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results and (iii) dividing the sum by the initial certificate principal balance for the applicable class.

The Class [_____], Class [_____] and Class [_____] Certificates

The Class [_____], Class [_____] and Class [_____] Certificates are entitled to distributions of interest only and are not entitled to distributions of principal.  Additionally, interest on the Class [_____] Certificates is calculated generally on the basis of the lesser of (i) the scheduled notional principal balance for such date or (ii) the Assumed Principal Balance, which is reduced to zero after the thirty-first distribution date after the closing date.  Following such date, the Class [_____] Certificates will not be entitled to distributions of any kind.  Similarly, interest accrues on the Class [_____] Certificates generally on a notional amount equal to the aggregate principal balance of the adjustable rate mortgage loans that have not reached their initial adjustment date, up to and including the thirty-sixth distribution date after the closing date.  Thereafter, the Class [_____] Certificates will not be entitled to distributions of any kind.

As indicated in the tables below, the yield to investors on the Class [_____], Class [_____] and Class [_____] Certificates will be sensitive to a high rate of principal payments (including prepayments) on the mortgage loans in the related group or groups, which generally can be repaid at any time (subject, in certain cases, to payment of a prepayment penalty).  Additionally, the yield to investors on the Class [_____] Certificates will be highly sensitive to the value of one month LIBOR, and will vary inversely with such value.  In other words, as the value of one month LIBOR increases, the pass-through rate on such class will decrease.  If one month LIBOR equals or exceeds 1.85% (which is the current, historically low level of one month LIBOR), the pass-through rate on the Class [_____] Certificates will be zero.  If LIBOR does not decrease from its current level, the yield on the Class [_____] Certificates will be negative.

The information set forth in the following tables was prepared on the basis of the modeling assumptions and the assumption that the purchase price of each of the Class [_____], Class [_____] and Class [_____] Certificates (expressed as a percentage of its original notional principal balance) is as indicated in such table and does not include accrued interest.  The yields shown for the Class [_____] Certificates also assume different values of one month LIBOR.  The assumed purchase price is not necessarily that at which actual sales will occur.  Additionally, the yields set forth in the tables below were calculated by determining the monthly discounted rates that, when applied to the applicable assumed stream of cash flow to be paid on such certificates, would cause the discounted present value of such assumed stream of cash flow to equal the assumed purchase price of that class plus accrued interest and converting such monthly rates to corporate bond equivalent rates.  Such calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on such certificates and consequently do not purport to reflect the return on any investment in that class when such reinvestment rates are considered.

Sensitivity of Class [_____] Certificates to Prepayments

(Pre-Tax Yields to Maturity)

Assumed Price [____]%

CPR
30%	40%	50%	60%	70%
[____]%	[____]%	[____]%	[____]%	([____])%

Sensitivity of Class [____] Certificates to Prepayments

(Pre-Tax Yields to Maturity)

Assumed Price [____]%

CPR
30%	35%	40%	45%	50%
[____]%	[____]%	[____]%	[____]%	([____])%

Sensitivity of Class [____] Certificates to Prepayments

(Pre-Tax Yields to Maturity)
Assumed Price [____]%

	CPR
One Month LIBOR	45%	50%	55%	60%	65%

[____]%	[____]%	[____]%	[____]%	[____]%	[____]%
[____]%	[____]%	[____]%	[____]%	[____]%	[____]%

There is no assurance that prepayments will occur at any constant percentage or in accordance with any of the prepayment assumptions.]

Payment Delay Feature

The effective yield to the holders of group [____] senior certificates (other than the Class [____] Certificates) and the Class [____] and Class [____] Certificates, will be lower than the yield otherwise produced by the related pass-through rate and the purchase price of those certificates because principal and interest distributions will not be payable to holders until at least the 25th day of the month following the month of accrual (without any additional distributions of interest or earnings thereon in respect of such delay).

DESCRIPTION OF THE OFFERED CERTIFICATES

General

The certificates to be issued by the trust will consist of:

·

the following group [____] senior certificates, all of which are offered by this prospectus supplement:

·

Class [____], Class [____], Class [____], Class [____], Class [____] and Class [____] Certificates;

·

the following group [____] senior certificates, all of which are offered by this prospectus supplement:

·

Class [____] Certificates;

·

[the following interest only certificates, which are offered by this prospectus supplement:

·

Class [____] Certificates;

·

the following subordinate certificates, all of which are offered by this prospectus supplement:

·

the Class [____] Certificates;

·

the Class [____], Class [____] and Class [____] Certificates, which are not offered hereby.

The Class [____] Certificates are subordinate in right of payment to the Class [____] and Class [____] Certificates; the Class [____] Certificates are subordinate in right of payment to the Class [____], Class [____] and Class [____] Certificates; and the Class [____] Certificates are subordinate in right of payment to the Class [____], Class [____], Class [____] and Class [____] Certificates, in each case to the extent described herein.  The Class [____] Certificates are subordinate in right of payment of interest to the extent described herein.  See “—Distributions — Distributions of Principal.”

Significant defined terms that are necessary to develop an understanding of the manner in which distributions will be made on the offered certificates appear in the Glossary at the end of this prospectus supplement.

Persons in whose names certificates are registered in the certificate register maintained by the trustee are the holders of the certificates.  For as long as the offered certificates are in book-entry form with DTC, the only holder of the offered certificates (as the term holder is used in the agreement) for the trust will be Cede & Co., a nominee of DTC.  No beneficial owner will be entitled to receive a definitive certificate representing the beneficial owner’s interest in the trust, except in the event that physical certificates are issued under limited circumstances set forth in the agreement.  All references in this prospectus supplement and the accompanying prospectus to the holders of offered certificates shall mean and include the rights of holders as such rights may be exercised through DTC and its participating organizations, except as otherwise specified in the agreement.  See “Description of the Offered Certificates — Book-entry Registration of the Offered Certificates” herein.

[As described under  “The Mortgage Loan Pool,” the mortgage loan pool is divided into group [____], which contains mortgage loans having fixed interest rates and group [____], which contains mortgage loans having adjustable interest rates.]

The agreement requires that the trustee create a distribution account.  All funds in that account must be invested and reinvested, as directed by the master servicer, in permitted investments.  See “The Agreement — Administration of Accounts” in the prospectus.

One day prior to the related distribution date or, if that day is not a business day, the immediately preceding business day, the master servicer is required to withdraw from the master servicer custodial account and remit to the distribution account an amount equal to the interest funds and principal funds (less the master servicing fee for that distribution date) with respect to each group for that distribution date.

Distributions

General.  Distributions on the offered certificates (other than the Class [____] Certificates) will be made on each distribution date to holders of record as of the last business day of the month immediately preceding the calendar month in which the distribution date occurs, or the closing date in the case of the first distribution date, in an amount equal to the product of the holder’s percentage interest and the amount to be distributed to that class on the distribution date.  Distributions on the Class [____] Certificates will be made on each distribution date to holders of record as of the business day immediately preceding that distribution date in an amount equal to the product of the holder’s percentage interest and the amount to be distributed to that class on the distribution date.  The percentage interest represented by any certificate will be equal to the percentage obtained by dividing the certificate principal balance of the certificate by the certificate principal balance of all certificates of the same class.

Distributions of Interest.  On each distribution date, the amount of interest distributable with respect to the group I senior certificates [(other than the Class [____] Certificates)] and the Class [____] and Class [____] Certificates is the interest which has accrued on those certificates at the related pass-through rate during the calendar month immediately preceding the calendar month in which the distribution date occurs.  On each distribution date, interest distributable with respect to the Class [____] Certificates, the group [____] senior certificates, the group [____] senior certificates, the Class [____] Certificates and the subordinate certificates is the interest which has accrued on those certificates at the then applicable pass-through rate from and including the preceding distribution date (or from the closing date in the case of the first distribution date) to and including the day prior to the current distribution date.  Each period referred to in the prior sentence relating to the accrual of interest is an accrual period for the related distribution date.

All calculations of interest on the group [____] senior certificates (other than the Class [____] Certificates), the Class [____] and Class [____] Certificates will be made on the basis of a 360-day year assumed to consist of twelve 30-day months (30/360).  All calculations of interest on the Class [____], group [____] senior certificates, the group [____] senior certificates, Class [____], Class [____], Class [____] and Class [____] Certificates will be made on the basis of the actual number of days in each monthly accrual period and a year of 360 days (actual/360).

On each distribution date, the Interest Funds with respect to each group will be distributed in the following order of priority:

·

first, from interest collections on each mortgage loan group, to each related class of senior certificates and the Class [____] and Class [____] Certificates, the Current Interest and any Interest Carry Forward Amount for such class  (or, in the case of the Class [____] and Class [____] Certificates, the related Allocable Portion thereof) on that distribution date; provided, however, that, in the case of each group, any related shortfall in available amounts will be applied on a pro rata basis among such classes;

·

second, the remaining amount for each mortgage loan group will be combined and applied in the following order of priority:

·

to the Class [____] Certificates, the Current Interest for that class and distribution date;

·

to the Class [____] Certificates, the Current Interest for that class and distribution date;

·

to the Class [____] Certificates, the Current Interest for that class and distribution date;

·

to the Class [____] Certificates, the Current Interest for that class and distribution date; and

·

any remainder will be treated as Excess Interest and distributed as described below under the subheading “— Excess Interest” herein.

[The pass-through rate for the Class [____] Certificates will be equal to the lesser of (i) the Formula Rate, and (ii) the Net WAC Cap.

·

The Formula Rate for each such class is the lesser of (i) one month LIBOR plus the applicable margin set forth on page S-[__], and (ii) the Maximum Cap Rate.

The pass-through rate of the Class [____] Certificates is the lesser of (i) the per annum rate for such class set forth on page S-[__], and (ii) the Net WAC Cap.]

[After the Clean-Up Call Date, the pass-through rates on the Class [____] and Class [____] Certificates will increase by [____]% and the spread over one month LIBOR for the Class [____] and Class [____] Certificates will increase to [____]% and [____]%, respectively.

[The pass-through rate of the Class [____] Certificates is [____]% per annum.  The per annum pass-through rate of the Class [____] Certificates is the lesser of (i) up to and including the distribution date in [____] 200[_], [____]% per annum, beginning in [____] 200[_] and thereafter 0.10% per annum, and (ii) the excess of (a) the Net WAC Cap over (b) the weighted average of the Pass-Through Rates of the offered certificates other than the Class [____], Class [____] and Class [____] Certificates.  The per annum pass-through rate of the Class [____] Certificates is the greater of (i) 1.85% minus one month LIBOR and (ii) 0.00%.

·

Interest will accrue on the Class [____], Class [____] and Class [____] Certificates on the basis of the Notional Principal Balances of such classes.]

Distributions of Principal.  On each distribution date, the Principal Distribution Amount for that distribution date with respect to each group is required to be distributed as follows:

·

The Class A Principal Distribution Amount for Group [____] will be distributed as follows:

·

first to the Class [____] Certificates in an amount up to the Class [____] Distribution Amount for such date, until the certificate principal balance thereof has been reduced to zero; and second sequentially to the Class [____], Class [____], Class [____], Class [____], Class [____] and Class [____] Certificates, in that order, until the certificate principal balance of such certificates has been reduced to zero; provided, however, that on and after any distribution date on which the certificate principal balance of the subordinate certificates has been reduced to zero, such amounts will be distributed on a pro rata basis, and not sequentially, among such classes.

·

The Class A Principal Distribution Amount for Group [____] will be distributed to the Class [____] Certificates until the certificate principal balance thereof has been reduced to zero.

·

In the event the certificate principal balance of one or more of (A) the group I senior certificates or (B) the group [____] senior certificates has been reduced to zero, on each distribution date thereafter principal distributions otherwise distributable to such retired certificates will be applied to the remaining senior certificates related to the other mortgage loan groups, pro rata, on the basis of their group certificate principal balances (after giving effect to the distributions described above).  Any such distributions in respect of the group [____] senior certificates will be made in the order of priority described above.

·

The combined Principal Distribution Amount of all groups remaining after distributions to the senior certificates described above will be distributed in the following order of priority:

·

to the Class [____] Certificates, the Class [____] Principal Distribution Amount until the certificate principal balance thereof has been reduced to zero;

·

to the Class [____] Certificates, the Class [____] Principal Distribution Amount until the certificate principal balance thereof has been reduced to zero; and

·

to the Class [____] Certificates, the Class [____] Principal Distribution Amount until the certificate principal balance thereof has been reduced to zero.

Notwithstanding the foregoing, before the Stepdown Date, or while a Trigger Event exists, the Principal Distribution Amount for each group will be distributed in the following order of priority:

·

exclusively to the related Class [____] Certificates (in the case of Group [____], in the manner described above) until the certificate principal balance of the Class [____] Certificates has been reduced to zero;

·

after the certificate principal balance of the Class [____] Certificates has been reduced to zero, exclusively to the Class [____] Certificates until the certificate principal balance of the Class [____] Certificates has been reduced to zero;

·

after the certificate principal balance of the Class [____] Certificates has been reduced to zero, exclusively to the Class [____] Certificates until the certificate principal balance of the Class [____] Certificates has been reduced to zero; and

·

after the certificate principal balance of the Class [____] Certificates has been reduced to zero, exclusively to the Class [____] Certificates until the certificate principal balance of the Class [____] Certificates has been reduced to zero.

On each distribution date, the Released Principal Amount, if any, will be distributed to the holder of the Class [____] Certificates.

[Excess Interest and Pledged Prepayment Penalty Cashflow

The certificates of each group will have the benefit of a portion of prepayment penalties paid on mortgage loans in the related group.  [The prepayment penalties not allocated to the offered certificates will be paid to the holders of the Class [____] Certificates.]  On each distribution date, Pledged Prepayment Penalties with respect to each group will be applied to pay any shortfall in interest on certificates in the related group resulting from the application of a cap.

On each distribution date, Interest Funds from each group not otherwise required to be distributed as described under the heading “—Distributions—Distributions of Interest” and Net Pledged Prepayment Penalties will be distributed in the following order of priority:

·

on each of the first three distribution dates only, to the Basis Risk Reserve Fund, any Basis Risk Payment for such date;

·

on each of the first three distribution dates only, from amounts on deposit in the Basis Risk Reserve Fund, to the Class [____] Certificates on a pro rata basis, any Cap Carryover Amount applicable to the Class [____] Certificates;

·

on each of the first three distribution dates only, from amounts on deposit in the Basis Risk Reserve Fund, sequentially, to the Class [____], Class [____] and Class [____] Certificates, in that order, any Cap Carryover Amount applicable to the Class [____], Class [____] and Class [____] Certificates;

·

the Principal Percentage for Group [____] of the Extra Principal Distribution Amount will be added to the Principal Distribution Amount for Group [____]; and the Principal Percentage for Group [____] of the Extra Principal Distribution Amount will be added to the Principal Distribution Amount for Group [____];

·

to the Class [____] Certificates, any Interest Carry Forward Amount for that class;

·

to the Class [____] Certificates, any Interest Carry Forward Amount for that class;

·

to the Class [____] Certificates, any Unpaid Realized Loss Amount for that class;

·

to the Class [____] Certificates, any Interest Carry Forward Amount for that class;

·

to the Class [____] Certificates, any Unpaid Realized Loss Amount for that class;

·

to the Class [____] Certificates, any Interest Carry Forward Amount for that class;

·

to the Class [____] Certificates, any Unpaid Realized Loss Amount for that class;

·

to the Basis Risk Reserve Fund, any Basis Risk Payment for such date;

·

from amounts in the Basis Risk Reserve Fund, to the Class [____] Certificates on a pro rata basis, any Cap Carryover Amount applicable to the Class [____] Certificates;

·

from amounts in the Basis Risk Reserve Fund, sequentially, to the Class [____], Class [____] and Class [____] Certificates, in that order, any Cap Carryover Amount applicable to the Class [____], Class [____] and Class [____] Certificates; and

·

to the other certificates to the extent of any remaining Unpaid Realized Loss Amount;

·

to the Class [____] and Class [____] Certificates, the remaining amount.

The level of Excess Interest will depend on, among other things:

·

the rate at which prepayment penalties are collected;

·

the overcollateralization level of the mortgage loans;

·

the loss experience of the mortgage loans;

·

the level of one month LIBOR and the indices for the adjustable rate mortgage loans; and

·

the extent to which the weighted average of the net rates of the loans in all loan groups exceeds the weighted average of the pass through rates of the offered certificates.

No assurance can be given as to the levels of Excess Interest at any time.  For a more detailed description of the factors affecting the levels of Excess Interest and prepayment penalties see “Prepayment and Yield Considerations—General.”]

[Realized Losses

Prior to each distribution date, the servicer will determine whether any Realized Losses have occurred on the mortgage loans.  As to any liquidated mortgage loan (i.e., a loan that the servicer has determined that all amounts recoverable on such loan have been received), a Realized Loss is calculated at final liquidation and is generally equal to the amount by which the unpaid principal balance thereof exceeds the related net liquidation proceeds.  As to any Nonrecoverable Mortgage Loan (i.e., a defaulted loan as to which the servicer has determined that estimated liquidation expenses will exceed expected liquidation proceeds), a Realized Loss is calculated by the servicer at the time of such determination and is generally equal to the amount by which the unpaid principal balance thereof exceeds the estimated net liquidation proceeds of the loan.

If, on any distribution date, the aggregate certificate principal balance of the certificates (after giving effect to all distributions to be made on that distribution date) exceeds the aggregate principal balance of the mortgage loans (plus any amounts on deposit in the pre-funding account), the certificate principal balance of the subordinate certificates (but not the Class A Certificates) will be reduced by an amount equal to that excess, which is an Applied Realized Loss Amount, in inverse order of seniority:

·

first, to the Class [____] Certificates, until the certificate principal balance of that class has been reduced to zero;

·

second, to the Class [____] Certificates, until the certificate principal balance of that class has been reduced to zero; and

·

third, to the Class [____] Certificates, until the certificate principal balance of that class has been reduced to zero.

If the certificate principal balance of a class of subordinate certificates is reduced, that class thereafter will be entitled to distributions of interest and principal only with respect to the certificate principal balance so reduced.  The earlier the reduction of the certificate principal balance of a class of subordinate certificates (e.g., as a result of a Nonrecoverable Mortgage Loan), the greater the effect on the accrual of interest on such class.  On subsequent distribution dates, however, as described above, Excess Interest, if any, will be applied to reduce Unpaid Realized Loss Amounts in direct order of seniority.

Since a Realized Loss on a Nonrecoverable Mortgage Loan is calculated before the liquidation of such loan by estimating net liquidation proceeds, the effect to certificateholders (i.e., a reduction in available overcollateralization or, after such overcollateralization has been reduced to zero, a reduction of the certificate principal balance of the subordinate certificates) will be experienced by certificateholders in advance of the time that would have been the case if such Realized Loss had been determined at the time of liquidation.  In the event that the servicer ultimately recovers an amount in respect of a Nonrecoverable Mortgage Loan in excess of the Realized Loss previously calculated for such loan (“Subsequent Recoveries”), such amounts will be applied

·

first, to the most senior class of subordinate certificates then outstanding in reduction of any Applied Realized Loss Amount previously allocated to such class (which amount will not further reduce the certificate principal balance of such class); and

·

second, to increase Interest Funds for the related group on such date.

Notwithstanding any application of a Subsequent Recovery to a class of subordinate certificates to reduce any Unpaid Realized Loss Amount outstanding to such class, no payment will be made in respect of the amount of interest that would have accrued on such class of certificates had such Unpaid Realized Loss Amount not been allocated thereto.

Although the certificate principal balance of Class [____] Certificates will not be reduced on account of Realized Losses even if the certificate principal balances of all the subordinate certificates have been reduced to zero, under certain loss scenarios, the amount available to be distributed to the Class [____] Certificates as principal may be less than the certificate principal balances of the Class [____] Certificates.  Additionally, since the notional principal balance of the Class [____] Certificates is generally equal to the aggregate principal balance of the mortgage loans, Realized Losses will reduce the notional principal balance of the Class [____] Certificates and, consequently, will result in the reduction of interest distributable thereon.  Similarly, since the notional principal balance of the Class [____] Certificates is generally equal to the aggregate principal balance of the adjustable rate mortgage loans that have not reached their initial adjustment date, Realized Losses on such mortgage loans will reduce the notional principal balance of the Class [____] Certificates and, consequently, will result in the reduction of interest distributable thereon.]

THE CERTIFICATE INSURANCE POLICY

The following information has been supplied by [                                   ] (the “Insurer”) for inclusion in this Prospectus Supplement.  Accordingly, the Depositor, the Servicer and the Underwriter do not make any representation as to the accuracy and completeness of this information.

The Insurer does not accept any responsibility for the accuracy or completeness of this Prospectus Supplement or any information or disclosure contained herein, or omitted herefrom, other than with respect to the accuracy of the information regarding the Certificate Guaranty Insurance Policy (the “Insurance Policy”) and the Insurer set forth below under this heading “The Insurance Policy.”  Additionally, the Insurer makes no representation regarding the Certificates or the advisability of investing in the Certificates.

The Insurer

[To be provided if applicable.]

Insurer Financial Information

[To be provided if applicable.]

Where You Can Obtain Additional Information About The Insurer

[To be provided if applicable.]

Financial Strength Ratings of the Insurer

[To be provided if applicable.]

The Insurance Policy

[To be provided if applicable.]

[Pre-Funding Account

On the closing date, the seller will deposit approximately $[_________] into a separate pre-funding account to be maintained in the name of the trustee for the benefit of the holders of the group [____] certificates and group [____] certificates, as applicable.  Approximately $[________] of the original pre-funded amount will be used to acquire group [____] subsequent mortgage loans, approximately $[________] of the original pre-funded amount will be used to acquire group II subsequent mortgage loans and approximately $[________] of the original pre-funded amount will be used to acquire group [____] subsequent mortgage loans, in each case during the period beginning on the closing date and generally terminating on the earlier to occur of:

·

the date on which the amount on deposit in the pre-funding account, excluding any interest or other investment earnings, is less than $100,000; and

·

[____], 200[  ].

The original pre-funded amount will be reduced during the pre-funding period by the amount used to purchase subsequent mortgage loans in accordance with the agreement for the trust.  Any pre-funded amount, excluding any interest or other investment earnings, remaining at the end of the pre-funding period will be included as part of principal funds and will be distributed to holders of the group [____] certificates, group [____] certificates and group [____] certificates, respectively, then entitled to distributions of principal on the first distribution date thereafter as a prepayment of principal in reduction of the related certificate principal balances.  This will result in an unscheduled distribution of principal in respect of the related certificates on that date.

Amounts on deposit in the pre-funding account will be invested in permitted investments.  All interest and any other investment earnings on amounts on deposit in the pre-funding account will be paid to the seller.  The pre-funding account will not be an asset of any REMIC established under the agreement for the trust.  For federal income tax purposes, the pre-funding account will be owned by, and all interest and other investment earnings on amounts in the pre-funding account will be taxable to, the seller.]

Calculation Agent

The master servicer has appointed Deutsche Bank National Trust Company to serve as calculation agent for the trust.  As calculation agent, Deutsche Bank National Trust Company will be responsible for calculating and distributing to holders of certificates all amounts of principal and interest due on each distribution date.

[Calculation of One Month LIBOR

On each interest determination date, which is the second business day preceding each distribution date (or, in the case of the first accrual period, [__________], 200[  ]), the calculation agent, as agent of the master servicer, will determine one month LIBOR.

One month LIBOR means, as of any interest determination date, the rate for one-month U.S. dollar deposits which appears on the Telerate Page 3750, as of 11:00 a.m., London time, on that interest determination date.  If that rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in United States dollars are offered by the reference banks at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a period equal to the relevant accrual period (commencing on the first day of that accrual period).  The calculation agent, as agent for the master servicer, will request the principal London office of each of the reference banks to provide a quotation of its rate.  If at least two such quotations are provided, the rate for that day will be the arithmetic mean of the quotations.  If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the master servicer, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a period equal to the relevant accrual period (commencing on the first day of that accrual period).

Telerate Page 3750 means the display page currently so designated on the Bridge Telerate Market Report (or another page that may replace that page on that service for the purpose of displaying comparable rates or prices) and reference banks means leading banks selected by the master servicer and engaged in transactions in Eurodollar deposits in the international Eurocurrency market.]

Book-Entry Registration of the Offered Certificates

The offered certificates will be book-entry certificates.  Beneficial owners may elect to hold their book-entry certificates directly through DTC in the United States or upon request Clearstream Banking, société anonyme (formerly Cedelbank), or Euroclear in Europe if they are participants of those systems or indirectly through organizations which are participants.  The book-entry certificates will be issued in one or more certificates per class of offered certificates which in the aggregate equal the principal balance of the offered certificates and will initially be registered in the name of Cede & Co., the nominee of DTC.  See “Description of the Certificates — Book-Entry Procedures” and “— Global Clearance, Settlement and Tax Documentation Procedures” in the prospectus.

THE AGREEMENT

The certificates will be issued in accordance with a pooling and servicing agreement to be dated as of [__________], 200[  ], among the depositor, the master servicer, servicer and the trustee.  In addition to the provisions of the agreement summarized elsewhere in this prospectus supplement, there is set forth below a summary of certain other provisions of the agreement.  See also “The Agreement — The Trustee,” “— Administration of Accounts,” “— Events of Default and Remedies,” “— Amendment” and “— Termination” in the prospectus.

Formation of the Trust

On the closing date, the depositor will create and establish the trust under the agreement and will sell without recourse the initial mortgage loans to the trust, and the trust will issue the certificates under the terms of the agreement.  During the pre-funding period, the depositor may sell without recourse subsequent mortgage loans to the trust.  The prospectus contains important additional information regarding the terms and conditions of the certificates.  The depositor will provide to any prospective or actual holder of offered certificates, upon written request, a copy of the agreement without exhibits.  Requests should be addressed to Aegis Asset Backed Securities Corporation, [_____________________________________________], Attention: Secretary.

The trust will consist of:

·

the mortgage loans;

·

prepayment penalties to the extent described in this prospectus supplement;

·

those assets that are held in any account held for the benefit of the certificateholders;

·

any mortgaged premises acquired on behalf of the certificateholders by foreclosure or by deed in lieu of foreclosure;

·

the rights of the trustee to receive the proceeds of applicable insurance policies and funds, if any, required to be maintained under the terms of the agreement; and

·

certain rights of the depositor to the enforcement of representations and warranties made by the seller relating to the mortgage loans.

The offered certificates will not represent an interest in or an obligation of, nor will the mortgage loans be guaranteed by, the seller, the depositor, the servicer, the master servicer or the trustee.

Certain Matters Under the Agreement

Duties of the Trustee.  [The Trustee will serve as paying agent and certificate registrar.]  [The Trustee will make payments to Certificateholders based solely on the Distribution Date statements prepared by the [   ].]  [The Trustee will not be required to confirm, verify or recompute any such information, but will be entitled to rely conclusively on such information.]

[The Trustee will be required to perform only those duties specifically required of it under the Agreement unless an Event of Default has occurred, in which case the Trustee may take such additional actions as described below under “—Events of Default under the Agreement.”]  [Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the Trustee will be required to examine them to determine whether they are in the form required by the Agreement; however, the Trustee will not be responsible for the accuracy or content of any documents furnished to the Trustee by the [   ], the [   ] or any other party.]

[The Trustee may be held liable for its own negligent action or failure to act, or for its own willful misconduct; provided, however, that the Trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Certificateholders in an Event of Default, and the Trustee will not be deemed to have notice of any Event of Default unless an officer of the Trustee has actual knowledge of the Event of Default or written notice of an Event of Default is received by the Trustee at its Corporate Trust Office.  See “—Events of Default under the Agreement” below.]  [The Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against risk or liability is not reasonably assured to it.]

[The Trustee will have no duties under the Agreement with respect to any claim or notice it may receive or which may be alleged to have been delivered to or served upon it by the parties as a consequence of the assignment of any Mortgage Loan under the Agreement; however, the Trustee will remit to the [   ] any claim or notice it may receive which is delivered to the Corporate Trust Office and which contains information sufficient to permit the Trustee to make a determination that the real property to which such document relates is a Mortgaged Property.]  [None of the provisions in the Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the [   ].]

[The Trustee will not be responsible for (a) any recording or filing of any agreement or of any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing which may have been made, or the validity, priority, perfection or sufficiency of the security for the Certificates, (b) the payment of any insurance related to the Certificates or the Mortgage Loans or (c) the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Fund, other than from funds available in any trust account under the Agreement.]

Events of Default Under the Agreement.  [An Event of Default under the Agreement will generally consist of:

·

[any failure by [   ] to furnish Mortgage Loan data sufficient to prepare required reports that continues unremedied after the giving of written notice;]

·

[after receipt of notice, any failure by [   ] to remit any payment required to be made for the benefit of Certificateholders under the Agreement, on the date specified in the Agreement, which failure continues unremedied after the date upon which notice of such failure shall have been given;]

·

[any failure by [   ] duly to observe or perform in any material respect any other of its covenants or agreements in the Agreement that continues unremedied for the number of days specified in the Agreement, or if any representation or warranty of [   ] shall prove to be incorrect as of the time made in any respect that materially and adversely affects the interests of the Certificateholders, and the circumstance or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or cured within the number of days specified in the Agreement;]

·

[certain events in insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions;]

·

[a sale or pledge of any of the rights of [   ] under the Agreement or an assignment or a delegation of the rights or duties of the [   ] under the Agreement shall have occurred in any manner which is not permitted under the Agreement and is without the prior written consent of the Certificateholders; or]

·

[   ].]

[So long as an Event of Default remains unremedied under the Agreement, the Trustee may terminate [   ], whereupon the [   ], unless a successor [   ]  is appointed, will succeed to all responsibilities, duties and liabilities of [   ]  under the Agreement and will be entitled to reasonable servicing compensation not to exceed the applicable servicing fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the Agreement.]

[During the continuance of an Event of Default under the Agreement, the Trustee will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the Certificateholders.]

Expenses and Indemnities of the Trustee.  [The Trustee will be entitled to reimbursement of all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with the Agreement, except for expenses, disbursements and advances incurred by the Trustee in the routine administration of its duties under the Agreement and except for any expenses arising from its negligence, bad faith or willful misconduct.  The Trustee will also be entitled to indemnification from the Trust Fund for any loss, liability or expense incurred, arising out of, or in connection with, the acceptance or administration of the trusts created under the Agreement or in connection with the performance of its duties under the Agreement or any custodial agreement, including the costs and expenses of defending itself against any claim in connection with the exercise or performance of any of its powers or duties under the Agreement.]

[The Trustee will be entitled to reimbursement for its expenses and indemnification amounts as described above prior to distribution of any amounts to Certificateholders, provided that such reimbursable amounts will not exceed $200,000 in the aggregate per year from the Closing Date to the first anniversary of the Closing Date and each for each subsequent anniversary year thereafter.  The Trustee will be entitled to reimbursement for its expenses and indemnification amounts in excess of $200,000 in each anniversary year from any Interest Remittance Amount remaining after application thereof as described in this prospectus supplement.]

Resignation of Trustee.  [The Trustee may, upon written notice to the Depositor, the resign at any time, in which event the Depositor will appoint a successor trustee.  If no successor trustee has been appointed and has accepted the appointment within 30 days after the Trustee’s notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for appointment of a successor trustee.]

[The Trustee may be removed at any time by the Depositor if (a) the Trustee ceases to be eligible to continue to act as trustee under the Agreement, (b) the Trustee becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the Trustee is appointed, (c) a tax is imposed or threatened with respect to the Trust Fund by any state in which the Trustee or the Trust Fund held by the Trustee is located or (d) the continued use of the Trustee would result in a downgrading of the rating by any Rating Agency of any Class of Certificates.  In addition, the Trustee may be removed at any time by holders of more than 50% of the Class Principal Amount (or Percentage Interest) of each Class of Certificates upon 30 days’ written notice to the Trustee.]

[Any resignation or removal of the Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee, whereupon the predecessor trustee will mail notice of the succession of the successor trustee to all Certificateholders; the expenses of the mailing are to be borne by the predecessor trustee.  The predecessor trustee will be required to assign to the to the successor trustee its interest under all Mortgage Loan files, and will be required to assign and pay over to the successor trustee the entire Trust Fund, together with all necessary instruments of transfer and assignment or other documents properly executed necessary to effect that transfer.  In addition, the Master Servicer and the predecessor trustee will be required to execute and deliver such other instruments and do such other things as may reasonably be required to vest in the successor trustee all such rights, powers, duties and obligations.]

Amendment of the Agreement.  [The Agreement may be amended by the parties to the Agreement, without notice to or consent of the Certificateholders:

·

to cure any ambiguity;

·

to conform to the provisions of the prospectus supplement and prospectus, to correct any defective provisions or to supplement any provision;

·

to add any other provisions with respect to matters or questions arising under the Agreement; or

·

to comply with any requirements imposed by the Code;

provided, that (a) no such amendment may adversely affect the status of any REMIC and (b) any amendment under clause (3) above must not adversely affect in any material respect the interests of any Certificateholders.  Any amendment pursuant to clause (3) of the preceding sentence will be deemed not to adversely affect in any material respect the interests of any Certificateholder if the Trustee receives written confirmation from each Rating Agency rating that the amendment will not cause that Rating Agency to reduce its then current ratings assigned to the Certificates.]

[The Agreement may also be amended by the parties to the Agreement with the consent of the Certificateholders of not less than 66⅔% of the Class Principal Amount (or Percentage Interest) of each class of Certificates affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or modifying in any manner the rights of Certificateholders; provided, however, that no amendment may reduce the amount or delay the timing of payments on any Certificate without the consent of the holder of that Certificate, or reduce the percentage required to consent to the amendment, without the consent of Certificateholders of 100% of the Class Principal Amount (or Percentage Interest) of each class of Certificates affected by the amendment.]

Reports to Certificateholders

On each distribution date, the master servicer will report or cause to be reported to each holder of an offered certificate, by posting to the trustee’s website [(http://www-___________)] or other means of reporting described in the agreement:

·

with respect to each class of offered certificates based on a certificate in the original principal amount of $1,000:

·

the amount of the aggregate distribution on such distribution date;

·

the amount of the distribution allocable to interest;

·

the amount of the distribution allocable to principal, separately identifying the aggregate amount of any prepayments, substitution shortfalls, repurchase amounts or other recoveries of principal included therein, any Extra Principal Distribution Amount and any Applied Realized Loss Amount with respect to, and any Unpaid Realized Loss Amount at, the distribution date;

·

the principal balance after giving effect to any distribution allocable to principal; and

·

[any Interest Carry Forward Amount;]

·

[any Cap Carryover Amount;]

·

the weighted average of the mortgage interest rates on the mortgage loans in each group less the servicing and master servicing fee rates;

·

the Realized Losses for each group for the related period and cumulatively since the cut off date;

·

the largest mortgage loan balance outstanding in each group;

·

the prepayment penalties due from borrowers, collected by the servicer or the master servicer and transferred to the trust, in each case for the related prepayment period;

·

the servicing fees and master servicing fees allocable to each group;

·

[one month LIBOR on the most recent interest determination date;]

·

the pass-through rates for each class (and whether such rates have been capped); and

·

[for each distribution date during the pre-funding period, the amount, if any, on deposit in the pre-funding account.]

Certificateholders may obtain assistance in operating the trustee’s website by calling the trustee’s investor relations department at [(___) ___-____].

Delivery and Substitution of Mortgage Loans

The depositor must repurchase any mortgage loan for which the required documentation is not delivered on the closing date (or subsequent closing date in the case of subsequent mortgage loans) or reasonably promptly thereafter.  Under the limited circumstances specified in the agreement, the depositor may substitute substantially similar mortgage loans for mortgage loans initially delivered.  It is anticipated that any permitted substitution will not materially change the characteristics of the mortgage pools, as set forth above.  See “The Trusts — The Mortgage Loans — General,” and “— Substitution of Mortgage Loans” in the prospectus.

The Trustee

[_________________ will act as trustee of the trust.  The mailing address of the trustee’s Corporate Trust Office is c/o _________________________, __________________, __________, __________ _______, Attention: Aegis 200[  ]-__ (______), and its telephone number is (___) ___-_____.]

Voting Rights

The voting rights of the trust will be allocated as follows:

·

[__]% to the Class [___] Certificates;

·

[__]% to the Class [___] Certificates;

·

[__]% to the Class [__] Certificates;

·

[__]% to the Class [__] Certificates;

·

[__]% to the classes of offered certificates (other than the Class [___], Class [__] and Class [___] Certificates) in proportion to their respective outstanding certificate principal balances; and

·

[__]% to each of the Class [__] and Class [___] Certificates.

Termination

The trust will terminate upon the payment to the holders of all certificates of all amounts required to be paid to the holders and upon the last to occur of:

·

the final payment or other liquidation, or any related advance, of the last mortgage loan; and

·

the disposition of all property acquired in respect of any mortgage loan remaining in the trust.

By the [_________].  At its option, the [__________] may, on any distribution date when the aggregate principal balance of the mortgage loans is less than [__]% of the sum of:

·

the aggregate principal balances of the initial mortgage loans as of the cut off date; and

·

any amounts initially deposited in the pre-funding account,

purchase from the trust all remaining mortgage loans, in whole only, and other property acquired by foreclosure, deed in lieu of foreclosure or otherwise then constituting the trust at a price generally equal to 100% of the aggregate principal balance of the mortgage loans (or, in the case of Nonrecoverable Mortgage Loan, at the Nonrecoverable Mortgage Loan Purchase Price) plus one month’s interest computed as provided in the agreement.  The date on which this optional repurchase is made is known as the Clean-Up Call Date.

Sale of Mortgage Loans

In connection with the sale of mortgage loans, the depositor will be required to deliver a file with respect to each mortgage loan consisting of:

·

the original note endorsed in blank or to the order of the trustee or a custodian acting on behalf of the trustee, or a lost note affidavit in lieu thereof, with all prior and intervening endorsements (the seller, in some instances, having instructed the party selling a mortgage loan to the seller to have required the originator to endorse the original note directly to such custodian);

·

the original recorded security instrument or a certified copy, naming the originator of the related servicer, trustee or custodian as mortgagee, or if the original security instrument has been submitted for recordation but has not been returned by the applicable public recording office, a photocopy certified by an officer of the related servicer, title company, closing/settlement-escrow agent or closing attorney;

·

each original recorded intervening assignment of the security instrument as may be necessary to show a complete chain of title to the related servicer, trustee or custodian (the seller, in some instances, having instructed the party selling a mortgage loan to the seller to record an assignment directly from the originator to the custodian) or if any assignment has been submitted for recordation but has not been returned from the applicable public recording office or is otherwise not available, a copy certified by an officer of the related servicer;

·

if an assignment of the security instrument to the related servicer has been recorded or sent for recordation, an original assignment of the security instrument from the servicer in blank or to the trustee or custodian in recordable form;

·

except as to any second lien mortgage loan with a balance of less than $50,000, an original title insurance policy, certificate of title insurance or written commitment or a copy certified as true and correct by the insurer; and

·

if indicated on the applicable schedule, the original or certified copies of each assumption agreement, modification agreement, written assurance or substitution agreement, if any.

The custodian is required to review each mortgage loan note and provide certification regarding the existence of such mortgage loan notes on or before the closing date and the custodian is required to review the remainder of the mortgage loan file within a specified number of days after the closing date and provide a final certification on the entire mortgage loan file prior to the first anniversary of the closing date.

On the closing date, the depositor will also assign to the trustee all the depositor’s right, title and interest in the sales agreement between the seller and the depositor insofar as it relates to the representations and warranties made therein by the seller in respect of the origination of the mortgage loans and the remedies provided for breach of such representations and warranties.  Such representations and warranties include, among others, in the case of the mortgage loans in group [_] and group [__], that (i) no such mortgage loan was subject to Home Ownership and Equity Protection Act of 1994 or any comparable state law, (ii) no proceeds from any such mortgage loan were used to finance single-premium credit insurance policies, (iii) the servicer will accurately and fully report for each such mortgage loan its borrower credit files to all three credit repositories in a timely manner and (iv) no prepayment penalty is payable on any such mortgage loan for a period in excess of five years following origination.  Upon discovery by the trustee or the master servicer of a breach of any representation, warranty or covenant which materially and adversely affects the interests of the holders of the certificates, the discovering party will promptly notify the depositor and the seller.  The seller will have 60 days from its discovery or its receipt of a notice to cure the breach or, if required, to repurchase the mortgage loan or, subject to the conditions in the agreement, to substitute a qualified substitute mortgage loan.  See “Origination of Mortgage Loans –Representations and Warranties” in the prospectus.

Events of Default

The master servicer will have the right to direct the termination of the servicer if the servicer is in breach under the agreement.  In the event of a termination, the master servicer must appoint a successor servicer to assume the obligations of the servicer under the agreement, including the obligation to make advances.  See “The Mortgage Loan Pool –Advances and Compensating Interest” herein.  If the master servicer is unable to appoint a successor servicer, the master servicer will be obligated to service the mortgage loans.  Any successor servicer will be entitled to compensation arrangements similar to, but no greater than, those provided to the predecessor servicer.  See “Servicing of Mortgage Loans” in the prospectus.

Governing Law

The agreement and each certificate will be construed in accordance with and governed by the laws of the State of New York applicable to agreements made and to be performed therein.

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

General

[The Agreement provides that the Trustee will elect to treat the Trust Fund as a [REMIC] [grantor trust] [FASIT].  Upon the issuance of the Offered Certificates, McKee Nelson LLP (“Tax Counsel”) will deliver its opinion to the effect that, assuming compliance with the Pooling and Servicing Agreement, for federal income tax purposes, [the Trust Fund will qualify as a REMIC within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the “Code”), and that the Offered Certificates will represent the ownership of regular interests in the REMIC.]  [Offered Certificates will be treated as debt and the trust will not be characterized as an association, a publicly traded partnership taxable as a corporation, or a taxable mortgage pool.]  [The trust will qualify as a FASIT.]

Tax Treatment of the Offered Certificates

[To be provided as applicable.]

ERISA CONSIDERATIONS

ERISA Consideration

The offered certificates are eligible for relief under an individual exemption issued to [_________________], Inc. on [____________, _____] (Prohibited Transaction Exemption [__-__]) (the “Exemption”), and may be purchased by an employee benefit plan or other retirement arrangement that is subject to the Employment Retirement Income Security Act of 1974, as amended (“ERISA”) or to Section 4975 of the Internal Revenue Code of 1986, as amended (collectively, a “Plan”) and that is an “accredited investor” within the meaning of Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, or by a person investing on behalf of or with plan assets of such a plan or arrangement.  A fiduciary of any employee benefit plan or other retirement arrangement subject to ERISA, or the Code, should carefully review with its legal advisors whether the purchase or holding of offered certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or the Code.  The Exemption has been amended by Prohibited Transaction Exemption 97-34, 62 Fed. Reg. 39021 (July 21, 1997) and Prohibited Transaction Exemption 2000-58, 65 Fed. Reg. 67765 (Nov. 13, 2000).  See “ERISA Considerations” in the accompanying Prospectus for a description of the requirements for relief under the Exemption.

The rating of an offered certificate may change.  If a class of offered certificates no longer has a rating of at least BBB- or Baa3 (the lowest permitted rating), certificates of that class will no longer be eligible for relief under the Exemption, and consequently may not be purchased by or sold to a Plan (although a Plan that had purchased a certificate of that class when the class had a permitted rating would not be required by the Exemption to dispose of it).

RATINGS

It is a condition of the issuance of the offered certificates that they receive ratings as set forth on page S-2.

The ratings do not represent any assessment of the likelihood or rate of principal prepayments [or the likelihood that any Cap Carryover Amount will be paid].

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.  The security rating assigned to the offered certificates should be evaluated independently of similar security ratings assigned to other kinds of securities.

The ratings assigned by S&P and Moody’s to mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which certificateholders are entitled.  S&P’s and Moody’s ratings address the structural and legal aspects associated with the certificates, including the nature of the underlying mortgage loans.  S&P’s and Moody’s ratings on mortgage pass-through certificates do not represent any assessment of the likelihood or rate of principal prepayments.

The initial ratings assigned to the offered certificates do not address the possibility that holders of the offered certificates might suffer a lower than anticipated yield in the event of principal payments on the offered certificates resulting from rapid prepayments of the mortgage loans or the application of the Extra Principal Distribution Amount as described herein, or in the event that the trust fund is terminated before the expected final distribution dates of the offered certificates.  The ratings on the offered certificates do not address the ability of the trust to acquire subsequent mortgage loans, any potential redemption with respect thereto or the effect on yield resulting therefrom.

LEGAL INVESTMENT CONSIDERATIONS

[Upon the termination of the pre-funding period,] the Class [___] and Class [___] Certificates [will/will not ]constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 [for so long as they are rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations.]  [As such, they will be legal investments for particular entities to the extent provided in SMMEA, subject to state laws overriding SMMEA.]  In addition, institutions whose investment activities are subject to review by federal or state regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by such regulatory authorities, on the investment by such institutions in certain forms of mortgage related securities.  [Furthermore, some states have enacted legislation overriding the legal investment provisions of SMMEA.]

USE OF PROCEEDS

The depositor will sell the initial mortgage loans to the trust concurrently with the delivery of the offered certificates.  Net proceeds from the sale of the offered certificates less the original pre-funded amount will represent, together with the private certificates, certain of which may be retained by the depositor or its affiliates, the purchase price to be paid by the trust to the depositor for the initial mortgage loans.

LEGAL MATTERS

Legal matters relating to the validity of the issuance of the certificates will be passed upon for the depositor and the seller by McKee Nelson LLP.  Legal matters relating to the validity of the offered certificates will be passed upon for the underwriters by [______________]

UNDERWRITING

Under the terms and subject to the conditions contained in the underwriting agreement dated [         ] [   ], 200[  ], the depositor has agreed to cause the trust to sell to the underwriters named below the following principal amounts or notional amounts of offered certificates.

Class	Underwriter	Underwriter	Underwriter	Underwriter
[	$	$	$	$]

[The depositor intends initially to retain the Class [__] and Class [____] Certificates and a portion of the Class [_____] Certificates but may offer such certificates for sale from time to time in the future.]

The underwriting agreement provides that the underwriters are obligated to purchase all of the offered certificates if any are purchased.  The underwriting agreement also provides that if an underwriter defaults the purchase commitments of non-defaulting underwriters may be increased or the offering of the offered certificates may be terminated.

The underwriters will offer the offered certificates for sale from time to time in one or more transactions (which may include block transactions), in negotiated transactions or otherwise, or a combination of those methods of sale, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.  The underwriters may do so by selling the offered certificates to or through broker/dealers, who may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters and/or the purchasers of the offered certificates for whom they may act as agents.  In connection with the sale of the offered certificates, the underwriters may be deemed to have received compensation from the trust in the form of underwriting discounts, and the underwriters may also receive commissions from the purchasers of the offered certificates for whom they may act as agent.  The underwriters and any broker/dealers that participate with the underwriters in the distribution of the offered certificates may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of the offered certificates by them may be deemed to be underwriting discounts or commissions under the Securities Act of 1933.

The depositor expects to receive net proceeds (including accrued interest) of approximately $[___________] before deducting expenses payable by it of approximately $[_______].

The depositor and the seller have agreed to indemnify the underwriters against certain liabilities including liabilities under the Securities Act of 1933, or contribute to payments that the underwriters may be required to make in that respect.

There is currently no secondary market for the offered certificates.  Each underwriter intends to make a secondary market in the offered certificates offered by that underwriter but has no obligation to do so.  There can be no assurance that a secondary market for the offered certificates will develop or, if it does develop, that it will continue.

Some of the mortgage loans may have been the subject of financing provided by affiliates of the underwriters.

GLOSSARY

An “accrual period” means, with respect to any distribution date, for the Class [____], Class [____], Class [____], Class [__], Class [____], Class [____], and Class [____] Certificates, the period from the preceding distribution date (or from the closing date in the case of the first distribution date) to and including the day prior to the current distribution date.  An “accrual period” means, with respect to any distribution date, for the Class [____], Class [____], Class [____], Class [____], Class [____], Class [____] and Class [____] Certificates, the calendar month immediately preceding the month of such distribution date.

The “agreement” referred to in this prospectus supplement means the pooling and servicing agreement, dated as of the cut off date, among the depositor, the servicer and the master servicer.

[“Allocable Portion” for each group, distribution date and each of the Class [____] and Class [____] Certificates is equal to a fraction, expressed as a percentage, the numerator of which is (i) the Interest Funds for such date and such group; and the denominator of which is (ii) the Interest Funds for such date and all groups related to such class of certificates.]

“Applied Realized Loss Amount” with respect to any class of subordinate certificates and as to any distribution date, the sum of Realized Losses with respect to mortgage loans which have been applied in reduction of the certificate principal balance of the class (less any Excess Interest previously distributed in repayment thereof).

“Assumed Principal Balance” as of any distribution date is the aggregate scheduled principal balance of the mortgage loans [plus applicable amounts on deposit in the pre-funding account,] in each case as of the related determination date [(or, in the case of any calculation made as of the cut off date, amounts on deposit in the pre-funding account on the closing date).]

[“Basis Risk Payment” means, for any distribution date, an amount to be deposited into the Basis Risk Reserve Fund equal to the sum of (i) the Cap Carryover Amounts for such distribution date and (ii) any Required Reserve Fund Deposit for such distribution date, provided however, the amount of the Basis Risk Payment for any distribution date cannot exceed the amount of Excess Interest for such date.]

“Basis Risk Reserve Fund” means a fund created under the agreement and held as part of the trust, but not as part of any REMIC created under the agreement, to provide a source for payments of Cap Carryover Amounts.  The Basis Risk Reserve Fund will initially be funded with a deposit of $[_____].

[“Cap Carryover Amount” means with respect to any distribution date and any class of offered certificates, other than the Class [____], Class [____] and Class [____] Certificates, the sum of (i) the excess of the interest calculated at the pass-through rate applicable to such class for such date determined without regard to the Net WAC Cap over the amount of interest calculated at the Net WAC Cap, and (ii) the unpaid portion of the excess described in clause (i) for prior distribution dates together with accrued interest thereon at the applicable pass-through rate determined without regard to the Net WAC Cap.  The Cap Carryover Amount for any class will be reduced by any amounts repaid to such class in respect of such Cap Carryover Amount.]

The “certificate principal balance” of each class of certificates, as of any distribution date, is the aggregate principal amount of the certificates of that class on the closing date as reduced by:

·

all amounts distributed on previous distribution dates in reduction of the certificate principal balance thereof, and

·

in the case of a subordinate certificate, reductions in the certificate principal balance thereof as a result of the application of Realized Losses.

Any amounts distributed to a class of subordinate certificates in respect of any Unpaid Realized Loss Amount will not further reduce the certificate principal balance of that class.

“Class [____] Principal Distribution Amount” for each group on any distribution date is the Principal Percentage for such group of the Senior Principal Distribution Amount on such date.

[“Class ___ Distribution Amount” for any distribution date, is the product of:

·

a fraction, the numerator of which is the certificate principal balance of the Class [____] Certificates and the denominator of which is the certificate principal balances of the Class [____], Class[____], Class [____], Class [____], Class [____] and Class [____] Certificates, in each case immediately prior to the distribution date,

·

the Class [____] Principal Distribution Amount with respect to group [____] or such distribution date and

·

the applicable percentage for such distribution date set forth in the following table:

Distribution Date	Percentage
____ 200[ ] - ____ 200[ ]	0%
____ 200[ ] - ____ 200[ ]	45%
____ 200[ ] - ____ 200[ ]	80%
____ 200[ ] - ____ 200[ ]	100%
____ 200[ ] and thereafter	300%]

 “Class [__] Principal Distribution Amount” with respect to any distribution date on or after the Stepdown Date and as long as a Trigger Event is not in effect, is the excess of

·

the sum of

·

the Class [__] certificate principal balance (after giving effect to distributions on that date),

·

the Class [__] certificate principal balance (after giving effect to distributions on that date),

·

the Class [__] certificate principal balance (after giving effect to distributions on that date),  and

·

the Class [__] certificate principal balance immediately prior to the distribution date over

·

the lesser of

·

[______]% of the Assumed Principal Balance on the preceding determination date and

·

the Assumed Principal Balance on the preceding determination date less [____]% of the Assumed Principal Balance as of the cut off date (but in no event less than zero).

“Class [___] Principal Distribution Amount” with respect to any distribution date on or after the Stepdown Date and as long as a Trigger Event is not in effect, is the excess of

·

the sum of

·

the Class [___] certificate principal balance (after giving effect to distributions on that date) and

·

the Class [___] certificate principal balance immediately prior to the distribution date over

·

the lesser of

·

[_____]% of the Assumed Principal Balance on the preceding determination date and

·

the Assumed Principal Balance on the preceding determination date less [___]% of the Assumed Principal Balance as of the cut off date (but in no event less than zero).

“Class [___] Principal Distribution Amount” with respect to any distribution date on or after the Stepdown Date and as long as a Trigger Event is not in effect, is the excess of

·

the sum of

·

the Class [___] certificate principal balance (after giving effect to distributions on that date),

·

the Class [___] certificate principal balance (after giving effect to distributions on that date), and

·

the Class [___] certificate principal balance immediately prior to the distribution date over

·

the lesser of

·

[_____]% of the Assumed Principal Balance on the preceding determination date and

·

the Assumed Principal Balance on the preceding determination date less [___]% of the Assumed Principal Balance as of the cut off date (but in no event less than zero).

“Clean-Up Call Date” is any distribution date when the Assumed Principal Balance is less than [___]% of the Assumed Principal Balance on the cut off date.

The “collection account” is an account maintained by the servicer into which collections on the mortgage loans are deposited.

“Compensating Interest” means an amount, as of any distribution date, payable by the servicer, equal to the lesser of

·

prepayment interest shortfalls for such date in respect of any prepayments in full, and

·

the servicing fee for such date.

“CPR” is a constant prepayment standard or model commonly used to measure prepayments on mortgage loans.  The model represents an assumed constant rate of prepayment each month relative to the then outstanding principal balance of the mortgage loans for the life of such mortgage loans.  CPR does not purport to be either a historical description of the prepayment experience of the mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the mortgage loans to be included in the trust.

“Current Interest,” with respect to each class of the certificates and each distribution date, is the interest accrued on the certificate principal balance of the class (or, in the case of the Class [___], Class [___] or Class [___] Certificates, the related Notional Principal Balance) immediately prior to the distribution date during the applicable accrual period at the applicable pass-through rate as reduced, on a pro rata basis, by any related Net Prepayment Interest Shortfalls and Relief Act Shortfalls for such date.

The “cut off date” is [_____] 1, 200[  ] in respect of the mortgage loans to be sold to the trust on the closing date.

The “depositor” under the agreement is Aegis Asset Backed Securities Corporation, a Delaware corporation.

The “determination date” for each distribution date is the seventeenth day of the month, or if such day is not a business day, the immediately preceding business day.

The “distribution account” is an account maintained by the trustee from which distributions are made on the certificates.

A “due period” is the period from and including the second day of a month to and including the first day of the following month.

“Excess Interest” for any distribution date means, interest funds remaining after the payment of all related interest distributions as described under “Distributions –– Distributions of Interest” in this prospectus supplement, [plus Net Pledged Prepayment Penalties].

“Extra Principal Distribution Amount” with respect to any distribution date is the lesser of (i) Excess Interest, if any, and (ii) the excess of (A) the Required Overcollateralization Amount over (B) the Overcollateralization Amount (assuming for this purpose that all Principal Funds are distributed as principal to the certificates on such date).

The “group [__] senior certificates” are the Class [___], Class [___], Class [___], Class [___], Class [___] and Class [___] Certificates.

The “group [___] senior certificates” are the Class [____] Certificates.

“Interest Carry Forward Amount” with respect to each class of the certificates and each distribution date, is the sum of

·

the excess of

·

Current Interest for the class with respect to prior distribution dates (excluding any Cap Carryover Amount) over

·

the amount actually distributed to the class with respect to Current Interest on those prior distribution dates and

·

interest on the excess at the applicable pass-through rate.

“Interest Funds” with respect to each master servicer remittance date, to the extent actually deposited in the master servicer custodial account, are equal to the sum, without duplication of

·

all scheduled interest due during the related due period and collected by the servicer as of the related determination date less the related servicing fee and master servicing fee;

·

all advances relating to interest;

·

all Compensating Interest;

·

liquidation proceeds to the extent the liquidation proceeds relate to interest, less all non-recoverable advances relating to interest and certain expenses reimbursed during the related due period; and

·

any Subsequent Recoveries for such date.

The “master servicer” under the agreement is [_______________], a [______] corporation.

[“Maximum Cap Rate” as to any Distribution Date is a per annum rate that would equal the Net WAC Cap for such date if such Net WAC Cap were determined under the assumption that (i) each adjustable rate Mortgage Loan had an interest rate equal to the maximum rate permitted under the terms of the related mortgage note, and (ii) each fixed rate Mortgage Loan had an interest rate equal to its stated fixed rate.]

The “mortgage loans” referred to in this prospectus are the mortgage loans to be conveyed by the depositor to the trust under the agreement.

[“Net Pledged Prepayment Penalties” for each distribution date means the Pledged Prepayment Penalties remaining after payment of any Cap Carryover Amounts.]

“Net Prepayment Interest Shortfalls” for any distribution date refer to the excess of (a) any prepayment interest shortfalls, over (b) any Compensating Interest payments made by the servicer or master servicer.

[“Net WAC Cap” as to any Distribution Date, is a per annum rate equal to the Weighted Average Net Rate of the Mortgage Loans less:

·

The pass-through rate for the Class [___] Certificates for such Distribution Date multiplied by a fraction equal to:

·

the Notional Principal Balance of the Class [___] Certificates prior to such Distribution Date divided by;

·

the Assumed Principal Balance; and

·

The pass-through rate for the Class [__] Certificates for such Distribution Date multiplied by a fraction equal to:

·

the Notional Principal Balance of the Class [__] Certificates prior to such Distribution Date divided by;

·

the Assumed Principal Balance.]

In the case of the Class [___] Certificates, the group [__] senior certificates and the subordinate certificates, other than the Class [___] Certificates, the Net WAC Cap derived under the above described formula will be adjusted to reflect an actual/360 day count convention.]

A “Nonrecoverable Mortgage Loan” is any defaulted loan as to which the servicer has determined under the agreement that the expenses associated with the liquidation and foreclosure thereof will exceed the proceeds expected to be recovered in any such proceeding.

The “Nonrecoverable Mortgage Loan Purchase Price” means an amount determined under the agreement in respect of any Nonrecoverable Mortgage Loan generally equal to the sum of:

·

the projected net liquidation value thereof (i.e., the fair market value of the related mortgaged property less all expenses expected to be incurred in liquidation of such loan); and

·

interest accrued on such loan.

[The “Notional Principal Balance” of the Class [___] Certificates, as of any distribution date, is equal to the lesser of the amount set forth below for such date and the Assumed Principal Balance for such distribution date:

Distribution Date	Notional Amount
1 – 6	$
7 – 9	$
10 – 12	$
13 – 15	$
16 – 18	$
19 – 21	$
22 – 24	$
25 – 27	$
28 – 31	$
32 and thereafter	$0]

[The “Notional Principal Balance” of the Class [__] Certificates, as of any distribution date on or prior to the [____] distribution date after the closing date, is equal to the aggregate principal balance of the adjustable rate mortgage loans for such distribution date that have not reached their initial adjustment date.  Following the [____] distribution date, the Notional Principal Balance of the Class [__] Certificates will be zero.]

[The “Notional Principal Balance” of the Class [___] Certificates as of any distribution date is the Assumed Principal Balance as of such date.]

“Overcollateralization Amount” for each distribution date is the excess of the Assumed Principal Balance on that distribution date over the aggregate certificate principal balance of the certificates after giving effect to principal distributions on that distribution date.

[“Pledged Prepayment Penalties” for any distribution date and any group is an amount equal to the sum of (i) the lesser of (x) prepayment penalties collected for the group during the related Prepayment Period and (y) [__]% of the prepayment penalties owed and not waived by the servicer pursuant to the terms of the agreement for that group and the related Prepayment Period and (ii) the aggregate amount, if any, by which (i)(y) exceeded (i)(x) for prior distribution dates for that group.]

A “prepayment interest shortfall” means, as to each distribution date and any mortgage loan as to which a prepayment of principal was received during the period from the eighteenth day of the month preceding the month of such distribution date through the last day of such month, the amount, if any, by which one month’s interest at the related mortgage rate (less the servicing fee) on such prepayment exceeds the amount of interest actually paid by the mortgagor in connection with such prepayment.

“Prepayment Penalty Period” has the meaning set forth in this prospectus supplement under the heading “The Mortgage Loan Pool — Characteristics of the Mortgage Loans.”

“Prepayment Period” with respect to each distribution date is the period beginning on the 18th day of the month (or, if the immediately preceding Prepayment Period ended on a later day, that later day) immediately preceding the month in which such distribution date occurs (or, in the case of the first distribution date, the cut off date) and ending on the Determination Date of the month in which such distribution date occurs.

“Principal Distribution Amount” with respect to each group and distribution date, is the excess of

·

the sum of

·

the Principal Funds for that distribution date and group and

·

the related Principal Percentage of any Extra Principal Distribution Amount for that distribution date over

·

the related Principal Percentage of the Released Principal Amount for that distribution date.

“Principal Funds” with respect to each master servicer remittance date, to the extent actually deposited in the master servicer custodial account, are equal to the sum, without duplication of:

·

the scheduled principal collected by the servicer during the related due period or advanced on or before the master servicer remittance date;

·

prepayments of principal collected by the servicer in the applicable prepayment period;

·

the scheduled principal balance of each mortgage loan that was repurchased by the depositor;

·

any substitution shortfall, which is the amount, if any, by which the aggregate unpaid principal balance of any substitute mortgage loans is less than the aggregate unpaid principal balance of any deleted mortgage loans, delivered by the depositor in connection with a substitution of mortgage loans; and

·

all liquidation proceeds collected by the servicer during the related due period, to the extent the liquidation proceeds related to principal, less all non-recoverable advances relating to principal reimbursed during the related due period.

“Principal Percentage” for any distribution date and group is the percentage equivalent of a fraction, the numerator of which is the Principal Funds for such group and the denominator of which is the Principal Funds for all groups.

“Realized Loss” means as to any distribution date and any

·

liquidated mortgage loan (other than a Nonrecoverable Mortgage Loan), the amount by which the unpaid principal balance thereof exceeds the net liquidation proceeds received thereon; and

·

Nonrecoverable Mortgage Loan, the amount by which the unpaid principal balance thereof exceeds the projected net liquidation proceeds thereof (i.e., the amount expected to be recovered in liquidation of such loan, less estimated expenses) as determined at the time that the amount of Realized Loss for the related Nonrecoverable Mortgage Loan was calculated.

“Released Principal Amount” as to any distribution date will equal the amount by which the Overcollateralization Amount (assuming for this purpose that all Principal Funds for that date are distributed as principal to the certificates) on that distribution date exceeds the Required Overcollateralization Amount for that distribution date.

[The “Required Overcollateralization Amount” for each distribution date is

·

prior to the Stepdown Date, [___]% of the Assumed Principal Balance as of the cut off date and

·

on and after the Stepdown Date, if a Trigger Event is not in effect, the greater of

·

the lesser of

·

[___]% of the Assumed Principal Balance as of the cut off date and

·

[___]% of the Assumed Principal Balance on the preceding determination date and

·

[___]% of the Assumed Principal Balance as of the cut off date and

·

if a Trigger Event is in effect, the Overcollateralization Amount as of the preceding distribution date.]

[“Required Reserve Fund Deposit” means, for any distribution date on which the difference between (a) the excess of the Net WAC Cap over the rate payable on the Class [___] Certificates for such date, and (b) the weighted average of the rates on the offered certificates, other than the Class [___], Class [___] and Class [___] Certificates, is less than [___]%, an amount that would cause the balance held in the Basis Risk Reserve Fund to equal [___]% of the Assumed Principal Balance for such date, and, for any other distribution date, the amount that would cause the balance held in the Basis Risk Reserve Fund to equal $[___].]

The “seller” of the mortgage loans to the trust is Aegis Mortgage Corporation, an Oklahoma corporation.

“Senior Credit Enhancement Percentage” as of any distribution date is equal to a fraction, expressed as a percentage, the numerator of which is the sum of the aggregate certificate principal balance of the subordinate certificates for such distribution date and the Overcollateralization Amount for such distribution date, and the denominator of which is the Assumed Principal Balance of the mortgage loans as of such distribution date.

“Senior Principal Distribution Amount” is

·

with respect to any distribution date prior to the Stepdown Date or as to which a Trigger Event exists, 100% of the aggregate Principal Distribution Amount for the distribution date and

·

with respect to any distribution date on or after the Stepdown Date and as to which a Trigger Event is not in effect, the excess of

·

the Class [____] certificate principal balance immediately prior to the distribution date over

·

the lesser of

·

[_____]% of the Assumed Principal Balance on the preceding determination date and

·

the Assumed Principal Balance on the preceding determination date less [___]% of the Assumed Principal Balance as of the cut off date (but in no event less than zero).

The “servicer” of the mortgage loans is [_____________________], a [_______] corporation.

The “statistical cut off date” is [______] 1, 200[  ].

“Stepdown Date” is the earlier to occur of:

·

the later to occur of

·

the distribution date in [_____] 200[_] and

·

the first distribution date on which the certificate principal balance of the senior certificates is less than or equal to [_____]% of the Assumed Principal Balance on such date and

·

the distribution date after the certificate principal balance of the Class [__] Certificates has been reduced to zero.

“Subsequent Recoveries” for any Nonrecoverable Mortgage Loan on any distribution means the amount by which net liquidation proceeds recovered on such loan exceed the previously estimated Realized Loss for such loan.

[A “Trigger Event,” with respect to each distribution date after the Stepdown Date, exists if either (i)

·

the quotient, expressed as a percentage, of

·

the aggregate scheduled principal balance of all 60 or more day delinquent mortgage loans (including bankruptcy, foreclosure and REO loans) and

·

the Assumed Principal Balance as of the preceding determination date equals or exceeds [___]% of the Senior Credit Enhancement Percentage, or (ii) losses occurring since the closing date as a percentage of the Assumed Principal Balance as of the cut off date, for the related distribution dates, are greater than:

Distribution Date	Cumulative Loss Percentage
[37 to 48%
49 to 60%
61 and thereafter]	%

“Unpaid Realized Loss Amount” with respect to any class of subordinate certificates and as to any distribution date, is the excess of

·

Applied Realized Loss Amounts with respect to the class over

·

the sum of all distributions in reduction of the Applied Realized Loss Amounts to the class on all previous distribution dates.

“Weighted Average Net Rate” is the weighted average of the mortgage interest rates of the mortgage loans less the sum of the servicing fee rate and master servicing fee rate, as applicable, multiplied, in the case of the first three distribution dates, by a fraction the numerator of which is the aggregate scheduled principal balance of the mortgage loans acquired on the closing date as of the statistical cut off date and the denominator of which is the Assumed Principal Balance as of the statistical cut off date.

Appendix A:
Pool Information

Group [__] Mortgage Loans

Total Scheduled Principal Balance:	$
Number of Loans:

	Average	Minimum	Maximum

Scheduled Principal Balance:	$	$	$

	Weighted Average	Minimum	Maximum

Mortgage Rate:	%	%	%
Servicing Fee:	%	%	%
Net Mortgage Rate:	%	%	%

Combined Original LTV:	%	%	%
Original LTV:	%	%	%
Credit Score:

Original Term (months):
Remaining Term (months):
Seasoning (months):		0
Remaining Amortization Term (months):

		Earliest	Latest

First Payment Date:
Maturity Date:

Current Scheduled Principal Balance

Current Scheduled Principal Balance ($)	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date

 [10,000.00  to  25,000.00

%

   25,000.01  to  50,000.00

   50,000.01  to  75,000.00

 75,000.01  to  100,000.00

100,000.01  to  125,000.00

125,000.01  to  150,000.00

150,000.01  to  175,000.00

175,000.01  to  200,000.00

200,000.01  to  225,000.00

225,000.01  to  250,000.00

250,000.01  to  275,000.00

275,000.01  to  300,000.00]

Total

$

100.00%

Current Mortgage Interest Rates

Current Mortgage Interest Rates (%)	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date

[6.250 to 6.250		$	%
6.251 to 6.500
6.501 to 6.750
6.751 to 7.000
7.001 to 7.250
7.251 to 7.500
7.501 to 7.750
7.751 to 8.000
8.001 to 8.250
8.251 to 8.500
8.501 to 8.750
8.751 to 9.000
9.001 to 9.250
9.251 to 9.500
9.501 to 9.750
9.751 to 10.000
10.001 to 10.250
10.251 to 10.500
10.501 to 10.750
10.751 to 11.000
11.001 to 11.250
11.251 to 11.500
11.501 to 11.750
11.751 to 12.000
12.001 to 12.250
12.251 to 12.500
12.501 to 12.750
12.751 to 13.000
13.001 to 13.250
13.251 to 13.500
13.501 to 13.750
13.751 to 14.000
14.001 to 14.250
14.251 to 14.500
14.501 to 14.750
14.751 to 15.000
15.001 to 15.250
16.001 to 16.250
16.501 to 16.625]
Total			$100.00%

Original Combined Loan-to-Value Ratio(1)

Original Combined Loan-to-Value Ratio (%)	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date

[12.07 to 15.00		$	%
15.01 to 20.00
20.01 to 25.00
25.01 to 30.00
30.01 to 35.00
35.01 to 40.00
40.01 to 45.00
45.01 to 50.00
50.01 to 55.00
55.01 to 60.00
60.01 to 65.00
65.01 to 70.00
70.01 to 75.00
75.01 to 80.00
80.01 to 85.00
85.01 to 90.00
90.01 to 95.00
95.01 to 100.00]
Total			100.00%

(1)

The combined loan-to-value ratio of a mortgage loan (including a second mortgage loan) is equal to the ratio (expressed as a percentage) of the original scheduled principal balance of the mortgage loan plus any senior lien balances and the fair market value of the mortgaged premises at the time of origination.  The fair market value is the lower of (i) the purchase price and (ii) the appraised value in the case of purchases and is the appraised value in all other cases.

Remaining Scheduled Term to Maturity

Remaining Term (Months)	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date

[58 to 60		$	%
109 to 120
133 to 144
157 to 168
169 to 180
229 to 240
289 to 300
337 to 348
349 to 360]
Total			100.00%

Remaining Amortization Term

Remaining Amortization Term (Months)	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date

[60 to 60		$	%
109 to 120
133 to 144
169 to 180
229 to 240
289 to 300
337 to 348
349 to 360]
Total			100.00%

Occupancy Type of Mortgaged Premises

Occupancy Type	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date

Primary Home		$
Investment
Second Home
Total			100.00%

Origination Program

Origination Program	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date

Full Documentation		$	%
Stated Documentation
Limited Documentation
No Ratio Documentation
Total			100.00%

Mortgage Loan Purpose

Mortgage Loan Purpose	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date

Cash Out Refinance		$	%
Purchase
Refinance
Total			100.00%

Property Type

Property	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date

Single Family Detached		$	%
Planned Unit Development
Two to Four Family
Condominium Low-Rise
Manufactured Housing
Single Family Attached
Townhouse
Condominium High-Rise
Deminimus PUD
Total			100.00%

Loan Type

Mortgage Loan Type	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date

[Balloon 15/30		$	%
Fixed Rate 5 Year
Fixed Rate 10 Year
Fixed Rate 12 Year
Fixed Rate 15 Year
Fixed Rate 20 Year
Fixed Rate 25 Year
Fixed Rate 30 Year]
Total			100.00%

Geographic Distribution of Mortgaged Premises

State	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date

[Alaska		$	%
Arizona
Arkansas
California
Colorado
Connecticut
Delaware
Florida
Georgia
Hawaii
Idaho
Illinois
Indiana
Iowa
Kansas
Kentucky
Louisiana
Maine
Maryland
Massachusetts
Michigan
Minnesota
Mississippi
Missouri
Montana
Nebraska
Nevada
New Hampshire
New Jersey
New Mexico
New York
North Carolina
North Dakota
Ohio
Oklahoma
Oregon
Pennsylvania
Rhode Island
South Carolina
South Dakota
Tennessee
Texas
Utah
Vermont
Virginia
Washington
West Virginia
Wisconsin
Wyoming]
Total			100.00%

       No more than approximately 0.38% of the related mortgaged properties are located in any one postal zip code.

Credit Score

Credit Score	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date

Not Available		$	%
[449 to 450
451 to 500
501 to 550
551 to 600
601 to 650
651 to 700
701 to 750
751 to 800
801 to 809]
Total			100.00%

Credit Grade

Credit Grade	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date

[A+		$	%
A
A-
B
C
D]
Total			100.00%

Delinquency

Delinquency	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date

Current			%
30 Days
Total			100.00%

Amortization Type

Amortization Type	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date

Fully Amortizing		$	%
Balloon
Total			100.00%

Lien Position

Lien Position	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date

First Lien		$	%
Second Lien
Total			100.00%

Prepayment Penalty

Prepayment Penalty Type	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date

[1 Year-5% of Prepay amount		$	%
1 Year-6 months advance
1 Year-2% of Prepay amount
1.5 Year-6 months advance
2 Year-6 months advance
2.5 Year-1% of Prepay amount
3 Year-1% of Prepay amount
3 Year-2 months advance
3 Year-2% of Prepay amount
3 Year-3 months advance
3 Year 6 months advance
3.5 Year-2% of Prepay amount
4 Year-6 months advance
5 Year-1% of Prepay amount
5 Year-2% of Prepay amount
5 Year-5/4/3/2/1
5 Year-6 months advance
Miscellaneous Prepayment Penalties
No Prepayment Penalties]
Total			100.00%

Group [__] Mortgage Loans

Total Scheduled Principal Balance:	$
Number of Loans:

	Average	Minimum	Maximum

Scheduled Principal Balance:	$	$	$

	Weighted Average	Minimum	Maximum

Mortgage Rate:	%	%	%
Servicing Fee:	%	%	%
Net Mortgage Rate:	%	%	%

Gross Margin:	%	%	%
First Period Rate Cap:	%	%	%
Period Rate Cap:	%	%	%
Life Floor:	%	%	%
Life Cap:	%	%	%

Months to Roll (months):

Original LTV:	%	%	%
Credit Score:

Original Term (months):
Remaining Term (months):
Seasoning (months):
Remaining Amortization Term (months):

		Earliest	Latest

First Payment Date:
Maturity Date:

Current Scheduled Principal Balance

Current Scheduled Principal Balance ($)	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date

[20,000.00 to 25,000.00		$	%
25,000.01 to 50,000.00
50,000.01 to 75,000.00
75,000.01 to 100,000.00
100,000.01 to 125,000.00
125,000.01 to 150,000.00
150,000.01 to 175,000.00
175,000.01 to 200,000.00
200,000.01 to 225,000.00
225,000.01 to 250,000.00
250,000.01 to 275,000.00
275,000.01 to 300,000.00
300,000.01 to 325,000.00
350,000.01 to 375,000.00]
Total			100.00%

Current Mortgage Interest Rates

Current Mortgage Interest Rates (%)	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date

[6.625 to 6.750		$	%
6.751 to 7.000
7.001 to 7.250
7.251 to 7.500
7.501 to 7.750
7.751 to 8.000
8.001 to 8.250
8.251 to 8.500
8.501 to 8.750
8.751 to 9.000
9.001 to 9.250
9.251 to 9.500
9.501 to 9.750
9.751 to 10.000
10.001 to 10.250
10.251 to 10.500
10.501 to 10.750
10.751 to 11.000
11.001 to 11.250
11.251 to 11.500
11.501 to 11.750
11.751 to 12.000
12.001 to 12.250
12.251 to 12.500
12.501 to 12.750
12.751 to 13.000
13.001 to 13.250
13.251 to 13.380]
Total			100.00%

Original Loan-to-Value Ratio

Original Loan-to-Value Ratio (%)	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date

[10.64 to 15.00		$	%
15.01 to 20.00
20.01 to 25.00
25.01 to 30.00
30.01 to 35.00
35.01 to 40.00
40.01 to 45.00
45.01 to 50.00
50.01 to 55.00
55.01 to 60.00
60.01 to 65.00
65.01 to 70.00
70.01 to 75.00
75.01 to 80.00
80.01 to 85.00
85.01 to 90.00
90.01 to 95.00]
Total			100.00%

Remaining Scheduled Term to Maturity

Remaining Term (Months)	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date

[293 to 300		$	%
337 to 348
349 to 360]
Total			100.00%

Remaining Amortization Term

Remaining Amortization Term (Months)	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date

[344 to 348		$	%
349 to 360]
Total			100.00%

Gross Margin

Gross Margin (%)	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date

[3.125 to 3.250		$	%
3.251 to 3.500
3.501 to 3.750
3.751 to 4.000
4.001 to 4.250
4.251 to 4.500
4.501 to 4.750
4.751 to 5.000
5.001 to 5.250
5.251 to 5.500
5.501 to 5.750
5.751 to 6.000
6.001 to 6.250
6.251 to 6.500
6.501 to 6.750
6.751 to 7.000
7.001 to 7.250
7.251 to 7.500
7.501 to 7.750
7.751 to 8.000
8.001 to 8.250
8.251 to 8.500
8.501 to 8.750
8.751 to 9.000
9.001 to 9.250
9.251 to 9.500
9.751 to 10.000
10.001 to 10.250
10.251 to 10.500
10.501 to 10.750
11.001 to 11.200]
Total			100.00%

Maximum Lifetime Mortgage Interest Rates

Maximum Lifetime Mortgage Interest Rates (%)	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date

[12.625 to 12.750		$	%
12.751 to 13.000
13.001 to 13.250
13.251 to 13.500
13.501 to 13.750
13.751 to 14.000
14.001 to 14.250
14.251 to 14.500
14.501 to 14.750
14.751 to 15.000
15.001 to 15.250
15.251 to 15.500
15.501 to 15.750
15.751 to 16.000
16.001 to 16.250
16.251 to 16.500
16.501 to 16.750
16.751 to 17.000
17.001 to 17.250
17.251 to 17.500
17.501 to 17.750
17.751 to 18.000
18.001 to 18.250
18.251 to 18.500
18.501 to 18.750
18.751 to 19.000
19.001 to 19.250
19.251 to 19.500
19.501 to 19.750
19.751 to 20.000
20.001 to 20.250
20.251 to 20.380]
Total			100.00%

Minimum Lifetime Mortgage Interest Rates

Minimum Lifetime Mortgage Interest Rates (%)	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date

[4.125 to 4.250		$	%
4.251 to 4.500
4.501 to 4.750
4.751 to 5.000
5.001 to 5.250
5.251 to 5.500
5.501 to 5.750
5.751 to 6.000
6.001 to 6.250
6.251 to 6.500
6.501 to 6.750
6.751 to 7.000
7.001 to 7.250
7.251 to 7.500
7.501 to 7.750
7.751 to 8.000
8.001 to 8.250
8.251 to 8.500
8.501 to 8.750
8.751 to 9.000
9.001 to 9.250
9.251 to 9.500
9.501 to 9.750
9.751 to 10.000
10.001 to 10.250
10.251 to 10.500
10.501 to 10.750
10.751 to 11.000
11.001 to 11.250
11.251 to 11.500
11.501 to 11.750
11.751 to 12.000
12.001 to 12.250
12.251 to 12.500
12.501 to 12.750
12.751 to 13.000
13.001 to 13.250
13.251 to 13.380]
Total			100.00%

Next Interest Rate Adjustment Date

Next Interest Rate Adjustment Date	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date

[August 200[ ]		$	%
January 200[ ]
March 200[ ]
April 200[ ]
May 200[ ]
June 200[ ]
August 200[ ]
September 200[ ]
October 200[ ]
November 200[ ]
December 200[ ]
January 200[ ]
February 200[ ]
March 200[ ]
May 200[ ]
August 200[ ]
September 200[ ]
October 200[ ]
November 200[ ]
December 200[ ]
January 200[ ]
February 200[ ]
March 200[ ]
January 200[ ]
February 200[ ]
March 200[ ]]
Total			100.00%

Occupancy Type of Mortgaged Premises

Occupancy Type	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date

Primary Home		$	%
Investment
Second Home
Total			100.00%

Origination Program

Origination Program	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date

Full Documentation		$	%
Stated Documentation
Limited Documentation
No Ratio Documentation
Total			100.00%

Mortgage Loan Purpose

Mortgage Loan Purpose	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date

Cash Out Refinance		$	%
Purchase
Refinance
Total			100.00%

Property Type

Property Type	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date

Single Family Detached		$	%
Planned Unit Development
Two to Four Family
Condominium Low-Rise
Manufactured Housing
Single Family Attached
Townhouse
Condominium High Rise
Deminimus PUD
Total			100.00%

Loan Types

Loan Types	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date

[2/28 LIBOR ARM		$	%
3/27 LIBOR ARM
5/25 LIBOR ARM
One-Year Treasury ARM]
Total			100.00%

Credit Score

Credit Score	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date

[ Not Available		$	%
436 to 450
451 to 500
501 to 550
551 to 600
601 to 650
651 to 700
701 to 750
751 to 791]
Total			100.00%

Credit Grade

Credit Grade	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date

[A+		$	%
A
A-
B
C
D]
Total			100.00%

Delinquency

Delinquency	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date

Current		$	%
30 Days
Total			100.00%

Geographic Distribution of Mortgaged Premises

State	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date
[Alaska		$	%
Arizona
Arkansas
California
Colorado
Connecticut
Delaware
Florida
Georgia
Hawaii
Idaho
Illinois
Indiana
Iowa
Kansas
Kentucky
Louisiana
Maine
Maryland
Massachusetts
Michigan
Minnesota
Mississippi
Missouri
Montana
Nebraska
Nevada
New Hampshire
New Jersey
New Mexico
New York
North Carolina
North Dakota
Ohio
Oklahoma
Oregon

(table continued)

State	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date
Pennsylvania
Rhode Island
South Carolina
South Dakota
Tennessee
Texas
Utah
Vermont
Virginia
Washington
West Virginia
Wisconsin
Wyoming]
Total			100.00%

No more than approximately 0.40% of the related mortgaged properties are located in any one postal zip code.

Lien Position

Lien Position	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date

First Lien			%
Total			100.00%

Prepayment Penalty

Prepayment Penalty Type	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date

[1 Year-6 months advance		$	%
2 Year-6 months advance
2.5 Year-1% of Prepay amount
3 Year-1% of Prepay amount
3 Year-2 months advance
3 Year-2% of Prepay amount
3 Year-3 months advance
3 Year-3/2/1
3 Year-6 months advance
3.5 Year-2% of Prepay amount
5 Year – Waived each adjustment
5 Year-2% of Prepay amount
5 Year-6 months advance
Miscellaneous Prepayment Penalties
No prepayment penalties]
Total			100.00%

[LOGO]

Prospectus Supplement dated [________], (To Prospectus Dated [_________])

The information in this Prospectus Supplement is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This Prospectus Supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

$[          ]

AEGIS ASSET BACKED SECURITIES TRUST 200[_]-[_]

Mortgage Backed Notes

[AEGIS LOGO],

Aegis Mortgage Corporation,	Aegis Asset Backed Securities Corporation,
Sponsor	Depositor
[ ] [Servicer] [Master Servicer] _____________________

The trust will issue:

·

[         ] classes of senior notes; and

·

[         ] classes of subordinated notes.

For a description of the notes offered by this prospectus supplement, see “Offered Notes” in this prospectus supplement.  Principal and interest on each class of offered notes will be payable monthly beginning in [     ].  Credit enhancement for the offered notes will include [excess interest], [overcollateralization], [subordination] and [limited cross-collateralization] features.  [Amounts payable under an interest rate swap agreement provided by [     ] will be applied to pay certain interest shortfalls, maintain overcollateralization and cover certain losses.]

________________

The assets of the trust will include [         ] groups of mortgage loans secured by one-to-four family residential properties.  [One group will consist of first and second lien, fixed rate mortgage loans. The [         ] group will consist of first lien, adjustable rate mortgage loans.]  [The trust will also hold cash for the purchase of subsequent mortgage loans on or before [           ] [   ], 200[  ].]

The mortgage loans were or will be originated or acquired in accordance with underwriting guidelines that are not as restrictive as federal agency guidelines.  As a result, the mortgage loans may experience higher rates of delinquency, foreclosure and bankruptcy than if they had been underwritten in accordance with more restrictive standards.

________________

An investment in the offered notes involves significant risks.  You should carefully consider the risk factors beginning on page S-[  ] of this prospectus supplement and page [   ] of the prospectus.

________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus supplement or prospectus.  Any representation to the contrary is a criminal offense.

The underwriters will offer the notes offered by this prospectus supplement from time to time at varying prices to be determined at the time of sale.  The notes will be available for delivery to investors in book-entry form through the facilities of The Depository Trust Company, or upon request through Clearstream and the Euroclear System on or about [           ] [   ], 200[  ].

[Underwriters]

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED
IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS

The offered notes are described in two separate documents that progressively provide more detail:  (1) the accompanying prospectus, which provides general information, some of which may not apply to a particular series of your notes, and (2) this prospectus supplement, which describes the specific terms of your notes.  Investors can find a glossary of certain significant defined terms at the end of this prospectus supplement.

This prospectus supplement does not contain complete information about the offering of these securities.  We suggest that you read both this prospectus supplement and the prospectus in full.  We cannot sell these securities to you unless you have received both this prospectus supplement and the prospectus.

If information varies between this prospectus supplement and the prospectus, you should rely on the information in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus.  No one has been authorized to provide you with different information.

We are not offering the notes in any state where the offer is not permitted.  We do not claim the accuracy of the information in this prospectus supplement and the accompanying prospectus as of any date other than the dates stated on their cover pages.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the notes and with respect to their unsold allotments or subscriptions.  In addition, all dealers selling the offered notes, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until 90 days after the date of the prospectus supplement.

This prospectus supplement and the accompanying prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933.  Specifically, forward-looking statements, together with related qualifying language and assumptions, are found in the materials, including tables, under the headings “Risk Factors” and “Prepayment and Yield Considerations.”  Forward-looking statements are also found in other places throughout this prospectus supplement and the prospectus, and may be identified by accompanying language, including “expects,” “intends,” “anticipates,” “estimates” or analogous expressions, or by qualifying language or assumptions.  These statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results or performance to differ materially from the forward-looking statements.  These risks, uncertainties and other factors include, among others, general economic and business conditions, competition, changes in political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, customer preference and various other matters, many of which are beyond the depositor’s control.  These forward-looking statements speak only as of the date of this prospectus supplement.  The depositor expressly disclaims any obligation or undertaking to distribute any updates or revisions to any forward-looking statements to reflect changes in the depositor’s expectations with regard to those statements or any change in events, conditions or circumstances on which any forward-looking statement is based.

Prospectus Supplement

OFFERED NOTES

S-1

SUMMARY OF TERMS

S-2

RISK FACTORS

S-10

RECENT DEVELOPMENTS

S-15

THE MORTGAGE LOAN POOL

S-15

[THE ORIGINATORS

S-20

PREPAYMENT AND YIELD CONSIDERATIONS

S-24

DESCRIPTION OF THE OFFERED NOTES

S-34

THE NOTE INSURANCE POLICY

S-40

THE AGREEMENTS

S-43

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

S-50

ERISA CONSIDERATIONS

S-50

RATINGS

S-51

LEGAL INVESTMENT CONSIDERATIONS

S-51

USE OF PROCEEDS

S-52

LEGAL MATTERS

S-52

UNDERWRITING

S-52

GLOSSARY

S-54

Appendix A: Pool Information

S-1

Prospectus

Important Notice About Information Presented in

this Prospectus and the Prospectus Supplement

2

Risk Factors

5

The Trust Fund

22

Description of the Securities

39

Credit Enhancement

60

Yield and Prepayment Considerations

68

The Agreements

71

Legal Aspects of the Loans

90

Material Federal Income Tax Considerations

101

State and Local Tax Considerations

122

ERISA Considerations

123

Legal Investment

129

Method of Distribution

130

Legal Matters

131

Financial Information

131

Rating

132

OFFERED NOTES

The trust will issue the following classes of notes that are being offered by this prospectus supplement and the accompanying prospectus.

Class	Initial Principal Balance	Interest Rate(1)	Ratings Moody’s/S&P(2)	Final Scheduled Distribution Date(3)	Type
[ (	$	%			]

______________________________________

[(1)

These interest rates are subject to a cap.

 (2)

A rating reflects the rating agency's assessment of the likelihood that timely payments will be made on the notes.  Ratings do not address the likelihood or expected rate of prepayments, or the possibility that investors in the notes might suffer a lower than anticipated yield due to prepayments.

 (3)

Calculated as described herein under “Prepayment and Yield Considerations.”  The actual final Distribution Date of the offered notes may be substantially earlier or later than the final scheduled Distribution Date.]

SUMMARY OF TERMS

This summary highlights selected information from this document.  It does not contain all the information that you need to consider in making your investment decision.  To understand the terms of the offered notes and the characteristics of the underlying mortgage loans, read carefully the entire prospectus supplement and the accompanying prospectus.

·

This summary provides an overview of structural provisions, calculations, cash flows and other information to aid your understanding and is qualified by the full description of the structural provisions, calculations, cash flows and other information in this prospectus supplement and the accompanying prospectus.

Parties

Sponsor

Aegis Mortgage Corporation.

Originators

[Aegis Funding Corporation, Aegis Lending Corporation and various other banks, savings and loans and other mortgage lending institutions] originated the mortgage loans to be included in the trust estate.

Seller

[Aegis REIT Corporation][Aegis Mortgage Corporation].

Depositor

Aegis Asset Backed Securities Corporation.

Issuer

The issuer of the notes is Aegis Asset Backed Securities Trust 200[  ]-[   ].  The trust was created for the sole purpose of issuing the notes.  The notes represent obligations of the trust and are not the obligation of any other entity.  Neither the notes nor the mortgage loans will be insured by any governmental agency or instrumentality.

Master Servicer

[                            ].

Servicer

[                            ].

Trustee and Calculation Agent

[                            ].

Cut Off Date

As of the close of business on [         ] 1, 200[  ] for the mortgage loans to be sold to the trust on the closing date.

Closing Date

On or about [____] [   ], 200[  ].

Offered Notes

As described in this prospectus supplement, the trust will be divided into [____] groups, group [_] and group [_], respectively.  [The mortgage loans in group [_] bear interest at fixed rates; the mortgage loans in group [_] bear interest at adjustable rates.  [In general, the trust will distribute collections on the mortgage loans in group [_] to the group [_] senior notes and collections on mortgage loans in group [_] to the group [_] senior notes.]

[The Class [_] Notes will be entitled to distributions from group [_] and group [_].]

[The subordinate notes and the Class [_] and Class [_] Notes will be entitled to distributions from all mortgage loan groups.

Distribution Date

The trust will make distributions on the 25th day of each month, or if that day is not a business day, the next business day.  The first Distribution Date will be [____] 25, 200[  ].

Interest Rates

The interest rates on the group [_] senior notes (other than the Class [____] Notes), and on the Class [____]Notes are fixed as described herein and are shown on page S-[_].  The Class [____] Notes have a stepped rate, as further described in this prospectus supplement.  [The interest rates for the group [_] senior notes will be capped as described in this prospectus supplement.]

[The interest rates on the group [_] senior notes and the Class [____], Class [____], Class [____], Class [____] and Class [____] Notes adjust on each Distribution Date, based on the value of one month LIBOR.  The interest rates for the group [_] senior notes and the Class [____], Class [____], Class [____] and Class [_] Notes will be subject to a cap described in this prospectus supplement.]

[Whenever an interest rate for a note is capped, any shortfall in interest on that note resulting from the application of the cap will be on such Distribution Date or on future Distribution Dates, to the extent available, carried over to subsequent Distribution Dates and, to the extent available, will be paid from excess interest as more fully described in this prospectus supplement.]

[The Class [____] and Class [____] Notes will not be entitled to distributions of any kind after the [____] and [____] Distribution Dates, respectively.]

Interest on the Class [____] Notes will be subordinate to the payment of other amounts as described in this prospectus supplement.]

Interest Distributions

On each Distribution Date, the trust will distribute interest, to the extent collected, in the following order:

·

[out of collections from the related loan group,] all interest due on the related senior notes (including the allocable portion of such interest due the Class [____] and Class [____] Notes);

·

[in combination with such remaining amounts from the other mortgage loan group,] to the payment of the subordinate notes (including the allocable portion of such interest due the Class [____] Notes) in the order of priority described in this prospectus supplement; and

·

any remaining amounts will be applied as described under “Excess Interest” below.

[Excess Interest and Pledged Prepayment Penalty Cashflow

On each Distribution Date, the trust generally will apply a specified percentage of prepayment penalties collected from a group (“pledged prepayment penalties”) to pay any interest shortfall resulting from application of a cap on the interest  rate of the related notes.]

[Additionally,] on each Distribution Date, the trust will distribute [any remaining pledged prepayment penalties and] any excess interest in the following order:

·

[for the first [____] Distribution Dates only, to the notes, in order of seniority, any interest shortfall resulting from application of a cap;]

·

to the notes, as an extra principal distribution, but only to the limited extent described in this prospectus supplement;

·

to the subordinate notes, in order of seniority, the amount of unpaid interest for prior Distribution Dates (excluding any shortfall resulting from application of a cap) and amounts in repayment of any realized losses previously allocated to those notes;

·

[to the notes, in order of seniority, any interest shortfall resulting from application of a cap;]

·

to specified classes of notes to the extent of any remaining losses allocated thereto; and

·

to the Class [____] and Class [____] Notes, any remainder.]

Principal Distributions

On each Distribution Date, the trust will distribute principal collected [for a group] to the [related] notes as described under “Description of the Offered Notes —Distributions” herein.

The manner of allocating payments of principal on the mortgage loans will differ, as described in this prospectus supplement, depending upon the occurrence of several different events or triggers, including:

·

[whether a payment date occurs before, or on or after the “stepdown date,” which is the later of (1) the payment date in [  ] and (2) the first payment date on which the ratio of (a) the total principal balance of the subordinate notes plus any overcollateralization amount to (b) the total principal balance of the mortgage loans in the trust equals or exceeds the percentage specified in this prospectus supplement;]

·

[whether a “cumulative loss trigger event” occurs when cumulative losses on the mortgage loans are higher than certain levels specified in this prospectus supplement;]

·

[whether a “delinquency event” occurs when the delinquency and loss performance of the mortgage loans over any three-month period is worse than certain levels set by the rating agencies as specified in this prospectus supplement; and]

·

[      ]

[Credit Enhancement

Credit enhancement refers to various mechanisms that are intended to protect owners of classes of notes against losses due to defaults on the mortgage loans.

The notes have the benefit of the following types of credit enhancement:

·

the use of excess interest (including available pledged prepayment penalties) to distribute principal to a limited extent to create over-collateralization, to pay interest shortfalls due notes and to reimburse notes for losses;

·

the subordination of distributions on the subordinate notes to the required distributions on more senior notes; and

·

the allocation of realized losses on the mortgage loans first to the subordinate notes.

[The Class [____] Notes [will/will not] be insured by a financial guaranty insurance policy.]

Fees and Expenses

Before payments are made on the notes, the servicer will be paid a monthly fee calculated as [_]% annually on the total principal balance of the mortgage loans (subject to reduction as described in this prospectus supplement).

[The [   ] will also receive certain fees, but these fees will be paid from investment income on funds held in the [   ] account. The [   ] will be entitled to the investment income on certain accounts maintained by it.]

[The servicer, [the master servicer], [the trustee], the [   ] and the [   ] will also be entitled to reimbursement of certain expenses from the trust before payments on the notes are made.]

Mortgage Loans

On the closing date, [in addition to amounts on deposit in the pre-funding account,] the assets of the trust will consist of mortgage loans with an aggregate principal balance as of the cut off date of approximately $[_________].  The mortgage loans in the trust were or will be originated or acquired in accordance with the seller’s program for non-conforming credits.  We refer you to “Risk Factors – Non-conforming underwriting standards” in this prospectus supplement for additional information.

[The mortgage loans in the trust have been separated into [____] groups, each containing mortgage loans secured by one-to-four family residential properties:

·

Group [____] consists of first and second lien, fixed rate mortgage loans.

·

Group [____] consists of first lien, adjustable rate mortgage loans.]

[Pre-Funding Feature

The trust may purchase additional mortgage loans on or before [____] [_], 200[  ] for inclusion in any group of loans.  At the closing, the trustee will hold in trust, from the proceeds of the sale of the offered notes, approximately $[_________], which may be applied to the purchase of subsequent fixed rate mortgage loans for inclusion in group [_] and approximately $[________], which may be applied to the purchase of subsequent adjustable rate mortgage loans for inclusion in group [_].  Pre-funding account funds allocated to one group may not be used to purchase mortgage loans in another group.  If those funds are not completely used by [____] [_], 200[  ], any remaining pre-funding amounts will be distributed as principal prepayments on the group [____] notes, to the extent the remaining funds had been allocated for the purchase of group [____] fixed rate mortgage loans, on the group [____] notes, to the extent the remaining funds had been allocated to the purchase of group [____] adjustable rate mortgage loans.  This distribution will be made on the Distribution Date immediately following the end of the pre-funding period.]

Optional Termination

The [____________] has the right to exercise a clean-up call on any Distribution Date on which the sum of the aggregate principal balance of the mortgage loans has declined to less than [____]% of the sum of the aggregate principal balance of the mortgage loans as of the cut off date [and the amount initially deposited in the pre-funding account.]  Exercise of this clean-up call will result in the early payment of your notes.

[Realized Losses

If (1) the trust disposes of a mortgage loan for less than its scheduled principal balance plus accrued interest, reimbursement of liquidation expenses, and servicer advances, or (2) the servicer determines that a delinquent mortgage loan constitutes a “nonrecoverable mortgage loan” as described herein, the trust will incur a realized loss.

If on any Distribution Date, the aggregate principal balance of the notes exceeds the aggregate principal balance of the mortgage loans, the trust will generally reduce the principal balances of the subordinate notes in reverse order of seniority, beginning with the Class [____] Notes, then the Class [____] Notes, then the Class [____] Notes, except that the principal balances of the Class [____] Notes will not be reduced on account of realized losses.  After a reduction, the holders of any of these notes will generally only be entitled to distributions of both principal and interest on the reduced principal balance of their notes.]

Private Notes

The Class [____], Class [____] and Class [____] Notes are not being offered by this prospectus supplement or the accompanying prospectus.  The Class [____] and Class [____] Notes represent the most junior obligations of the trust.

Denominations

The trust will issue the offered notes in book-entry form in minimum denominations of $[_______], in the case of the Class [____] Notes, and $[_______], in the case of the Class [____], Class [____] and Class [____] Notes, in original principal amount and integral multiples of $1,000 in excess thereof.

Tax Status

[REMIC, FASIT or grantor trust status to be  described as applicable.]

ERISA Considerations

[To be provided as applicable.]

ERISA generally applies to investments made by employee benefit plans and transactions involving the assets of these plans.  Because of the complexity of regulations that govern these plans, you should consult with your advisor regarding the consequences under ERISA of acquiring, holding and disposing of any notes.

Legal Investment Considerations

[The notes will [not] constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.]

Other legal restrictions apply to the ability of some types of investors to purchase the notes.  Prospective investors should consider these restrictions.

[Statistical Mortgage Loan Data

As of the date of this prospectus supplement, information relating to only a portion of the mortgage loans to be included in the trust as of the closing date was available.  Accordingly, information presented with respect to the mortgage loans in this prospectus supplement is derived solely from those identified mortgage loans. Additional mortgage loans will be included in the pool of mortgage loans to be conveyed to the trust on the closing date.  After the closing date subsequent mortgage loans may, because of the application of funds in the pre-funding account, be conveyed to the trust until [_______], 200[  ].  The characteristics of the mortgage loans to be conveyed to the trust on the closing date will vary from the characteristics of the identified mortgage loans and from the subsequent mortgage loans to be conveyed to the trust after the closing date.]

It is expected that the mortgage loans in the trust will have the following approximate characteristics as of the cut-off date:

Summary of Certain Characteristics of the Mortgage Loans

	Range or Total	Weighted Average	Total Percentage
Number of Mortgage Loans		—	—
Number of Fixed Rate Mortgage Loans		—
Number of Adjustable Rate Mortgage Loans		—
Total Scheduled Principal Balance		—	—
Scheduled Principal Balances		(1)	—
Mortgage Rates			—
Original Terms to Maturity (in months)			—
Remaining Terms to Maturity (in months)			—
Original Loan-to-Value Ratios(2)			—
Number of Second Lien Mortgage Loans		—
Number of Interest-Only Mortgage Loans		—
Number of Balloon Mortgage Loans		—
Geographic Distribution in Excess of 10.00% of the Total Scheduled Principal Balance:
Number of Mortgage Loans in California		—
Number of Mortgage Loans in the Maximum Single Zip Code Concentration		—
Credit Scores			—
Number of Mortgage Loans with Prepayment Penalties at Origination
Gross Margins		(3)	—
Maximum Mortgage Rates		(3)	—
Minimum Mortgage Rates		(3)	—
Months to Next Mortgage Rate Adjustment		(3)	—
Initial Caps		(3)	—
Periodic Caps		(3)	—

______________________________________

(1)

Arithmetic average.

(2)

Reflects loan-to-value ratios for first lien mortgage loans and combined loan-to-value ratios for junior lien mortgage loans.

(3)

The weighted average is based only on the adjustable rate mortgage loans.

Detailed tabular information regarding the mortgage loans identified to be included in the trust is set forth in Appendix A hereto.  See “Risk Factors — Loan characteristics of the mortgage pool may vary from the characteristics of the mortgage loans disclosed in this prospectus supplement” and “The Mortgage Loan Pool — Characteristics of the Mortgage Loans” herein.

Ratings of the Notes

Each class of offered notes will initially have the following ratings from [   ], [   ] and [   ].

Class	[ ] Rating	[ ] Rating	[ ] Rating

These ratings are not recommendations to buy, sell or hold these notes. A rating may be changed or withdrawn at any time by the assigning rating agency.

The ratings do not address the possibility that, as a result of principal prepayments, the yield on your notes may be lower than anticipated.

The ratings do not address the payment of any basis risk shortfalls with respect to the offered notes.

See “Ratings” in this prospectus supplement for a more complete discussion of the note ratings.

____________________________________

RISK FACTORS

You should consider the following risk factors and the information set forth under “Risk Factors” in the accompanying prospectus before you purchase any of the offered notes.  Statistical information with respect to the mortgage loans set forth in this “Risk Factors” section is given as of the statistical cut off date, unless otherwise specified.

[Mortgage interest rates may limit interest rates of certain classes

Generally, the interest rates on the Class [____] Notes, the group [____] senior notes and the subordinate notes adjust monthly based upon one month LIBOR.  However, the group [____] mortgage interest rates adjust periodically based upon various indices beginning at a specified period after origination, and the group [____] mortgage loans have fixed rates.

•

In a rising interest rate environment, the interest rates on the Class [____] Notes, the group [____] senior notes and the subordinate notes may rise before the interest rates on the related adjustable rate mortgage loans, and may rise above the fixed rates on the related fixed rate mortgage loans, as applicable.

•

One month LIBOR may respond to economic and market factors that differ from those affecting the other indices.  It could rise while the other indices are stable or are falling.  Even if they move in the same direction, one month LIBOR may rise more rapidly than the other indices in a rising interest rate environment or fall less rapidly in a declining interest rate environment.

In any of these interest rate environments, the interest rates on the Class [____] Notes, the group [____] senior notes and the subordinate notes may be limited by application of the Net WAC Cap.  The Net WAC Cap is described in this prospectus supplement and is calculated on the basis of the mortgage loans in all mortgage loan groups.  As a result, the composition of the net mortgage rates in group [____]and group [____] will determine the Net WAC Cap.  If, on any Distribution Date, the interest rate on the Class [____] Notes, the group [____] senior notes or any subordinate note is so limited, a “Cap Carryover Amount” will result.  This amount will generally equal the excess of interest that would have been distributable absent application of the cap over interest calculated at the capped rate.  On any Distribution Date, the trust will repay any Cap Carryover Amounts to the extent of amounts in the Basis Risk Reserve Fund available for such purpose.  There can be no assurance that such amounts will be sufficient to repay such Cap Carryover Amounts.  The ratings on the notes do not represent an assessment of the likelihood of the distribution of any Cap Carryover Amount.

•

The otherwise fixed interest rates of the remaining group [____] senior notes are similarly capped at the Net WAC Cap, which as described above is calculated based on the net mortgage rates of the mortgage loans in all groups.  To the extent mortgage loans bearing net interest rates above the interest rates of those classes prepay (or are the subject of defaults), the Net WAC Cap will be reduced and the interest rates of those classes of notes may be capped.  On any Distribution Date, the trust will repay any Cap Carryover Amounts to the extent of amounts in the Basis Risk Reserve Fund available for such purpose.  There can be no assurance that such amounts will be sufficient to repay such Cap Carryover Amounts.  The ratings on the notes do not represent an assessment of the likelihood of the distribution of any amounts that might be carried over.]

Mechanics of the trust place risk of loss primarily on subordinate notes

Under the interest distribution mechanics of the trust:

·

Class [____] Notes receive distributions only after required distributions to the Class [____] Notes;

·

Class [____] Notes receive distributions only after required distributions to the Class [____] and Class [____] Notes; and

·

Class [____] Notes receive distributions only after required distributions to the Class [____], Class [____] and Class [____] Notes.

If the trust does not have sufficient funds to distribute interest to all classes of notes, the shortfall will be borne by the notes in reverse order of seniority.

If the trust disposes of a mortgage loan at a loss or the servicer determines a mortgage loan to be nonrecoverable, the aggregate principal balances of the notes may exceed the aggregate principal balance of the mortgage loans.  In that event, the trust will generally reduce the principal balances of the Class [____] Notes, and then the remaining classes in reverse order of seniority, provided that the principal balances of the senior notes will not be so reduced.

Investors in the subordinate notes are urged to consider that the performance of such notes will be affected by the payment experience of all mortgage loan groups, since distributions on such notes are determined on the basis of all loan groups.

You should fully consider the subordination risks associated with an investment in the Class [____], Class [____] or Class [____] Notes.  These include the possibility that you may not fully recover your initial investment as a result of losses on the mortgage loans.

[Changes in LIBOR may reduce the yield on the Class [____] Notes

The amount of interest distributable on the Class [____] Notes is calculated by reference to the excess of a specified rate over one month LIBOR.  If LIBOR equals or exceeds [____]% (approximately the current value of LIBOR), the interest rate on this class will be zero.  See “Prepayment and Yield Considerations — The Class [____], Class [____] and Class [____] Notes.”  Currently, LIBOR is at an historically low level.  There can be no assurance that LIBOR will continue at its current level or decline.]

[Loan characteristics of the final mortgage pool may vary from the characteristics of the identified mortgage loans disclosed in this prospectus supplement

This prospectus supplement describes only a portion of the mortgage loans to be sold to the trust on the closing date. The additional mortgage loans to be delivered on the closing date may have characteristics that differ somewhat from the identified mortgage loans described in this prospectus supplement.  In addition, subsequent mortgage loans to be purchased by the trust after the closing date with amounts on deposit in the pre-funding account may have characteristics that differ from the identified mortgage loans described in this prospectus supplement.  However, each of the subsequent mortgage loans must satisfy the criteria described under “The Mortgage Loan Pool — Conveyance of Subsequent Mortgage Loans” herein.  The trust will file a current report on Form 8-K after the termination of the pre-funding period following the final purchase of additional and subsequent mortgage loans by the trust.  The current report on Form 8-K will include the same type of information regarding the additional and subsequent mortgage loans that is included in this prospectus supplement with respect to the identified mortgage loans.]

[There is a risk of early prepayment of principal associated with the pre-funding account

The seller anticipates that the trust will use substantially all of the funds in the pre-funding account to purchase subsequent mortgage loans for the trust.  However, if the principal amount of eligible subsequent mortgage loans available during the pre-funding period is less than the full pre-funded amount, the seller will not have sufficient subsequent mortgage loans to sell to the trust.  This could result in a prepayment of principal to holders of notes as described in this prospectus supplement, which could adversely affect the yield of such notes to the extent they were purchased at a premium.  The seller does not expect that a material amount of principal prepayment will occur due to insufficient amounts of subsequent mortgage loans.]

Effect of Performance of Mortgage Loans on Ratings of the Notes

The rating assigned to your class of notes will depend on the performance of the mortgage loans in all pools.  Therefore, since the subordinate notes provide credit support for the group [____] and group [____] senior notes, the poor performance of one pool may affect the rating assigned to your class notwithstanding the better performance of the remaining pools.

The following characteristics of the mortgage loans may increase risk of loss:
Non-conforming underwriting standards

As a general matter, the seller originated or purchased or will originate or purchase the mortgage loans in accordance with its mortgage loan program for non-conforming credits — a mortgage loan which is ineligible for purchase by Fannie Mae or Freddie Mac due to credit characteristics that do not meet Fannie Mae or Freddie Mac guidelines.

The mortgage loans are expected to experience rates of delinquency, bankruptcy and loss that are higher, perhaps significantly, than mortgage loans originated under Fannie Mae or Freddie Mac guidelines.

Geographic concentration

The mortgaged premises for approximately [____]% of the identified group [____] mortgage loans and approximately [____]% of the identified group [____] mortgage loans are located in [_________].  An overall decline in the residential real estate market, or the occurrence of a natural disaster such as an earthquake, in [_________] could adversely affect the values of the mortgaged premises located in [_________] and increase the risk of loss on the related mortgage loans.

[Second liens

Approximately [____]% of the aggregate scheduled principal balance of the identified group [____] mortgage loans are secured by second liens subordinate to the rights of the mortgagee under the related first mortgage.  The trust will have no source of funds to satisfy the first mortgage or make payments due to the first mortgagee and, accordingly, its ability to realize on its second lien may be limited.]

[Balloon loans

Approximately [____]% of the aggregate scheduled principal balance of the identified group [____] mortgage loans and approximately [____]% of the aggregate scheduled principal balance of the identified group [____] mortgage loans are “balloon loans” that provide for the payment of the unamortized principal balance in a single payment at maturity.  If the borrower is unable to repay the loan at maturity or refinance the amount owed, you may suffer a loss if the collateral for the loan is insufficient and the other forms of credit enhancement are insufficient or unavailable to cover the loss.]

[Greater Risk Involving Certain Property Types

Mortgage loans secured by multifamily property, manufactured homes or cooperative dwellings may result in higher losses as a result of delinquency, foreclosure or repossession than loans secured by single-family property.  If these losses are greater than expected, and credit support is not available to absorb the losses, investors in the notes could suffer a loss on their investment.]

[High loan-to-value ratios increase risk of loss

Mortgage loans with high loan-to-value ratios may present a greater risk of loss than mortgages with loan-to-value ratios of 80% or below.  Approximately [____]% of the identified group [____] mortgage loans and [____]% of the identified group [____] mortgage loans based on aggregate cut off date principal balances had original loan-to-value ratios or original combined loan-to-value ratios in the case of second lien mortgages in excess of 80%.]

Other legal considerations

Federal and state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices:

•

·

regulate interest rates and other charges on mortgage loans;

•

•

·

require certain disclosures to borrowers;

•

•

·

require licensing of the seller and the other originators; and

•

•

·

regulate generally the origination, servicing and collection process for the mortgage loans.

•

Violations of these laws:

•

·

may limit the ability of the trust to collect on the mortgage loans;

•

•

·

may entitle a borrower to rescind the loan and/or obtain a refund of amounts previously paid; and

•

•

·

could result in liability for damages and administrative enforcement against the originator or the servicer of the mortgage loans.

The seller has represented that all applicable federal and state laws were or will be complied with in connection with the origination of the mortgage loans that are or will be part of the trust.  If there is a material and adverse breach of this representation, the seller must repurchase any affected mortgage loan or substitute a new complying mortgage loan.

Limitations on hazard insurance

Standard hazard insurance policies do not insure against physical damage arising from earth movement, including earthquakes, landslides and mudflows.  The occurrence of natural disasters may result in increased losses on mortgage loans relating to mortgaged property affected by such natural disasters.

Insolvency of seller could cause payment delays

The seller believes that the transfers of the mortgage loans by the seller to the depositor and by the depositor to the trust constitute sales by the seller to the depositor and by the depositor to the trust and that, accordingly, the mortgage loans will not be part of the assets of the seller or the depositor in the event of an insolvency proceeding.  Nevertheless, a bankruptcy trustee or a creditor may argue that the transfers were pledges in connection with a borrowing rather than true sales.  Even if this argument proves unsuccessful, delays in distributions could result.

The trustee, the depositor and the rating agencies rating the offered notes will receive an opinion of McKee Nelson LLP, counsel to the depositor, with respect to the true sale of the mortgage loans, in form and substance satisfactory to the rating agencies.

RECENT DEVELOPMENTS

[Recent Attacks and Possible Military Action

The effects that the recent attacks in the United States, possible future attacks and other incidents and related military action may have on the performance of the mortgage loans or on the values of the mortgaged properties cannot be determined at this time.  Investors should consider the possible effects on delinquency, default and prepayment experience of the mortgage loans.  Federal agencies and non-government lenders have and may continue to defer, reduce or forgive payments and delay foreclosure proceedings in respect of loans to borrowers affected in some way by recent and possible future events.  In addition, activation of a substantial number of U.S. military reservists or members of the National Guard may significantly increase the proportion of loans whose interest rates are reduced by application of the Servicemembers Civil Relief Act.  Interest payable to the holders of the related senior notes and subordinate notes will be reduced on a pro rata basis by any reductions in the amount of interest collectible as a result of application of the Servicemembers Civil Relief Act.  Legislation granting similar loan payment relief to certain persons not covered by the Servicemembers Civil Relief Act has been proposed in California and may be enacted in California or other states.  See “Material Legal Aspects of Mortgage Loans – Servicemembers Civil Relief Act” in the Prospectus.]

THE MORTGAGE LOAN POOL

General

On the closing date, [in addition to amounts on deposit in the pre-funding account], the assets of the trust will consist of mortgage loans with an aggregate principal balance as of the cut off date of approximately $ [________].  The seller originated or acquired or will originate or acquire all the mortgage loans to be included in the trust in accordance with its mortgage loan program as described in this prospectus supplement and in the accompanying prospectus.  As a general matter, the seller’s mortgage loan program consists of the origination, or purchase, and packaging of mortgage loans relating to non-conforming credits.  A non-conforming credit is a mortgage loan which is ineligible for purchase by Fannie Mae or Freddie Mac due to credit characteristics that do not meet Fannie Mae or Freddie Mac guidelines.  Mortgage loans originated or purchased under the seller’s mortgage loan program are likely to experience rates of delinquency, bankruptcy and loss that are higher than mortgage loans originated under Fannie Mae or Freddie Mac guidelines.

Characteristics of the Mortgage Loans

The mortgaged premises consist of residential properties which may be detached or attached:

·

one-to-four family dwellings;

·

condominium units;

·

townhouses;

·

manufactured housing; and

·

units in a planned unit development.

The mortgaged premises may be owner-occupied or non-owner-occupied investment properties.  Owner-occupied properties include second and vacation homes.  The mortgage loans are or will be secured by first [and, in the case of the group [____] mortgage loans, second] mortgages on the mortgaged premises.

This prospectus supplement contains statistical information with respect to only a portion of the mortgage loans to be sold to the trust on the closing date.  Accordingly, except where otherwise specifically indicated, statistical information presented with respect to the mortgage loans included in this prospectus supplement is derived solely from the identified mortgage loans as of [____] 1, 200[  ], the statistical cut off date; no information is included, therefore, with respect to additional mortgage loans to be conveyed to the trust on the closing date or subsequent mortgage loans to be purchased by the trust after the closing date.  Whenever reference is made to the characteristics of the identified mortgage loans or to a percentage of the identified mortgage loans, the reference is based on the scheduled principal balances of those mortgage loans. The trust may purchase subsequent mortgage loans after the closing date until [_______], 200[  ].  See “–Conveyance of Subsequent Mortgage Loans” herein.  The characteristics of the mortgage loans as a whole will change at the closing date and upon the acquisition of subsequent mortgage loans.  See “–Additional Information” herein.

The identified mortgage loans satisfy certain criteria including:

·

a remaining term to stated maturity of no more than 360 months; and

·

a mortgage interest rate of at least [____]% and [____]% with respect to group [____]and group [____], respectively.

[None of the identified mortgage loans had an original loan-to-value ratio or, in the case of second lien mortgage loans, combined loan-to-value ratio in excess of 100.00%.]  In addition, substantially all of the identified mortgage loans were originated less than six months prior to the statistical cut off date.  [Each mortgage loan in the trust will be assigned to one of the [____] groups comprising fixed rate mortgage loans, in the case of group [____] and adjustable rate mortgage loans, in the case of group [____].  [Additional mortgage loans to be delivered on the closing date and subsequent mortgage loans to be purchased after the closing date will be included in group [____] and group [____] and will be selected using generally the same criteria used to select the identified mortgage loans.  In addition, generally the same representations and warranties will be made with respect to those additional and subsequent mortgage loans.]

Of the identified mortgage loans as of the statistical cut off date, [____] mortgage loans representing approximately [____]% of the aggregate principal balance of the mortgage loans in group [____] and [____] mortgage loans representing approximately [____]% of the aggregate principal balance of the mortgage loans in group [____] provide for the payment of prepayment penalties.  Prepayment penalties provide that if the borrower were to prepay the mortgage loan in excess of a specified amount at any time from the origination of the mortgage loan to a date set forth in the related note (the “Prepayment Penalty Period”), the borrower would also have to pay a fee in addition to the amount necessary to repay the mortgage loan.  The Prepayment Penalty Period for the mortgage loans varies from one to five years, depending on the terms set forth in the related mortgage note.  In some instances, applicable state laws limit the amount of the prepayment penalty that a lender may charge.  The specific Prepayment Penalty Periods and the amounts of the prepayment penalties applicable to the mortgage loans are set forth in more detail in the tables entitled “Prepayment Penalty” in Appendix A hereto.  A specified percentage of prepayment penalties owed by borrowers will be distributed to holders of the offered notes to the extent and in the manner described under “Description of the Offered Notes — Distribution of Interest.”

[All the identified mortgage loans in group [____] as of the statistical cut off date, and certain identified mortgage loans in group [____] as of the statistical cut off date, are subject to:

·

periodic interest rate adjustment caps;

·

lifetime interest rate ceilings; and

·

lifetime interest rate floors.

Substantially all of the identified mortgage loans in group [____], and approximately [____]% of the identified mortgage loans in group [____] representing substantially all of the identified adjustable rate mortgage loans in group [____], had interest rates which were not fully indexed as of the statistical cut off date.  This means the mortgage interest rates did not equal the sum of the gross margin and the applicable index as of that date.  The group [____] mortgage loans, and certain of the group [____] mortgage loans, have interest rate factors that fall into the following categories:

·

Six month LIBOR mortgage loans bear interest at a rate that adjusts semiannually based on the London interbank offered rate for six month United States Dollar deposits in the London market based on quotations of major banks as published in The Wall Street Journal;

·

2/28 LIBOR mortgage loans, 3/27 LIBOR mortgage loans and 5/25 LIBOR mortgage loans bear interest initially at a rate fixed at origination for two, three and five years, respectively, and thereafter at a rate that adjusts semiannually based on six month LIBOR; and

·

One Year CMT mortgage loans bear interest at a rate that adjusts annually based on the weekly average yield on United States Treasury Securities adjusted to a constant maturity of one year as made available by the Federal Reserve Board.

It is expected that the additional and subsequent mortgage loans included in group [____] and the additional and subsequent adjustable rate mortgage loans in group [____] will not have materially different interest rate features.]

Detailed information on the mortgage loans is included in Appendix A hereto.  Such information is approximate and is based solely on the aggregate scheduled  principal balance of the identified mortgage loans as of the statistical cut off date.  This information does not include information about additional mortgage loans that are expected to be delivered on the closing date or subsequent mortgage loans to be purchased after the closing date.  Totals may not add completely to 100% because of rounding.  Each of the calculations represents a percentage of the given group.  Unless otherwise specified, all weighted averages are based upon certain characteristics of the mortgage loans as of the statistical cut off date.

[Conveyance of Additional and Subsequent Mortgage Loans

The depositor will deliver additional mortgage loans on the closing date that are not included in the mortgage loan pool on which the statistical information in this prospectus supplement was based.  In addition, the trust may acquire with amounts on deposit in the pre-funding account after the closing date approximately $ [_________] in aggregate scheduled principal balance of mortgage loans for addition to group [____] and approximately $ [________] in aggregate scheduled principal balance for addition to group [____].  Accordingly, the initial characteristics of the mortgage loan pool as a whole and of group [____] and group [____] will change after the acquisition by the trust of the additional and subsequent mortgage loans. The depositor has agreed to include additional mortgage loans on the closing date and to deliver subsequent mortgage loans for inclusion in the trust that will not materially change the initial characteristics of the group [____] or group [____] mortgage loans.

The inclusion of additional mortgage loans on the closing date and the delivery of subsequent mortgage loans will be subject to the following requirements:

·

no such mortgage loan will be selected in a manner adverse to the interests of noteholders;

·

the addition of such mortgage loans will not result in the reduction, qualification or withdrawal of the then current ratings of the notes;

·

each such mortgage loan will have been underwritten in accordance with the seller’s underwriting guidelines;

·

no such mortgage loan may have a remaining term to maturity exceeding 360 months;

·

no such mortgage loan may have a loan-to-value ratio greater than 100%;

·

no such mortgage loan added to group [____] or group [____] may be a junior mortgage loan;

·

each such mortgage loan included in group [____] and group [____] will conform with agency loan balance requirements; and

·

each such mortgage loan added to group [____] must be a fixed rate mortgage loan and each such mortgage loan added to group [____] must be an adjustable rate mortgage loan.

Following the inclusion of additional mortgage loans on the closing date and the purchase of all of the subsequent mortgage loans by the trust, the pool of mortgage loans in the trust will have the following characteristics as of their respective cut off dates:

·

a weighted average mortgage interest rate of at least [____]% for group [____] and at least [____]% for group [____];

·

a weighted average original combined loan-to-value ratio of not more than [____]% for group [____];

·

a weighted average original loan-to-value ratio of not more than [____]% for group [____];

·

no more than [____]% of the principal balance of mortgage loans for group [____] will be cash out refinancing loans;

·

in the case of group [____], at least [____]% of the mortgage loans (based on principal balance) will have credit grades of A- or better, in the case of group [____], at least 67.00% of the mortgage loans (based on principal balance) will have credit grades of A- or better;

·

at least [____]% of the mortgage loans (based on principal balance) in group [____] will have been originated pursuant to a full documentation program; and

·

the weighted average credit score will be no less than [____] for mortgage loans in group [____] and no less than 570 for mortgage loans in group [____].]

Additional Information

[The description in this prospectus supplement of the mortgage loans and the mortgaged premises is based upon the pool of identified mortgage loans, as constituted at the close of business on the statistical cut off date, except where otherwise specifically indicated.  The pool of mortgage loans will include additional loans to be delivered on the closing date and subsequent mortgage loans to be acquired during the pre-funding period.]  In addition, the depositor may remove mortgage loans included in the statistical pool prior to closing:

·

as a result of incomplete documentation or non-compliance with representations and warranties or

·

if the depositor believes that removal is necessary or appropriate.

The depositor may substitute other mortgage loans subject to specified terms and conditions set forth in the agreement creating the trust.  The seller believes that the information set forth in this prospectus supplement with respect to group [____] and group [____] is representative of the characteristics of the respective group as it will be constituted at the closing date.

The depositor will file a current report on Form 8-K with the Commission, together with the agreements, within fifteen days after the initial issuance of the offered notes.  The depositor will note the effect of any changes in the pool in the current report on Form 8-K as a result of adding or removing any mortgage loans.  The depositor also intends to file additional yield tables and other computational materials with the Commission in a current report on Form 8-K.  The underwriters of the offered notes prepared the yield tables and computational materials at the request of prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors.  Those tables and assumptions may be based on assumptions that differ from the modeling assumptions used in preparing tables set forth under the heading “Prepayment and Yield Considerations” herein.  Accordingly, those tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

[THE ORIGINATORS

The information in this section has been provided by [the Originators].  None of the Depositor, the Trustee, [the Master Servicer], the Servicer, [the Insurer], the Underwriter or any of their respective affiliates has made or will make any representation as to the accuracy or completeness of this information.

General

[Description of the Originators.]

Lending Activities and Loan Sales

[_________________________] originates real estate loans through its network of offices and loan origination centers.  [_________________________] also participates in secondary market activities by originating and selling mortgage loans while continuing to service the majority of the loans sold.  In other cases [_______]’s whole loan sale agreements provide for the transfer of servicing rights.

[_________________________]’s primary lending activity is funding loans to enable borrowers to purchase or refinance residential real property, which loans are secured by first or second liens on the related real property.  [_________________________]’s single-family real estate loans are predominantly “conventional” mortgage loans, meaning that they are not insured by the Federal Housing Administration or partially guaranteed by the U.S. Department of Veterans Affairs.

The following table summarizes [_________________________]’s one-to four-family residential mortgage loan origination and sales activity for the periods shown below.  Sales activity may include sales of mortgage loans purchased by [________] from other loan originators.

	Year Ended December 31 (dollars in thousands)						Three Months Ended
Originated and purchased	$	$	$	$	$	$
Sales	$	$	$	$	$	$

Underwriting Guidelines

The Mortgage Loans were originated generally in accordance with guidelines (the “Underwriting Guidelines”) established by [_________________________].  The Underwriting Guidelines are primarily intended to evaluate the value and adequacy of the mortgaged property as collateral and are also intended to consider the borrower’s credit standing and repayment ability.  On a case-by-case basis and only with the approval of two or more senior lending officers, [_________________________] may determine that, based upon compensating factors, a prospective borrower not strictly qualifying under the underwriting risk category guidelines described below warrants an underwriting exception.  Compensating factors may include, but are not limited to, low loan-to-value ratio, low debt-to-income ratio, good credit history, stable employment and time in residence at the applicant’s current address.  It is expected that a substantial number of the Mortgage Loans will have been originated under underwriting exceptions.]

[Describe each Originator’s underwriting guidelines.]

Servicing of the Mortgage Loans

General.  [_________________________] will service the mortgage loans.  The principal offices of the servicer are located in [_____________].  The servicer is a HUD-approved originator.  The servicer will provide customary servicing functions with respect to the mortgage loans.  Among other things, the servicer is obligated under some circumstances to advance delinquent payments of principal and interest with respect to the mortgage loans and to pay month end interest with respect to mortgage loans serviced by it.  The servicer must obtain approval of the master servicer with respect to some of its servicing activities.  In managing the liquidation of defaulted mortgage loans, the servicer will have sole discretion to take such action in maximizing recoveries to the noteholders including, without limitation, selling defaulted mortgage loans and REO properties.  See “Servicing of Mortgage Loans” in the prospectus.

As of [____] [_], 200[  ], the servicer serviced a portfolio of approximately [____] one-to-four family conventional residential mortgage loans totaling approximately $[____] billion.  The following table sets forth certain unaudited information concerning the delinquency experience, including loans in foreclosure, and mortgage loans foreclosed with respect to the servicer’s conventional loan servicing portfolio as of the end of the indicated periods.  The indicated periods of delinquency are based on the number of days past due on a contractual basis.  No mortgage loan is considered delinquent for these purposes until it is 31 days past due on a contractual basis.

Percentage of Total Portfolio
	[____], 200[ ]		December 31, 200[ ]		December 31, 200[ ]		December 31, 200[ ]		December 31, 200[ ]
	By No. of Loans	By Dollar Amount	By No. of Loans	By Dollar Amount	By No. of Loans	By Dollar Amount	By No. of Loans	By Dollar Amount	By No. of Loans	By Dollar Amount
Period of Delinquency	%	%	%	%	%	%	%	%	%	%
31-60 days	%	%	%	%	%	%	%	%	%	%
61-90 days	%	%	%	%	%	%	%	%	%	%
91 days or more	%	%	%	%	%	%	%	%	%	%
Total Delinquency(1)%		%	%	%	%	%	%	%	%	%
Loans in foreclosure	%	%	%	%	%	%	%	%	%	%

_________________________________________________

(1)Totals may not sum due to rounding.

These statistics represent the recent experience of the servicer.  There can be no assurance that the delinquency and foreclosure experience of the mortgage loans in the trust will be comparable.  In addition, these statistics are based on all of the one-to-four family residential mortgage loans in the servicer’s servicing portfolio, including mortgage loans with a variety of payment and other characteristics, including geographic locations and underwriting standards.  Not all the mortgage loans in the servicer’s servicing portfolio constitute non-conforming credits.  Accordingly, there can be no assurance that the delinquency and foreclosure experience of the trust’s mortgage loans in the future will correspond to the future delinquency and foreclosure experience of the servicer’s one-to-four family conventional residential mortgage loan servicing portfolio.  The actual delinquency and foreclosure experience of the mortgage loans will depend, among other things, upon:

·

the value of real estate securing the mortgage loans; and

·

the ability of borrowers to make required payments.

Servicing and Other Compensation and Payment of Expenses; Repurchases

The servicing fee rate applicable to each mortgage loan equals one-twelfth of a fixed percentage per annum of the scheduled principal balance of the mortgage loan on the first day of the due period with respect to each Distribution Date.  A due period is the period from and including the second day of a month to and including the first day of the following month.  In addition, late payment fees with respect to the mortgage loans, revenue from miscellaneous servicing administration fees, and any interest or other income earned on collections with respect to the mortgage loans pending remittance, will be paid to or retained by the servicer as additional servicing compensation.  The servicer must pay certain insurance premiums and ongoing expenses.  The servicer may, with the consent of the master servicer, transfer its servicing to successor servicers that meet the criteria for servicers approved by the rating agencies.

The servicer and/or the depositor will have the right, but not the obligation, to repurchase from the trust any mortgage loan delinquent as to three consecutive scheduled payments, at a price equal to the unpaid principal balance thereof plus accrued interest on that balance or, in the case of a Nonrecoverable Mortgage Loan, at a price equal to the Nonrecoverable Mortgage Loan Purchase Price, which is based on the servicer’s determination of the projected net liquidation proceeds for the Nonrecoverable Mortgage Loan.

Advances and Payment of Compensating Interest

Before each Distribution Date, the servicer and any successor servicer must advance its own funds with respect to delinquent payments of principal of and interest on the mortgage loans, net of the servicing fees with respect to any mortgage loan for which it is making an advance, unless the servicer reasonably determines that the advance is non-recoverable.  Advances of principal and interest on a mortgage loan will be considered non-recoverable only to the extent those amounts are not reimbursable from:

·

late collections in respect of such loan;

·

insurance proceeds in respect of such loan; and

·

net liquidation proceeds in respect of such loan.

The servicer’s obligation to advance delinquent payments of principal of and interest on any mortgage loan as to which the servicer has entered into a modification or forbearance agreement will be based upon the terms of that mortgage loan as so modified.  In addition, if the servicer determines that the expenses associated with the foreclosure and liquidation of a delinquent loan will exceed the projected liquidation proceeds, the servicer’s obligation to make advances in respect of such loan will terminate at the time of such determination.

Any failure by the servicer to make any required advance will constitute an event of default under the servicing agreement.  If the servicer fails to make a required advance of principal and interest, the master servicer will be obligated to make the advance.  The total advance obligations of the master servicer may be subject to a dollar limitation that is acceptable to the rating agencies as set forth in the agreements for the trust.  If so specified in the agreements, the servicer may be terminated upon the occurrence of one or more specified events (including performance of the mortgage loans).  See “Servicing of Mortgage Loans — Advances” in the prospectus.

In addition, in the event of a prepayment in full received by the servicer during the period from the 18th day of a month to the end of that month, the servicer must deposit in the distribution account on or before the Distribution Date in the immediately succeeding month an amount equal to any resulting Prepayment Interest Shortfall, but only to the extent of the aggregate servicing fee payable with respect to such Distribution Date (such payment, “Compensating Interest”).  If the servicer fails to deposit an amount equal to any Compensating Interest, as required, the master servicer will be obligated to deposit the amount that the servicer was required to have deposited.

[The Master Servicer

[_________________], will act as master servicer of the mortgage loans.  The master servicer has limited experience master servicing mortgage loans.  The master servicer will:

·

supervise the servicing of the mortgage loans;

·

provide or cause to be provided specified reports to the trustee regarding the mortgage loans;

·

make advances to the extent described in this prospectus supplement with respect to the mortgage loans if the servicer fails to make a required advance; and

·

appoint a successor servicer if a servicer is terminated.

The master servicer is entitled to a master servicing fee, payable on each Distribution Date, in the amount equal to one-twelfth of the master servicing fee rate multiplied by the scheduled principal balance of the mortgage loans as of the first day of the month immediately preceding the month of such Distribution Date.  The master servicer will pay the trustee its monthly fees out of the master servicing fee.]

PREPAYMENT AND YIELD CONSIDERATIONS

General

The weighted average life of, and, if purchased at other than par, the yield to maturity on, each class of the offered notes will be directly related to the rate of payment of principal of the mortgage loans in the related group, including:

·

payments in full prior to stated maturity;

·

liquidations due to defaults;

·

casualties and condemnations; and

·

repurchases of mortgage loans by the depositor.

If the actual rate of principal payments on the mortgage loans in a group is slower than the rate anticipated by an investor who purchases an offered note at a discount, the actual yield to the investor will be lower than that investor’s anticipated yield.  If the actual rate of principal payments on the mortgage loans in a group is faster than the rate anticipated by an investor who purchases an offered note at a premium [(and, in particular, the Class [____], Class [____] and Class [____] Notes)], the actual yield to that investor will be lower than such investor’s anticipated yield.

The actual rate of principal prepayments on pools of mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years.  In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular pool, including, among other things:

·

the age of the mortgage loans;

·

the geographic locations of the properties securing the loans;

·

the extent of the mortgagors’ equity in the properties;

·

changes in the mortgagors’ housing needs, job or employment status; and

·

the credit quality of the mortgage loans.

The timing of changes in the rate of prepayments may significantly affect the actual yield to investors who purchase the offered notes at prices other than par, even if the average rate of principal prepayments is consistent with the expectations of investors.  In general, the earlier the payment of principal of the mortgage loans the greater the effect on an investor’s yield to maturity.  As a result, the effect on an investor’s yield of principal prepayments occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of the offered notes may not be offset by a subsequent like reduction or increase in the rate of principal prepayments.  Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase any of the offered notes.  The depositor does not make any representations or warranties as to the rate of prepayment or the factors to be considered in connection with an investor’s determination.

The calculation of a Realized Loss on a Nonrecoverable Mortgage Loan will be calculated prior to the actual liquidation of such a loan.  As a result of such earlier determination, the yield to investors may be adversely affected.  Similarly, the purchase by the master servicer of any Nonrecoverable Mortgage Loan (in exercise of its option to purchase a delinquent loan or as part of an optional termination) may result in reduced yields on the notes, and in particular, subordinate classes.  The determination that a mortgage loan is a Nonrecoverable Mortgage Loan will be made by the servicer[, an affiliate of the initial holder of the Class [____] Note.  As a result of any such determination, a benefit may accrue to such initial holder under certain circumstances.]

The term weighted average life refers to the average amount of time that will elapse from the date of issuance of a note until each dollar of principal of that note will be distributed to the investor.  The weighted average life and yield to maturity, if purchased at a price other than par, of each class of the offered notes will be influenced by the rate at which principal payments on the mortgage loans in the related group are paid.  These payments may be in the form of scheduled amortization or prepayments which include prepayments and liquidations due to default or early termination of the trust.

[As described herein, Excess Interest will be applied, to the extent available, as an additional payment of principal on the related offered notes to build and maintain limited overcollateralization at levels required as set forth in the Agreements.  See “Description of the Offered Notes — Excess Interest” herein.  The level of Excess Interest available on any Distribution Date will be influenced by, among other things:

·

The overcollateralization level of the mortgage loans.  This means the extent to which interest on the mortgage loans is accruing on a higher principal balance than the principal balances of the notes;

·

The loss experience of the mortgage loans.  For example, Excess Interest will be reduced as a result of realized losses on the mortgage loans;

·

The extent to which the Weighted Average Net Rate of the loans in all groups exceeds the weighted average of the interest rates of the offered notes; and

·

The amount of prepayment penalties due and paid by borrowers during the related due period.

No assurances can be given as to the amount of Excess Interest distributable at any time or in the aggregate.]

[Mandatory Prepayment

Amounts, other than interest or investment earnings, remaining in the pre-funding account on the first Distribution Date after the end of the pre-funding period will be applied as a payment of principal on the notes as described in this prospectus supplement under the heading “Description of the Offered Note — Distributions” herein.  The seller believes that almost all of the original pre-funded amount will be used by the trust to purchase subsequent mortgage loans.  It is unlikely, however, that the aggregate amount of subsequent mortgage loans purchased will be identical to the original pre-funded amount.  Consequently, noteholders will receive some prepayment of principal.  See “Description of the Offered Notes — Pre-Funding Account.”]

Prepayments and Yields for Offered Notes

[All of the mortgage loans in group [____], and a portion of the mortgage loans in group [____] are or will be fixed rate mortgage loans.  The rate of prepayments with respect to conventional fixed rate mortgage loans has fluctuated significantly in recent years.  In general, if prevailing interest rates fall significantly below the interest rates on fixed rate mortgage loans, those mortgage loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on the mortgage loans.  Conversely, if prevailing interest rates rise appreciably above the interest rates on fixed rate mortgage loans, those mortgage loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below the interest rates on such mortgage loans.]

[All of the mortgage loans in group [____], and a portion of the mortgage loans in group [____] are or will be adjustable rate mortgage loans.  As is the case with conventional fixed rate mortgage loans, adjustable rate mortgage loans may be subject to a greater rate of principal prepayments in a declining interest rate environment.  For example, if prevailing interest rates fall significantly, adjustable rate mortgage loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed rate mortgage loans at lower interest rates may encourage mortgagors to refinance their adjustable rate mortgage loans to a lower fixed interest rate.  Nevertheless, no assurance can be given as to the level of prepayments that the mortgage loans will experience.  The Class [____] Notes will generally reflect the prepayment experience of the group II mortgage loans and the Class [____] Notes will generally reflect the prepayment experience of the group [____] mortgage loans.]

The final scheduled Distribution Date for the Class [____] Notes is the date on which the principal balance thereof would be reduced to zero assuming, among other things, that no prepayments are received on the mortgage loans in the related group or groups and that scheduled monthly payments of principal of and interest on each of such mortgage loans are timely received and that no excess interest is applied to build overcollateralization.  The final scheduled Distribution Date for the Class [____] Notes is the [____] Distribution Date following the closing date.  The final scheduled Distribution Date for the Class [____] Notes is the [____] Distribution Date following the closing date.

The actual final Distribution Date with respect to each class of offered notes could occur significantly earlier than its final scheduled Distribution Date because:

·

excess interest will be applied to build overcollateralization,

·

prepayments are likely to occur which will be distributed in reduction of the related principal balance, and

·

the master servicer will have the right to purchase all of the mortgage loans on any Distribution Date when the aggregate principal balance of the mortgage loans has declined to less than [____]% of the sum of:

·

the aggregate principal balance of the initial mortgage loans as of the cut off date, and

·

[any amounts initially deposited in the pre-funding account.]

The actual final Distribution Date with respect to each class of the offered notes will also be affected by the default and recovery experience of the mortgage loans.  The actual final Distribution Date of the offered notes may be earlier or later than the final scheduled Distribution Date.

Prepayments on mortgage loans are commonly measured relative to a prepayment model or standard, called the prepayment assumption.  A separate prepayment assumption has been calculated for the fixed and the adjustable rate mortgage loans.  Both prepayment assumptions represent an assumed rate of constant prepayment relative to the then outstanding principal balance of a pool of mortgage loans for a specified period.  With respect to the fixed rate mortgage loans, 100% of the prepayment assumption (Scenario [____] for group [____] and for the fixed rate mortgage loans in group [____]) assumes prepayment rates of [____]% per annum of the then outstanding principal balance of the related mortgage loans in the first month of the life of those mortgage loans and an additional approximately [____]% per annum in each month thereafter up to and including the tenth month.  Beginning in the [____] month and in each month thereafter during the life of those mortgage loans, 100% of the prepayment assumption for the fixed rate mortgage loans assumes a constant prepayment rate of [____]% per annum.  With respect to the adjustable rate mortgage loans, 100% of the prepayment assumption (Scenario [____] for group [____] and for the adjustable rate mortgage loans in group [____]) assumes prepayment rates of [____]% per annum of the then outstanding principal balance of the related mortgage loans in the first month of the life of those mortgage loans and an additional approximately [____]% per annum in each month thereafter up to and including the twenty-second month.  Beginning in the twenty-second month and in each month thereafter during the life of those mortgage loans, 100% of the prepayment assumption for the adjustable rate mortgage loans assumes a constant prepayment rate of [____]% per annum.  As used in the tables below, 0% prepayment assumption (Scenario [____] for each group below) assumes prepayment rates equal to 0% of the prepayment assumption.  No prepayment assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the related mortgage loans.
The following tables have been prepared on the basis of the following assumptions known as modeling assumptions:

·

the mortgage loans of the related group or groups prepay at the indicated percentage of the related prepayment assumption;

·

distributions on the offered notes are received, in cash, on the 25th day of each month, commencing in [____] 200[  ], in accordance with the payment priorities set forth in this prospectus supplement;

·

no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the mortgagors of principal and interest on the mortgage loans occur;

·

scheduled payments on the mortgage loans are assumed to be received on the last day of each due period commencing in [____] 200[  ], and prepayments represent payment in full of individual mortgage loans and are assumed to be received on the last day of each prepayment period, commencing in [____] 200[  ], and include 30 days’ interest thereon;

·

[six month LIBOR remains constant at [____]%;

·

one year CMT remains constant at [____]%;

·

one month LIBOR is equal to [____]%;]

·

the closing date for the offered notes is [____] [_], 200[  ];

·

the master servicer’s fee is [____]%;

·

there is zero reinvestment income on all amounts in the distribution account;

·

[interest from amounts on deposit in the pre-funding account is equal to $[____] and is not available as Extra Principal Distribution Amounts;]

·

[subsequent mortgage loans are acquired during the month indicated in the following mortgage loan characteristics tables;]

·

the prepayment penalty has been calculated as [____]% of the indicated number of months interest on the prepaid amount for prepayments which occur before the expiration of the prepayment penalty term as indicated in the loan tables below;

·

[the mortgage interest rate for each adjustable rate mortgage loan is adjusted on its next reset date and on subsequent reset dates, if necessary, to equal the sum, subject to the applicable periodic adjustment caps and floors, of:

·

the assumed level of the applicable index and

·

the respective gross margin;]

·

for purposes of the “Weighted Average Life — Optional Termination” in the tables, the offered notes are redeemed on the initial Clean-Up Call Date;

·

credit enhancement percentages for each group were derived from the principal balances of the offered notes set forth in this prospectus supplement; and

·

each group consists of mortgage loans having the approximate characteristics set forth in the following tables.

The actual amount on deposit in the pre-funding account as of the closing date may vary from the assumed amount of pre-funding proceeds used in preparing the following tables.

Initial Group [____] Mortgage Loan Characteristics
Amortization Methodology	Current Balance ($)	Gross WAC (%)	Original Term to Maturity (months)	Remaining Term to Maturity (months)	Original Amortization Term to Maturity (months)	Servicing Fee (%)	Remaining Prepayment Penalty Term (months)	Prepayment Months of Interest
[Level

Balloon]

[Subsequent Group [____] Mortgage Loan Characteristics
Amortization Methodology	Current Balance ($)	Gross WAC (%)	Original Term to Maturity (months)	Remaining Term to Maturity (months)	Original Amortization Term to Maturity (months)	Servicing Fee (%)	Remaining Prepayment Penalty Term (months)	Prepayment Months of Interest	Pre-Funding Month*
[Level

Balloon]

*Indicates the 30-day period during the pre-funding period in which such mortgage loan is acquired.]

[Initial Group [____] Adjustable Rate Mortgage Loan Characteristics
Current Balance ($)	Gross WAC (%)	Original Term to Maturity (months)	Remaining Term to Maturity (months)	Original Amortization Term to Maturity (months)	Servicing Fee (%)	Gross Margin (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%)	Next Reset (months)	Reset Frequency (months)	Initial Periodic Rate Cap (%)	Periodic Rate Cap (%)	Remaining Prepayment Penalty Term (months)	Prepayment Months of Interest

Subsequent Group [____] Adjustable Rate Mortgage Loan Characteristics
Current Balance ($)	Gross WAC (%)	Original Term to Maturity (months)	Remaining Term to Maturity (months)	Original Amortization Term to Maturity (months)	Servicing Fee (%)	Gross Margin (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%)	Next Reset (months)	Reset Frequency (months)	Initial Periodic Rate Cap (%)	Periodic Rate Cap (%)	Remaining Prepayment Penalty Term (months)	Prepayment Months of Interest	Pre-Funding Month*

*Indicates the 30-day period during the funding period in which such mortgage loan is acquired.]

PREPAYMENT SCENARIOS

	Scenario [_]	Scenario [_]	Scenario [_]	Scenario [_]	Scenario [_]	Scenario [_]	Scenario [_]

Group [_] Prepayment Assumption:	0%
Group [_] Prepayment Assumption:	0%

The following tables set forth the approximate percentages of the initial principal amount of the offered notes that would be outstanding after each of the dates shown assuming the clean-up call is not exercised, and the approximate weighted average life in years of the offered notes, based on prepayment scenarios described in the table entitled “Prepayment Scenarios.”  The percentages have been rounded to the nearest 1%.

PERCENTAGE OF INITIAL PRINCIPAL BALANCE

	Class [ ] Scenario								Class [ ] Scenario
	I	II	III	IV	V	VI	VII		I	II	III	IV	V	VI	VII
Initial Percent	100%	100%	100%	100%	100%	100%	100%	Initial Percent	100%	100%	100%	100%	100%	100%	100%
__/25/2006								__/25/2006
__/25/2007								__/25/2007
__/25/2008								__/25/2008
__/25/2009								__/25/2009
__/25/2010								__/25/2010
__/25/2011								__/25/2011
__/25/2012								__/25/2012
__/25/2013								__/25/2013
__/25/2014								__/25/2014
__/25/2015								__/25/2015
__/25/2016								__/25/2016
__/25/2017								__/25/2017
__/25/2018								__/25/2018
__/25/2019								__/25/2019
__/25/2020								__/25/2020
__/25/2021								__/25/2021
__/25/2022								__/25/2022
__/25/2023								__/25/2023
__/25/2024								__/25/2024
__/25/2025								__/25/2025
__/25/2026								__/25/2026
__/25/2027								__/25/2027
__/25/2028								__/25/2028
__/25/2029								__/25/2029
__/25/2030								__/25/2030
__/25/2031								__/25/2031
__/25/2032								__/25/2032
__/25/2033								__/25/2033
__/25/2034								__/25/2034
__/25/2035								__/25/2035
Weighted Average Life(1) to								Weighted Average Life(1) to
Maturity (Yrs.)								Maturity (Yrs.)
Optional Termination (Yrs.)								Optional Termination (Yrs.)

	Class [ ] Scenario								Class [ ] Scenario
	I	II	III	IV	V	VI	VII		I	II	III	IV	V	VI	VII
Initial Percent	100%	100%	100%	100%	100%	100%	100%	Initial Percent	100%	100%	100%	100%	100%	100%	100%
__/25/2006								__/25/2006
__/25/2007								__/25/2007
__/25/2008								__/25/2008
__/25/2009								__/25/2009
__/25/2010								__/25/2010
__/25/2011								__/25/2011
__/25/2012								__/25/2012
__/25/2013								__/25/2013
__/25/2014								__/25/2014
__/25/2015								__/25/2015
__/25/2016								__/25/2016
__/25/2017								__/25/2017
__/25/2018								__/25/2018
__/25/2019								__/25/2019
__/25/2020								__/25/2020
__/25/2021								__/25/2021
__/25/2022								__/25/2022
__/25/2023								__/25/2023
__/25/2024								__/25/2024
__/25/2025								__/25/2025
__/25/2026								__/25/2026
__/25/2027								__/25/2027
__/25/2028								__/25/2028
__/25/2029								__/25/2029
__/25/2030								__/25/2030
__/25/2031								__/25/2031
__/25/2032								__/25/2032
__/25/2033								__/25/2033
__/25/2034								__/25/2034
__/25/2035								__/25/2035
Weighted Average Life(1) to								Weighted Average Life(1) to
Maturity (Yrs.)								Maturity (Yrs.)
Optional Termination (Yrs.)								Optional Termination (Yrs.)

(1)  The weighted average life is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial principal balance for the applicable class.

DESCRIPTION OF THE OFFERED NOTES

General

The notes to be issued by the trust will consist of:

·

the following group [____] senior notes, all of which are offered by this prospectus supplement:

·

Class [____], Class [____], Class [____], Class [____], Class [____] and Class [____] Notes;

·

the following group [____] senior notes, all of which are offered by this prospectus supplement:

·

Class [____] Notes;

·

[the following interest only notes, which are offered by this prospectus supplement:

·

Class [____] Notes;

·

the following subordinate notes, all of which are offered by this prospectus supplement:

·

the Class [____] Notes;

·

the Class [____], Class [____] and Class [____] Notes, which are not offered hereby.

The Class [____] Notes are subordinate in right of payment to the Class [____] and Class [____] Notes; the Class [____] Notes are subordinate in right of payment to the Class [____], Class [____] and Class [____] Notes; and the Class [____] Notes are subordinate in right of payment to the Class [____], Class [____], Class [____] and Class [____] Notes, in each case to the extent described herein.  The Class [____] Notes are subordinate in right of payment of interest to the extent described herein.  See “—Distributions — Distributions of Principal.”

Significant defined terms that are necessary to develop an understanding of the manner in which distributions will be made on the offered notes appear in the Glossary at the end of this prospectus supplement.

Persons in whose names notes are registered in the note register maintained by the trustee are the holders of the notes.  For as long as the offered notes are in book-entry form with DTC, the only holder of the offered notes (as the term holder is used in the agreements) for the trust will be Cede & Co., a nominee of DTC.  No investor will be entitled to receive a definitive note representing the investor's obligation from the trust, except in the event that physical notes are issued under limited circumstances set forth in the agreements.  All references in this prospectus supplement and the accompanying prospectus to the holders of offered notes shall mean and include the rights of holders as such rights may be exercised through DTC and its participating organizations, except as otherwise specified in the agreements.  See “Description of the Offered Notes — Book-entry Registration of the Offered Notes” herein.

[As described under  “The Mortgage Loan Pool,” the mortgage loan pool is divided into group [____], which contains mortgage loans having fixed interest rates and group [____], which contains mortgage loans having adjustable interest rates.]

The agreements require that the trustee create a distribution account.  All funds in that account must be invested and reinvested, as directed by the master servicer, in permitted investments.  See “The Agreements — Administration of Accounts” in the prospectus.

One day prior to the related Distribution Date or, if that day is not a business day, the immediately preceding business day, the master servicer is required to withdraw from the master servicer custodial account and remit to the distribution account an amount equal to the interest funds and principal funds (less the master servicing fee for that Distribution Date) with respect to each group for that Distribution Date.

Distributions

General.  Distributions on the offered notes (other than the Class [____] Notes) will be made on each Distribution Date to holders of record as of the last business day of the month immediately preceding the calendar month in which the Distribution Date occurs, or the closing date in the case of the first Distribution Date, in an amount equal to the product of the holder’s percentage interest and the amount to be distributed to that class on the Distribution Date.  Distributions on the Class [____] Notes will be made on each Distribution Date to holders of record as of the business day immediately preceding that Distribution Date in an amount equal to the product of the holder’s percentage interest and the amount to be distributed to that class on the Distribution Date.  The percentage interest represented by any note will be equal to the percentage obtained by dividing the principal balance of the note by the principal balance of all notes of the same class.

Distributions of Interest.  On each Distribution Date, the amount of interest distributable with respect to the group I senior notes [(other than the Class [____] Notes)] and the Class [____] and Class [____] Notes is the interest which has accrued on those notes at the related interest rate during the calendar month immediately preceding the calendar month in which the Distribution Date occurs.  On each Distribution Date, interest distributable with respect to the Class [____] Notes, the group [____] senior notes, the group [____] senior notes, the Class [____] Notes and the subordinate notes is the interest which has accrued on those notes at the then applicable interest rate from and including the preceding Distribution Date (or from the closing date in the case of the first Distribution Date) to and including the day prior to the current Distribution Date.  Each period referred to in the prior sentence relating to the accrual of interest is an accrual period for the related Distribution Date.

All calculations of interest on the group [____] senior notes (other than the Class [____] Notes), the Class [____] and Class [____] Notes will be made on the basis of a 360-day year assumed to consist of twelve 30-day months (30/360).  All calculations of interest on the Class [____], group [____] senior notes, the group [____] senior notes, Class [____], Class [____], Class [____] and Class [____] Notes will be made on the basis of the actual number of days in each monthly accrual period and a year of 360 days (actual/360).

On each Distribution Date, the Interest Funds with respect to each group will be distributed in the following order of priority:

·

first, from interest collections on each mortgage loan group, to each related class of senior notes and the Class [____] and Class [____] Notes, the Current Interest and any Interest Carry Forward Amount for such class  (or, in the case of the Class [____] and Class [____] Notes, the related Allocable Portion thereof) on that Distribution Date; provided, however, that, in the case of each group, any related shortfall in available amounts will be applied on a pro rata basis among such classes;

·

second, the remaining amount for each mortgage loan group will be combined and applied in the following order of priority:

·

to the Class [____] Notes, the Current Interest for that class and Distribution Date;

·

to the Class [____] Notes, the Current Interest for that class and Distribution Date;

·

to the Class [____] Notes, the Current Interest for that class and Distribution Date;

·

to the Class [____] Notes, the Current Interest for that class and Distribution Date; and

·

any remainder will be treated as Excess Interest and distributed as described below under the subheading “— Excess Interest” herein.

[The interest rate for the Class [____] Notes will be equal to the lesser of (i) the Formula Rate, and (ii) the Net WAC Cap.

·

The Formula Rate for each such class is the lesser of (i) one month LIBOR plus the applicable margin set forth on page S-[__], and (ii) the Maximum Cap Rate.

The interest rate of the Class [____] Notes is the lesser of (i) the per annum rate for such class set forth on page S-[__], and (ii) the Net WAC Cap.]

[After the Clean-Up Call Date, the interest rates on the Class [____] and Class [____] Notes will increase by [____]% and the spread over one month LIBOR for the Class [____] and Class [____] Notes will increase to [____]% and [____]%, respectively.

[The interest rate of the Class [____] Notes is [____]% per annum.  The per annum interest rate of the Class [____] Notes is the lesser of (i) up to and including the Distribution Date in [____] 200[_], [____]% per annum, beginning in [____] 200[_] and thereafter 0.10% per annum, and (ii) the excess of (a) the Net WAC Cap over (b) the weighted average of the Interest Rates of the offered notes other than the Class [____], Class [____] and Class [____] Notes.  The per annum interest rate of the Class [____] Notes is the greater of (i) 1.85% minus one month LIBOR and (ii) 0.00%.

Distributions of Principal.  On each Distribution Date, the Principal Distribution Amount for that Distribution Date with respect to each group is required to be distributed as follows:

·

The Class A Principal Distribution Amount for Group [____] will be distributed as follows:

·

first to the Class [____] Notes in an amount up to the Class [____] Distribution Amount for such date, until the note principal balance thereof has been reduced to zero; and second sequentially to the Class [____], Class [____], Class [____], Class [____], Class [____] and Class [____] Notes, in that order, until the principal balance of such notes has been reduced to zero; provided, however, that on and after any Distribution Date on which the principal balance of the subordinate notes has been reduced to zero, such amounts will be distributed on a pro rata basis, and not sequentially, among such classes.

·

The Class A Principal Distribution Amount for Group [____] will be distributed to the Class [____] Notes until the principal balance thereof has been reduced to zero.

·

In the event the principal balance of one or more of (A) the group [__] I senior notes or (B) the group [____] senior notes has been reduced to zero, on each Distribution Date thereafter principal distributions otherwise distributable to such retired notes will be applied to the remaining senior notes related to the other mortgage loan groups, pro rata, on the basis of their group principal balances (after giving effect to the distributions described above).  Any such distributions in respect of the group [____] senior notes will be made in the order of priority described above.

·

The combined Principal Distribution Amount of all groups remaining after distributions to the senior notes described above will be distributed in the following order of priority:

·

to the Class [____] Notes, the Class [____] Principal Distribution Amount until the principal balance thereof has been reduced to zero;

·

to the Class [____] Notes, the Class [____] Principal Distribution Amount until the principal balance thereof has been reduced to zero; and

·

to the Class [____] Notes, the Class [____] Principal Distribution Amount until the principal balance thereof has been reduced to zero.

Notwithstanding the foregoing, before the Stepdown Date, or while a Trigger Event exists, the Principal Distribution Amount for each group will be distributed in the following order of priority:

·

exclusively to the related Class [____] Notes (in the case of Group [____], in the manner described above) until the principal balance of the Class [____] Notes has been reduced to zero;

·

after the principal balance of the Class [____] Notes has been reduced to zero, exclusively to the Class [____] Notes until the principal balance of the Class [____] Notes has been reduced to zero;

·

after the principal balance of the Class [____] Notes has been reduced to zero, exclusively to the Class [____] Notes until the principal balance of the Class [____] Notes has been reduced to zero; and

·

after the principal balance of the Class [____] Notes has been reduced to zero, exclusively to the Class [____] Notes until the principal balance of the Class [____] Notes has been reduced to zero.

On each Distribution Date, the Released Principal Amount, if any, will be distributed to the holder of the Class [____] Notes.

[Excess Interest and Pledged Prepayment Penalty Cashflow

The notes of each group will have the benefit of a portion of prepayment penalties paid on mortgage loans in the related group.  [The prepayment penalties not allocated to the offered notes will be paid to the holders of the Class [____] Notes.]  On each Distribution Date, Pledged Prepayment Penalties with respect to each group will be applied to pay any shortfall in interest on notes in the related group resulting from the application of a cap.

On each Distribution Date, Interest Funds from each group not otherwise required to be distributed as described under the heading “—Distributions—Distributions of Interest” and Net Pledged Prepayment Penalties will be distributed in the following order of priority:

·

on each of the first three Distribution Dates only, to the Basis Risk Reserve Fund, any Basis Risk Payment for such date;

·

on each of the first three Distribution Dates only, from amounts on deposit in the Basis Risk Reserve Fund, to the Class [____] Notes on a pro rata basis, any Cap Carryover Amount applicable to the Class [____] Notes;

·

on each of the first three Distribution Dates only, from amounts on deposit in the Basis Risk Reserve Fund, sequentially, to the Class [____], Class [____] and Class [____] Notes, in that order, any Cap Carryover Amount applicable to the Class [____], Class [____] and Class [____] Notes;

·

the Principal Percentage for Group [____] of the Extra Principal Distribution Amount will be added to the Principal Distribution Amount for Group [____]; and the Principal Percentage for Group [____] of the Extra Principal Distribution Amount will be added to the Principal Distribution Amount for Group [____];

·

to the Class [____] Notes, any Interest Carry Forward Amount for that class;

·

to the Class [____] Notes, any Interest Carry Forward Amount for that class;

·

to the Class [____] Notes, any Unpaid Realized Loss Amount for that class;

·

to the Class [____] Notes, any Interest Carry Forward Amount for that class;

·

to the Class [____] Notes, any Unpaid Realized Loss Amount for that class;

·

to the Class [____] Notes, any Interest Carry Forward Amount for that class;

·

to the Class [____] Notes, any Unpaid Realized Loss Amount for that class;

·

to the Basis Risk Reserve Fund, any Basis Risk Payment for such date;

·

from amounts in the Basis Risk Reserve Fund, to the Class [____] Notes on a pro rata basis, any Cap Carryover Amount applicable to the Class [____] Notes;

·

from amounts in the Basis Risk Reserve Fund, sequentially, to the Class [____], Class [____] and Class [____] Notes, in that order, any Cap Carryover Amount applicable to the Class [____], Class [____] and Class [____] Notes; and

·

to the other notes to the extent of any remaining Unpaid Realized Loss Amount;

·

to the Class [____] and Class [____] Notes, the remaining amount.

The level of Excess Interest will depend on, among other things:

·

the rate at which prepayment penalties are collected;

·

the overcollateralization level of the mortgage loans;

·

the loss experience of the mortgage loans;

·

the level of one month LIBOR and the indices for the adjustable rate mortgage loans; and

·

the extent to which the weighted average of the net rates of the loans in all loan groups exceeds the weighted average of the pass through rates of the offered notes.

No assurance can be given as to the levels of Excess Interest at any time.  For a more detailed description of the factors affecting the levels of Excess Interest and prepayment penalties see “Prepayment and Yield Considerations—General.”]

[Realized Losses

Prior to each Distribution Date, the servicer will determine whether any Realized Losses have occurred on the mortgage loans.  As to any liquidated mortgage loan (i.e., a loan that the servicer has determined that all amounts recoverable on such loan have been received), a Realized Loss is calculated at final liquidation and is generally equal to the amount by which the unpaid principal balance thereof exceeds the related net liquidation proceeds.  As to any Nonrecoverable Mortgage Loan (i.e., a defaulted loan as to which the servicer has determined that estimated liquidation expenses will exceed expected liquidation proceeds), a Realized Loss is calculated by the servicer at the time of such determination and is generally equal to the amount by which the unpaid principal balance thereof exceeds the estimated net liquidation proceeds of the loan.

If, on any Distribution Date, the aggregate principal balance of the notes (after giving effect to all distributions to be made on that Distribution Date) exceeds the aggregate principal balance of the mortgage loans (plus any amounts on deposit in the pre-funding account), the principal balance of the subordinate notes (but not the Class A Notes) will be reduced by an amount equal to that excess, which is an Applied Realized Loss Amount, in inverse order of seniority:

·

first, to the Class [____] Notes, until the principal balance of that class has been reduced to zero;

·

second, to the Class [____] Notes, until the principal balance of that class has been reduced to zero; and

·

third, to the Class [____] Notes, until the principal balance of that class has been reduced to zero.

If the principal balance of a class of subordinate notes is reduced, that class thereafter will be entitled to distributions of interest and principal only with respect to the principal balance so reduced.  The earlier the reduction of the principal balance of a class of subordinate notes (e.g., as a result of a Nonrecoverable Mortgage Loan), the greater the effect on the accrual of interest on such class.  On subsequent Distribution Dates, however, as described above, Excess Interest, if any, will be applied to reduce Unpaid Realized Loss Amounts in direct order of seniority.

Since a Realized Loss on a Nonrecoverable Mortgage Loan is calculated before the liquidation of such loan by estimating net liquidation proceeds, the effect to noteholders (i.e., a reduction in available overcollateralization or, after such overcollateralization has been reduced to zero, a reduction of the principal balance of the subordinate notes) will be experienced by noteholders in advance of the time that would have been the case if such Realized Loss had been determined at the time of liquidation.  In the event that the servicer ultimately recovers an amount in respect of a Nonrecoverable Mortgage Loan in excess of the Realized Loss previously calculated for such loan (“Subsequent Recoveries”), such amounts will be applied

·

first, to the most senior class of subordinate notes then outstanding in reduction of any Applied Realized Loss Amount previously allocated to such class (which amount will not further reduce the principal balance of such class); and

·

second, to increase Interest Funds for the related group on such date.

Notwithstanding any application of a Subsequent Recovery to a class of subordinate notes to reduce any Unpaid Realized Loss Amount outstanding to such class, no payment will be made in respect of the amount of interest that would have accrued on such class of notes had such Unpaid Realized Loss Amount not been allocated thereto.

Although the principal balance of Class [____] Notes will not be reduced on account of Realized Losses even if the principal balances of all the subordinate notes have been reduced to zero, under certain loss scenarios, the amount available to be distributed to the Class [____] Notes as principal may be less than the principal balances of the Class [____] Notes.

THE NOTE INSURANCE POLICY

The following information has been supplied by [                                   ] (the “Insurer”) for inclusion in this Prospectus Supplement.  Accordingly, the Depositor, the Servicer and the Underwriter do not make any representation as to the accuracy and completeness of this information.

The Insurer does not accept any responsibility for the accuracy or completeness of this Prospectus Supplement or any information or disclosure contained herein, or omitted herefrom, other than with respect to the accuracy of the information regarding the Note Guaranty Insurance Policy (the “Insurance Policy”) and the Insurer set forth below under this heading “The Insurance Policy.”  Additionally, the Insurer makes no representation regarding the Notes or the advisability of investing in the Notes.

The Insurer

[To be provided if applicable.]

Insurer Financial Information

[To be provided if applicable.]

Where You Can Obtain Additional Information About The Insurer

[To be provided if applicable.]

Financial Strength Ratings of the Insurer

[To be provided if applicable.]

The Insurance Policy

[To be provided if applicable.]

[Pre-Funding Account

On the closing date, the seller will deposit approximately $[_________] into a separate pre-funding account to be maintained in the name of the trustee for the benefit of the holders of the group [____] notes and group [____] notes, as applicable.  Approximately $[________] of the original pre-funded amount will be used to acquire group [____] subsequent mortgage loans, approximately $[________] of the original pre-funded amount will be used to acquire group II subsequent mortgage loans and approximately $[________] of the original pre-funded amount will be used to acquire group [____] subsequent mortgage loans, in each case during the period beginning on the closing date and generally terminating on the earlier to occur of:

·

the date on which the amount on deposit in the pre-funding account, excluding any interest or other investment earnings, is less than $100,000; and

·

[____], 200[  ].

The original pre-funded amount will be reduced during the pre-funding period by the amount used to purchase subsequent mortgage loans in accordance with the agreements for the trust.  Any pre-funded amount, excluding any interest or other investment earnings, remaining at the end of the pre-funding period will be included as part of principal funds and will be distributed to holders of the group [____] notes, group [____] notes and group [____] notes, respectively, then entitled to distributions of principal on the first Distribution Date thereafter as a prepayment of principal in reduction of the related principal balances.  This will result in an unscheduled distribution of principal in respect of the related notes on that date.

Amounts on deposit in the pre-funding account will be invested in permitted investments.  All interest and any other investment earnings on amounts on deposit in the pre-funding account will be paid to the seller.  The pre-funding account will not be an asset of any REMIC established under the agreements for the trust.  For federal income tax purposes, the pre-funding account will be owned by, and all interest and other investment earnings on amounts in the pre-funding account will be taxable to, the seller.]

Calculation Agent

The master servicer has appointed [_____________________________] to serve as calculation agent for the trust.  As calculation agent, [_____________________________] will be responsible for calculating and distributing to holders of notes all amounts of principal and interest due on each Distribution Date.

[Calculation of One Month LIBOR

On each interest determination date, which is the second business day preceding each Distribution Date (or, in the case of the first accrual period, [__________], 200[  ]), the calculation agent, as agent of the master servicer, will determine one month LIBOR.

One month LIBOR means, as of any interest determination date, the rate for one-month U.S. dollar deposits which appears on the Telerate Page 3750, as of 11:00 a.m., London time, on that interest determination date.  If that rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in United States dollars are offered by the reference banks at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a period equal to the relevant accrual period (commencing on the first day of that accrual period).  The calculation agent, as agent for the master servicer, will request the principal London office of each of the reference banks to provide a quotation of its rate.  If at least two such quotations are provided, the rate for that day will be the arithmetic mean of the quotations.  If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the master servicer, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a period equal to the relevant accrual period (commencing on the first day of that accrual period).

Telerate Page 3750 means the display page currently so designated on the Bridge Telerate Market Report (or another page that may replace that page on that service for the purpose of displaying comparable rates or prices) and reference banks means leading banks selected by the master servicer and engaged in transactions in Eurodollar deposits in the international Eurocurrency market.]

Book-Entry Registration of the Offered Notes

The offered notes will be book-entry notes.  Noteholders may elect to hold their book-entry notes directly through DTC in the United States or upon request Clearstream Banking, société anonyme (formerly Cedelbank), or Euroclear in Europe if they are participants of those systems or indirectly through organizations which are participants.  The book-entry notes will be issued in one or more notes per class of offered notes which in the aggregate equal the principal balance of the offered notes and will initially be registered in the name of Cede & Co., the nominee of DTC.  See “Description of the Notes — Book-Entry Procedures” and “— Global Clearance, Settlement and Tax Documentation Procedures” in the prospectus.

THE AGREEMENTS

Aegis Asset Backed Securities Trust 200[_]-[_] (the “Trust” or the “Issuer”) will be a statutory trust formed under the laws of the State of Delaware pursuant to a trust agreement dated as of [___] (the “Trust Agreement”), among Aegis Asset Backed Securities Corporation, as depositor (the “Depositor”), [___], as owner trustee (the “Owner Trustee”) [, and [___], as administrator (in such capacity, the “Administrator”)]. The Trust will not engage in any activity other than acquiring, holding and managing the Mortgage Loans (as defined herein) and the other assets of the Trust and proceeds therefrom (such Mortgage Loans, assets and proceeds, collectively, the “Trust Estate”), issuing the Securities (as defined herein), making payments on the Securities, and related activities.

On or about [___] (the “Closing Date”), the Trust will purchase the Mortgage Loans from the Depositor pursuant to the [Transfer and Servicing Agreement (as defined herein)].

On the Closing Date, the Issuer will pledge the Trust Estate to the Indenture Trustee (as defined herein) as security for the issuance of the Aegis Asset Backed Securities Trust 200[_]-[_] Mortgage Backed Notes (the “Notes”), with the class designations specified under “Description of the Offered Notes—General,” pursuant to an indenture dated as of the Cut-off Date (as defined herein) (the “Indenture”) among the Issuer, [___], as indenture trustee (the “Indenture Trustee”) [and the Administrator]. The Depositor will sell the Notes to the Underwriters (as defined herein) and apply the net proceeds of such sale to the purchase of the Mortgage Loans.

Other than the Trust Estate pledged as collateral for the Notes, the Trust will not have any significant assets available for payment of the Notes.

The Trust’s principal offices are located in [___].

Formation of the Trust

On the closing date, the depositor will create and establish the trust under the agreements and will sell without recourse the initial mortgage loans to the trust, and the trust will issue the notes under the terms of the agreements.  During the pre-funding period, the depositor may sell without recourse subsequent mortgage loans to the trust.  The prospectus contains important additional information regarding the terms and conditions of the notes.  The depositor will provide to any prospective or actual holder of offered notes, upon written request, a copy of the agreements without exhibits.  Requests should be addressed to Aegis Asset Backed Securities Corporation, [_____________________________________________], Attention: Secretary.

The trust will consist of:

·

the mortgage loans;

·

prepayment penalties to the extent described in this prospectus supplement;

·

those assets that are held in any account held for the benefit of the noteholders;

·

any mortgaged premises acquired on behalf of the noteholders by foreclosure or by deed in lieu of foreclosure;

·

the rights of the trustee to receive the proceeds of applicable insurance policies and funds, if any, required to be maintained under the terms of the agreements; and

·

certain rights of the depositor to the enforcement of representations and warranties made by the seller relating to the mortgage loans.

The offered notes will not represent an interest in or an obligation of, nor will the mortgage loans be guaranteed by, the seller, the depositor, the servicer, the master servicer or the trustee.

Certain Matters under the Agreements

Duties of the [Trustee]. [If no event of default under the Indenture (each, an “Indenture Default”) has occurred, the [Trustee] will be required to perform only those duties specifically required of it under the Indenture and the [   ].  As described under “—Administration” below, the [   ] will perform on behalf of the [Trustee] certain administrative functions required under the Indenture and the Agreements.]

[Upon receipt of the various certificates, statements and opinions required to be furnished to it, the [Trustee] will be required to examine them to determine whether they are in the form required by the Indenture; however, the [Trustee] will not be responsible for the accuracy or content of any certificates, statements or opinions furnished to it by the Issuer, the Depositor, the [   ] or any other party and, in the absence of bad faith on its part, may conclusively rely on such certificates, statements and opinions.]

[The [Trustee] may be held liable for its own negligent action or failure to act, or for its own willful misconduct; provided, however, that the [Trustee] will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Noteholders in an Indenture Default, and the [Trustee] will not be deemed to have notice of any Indenture Default unless an officer of the [Trustee] has actual knowledge of the Indenture Default or written notice of an Indenture Default is received by the [Trustee] at its Corporate Trust Office. See “—Events of Default under the Indenture” below. The [Trustee] is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Indenture, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against risk or liability is not reasonably assured to it.]

Events of Default under the Indenture. [An Indenture Default will generally consist of: (i) a default for one month or more in the payment of any Accrued Note Interest due on any Class of Notes then outstanding; (ii) a default in the payment of the entire principal of any Note when the same becomes due and payable under the Indenture or on the applicable Maturity Date; (iii) a default in the observance or performance of any covenant or agreement of the Issuer made in the Indenture and the continuation of any such default for a period of 30 days after notice thereof is given to the Owner Trustee as provided in the Indenture; (iv) any representation or warranty made by the Issuer in the Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect when made, and such breach not having been cured within 30 days after notice thereof is given to the Owner Trustee as provided in the Indenture; (v) the receipt of notice from the Residual Holder to the [Trustee] of such holder’s failure to qualify as a REIT or a qualified REIT subsidiary; or (vi) certain events of bankruptcy, insolvency, receivership or liquidation of the Issuer.]

[If an Indenture Default occurs and is continuing, the [Trustee] or holders of a majority by Class Principal Amount of the Priority Class or Priority Classes of Notes then outstanding may declare the principal of the Notes to be immediately due and payable. Such declaration may, under certain circumstances, be rescinded by the holders of a majority by Class Principal Amount of such Priority Class or Priority Classes of Notes. The Priority Class is the Class or Classes of Notes then outstanding having the highest priority of payment of interest.]

[If the Notes are declared immediately due and payable following an Indenture Default, the [Trustee] may, as directed, institute proceedings to collect amounts due or foreclose on collateral pledged to secure the Notes, exercise remedies as a secured party, sell the assets of the Trust Estate pledged to secure the Notes, or elect to maintain possession of such assets and continue to apply collections on such assets as if there had been no declaration of acceleration. However, the [Trustee] is prohibited from selling the assets of the Trust Estate following an Indenture Default, other than a default in the payment of any principal of or a default for one month or more in the payment of any interest on any Class of Notes, unless (i) the holders of all outstanding Notes consent to such sale, (ii) the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on such outstanding Notes at the date of such sale or (iii) the [Trustee] determines, based on information provided by the Administrator, that the proceeds of the Trust Estate and the other property of the Trust would not be sufficient on an ongoing basis to make all payments on the Notes as such payments would have become due if such obligations had not been declared due and payable, and the [Trustee] obtains the consent of the holders of 66 2/3% of the aggregate outstanding amount of the Notes.]

[If the collateral securing the Notes is sold following an Indenture Default, proceeds of such sale, after deduction of the expenses of such sale, will be applied in the order of priority provided in the Indenture.]

[If an Indenture Default occurs and is continuing, the [Trustee] will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of the Notes, if the [Trustee] reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities that might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the [Trustee], and the holders of a majority in principal amount of the Notes then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes.]

[Except as described above in the case of an Indenture Default, no Noteholder will have the right to institute any proceeding with respect to the Indenture, unless (i) such holder previously has given to the [Trustee] written notice of a continuing Indenture Default, (ii) the holders of not less than 25% in principal amount of the outstanding Notes have made written request to the [Trustee] to institute such proceeding in its own name as the [Trustee], (iii) such holder or holders have offered the [Trustee] reasonable indemnity, (iv) the [Trustee] has, for 60 days after receipt of such notice, request and offer of indemnity, failed to institute such proceeding and (v) no direction inconsistent with such written request has been given to the [Trustee] during such 60-day period by the holders of a majority in principal amount of such outstanding Notes.]

[In addition, the [Trustee] and the Noteholders, by accepting the Notes, will covenant that they will not at any time institute against the Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.]

[None of the [Trustee], the Master Servicer, the [   ] or the [   ] in their respective individual capacities, or the Residual Holder, or any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will be personally liable for the payment of the principal of or interest on the Notes or for the agreements of the Trust contained in the Indenture. See also “The Agreements—Events of Default; Rights upon Event of Default—Indenture” in the prospectus.]

Expenses and Indemnities of the [Trustee]. [The [Trustee] will be entitled to reimbursement of all reasonable expenses incurred by it and any disbursements or advances made by it in accordance with the Indenture or the Transfer and Servicing Agreement, except for expenses incurred or any disbursements and advances made by it in the routine administration of its duties under the Indenture and the Transfer and Servicing Agreement and except for any expenses arising from its negligence, bad faith or willful misconduct. The [Trustee] will also be entitled to indemnification from the Trust for any claim, loss, liability or expense incurred by it in connection with the administration of the Trust and the performance of its duties under the Indenture, the Transfer and Servicing Agreement or any other document or agreement to which the [Trustee] is a party.]

[The [Trustee] will be entitled to reimbursement for its expenses and indemnification amounts as described above from amounts allocable to interest and principal on the Mortgage Loans, prior to payment of any amounts to Noteholders, provided that such reimbursable amounts will not exceed $200,000 in the aggregate per year from the Closing Date to the first anniversary of the Closing Date and for each subsequent anniversary year thereafter. The [Trustee] will be entitled to reimbursement for its expenses and indemnification amounts in excess of $200,000 in each anniversary year from any Interest Remittance Amount remaining after application thereof as described in this prospectus supplement.]

Resignation or Removal of [Trustee]. [The [Trustee] may, upon 90 days’ advance written notice to the Depositor, the Issuer, each Noteholder and each Rating Agency, resign at any time, in which event the Issuer will appoint a successor [Trustee] that satisfies the eligibility requirements provided in the Indenture. The [Trustee] may also be removed at any time by the Issuer if (a) the [Trustee] ceases to be eligible to continue to act as [Trustee] under the Indenture; (b) the [Trustee] is adjudged bankrupt or insolvent; (c) a receiver or other public officer takes charge of the [Trustee] or its property; or (d) the [Trustee] otherwise becomes incapable of acting. If the [Trustee] is removed the Issuer will promptly appoint a successor [Trustee]. If a successor [Trustee] does not take office within 30 days after the retiring [Trustee] resigns or is removed, the retiring [Trustee], the Issuer or the holders of more than 50% of the aggregate Class Principal Amount of the outstanding Notes may petition any court of competent jurisdiction for appointment of a successor [Trustee].]

[Any resignation or removal of the [Trustee] and appointment of a successor [Trustee] will not become effective until acceptance of the appointment by the successor [Trustee], whereupon the successor [Trustee] will mail notice of its succession to all Noteholders. The predecessor [Trustee] will be required to transfer all property held by it as [Trustee] to the successor [Trustee].]

[Any fees and expenses owed to the retiring [Trustee] in connection with such resignation or removal will be paid as described above under Expenses and Indemnities of the [Trustee].]

Redemption. [The Notes are subject to redemption under the circumstances described in this prospectus supplement.]

[The Indenture will be discharged upon the delivery to the Administrator for cancellation of all Notes or, with certain limitations, upon deposit with the Administrator of funds sufficient for the payment in full of all the Notes. Upon the payment in full of all outstanding Notes and the discharge of the Indenture, the Owner Trustee will succeed to all the rights of the [Trustee], the Master Servicer and the Administrator, and the Residual Holder will succeed to all the rights of the Noteholders pursuant to the Transfer and Servicing Agreement.]

[Administration

The [   ] or the Depositor will agree, to the extent provided in the Agreements and the [Administration Agreement], to provide certain notices and to perform certain other administrative obligations required to be performed by the Issuer, the [Trustee] and the [   ] under the Agreements, the Indenture and the [   ]. Neither the [   ] nor the Depositor will receive additional compensation for their services under the Administration Agreement.]

Amendment

[Generally, the Agreements are subject to amendment by the parties thereto under conditions similar to those described under “The Agreements—Amendment” in the prospectus. Any amendment of the provisions of the Indenture will take the form of a supplemental indenture. In addition to the purposes described under “The Agreements—Amendment” in the prospectus, the Trust and the [Trustee] may enter into supplemental [indentures], without obtaining the consent of the Noteholders, for the purpose of correcting or amplifying the description of the Trust Estate subject to the Indenture, evidencing the succession of a successor to the Trust, adding to the covenants of the Trust or surrendering any power conferred upon the Trust under the Indenture, or conveying or pledging any property to the [Trustee].]

Reports to Noteholders

On each Distribution Date, the master servicer will report or cause to be reported to each holder of an offered note, by posting to the trustee’s website [(______________________)] or other means of reporting described in the agreements:

·

with respect to each class of offered notes based on a note in the original principal amount of $1,000:

·

the amount of the aggregate distribution on such Distribution Date;

·

the amount of the distribution allocable to interest;

·

the amount of the distribution allocable to principal, separately identifying the aggregate amount of any prepayments, substitution shortfalls, repurchase amounts or other recoveries of principal included therein, any Extra Principal Distribution Amount and any Applied Realized Loss Amount with respect to, and any Unpaid Realized Loss Amount at, the Distribution Date;

·

the principal balance after giving effect to any distribution allocable to principal; and

·

[any Interest Carry Forward Amount;]

·

[any Cap Carryover Amount;]

·

the weighted average of the mortgage interest rates on the mortgage loans in each group less the servicing and master servicing fee rates;

·

the Realized Losses for each group for the related period and cumulatively since the cut off date;

·

the largest mortgage loan balance outstanding in each group;

·

the prepayment penalties due from borrowers, collected by the servicer or the master servicer and transferred to the trust, in each case for the related prepayment period;

·

the servicing fees and master servicing fees allocable to each group;

·

[one month LIBOR on the most recent interest determination date;]

·

the interest rates for each class (and whether such rates have been capped); and

·

[for each Distribution Date during the pre-funding period, the amount, if any, on deposit in the pre-funding account.]

Noteholders may obtain assistance in operating the trustee’s website by calling the trustee’s investor relations department at [(___) ___-____].

Delivery and Substitution of Mortgage Loans

The depositor must repurchase any mortgage loan for which the required documentation is not delivered on the closing date (or subsequent closing date in the case of subsequent mortgage loans) or reasonably promptly thereafter.  Under the limited circumstances specified in the agreements, the depositor may substitute substantially similar mortgage loans for mortgage loans initially delivered.  It is anticipated that any permitted substitution will not materially change the characteristics of the mortgage pools, as set forth above.  See “The Trusts — The Mortgage Loans — General,” and “— Substitution of Mortgage Loans” in the prospectus.

The Trustee

[_________________ will act as trustee of the trust.  The mailing address of the trustee’s Corporate Trust Office is c/o _________________________, __________________, __________, __________ _______, Attention: Aegis 200[  ]-__ (______), and its telephone number is (___) ___-_____.]

Voting Rights

The voting rights of the trust will be allocated as follows:

·

[__]% to the Class [___] Notes;

·

[__]% to the Class [___] Notes;

·

[__]% to the Class [__] Notes;

·

[__]% to the Class [__] Notes;

·

[__]% to the classes of offered notes (other than the Class [___], Class [__] and Class [___] Notes) in proportion to their respective outstanding principal balances; and

·

[__]% to each of the Class [__] and Class [___] Notes.

Termination

The trust will terminate upon the payment to the holders of all notes of all amounts required to be paid to the holders and upon the last to occur of:

·

the final payment or other liquidation, or any related advance, of the last mortgage loan; and

·

the disposition of all property acquired in respect of any mortgage loan remaining in the trust.

By the [_________].  At its option, the [__________] may, on any Distribution Date when the aggregate principal balance of the mortgage loans is less than [__]% of the sum of:

·

the aggregate principal balances of the initial mortgage loans as of the cut off date; and

·

any amounts initially deposited in the pre-funding account,

purchase from the trust all remaining mortgage loans, in whole only, and other property acquired by foreclosure, deed in lieu of foreclosure or otherwise then constituting the trust at a price generally equal to 100% of the aggregate principal balance of the mortgage loans (or, in the case of Nonrecoverable Mortgage Loan, at the Nonrecoverable Mortgage Loan Purchase Price) plus one month’s interest computed as provided in the agreements.  The date on which this optional repurchase is made is known as the Clean-Up Call Date.

Sale of Mortgage Loans

In connection with the sale of mortgage loans, the depositor will be required to deliver a file with respect to each mortgage loan consisting of:

·

the original note endorsed in blank or to the order of the trustee or a custodian acting on behalf of the trustee, or a lost note affidavit in lieu thereof, with all prior and intervening endorsements (the seller, in some instances, having instructed the party selling a mortgage loan to the seller to have required the originator to endorse the original note directly to such custodian);

·

the original recorded security instrument or a certified copy, naming the originator of the related servicer, trustee or custodian as mortgagee, or if the original security instrument has been submitted for recordation but has not been returned by the applicable public recording office, a photocopy certified by an officer of the related servicer, title company, closing/settlement-escrow agent or closing attorney;

·

each original recorded intervening assignment of the security instrument as may be necessary to show a complete chain of title to the related servicer, trustee or custodian (the seller, in some instances, having instructed the party selling a mortgage loan to the seller to record an assignment directly from the originator to the custodian) or if any assignment has been submitted for recordation but has not been returned from the applicable public recording office or is otherwise not available, a copy certified by an officer of the related servicer;

·

if an assignment of the security instrument to the related servicer has been recorded or sent for recordation, an original assignment of the security instrument from the servicer in blank or to the trustee or custodian in recordable form;

·

except as to any second lien mortgage loan with a balance of less than $50,000, an original title insurance policy, certificate of title insurance or written commitment or a copy certified as true and correct by the insurer; and

·

if indicated on the applicable schedule, the original or certified copies of each assumption agreement, modification agreement, written assurance or substitution agreement, if any.

The custodian is required to review each mortgage loan note and provide certification regarding the existence of such mortgage loan notes on or before the closing date and the custodian is required to review the remainder of the mortgage loan file within a specified number of days after the closing date and provide a final certification on the entire mortgage loan file prior to the first anniversary of the closing date.

On the closing date, the depositor will also assign to the trustee all the depositor’s right, title and interest in the sales agreement between the seller and the depositor insofar as it relates to the representations and warranties made therein by the seller in respect of the origination of the mortgage loans and the remedies provided for breach of such representations and warranties.  Such representations and warranties include, among others, in the case of the mortgage loans in group [_] and group [__], that (i) no such mortgage loan was subject to Home Ownership and Equity Protection Act of 1994 or any comparable state law, (ii) no proceeds from any such mortgage loan were used to finance single-premium credit insurance policies, (iii) the servicer will accurately and fully report for each such mortgage loan its borrower credit files to all three credit repositories in a timely manner and (iv) no prepayment penalty is payable on any such mortgage loan for a period in excess of five years following origination.  Upon discovery by the trustee or the master servicer of a breach of any representation, warranty or covenant which materially and adversely affects the interests of the holders of the notes, the discovering party will promptly notify the depositor and the seller.  The seller will have 60 days from its discovery or its receipt of a notice to cure the breach or, if required, to repurchase the mortgage loan or, subject to the conditions in the agreements, to substitute a qualified substitute mortgage loan.  See “Origination of Mortgage Loans –Representations and Warranties” in the prospectus.

Events of Default

The master servicer will have the right to direct the termination of the servicer if the servicer is in breach under the agreements.  In the event of a termination, the master servicer must appoint a successor servicer to assume the obligations of the servicer under the agreements, including the obligation to make advances.  See “The Mortgage Loan Pool –Advances and Compensating Interest” herein.  If the master servicer is unable to appoint a successor servicer, the master servicer will be obligated to service the mortgage loans.  Any successor servicer will be entitled to compensation arrangements similar to, but no greater than, those provided to the predecessor servicer.  See “Servicing of Mortgage Loans” in the prospectus.

Governing Law

The agreements and each note will be construed in accordance with and governed by the laws of the State of New York applicable to agreements made and to be performed therein.

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

General

[The Trust Agreement provides that the Trustee will elect to treat the Trust Fund as a [REMIC] [grantor trust] [FASIT].  Upon the issuance of the Offered Notes, McKee Nelson LLP (“Tax Counsel”) will deliver its opinion to the effect that, assuming compliance with the Pooling and Servicing Agreement, for federal income tax purposes, [the Trust Fund will qualify as a REMIC within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the “Code”), and that the Offered Notes will represent the ownership of regular interests in the REMIC.]  [Offered Notes will be treated as debt and the trust will not be characterized as an association, a publicly traded partnership taxable as a corporation, or a taxable mortgage pool.]  [The trust will qualify as a FASIT.]

Tax Treatment of the Offered Notes

[To be provided as applicable.]

ERISA CONSIDERATIONS

ERISA Consideration

The offered notes are eligible for relief under an individual exemption issued to [_________________], Inc. on [____________, _____] (Prohibited Transaction Exemption [__-__]) (the “Exemption”), and may be purchased by an employee benefit plan or other retirement arrangement that is subject to the Employment Retirement Income Security Act of 1974, as amended (“ERISA”) or to Section 4975 of the Internal Revenue Code of 1986, as amended (collectively, a “Plan”) and that is an “accredited investor” within the meaning of Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, or by a person investing on behalf of or with plan assets of such a plan or arrangement.  A fiduciary of any employee benefit plan or other retirement arrangement subject to ERISA, or the Code, should carefully review with its legal advisors whether the purchase or holding of offered notes could give rise to a transaction prohibited or not otherwise permissible under ERISA or the Code.  The Exemption has been amended by Prohibited Transaction Exemption 97-34, 62 Fed. Reg. 39021 (July 21, 1997) and Prohibited Transaction Exemption 2000-58, 65 Fed. Reg. 67765 (Nov. 13, 2000).  See “ERISA Considerations” in the accompanying Prospectus for a description of the requirements for relief under the Exemption.

The rating of an offered note may change.  If a class of offered notes no longer has a rating of at least BBB- or Baa3 (the lowest permitted rating), notes of that class will no longer be eligible for relief under the Exemption, and consequently may not be purchased by or sold to a Plan (although a Plan that had purchased a note of that class when the class had a permitted rating would not be required by the Exemption to dispose of it).

RATINGS

It is a condition of the issuance of the offered notes that they receive ratings as set forth on page S-2.

The ratings do not represent any assessment of the likelihood or rate of principal prepayments [or the likelihood that any Cap Carryover Amount will be paid].

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.  The security rating assigned to the offered notes should be evaluated independently of similar security ratings assigned to other kinds of securities.

The ratings assigned by S&P and Moody’s to the notes address the likelihood of the receipt by noteholders of all distributions to which noteholders are entitled.  S&P’s and Moody’s ratings address the structural and legal aspects associated with the notes, including the nature of the underlying mortgage loans.  S&P’s and Moody’s ratings on the notes do not represent any assessment of the likelihood or rate of principal prepayments.

The initial ratings assigned to the offered notes do not address the possibility that holders of the offered notes might suffer a lower than anticipated yield in the event of principal payments on the offered notes resulting from rapid prepayments of the mortgage loans or the application of the Extra Principal Distribution Amount as described herein, or in the event that the trust fund is terminated before the expected final Distribution Dates of the offered notes.  The ratings on the offered notes do not address the ability of the trust to acquire subsequent mortgage loans, any potential redemption with respect thereto or the effect on yield resulting therefrom.

LEGAL INVESTMENT CONSIDERATIONS

[Upon the termination of the pre-funding period,] the Class [___] and Class [___] Notes [will/will not ]constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 [for so long as they are rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations.]  [As such, they will be legal investments for particular entities to the extent provided in SMMEA, subject to state laws overriding SMMEA.]  In addition, institutions whose investment activities are subject to review by federal or state regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by such regulatory authorities, on the investment by such institutions in certain forms of mortgage related securities.  [Furthermore, some states have enacted legislation overriding the legal investment provisions of SMMEA.]

USE OF PROCEEDS

The depositor will sell the initial mortgage loans to the trust concurrently with the delivery of the offered notes.  Net proceeds from the sale of the offered notes less the original pre-funded amount will represent, together with the private notes, certain of which may be retained by the depositor or its affiliates, the purchase price to be paid by the trust to the depositor for the initial mortgage loans.

LEGAL MATTERS

Legal matters relating to the validity of the issuance of the notes will be passed upon for the depositor and the seller by McKee Nelson LLP.  Legal matters relating to the validity of the offered notes will be passed upon for the underwriters by [______________]

UNDERWRITING

Under the terms and subject to the conditions contained in the underwriting agreement dated [___________], the depositor has agreed to cause the trust to sell to the underwriters named below the following principal amounts of offered notes.

Class	Underwriter	Underwriter	Underwriter	Underwriter
[	$	$	$	$]

[The depositor intends initially to retain the Class [__] and Class [____] Notes and a portion of the Class [_____] Notes but may offer such notes for sale from time to time in the future.]

The underwriting agreement provides that the underwriters are obligated to purchase all of the offered notes if any are purchased.  The underwriting agreement also provides that if an underwriter defaults the purchase commitments of non-defaulting underwriters may be increased or the offering of the offered notes may be terminated.

The underwriters will offer the offered notes for sale from time to time in one or more transactions (which may include block transactions), in negotiated transactions or otherwise, or a combination of those methods of sale, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.  The underwriters may do so by selling the offered notes to or through broker/dealers, who may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters and/or the purchasers of the offered notes for whom they may act as agents.  In connection with the sale of the offered notes, the underwriters may be deemed to have received compensation from the trust in the form of underwriting discounts, and the underwriters may also receive commissions from the purchasers of the offered notes for whom they may act as agent.  The underwriters and any broker/dealers that participate with the underwriters in the distribution of the offered notes may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of the offered notes by them may be deemed to be underwriting discounts or commissions under the Securities Act of 1933.

The depositor expects to receive net proceeds (including accrued interest) of approximately $[___________] before deducting expenses payable by it of approximately $[_______].

The depositor and the seller have agreed to indemnify the underwriters against certain liabilities including liabilities under the Securities Act of 1933, or contribute to payments that the underwriters may be required to make in that respect.

There is currently no secondary market for the offered notes.  Each underwriter intends to make a secondary market in the offered notes offered by that underwriter but has no obligation to do so.  There can be no assurance that a secondary market for the offered notes will develop or, if it does develop, that it will continue.

Some of the mortgage loans may have been the subject of financing provided by affiliates of the underwriters.

GLOSSARY

“Accrual period” means, with respect to any Distribution Date, for the Class [____], Class [____], Class [____], Class [__], Class [____], Class [____], and Class [____] Notes, the period from the preceding Distribution Date (or from the closing date in the case of the first Distribution Date) to and including the day prior to the current Distribution Date.  An “accrual period” means, with respect to any Distribution Date, for the Class [____], Class [____], Class [____], Class [____], Class [____], Class [____] and Class [____] Notes, the calendar month immediately preceding the month of such Distribution Date.

“Agreement” means the pooling and servicing agreement, dated as of the cut off date, among the depositor, the servicer and the master servicer.

[“Allocable Portion” for each group, Distribution Date and each of the Class [____] and Class [____] Notes is equal to a fraction, expressed as a percentage, the numerator of which is (i) the Interest Funds for such date and such group; and the denominator of which is (ii) the Interest Funds for such date and all groups related to such class of notes.]

“Applied Realized Loss Amount” with respect to any class of subordinate notes and as to any Distribution Date, the sum of Realized Losses with respect to mortgage loans which have been applied in reduction of the principal balance of the class of notes (less any Excess Interest previously distributed in repayment thereof).

“Assumed Principal Balance” as of any Distribution Date is the aggregate scheduled principal balance of the mortgage loans [plus applicable amounts on deposit in the pre-funding account,] in each case as of the related determination date [(or, in the case of any calculation made as of the cut off date, amounts on deposit in the pre-funding account on the closing date).]

[“Basis Risk Payment” means, for any Distribution Date, an amount to be deposited into the Basis Risk Reserve Fund equal to the sum of (i) the Cap Carryover Amounts for such Distribution Date and (ii) any Required Reserve Fund Deposit for such Distribution Date, provided however, the amount of the Basis Risk Payment for any Distribution Date cannot exceed the amount of Excess Interest for such date.]

“Basis Risk Reserve Fund” means a fund created under the agreements and held as part of the trust, but not as part of any REMIC created under the agreements, to provide a source for payments of Cap Carryover Amounts.  The Basis Risk Reserve Fund will initially be funded with a deposit of $[_____].

[“Cap Carryover Amount” means with respect to any Distribution Date and any class of offered notes, other than the Class [____], Class [____] and Class [____] Notes, the sum of (i) the excess of the interest calculated at the interest rate applicable to such class for such date determined without regard to the Net WAC Cap over the amount of interest calculated at the Net WAC Cap, and (ii) the unpaid portion of the excess described in clause (i) for prior Distribution Dates together with accrued interest thereon at the applicable interest rate determined without regard to the Net WAC Cap.  The Cap Carryover Amount for any class will be reduced by any amounts repaid to such class in respect of such Cap Carryover Amount.]

“Class [____] Principal Distribution Amount” for each group on any Distribution Date is the Principal Percentage for such group of the Senior Principal Distribution Amount on such date.

[“Class ___ Distribution Amount” for any Distribution Date, is the product of:

·

a fraction, the numerator of which is the principal balance of the Class [____] Notes and the denominator of which are the principal balances of the Class [____], Class[____], Class [____], Class [____], Class [____] and Class [____] Notes, in each case immediately prior to the Distribution Date,

·

the Class [____] Principal Distribution Amount with respect to group [____] or such Distribution Date and

·

the applicable percentage for such Distribution Date set forth in the following table:

Distribution Date	Percentage
____ 200[ ] - ____ 200[ ]	0%
____ 200[ ] - ____ 200[ ]	45%
____ 200[ ] - ____ 200[ ]	80%
____ 200[ ] - ____ 200[ ]	100%
____ 200[ ] and thereafter	300%]

 “Class [__] Principal Distribution Amount” with respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, is the excess of

·

the sum of

·

the Class [__] principal balance (after giving effect to distributions on that date),

·

the Class [__] principal balance (after giving effect to distributions on that date),

·

the Class [__] principal balance (after giving effect to distributions on that date),  and

·

the Class [__] principal balance immediately prior to the Distribution Date over

·

the lesser of

·

[______]% of the Assumed Principal Balance on the preceding determination date and

·

the Assumed Principal Balance on the preceding determination date less [____]% of the Assumed Principal Balance as of the cut off date (but in no event less than zero).

“Class [___] Principal Distribution Amount” with respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, is the excess of

·

the sum of

·

the Class [___] principal balance (after giving effect to distributions on that date) and

·

the Class [___] principal balance immediately prior to the Distribution Date over

·

the lesser of

·

[_____]% of the Assumed Principal Balance on the preceding determination date and

·

the Assumed Principal Balance on the preceding determination date less [___]% of the Assumed Principal Balance as of the cut off date (but in no event less than zero).

“Class [___] Principal Distribution Amount” with respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, is the excess of

·

the sum of

·

the Class [___] principal balance (after giving effect to distributions on that date),

·

the Class [___] principal balance (after giving effect to distributions on that date), and

·

the Class [___] principal balance immediately prior to the Distribution Date over

·

the lesser of

·

[_____]% of the Assumed Principal Balance on the preceding determination date and

·

the Assumed Principal Balance on the preceding determination date less [___]% of the Assumed Principal Balance as of the cut off date (but in no event less than zero).

“Clean-Up Call Date” is any Distribution Date when the Assumed Principal Balance is less than [___]% of the Assumed Principal Balance on the cut off date.

The “collection account” is an account maintained by the servicer into which collections on the mortgage loans are deposited.

“Compensating Interest” means an amount, as of any Distribution Date, payable by the servicer, equal to the lesser of

·

prepayment interest shortfalls for such date in respect of any prepayments in full, and

·

the servicing fee for such date.

“CPR” is a constant prepayment standard or model commonly used to measure prepayments on mortgage loans.  The model represents an assumed constant rate of prepayment each month relative to the then outstanding principal balance of the mortgage loans for the life of such mortgage loans.  CPR does not purport to be either a historical description of the prepayment experience of the mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the mortgage loans to be included in the trust.

“Current Interest,” with respect to each class of the notes and each Distribution Date, is the interest accrued on the principal balance of the class immediately prior to the Distribution Date during the applicable accrual period at the applicable interest rate as reduced, on a pro rata basis, by any related Net Prepayment Interest Shortfalls and Relief Act Shortfalls for such date.

“Cut off date” is [_____] 1, 200[  ] in respect of the mortgage loans to be sold to the trust on the closing date.

“Depositor” under the agreements is Aegis Asset Backed Securities Corporation, a Delaware corporation.

“Determination date” for each Distribution Date is the seventeenth day of the month, or if such day is not a business day, the immediately preceding business day.

“Distribution account” is an account maintained by the trustee from which distributions are made on the notes.

“Due period” is the period from and including the second day of a month to and including the first day of the following month.

“Excess Interest” for any Distribution Date means, interest funds remaining after the payment of all related interest distributions as described under “Distributions –– Distributions of Interest” in this prospectus supplement, [plus Net Pledged Prepayment Penalties].

“Extra Principal Distribution Amount” with respect to any Distribution Date is the lesser of (i) Excess Interest, if any, and (ii) the excess of (A) the Required Overcollateralization Amount over (B) the Overcollateralization Amount (assuming for this purpose that all Principal Funds are distributed as principal on the notes on such date).

“Group [__] senior notes” are the Class [___], Class [___], Class [___], Class [___], Class [___] and Class [___] Notes.

“Group [___] senior notes” are the Class [____] Notes.

“Interest Carry Forward Amount” with respect to each class of the notes and each Distribution Date, is the sum of

·

the excess of

·

Current Interest for the class with respect to prior Distribution Dates (excluding any Cap Carryover Amount) over

·

the amount actually distributed to the class with respect to Current Interest on those prior Distribution Dates and

·

interest on the excess at the applicable interest rate.

“Interest Funds” with respect to each master servicer remittance date, to the extent actually deposited in the master servicer custodial account, are equal to the sum, without duplication of

·

all scheduled interest due during the related due period and collected by the servicer as of the related determination date less the related servicing fee and master servicing fee;

·

all advances relating to interest;

·

all Compensating Interest;

·

liquidation proceeds to the extent the liquidation proceeds relate to interest, less all non-recoverable advances relating to interest and certain expenses reimbursed during the related due period; and

·

any Subsequent Recoveries for such date.

“Master servicer” under the agreements is [_______________], a [______] corporation.

[“Maximum Cap Rate” as to any Distribution Date is a per annum rate that would equal the Net WAC Cap for such date if such Net WAC Cap were determined under the assumption that (i) each adjustable rate Mortgage Loan had an interest rate equal to the maximum rate permitted under the terms of the related mortgage note, and (ii) each fixed rate Mortgage Loan had an interest rate equal to its stated fixed rate.]

“Mortgage Loans” referred to in this prospectus are the mortgage loans to be conveyed by the depositor to the trust under the agreements

[“Net Pledged Prepayment Penalties” for each Distribution Date means the Pledged Prepayment Penalties remaining after payment of any Cap Carryover Amounts.]

“Net Prepayment Interest Shortfalls” for any Distribution Date refer to the excess of (a) any prepayment interest shortfalls, over (b) any Compensating Interest payments made by the servicer or master servicer.

“Nonrecoverable Mortgage Loan” is any defaulted loan as to which the servicer has determined under the agreements that the expenses associated with the liquidation and foreclosure thereof will exceed the proceeds expected to be recovered in any such proceeding.

“Nonrecoverable Mortgage Loan Purchase Price” means an amount determined under the agreements in respect of any Nonrecoverable Mortgage Loan generally equal to the sum of:

·

the projected net liquidation value thereof (i.e., the fair market value of the related mortgaged property less all expenses expected to be incurred in liquidation of such loan); and

·

interest accrued on such loan.

“Overcollateralization Amount” for each Distribution Date is the excess of the Assumed Principal Balance on that Distribution Date over the aggregate principal balance of the notes after giving effect to principal distributions on that Distribution Date.

[“Pledged Prepayment Penalties” for any Distribution Date and any group is an amount equal to the sum of (i) the lesser of (x) prepayment penalties collected for the group during the related Prepayment Period and (y) [__]% of the prepayment penalties owed and not waived by the servicer pursuant to the terms of the agreements for that group and the related Prepayment Period and (ii) the aggregate amount, if any, by which (i)(y) exceeded (i)(x) for prior Distribution Dates for that group.]

“Prepayment interest shortfall” means, as to each Distribution Date and any mortgage loan as to which a prepayment of principal was received during the period from the eighteenth day of the month preceding the month of such Distribution Date through the last day of such month, the amount, if any, by which one month’s interest at the related mortgage rate (less the servicing fee) on such prepayment exceeds the amount of interest actually paid by the mortgagor in connection with such prepayment.

“Prepayment Penalty Period” has the meaning set forth in this prospectus supplement under the heading “The Mortgage Loan Pool — Characteristics of the Mortgage Loans.”

“Prepayment Period” with respect to each Distribution Date is the period beginning on the 18th day of the month (or, if the immediately preceding Prepayment Period ended on a later day, that later day) immediately preceding the month in which such Distribution Date occurs (or, in the case of the first Distribution Date, the cut off date) and ending on the Determination Date of the month in which such Distribution Date occurs.

“Principal Balance” of each class of notes, as of any Distribution Date, is the aggregate principal amount of the notes of that class on the closing date as reduced by:

·

all amounts distributed on previous Distribution Dates in reduction of the principal balance of the Notes, and

·

in the case of a subordinate note, reductions in the principal balance of the note as a result of the application of Realized Losses.

Any amounts distributed to a class of subordinate notes in respect of any Unpaid Realized Loss Amount will not further reduce the principal balance of that class.

“Principal Distribution Amount” with respect to each group and Distribution Date, is the excess of

·

the sum of

·

the Principal Funds for that Distribution Date and group and

·

the related Principal Percentage of any Extra Principal Distribution Amount for that Distribution Date over

·

the related Principal Percentage of the Released Principal Amount for that Distribution Date.

“Principal Funds” with respect to each master servicer remittance date, to the extent actually deposited in the master servicer custodial account, are equal to the sum, without duplication of:

·

the scheduled principal collected by the servicer during the related due period or advanced on or before the master servicer remittance date;

·

prepayments of principal collected by the servicer in the applicable prepayment period;

·

the scheduled principal balance of each mortgage loan that was repurchased by the depositor;

·

any substitution shortfall, which is the amount, if any, by which the aggregate unpaid principal balance of any substitute mortgage loans is less than the aggregate unpaid principal balance of any deleted mortgage loans, delivered by the depositor in connection with a substitution of mortgage loans; and

·

all liquidation proceeds collected by the servicer during the related due period, to the extent the liquidation proceeds related to principal, less all non-recoverable advances relating to principal reimbursed during the related due period.

“Principal Percentage” for any Distribution Date and group is the percentage equivalent of a fraction, the numerator of which is the Principal Funds for such group and the denominator of which is the Principal Funds for all groups.

“Realized Loss” means as to any Distribution Date and any

·

liquidated mortgage loan (other than a Nonrecoverable Mortgage Loan), the amount by which the unpaid principal balance thereof exceeds the net liquidation proceeds received thereon; and

·

Nonrecoverable Mortgage Loan, the amount by which the unpaid principal balance thereof exceeds the projected net liquidation proceeds thereof (i.e., the amount expected to be recovered in liquidation of such loan, less estimated expenses) as determined at the time that the amount of Realized Loss for the related Nonrecoverable Mortgage Loan was calculated.

“Released Principal Amount” as to any Distribution Date will equal the amount by which the Overcollateralization Amount (assuming for this purpose that all Principal Funds for that date are distributed as principal on the notes) on that Distribution Date exceeds the Required Overcollateralization Amount for that Distribution Date.

[“Required Overcollateralization Amount” for each Distribution Date is

·

prior to the Stepdown Date, [___]% of the Assumed Principal Balance as of the cut off date and

·

on and after the Stepdown Date, if a Trigger Event is not in effect, the greater of

·

the lesser of

·

[___]% of the Assumed Principal Balance as of the cut off date and

·

[___]% of the Assumed Principal Balance on the preceding determination date and

·

[___]% of the Assumed Principal Balance as of the cut off date and

·

if a Trigger Event is in effect, the Overcollateralization Amount as of the preceding Distribution Date.]

[“Required Reserve Fund Deposit” means, for any Distribution Date on which the difference between (a) the excess of the Net WAC Cap over the rate payable on the Class [___] Notes for such date, and (b) the weighted average of the rates on the offered notes, other than the Class [___], Class [___] and Class [___] Notes, is less than [___]%, an amount that would cause the balance held in the Basis Risk Reserve Fund to equal [___]% of the Assumed Principal Balance for such date, and, for any other Distribution Date, the amount that would cause the balance held in the Basis Risk Reserve Fund to equal $[___].]

“Seller” of the mortgage loans to the trust is Aegis Mortgage Corporation, an Oklahoma Corporation.

“Senior Credit Enhancement Percentage” as of any Distribution Date is equal to a fraction, expressed as a percentage, the numerator of which is the sum of the aggregate principal balance of the subordinate notes for such Distribution Date and the Overcollateralization Amount for such Distribution Date, and the denominator of which is the Assumed Principal Balance of the mortgage loans as of such Distribution Date.

“Senior Principal Distribution Amount” is

·

with respect to any Distribution Date prior to the Stepdown Date or as to which a Trigger Event exists, 100% of the aggregate Principal Distribution Amount for the Distribution Date and

·

with respect to any Distribution Date on or after the Stepdown Date and as to which a Trigger Event is not in effect, the excess of

·

the Class [____] note principal balance immediately prior to the Distribution Date over

·

the lesser of

·

[_____]% of the Assumed Principal Balance on the preceding determination date and

·

the Assumed Principal Balance on the preceding determination date less [___]% of the Assumed Principal Balance as of the cut off date (but in no event less than zero).

“Servicer” of the mortgage loans is [_____________________], a [_______] corporation.

“Statistical cut off date” is [______] 1, 200[  ].

“Stepdown Date” is the earlier to occur of:

·

the later to occur of

·

the Distribution Date in [_____] 200[_] and

·

the first Distribution Date on which the principal balance of the senior notes is less than or equal to [_____]% of the Assumed Principal Balance on such date and

·

the Distribution Date after the note principal balance of the Class [__] Notes has been reduced to zero.

“Subsequent Recoveries” for any Nonrecoverable Mortgage Loan on any distribution means the amount by which net liquidation proceeds recovered on such loan exceed the previously estimated Realized Loss for such loan.

“Trigger Event,” with respect to each Distribution Date after the Stepdown Date, exists if either

·

the quotient, expressed as a percentage, of

·

the aggregate scheduled principal balance of all 60 or more day delinquent mortgage loans (including bankruptcy, foreclosure and REO loans) and

·

the Assumed Principal Balance as of the preceding determination date equals or exceeds [___]% of the Senior Credit Enhancement Percentage, or (ii) losses occurring since the closing date as a percentage of the Assumed Principal Balance as of the cut off date, for the related Distribution Dates, are greater than:

Distribution Date	Cumulative Loss Percentage
[37 to 48%
49 to 60%
61 and thereafter]	%

“Unpaid Realized Loss Amount” with respect to any class of subordinate notes and as to any Distribution Date, is the excess of

·

Applied Realized Loss Amounts with respect to the class over

·

the sum of all distributions in reduction of the Applied Realized Loss Amounts to the class on all previous Distribution Dates.

“Weighted Average Net Rate” is the weighted average of the mortgage interest rates of the mortgage loans less the sum of the servicing fee rate and master servicing fee rate, as applicable, multiplied, in the case of the first three Distribution Dates, by a fraction the numerator of which is the aggregate scheduled principal balance of the mortgage loans acquired on the closing date as of the statistical cut off date and the denominator of which is the Assumed Principal Balance as of the statistical cut off date.

Appendix A:
Pool Information

Group [__] Mortgage Loans

Total Scheduled Principal Balance:	$
Number of Loans:

	Average	Minimum	Maximum

Scheduled Principal Balance:	$	$	$

	Weighted Average	Minimum	Maximum

Mortgage Rate:	%	%	%
Servicing Fee:	%	%	%
Net Mortgage Rate:	%	%	%

Combined Original LTV:	%	%	%
Original LTV:	%	%	%
Credit Score:

Original Term (months):
Remaining Term (months):
Seasoning (months):		0
Remaining Amortization Term (months):

		Earliest	Latest

First Payment Date:
Maturity Date:

Current Scheduled Principal Balance

Current Scheduled Principal Balance ($)	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date

  [10,000.00  to     25,000.00

%

    25,000.01  to     50,000.00

    50,000.01  to     75,000.00

    75,000.01  to   100,000.00

  100,000.01  to  125,000.00

  125,000.01  to  150,000.00

  150,000.01  to  175,000.00

  175,000.01  to  200,000.00

  200,000.01  to  225,000.00

  225,000.01  to  250,000.00

  250,000.01  to  275,000.00

  275,000.01  to  300,000.00

                 Total

        $

100.00%

Current Mortgage Interest Rates

Current Mortgage Interest Rates (%)	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date

[6.250 to 6.250		$	%
6.251 to 6.500
6.501 to 6.750
6.751 to 7.000
7.001 to 7.250
7.251 to 7.500
7.501 to 7.750
7.751 to 8.000
8.001 to 8.250
8.251 to 8.500
8.501 to 8.750
8.751 to 9.000
9.001 to 9.250
9.251 to 9.500
9.501 to 9.750
9.751 to 10.000
10.001 to 10.250
10.251 to 10.500
10.501 to 10.750
10.751 to 11.000
11.001 to 11.250
11.251 to 11.500
11.501 to 11.750
11.751 to 12.000
12.001 to 12.250
12.251 to 12.500
12.501 to 12.750
12.751 to 13.000
13.001 to 13.250
13.251 to 13.500
13.501 to 13.750
13.751 to 14.000
14.001 to 14.250
14.251 to 14.500
14.501 to 14.750
14.751 to 15.000
15.001 to 15.250
16.001 to 16.250
16.501 to 16.625]
Total			$100.00%

Original Combined Loan-to-Value Ratio(1)

Original Combined Loan-to-Value Ratio (%)	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date

[12.07 to 15.00		$	%
15.01 to 20.00
20.01 to 25.00
25.01 to 30.00
30.01 to 35.00
35.01 to 40.00
40.01 to 45.00
45.01 to 50.00
50.01 to 55.00
55.01 to 60.00
60.01 to 65.00
65.01 to 70.00
70.01 to 75.00
75.01 to 80.00
80.01 to 85.00
85.01 to 90.00
90.01 to 95.00
95.01 to 100.00]
Total			100.00%

(1)

The combined loan-to-value ratio of a mortgage loan (including a second mortgage loan) is equal to the ratio (expressed as a percentage) of the original scheduled principal balance of the mortgage loan plus any senior lien balances and the fair market value of the mortgaged premises at the time of origination.  The fair market value is the lower of (i) the purchase price and (ii) the appraised value in the case of purchases and is the appraised value in all other cases.

Remaining Scheduled Term to Maturity

Remaining Term (Months)	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date

[58 to 60		$	%
109 to 120
133 to 144
157 to 168
169 to 180
229 to 240
289 to 300
337 to 348
349 to 360]
Total			100.00%

Remaining Amortization Term

Remaining Amortization Term (Months)	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date

[60 to 60		$	%
109 to 120
133 to 144
169 to 180
229 to 240
289 to 300
337 to 348
349 to 360]
Total			100.00%

Occupancy Type of Mortgaged Premises

Occupancy Type	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date

Primary Home		$
Investment
Second Home
Total			100.00%

Origination Program

Origination Program	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date

Full Documentation		$	%
Stated Documentation
Limited Documentation
No Ratio Documentation
Total			100.00%

Mortgage Loan Purpose

Mortgage Loan Purpose	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date

Cash Out Refinance		$	%
Purchase
Refinance
Total			100.00%

Property Type

Property	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date

Single Family Detached		$	%
Planned Unit Development
Two to Four Family
Condominium Low-Rise
Manufactured Housing
Single Family Attached
Townhouse
Condominium High-Rise
Deminimus PUD
Total			100.00%

Loan Type

Mortgage Loan Type	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date

[Balloon 15/30		$	%
Fixed Rate 5 Year
Fixed Rate 10 Year
Fixed Rate 12 Year
Fixed Rate 15 Year
Fixed Rate 20 Year
Fixed Rate 25 Year
Fixed Rate 30 Year]
Total			100.00%

Geographic Distribution of Mortgaged Premises

State	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date

[Alaska		$	%
Arizona
Arkansas
California
Colorado
Connecticut
Delaware
Florida
Georgia
Hawaii
Idaho
Illinois
Indiana
Iowa
Kansas
Kentucky
Louisiana
Maine
Maryland
Massachusetts
Michigan
Minnesota
Mississippi
Missouri
Montana
Nebraska
Nevada
New Hampshire
New Jersey
New Mexico
New York
North Carolina
North Dakota
Ohio
Oklahoma
Oregon
Pennsylvania
Rhode Island
South Carolina
South Dakota
Tennessee
Texas
Utah
Vermont
Virginia
Washington
West Virginia
Wisconsin
Wyoming]
Total			100.00%

No more than approximately 0.38% of the related mortgaged properties are located in any one postal zip code.

Credit Score

Credit Score	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date

Not Available		$	%
[449 to 450
451 to 500
501 to 550
551 to 600
601 to 650
651 to 700
701 to 750
751 to 800
801 to 809]
Total			100.00%

Credit Grade

Credit Grade	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date

[A+		$	%
A
A-
B
C
D]
Total			100.00%

Delinquency

Delinquency	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date

Current			%
30 Days
Total			100.00%

Amortization Type

Amortization Type	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date

Fully Amortizing		$	%
Balloon
Total			100.00%

Lien Position

Lien Position	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date

First Lien		$	%
Second Lien
Total			100.00%

Prepayment Penalty

Prepayment Penalty Type	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date

[1 Year-5% of Prepay amount		$	%
1 Year-6 months advance
1 Year-2% of Prepay amount
1.5 Year-6 months advance
2 Year-6 months advance
2.5 Year-1% of Prepay amount
3 Year-1% of Prepay amount
3 Year-2 months advance
3 Year-2% of Prepay amount
3 Year-3 months advance
3 Year 6 months advance
3.5 Year-2% of Prepay amount
4 Year-6 months advance
5 Year-1% of Prepay amount
5 Year-2% of Prepay amount
5 Year-5/4/3/2/1
5 Year-6 months advance
Miscellaneous Prepayment Penalties
No Prepayment Penalties]
Total			100.00%

Group [__] Mortgage Loans

Total Scheduled Principal Balance:	$
Number of Loans:

	Average	Minimum	Maximum

Scheduled Principal Balance:	$	$	$

	Weighted Average	Minimum	Maximum

Mortgage Rate:	%	%	%
Servicing Fee:	%	%	%
Net Mortgage Rate:	%	%	%

Gross Margin:	%	%	%
First Period Rate Cap:	%	%	%
Period Rate Cap:	%	%	%
Life Floor:	%	%	%
Life Cap:	%	%	%

Months to Roll (months):

Original LTV:	%	%	%
Credit Score:

Original Term (months):
Remaining Term (months):
Seasoning (months):
Remaining Amortization Term (months):

		Earliest	Latest

First Payment Date:
Maturity Date:

Current Scheduled Principal Balance

Current Scheduled Principal Balance ($)	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date

[20,000.00 to 25,000.00		$	%
25,000.01 to 50,000.00
50,000.01 to 75,000.00
75,000.01 to 100,000.00
100,000.01 to 125,000.00
125,000.01 to 150,000.00
150,000.01 to 175,000.00
175,000.01 to 200,000.00
200,000.01 to 225,000.00
225,000.01 to 250,000.00
250,000.01 to 275,000.00
275,000.01 to 300,000.00
300,000.01 to 325,000.00
350,000.01 to 375,000.00]
Total			100.00%

Current Mortgage Interest Rates

Current Mortgage Interest Rates (%)	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date

[6.625 to 6.750		$	%
6.751 to 7.000
7.001 to 7.250
7.251 to 7.500
7.501 to 7.750
7.751 to 8.000
8.001 to 8.250
8.251 to 8.500
8.501 to 8.750
8.751 to 9.000
9.001 to 9.250
9.251 to 9.500
9.501 to 9.750
9.751 to 10.000
10.001 to 10.250
10.251 to 10.500
10.501 to 10.750
10.751 to 11.000
11.001 to 11.250
11.251 to 11.500
11.501 to 11.750
11.751 to 12.000
12.001 to 12.250
12.251 to 12.500
12.501 to 12.750
12.751 to 13.000
13.001 to 13.250
13.251 to 13.380]
Total			100.00%

Original Loan-to-Value Ratio

Original Loan-to-Value Ratio (%)	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date

[10.64 to 15.00		$	%
15.01 to 20.00
20.01 to 25.00
25.01 to 30.00
30.01 to 35.00
35.01 to 40.00
40.01 to 45.00
45.01 to 50.00
50.01 to 55.00
55.01 to 60.00
60.01 to 65.00
65.01 to 70.00
70.01 to 75.00
75.01 to 80.00
80.01 to 85.00
85.01 to 90.00
90.01 to 95.00]
Total			100.00%

Remaining Scheduled Term to Maturity

Remaining Term (Months)	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date

[293 to 300		$	%
337 to 348
349 to 360]
Total			100.00%

Remaining Amortization Term

Remaining Amortization Term (Months)	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date

[344 to 348		$	%
349 to 360]
Total			100.00%

Gross Margin

Gross Margin (%)	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date

[3.125 to 3.250		$	%
3.251 to 3.500
3.501 to 3.750
3.751 to 4.000
4.001 to 4.250
4.251 to 4.500
4.501 to 4.750
4.751 to 5.000
5.001 to 5.250
5.251 to 5.500
5.501 to 5.750
5.751 to 6.000
6.001 to 6.250
6.251 to 6.500
6.501 to 6.750
6.751 to 7.000
7.001 to 7.250
7.251 to 7.500
7.501 to 7.750
7.751 to 8.000
8.001 to 8.250
8.251 to 8.500
8.501 to 8.750
8.751 to 9.000
9.001 to 9.250
9.251 to 9.500
9.751 to 10.000
10.001 to 10.250
10.251 to 10.500
10.501 to 10.750
11.001 to 11.200]
Total			100.00%

Maximum Lifetime Mortgage Interest Rates

Maximum Lifetime Mortgage Interest Rates (%)	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date

[12.625 to 12.750		$	%
12.751 to 13.000
13.001 to 13.250
13.251 to 13.500
13.501 to 13.750
13.751 to 14.000
14.001 to 14.250
14.251 to 14.500
14.501 to 14.750
14.751 to 15.000
15.001 to 15.250
15.251 to 15.500
15.501 to 15.750
15.751 to 16.000
16.001 to 16.250
16.251 to 16.500
16.501 to 16.750
16.751 to 17.000
17.001 to 17.250
17.251 to 17.500
17.501 to 17.750
17.751 to 18.000
18.001 to 18.250
18.251 to 18.500
18.501 to 18.750
18.751 to 19.000
19.001 to 19.250
19.251 to 19.500
19.501 to 19.750
19.751 to 20.000
20.001 to 20.250
20.251 to 20.380]
Total			100.00%

Minimum Lifetime Mortgage Interest Rates

Minimum Lifetime Mortgage Interest Rates (%)	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date

[4.125 to 4.250		$	%
4.251 to 4.500
4.501 to 4.750
4.751 to 5.000
5.001 to 5.250
5.251 to 5.500
5.501 to 5.750
5.751 to 6.000
6.001 to 6.250
6.251 to 6.500
6.501 to 6.750
6.751 to 7.000
7.001 to 7.250
7.251 to 7.500
7.501 to 7.750
7.751 to 8.000
8.001 to 8.250
8.251 to 8.500
8.501 to 8.750
8.751 to 9.000
9.001 to 9.250
9.251 to 9.500
9.501 to 9.750
9.751 to 10.000
10.001 to 10.250
10.251 to 10.500
10.501 to 10.750
10.751 to 11.000
11.001 to 11.250
11.251 to 11.500
11.501 to 11.750
11.751 to 12.000
12.001 to 12.250
12.251 to 12.500
12.501 to 12.750
12.751 to 13.000
13.001 to 13.250
13.251 to 13.380]
Total			100.00%

Next Interest Rate Adjustment Date

Next Interest Rate Adjustment Date	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date

[August 20[ ]		$	%
January 20[ ]
March 20[ ]
April 20[ ]
May 200[ ]
June 200[ ]
August 200[ ]
September 200[ ]
October 200[ ]
November 200[ ]
December 200[ ]
January 200[ ]
February 200[ ]
March 200[ ]
May 200[ ]
August 200[ ]
September 200[ ]
October 200[ ]
November 200[ ]
December 200[ ]
January 200[ ]
February 200[ ]
March 200[ ]
January 200[ ]
February 200[ ]
March 200[ ]]
Total			100.00%

Occupancy Type of Mortgaged Premises

Occupancy Type	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date

Primary Home		$	%
Investment
Second Home
Total			100.00%

Origination Program

Origination Program	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date

Full Documentation		$	%
Stated Documentation
Limited Documentation
No Ratio Documentation
Total			100.00%

Mortgage Loan Purpose

Mortgage Loan Purpose	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date

Cash Out Refinance		$	%
Purchase
Refinance
Total			100.00%

Property Type

Property Type	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date

Single Family Detached		$	%
Planned Unit Development
Two to Four Family
Condominium Low-Rise
Manufactured Housing
Single Family Attached
Townhouse
Condominium High Rise
Deminimus PUD
Total			100.00%

Loan Types

Loan Types	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date

[2/28 LIBOR ARM		$	%
3/27 LIBOR ARM
5/25 LIBOR ARM
One-Year Treasury ARM]
Total			100.00%

Credit Score

Credit Score	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date

[ Not Available		$	%
436 to 450
451 to 500
501 to 550
551 to 600
601 to 650
651 to 700
701 to 750
751 to 791]
Total			100.00%

Credit Grade

Credit Grade	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date

[A+		$	%
A
A-
B
C
D]
Total			100.00%

Delinquency

Delinquency	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date

Current		$	%
30 Days
Total			100.00%

Geographic Distribution of Mortgaged Premises

State	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date
[Alaska		$	%
Arizona
Arkansas
California
Colorado
Connecticut
Delaware
Florida
Georgia
Hawaii
Idaho
Illinois
Indiana
Iowa
Kansas
Kentucky
Louisiana
Maine
Maryland
Massachusetts
Michigan
Minnesota
Mississippi
Missouri
Montana
Nebraska
Nevada
New Hampshire
New Jersey
New Mexico
New York
North Carolina
North Dakota
Ohio
Oklahoma
Oregon

(table continued)

State	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date
Pennsylvania
Rhode Island
South Carolina
South Dakota
Tennessee
Texas
Utah
Vermont
Virginia
Washington
West Virginia
Wisconsin
Wyoming]
Total			100.00%

No more than approximately 0.40% of the related mortgaged properties are located in any one postal zip code.

Lien Position

Lien Position	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date

First Lien			%
Total			100.00%

Prepayment Penalty

Prepayment Penalty Type	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date

[1 Year-6 months advance		$	%
2 Year-6 months advance
2.5 Year-1% of Prepay amount
3 Year-1% of Prepay amount
3 Year-2 months advance
3 Year-2% of Prepay amount
3 Year-3 months advance
3 Year-3/2/1
3 Year-6 months advance
3.5 Year-2% of Prepay amount
5 Year – Waived each adjustment
5 Year-2% of Prepay amount
5 Year-6 months advance
Miscellaneous Prepayment Penalties
No prepayment penalties]
Total			100.00%

[LOGO]

Prospectus Supplement dated [________], (To Prospectus Dated [_________])

The information in this Prospectus Supplement is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This Prospectus Supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

$[          ] (Approximate)

AEGIS ASSET BACKED SECURITIES TRUST

Mortgage Pass-Through Certificates, Series 200[_]-[_]

[AEGIS LOGO]

Aegis Mortgage Corporation,	Aegis Asset Backed Securities Corporation,
Sponsor	Depositor
[ ], [Servicer] [Master Servicer] _____________________

The trust fund will issue:

·

[         ] classes of senior certificates; and

·

[         ] classes of subordinated certificates.

For a description of the certificates offered by this prospectus supplement, see “Offered Certificates” in this prospectus supplement.  Principal and interest on each class of offered certificates will be payable monthly beginning in [     ].  Credit enhancement for the offered certificates will include [excess interest], [overcollateralization], [subordination] and [limited cross-collateralization] features.  [Amounts payable under an interest rate swap agreement provided by [     ] will be applied to pay certain interest shortfalls, maintain overcollateralization and cover certain losses.]

________________

The assets of the trust will include [         ] groups of mortgage loans secured by one-to-four family residential properties.  [One group will consist of first and second lien, fixed rate mortgage loans. The [         ] group will consist of first lien, adjustable rate mortgage loans.]  [The trust will also hold cash for the purchase of subsequent mortgage loans on or before [           ] [   ], 200[  ].]

The mortgage loans were or will be originated or acquired in accordance with underwriting guidelines that are not as restrictive as federal agency guidelines.  As a result, the mortgage loans may experience higher rates of delinquency, foreclosure and bankruptcy than if they had been underwritten in accordance with more restrictive standards.

________________

An investment in the offered certificates involves significant risks.  You should carefully consider the risk factors beginning on page S-[  ] of this prospectus supplement and page [   ] of the prospectus.

________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus supplement or prospectus.  Any representation to the contrary is a criminal offense.

The underwriters will offer the certificates offered by this prospectus supplement from time to time at varying prices to be determined at the time of sale.  The certificates will be available for delivery to investors in book-entry form through the facilities of The Depository Trust Company, or upon request through Clearstream and the Euroclear System on or about [           ] [   ], 200[  ].

[Underwriters]

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED
IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS

The offered certificates are described in two separate documents that progressively provide more detail:  (1) the accompanying prospectus, which provides general information, some of which may not apply to a particular series of certificates, and (2) this prospectus supplement, which describes the specific terms of your certificates.  Investors can find a glossary of certain significant defined terms at the end of this prospectus supplement.

This prospectus supplement does not contain complete information about the offering of these securities.  We suggest that you read both this prospectus supplement and the prospectus in full.  We cannot sell these securities to you unless you have received both this prospectus supplement and the prospectus.

If information varies between this prospectus supplement and the prospectus, you should rely on the information in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus.  No one has been authorized to provide you with different information.

We are not offering the certificates in any state where the offer is not permitted.  We do not claim the accuracy of the information in this prospectus supplement and the accompanying prospectus as of any date other than the dates stated on their cover pages.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the certificates and with respect to their unsold allotments or subscriptions.  In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until 90 days after the date of the prospectus supplement.

This prospectus supplement and the accompanying prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933.  Specifically, forward-looking statements, together with related qualifying language and assumptions, are found in the materials, including tables, under the headings “Risk Factors” and “Prepayment and Yield Considerations.”  Forward-looking statements are also found in other places throughout this prospectus supplement and the prospectus, and may be identified by accompanying language, including “expects,” “intends,” “anticipates,” “estimates” or analogous expressions, or by qualifying language or assumptions.  These statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results or performance to differ materially from the forward-looking statements.  These risks, uncertainties and other factors include, among others, general economic and business conditions, competition, changes in political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, customer preference and various other matters, many of which are beyond the depositor’s control.  These forward-looking statements speak only as of the date of this prospectus supplement.  The depositor expressly disclaims any obligation or undertaking to distribute any updates or revisions to any forward-looking statements to reflect changes in the depositor’s expectations with regard to those statements or any change in events, conditions or circumstances on which any forward-looking statement is based.

Prospectus Supplement

Offered Certificates

S-__

Summary of Terms

S-__

Risk Factors

S-__

Recent Developments

S-__

The Mortgage Loan Pool

S-__

[The Originators

S-__

Prepayment and Yield
Considerations

S-__

Description of The Offered Certificates

S-__

The Certificate Insurance Policy

S-__

The Agreement

S-__

Material Federal Income Tax Considerations

S-__

Erisa Considerations

S-__

Ratings

S-__

Legal Investment Considerations

S-__

Use of Proceeds

S-__

Legal matters

S-__

Underwriting

S-__

Glossary

S-__

Appendix A: Pool Information

A-__

Prospectus

Important Notice About Information Presented in this

Prospectus and the Prospectus Supplement

2

Risk Factors

3

Description of the Certificates

9

Registration of the Offered

Securities

10

Maturity, Prepayment and Yield Considerations

23

The Trusts

25

Credit Enhancement

35

Origination of Mortgage Loans

42

Servicing of Mortgage Loans

44

The Agreement

54

Material Legal Aspects of
Mortgage Loans

58

The Depositor

69

Use of Proceeds

70

Material Federal Income Tax
Considerations

70

State and Local Tax Considerations

98

ERISA Considerations

98

Legal Investment Matters

105

Plan of Distribution

106

Available Information

107

Incorporation of Certain Documents by Reference

108

OFFERED CERTIFICATES

The trust will issue the following classes of certificates that are being offered by this prospectus supplement and the accompanying prospectus.

Class(1)	Initial Certificate Principal Balance	Coupon	Ratings Moody’s/S&P(5)	Final Scheduled Distribution Date(6)	Type
[ (2)	$ (3)%				]
(4)

______________________________________

[(1)

These pass-through rates are subject to a cap.

(2)

These classes will not receive any principal payments.

(3)

The [         ] Certificates will accrue interest on their notional amount at the variable rate described in this prospectus supplement.

(4)

The [         ] Certificates will accrue interest on their notional amount at the stepped rate described in this prospectus supplement.

(5)

A rating reflects the rating agency's assessment of the likelihood that timely payments will be made on the certificates.  Ratings do not address the likelihood or expected rate of prepayments, or the possibility that investors in the certificates might suffer a lower than anticipated yield due to prepayments.

(6)

Calculated as described herein under “Prepayment and Yield Considerations.”  The actual final distribution date of the offered certificates may be substantially earlier or later than the final scheduled distribution date.]

SUMMARY OF TERMS

This summary highlights selected information from this document.  It does not contain all the information that you need to consider in making your investment decision.  To understand the terms of the offered certificates and the characteristics of the underlying mortgage loans, read carefully the entire prospectus supplement and the accompanying prospectus.

·

This summary provides an overview of structural provisions, calculations, cash flows and other information to aid your understanding and is qualified by the full description of the structural provisions, calculations, cash flows and other information in this prospectus supplement and the accompanying prospectus.

Parties

Sponsor

Aegis Mortgage Corporation.

Originators

[Aegis Funding Corporation, Aegis Lending Corporation and various other banks, savings and loans and other mortgage lending institutions] originated the mortgage loans to be included in the trust fund.

Seller

[Aegis REIT Corporation][Aegis Mortgage Corporation].

Depositor

Aegis Asset Backed Securities Corporation.

Issuing Entity

Aegis Asset Backed Securities Trust Mortgage Pass-Through Certificates, Series 200[_]-[_].

Master Servicer

[                            ].

Servicer

[                            ].

Trustee and Calculation Agent

[                            ].

Cut Off Date

As of the close of business on [         ] 1, 200[  ] for the mortgage loans to be sold to the trust on the closing date.

Closing Date

On or about [____] [   ], 200[  ].

Offered Certificates

As described in this prospectus supplement, the trust will be divided into [____] groups, group [_] and group [_], respectively.  [The mortgage loans in group [_] bear interest at fixed rates; the mortgage loans in group [_] bear interest at adjustable rates.  [In general, the trust will distribute collections on the mortgage loans in group [_] to the group [_] senior certificates and collections on mortgage loans in group [_] to the group [_] senior certificates.]

[The Class [_] Certificates will be entitled to distributions from group [_] and group [_].]

[The subordinate certificates and the Class [_] and Class [_] Certificates will be entitled to distributions from all mortgage loan groups.

Distribution Date

The trust will make distributions on the 25th day of each month, or if that day is not a business day, the next business day.  The first distribution date will be [____] 25, 200[  ].

Pass-Through Rates

The pass-through rates on the group [_] senior certificates (other than the Class [____] Certificates), and on the Class [____]Certificates are fixed as described herein and are shown on page S-[_].  The Class [____] Certificates have a stepped rate, as further described in this prospectus supplement.  [The pass-through rates for the group [_] senior certificates will be capped as described in this prospectus supplement.]

[The pass-through rates on the group [_] senior certificates and the Class [____], Class [____], Class [____], Class [____] and Class [____] Certificates adjust on each distribution date, based on the value of one month LIBOR.  The pass-through rates for the group [_] senior certificates and the Class [____], Class [____], Class [____] and Class [_] Certificates will be subject to a cap described in this prospectus supplement.]

[Whenever a pass-through rate for a certificate is capped, any shortfall in interest on that certificate resulting from the application of the cap will be on such distribution date or on future distribution dates, to the extent available, carried over to subsequent distribution dates and, to the extent available, will be paid from excess interest as more fully described in this prospectus supplement.]

[The Class [____] and Class [____] Certificates will not be entitled to distributions of any kind after the [____] and [____] distribution dates, respectively.]

[The Class [____], Class [____] and Class [____] Certificates will not receive any principal payments.  Interest on the Class [____] Certificates will be subordinate to the payment of other amounts as described in this prospectus supplement.]

Interest Distributions

On each distribution date, the trust will distribute interest, to the extent collected, in the following order:

·

[out of collections from the related loan group,] all interest due the related senior certificates (including the allocable portion of such interest due the Class [____] and Class [____] Certificates);

·

[in combination with such remaining amounts from the other mortgage loan group,] to the payment of the subordinate certificates (including the allocable portion of such interest due the Class [____] Certificates) in the order of priority described in this prospectus supplement; and

·

any remaining amounts will be applied as described under “Excess Interest” below.

[Excess Interest and Pledged Prepayment Penalty Cashflow

On each distribution date, the trust generally will apply a specified percentage of prepayment penalties collected from a group (“pledged prepayment penalties”) to pay any interest shortfall resulting from application of a cap on the pass-through rate of the related certificates.]

[Additionally,] on each distribution date, the trust will distribute [any remaining pledged prepayment penalties and] any excess interest in the following order:

·

[for the first [____] distribution dates only, to the certificates, in order of seniority, any interest shortfall resulting from application of a cap;]

·

to the certificates, as an extra principal distribution, but only to the limited extent described in this prospectus supplement;

·

to the subordinate certificates, in order of seniority, the amount of unpaid interest for prior distribution dates (excluding any shortfall resulting from application of a cap) and amounts in repayment of any realized losses previously allocated to those certificates;

·

[to the certificates, in order of seniority, any interest shortfall resulting from application of a cap;]

·

to specified classes of certificates to the extent of any remaining losses allocated thereto; and

·

to the Class [____] and Class [____] Certificates, any remainder.]

Principal Distributions

On each distribution date, the trust will distribute principal collected [for a group] to the [related] certificates as described under “Description of the Offered Certificates—Distributions” herein.

The manner of allocating distributions of principal on the mortgage loans will differ, as described in this prospectus supplement, depending upon the occurrence of several different events or triggers, including:

·

[whether a distribution date occurs before, or on or after the “stepdown date,” which is the later of (1) the payment date in [  ] and (2) the first payment date on which the ratio of (a) the total principal balance of the subordinate certificates plus any overcollateralization amount to (b) the total principal balance of the mortgage loans in the trust fund equals or exceeds the percentage specified in this prospectus supplement;]

·

[whether a “cumulative loss trigger event” occurs when cumulative losses on the mortgage loans are higher than certain levels specified in this prospectus supplement;]

·

[whether a “delinquency event” occurs when the delinquency and loss performance of the mortgage loans over any three-month period is worse than certain levels set by the rating agencies as specified in this prospectus supplement; and]

·

[      ]

[The Class [____], Class [____] and Class [____] Certificates are not entitled to distributions of principal.]

[Credit Enhancement

Credit enhancement refers to various mechanisms that are intended to protect owners of classes of certificates against losses due to defaults on the mortgage loans.

The certificates have the benefit of the following types of credit enhancement:

·

the use of excess interest (including available pledged prepayment penalties) to distribute principal to a limited extent to create over-collateralization, to pay interest shortfalls due certificates and to reimburse certificates for losses;

·

the subordination of distributions on the subordinate certificates to the required distributions on more senior certificates; and

·

the allocation of realized losses on the mortgage loans first to the subordinate certificates.

[The Class [____] Certificates [will/will not] be insured by a financial guaranty insurance policy.]

Fees and Expenses

Before distributions are made on the certificates, the servicer will be paid a monthly fee calculated as [_]% annually on the total principal balance of the mortgage loans (subject to reduction as described in this prospectus supplement).

[The [   ] will also receive certain fees, but these fees will be paid from investment income on funds held in the [   ] account. The [   ] will be entitled to the investment income on certain accounts maintained by it.]

[The servicer, [the master servicer], [the trustee], the [   ] and the [   ] will also be entitled to reimbursement of certain expenses from the trust fund before distributions on the certificates are made.]

Mortgage Loans

On the closing date, [in addition to amounts on deposit in the pre-funding account,] the assets of the trust will consist of mortgage loans with an aggregate principal balance as of the cut off date of approximately $[_________].  The mortgage loans in the trust were or will be originated or acquired in accordance with the seller’s program for non-conforming credits.  We refer you to “Risk Factors – Non-conforming underwriting standards” in this prospectus supplement for additional information.

[The mortgage loans in the trust have been separated into [____] groups, each containing mortgage loans secured by one-to-four family residential properties:

·

Group [____] consists of first and second lien, fixed rate mortgage loans.

·

Group [____] consists of first lien, adjustable rate mortgage loans.]

[Pre-Funding Feature

The trust may purchase additional mortgage loans on or before [____] [_], 200[  ] for inclusion in any group of loans.  At the closing, the trustee will hold in trust, from the proceeds of the sale of the offered certificates, approximately $[_________], which may be applied to the purchase of subsequent fixed rate mortgage loans for inclusion in group [_] and approximately $[________], which may be applied to the purchase of subsequent adjustable rate mortgage loans for inclusion in group [_].  Pre-funding account funds allocated to one group may not be used to purchase mortgage loans in another group.  If those funds are not completely used by [____] [_], 200[  ], any remaining pre-funding amounts will be distributed as principal prepayments on the group [____] certificates, to the extent the remaining funds had been allocated for the purchase of group [____] fixed rate mortgage loans, on the group [____] certificates, to the extent the remaining funds had been allocated to the purchase of group [____] adjustable rate mortgage loans.  This distribution will be made on the distribution date immediately following the end of the pre-funding period.]

Optional Termination

The [____________] has the right to exercise a clean-up call on any distribution date on which the sum of the aggregate principal balance of the mortgage loans has declined to less than [____]% of the sum of the aggregate principal balance of the mortgage loans as of the cut off date [and the amount initially deposited in the pre-funding account.]  Exercise of this clean-up call will result in the early retirement of your certificates.

[Realized Losses

If (1) the trust disposes of a mortgage loan for less than its scheduled principal balance plus accrued interest, reimbursement of liquidation expenses, and servicer advances, or (2) the servicer determines that a delinquent mortgage loan constitutes a “nonrecoverable mortgage loan” as described herein, the trust will incur a realized loss.

If on any distribution date, the aggregate certificate principal balance of the certificates exceeds the aggregate principal balance of the mortgage loans, the trust will generally reduce the certificate principal balances of the subordinate certificates in reverse order of seniority, beginning with the Class [____] Certificates, then the Class [____] Certificates, then the Class [____] Certificates, except that the certificate principal balances of the Class [____] Certificates will not be reduced on account of realized losses.  After a reduction, the holders of any of these certificates will generally only be entitled to distributions of both principal and interest on the reduced certificate principal balance of their certificates.]

Private Certificates

The Class [____], Class [____] and Class [____] certificates are not being offered by this prospectus supplement or the accompanying prospectus.  The Class [____] and Class [____] Certificates represent the most junior ownership interests in the assets of the trust.

Denominations

The trust will issue the offered certificates in book-entry form in minimum denominations of $[_______], in the case of the Class [____] Certificates, and $[_______], in the case of the Class [____], Class [____] and Class [____] Certificates, in original principal amount and integral multiples of $1,000 in excess thereof.  The trust will issue the Class [____], Class [____] and Class [____] Certificates in book-entry form in minimum denominations of $1,000,000, in original notional amount and integral multiples of $1,000 in excess thereof.

Tax Status

[REMIC, FASIT or grantor trust status to be  described as applicable.]

ERISA Considerations

[To be provided as applicable.]

ERISA generally applies to investments made by employee benefit plans and transactions involving the assets of these plans.  Because of the complexity of regulations that govern these plans, you should consult with your advisor regarding the consequences under ERISA of acquiring, holding and disposing of any certificates.

Legal Investment Considerations

[The certificates will [not] constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.]

Other legal restrictions apply to the ability of some types of investors to purchase the certificates.  Prospective investors should consider these restrictions.

[Statistical Mortgage Loan Data

As of the date of this prospectus supplement, information relating to only a portion of the mortgage loans to be included in the trust as of the closing date was available.  Accordingly, information presented with respect to the mortgage loans in this prospectus supplement is derived solely from those identified mortgage loans. Additional mortgage loans will be included in the pool of mortgage loans to be conveyed to the trust on the closing date.  After the closing date subsequent mortgage loans may, because of the application of funds in the pre-funding account, be conveyed to the trust until [_______], 200[  ].  The characteristics of the mortgage loans to be conveyed to the trust on the closing date will vary from the characteristics of the identified mortgage loans and from the subsequent mortgage loans to be conveyed to the trust after the closing date.]

It is expected that the mortgage loans in the trust will have the following approximate characteristics as of the cut-off date:

Summary of Certain Characteristics of the Mortgage Loans

	Range or Total	Weighted Average	Total Percentage
Number of Mortgage Loans		—	—
Number of Fixed Rate Mortgage Loans		—
Number of Adjustable Rate Mortgage Loans		—
Total Scheduled Principal Balance		—	—
Scheduled Principal Balances		(1)	—
Mortgage Rates			—
Original Terms to Maturity (in months)			—
Remaining Terms to Maturity (in months)			—
Original Loan-to-Value Ratios(2)			—
Number of Second Lien Mortgage Loans		—
Number of Interest-Only Mortgage Loans		—
Number of Balloon Mortgage Loans		—
Geographic Distribution in Excess of 10.00% of the Total Scheduled Principal Balance:
Number of Mortgage Loans in California		—
Number of Mortgage Loans in the Maximum Single Zip Code Concentration		—
Credit Scores			—
Number of Mortgage Loans with Prepayment Penalties at Origination
Gross Margins		(3)	—
Maximum Mortgage Rates		(3)	—
Minimum Mortgage Rates		(3)	—
Months to Next Mortgage Rate Adjustment		(3)	—
Initial Caps		(3)	—
Periodic Caps		(3)	—

______________________________________

(1)

Arithmetic average.

(2)

Reflects loan-to-value ratios for first lien mortgage loans and combined loan-to-value ratios for junior lien mortgage loans.

(3)

The weighted average is based only on the adjustable rate mortgage loans.

Detailed tabular information regarding the mortgage loans identified to be included in the trust is set forth in Appendix A hereto.  See “Risk Factors — Loan characteristics of the mortgage pool may vary from the characteristics of the mortgage loans disclosed in this prospectus supplement” and “The Mortgage Loan Pool — Characteristics of the Mortgage Loans” herein.

Ratings of the Certificates

Each class of offered certificates will initially have the following ratings from [   ], [   ] and [   ].

Class	[ ] Rating	[ ] Rating	[ ] Rating

Class	[ ] Rating	[ ] Rating	[ ] Rating

These ratings are not recommendations to buy, sell or hold these certificates. A rating may be changed or withdrawn at any time by the assigning rating agency.

The ratings do not address the possibility that, as a result of principal prepayments, the yield on your certificates may be lower than anticipated.

The ratings do not address the payment of any basis risk shortfalls with respect to the offered certificates.

See “Ratings” in this prospectus supplement for a more complete discussion of the certificate ratings.

1

2RISK FACTORS

You should consider the following risk factors and the information set forth under “Risk Factors” in the accompanying prospectus before you purchase any of the offered certificates.  Statistical information with respect to the mortgage loans set forth in this “Risk Factors” section is given as of the statistical cut off date, unless otherwise specified.

[Mortgage interest rates may limit pass-through rates of certain classes

Generally, the pass-through rates on the Class [____] Certificates, the group [____] senior certificates and the subordinate certificates adjust monthly based upon one month LIBOR.  However, the group [____] mortgage interest rates adjust periodically based upon various indices beginning at a specified period after origination, and the group [____] mortgage loans have fixed rates.

•

In a rising interest rate environment, the pass-through rates on the Class [____] Certificates, the group [____] senior certificates and the subordinate certificates may rise before the interest rates on the related adjustable rate mortgage loans, and may rise above the fixed rates on the related fixed rate mortgage loans, as applicable.

•

One month LIBOR may respond to economic and market factors that differ from those affecting the other indices.  It could rise while the other indices are stable or are falling.  Even if they move in the same direction, one month LIBOR may rise more rapidly than the other indices in a rising interest rate environment or fall less rapidly in a declining interest rate environment.

In any of these interest rate environments, the pass-through rates on the Class [____] Certificates, the group [____] senior certificates and the subordinate certificates may be limited by application of the Net WAC Cap.  The Net WAC Cap is described in this prospectus supplement and is calculated on the basis of the mortgage loans in all mortgage loan groups.  As a result, the composition of the net mortgage rates in group [____]and group [____] will determine the Net WAC Cap.  If, on any distribution date, the pass-through rate on the Class [____] Certificates, the group [____] senior certificates or any subordinate certificate is so limited, a “Cap Carryover Amount” will result.  This amount will generally equal the excess of interest that would have been distributable absent application of the cap over interest calculated at the capped rate.  On any distribution date, the trust will repay any Cap Carryover Amounts to the extent of amounts in the Basis Risk Reserve Fund available for such purpose.  There can be no assurance that such amounts will be sufficient to repay such Cap Carryover Amounts.  The ratings on the certificates do not represent an assessment of the likelihood of the distribution of any Cap Carryover Amount.

•

The otherwise fixed pass-through rates of the remaining group [____] senior certificates are similarly capped at the Net WAC Cap, which as described above is calculated based on the net mortgage rates of the mortgage loans in all groups.  To the extent mortgage loans bearing net interest rates above the pass-through rates of those classes prepay (or are the subject of defaults), the Net WAC Cap will be reduced and the pass-through rates of those classes of certificates may be capped.  On any distribution date, the trust will repay any Cap Carryover Amounts to the extent of amounts in the Basis Risk Reserve Fund available for such purpose.  There can be no assurance that such amounts will be sufficient to repay such Cap Carryover Amounts.  The ratings on the certificates do not represent an assessment of the likelihood of the distribution of any amounts that might be carried over.]

Mechanics of the trust place risk of loss primarily on subordinate certificates

Under the interest distribution mechanics of the trust:

·

Class [____] Certificates receive distributions only after required distributions to the Class [____] Certificates;

·

Class [____] Certificates receive distributions only after required distributions to the Class [____] and Class [____] Certificates; and

·

Class [____] Certificates receive distributions only after required distributions to the Class [____], Class [____] and Class [____] Certificates.

If the trust does not have sufficient funds to distribute interest to all classes of certificates, the shortfall will be borne by the certificates in reverse order of seniority.

If the trust disposes of a mortgage loan at a loss or the servicer determines a mortgage loan to be nonrecoverable, the aggregate certificate principal balances of the certificates may exceed the aggregate principal balance of the mortgage loans.  In that event, the trust will generally reduce the certificate principal balances of the Class [____] Certificates, and then the remaining classes in reverse order of seniority, provided that the certificate principal balances of the senior certificates will not be so reduced.

Investors in the subordinate certificates are urged to consider that the performance of such certificates will be affected by the payment experience of all mortgage loan groups, since distributions on such certificates are determined on the basis of all loan groups.

You should fully consider the subordination risks associated with an investment in the Class [____], Class [____] or Class [____] Certificates.  These include the possibility that you may not fully recover your initial investment as a result of losses on the mortgage loans.

[Owners of Class [____], Class [____] and Class [____] Certificates may not recover their initial investments

The Class [____], Class [____] and Class [____] Certificates are entitled to distributions of interest only and are not entitled to distributions of principal.  In addition, interest is calculated on the Class [____] Certificates on the basis of a notional balance which is reduced to zero after the [________] distribution date after the closing date.  Following such date, the Class [____] Certificates will not be entitled to further distributions of interest.  Similarly, interest accrues on the Class [____] Certificates generally on the basis of a notional balance, which is reduced to zero following the [____]distribution date after the closing date.  Thereafter, the Class [____] Certificates will not be entitled to further distributions of interest.

The yield to investors in the Class [____], Class [____] and Class [____] Certificates will be sensitive in varying degrees to high rates of principal payments (including prepayments) on the mortgage loans in the related group or groups, which could affect the ability of investors in such classes to recover their initial investments.  See “Prepayment and Yield Considerations — The Class [____], Class [____] and Class [____] Certificates.”

[Changes in LIBOR may reduce the yield on the Class [____] Certificates

The amount of interest distributable on the Class [____] Certificates is calculated by reference to the excess of a specified rate over one month LIBOR.  If LIBOR equals or exceeds [____]% (approximately the current value of LIBOR), the pass-through rate on this class will be zero.  See “Prepayment and Yield Considerations — The Class [____], Class [____] and Class [____] Certificates.”  Currently, LIBOR is at an historically low level.  There can be no assurance that LIBOR will continue at its current level or decline.]

[Loan characteristics of the final mortgage pool may vary from the characteristics of the identified mortgage loans disclosed in this prospectus supplement

This prospectus supplement describes only a portion of the mortgage loans to be sold to the trust on the closing date. The additional mortgage loans to be delivered on the closing date may have characteristics that differ somewhat from the identified mortgage loans described in this prospectus supplement.  In addition, subsequent mortgage loans to be purchased by the trust after the closing date with amounts on deposit in the pre-funding account may have characteristics that differ from the identified mortgage loans described in this prospectus supplement.  However, each of the subsequent mortgage loans must satisfy the criteria described under “The Mortgage Loan Pool — Conveyance of Subsequent Mortgage Loans” herein.  The trust will file a current report on Form 8-K after the termination of the pre-funding period following the final purchase of additional and subsequent mortgage loans by the trust.  The current report on Form 8-K will include the same type of information regarding the additional and subsequent mortgage loans that is included in this prospectus supplement with respect to the identified mortgage loans.]

[There is a risk of early prepayment of principal associated with the pre-funding account

The seller anticipates that the trust will use substantially all of the funds in the pre-funding account to purchase subsequent mortgage loans for the trust.  However, if the principal amount of eligible subsequent mortgage loans available during the pre-funding period is less than the full pre-funded amount, the seller will not have sufficient subsequent mortgage loans to sell to the trust.  This could result in a prepayment of principal to holders of certificates as described in this prospectus supplement, which could adversely affect the yield of such certificates to the extent they were purchased at a premium.  The seller does not expect that a material amount of principal prepayment will occur due to insufficient amounts of subsequent mortgage loans.]

Effect of Performance of Mortgage Loans on Ratings of the Certificates

The rating assigned to your class of certificates will depend on the performance of the mortgage loans in all pools.  Therefore, since the subordinate certificates provide credit support for the group [____] and group [____] senior certificates, the poor performance of one pool may affect the rating assigned to your class notwithstanding the better performance of the remaining pools.

The following characteristics of the mortgage loans may increase risk of loss:
Non-conforming underwriting standards

As a general matter, the seller originated or purchased or will originate or purchase the mortgage loans in accordance with its mortgage loan program for non-conforming credits — a mortgage loan which is ineligible for purchase by Fannie Mae or Freddie Mac due to credit characteristics that do not meet Fannie Mae or Freddie Mac guidelines.

The mortgage loans are expected to experience rates of delinquency, bankruptcy and loss that are higher, perhaps significantly, than mortgage loans originated under Fannie Mae or Freddie Mac guidelines.

Geographic concentration

The mortgaged premises for approximately [____]% of the identified group [____] mortgage loans and approximately [____]% of the identified group [____] mortgage loans are located in [California].  An overall decline in the residential real estate market, or the occurrence of a natural disaster such as an earthquake, in [California] could adversely affect the values of the mortgaged premises located in [California] and increase the risk of loss on the related mortgage loans.

[Second liens

Approximately [____]% of the aggregate scheduled principal balance of the identified group [____] mortgage loans are secured by second liens subordinate to the rights of the mortgagee under the related first mortgage.  The trust will have no source of funds to satisfy the first mortgage or make payments due to the first mortgagee and, accordingly, its ability to realize on its second lien may be limited.]

[Balloon loans

Approximately [____]% of the aggregate scheduled principal balance of the identified group [____] mortgage loans and approximately [____]% of the aggregate scheduled principal balance of the identified group [____] mortgage loans are “balloon loans” that provide for the payment of the unamortized principal balance in a single payment at maturity.  If the borrower is unable to repay the loan at maturity or refinance the amount owed, you may suffer a loss if the collateral for the loan is insufficient and the other forms of credit enhancement are insufficient or unavailable to cover the loss.]

[Greater Risk Involving Certain Property Types

Mortgage loans secured by multifamily property, manufactured homes or cooperative dwellings may result in higher losses as a result of delinquency, foreclosure or repossession than loans secured by single-family property.  If these losses are greater than expected, and credit support is not available to absorb the losses, investors in the certificates could suffer a loss on their investment.]

[High loan-to-value ratios increase risk of loss

Mortgage loans with high loan-to-value ratios may present a greater risk of loss than mortgages with loan-to-value ratios of 80% or below.  Approximately [____]% of the identified group [____] mortgage loans and [____]% of the identified group [____] mortgage loans based on aggregate cut off date principal balances had original loan-to-value ratios or original combined loan-to-value ratios in the case of second lien mortgages in excess of 80%.]

Other legal considerations

Federal and state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices:

•

·

regulate interest rates and other charges on mortgage loans;

•

•

·

require certain disclosures to borrowers;

•

•

·

require licensing of the seller and the other originators; and

•

•

·

regulate generally the origination, servicing and collection process for the mortgage loans.

•

Violations of these laws:

•

·

may limit the ability of the trust to collect on the mortgage loans;

•

•

·

may entitle a borrower to rescind the loan and/or obtain a refund of amounts previously paid; and

•

•

·

could result in liability for damages and administrative enforcement against the originator or the servicer of the mortgage loans.

•

The seller has represented that all applicable federal and state laws were or will be complied with in connection with the origination of the mortgage loans that are or will be part of the trust.  If there is a material and adverse breach of this representation, the seller must repurchase any affected mortgage loan or substitute a new complying mortgage loan.

Limitations on hazard insurance

Standard hazard insurance policies do not insure against physical damage arising from earth movement, including earthquakes, landslides and mudflows.  The occurrence of natural disasters may result in increased losses on mortgage loans relating to mortgaged property affected by such natural disasters.

Insolvency of seller could cause payment delays

The seller believes that the transfers of the mortgage loans by the seller to the depositor and by the depositor to the trust constitute sales by the seller to the depositor and by the depositor to the trust and that, accordingly, the mortgage loans will not be part of the assets of the seller or the depositor in the event of an insolvency proceeding.  Nevertheless, a bankruptcy trustee or a creditor may argue that the transfers were pledges in connection with a borrowing rather than true sales.  Even if this argument proves unsuccessful, delays in distributions could result.

The trustee, the depositor and the rating agencies rating the offered certificates will receive an opinion of McKee Nelson LLP, counsel to the depositor, with respect to the true sale of the mortgage loans, in form and substance satisfactory to the rating agencies.

1RECENT DEVELOPMENTS

[Recent Attacks and Possible Military Action

The effects that the recent attacks in the United States, possible future attacks and other incidents and related military action may have on the performance of the mortgage loans or on the values of the mortgaged properties cannot be determined at this time.  Investors should consider the possible effects on delinquency, default and prepayment experience of the mortgage loans.  Federal agencies and non-government lenders have and may continue to defer, reduce or forgive payments and delay foreclosure proceedings in respect of loans to borrowers affected in some way by recent and possible future events.  In addition, activation of a substantial number of U.S. military reservists or members of the National Guard may significantly increase the proportion of loans whose interest rates are reduced by application of the Servicemembers Civil Relief Act.  Interest payable to the holders of the related senior certificates and subordinate certificates will be reduced on a pro rata basis by any reductions in the amount of interest collectible as a result of application of the Servicemembers Civil Relief Act.  Legislation granting similar loan payment relief to certain persons not covered by the Servicemembers Civil Relief Act has been proposed in California and may be enacted in California or other states.  See “Material Legal Aspects of Mortgage Loans – Servicemembers Civil Relief Act” in the Prospectus.]

2THE MORTGAGE LOAN POOL

General

On the closing date, [in addition to amounts on deposit in the pre-funding account], the assets of the trust will consist of mortgage loans with an aggregate principal balance as of the cut off date of approximately $ [________].  The seller originated or acquired or will originate or acquire all the mortgage loans to be included in the trust in accordance with its mortgage loan program as described in this prospectus supplement and in the accompanying prospectus.  As a general matter, the seller’s mortgage loan program consists of the origination, or purchase, and packaging of mortgage loans relating to non-conforming credits.  A non-conforming credit is a mortgage loan which is ineligible for purchase by Fannie Mae or Freddie Mac due to credit characteristics that do not meet Fannie Mae or Freddie Mac guidelines.  Mortgage loans originated or purchased under the seller’s mortgage loan program are likely to experience rates of delinquency, bankruptcy and loss that are higher than mortgage loans originated under Fannie Mae or Freddie Mac guidelines.

Characteristics of the Mortgage Loans

The mortgaged premises consist of residential properties which may be detached or attached:

·

one-to-four family dwellings;

·

condominium units;

·

townhouses;

·

manufactured housing; and

·

units in a planned unit development.

The mortgaged premises may be owner-occupied or non-owner-occupied investment properties.  Owner-occupied properties include second and vacation homes.  The mortgage loans are or will be secured by first [and, in the case of the group [____] mortgage loans, second] mortgages on the mortgaged premises.

This prospectus supplement contains statistical information with respect to only a portion of the mortgage loans to be sold to the trust on the closing date.  Accordingly, except where otherwise specifically indicated, statistical information presented with respect to the mortgage loans included in this prospectus supplement is derived solely from the identified mortgage loans as of [____] 1, 200[  ], the statistical cut off date; no information is included, therefore, with respect to additional mortgage loans to be conveyed to the trust on the closing date or subsequent mortgage loans to be purchased by the trust after the closing date.  Whenever reference is made to the characteristics of the identified mortgage loans or to a percentage of the identified mortgage loans, the reference is based on the scheduled principal balances of those mortgage loans. The trust may purchase subsequent mortgage loans after the closing date until [_______], 200[  ].  See “–Conveyance of Subsequent Mortgage Loans” herein.  The characteristics of the mortgage loans as a whole will change at the closing date and upon the acquisition of subsequent mortgage loans.  See “–Additional Information” herein.

The identified mortgage loans satisfy certain criteria including:

·

a remaining term to stated maturity of no more than 360 months; and

·

a mortgage interest rate of at least [____]% and [____]% with respect to group [____]and group [____], respectively.

[None of the identified mortgage loans had an original loan-to-value ratio or, in the case of second lien mortgage loans, combined loan-to-value ratio in excess of 100.00%.]  In addition, substantially all of the identified mortgage loans were originated less than six months prior to the statistical cut off date.  [Each mortgage loan in the trust will be assigned to one of the [____] groups comprising fixed rate mortgage loans, in the case of group [____] and adjustable rate mortgage loans, in the case of group [____].  [Additional mortgage loans to be delivered on the closing date and subsequent mortgage loans to be purchased after the closing date will be included in group [____] and group [____] and will be selected using generally the same criteria used to select the identified mortgage loans.  In addition, generally the same representations and warranties will be made with respect to those additional and subsequent mortgage loans.]

Of the identified mortgage loans as of the statistical cut off date, [____] mortgage loans representing approximately [____]% of the aggregate principal balance of the mortgage loans in group [____] and [____] mortgage loans representing approximately [____]% of the aggregate principal balance of the mortgage loans in group [____] provide for the payment of prepayment penalties.  Prepayment penalties provide that if the borrower were to prepay the mortgage loan in excess of a specified amount at any time from the origination of the mortgage loan to a date set forth in the related note (the “Prepayment Penalty Period”), the borrower would also have to pay a fee in addition to the amount necessary to repay the mortgage loan.  The Prepayment Penalty Period for the mortgage loans varies from one to five years, depending on the terms set forth in the related mortgage note.  In some instances, applicable state laws limit the amount of the prepayment penalty that a lender may charge.  The specific Prepayment Penalty Periods and the amounts of the prepayment penalties applicable to the mortgage loans are set forth in more detail in the tables entitled “Prepayment Penalty” in Appendix A hereto.  A specified percentage of prepayment penalties owed by borrowers will be distributed to holders of the offered certificates to the extent and in the manner described under “Description of the Offered Certificates — Distribution of Interest.”

[All the identified mortgage loans in group [____] as of the statistical cut off date, and certain identified mortgage loans in group [____] as of the statistical cut off date, are subject to:

·

periodic interest rate adjustment caps;

·

lifetime interest rate ceilings; and

·

lifetime interest rate floors.

Substantially all of the identified mortgage loans in group [____], and approximately [____]% of the identified mortgage loans in group [____] representing substantially all of the identified adjustable rate mortgage loans in group [____], had interest rates which were not fully indexed as of the statistical cut off date.  This means the mortgage interest rates did not equal the sum of the gross margin and the applicable index as of that date.  The group [____] mortgage loans, and certain of the group [____] mortgage loans, have interest rate factors that fall into the following categories:

·

Six month LIBOR mortgage loans bear interest at a rate that adjusts semiannually based on the London interbank offered rate for six month United States Dollar deposits in the London market based on quotations of major banks as published in The Wall Street Journal;

·

2/28 LIBOR mortgage loans, 3/27 LIBOR mortgage loans and 5/25 LIBOR mortgage loans bear interest initially at a rate fixed at origination for two, three and five years, respectively, and thereafter at a rate that adjusts semiannually based on six month LIBOR; and

·

One Year CMT mortgage loans bear interest at a rate that adjusts annually based on the weekly average yield on United States Treasury Securities adjusted to a constant maturity of one year as made available by the Federal Reserve Board.

It is expected that the additional and subsequent mortgage loans included in group [____] and the additional and subsequent adjustable rate mortgage loans in group [____] will not have materially different interest rate features.]

Detailed information on the mortgage loans is included in Appendix A hereto.  Such information is approximate and is based solely on the aggregate scheduled  principal balance of the identified mortgage loans as of the statistical cut off date.  This information does not include information about additional mortgage loans that are expected to be delivered on the closing date or subsequent mortgage loans to be purchased after the closing date.  Totals may not add completely to 100% because of rounding.  Each of the calculations represents a percentage of the given group.  Unless otherwise specified, all weighted averages are based upon certain characteristics of the mortgage loans as of the statistical cut off date.

[Conveyance of Additional and Subsequent Mortgage Loans

The depositor will deliver additional mortgage loans on the closing date that are not included in the mortgage loan pool on which the statistical information in this prospectus supplement was based.  In addition, the trust may acquire with amounts on deposit in the pre-funding account after the closing date approximately $ [_________] in aggregate scheduled principal balance of mortgage loans for addition to group [____] and approximately $ [________] in aggregate scheduled principal balance for addition to group [____].  Accordingly, the initial characteristics of the mortgage loan pool as a whole and of group [____] and group [____] will change after the acquisition by the trust of the additional and subsequent mortgage loans. The depositor has agreed to include additional mortgage loans on the closing date and to deliver subsequent mortgage loans for inclusion in the trust that will not materially change the initial characteristics of the group [____] or group [____] mortgage loans.

The inclusion of additional mortgage loans on the closing date and the delivery of subsequent mortgage loans will be subject to the following requirements:

·

no such mortgage loan will be selected in a manner adverse to the interests of certificateholders;

·

the addition of such mortgage loans will not result in the reduction, qualification or withdrawal of the then current ratings of the certificates;

·

each such mortgage loan will have been underwritten in accordance with the seller’s underwriting guidelines;

·

no such mortgage loan may have a remaining term to maturity exceeding 360 months;

·

no such mortgage loan may have a loan-to-value ratio greater than 100%;

·

no such mortgage loan added to group [____] or group [____] may be a junior mortgage loan;

·

each such mortgage loan included in group [____] and group [____] will conform with agency loan balance requirements; and

·

each such mortgage loan added to group [____] must be a fixed rate mortgage loan and each such mortgage loan added to group [____] must be an adjustable rate mortgage loan.

Following the inclusion of additional mortgage loans on the closing date and the purchase of all of the subsequent mortgage loans by the trust, the pool of mortgage loans in the trust will have the following characteristics as of their respective cut off dates:

·

a weighted average mortgage interest rate of at least [____]% for group [____] and at least [____]% for group [____];

·

a weighted average original combined loan-to-value ratio of not more than [____]% for group [____];

·

a weighted average original loan-to-value ratio of not more than [____]% for group [____];

·

no more than [____]% of the principal balance of mortgage loans for group [____] will be cash out refinancing loans;

·

in the case of group [____], at least [____]% of the mortgage loans (based on principal balance) will have credit grades of A- or better, in the case of group [____], at least 67.00% of the mortgage loans (based on principal balance) will have credit grades of A- or better;

·

at least [____]% of the mortgage loans (based on principal balance) in group [____] will have been originated pursuant to a full documentation program; and

·

the weighted average credit score will be no less than [____] for mortgage loans in group [____] and no less than 570 for mortgage loans in group [____].]

Additional Information

[The description in this prospectus supplement of the mortgage loans and the mortgaged premises is based upon the pool of identified mortgage loans, as constituted at the close of business on the statistical cut off date, except where otherwise specifically indicated.  The pool of mortgage loans will include additional loans to be delivered on the closing date and subsequent mortgage loans to be acquired during the pre-funding period.]  In addition, the depositor may remove mortgage loans included in the statistical pool prior to closing:

·

as a result of incomplete documentation or non-compliance with representations and warranties or

·

if the depositor believes that removal is necessary or appropriate.

The depositor may substitute other mortgage loans subject to specified terms and conditions set forth in the agreement creating the trust.  The seller believes that the information set forth in this prospectus supplement with respect to group [____] and group [____] is representative of the characteristics of the respective group as it will be constituted at the closing date.

The depositor will file a current report on Form 8-K with the Commission, together with the agreement, within fifteen days after the initial issuance of the offered certificates.  The depositor will note the effect of any changes in the pool in the current report on Form 8-K as a result of adding or removing any mortgage loans.  The depositor also intends to file additional yield tables and other computational materials with the Commission in a current report on Form 8-K.  The underwriters of the offered certificates prepared the yield tables and computational materials at the request of prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors.  Those tables and assumptions may be based on assumptions that differ from the modeling assumptions used in preparing tables set forth under the heading “Prepayment and Yield Considerations” herein.  Accordingly, those tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

3[THE ORIGINATORS

The information in this section has been provided by [the Originators].  None of the Depositor, the Trustee, [the Master Servicer], the Servicer, [the Insurer], the Underwriter or any of their respective affiliates has made or will make any representation as to the accuracy or completeness of this information.

General

[Description of the Originators.]

Lending Activities and Loan Sales

[_________________________] originates real estate loans through its network of offices and loan origination centers.  [_________________________] also participates in secondary market activities by originating and selling mortgage loans while continuing to service the majority of the loans sold.  In other cases [_______]’s whole loan sale agreements provide for the transfer of servicing rights.

[_________________________]’s primary lending activity is funding loans to enable borrowers to purchase or refinance residential real property, which loans are secured by first or second liens on the related real property.  [_________________________]’s single-family real estate loans are predominantly “conventional” mortgage loans, meaning that they are not insured by the Federal Housing Administration or partially guaranteed by the U.S. Department of Veterans Affairs.

The following table summarizes [_________________________]’s one-to four-family residential mortgage loan origination and sales activity for the periods shown below.  Sales activity may include sales of mortgage loans purchased by [________] from other loan originators.

	Year Ended December 31 (dollars in thousands)						Three Months Ended
Originated and purchased	$	$	$	$	$	$
Sales	$	$	$	$	$	$

Underwriting Guidelines

The Mortgage Loans were originated generally in accordance with guidelines (the “Underwriting Guidelines”) established by [_________________________].  The Underwriting Guidelines are primarily intended to evaluate the value and adequacy of the mortgaged property as collateral and are also intended to consider the borrower’s credit standing and repayment ability.  On a case-by-case basis and only with the approval of two or more senior lending officers, [_________________________] may determine that, based upon compensating factors, a prospective borrower not strictly qualifying under the underwriting risk category guidelines described below warrants an underwriting exception.  Compensating factors may include, but are not limited to, low loan-to-value ratio, low debt-to-income ratio, good credit history, stable employment and time in residence at the applicant’s current address.  It is expected that a substantial number of the Mortgage Loans will have been originated under underwriting exceptions.]

[Describe each Originator’s underwriting guidelines.]

Servicing of the Mortgage Loans

General.  [_________________________] will service the mortgage loans.  The principal offices of the servicer are located in [_____________].  The servicer is a HUD-approved originator.  The servicer will provide customary servicing functions with respect to the mortgage loans.  Among other things, the servicer is obligated under some circumstances to advance delinquent payments of principal and interest with respect to the mortgage loans and to pay month end interest with respect to mortgage loans serviced by it.  The servicer must obtain approval of the master servicer with respect to some of its servicing activities.  In managing the liquidation of defaulted mortgage loans, the servicer will have sole discretion to take such action in maximizing recoveries to the certificateholders including, without limitation, selling defaulted mortgage loans and REO properties.  See “Servicing of Mortgage Loans” in the prospectus.

As of [____] [_], 200[  ], the servicer serviced a portfolio of approximately [____] one-to-four family conventional residential mortgage loans totaling approximately $[____] billion.  The following table sets forth certain unaudited information concerning the delinquency experience, including loans in foreclosure, and mortgage loans foreclosed with respect to the servicer’s conventional loan servicing portfolio as of the end of the indicated periods.  The indicated periods of delinquency are based on the number of days past due on a contractual basis.  No mortgage loan is considered delinquent for these purposes until it is 31 days past due on a contractual basis.

Percentage of Total Portfolio
	[____], 200[ ]		December 31, 200[ ]		December 31, 200[ ]		December 31, 200[ ]		December 31, 200[ ]
	By No. of Loans	By Dollar Amount	By No. of Loans	By Dollar Amount	By No. of Loans	By Dollar Amount	By No. of Loans	By Dollar Amount	By No. of Loans	By Dollar Amount
Period of Delinquency	%	%	%	%	%	%	%	%	%	%
31-60 days	%	%	%	%	%	%	%	%	%	%
61-90 days	%	%	%	%	%	%	%	%	%	%
91 days or more	%	%	%	%	%	%	%	%	%	%
Total Delinquency(1)%		%	%	%	%	%	%	%	%	%
Loans in foreclosure	%	%	%	%	%	%	%	%	%	%

_________________________________________________

(1)Totals may not sum due to rounding.

These statistics represent the recent experience of the servicer.  There can be no assurance that the delinquency and foreclosure experience of the mortgage loans in the trust will be comparable.  In addition, these statistics are based on all of the one-to-four family residential mortgage loans in the servicer’s servicing portfolio, including mortgage loans with a variety of payment and other characteristics, including geographic locations and underwriting standards.  Not all the mortgage loans in the servicer’s servicing portfolio constitute non-conforming credits.  Accordingly, there can be no assurance that the delinquency and foreclosure experience of the trust’s mortgage loans in the future will correspond to the future delinquency and foreclosure experience of the servicer’s one-to-four family conventional residential mortgage loan servicing portfolio.  The actual delinquency and foreclosure experience of the mortgage loans will depend, among other things, upon:

the value of real estate securing the mortgage loans; and

the ability of borrowers to make required payments.

Servicing and Other Compensation and Payment of Expenses; Repurchases

The servicing fee rate applicable to each mortgage loan equals one-twelfth of a fixed percentage per annum of the scheduled principal balance of the mortgage loan on the first day of the due period with respect to each distribution date.  A due period is the period from and including the second day of a month to and including the first day of the following month.  In addition, late payment fees with respect to the mortgage loans, revenue from miscellaneous servicing administration fees, and any interest or other income earned on collections with respect to the mortgage loans pending remittance, will be paid to or retained by the servicer as additional servicing compensation.  The servicer must pay certain insurance premiums and ongoing expenses.  The servicer may, with the consent of the master servicer, transfer its servicing to successor servicers that meet the criteria for servicers approved by the rating agencies.

The servicer and/or the depositor will have the right, but not the obligation, to repurchase from the trust any mortgage loan delinquent as to three consecutive scheduled payments, at a price equal to the unpaid principal balance thereof plus accrued interest on that balance or, in the case of a Nonrecoverable Mortgage Loan, at a price equal to the Nonrecoverable Mortgage Loan Purchase Price, which is based on the servicer’s determination of the projected net liquidation proceeds for the Nonrecoverable Mortgage Loan.

Advances and Payment of Compensating Interest

Before each distribution date, the servicer and any successor servicer must advance its own funds with respect to delinquent payments of principal of and interest on the mortgage loans, net of the servicing fees with respect to any mortgage loan for which it is making an advance, unless the servicer reasonably determines that the advance is non-recoverable.  Advances of principal and interest on a mortgage loan will be considered non-recoverable only to the extent those amounts are not reimbursable from:

late collections in respect of such loan;

insurance proceeds in respect of such loan; and

net liquidation proceeds in respect of such loan.

The servicer’s obligation to advance delinquent payments of principal of and interest on any mortgage loan as to which the servicer has entered into a modification or forbearance agreement will be based upon the terms of that mortgage loan as so modified.  In addition, if the servicer determines that the expenses associated with the foreclosure and liquidation of a delinquent loan will exceed the projected liquidation proceeds, the servicer’s obligation to make advances in respect of such loan will terminate at the time of such determination.

Any failure by the servicer to make any required advance will constitute an event of default under the servicing agreement.  If the servicer fails to make a required advance of principal and interest, the master servicer will be obligated to make the advance.  The total advance obligations of the master servicer may be subject to a dollar limitation that is acceptable to the rating agencies as set forth in the agreement for the trust.  If so specified in the agreement, the servicer may be terminated upon the occurrence of one or more specified events (including performance of the mortgage loans).  See “Servicing of Mortgage Loans — Advances” in the prospectus.

In addition, in the event of a prepayment in full received by the servicer during the period from the 18th day of a month to the end of that month, the servicer must deposit in the distribution account on or before the distribution date in the immediately succeeding month an amount equal to any resulting Prepayment Interest Shortfall, but only to the extent of the aggregate servicing fee payable with respect to such distribution date (such payment, “Compensating Interest”).  If the servicer fails to deposit an amount equal to any Compensating Interest, as required, the master servicer will be obligated to deposit the amount that the servicer was required to have deposited.

[The Master Servicer

[_________________], will act as master servicer of the mortgage loans.  The master servicer has limited experience master servicing mortgage loans.  The master servicer will:

supervise the servicing of the mortgage loans;

provide or cause to be provided specified reports to the trustee regarding the mortgage loans;

make advances to the extent described in this prospectus supplement with respect to the mortgage loans if the servicer fails to make a required advance; and

appoint a successor servicer if a servicer is terminated.

The master servicer is entitled to a master servicing fee, payable on each distribution date, in the amount equal to one-twelfth of the master servicing fee rate multiplied by the scheduled principal balance of the mortgage loans as of the first day of the month immediately preceding the month of such distribution date.  The master servicer will pay the trustee its monthly fees out of the master servicing fee.]

4PREPAYMENT AND YIELD CONSIDERATIONS

General

The weighted average life of, and, if purchased at other than par, the yield to maturity on, each class of the offered certificates will be directly related to the rate of payment of principal of the mortgage loans in the related group, including:

payments in full prior to stated maturity;

liquidations due to defaults;

casualties and condemnations; and

repurchases of mortgage loans by the depositor.

If the actual rate of principal payments on the mortgage loans in a group is slower than the rate anticipated by an investor who purchases an offered certificate at a discount, the actual yield to the investor will be lower than that investor’s anticipated yield.  If the actual rate of principal payments on the mortgage loans in a group is faster than the rate anticipated by an investor who purchases an offered certificate at a premium [(and, in particular, the Class [____], Class [____] and Class [____] Certificates)], the actual yield to that investor will be lower than such investor’s anticipated yield.

The actual rate of principal prepayments on pools of mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years.  In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular pool, including, among other things:

the age of the mortgage loans;

the geographic locations of the properties securing the loans;

the extent of the mortgagors’ equity in the properties;

changes in the mortgagors’ housing needs, job or employment status; and

the credit quality of the mortgage loans.

The timing of changes in the rate of prepayments may significantly affect the actual yield to investors who purchase the offered certificates at prices other than par, even if the average rate of principal prepayments is consistent with the expectations of investors.  In general, the earlier the payment of principal of the mortgage loans the greater the effect on an investor’s yield to maturity.  As a result, the effect on an investor’s yield of principal prepayments occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of the offered certificates may not be offset by a subsequent like reduction or increase in the rate of principal prepayments.  Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase any of the offered certificates.  The depositor does not make any representations or warranties as to the rate of prepayment or the factors to be considered in connection with an investor’s determination.

The calculation of a Realized Loss on a Nonrecoverable Mortgage Loan will be calculated prior to the actual liquidation of such a loan.  As a result of such earlier determination, the yield to investors may be adversely affected.  Similarly, the purchase by the master servicer of any Nonrecoverable Mortgage Loan (in exercise of its option to purchase a delinquent loan or as part of an optional termination) may result in reduced yields on the certificates, and in particular, subordinate classes.  The determination that a mortgage loan is a Nonrecoverable Mortgage Loan will be made by the servicer[, an affiliate of the initial holder of the Class [____] Certificate.  As a result of any such determination, a benefit may accrue to such initial holder under certain circumstances.]

The term weighted average life refers to the average amount of time that will elapse from the date of issuance of a certificate until each dollar of principal of that certificate will be distributed to the investor.  The weighted average life and yield to maturity, if purchased at a price other than par, of each class of the offered certificates will be influenced by the rate at which principal payments on the mortgage loans in the related group are paid.  These payments may be in the form of scheduled amortization or prepayments which include prepayments and liquidations due to default or early termination of the trust.

[The Class [____] Certificates will not be entitled to distributions of principal, either scheduled or unscheduled, until the [____] 200[_] distribution date, except as otherwise described in this prospectus supplement.  On and after that date, the relative entitlement of the Class [____] Certificates to payments in respect of principal is subject to increase in accordance with the calculation of the Class [____] Distribution Amount.  See  “Description of the Offered Certificates – Distributions” herein.]

[As described herein, Excess Interest will be applied, to the extent available, as an additional payment of principal on the related offered certificates to build and maintain limited overcollateralization at levels required as set forth in the Agreement.  See “Description of the Offered Certificates — Excess Interest” herein.  The level of Excess Interest available on any distribution date will be influenced by, among other things:

The overcollateralization level of the mortgage loans.  This means the extent to which interest on the mortgage loans is accruing on a higher principal balance than the certificate principal balances of the certificates;

The loss experience of the mortgage loans.  For example, Excess Interest will be reduced as a result of realized losses on the mortgage loans;

The extent to which the Weighted Average Net Rate of the loans in all groups exceeds the weighted average of the pass-through rates of the offered certificates; and

·

The amount of prepayment penalties due and paid by borrowers during the related due period.

No assurances can be given as to the amount of Excess Interest distributable at any time or in the aggregate.]

[Mandatory Prepayment

Amounts, other than interest or investment earnings, remaining in the pre-funding account on the first distribution date after the end of the pre-funding period will be applied as a payment of principal on the certificates as described in this prospectus supplement under the heading “Description of the Offered Certificate — Distributions” herein.  The seller believes that almost all of the original pre-funded amount will be used by the trust to purchase subsequent mortgage loans.  It is unlikely, however, that the aggregate amount of subsequent mortgage loans purchased will be identical to the original pre-funded amount.  Consequently, certificateholders will receive some prepayment of principal.  See “Description of the Offered Certificates — Pre-Funding Account.”]

Prepayments and Yields for Offered Certificates

[All of the mortgage loans in group [____], and a portion of the mortgage loans in group [____] are or will be fixed rate mortgage loans.  The rate of prepayments with respect to conventional fixed rate mortgage loans has fluctuated significantly in recent years.  In general, if prevailing interest rates fall significantly below the interest rates on fixed rate mortgage loans, those mortgage loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on the mortgage loans.  Conversely, if prevailing interest rates rise appreciably above the interest rates on fixed rate mortgage loans, those mortgage loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below the interest rates on such mortgage loans.]

[All of the mortgage loans in group [____], and a portion of the mortgage loans in group [____] are or will be adjustable rate mortgage loans.  As is the case with conventional fixed rate mortgage loans, adjustable rate mortgage loans may be subject to a greater rate of principal prepayments in a declining interest rate environment.  For example, if prevailing interest rates fall significantly, adjustable rate mortgage loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed rate mortgage loans at lower interest rates may encourage mortgagors to refinance their adjustable rate mortgage loans to a lower fixed interest rate.  Nevertheless, no assurance can be given as to the level of prepayments that the mortgage loans will experience.  The Class [____] Certificates will generally reflect the prepayment experience of the group II mortgage loans and the Class [____] Certificates will generally reflect the prepayment experience of the group [____] mortgage loans.]

The final scheduled distribution date for the Class [____] Certificates is the date on which the certificate principal balance or notional balance thereof would be reduced to zero assuming, among other things, that no prepayments are received on the mortgage loans in the related group or groups and that scheduled monthly payments of principal of and interest on each of such mortgage loans are timely received and that no excess interest is applied to build overcollateralization.  The final scheduled distribution date for the Class [____] Certificates is the [____] distribution date following the closing date.  The final scheduled distribution date for the Class [____] Certificates is the [____] distribution date following the closing date.

The actual final distribution date with respect to each class of offered certificates could occur significantly earlier than its final scheduled distribution date because:

excess interest will be applied to build overcollateralization,

prepayments are likely to occur which will be distributed in reduction of the related certificate principal balances or notional principal balances, as applicable, and the master servicer will have the right to purchase all of the mortgage loans on any distribution date when the aggregate principal balance of the mortgage loans has declined to less than [____]% of the sum of:

the aggregate principal balance of the initial mortgage loans as of the cut off date, and

[any amounts initially deposited in the pre-funding account.]

The actual final distribution date with respect to each class of the offered certificates will also be affected by the default and recovery experience of the mortgage loans.  The actual final distribution date of the offered certificates may be earlier or later than the final scheduled distribution date.

Prepayments on mortgage loans are commonly measured relative to a prepayment model or standard, called the prepayment assumption.  A separate prepayment assumption has been calculated for the fixed and the adjustable rate mortgage loans.  Both prepayment assumptions represent an assumed rate of constant prepayment relative to the then outstanding principal balance of a pool of mortgage loans for a specified period.  With respect to the fixed rate mortgage loans, 100% of the prepayment assumption (Scenario [____] for group [____] and for the fixed rate mortgage loans in group [____]) assumes prepayment rates of [____]% per annum of the then outstanding principal balance of the related mortgage loans in the first month of the life of those mortgage loans and an additional approximately [____]% per annum in each month thereafter up to and including the tenth month.  Beginning in the [____] month and in each month thereafter during the life of those mortgage loans, 100% of the prepayment assumption for the fixed rate mortgage loans assumes a constant prepayment rate of [____]% per annum.  With respect to the adjustable rate mortgage loans, 100% of the prepayment assumption (Scenario [____] for group [____] and for the adjustable rate mortgage loans in group [____]) assumes prepayment rates of [____]% per annum of the then outstanding principal balance of the related mortgage loans in the first month of the life of those mortgage loans and an additional approximately [____]% per annum in each month thereafter up to and including the twenty-second month.  Beginning in the twenty-second month and in each month thereafter during the life of those mortgage loans, 100% of the prepayment assumption for the adjustable rate mortgage loans assumes a constant prepayment rate of [____]% per annum.  As used in the tables below, 0% prepayment assumption (Scenario [____] for each group below) assumes prepayment rates equal to 0% of the prepayment assumption.  No prepayment assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the related mortgage loans.

The following tables have been prepared on the basis of the following assumptions known as modeling assumptions:

the mortgage loans of the related group or groups prepay at the indicated percentage of the related prepayment assumption;

distributions on the offered certificates are received, in cash, on the 25th day of each month, commencing in [____] 200[  ], in accordance with the payment priorities set forth in this prospectus supplement;

no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the mortgagors of principal and interest on the mortgage loans occur;

scheduled payments on the mortgage loans are assumed to be received on the last day of each due period commencing in [____] 200[  ], and prepayments represent payment in full of individual mortgage loans and are assumed to be received on the last day of each prepayment period, commencing in [____] 200[  ], and include 30 days’ interest thereon;

[six month LIBOR remains constant at [____]%;

one year CMT remains constant at [____]%;

one month LIBOR is equal to [____]%;]

the closing date for the offered certificates is [____] [_], 200[  ];

the master servicer’s fee is [____]%;

there is zero reinvestment income on all amounts in the distribution account;

[interest from amounts on deposit in the pre-funding account is equal to $[____] and is not available as Extra Principal Distribution Amounts;]

[subsequent mortgage loans are acquired during the month indicated in the following mortgage loan characteristics tables;]

the prepayment penalty has been calculated as [____]% of the indicated number of months interest on the prepaid amount for prepayments which occur before the expiration of the prepayment penalty term as indicated in the loan tables below;

[the mortgage interest rate for each adjustable rate mortgage loan is adjusted on its next reset date and on subsequent reset dates, if necessary, to equal the sum, subject to the applicable periodic adjustment caps and floors, of:

·

the assumed level of the applicable index and

·

the respective gross margin;]

for purposes of the “Weighted Average Life — Optional Termination” in the tables, the offered certificates are redeemed on the initial Clean-Up Call Date;

credit enhancement percentages for each group were derived from the certificate principal balances of the offered certificates set forth in this prospectus supplement; and

each group consists of mortgage loans having the approximate characteristics set forth in the following tables.

The actual amount on deposit in the pre-funding account as of the closing date may vary from the assumed amount of pre-funding proceeds used in preparing the following tables.

Initial Group [____] Mortgage Loan Characteristics
Amortization Methodology	Current Balance ($)	Gross WAC (%)	Original Term to Maturity (months)	Remaining Term to Maturity (months)	Original Amortization Term to Maturity (months)	Servicing Fee (%)	Remaining Prepayment Penalty Term (months)	Prepayment Months of Interest
[Level

Balloon]

[Subsequent Group [____] Mortgage Loan Characteristics
Amortization Methodology	Current Balance ($)	Gross WAC (%)	Original Term to Maturity (months)	Remaining Term to Maturity (months)	Original Amortization Term to Maturity (months)	Servicing Fee (%)	Remaining Prepayment Penalty Term (months)	Prepayment Months of Interest	Pre-Funding Month*
[Level

Balloon]

*Indicates the 30-day period during the pre-funding period in which such mortgage loan is acquired.]

[Initial Group [____] Adjustable Rate Mortgage Loan Characteristics
Current Balance ($)	Gross WAC (%)	Original Term to Maturity (months)	Remaining Term to Maturity (months)	Original Amortization Term to Maturity (months)	Servicing Fee (%)	Gross Margin (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%)	Next Reset (months)	Reset Frequency (months)	Initial Periodic Rate Cap (%)	Periodic Rate Cap (%)	Remaining Prepayment Penalty Term (months)	Prepayment Months of Interest

Subsequent Group [____] Adjustable Rate Mortgage Loan Characteristics
Current Balance ($)	Gross WAC (%)	Original Term to Maturity (months)	Remaining Term to Maturity (months)	Original Amortization Term to Maturity (months)	Servicing Fee (%)	Gross Margin (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%)	Next Reset (months)	Reset Frequency (months)	Initial Periodic Rate Cap (%)	Periodic Rate Cap (%)	Remaining Prepayment Penalty Term (months)	Prepayment Months of Interest	Pre-Funding Month*

*Indicates the 30-day period during the funding period in which such mortgage loan is acquired.]

PREPAYMENT SCENARIOS

	Scenario [_]	Scenario [_]	Scenario [_]	Scenario [_]	Scenario [_]	Scenario [_]	Scenario [_]

Group [_] Prepayment Assumption:	0%
Group [_] Prepayment Assumption:	0%

The following tables set forth the approximate percentages of the initial principal amount of the offered certificates that would be outstanding after each of the dates shown assuming the clean-up call is not exercised, and the approximate weighted average life in years of the offered certificates, based on prepayment scenarios described in the table entitled “Prepayment Scenarios.”  The percentages have been rounded to the nearest 1%.

PERCENTAGE OF INITIAL CERTIFICATE PRINCIPAL BALANCE

	Class [ ] Scenario								Class [ ] Scenario
	I	II	III	IV	V	VI	VII		I	II	III	IV	V	VI	VII
Initial Percent	100%	100%	100%	100%	100%	100%	100%	Initial Percent	100%	100%	100%	100%	100%	100%	100%
__/25/2006								__/25/2006
__/25/2007								__/25/2007
__/25/2008								__/25/2008
__/25/2009								__/25/2009
__/25/2010								__/25/2010
__/25/2011								__/25/2011
__/25/2012								__/25/2012
__/25/2013								__/25/2013
__/25/2014								__/25/2014
__/25/2015								__/25/2015
__/25/2016								__/25/2016
__/25/2017								__/25/2017
__/25/2018								__/25/2018
__/25/2019								__/25/2019
__/25/2020								__/25/2020
__/25/2021								__/25/2021
__/25/2022								__/25/2022
__/25/2023								__/25/2023
__/25/2024								__/25/2024
__/25/2025								__/25/2025
__/25/2026								__/25/2026
__/25/2027								__/25/2027
__/25/2028								__/25/2028
__/25/2029								__/25/2029
__/25/2030								__/25/2030
__/25/2031								__/25/2031
__/25/2032								__/25/2032
__/25/2033								__/25/2033
__/25/2034								__/25/2034
__/25/2035								__/25/2035
Weighted Average Life(1) to								Weighted Average Life(1) to
Maturity (Yrs.)								Maturity (Yrs.)
Optional Termination (Yrs.)								Optional Termination (Yrs.)

	Class [ ] Scenario								Class [ ] Scenario
	I	II	III	IV	V	VI	VII		I	II	III	IV	V	VI	VII
Initial Percent	100%	100%	100%	100%	100%	100%	100%	Initial Percent	100%	100%	100%	100%	100%	100%	100%
__/25/2006								__/25/2006
__/25/2007								__/25/2007
__/25/2008								__/25/2008
__/25/2009								__/25/2009
__/25/2010								__/25/2010
__/25/2011								__/25/2011
__/25/2012								__/25/2012
__/25/2013								__/25/2013
__/25/2014								__/25/2014
__/25/2015								__/25/2015
__/25/2016								__/25/2016
__/25/2017								__/25/2017
__/25/2018								__/25/2018
__/25/2019								__/25/2019
__/25/2020								__/25/2020
__/25/2021								__/25/2021
__/25/2022								__/25/2022
__/25/2023								__/25/2023
__/25/2024								__/25/2024
__/25/2025								__/25/2025
__/25/2026								__/25/2026
__/25/2027								__/25/2027
__/25/2028								__/25/2028
__/25/2029								__/25/2029
__/25/2030								__/25/2030
__/25/2031								__/25/2031
__/25/2032								__/25/2032
__/25/2033								__/25/2033
__/25/2034								__/25/2034
__/25/2035								__/25/2035
Weighted Average Life(1) to								Weighted Average Life(1) to
Maturity (Yrs.)								Maturity (Yrs.)
Optional Termination (Yrs.)								Optional Termination (Yrs.)

(1)  The weighted average life is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results and (iii) dividing the sum by the initial certificate principal balance for the applicable class.

The Class [_____], Class [_____] and Class [_____] Certificates

The Class [_____], Class [_____] and Class [_____] Certificates are entitled to distributions of interest only and are not entitled to distributions of principal.  Additionally, interest on the Class [_____] Certificates is calculated generally on the basis of the lesser of (i) the scheduled notional principal balance for such date or (ii) the Assumed Principal Balance, which is reduced to zero after the thirty-first distribution date after the closing date.  Following such date, the Class [_____] Certificates will not be entitled to distributions of any kind.  Similarly, interest accrues on the Class [_____] Certificates generally on a notional amount equal to the aggregate principal balance of the adjustable rate mortgage loans that have not reached their initial adjustment date, up to and including the thirty-sixth distribution date after the closing date.  Thereafter, the Class [_____] Certificates will not be entitled to distributions of any kind.

As indicated in the tables below, the yield to investors on the Class [_____], Class [_____] and Class [_____] Certificates will be sensitive to a high rate of principal payments (including prepayments) on the mortgage loans in the related group or groups, which generally can be repaid at any time (subject, in certain cases, to payment of a prepayment penalty).  Additionally, the yield to investors on the Class [_____] Certificates will be highly sensitive to the value of one month LIBOR, and will vary inversely with such value.  In other words, as the value of one month LIBOR increases, the pass-through rate on such class will decrease.  If one month LIBOR equals or exceeds 1.85% (which is the current, historically low level of one month LIBOR), the pass-through rate on the Class [_____] Certificates will be zero.  If LIBOR does not decrease from its current level, the yield on the Class [_____] Certificates will be negative.

The information set forth in the following tables was prepared on the basis of the modeling assumptions and the assumption that the purchase price of each of the Class [_____], Class [_____] and Class [_____] Certificates (expressed as a percentage of its original notional principal balance) is as indicated in such table and does not include accrued interest.  The yields shown for the Class [_____] Certificates also assume different values of one month LIBOR.  The assumed purchase price is not necessarily that at which actual sales will occur.  Additionally, the yields set forth in the tables below were calculated by determining the monthly discounted rates that, when applied to the applicable assumed stream of cash flow to be paid on such certificates, would cause the discounted present value of such assumed stream of cash flow to equal the assumed purchase price of that class plus accrued interest and converting such monthly rates to corporate bond equivalent rates.  Such calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on such certificates and consequently do not purport to reflect the return on any investment in that class when such reinvestment rates are considered.

Sensitivity of Class [_____] Certificates to Prepayments

(Pre-Tax Yields to Maturity)

Assumed Price [____]%

CPR
30%	40%	50%	60%	70%
[____]%	[____]%	[____]%	[____]%	([____])%

Sensitivity of Class [____] Certificates to Prepayments

(Pre-Tax Yields to Maturity)

Assumed Price [____]%

CPR
30%	35%	40%	45%	50%
[____]%	[____]%	[____]%	[____]%	([____])%

Sensitivity of Class [____] Certificates to Prepayments

(Pre-Tax Yields to Maturity)
Assumed Price [____]%

	CPR
One Month LIBOR	45%	50%	55%	60%	65%

[____]%	[____]%	[____]%	[____]%	[____]%	[____]%
[____]%	[____]%	[____]%	[____]%	[____]%	[____]%

There is no assurance that prepayments will occur at any constant percentage or in accordance with any of the prepayment assumptions.]

Payment Delay Feature

The effective yield to the holders of group [____] senior certificates (other than the Class [____] Certificates) and the Class [____] and Class [____] Certificates, will be lower than the yield otherwise produced by the related pass-through rate and the purchase price of those certificates because principal and interest distributions will not be payable to holders until at least the 25th day of the month following the month of accrual (without any additional distributions of interest or earnings thereon in respect of such delay).

5DESCRIPTION OF THE OFFERED CERTIFICATES

General

The certificates to be issued by the trust will consist of:

the following group [____] senior certificates, all of which are offered by this prospectus supplement:

·

Class [____], Class [____], Class [____], Class [____], Class [____] and Class [____] Certificates;

the following group [____] senior certificates, all of which are offered by this prospectus supplement:

·

Class [____] Certificates;

[the following interest only certificates, which are offered by this prospectus supplement:

Class [____] Certificates;

the following subordinate certificates, all of which are offered by this prospectus supplement:

·

the Class [____] Certificates;

the Class [____], Class [____] and Class [____] Certificates, which are not offered hereby.

The Class [____] Certificates are subordinate in right of payment to the Class [____] and Class [____] Certificates; the Class [____] Certificates are subordinate in right of payment to the Class [____], Class [____] and Class [____] Certificates; and the Class [____] Certificates are subordinate in right of payment to the Class [____], Class [____], Class [____] and Class [____] Certificates, in each case to the extent described herein.  The Class [____] Certificates are subordinate in right of payment of interest to the extent described herein.  See “—Distributions — Distributions of Principal.”

Significant defined terms that are necessary to develop an understanding of the manner in which distributions will be made on the offered certificates appear in the Glossary at the end of this prospectus supplement.

Persons in whose names certificates are registered in the certificate register maintained by the trustee are the holders of the certificates.  For as long as the offered certificates are in book-entry form with DTC, the only holder of the offered certificates (as the term holder is used in the agreement) for the trust will be Cede & Co., a nominee of DTC.  No beneficial owner will be entitled to receive a definitive certificate representing the beneficial owner’s interest in the trust, except in the event that physical certificates are issued under limited circumstances set forth in the agreement.  All references in this prospectus supplement and the accompanying prospectus to the holders of offered certificates shall mean and include the rights of holders as such rights may be exercised through DTC and its participating organizations, except as otherwise specified in the agreement.  See “Description of the Offered Certificates — Book-entry Registration of the Offered Certificates” herein.

[As described under  “The Mortgage Loan Pool,” the mortgage loan pool is divided into group [____], which contains mortgage loans having fixed interest rates and group [____], which contains mortgage loans having adjustable interest rates.]

The agreement requires that the trustee create a distribution account.  All funds in that account must be invested and reinvested, as directed by the master servicer, in permitted investments.  See “The Agreement — Administration of Accounts” in the prospectus.

One day prior to the related distribution date or, if that day is not a business day, the immediately preceding business day, the master servicer is required to withdraw from the master servicer custodial account and remit to the distribution account an amount equal to the interest funds and principal funds (less the master servicing fee for that distribution date) with respect to each group for that distribution date.

Distributions

General.  Distributions on the offered certificates (other than the Class [____] Certificates) will be made on each distribution date to holders of record as of the last business day of the month immediately preceding the calendar month in which the distribution date occurs, or the closing date in the case of the first distribution date, in an amount equal to the product of the holder’s percentage interest and the amount to be distributed to that class on the distribution date.  Distributions on the Class [____] Certificates will be made on each distribution date to holders of record as of the business day immediately preceding that distribution date in an amount equal to the product of the holder’s percentage interest and the amount to be distributed to that class on the distribution date.  The percentage interest represented by any certificate will be equal to the percentage obtained by dividing the certificate principal balance of the certificate by the certificate principal balance of all certificates of the same class.

Distributions of Interest.  On each distribution date, the amount of interest distributable with respect to the group I senior certificates [(other than the Class [____] Certificates)] and the Class [____] and Class [____] Certificates is the interest which has accrued on those certificates at the related pass-through rate during the calendar month immediately preceding the calendar month in which the distribution date occurs.  On each distribution date, interest distributable with respect to the Class [____] Certificates, the group [____] senior certificates, the group [____] senior certificates, the Class [____] Certificates and the subordinate certificates is the interest which has accrued on those certificates at the then applicable pass-through rate from and including the preceding distribution date (or from the closing date in the case of the first distribution date) to and including the day prior to the current distribution date.  Each period referred to in the prior sentence relating to the accrual of interest is an accrual period for the related distribution date.

All calculations of interest on the group [____] senior certificates (other than the Class [____] Certificates), the Class [____] and Class [____] Certificates will be made on the basis of a 360-day year assumed to consist of twelve 30-day months (30/360).  All calculations of interest on the Class [____], group [____] senior certificates, the group [____] senior certificates, Class [____], Class [____], Class [____] and Class [____] Certificates will be made on the basis of the actual number of days in each monthly accrual period and a year of 360 days (actual/360).

On each distribution date, the Interest Funds with respect to each group will be distributed in the following order of priority:

first, from interest collections on each mortgage loan group, to each related class of senior certificates and the Class [____] and Class [____] Certificates, the Current Interest and any Interest Carry Forward Amount for such class  (or, in the case of the Class [____] and Class [____] Certificates, the related Allocable Portion thereof) on that distribution date; provided, however, that, in the case of each group, any related shortfall in available amounts will be applied on a pro rata basis among such classes;

second, the remaining amount for each mortgage loan group will be combined and applied in the following order of priority:

·

to the Class [____] Certificates, the Current Interest for that class and distribution date;

·

to the Class [____] Certificates, the Current Interest for that class and distribution date;

·

to the Class [____] Certificates, the Current Interest for that class and distribution date;

·

to the Class [____] Certificates, the Current Interest for that class and distribution date; and

·

any remainder will be treated as Excess Interest and distributed as described below under the subheading “— Excess Interest” herein.

[The pass-through rate for the Class [____] Certificates will be equal to the lesser of (i) the Formula Rate, and (ii) the Net WAC Cap.

The Formula Rate for each such class is the lesser of (i) one month LIBOR plus the applicable margin set forth on page S-[__], and (ii) the Maximum Cap Rate.

The pass-through rate of the Class [____] Certificates is the lesser of (i) the per annum rate for such class set forth on page S-[__], and (ii) the Net WAC Cap.]

[After the Clean-Up Call Date, the pass-through rates on the Class [____] and Class [____] Certificates will increase by [____]% and the spread over one month LIBOR for the Class [____] and Class [____] Certificates will increase to [____]% and [____]%, respectively.

[The pass-through rate of the Class [____] Certificates is [____]% per annum.  The per annum pass-through rate of the Class [____] Certificates is the lesser of (i) up to and including the distribution date in [____] 200[_], [____]% per annum, beginning in [____] 200[_] and thereafter 0.10% per annum, and (ii) the excess of (a) the Net WAC Cap over (b) the weighted average of the Pass-Through Rates of the offered certificates other than the Class [____], Class [____] and Class [____] Certificates.  The per annum pass-through rate of the Class [____] Certificates is the greater of (i) 1.85% minus one month LIBOR and (ii) 0.00%.

Interest will accrue on the Class [____], Class [____] and Class [____] Certificates on the basis of the Notional Principal Balances of such classes.]

Distributions of Principal.  On each distribution date, the Principal Distribution Amount for that distribution date with respect to each group is required to be distributed as follows:

The Class A Principal Distribution Amount for Group [____] will be distributed as follows:

·

first to the Class [____] Certificates in an amount up to the Class [____] Distribution Amount for such date, until the certificate principal balance thereof has been reduced to zero; and second sequentially to the Class [____], Class [____], Class [____], Class [____], Class [____] and Class [____] Certificates, in that order, until the certificate principal balance of such certificates has been reduced to zero; provided, however, that on and after any distribution date on which the certificate principal balance of the subordinate certificates has been reduced to zero, such amounts will be distributed on a pro rata basis, and not sequentially, among such classes.

The Class A Principal Distribution Amount for Group [____] will be distributed to the Class [____] Certificates until the certificate principal balance thereof has been reduced to zero.

In the event the certificate principal balance of one or more of (A) the group I senior certificates or (B) the group [____] senior certificates has been reduced to zero, on each distribution date thereafter principal distributions otherwise distributable to such retired certificates will be applied to the remaining senior certificates related to the other mortgage loan groups, pro rata, on the basis of their group certificate principal balances (after giving effect to the distributions described above).  Any such distributions in respect of the group [____] senior certificates will be made in the order of priority described above.

The combined Principal Distribution Amount of all groups remaining after distributions to the senior certificates described above will be distributed in the following order of priority:

·

to the Class [____] Certificates, the Class [____] Principal Distribution Amount until the certificate principal balance thereof has been reduced to zero;

·

to the Class [____] Certificates, the Class [____] Principal Distribution Amount until the certificate principal balance thereof has been reduced to zero; and

·

to the Class [____] Certificates, the Class [____] Principal Distribution Amount until the certificate principal balance thereof has been reduced to zero.

Notwithstanding the foregoing, before the Stepdown Date, or while a Trigger Event exists, the Principal Distribution Amount for each group will be distributed in the following order of priority:

exclusively to the related Class [____] Certificates (in the case of Group [____], in the manner described above) until the certificate principal balance of the Class [____] Certificates has been reduced to zero;

after the certificate principal balance of the Class [____] Certificates has been reduced to zero, exclusively to the Class [____] Certificates until the certificate principal balance of the Class [____] Certificates has been reduced to zero;

after the certificate principal balance of the Class [____] Certificates has been reduced to zero, exclusively to the Class [____] Certificates until the certificate principal balance of the Class [____] Certificates has been reduced to zero; and

after the certificate principal balance of the Class [____] Certificates has been reduced to zero, exclusively to the Class [____] Certificates until the certificate principal balance of the Class [____] Certificates has been reduced to zero.

On each distribution date, the Released Principal Amount, if any, will be distributed to the holder of the Class [____] Certificates.

[Excess Interest and Pledged Prepayment Penalty Cashflow

The certificates of each group will have the benefit of a portion of prepayment penalties paid on mortgage loans in the related group.  [The prepayment penalties not allocated to the offered certificates will be paid to the holders of the Class [____] Certificates.]  On each distribution date, Pledged Prepayment Penalties with respect to each group will be applied to pay any shortfall in interest on certificates in the related group resulting from the application of a cap.

On each distribution date, Interest Funds from each group not otherwise required to be distributed as described under the heading “—Distributions—Distributions of Interest” and Net Pledged Prepayment Penalties will be distributed in the following order of priority:

on each of the first three distribution dates only, to the Basis Risk Reserve Fund, any Basis Risk Payment for such date;

on each of the first three distribution dates only, from amounts on deposit in the Basis Risk Reserve Fund, to the Class [____] Certificates on a pro rata basis, any Cap Carryover Amount applicable to the Class [____] Certificates;

on each of the first three distribution dates only, from amounts on deposit in the Basis Risk Reserve Fund, sequentially, to the Class [____], Class [____] and Class [____] Certificates, in that order, any Cap Carryover Amount applicable to the Class [____], Class [____] and Class [____] Certificates;

the Principal Percentage for Group [____] of the Extra Principal Distribution Amount will be added to the Principal Distribution Amount for Group [____]; and the Principal Percentage for Group [____] of the Extra Principal Distribution Amount will be added to the Principal Distribution Amount for Group [____];

to the Class [____] Certificates, any Interest Carry Forward Amount for that class;

to the Class [____] Certificates, any Interest Carry Forward Amount for that class;

to the Class [____] Certificates, any Unpaid Realized Loss Amount for that class;

to the Class [____] Certificates, any Interest Carry Forward Amount for that class;

to the Class [____] Certificates, any Unpaid Realized Loss Amount for that class;

to the Class [____] Certificates, any Interest Carry Forward Amount for that class;

to the Class [____] Certificates, any Unpaid Realized Loss Amount for that class;

to the Basis Risk Reserve Fund, any Basis Risk Payment for such date;

from amounts in the Basis Risk Reserve Fund, to the Class [____] Certificates on a pro rata basis, any Cap Carryover Amount applicable to the Class [____] Certificates;

from amounts in the Basis Risk Reserve Fund, sequentially, to the Class [____], Class [____] and Class [____] Certificates, in that order, any Cap Carryover Amount applicable to the Class [____], Class [____] and Class [____] Certificates; and

to the other certificates to the extent of any remaining Unpaid Realized Loss Amount;

to the Class [____] and Class [____] Certificates, the remaining amount.

The level of Excess Interest will depend on, among other things:

the rate at which prepayment penalties are collected;

the overcollateralization level of the mortgage loans;

the loss experience of the mortgage loans;

the level of one month LIBOR and the indices for the adjustable rate mortgage loans; and

the extent to which the weighted average of the net rates of the loans in all loan groups exceeds the weighted average of the pass through rates of the offered certificates.

No assurance can be given as to the levels of Excess Interest at any time.  For a more detailed description of the factors affecting the levels of Excess Interest and prepayment penalties see “Prepayment and Yield Considerations—General.”]

[Realized Losses

Prior to each distribution date, the servicer will determine whether any Realized Losses have occurred on the mortgage loans.  As to any liquidated mortgage loan (i.e., a loan that the servicer has determined that all amounts recoverable on such loan have been received), a Realized Loss is calculated at final liquidation and is generally equal to the amount by which the unpaid principal balance thereof exceeds the related net liquidation proceeds.  As to any Nonrecoverable Mortgage Loan (i.e., a defaulted loan as to which the servicer has determined that estimated liquidation expenses will exceed expected liquidation proceeds), a Realized Loss is calculated by the servicer at the time of such determination and is generally equal to the amount by which the unpaid principal balance thereof exceeds the estimated net liquidation proceeds of the loan.

If, on any distribution date, the aggregate certificate principal balance of the certificates (after giving effect to all distributions to be made on that distribution date) exceeds the aggregate principal balance of the mortgage loans (plus any amounts on deposit in the pre-funding account), the certificate principal balance of the subordinate certificates (but not the Class A Certificates) will be reduced by an amount equal to that excess, which is an Applied Realized Loss Amount, in inverse order of seniority:

first, to the Class [____] Certificates, until the certificate principal balance of that class has been reduced to zero;

second, to the Class [____] Certificates, until the certificate principal balance of that class has been reduced to zero; and

third, to the Class [____] Certificates, until the certificate principal balance of that class has been reduced to zero.

If the certificate principal balance of a class of subordinate certificates is reduced, that class thereafter will be entitled to distributions of interest and principal only with respect to the certificate principal balance so reduced.  The earlier the reduction of the certificate principal balance of a class of subordinate certificates (e.g., as a result of a Nonrecoverable Mortgage Loan), the greater the effect on the accrual of interest on such class.  On subsequent distribution dates, however, as described above, Excess Interest, if any, will be applied to reduce Unpaid Realized Loss Amounts in direct order of seniority.

Since a Realized Loss on a Nonrecoverable Mortgage Loan is calculated before the liquidation of such loan by estimating net liquidation proceeds, the effect to certificateholders (i.e., a reduction in available overcollateralization or, after such overcollateralization has been reduced to zero, a reduction of the certificate principal balance of the subordinate certificates) will be experienced by certificateholders in advance of the time that would have been the case if such Realized Loss had been determined at the time of liquidation.  In the event that the servicer ultimately recovers an amount in respect of a Nonrecoverable Mortgage Loan in excess of the Realized Loss previously calculated for such loan (“Subsequent Recoveries”), such amounts will be applied first, to the most senior class of subordinate certificates then outstanding in reduction of any Applied Realized Loss Amount previously allocated to such class (which amount will not further reduce the certificate principal balance of such class); and

second, to increase Interest Funds for the related group on such date.

Notwithstanding any application of a Subsequent Recovery to a class of subordinate certificates to reduce any Unpaid Realized Loss Amount outstanding to such class, no payment will be made in respect of the amount of interest that would have accrued on such class of certificates had such Unpaid Realized Loss Amount not been allocated thereto.

Although the certificate principal balance of Class [____] Certificates will not be reduced on account of Realized Losses even if the certificate principal balances of all the subordinate certificates have been reduced to zero, under certain loss scenarios, the amount available to be distributed to the Class [____] Certificates as principal may be less than the certificate principal balances of the Class [____] Certificates.  Additionally, since the notional principal balance of the Class [____] Certificates is generally equal to the aggregate principal balance of the mortgage loans, Realized Losses will reduce the notional principal balance of the Class [____] Certificates and, consequently, will result in the reduction of interest distributable thereon.  Similarly, since the notional principal balance of the Class [____] Certificates is generally equal to the aggregate principal balance of the adjustable rate mortgage loans that have not reached their initial adjustment date, Realized Losses on such mortgage loans will reduce the notional principal balance of the Class [____] Certificates and, consequently, will result in the reduction of interest distributable thereon.]

6THE CERTIFICATE INSURANCE POLICY

The following information has been supplied by [                                   ] (the “Insurer”) for inclusion in this Prospectus Supplement.  Accordingly, the Depositor, the Servicer and the Underwriter do not make any representation as to the accuracy and completeness of this information.

The Insurer does not accept any responsibility for the accuracy or completeness of this Prospectus Supplement or any information or disclosure contained herein, or omitted herefrom, other than with respect to the accuracy of the information regarding the Certificate Guaranty Insurance Policy (the “Insurance Policy”) and the Insurer set forth below under this heading “The Insurance Policy.”  Additionally, the Insurer makes no representation regarding the Certificates or the advisability of investing in the Certificates.

The Insurer

[To be provided if applicable.]

Insurer Financial Information

[To be provided if applicable.]

Where You Can Obtain Additional Information About The Insurer

[To be provided if applicable.]

Financial Strength Ratings of the Insurer

[To be provided if applicable.]

The Insurance Policy

[To be provided if applicable.]

[Pre-Funding Account

On the closing date, the seller will deposit approximately $[_________] into a separate pre-funding account to be maintained in the name of the trustee for the benefit of the holders of the group [____] certificates and group [____] certificates, as applicable.  Approximately $[________] of the original pre-funded amount will be used to acquire group [____] subsequent mortgage loans, approximately $[________] of the original pre-funded amount will be used to acquire group II subsequent mortgage loans and approximately $[________] of the original pre-funded amount will be used to acquire group [____] subsequent mortgage loans, in each case during the period beginning on the closing date and generally terminating on the earlier to occur of:

the date on which the amount on deposit in the pre-funding account, excluding any interest or other investment earnings, is less than $100,000; and

[____], 200[  ].

The original pre-funded amount will be reduced during the pre-funding period by the amount used to purchase subsequent mortgage loans in accordance with the agreement for the trust.  Any pre-funded amount, excluding any interest or other investment earnings, remaining at the end of the pre-funding period will be included as part of principal funds and will be distributed to holders of the group [____] certificates, group [____] certificates and group [____] certificates, respectively, then entitled to distributions of principal on the first distribution date thereafter as a prepayment of principal in reduction of the related certificate principal balances.  This will result in an unscheduled distribution of principal in respect of the related certificates on that date.

Amounts on deposit in the pre-funding account will be invested in permitted investments.  All interest and any other investment earnings on amounts on deposit in the pre-funding account will be paid to the seller.  The pre-funding account will not be an asset of any REMIC established under the agreement for the trust.  For federal income tax purposes, the pre-funding account will be owned by, and all interest and other investment earnings on amounts in the pre-funding account will be taxable to, the seller.]

Calculation Agent

The master servicer has appointed Deutsche Bank National Trust Company to serve as calculation agent for the trust.  As calculation agent, Deutsche Bank National Trust Company will be responsible for calculating and distributing to holders of certificates all amounts of principal and interest due on each distribution date.

[Calculation of One Month LIBOR

On each interest determination date, which is the second business day preceding each distribution date (or, in the case of the first accrual period, [__________], 200[  ]), the calculation agent, as agent of the master servicer, will determine one month LIBOR.

One month LIBOR means, as of any interest determination date, the rate for one-month U.S. dollar deposits which appears on the Telerate Page 3750, as of 11:00 a.m., London time, on that interest determination date.  If that rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in United States dollars are offered by the reference banks at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a period equal to the relevant accrual period (commencing on the first day of that accrual period).  The calculation agent, as agent for the master servicer, will request the principal London office of each of the reference banks to provide a quotation of its rate.  If at least two such quotations are provided, the rate for that day will be the arithmetic mean of the quotations.  If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the master servicer, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a period equal to the relevant accrual period (commencing on the first day of that accrual period).

Telerate Page 3750 means the display page currently so designated on the Bridge Telerate Market Report (or another page that may replace that page on that service for the purpose of displaying comparable rates or prices) and reference banks means leading banks selected by the master servicer and engaged in transactions in Eurodollar deposits in the international Eurocurrency market.]

Book-Entry Registration of the Offered Certificates

The offered certificates will be book-entry certificates.  Beneficial owners may elect to hold their book-entry certificates directly through DTC in the United States or upon request Clearstream Banking, société anonyme (formerly Cedelbank), or Euroclear in Europe if they are participants of those systems or indirectly through organizations which are participants.  The book-entry certificates will be issued in one or more certificates per class of offered certificates which in the aggregate equal the principal balance of the offered certificates and will initially be registered in the name of Cede & Co., the nominee of DTC.  See “Description of the Certificates — Book-Entry Procedures” and “— Global Clearance, Settlement and Tax Documentation Procedures” in the prospectus.

7THE AGREEMENT

The certificates will be issued in accordance with a pooling and servicing agreement to be dated as of [__________], 200[  ], among the depositor, the master servicer, servicer and the trustee.  In addition to the provisions of the agreement summarized elsewhere in this prospectus supplement, there is set forth below a summary of certain other provisions of the agreement.  See also “The Agreement — The Trustee,” “— Administration of Accounts,” “— Events of Default and Remedies,” “— Amendment” and “— Termination” in the prospectus.

Formation of the Trust

On the closing date, the depositor will create and establish the trust under the agreement and will sell without recourse the initial mortgage loans to the trust, and the trust will issue the certificates under the terms of the agreement.  During the pre-funding period, the depositor may sell without recourse subsequent mortgage loans to the trust.  The prospectus contains important additional information regarding the terms and conditions of the certificates.  The depositor will provide to any prospective or actual holder of offered certificates, upon written request, a copy of the agreement without exhibits.  Requests should be addressed to Aegis Asset Backed Securities Corporation, [_____________________________________________], Attention: Secretary.

The trust will consist of:

the mortgage loans;

prepayment penalties to the extent described in this prospectus supplement;

those assets that are held in any account held for the benefit of the certificateholders;

any mortgaged premises acquired on behalf of the certificateholders by foreclosure or by deed in lieu of foreclosure;

the rights of the trustee to receive the proceeds of applicable insurance policies and funds, if any, required to be maintained under the terms of the agreement; and

certain rights of the depositor to the enforcement of representations and warranties made by the seller relating to the mortgage loans.

The offered certificates will not represent an interest in or an obligation of, nor will the mortgage loans be guaranteed by, the seller, the depositor, the servicer, the master servicer or the trustee.

Certain Matters Under the Agreement

Duties of the Trustee.  [The Trustee will serve as paying agent and certificate registrar.]  [The Trustee will make payments to Certificateholders based solely on the Distribution Date statements prepared by the [   ].]  [The Trustee will not be required to confirm, verify or recompute any such information, but will be entitled to rely conclusively on such information.]

[The Trustee will be required to perform only those duties specifically required of it under the Agreement unless an Event of Default has occurred, in which case the Trustee may take such additional actions as described below under “—Events of Default under the Agreement.”]  [Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the Trustee will be required to examine them to determine whether they are in the form required by the Agreement; however, the Trustee will not be responsible for the accuracy or content of any documents furnished to the Trustee by the [   ], the [   ] or any other party.]

[The Trustee may be held liable for its own negligent action or failure to act, or for its own willful misconduct; provided, however, that the Trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Certificateholders in an Event of Default, and the Trustee will not be deemed to have notice of any Event of Default unless an officer of the Trustee has actual knowledge of the Event of Default or written notice of an Event of Default is received by the Trustee at its Corporate Trust Office.  See “—Events of Default under the Agreement” below.]  [The Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against risk or liability is not reasonably assured to it.]

[The Trustee will have no duties under the Agreement with respect to any claim or notice it may receive or which may be alleged to have been delivered to or served upon it by the parties as a consequence of the assignment of any Mortgage Loan under the Agreement; however, the Trustee will remit to the [   ] any claim or notice it may receive which is delivered to the Corporate Trust Office and which contains information sufficient to permit the Trustee to make a determination that the real property to which such document relates is a Mortgaged Property.]  [None of the provisions in the Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the [   ].]

[The Trustee will not be responsible for (a) any recording or filing of any agreement or of any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing which may have been made, or the validity, priority, perfection or sufficiency of the security for the Certificates, (b) the payment of any insurance related to the Certificates or the Mortgage Loans or (c) the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Fund, other than from funds available in any trust account under the Agreement.]

Events of Default Under the Agreement.  [An Event of Default under the Agreement will generally consist of:

•

[any failure by [   ] to furnish Mortgage Loan data sufficient to prepare required reports that continues unremedied after the giving of written notice;]

•

[after receipt of notice, any failure by [   ] to remit any payment required to be made for the benefit of Certificateholders under the Agreement, on the date specified in the Agreement, which failure continues unremedied after the date upon which notice of such failure shall have been given;]

•

[any failure by [   ] duly to observe or perform in any material respect any other of its covenants or agreements in the Agreement that continues unremedied for the number of days specified in the Agreement, or if any representation or warranty of [   ] shall prove to be incorrect as of the time made in any respect that materially and adversely affects the interests of the Certificateholders, and the circumstance or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or cured within the number of days specified in the Agreement;]

•

[certain events in insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions;]

•

[a sale or pledge of any of the rights of [   ] under the Agreement or an assignment or a delegation of the rights or duties of the [   ] under the Agreement shall have occurred in any manner which is not permitted under the Agreement and is without the prior written consent of the Certificateholders; or]

•

[   ].]

[So long as an Event of Default remains unremedied under the Agreement, the Trustee may terminate [   ], whereupon the [   ], unless a successor [   ]  is appointed, will succeed to all responsibilities, duties and liabilities of [   ]  under the Agreement and will be entitled to reasonable servicing compensation not to exceed the applicable servicing fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the Agreement.]

[During the continuance of an Event of Default under the Agreement, the Trustee will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the Certificateholders.]

Expenses and Indemnities of the Trustee.  [The Trustee will be entitled to reimbursement of all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with the Agreement, except for expenses, disbursements and advances incurred by the Trustee in the routine administration of its duties under the Agreement and except for any expenses arising from its negligence, bad faith or willful misconduct.  The Trustee will also be entitled to indemnification from the Trust Fund for any loss, liability or expense incurred, arising out of, or in connection with, the acceptance or administration of the trusts created under the Agreement or in connection with the performance of its duties under the Agreement or any custodial agreement, including the costs and expenses of defending itself against any claim in connection with the exercise or performance of any of its powers or duties under the Agreement.]

[The Trustee will be entitled to reimbursement for its expenses and indemnification amounts as described above prior to distribution of any amounts to Certificateholders, provided that such reimbursable amounts will not exceed $200,000 in the aggregate per year from the Closing Date to the first anniversary of the Closing Date and each for each subsequent anniversary year thereafter.  The Trustee will be entitled to reimbursement for its expenses and indemnification amounts in excess of $200,000 in each anniversary year from any Interest Remittance Amount remaining after application thereof as described in this prospectus supplement.]

Resignation of Trustee.  [The Trustee may, upon written notice to the Depositor, the resign at any time, in which event the Depositor will appoint a successor trustee.  If no successor trustee has been appointed and has accepted the appointment within 30 days after the Trustee’s notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for appointment of a successor trustee.]

[The Trustee may be removed at any time by the Depositor if (a) the Trustee ceases to be eligible to continue to act as trustee under the Agreement, (b) the Trustee becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the Trustee is appointed, (c) a tax is imposed or threatened with respect to the Trust Fund by any state in which the Trustee or the Trust Fund held by the Trustee is located or (d) the continued use of the Trustee would result in a downgrading of the rating by any Rating Agency of any Class of Certificates.  In addition, the Trustee may be removed at any time by holders of more than 50% of the Class Principal Amount (or Percentage Interest) of each Class of Certificates upon 30 days’ written notice to the Trustee.]

[Any resignation or removal of the Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee, whereupon the predecessor trustee will mail notice of the succession of the successor trustee to all Certificateholders; the expenses of the mailing are to be borne by the predecessor trustee.  The predecessor trustee will be required to assign to the to the successor trustee its interest under all Mortgage Loan files, and will be required to assign and pay over to the successor trustee the entire Trust Fund, together with all necessary instruments of transfer and assignment or other documents properly executed necessary to effect that transfer.  In addition, the Master Servicer and the predecessor trustee will be required to execute and deliver such other instruments and do such other things as may reasonably be required to vest in the successor trustee all such rights, powers, duties and obligations.]

Amendment of the Agreement.  [The Agreement may be amended by the parties to the Agreement, without notice to or consent of the Certificateholders:

·

to cure any ambiguity;

·

to conform to the provisions of the prospectus supplement and prospectus, to correct any defective provisions or to supplement any provision;

·

to add any other provisions with respect to matters or questions arising under the Agreement; or

·

to comply with any requirements imposed by the Code;

provided, that (a) no such amendment may adversely affect the status of any REMIC and (b) any amendment under clause (3) above must not adversely affect in any material respect the interests of any Certificateholders.  Any amendment pursuant to clause (3) of the preceding sentence will be deemed not to adversely affect in any material respect the interests of any Certificateholder if the Trustee receives written confirmation from each Rating Agency rating that the amendment will not cause that Rating Agency to reduce its then current ratings assigned to the Certificates.]

[The Agreement may also be amended by the parties to the Agreement with the consent of the Certificateholders of not less than 66⅔% of the Class Principal Amount (or Percentage Interest) of each class of Certificates affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or modifying in any manner the rights of Certificateholders; provided, however, that no amendment may reduce the amount or delay the timing of payments on any Certificate without the consent of the holder of that Certificate, or reduce the percentage required to consent to the amendment, without the consent of Certificateholders of 100% of the Class Principal Amount (or Percentage Interest) of each class of Certificates affected by the amendment.]

Reports to Certificateholders

On each distribution date, the master servicer will report or cause to be reported to each holder of an offered certificate, by posting to the trustee’s website [(http://www-______________________)] or other means of reporting described in the agreement:

·

with respect to each class of offered certificates based on a certificate in the original principal amount of $1,000:

·

the amount of the aggregate distribution on such distribution date;

·

the amount of the distribution allocable to interest;

·

the amount of the distribution allocable to principal, separately identifying the aggregate amount of any prepayments, substitution shortfalls, repurchase amounts or other recoveries of principal included therein, any Extra Principal Distribution Amount and any Applied Realized Loss Amount with respect to, and any Unpaid Realized Loss Amount at, the distribution date;

·

the principal balance after giving effect to any distribution allocable to principal; and

·

[any Interest Carry Forward Amount;]

·

[any Cap Carryover Amount;]

·

the weighted average of the mortgage interest rates on the mortgage loans in each group less the servicing and master servicing fee rates;

·

the Realized Losses for each group for the related period and cumulatively since the cut off date;

·

the largest mortgage loan balance outstanding in each group;

·

the prepayment penalties due from borrowers, collected by the servicer or the master servicer and transferred to the trust, in each case for the related prepayment period;

·

the servicing fees and master servicing fees allocable to each group;

·

[one month LIBOR on the most recent interest determination date;]

·

the pass-through rates for each class (and whether such rates have been capped); and

·

[for each distribution date during the pre-funding period, the amount, if any, on deposit in the pre-funding account.]

Certificateholders may obtain assistance in operating the trustee’s website by calling the trustee’s investor relations department at [(___) ___-____].

Delivery and Substitution of Mortgage Loans

The depositor must repurchase any mortgage loan for which the required documentation is not delivered on the closing date (or subsequent closing date in the case of subsequent mortgage loans) or reasonably promptly thereafter.  Under the limited circumstances specified in the agreement, the depositor may substitute substantially similar mortgage loans for mortgage loans initially delivered.  It is anticipated that any permitted substitution will not materially change the characteristics of the mortgage pools, as set forth above.  See “The Trusts — The Mortgage Loans — General,” and “— Substitution of Mortgage Loans” in the prospectus.

The Trustee

[_________________ will act as trustee of the trust.  The mailing address of the trustee’s Corporate Trust Office is c/o _________________________, __________________, __________, __________ _______, Attention: Aegis 200[  ]-__ (______), and its telephone number is (___) ___-_____.]

Voting Rights

The voting rights of the trust will be allocated as follows:

[__]% to the Class [___] Certificates;

[__]% to the Class [___] Certificates;

[__]% to the Class [__] Certificates;

[__]% to the Class [__] Certificates;

[__]% to the classes of offered certificates (other than the Class [___], Class [__] and Class [___] Certificates) in proportion to their respective outstanding certificate principal balances; and

[__]% to each of the Class [__] and Class [___] Certificates.

Termination

The trust will terminate upon the payment to the holders of all certificates of all amounts required to be paid to the holders and upon the last to occur of:

·

the final payment or other liquidation, or any related advance, of the last mortgage loan; and

·

the disposition of all property acquired in respect of any mortgage loan remaining in the trust.

By the [_________].  At its option, the [__________] may, on any distribution date when the aggregate principal balance of the mortgage loans is less than [__]% of the sum of:

·

the aggregate principal balances of the initial mortgage loans as of the cut off date; and

·

any amounts initially deposited in the pre-funding account,

purchase from the trust all remaining mortgage loans, in whole only, and other property acquired by foreclosure, deed in lieu of foreclosure or otherwise then constituting the trust at a price generally equal to 100% of the aggregate principal balance of the mortgage loans (or, in the case of Nonrecoverable Mortgage Loan, at the Nonrecoverable Mortgage Loan Purchase Price) plus one month’s interest computed as provided in the agreement.  The date on which this optional repurchase is made is known as the Clean-Up Call Date.

Sale of Mortgage Loans

In connection with the sale of mortgage loans, the depositor will be required to deliver a file with respect to each mortgage loan consisting of:

·

the original note endorsed in blank or to the order of the trustee or a custodian acting on behalf of the trustee, or a lost note affidavit in lieu thereof, with all prior and intervening endorsements (the seller, in some instances, having instructed the party selling a mortgage loan to the seller to have required the originator to endorse the original note directly to such custodian);

·

the original recorded security instrument or a certified copy, naming the originator of the related servicer, trustee or custodian as mortgagee, or if the original security instrument has been submitted for recordation but has not been returned by the applicable public recording office, a photocopy certified by an officer of the related servicer, title company, closing/settlement-escrow agent or closing attorney;

·

each original recorded intervening assignment of the security instrument as may be necessary to show a complete chain of title to the related servicer, trustee or custodian (the seller, in some instances, having instructed the party selling a mortgage loan to the seller to record an assignment directly from the originator to the custodian) or if any assignment has been submitted for recordation but has not been returned from the applicable public recording office or is otherwise not available, a copy certified by an officer of the related servicer;

·

if an assignment of the security instrument to the related servicer has been recorded or sent for recordation, an original assignment of the security instrument from the servicer in blank or to the trustee or custodian in recordable form;

·

except as to any second lien mortgage loan with a balance of less than $50,000, an original title insurance policy, certificate of title insurance or written commitment or a copy certified as true and correct by the insurer; and

·

if indicated on the applicable schedule, the original or certified copies of each assumption agreement, modification agreement, written assurance or substitution agreement, if any.

The custodian is required to review each mortgage loan note and provide certification regarding the existence of such mortgage loan notes on or before the closing date and the custodian is required to review the remainder of the mortgage loan file within a specified number of days after the closing date and provide a final certification on the entire mortgage loan file prior to the first anniversary of the closing date.

On the closing date, the depositor will also assign to the trustee all the depositor’s right, title and interest in the sales agreement between the seller and the depositor insofar as it relates to the representations and warranties made therein by the seller in respect of the origination of the mortgage loans and the remedies provided for breach of such representations and warranties.  Such representations and warranties include, among others, in the case of the mortgage loans in group [_] and group [__], that (i) no such mortgage loan was subject to Home Ownership and Equity Protection Act of 1994 or any comparable state law, (ii) no proceeds from any such mortgage loan were used to finance single-premium credit insurance policies, (iii) the servicer will accurately and fully report for each such mortgage loan its borrower credit files to all three credit repositories in a timely manner and (iv) no prepayment penalty is payable on any such mortgage loan for a period in excess of five years following origination.  Upon discovery by the trustee or the master servicer of a breach of any representation, warranty or covenant which materially and adversely affects the interests of the holders of the certificates, the discovering party will promptly notify the depositor and the seller.  The seller will have 60 days from its discovery or its receipt of a notice to cure the breach or, if required, to repurchase the mortgage loan or, subject to the conditions in the agreement, to substitute a qualified substitute mortgage loan.  See “Origination of Mortgage Loans –Representations and Warranties” in the prospectus.

Events of Default

The master servicer will have the right to direct the termination of the servicer if the servicer is in breach under the agreement.  In the event of a termination, the master servicer must appoint a successor servicer to assume the obligations of the servicer under the agreement, including the obligation to make advances.  See “The Mortgage Loan Pool –Advances and Compensating Interest” herein.  If the master servicer is unable to appoint a successor servicer, the master servicer will be obligated to service the mortgage loans.  Any successor servicer will be entitled to compensation arrangements similar to, but no greater than, those provided to the predecessor servicer.  See “Servicing of Mortgage Loans” in the prospectus.

Governing Law

The agreement and each certificate will be construed in accordance with and governed by the laws of the State of New York applicable to agreements made and to be performed therein.

1MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

General

[The Agreement provides that the Trustee will elect to treat the Trust Fund as a [REMIC] [grantor trust] [FASIT].  Upon the issuance of the Offered Certificates, McKee Nelson LLP (“Tax Counsel”) will deliver its opinion to the effect that, assuming compliance with the Pooling and Servicing Agreement, for federal income tax purposes, [the Trust Fund will qualify as a REMIC within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the “Code”), and that the Offered Certificates will represent the ownership of regular interests in the REMIC.]  [Offered Certificates will be treated as debt and the trust will not be characterized as an association, a publicly traded partnership taxable as a corporation, or a taxable mortgage pool.]  [The trust will qualify as a FASIT.]

Tax Treatment of the Offered Certificates

[To be provided as applicable.]

2ERISA CONSIDERATIONS

ERISA Consideration

The offered certificates are eligible for relief under an individual exemption issued to [_________________], Inc. on [____________, _____] (Prohibited Transaction Exemption [__-__]) (the “Exemption”), and may be purchased by an employee benefit plan or other retirement arrangement that is subject to the Employment Retirement Income Security Act of 1974, as amended (“ERISA”) or to Section 4975 of the Internal Revenue Code of 1986, as amended (collectively, a “Plan”) and that is an “accredited investor” within the meaning of Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, or by a person investing on behalf of or with plan assets of such a plan or arrangement.  A fiduciary of any employee benefit plan or other retirement arrangement subject to ERISA, or the Code, should carefully review with its legal advisors whether the purchase or holding of offered certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or the Code.  The Exemption has been amended by Prohibited Transaction Exemption 97-34, 62 Fed. Reg. 39021 (July 21, 1997) and Prohibited Transaction Exemption 2000-58, 65 Fed. Reg. 67765 (Nov. 13, 2000).  See “ERISA Considerations” in the accompanying Prospectus for a description of the requirements for relief under the Exemption.

The rating of an offered certificate may change.  If a class of offered certificates no longer has a rating of at least BBB- or Baa3 (the lowest permitted rating), certificates of that class will no longer be eligible for relief under the Exemption, and consequently may not be purchased by or sold to a Plan (although a Plan that had purchased a certificate of that class when the class had a permitted rating would not be required by the Exemption to dispose of it).

3RATINGS

It is a condition of the issuance of the offered certificates that they receive ratings as set forth on page S-2.

The ratings do not represent any assessment of the likelihood or rate of principal prepayments [or the likelihood that any Cap Carryover Amount will be paid].

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.  The security rating assigned to the offered certificates should be evaluated independently of similar security ratings assigned to other kinds of securities.

The ratings assigned by S&P and Moody’s to mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which certificateholders are entitled.  S&P’s and Moody’s ratings address the structural and legal aspects associated with the certificates, including the nature of the underlying mortgage loans.  S&P’s and Moody’s ratings on mortgage pass-through certificates do not represent any assessment of the likelihood or rate of principal prepayments.

The initial ratings assigned to the offered certificates do not address the possibility that holders of the offered certificates might suffer a lower than anticipated yield in the event of principal payments on the offered certificates resulting from rapid prepayments of the mortgage loans or the application of the Extra Principal Distribution Amount as described herein, or in the event that the trust fund is terminated before the expected final distribution dates of the offered certificates.  The ratings on the offered certificates do not address the ability of the trust to acquire subsequent mortgage loans, any potential redemption with respect thereto or the effect on yield resulting therefrom.

4LEGAL INVESTMENT CONSIDERATIONS

[Upon the termination of the pre-funding period,] the Class [___] and Class [___] Certificates [will/will not ]constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 [for so long as they are rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations.]  [As such, they will be legal investments for particular entities to the extent provided in SMMEA, subject to state laws overriding SMMEA.]  In addition, institutions whose investment activities are subject to review by federal or state regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by such regulatory authorities, on the investment by such institutions in certain forms of mortgage related securities.  [Furthermore, some states have enacted legislation overriding the legal investment provisions of SMMEA.]

5USE OF PROCEEDS

The depositor will sell the initial mortgage loans to the trust concurrently with the delivery of the offered certificates.  Net proceeds from the sale of the offered certificates less the original pre-funded amount will represent, together with the private certificates, certain of which may be retained by the depositor or its affiliates, the purchase price to be paid by the trust to the depositor for the initial mortgage loans.

6LEGAL MATTERS

Legal matters relating to the validity of the issuance of the certificates will be passed upon for the depositor and the seller by McKee Nelson LLP.  Legal matters relating to the validity of the offered certificates will be passed upon for the underwriters by [______________]

7UNDERWRITING

Under the terms and subject to the conditions contained in the underwriting agreement dated [         ] [   ], 200[  ], the depositor has agreed to cause the trust to sell to the underwriters named below the following principal amounts or notional amounts of offered certificates.

Class	Underwriter	Underwriter	Underwriter	Underwriter
[	$	$	$	$]

[The depositor intends initially to retain the Class [__] and Class [____] Certificates and a portion of the Class [_____] Certificates but may offer such certificates for sale from time to time in the future.]

The underwriting agreement provides that the underwriters are obligated to purchase all of the offered certificates if any are purchased.  The underwriting agreement also provides that if an underwriter defaults the purchase commitments of non-defaulting underwriters may be increased or the offering of the offered certificates may be terminated.

The underwriters will offer the offered certificates for sale from time to time in one or more transactions (which may include block transactions), in negotiated transactions or otherwise, or a combination of those methods of sale, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.  The underwriters may do so by selling the offered certificates to or through broker/dealers, who may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters and/or the purchasers of the offered certificates for whom they may act as agents.  In connection with the sale of the offered certificates, the underwriters may be deemed to have received compensation from the trust in the form of underwriting discounts, and the underwriters may also receive commissions from the purchasers of the offered certificates for whom they may act as agent.  The underwriters and any broker/dealers that participate with the underwriters in the distribution of the offered certificates may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of the offered certificates by them may be deemed to be underwriting discounts or commissions under the Securities Act of 1933.

The depositor expects to receive net proceeds (including accrued interest) of approximately $[___________] before deducting expenses payable by it of approximately $[_______].

The depositor and the seller have agreed to indemnify the underwriters against certain liabilities including liabilities under the Securities Act of 1933, or contribute to payments that the underwriters may be required to make in that respect.

There is currently no secondary market for the offered certificates.  Each underwriter intends to make a secondary market in the offered certificates offered by that underwriter but has no obligation to do so.  There can be no assurance that a secondary market for the offered certificates will develop or, if it does develop, that it will continue.

Some of the mortgage loans may have been the subject of financing provided by affiliates of the underwriters.

8

9GLOSSARY

An “accrual period” means, with respect to any distribution date, for the Class [____], Class [____], Class [____], Class [__], Class [____], Class [____], and Class [____] Certificates, the period from the preceding distribution date (or from the closing date in the case of the first distribution date) to and including the day prior to the current distribution date.  An “accrual period” means, with respect to any distribution date, for the Class [____], Class [____], Class [____], Class [____], Class [____], Class [____] and Class [____] Certificates, the calendar month immediately preceding the month of such distribution date.

The “agreement” referred to in this prospectus supplement means the pooling and servicing agreement, dated as of the cut off date, among the depositor, the servicer and the master servicer.

[“Allocable Portion” for each group, distribution date and each of the Class [____] and Class [____] Certificates is equal to a fraction, expressed as a percentage, the numerator of which is (i) the Interest Funds for such date and such group; and the denominator of which is (ii) the Interest Funds for such date and all groups related to such class of certificates.]

“Applied Realized Loss Amount” with respect to any class of subordinate certificates and as to any distribution date, the sum of Realized Losses with respect to mortgage loans which have been applied in reduction of the certificate principal balance of the class (less any Excess Interest previously distributed in repayment thereof).

“Assumed Principal Balance” as of any distribution date is the aggregate scheduled principal balance of the mortgage loans [plus applicable amounts on deposit in the pre-funding account,] in each case as of the related determination date [(or, in the case of any calculation made as of the cut off date, amounts on deposit in the pre-funding account on the closing date).]

[“Basis Risk Payment” means, for any distribution date, an amount to be deposited into the Basis Risk Reserve Fund equal to the sum of (i) the Cap Carryover Amounts for such distribution date and (ii) any Required Reserve Fund Deposit for such distribution date, provided however, the amount of the Basis Risk Payment for any distribution date cannot exceed the amount of Excess Interest for such date.]

“Basis Risk Reserve Fund” means a fund created under the agreement and held as part of the trust, but not as part of any REMIC created under the agreement, to provide a source for payments of Cap Carryover Amounts.  The Basis Risk Reserve Fund will initially be funded with a deposit of $[_____].

[“Cap Carryover Amount” means with respect to any distribution date and any class of offered certificates, other than the Class [____], Class [____] and Class [____] Certificates, the sum of (i) the excess of the interest calculated at the pass-through rate applicable to such class for such date determined without regard to the Net WAC Cap over the amount of interest calculated at the Net WAC Cap, and (ii) the unpaid portion of the excess described in clause (i) for prior distribution dates together with accrued interest thereon at the applicable pass-through rate determined without regard to the Net WAC Cap.  The Cap Carryover Amount for any class will be reduced by any amounts repaid to such class in respect of such Cap Carryover Amount.]

The “certificate principal balance” of each class of certificates, as of any distribution date, is the aggregate principal amount of the certificates of that class on the closing date as reduced by:

all amounts distributed on previous distribution dates in reduction of the certificate principal balance thereof, and in the case of a subordinate certificate, reductions in the certificate principal balance thereof as a result of the application of Realized Losses.

Any amounts distributed to a class of subordinate certificates in respect of any Unpaid Realized Loss Amount will not further reduce the certificate principal balance of that class.

“Class [____] Principal Distribution Amount” for each group on any distribution date is the Principal Percentage for such group of the Senior Principal Distribution Amount on such date.

[“Class ___ Distribution Amount” for any distribution date, is the product of:

a fraction, the numerator of which is the certificate principal balance of the Class [____] Certificates and the denominator of which is the certificate principal balances of the Class [____], Class[____], Class [____], Class [____], Class [____] and Class [____] Certificates, in each case immediately prior to the distribution date, the Class [____] Principal Distribution Amount with respect to group [____] or such distribution date and the applicable percentage for such distribution date set forth in the following table:

Distribution Date	Percentage
____ 200[ ] - ____ 200[ ]	0%
____ 200[ ] - ____ 200[ ]	45%
____ 200[ ] - ____ 200[ ]	80%
____ 200[ ] - ____ 200[ ]	100%
____ 200[ ] and thereafter	300%]

 “Class [__] Principal Distribution Amount” with respect to any distribution date on or after the Stepdown Date and as long as a Trigger Event is not in effect, is the excess of the sum of

the Class [__] certificate principal balance (after giving effect to distributions on that date),

the Class [__] certificate principal balance (after giving effect to distributions on that date),

the Class [__] certificate principal balance (after giving effect to distributions on that date),  and the Class [__] certificate principal balance immediately prior to the distribution date over the lesser of

[______]% of the Assumed Principal Balance on the preceding determination date and the Assumed Principal Balance on the preceding determination date less [____]% of the Assumed Principal Balance as of the cut off date (but in no event less than zero).

“Class [___] Principal Distribution Amount” with respect to any distribution date on or after the Stepdown Date and as long as a Trigger Event is not in effect, is the excess of the sum of

the Class [___] certificate principal balance (after giving effect to distributions on that date) and the Class [___] certificate principal balance immediately prior to the distribution date over the lesser of

[_____]% of the Assumed Principal Balance on the preceding determination date and the Assumed Principal Balance on the preceding determination date less [___]% of the Assumed Principal Balance as of the cut off date (but in no event less than zero).

“Class [___] Principal Distribution Amount” with respect to any distribution date on or after the Stepdown Date and as long as a Trigger Event is not in effect, is the excess of the sum of

the Class [___] certificate principal balance (after giving effect to distributions on that date),

the Class [___] certificate principal balance (after giving effect to distributions on that date), and the Class [___] certificate principal balance immediately prior to the distribution date over the lesser of

[_____]% of the Assumed Principal Balance on the preceding determination date and the Assumed Principal Balance on the preceding determination date less [___]% of the Assumed Principal Balance as of the cut off date (but in no event less than zero).

“Clean-Up Call Date” is any distribution date when the Assumed Principal Balance is less than [___]% of the Assumed Principal Balance on the cut off date.

The “collection account” is an account maintained by the servicer into which collections on the mortgage loans are deposited.

“Compensating Interest” means an amount, as of any distribution date, payable by the servicer, equal to the lesser of prepayment interest shortfalls for such date in respect of any prepayments in full, and the servicing fee for such date.

“CPR” is a constant prepayment standard or model commonly used to measure prepayments on mortgage loans.  The model represents an assumed constant rate of prepayment each month relative to the then outstanding principal balance of the mortgage loans for the life of such mortgage loans.  CPR does not purport to be either a historical description of the prepayment experience of the mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the mortgage loans to be included in the trust.

“Current Interest,” with respect to each class of the certificates and each distribution date, is the interest accrued on the certificate principal balance of the class (or, in the case of the Class [___], Class [___] or Class [___] Certificates, the related Notional Principal Balance) immediately prior to the distribution date during the applicable accrual period at the applicable pass-through rate as reduced, on a pro rata basis, by any related Net Prepayment Interest Shortfalls and Relief Act Shortfalls for such date.

The “cut off date” is [_____] 1, 200[  ] in respect of the mortgage loans to be sold to the trust on the closing date.

The “depositor” under the agreement is Aegis Asset Backed Securities Corporation, a Delaware corporation.

The “determination date” for each distribution date is the seventeenth day of the month, or if such day is not a business day, the immediately preceding business day.

The “distribution account” is an account maintained by the trustee from which distributions are made on the certificates.

A “due period” is the period from and including the second day of a month to and including the first day of the following month.

“Excess Interest” for any distribution date means, interest funds remaining after the payment of all related interest distributions as described under “Distributions –– Distributions of Interest” in this prospectus supplement, [plus Net Pledged Prepayment Penalties].

“Extra Principal Distribution Amount” with respect to any distribution date is the lesser of (i) Excess Interest, if any, and (ii) the excess of (A) the Required Overcollateralization Amount over (B) the Overcollateralization Amount (assuming for this purpose that all Principal Funds are distributed as principal to the certificates on such date).

The “group [__] senior certificates” are the Class [___], Class [___], Class [___], Class [___], Class [___] and Class [___] Certificates.

The “group [___] senior certificates” are the Class [____] Certificates.

“Interest Carry Forward Amount” with respect to each class of the certificates and each distribution date, is the sum of the excess of

Current Interest for the class with respect to prior distribution dates (excluding any Cap Carryover Amount) over the amount actually distributed to the class with respect to Current Interest on those prior distribution dates and interest on the excess at the applicable pass-through rate.

“Interest Funds” with respect to each master servicer remittance date, to the extent actually deposited in the master servicer custodial account, are equal to the sum, without duplication of all scheduled interest due during the related due period and collected by the servicer as of the related determination date less the related servicing fee and master servicing fee;

all advances relating to interest;

all Compensating Interest;

liquidation proceeds to the extent the liquidation proceeds relate to interest, less all non-recoverable advances relating to interest and certain expenses reimbursed during the related due period; and

any Subsequent Recoveries for such date.

The “master servicer” under the agreement is [_______________], a [______] corporation.

[“Maximum Cap Rate” as to any Distribution Date is a per annum rate that would equal the Net WAC Cap for such date if such Net WAC Cap were determined under the assumption that (i) each adjustable rate Mortgage Loan had an interest rate equal to the maximum rate permitted under the terms of the related mortgage note, and (ii) each fixed rate Mortgage Loan had an interest rate equal to its stated fixed rate.]

The “mortgage loans” referred to in this prospectus are the mortgage loans to be conveyed by the depositor to the trust under the agreement.

[“Net Pledged Prepayment Penalties” for each distribution date means the Pledged Prepayment Penalties remaining after payment of any Cap Carryover Amounts.]

“Net Prepayment Interest Shortfalls” for any distribution date refer to the excess of (a) any prepayment interest shortfalls, over (b) any Compensating Interest payments made by the servicer or master servicer.

[“Net WAC Cap” as to any Distribution Date, is a per annum rate equal to the Weighted Average Net Rate of the Mortgage Loans less:

The pass-through rate for the Class [___] Certificates for such Distribution Date multiplied by a fraction equal to:

the Notional Principal Balance of the Class [___] Certificates prior to such Distribution Date divided by;

the Assumed Principal Balance; and

The pass-through rate for the Class [__] Certificates for such Distribution Date multiplied by a fraction equal to:

the Notional Principal Balance of the Class [__] Certificates prior to such Distribution Date divided by;

the Assumed Principal Balance.]

In the case of the Class [___] Certificates, the group [__] senior certificates and the subordinate certificates, other than the Class [___] Certificates, the Net WAC Cap derived under the above described formula will be adjusted to reflect an actual/360 day count convention.]

A “Nonrecoverable Mortgage Loan” is any defaulted loan as to which the servicer has determined under the agreement that the expenses associated with the liquidation and foreclosure thereof will exceed the proceeds expected to be recovered in any such proceeding.

The “Nonrecoverable Mortgage Loan Purchase Price” means an amount determined under the agreement in respect of any Nonrecoverable Mortgage Loan generally equal to the sum of:

·

the projected net liquidation value thereof (i.e., the fair market value of the related mortgaged property less all expenses expected to be incurred in liquidation of such loan); and

interest accrued on such loan.

[The “Notional Principal Balance” of the Class [___] Certificates, as of any distribution date, is equal to the lesser of the amount set forth below for such date and the Assumed Principal Balance for such distribution date:

Distribution Date	Notional Amount
1 – 6	$
7 – 9	$
10 – 12	$
13 – 15	$
16 – 18	$
19 – 21	$
22 – 24	$
25 – 27	$
28 – 31	$
32 and thereafter	$0]

[The “Notional Principal Balance” of the Class [__] Certificates, as of any distribution date on or prior to the [____] distribution date after the closing date, is equal to the aggregate principal balance of the adjustable rate mortgage loans for such distribution date that have not reached their initial adjustment date.  Following the [____] distribution date, the Notional Principal Balance of the Class [__] Certificates will be zero.]

[The “Notional Principal Balance” of the Class [___] Certificates as of any distribution date is the Assumed Principal Balance as of such date.]

“Overcollateralization Amount” for each distribution date is the excess of the Assumed Principal Balance on that distribution date over the aggregate certificate principal balance of the certificates after giving effect to principal distributions on that distribution date.

[“Pledged Prepayment Penalties” for any distribution date and any group is an amount equal to the sum of (i) the lesser of (x) prepayment penalties collected for the group during the related Prepayment Period and (y) [__]% of the prepayment penalties owed and not waived by the servicer pursuant to the terms of the agreement for that group and the related Prepayment Period and (ii) the aggregate amount, if any, by which (i)(y) exceeded (i)(x) for prior distribution dates for that group.]

A “prepayment interest shortfall” means, as to each distribution date and any mortgage loan as to which a prepayment of principal was received during the period from the eighteenth day of the month preceding the month of such distribution date through the last day of such month, the amount, if any, by which one month’s interest at the related mortgage rate (less the servicing fee) on such prepayment exceeds the amount of interest actually paid by the mortgagor in connection with such prepayment.

“Prepayment Penalty Period” has the meaning set forth in this prospectus supplement under the heading “The Mortgage Loan Pool — Characteristics of the Mortgage Loans.”

“Prepayment Period” with respect to each distribution date is the period beginning on the 18th day of the month (or, if the immediately preceding Prepayment Period ended on a later day, that later day) immediately preceding the month in which such distribution date occurs (or, in the case of the first distribution date, the cut off date) and ending on the Determination Date of the month in which such distribution date occurs.

“Principal Distribution Amount” with respect to each group and distribution date, is the excess of the sum of

the Principal Funds for that distribution date and group and the related Principal Percentage of any Extra Principal Distribution Amount for that distribution date over the related Principal Percentage of the Released Principal Amount for that distribution date.

“Principal Funds” with respect to each master servicer remittance date, to the extent actually deposited in the master servicer custodial account, are equal to the sum, without duplication of:

the scheduled principal collected by the servicer during the related due period or advanced on or before the master servicer remittance date;

prepayments of principal collected by the servicer in the applicable prepayment period;

the scheduled principal balance of each mortgage loan that was repurchased by the depositor;

any substitution shortfall, which is the amount, if any, by which the aggregate unpaid principal balance of any substitute mortgage loans is less than the aggregate unpaid principal balance of any deleted mortgage loans, delivered by the depositor in connection with a substitution of mortgage loans; and

all liquidation proceeds collected by the servicer during the related due period, to the extent the liquidation proceeds related to principal, less all non-recoverable advances relating to principal reimbursed during the related due period.

“Principal Percentage” for any distribution date and group is the percentage equivalent of a fraction, the numerator of which is the Principal Funds for such group and the denominator of which is the Principal Funds for all groups.

“Realized Loss” means as to any distribution date and any

liquidated mortgage loan (other than a Nonrecoverable Mortgage Loan), the amount by which the unpaid principal balance thereof exceeds the net liquidation proceeds received thereon; and

Nonrecoverable Mortgage Loan, the amount by which the unpaid principal balance thereof exceeds the projected net liquidation proceeds thereof (i.e., the amount expected to be recovered in liquidation of such loan, less estimated expenses) as determined at the time that the amount of Realized Loss for the related Nonrecoverable Mortgage Loan was calculated.

“Released Principal Amount” as to any distribution date will equal the amount by which the Overcollateralization Amount (assuming for this purpose that all Principal Funds for that date are distributed as principal to the certificates) on that distribution date exceeds the Required Overcollateralization Amount for that distribution date.

[The “Required Overcollateralization Amount” for each distribution date is prior to the Stepdown Date, [___]% of the Assumed Principal Balance as of the cut off date and on and after the Stepdown Date, if a Trigger Event is not in effect, the greater of the lesser of

·

[___]% of the Assumed Principal Balance as of the cut off date and

·

[___]% of the Assumed Principal Balance on the preceding determination date and

[___]% of the Assumed Principal Balance as of the cut off date and if a Trigger Event is in effect, the Overcollateralization Amount as of the preceding distribution date.]

[“Required Reserve Fund Deposit” means, for any distribution date on which the difference between (a) the excess of the Net WAC Cap over the rate payable on the Class [___] Certificates for such date, and (b) the weighted average of the rates on the offered certificates, other than the Class [___], Class [___] and Class [___] Certificates, is less than [___]%, an amount that would cause the balance held in the Basis Risk Reserve Fund to equal [___]% of the Assumed Principal Balance for such date, and, for any other distribution date, the amount that would cause the balance held in the Basis Risk Reserve Fund to equal $[___].]

The “seller” of the mortgage loans to the trust is Aegis Mortgage Corporation, an Oklahoma corporation.

“Senior Credit Enhancement Percentage” as of any distribution date is equal to a fraction, expressed as a percentage, the numerator of which is the sum of the aggregate certificate principal balance of the subordinate certificates for such distribution date and the Overcollateralization Amount for such distribution date, and the denominator of which is the Assumed Principal Balance of the mortgage loans as of such distribution date.

“Senior Principal Distribution Amount” is

with respect to any distribution date prior to the Stepdown Date or as to which a Trigger Event exists, 100% of the aggregate Principal Distribution Amount for the distribution date and with respect to any distribution date on or after the Stepdown Date and as to which a Trigger Event is not in effect, the excess of the Class [____] certificate principal balance immediately prior to the distribution date over the lesser of

·

[_____]% of the Assumed Principal Balance on the preceding determination date and

·

the Assumed Principal Balance on the preceding determination date less [___]% of the Assumed Principal Balance as of the cut off date (but in no event less than zero).

The “servicer” of the mortgage loans is [_____________________], a [_______] corporation.

The “statistical cut off date” is [______] 1, 200[  ].

“Stepdown Date” is the earlier to occur of:

the later to occur of

·

the distribution date in [_____] 200[_] and

·

the first distribution date on which the certificate principal balance of the senior certificates is less than or equal to [_____]% of the Assumed Principal Balance on such date and the distribution date after the certificate principal balance of the Class [__] Certificates has been reduced to zero.

“Subsequent Recoveries” for any Nonrecoverable Mortgage Loan on any distribution means the amount by which net liquidation proceeds recovered on such loan exceed the previously estimated Realized Loss for such loan.

[A “Trigger Event,” with respect to each distribution date after the Stepdown Date, exists if either (i)

the quotient, expressed as a percentage, of

the aggregate scheduled principal balance of all 60 or more day delinquent mortgage loans (including bankruptcy, foreclosure and REO loans) and the Assumed Principal Balance as of the preceding determination date equals or exceeds [___]% of the Senior Credit Enhancement Percentage, or (ii) losses occurring since the closing date as a percentage of the Assumed Principal Balance as of the cut off date, for the related distribution dates, are greater than:

Distribution Date	Cumulative Loss Percentage
[37 to 48%
49 to 60%
61 and thereafter]	%

“Unpaid Realized Loss Amount” with respect to any class of subordinate certificates and as to any distribution date, is the excess of

Applied Realized Loss Amounts with respect to the class over the sum of all distributions in reduction of the Applied Realized Loss Amounts to the class on all previous distribution dates.

“Weighted Average Net Rate” is the weighted average of the mortgage interest rates of the mortgage loans less the sum of the servicing fee rate and master servicing fee rate, as applicable, multiplied, in the case of the first three distribution dates, by a fraction the numerator of which is the aggregate scheduled principal balance of the mortgage loans acquired on the closing date as of the statistical cut off date and the denominator of which is the Assumed Principal Balance as of the statistical cut off date.

10Appendix A:
Pool Information

Group [__] Mortgage Loans

Total Scheduled Principal Balance:	$
Number of Loans:

	Average	Minimum	Maximum

Scheduled Principal Balance:	$	$	$

	Weighted Average	Minimum	Maximum

Mortgage Rate:	%	%	%
Servicing Fee:	%	%	%
Net Mortgage Rate:	%	%	%

Combined Original LTV:	%	%	%
Original LTV:	%	%	%
Credit Score:

Original Term (months):
Remaining Term (months):
Seasoning (months):		0
Remaining Amortization Term (months):

		Earliest	Latest

First Payment Date:
Maturity Date:

35333/2

Current Scheduled Principal Balance

Current Scheduled Principal Balance ($)	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date

 [10,000.00  to  25,000.00

%

   25,000.01  to  50,000.00

   50,000.01  to  75,000.00

 75,000.01  to  100,000.00

100,000.01  to  125,000.00

125,000.01  to  150,000.00

150,000.01  to  175,000.00

175,000.01  to  200,000.00

200,000.01  to  225,000.00

225,000.01  to  250,000.00

250,000.01  to  275,000.00

275,000.01  to  300,000.00]

Total

$

100.00%

35333/2

Current Mortgage Interest Rates

Current Mortgage Interest Rates (%)	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date

[6.250 to 6.250		$	%
6.251 to 6.500
6.501 to 6.750
6.751 to 7.000
7.001 to 7.250
7.251 to 7.500
7.501 to 7.750
7.751 to 8.000
8.001 to 8.250
8.251 to 8.500
8.501 to 8.750
8.751 to 9.000
9.001 to 9.250
9.251 to 9.500
9.501 to 9.750
9.751 to 10.000
10.001 to 10.250
10.251 to 10.500
10.501 to 10.750
10.751 to 11.000
11.001 to 11.250
11.251 to 11.500
11.501 to 11.750
11.751 to 12.000
12.001 to 12.250
12.251 to 12.500
12.501 to 12.750
12.751 to 13.000
13.001 to 13.250
13.251 to 13.500
13.501 to 13.750
13.751 to 14.000
14.001 to 14.250
14.251 to 14.500
14.501 to 14.750
14.751 to 15.000
15.001 to 15.250
16.001 to 16.250
16.501 to 16.625]
Total			$100.00%

Original Combined Loan-to-Value Ratio(1)

Original Combined Loan-to-Value Ratio (%)	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date

[12.07 to 15.00		$	%
15.01 to 20.00
20.01 to 25.00
25.01 to 30.00
30.01 to 35.00
35.01 to 40.00
40.01 to 45.00
45.01 to 50.00
50.01 to 55.00
55.01 to 60.00
60.01 to 65.00
65.01 to 70.00
70.01 to 75.00
75.01 to 80.00
80.01 to 85.00
85.01 to 90.00
90.01 to 95.00
95.01 to 100.00]
Total			100.00%

(1)

The combined loan-to-value ratio of a mortgage loan (including a second mortgage loan) is equal to the ratio (expressed as a percentage) of the original scheduled principal balance of the mortgage loan plus any senior lien balances and the fair market value of the mortgaged premises at the time of origination.  The fair market value is the lower of (i) the purchase price and (ii) the appraised value in the case of purchases and is the appraised value in all other cases.

Remaining Scheduled Term to Maturity

Remaining Term (Months)	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date

[58 to 60		$	%
109 to 120
133 to 144
157 to 168
169 to 180
229 to 240
289 to 300
337 to 348
349 to 360]
Total			100.00%

Remaining Amortization Term

Remaining Amortization Term (Months)	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date

[60 to 60		$	%
109 to 120
133 to 144
169 to 180
229 to 240
289 to 300
337 to 348
349 to 360]
Total			100.00%

Occupancy Type of Mortgaged Premises

Occupancy Type	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date

Primary Home		$
Investment
Second Home
Total			100.00%

Origination Program

Origination Program	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date

Full Documentation		$	%
Stated Documentation
Limited Documentation
No Ratio Documentation
Total			100.00%

Mortgage Loan Purpose

Mortgage Loan Purpose	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date

Cash Out Refinance		$	%
Purchase
Refinance
Total			100.00%

Property Type

Property	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date

Single Family Detached		$	%
Planned Unit Development
Two to Four Family
Condominium Low-Rise
Manufactured Housing
Single Family Attached
Townhouse
Condominium High-Rise
Deminimus PUD
Total			100.00%

Loan Type

Mortgage Loan Type	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date

[Balloon 15/30		$	%
Fixed Rate 5 Year
Fixed Rate 10 Year
Fixed Rate 12 Year
Fixed Rate 15 Year
Fixed Rate 20 Year
Fixed Rate 25 Year
Fixed Rate 30 Year]
Total			100.00%

Geographic Distribution of Mortgaged Premises

State	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date

[Alaska		$	%
Arizona
Arkansas
California
Colorado
Connecticut
Delaware
Florida
Georgia
Hawaii
Idaho
Illinois
Indiana
Iowa
Kansas
Kentucky
Louisiana
Maine
Maryland
Massachusetts
Michigan
Minnesota
Mississippi
Missouri
Montana
Nebraska
Nevada
New Hampshire
New Jersey
New Mexico
New York
North Carolina
North Dakota
Ohio
Oklahoma
Oregon
Pennsylvania
Rhode Island
South Carolina
South Dakota
Tennessee
Texas
Utah
Vermont
Virginia
Washington
West Virginia
Wisconsin
Wyoming]
Total			100.00%

       No more than approximately 0.38% of the related mortgaged properties are located in any one postal zip code.

Credit Score

Credit Score	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date

Not Available		$	%
449 to 450
451 to 500
501 to 550
551 to 600
601 to 650
651 to 700
701 to 750
751 to 800
801 to 809]
Total			100.00%

Credit Grade

Credit Grade	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date

[A+		$	%
A
A-
B
C
D]
Total			100.00%

Delinquency

Delinquency	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date

Current			%
30 Days
Total			100.00%

Amortization Type

Amortization Type	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date

Fully Amortizing		$	%
Balloon
Total			100.00%

Lien Position

Lien Position	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date

First Lien		$	%
Second Lien
Total			100.00%

Prepayment Penalty

Prepayment Penalty Type	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date

[1 Year-5% of Prepay amount		$	%
1 Year-6 months advance
1 Year-2% of Prepay amount
1.5 Year-6 months advance
2 Year-6 months advance
2.5 Year-1% of Prepay amount
3 Year-1% of Prepay amount
3 Year-2 months advance
3 Year-2% of Prepay amount
3 Year-3 months advance
3 Year 6 months advance
3.5 Year-2% of Prepay amount
4 Year-6 months advance
5 Year-1% of Prepay amount
5 Year-2% of Prepay amount
5 Year-5/4/3/2/1
5 Year-6 months advance
Miscellaneous Prepayment Penalties
No Prepayment Penalties]
Total			100.00%

35333/2

Group [__] Mortgage Loans

Total Scheduled Principal Balance:	$
Number of Loans:

	Average	Minimum	Maximum

Scheduled Principal Balance:	$	$	$

	Weighted Average	Minimum	Maximum

Mortgage Rate:	%	%	%
Servicing Fee:	%	%	%
Net Mortgage Rate:	%	%	%

Gross Margin:	%	%	%
First Period Rate Cap:	%	%	%
Period Rate Cap:	%	%	%
Life Floor:	%	%	%
Life Cap:	%	%	%

Months to Roll (months):

Original LTV:	%	%	%
Credit Score:

Original Term (months):
Remaining Term (months):
Seasoning (months):
Remaining Amortization Term (months):

		Earliest	Latest

First Payment Date:
Maturity Date:

Current Scheduled Principal Balance

Current Scheduled Principal Balance ($)	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date

[20,000.00 to 25,000.00		$	%
25,000.01 to 50,000.00
50,000.01 to 75,000.00
75,000.01 to 100,000.00
100,000.01 to 125,000.00
125,000.01 to 150,000.00
150,000.01 to 175,000.00
175,000.01 to 200,000.00
200,000.01 to 225,000.00
225,000.01 to 250,000.00
250,000.01 to 275,000.00
275,000.01 to 300,000.00
300,000.01 to 325,000.00
350,000.01 to 375,000.00]
Total			100.00%

Current Mortgage Interest Rates

Current Mortgage Interest Rates (%)	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date

[6.625 to 6.750		$	%
6.751 to 7.000
7.001 to 7.250
7.251 to 7.500
7.501 to 7.750
7.751 to 8.000
8.001 to 8.250
8.251 to 8.500
8.501 to 8.750
8.751 to 9.000
9.001 to 9.250
9.251 to 9.500
9.501 to 9.750
9.751 to 10.000
10.001 to 10.250
10.251 to 10.500
10.501 to 10.750
10.751 to 11.000
11.001 to 11.250
11.251 to 11.500
11.501 to 11.750
11.751 to 12.000
12.001 to 12.250
12.251 to 12.500
12.501 to 12.750
12.751 to 13.000
13.001 to 13.250
13.251 to 13.380]
Total			100.00%

Original Loan-to-Value Ratio

Original Loan-to-Value Ratio (%)	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date

[10.64 to 15.00		$	%
15.01 to 20.00
20.01 to 25.00
25.01 to 30.00
30.01 to 35.00
35.01 to 40.00
40.01 to 45.00
45.01 to 50.00
50.01 to 55.00
55.01 to 60.00
60.01 to 65.00
65.01 to 70.00
70.01 to 75.00
75.01 to 80.00
80.01 to 85.00
85.01 to 90.00
90.01 to 95.00]
Total			100.00%

Remaining Scheduled Term to Maturity

35333/2

Remaining Term (Months)	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date

[293 to 300		$	%
337 to 348
349 to 360]
Total			100.00%

Remaining Amortization Term

35333/2

Remaining Amortization Term (Months)	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date

[344 to 348		$	%
349 to 360]
Total			100.00%

Gross Margin

Gross Margin (%)	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date

[3.125 to 3.250		$	%
3.251 to 3.500
3.501 to 3.750
3.751 to 4.000
4.001 to 4.250
4.251 to 4.500
4.501 to 4.750
4.751 to 5.000
5.001 to 5.250
5.251 to 5.500
5.501 to 5.750
5.751 to 6.000
6.001 to 6.250
6.251 to 6.500
6.501 to 6.750
6.751 to 7.000
7.001 to 7.250
7.251 to 7.500
7.501 to 7.750
7.751 to 8.000
8.001 to 8.250
8.251 to 8.500
8.501 to 8.750
8.751 to 9.000
9.001 to 9.250
9.251 to 9.500
9.751 to 10.000
10.001 to 10.250
10.251 to 10.500
10.501 to 10.750
11.001 to 11.200]
Total			100.00%

Maximum Lifetime Mortgage Interest Rates

Maximum Lifetime Mortgage Interest Rates (%)	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date

[12.625 to 12.750		$	%
12.751 to 13.000
13.001 to 13.250
13.251 to 13.500
13.501 to 13.750
13.751 to 14.000
14.001 to 14.250
14.251 to 14.500
14.501 to 14.750
14.751 to 15.000
15.001 to 15.250
15.251 to 15.500
15.501 to 15.750
15.751 to 16.000
16.001 to 16.250
16.251 to 16.500
16.501 to 16.750
16.751 to 17.000
17.001 to 17.250
17.251 to 17.500
17.501 to 17.750
17.751 to 18.000
18.001 to 18.250
18.251 to 18.500
18.501 to 18.750
18.751 to 19.000
19.001 to 19.250
19.251 to 19.500
19.501 to 19.750
19.751 to 20.000
20.001 to 20.250
20.251 to 20.380]
Total			100.00%

Minimum Lifetime Mortgage Interest Rates

Minimum Lifetime Mortgage Interest Rates (%)	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date

[4.125 to 4.250		$	%
4.251 to 4.500
4.501 to 4.750
4.751 to 5.000
5.001 to 5.250
5.251 to 5.500
5.501 to 5.750
5.751 to 6.000
6.001 to 6.250
6.251 to 6.500
6.501 to 6.750
6.751 to 7.000
7.001 to 7.250
7.251 to 7.500
7.501 to 7.750
7.751 to 8.000
8.001 to 8.250
8.251 to 8.500
8.501 to 8.750
8.751 to 9.000
9.001 to 9.250
9.251 to 9.500
9.501 to 9.750
9.751 to 10.000
10.001 to 10.250
10.251 to 10.500
10.501 to 10.750
10.751 to 11.000
11.001 to 11.250
11.251 to 11.500
11.501 to 11.750
11.751 to 12.000
12.001 to 12.250
12.251 to 12.500
12.501 to 12.750
12.751 to 13.000
13.001 to 13.250
13.251 to 13.380]
Total			100.00%

Next Interest Rate Adjustment Date

Next Interest Rate Adjustment Date	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date

[August 200[ ]		$	%
January 200[ ]
March 200[ ]
April 200[ ]
May 200[ ]
June 200[ ]
August 200[ ]
September 200[ ]
October 200[ ]
November 200[ ]
December 200[ ]
January 200[ ]
February 200[ ]
March 200[ ]
May 200[ ]
August 200[ ]
September 200[ ]
October 200[ ]
November 200[ ]
December 200[ ]
January 200[ ]
February 200[ ]
March 200[ ]
January 200[ ]
February 200[ ]
March 200[ ]]
Total			100.00%

Occupancy Type of Mortgaged Premises

Occupancy Type	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date

Primary Home		$	%
Investment
Second Home
Total			100.00%

Origination Program

Origination Program	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date

Full Documentation		$	%
Stated Documentation
Limited Documentation
No Ratio Documentation
Total			100.00%

Mortgage Loan Purpose

Mortgage Loan Purpose	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date

Cash Out Refinance		$	%
Purchase
Refinance
Total			100.00%

Property Type

Property Type	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date

Single Family Detached		$	%
Planned Unit Development
Two to Four Family
Condominium Low-Rise
Manufactured Housing
Single Family Attached
Townhouse
Condominium High Rise
Deminimus PUD
Total			100.00%

Loan Types
Loan Types	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date

[2/28 LIBOR ARM		$	%
3/27 LIBOR ARM
5/25 LIBOR ARM
One-Year Treasury ARM]
Total			100.00%

Credit Score

Credit Score	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date

[ Not Available		$	%
436 to 450
451 to 500
501 to 550
551 to 600
601 to 650
651 to 700
701 to 750
751 to 791]
Total			100.00%

Credit Grade

Credit Grade	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date

[A+		$	%
A
A-
B
C
D]
Total			100.00%

Delinquency

Delinquency	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date

Current		$	%
30 Days
Total			100.00%

Geographic Distribution of Mortgaged Premises

State	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date
[Alaska		$	%
Arizona
Arkansas
California
Colorado
Connecticut
Delaware
Florida
Georgia
Hawaii
Idaho
Illinois
Indiana
Iowa
Kansas
Kentucky
Louisiana
Maine
Maryland
Massachusetts
Michigan
Minnesota
Mississippi
Missouri
Montana
Nebraska
Nevada
New Hampshire
New Jersey
New Mexico
New York
North Carolina
North Dakota
Ohio
Oklahoma
Oregon

(table continued)

State	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date
Pennsylvania
Rhode Island
South Carolina
South Dakota
Tennessee
Texas
Utah
Vermont
Virginia
Washington
West Virginia
Wisconsin
Wyoming]
Total			100.00%

No more than approximately 0.40% of the related mortgaged properties are located in any one postal zip code.

Lien Position

Lien Position	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date

First Lien			%
Total			100.00%

Prepayment Penalty

Prepayment Penalty Type	Number of Mortgage Loans	Total Scheduled Principal Balance as of the Cut-off Date	Percentage of Mortgage Loans by Total Scheduled Principal Balance as of the Cut-off Date

[1 Year-6 months advance		$	%
2 Year-6 months advance
2.5 Year-1% of Prepay amount
3 Year-1% of Prepay amount
3 Year-2 months advance
3 Year-2% of Prepay amount
3 Year-3 months advance
3 Year-3/2/1
3 Year-6 months advance
3.5 Year-2% of Prepay amount
5 Year – Waived each adjustment
5 Year-2% of Prepay amount
5 Year-6 months advance
Miscellaneous Prepayment Penalties
No prepayment penalties]
Total			100.00%

35333/2

 [LOGO]

35333/2

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

The estimated expenses expected to be incurred by the Registrant in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are as follows:

SEC Registration Fee	$ 760,050.00
Trustee's Fees and Expenses (including counsel fees)*	$ 441,500.00
Printing and Engraving Costs*	$ 141,500.00
Rating Agency Fees* Legal Fees and Expenses*	$ 3,620,500.00 $ 855,000.00
Blue Sky Fees and Expenses*	$ 0.00
Accounting Fees and Expenses*	$ 201,500.00
Miscellaneous*	$ 75,000.00
Total*	$ 6,095,050.00
__________ * Estimated in accordance with Item 511 of Regulation S-K.

Item 15. Indemnification of Directors and Officers.

The registrant's certificate of incorporation provides that directors and officers of the registrant will be indemnified as permitted by Delaware law.  Section 145 of the Delaware Corporation Law provides, in substance, that Delaware corporations have the power, under specified circumstances, to indemnify their directors, officers, employees or agents in connection with actions, suits or proceedings involving any of them by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any such action, suit or proceeding.

The form of Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement provides, under certain circumstances, for indemnification of the Registrant and other persons.

Item 16. Exhibits.

1.1(1)

Form of Underwriting Agreement for Certificates

1.2(1)

Form of Underwriting Agreement for Notes

  3.1(2)

Certificate of Incorporation of Aegis Asset Backed Securities Corporation as currently in effect

  3.2(1)

Bylaws of Aegis Asset Backed Securities Corporation as currently in effect

  4.1(1)

Form of Pooling and Servicing Agreement

  4.2

Form of Transfer and Servicing Agreement

  4.3(1)

Form of Deposit Trust Agreement

  4.4(1)

Form of Indenture

  4.5(1)

Form of Sale and Collection Agreement

  5.1(4)

Opinion of McKee Nelson LLP as to legality (including consent of such firm)

  8.1(4)

Opinion of McKee Nelson LLP as to certain tax matters (including consent of such firm included in Exhibit 5.1)

10.1(3)

Form of Sale Agreement

10.2(1)

Form of Administration Agreement

23.1(4)

Consent of McKee Nelson LLP (included in Exhibits 5.1 and 8.1)

24.1(4)

Powers of Attorney (included on page II-5)

(1)

Incorporated herein by reference to the Registrant's Registration Statement on Form S-3 (Reg. No. 333-90230), filed with the Commission on June 11, 2002.

(2)

Incorporated herein by reference to the Registrant's Registration Statement on Form S-3A (Reg. No. 333-110187), filed with the Commission on December 10, 2003.

(3)

Incorporated herein by reference to the Registrant's Registration Statement on Form S-3 (Reg. No. 333-118695), filed with the Commission on August 31, 2004.

(4)

Previously Filed.

Item 17. Undertakings

A.  Undertaking in respect of Rule 415 offering.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change of such information in the Registration Statement;

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in the post-effective amendment is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the Registration Statement.

(2)  That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.  Undertaking in respect of filings incorporating subsequent Exchange Act documents by reference.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.  Undertaking in respect of indemnification.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

D.  Undertakings for registration statement permitted by Rule 430A.

The undersigned Registrant hereby undertakes that:

(1)  For purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933, as amended, shall be deemed to be part of this Registration Statement as of the time it was declared effective; and

(2)  For the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

35333/2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, state of Texas on the 31st day of May, 2005.

AEGIS ASSET BACKED SECURITIES CORPORATION

By:  /s/ Pat Walden

Pat Walden

President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to this Registration Statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
D. Richard Thompson* D. Richard Thompson	Chairman and Director	May 31, 2005
/s/ Pat Walden Pat Walden	President and Director	May 31, 2005
Orlando Figueroa* Orlando Figueroa	Director	May 31, 2005

* By:

  /s/ Pat Walden

Pat Walden

Attorney-in-Fact

150999